UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

COMPOSECURE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
November 24, 2025
COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
Dear CompoSecure Stockholder:
On November 2, 2025, CompoSecure, Inc., a Delaware corporation (“CompoSecure,” “we,” “us” or “our”), and certain of our subsidiaries entered into a Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”), with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management (collectively, the “Sellers”).
Under the terms of the Transaction Agreement, the Company will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of the Company’s Class A Common Stock, $0.0001 par value (“CompoSecure Common Stock”), subject to the adjustments set forth in the Transaction Agreement. Following the closing (the “Closing”) of the transactions contemplated by the Transaction Agreement, including the Private Placement (the “Transactions”), Husky will become an indirect wholly owned subsidiary of CompoSecure. On November 2, 2025, concurrently with the execution of the Transaction Agreement, CompoSecure also entered into purchase agreements (together, the “Purchase Agreements”) with certain institutional and other investors named therein (collectively, the “Investors”), pursuant to which CompoSecure agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock (the “PIPE Shares”), at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.
In connection with the Transactions, you are cordially invited to a special meeting of stockholders of CompoSecure (the “special meeting”), which will be held via live webcast through the link: www.virtualshareholdermeeting.com/CMPO2025SM.
CompoSecure Common Stock is listed on the NYSE under the ticker symbol “CMPO.” As a result, CompoSecure is subject to Rule 312.03 of the NYSE Listed Company Manual, pursuant to which shareholder approval is required prior to certain issuances of securities, including an issuance of securities representing 20% or more of the voting power or number of shares of CompoSecure Common Stock before such issuance. Based on the estimated number of shares of CompoSecure Common Stock outstanding immediately prior to the execution of the Transaction Agreement and the Purchase Agreements, the number of shares of CompoSecure Common Stock issuable pursuant to the terms of the Transaction Agreement and the Purchase Agreements would represent more than 20% of the voting power or number of shares of CompoSecure Common Stock before such issuance. Immediately following the Closing, we estimate that the existing CompoSecure stockholders will own approximately 45% of outstanding CompoSecure Common Stock (and Tungsten 2024 LLC and its affiliates, including Resolute Compo Holdings LLC, will own approximately 18% of outstanding CompoSecure Common Stock), the Sellers will own approximately 19% of outstanding CompoSecure Common Stock and the Investors will, in the aggregate, own approximately 36% of outstanding CompoSecure Common Stock.
Accordingly, at the special meeting, CompoSecure stockholders will be asked to consider and vote upon a proposal to approve the issuance of CompoSecure Common Stock pursuant to the terms of the Transaction Agreement and the Purchase Agreements (the “Stock Issuance” and such proposal, the “Stock Issuance Proposal”).

For more information concerning the special meeting, the Transaction Agreement and the transactions contemplated thereby, including the Transactions, the Stock Issuance and the Stock Issuance Proposal, please review the accompanying proxy statement and the copy of the Transaction Agreement attached as Annex A to the proxy statement.
The Board of Directors of CompoSecure (the “Board”), after considering the factors more fully described in the enclosed proxy statement: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.
The Board recommends a vote “FOR” the Stock Issuance Proposal.
Your vote is important. We cannot complete the Transactions unless the Stock Issuance Proposal is approved by the holders of CompoSecure Common Stock. Whether or not you plan to attend the special meeting and regardless of the number of shares of CompoSecure Common Stock you own, your careful consideration and vote on the proposal to be presented at the special meeting is important, and we encourage you to vote promptly. The failure to vote will have no effect on the approval of the Stock Issuance Proposal if approved by the other holders of CompoSecure Common Stock.
After reading the accompanying proxy statement, please make sure to vote your shares of CompoSecure Common Stock promptly (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (2) by telephone or (3) through the internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares of CompoSecure Common Stock through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from your bank, broker, trust or other nominee to vote your shares.
Your support of and interest in CompoSecure is sincerely appreciated. We look forward to the success of the Transactions.
Yours sincerely,

David M. Cote Executive Chairman of the Board	Jonathan C. Wilk President, Chief Executive Officer and Director
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described herein, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated November 24, 2025 and is first being mailed to CompoSecure Stockholders on or about November 24, 2025.

COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 23, 2025
To the Stockholders of CompoSecure, Inc. (“we,” “our,” or the “Company”):
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “special meeting”) of the Company, will be held virtually at 10:00 a.m. Eastern Time on December 23, 2025. We have adopted a virtual format for the special meeting to enable stockholders to participate from any location and at no cost to stockholders and provide a consistent experience to all stockholders regardless of location. You will be able to attend the special meeting and vote during the special meeting via live webcast through the link www.virtualshareholdermeeting.com/CMPO2025SM.
To participate in the virtual special meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card, or voting instruction form. We encourage you to access the special meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting. A phone number where you can obtain technical assistance will be available on the special meeting website on the day of the special meeting.
At the special meeting, you will be asked to consider and vote on a proposal to approve, for the purposes of complying with the applicable rules of the New York Stock Exchange (the “NYSE”), the issuance of CompoSecure’s Class A Common Stock, par value $0.0001 per share (“CompoSecure Common Stock” and such proposal, the “Stock Issuance Proposal”) in connection with the transactions contemplated by, and pursuant to the terms of, (i) the Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”) that we and certain of our subsidiaries entered into on November 2, 2025 with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management and (ii) the Purchase Agreements we entered into with certain institutional and other investors in connection with the financing of such transactions, as contemplated by the Transaction Agreement.
Stockholders of record at the close of business on November 20, 2025 (the “record date”) are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.
The Stock Issuance Proposal requires the affirmative vote of the holders of a majority of votes cast by CompoSecure stockholders at the special meeting, assuming a quorum is present.
For more information concerning the special meeting, the Transaction Agreement and the transactions contemplated thereby, including the Stock Issuance, please review the accompanying proxy statement and the copy of the Transaction Agreement attached as Annex A to the proxy statement.
The Board reviewed and considered the terms and conditions of the Transaction Agreement, and the transactions contemplated thereby. The Board: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.
To assure that your shares of CompoSecure Common Stock are represented at the special meeting, regardless of whether you plan to attend the special meeting, please fill in your vote, sign and mail the enclosed proxy card as soon as possible.
Alternatively, you may vote by telephone or through the internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. Your proxy is being solicited by the board of directors of CompoSecure.
If you have any questions about the Transactions, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please write to c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
If you fail to return your proxy, vote by telephone or through the internet or attend the special meeting virtually, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and assuming a quorum is present, will have no effect on the approval of the Stock Issuance Proposal if approved by the other holders of CompoSecure Common Stock.
By Order of the Board of Directors,
David M. Cote
Executive Chairman of the Board
November 24, 2025
Somerset, New Jersey
Please Vote-Your Vote is Important

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SUMMARY
This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about CompoSecure, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”
The Special Meeting (see page 37)
The special meeting will be held virtually at 10:00 a.m. Eastern Time on December 23, 2025.
At the special meeting, you will be asked to consider and vote upon the proposal to approve the issuance of shares of the Company’s Class A Common Stock, $0.0001 par value (“CompoSecure Common Stock”) in connection with the transactions contemplated by the Share Purchase Agreement (the “Transaction Agreement”), dated as of November 2, 2025, by and among, CompoSecure, certain of its subsidiaries, Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), entities affiliated with Platinum and certain management members of Husky. The transactions contemplated by the Transaction Agreement, including the Private Placement (as defined below), are referred to as the “Transactions”. The issuance of shares of CompoSecure Common Stock in connection with the Transactions is referred to as the “Stock Issuance” and the proposal to approve the Stock Issuance is referred to as the “Stock Issuance Proposal”.
Holders of record and beneficial owners of CompoSecure Common Stock as of the close of business on November 20, 2025, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on the proposal presented in this proxy statement for each share of CompoSecure Common Stock that you held as of the close of business on the record date. The presence at the special meeting, by virtual attendance or by proxy, of the holders of shares of the outstanding CompoSecure Common Stock representing a majority of the voting power of all outstanding shares of CompoSecure Common Stock to vote at the special meeting constitutes a quorum. As of the record date, there were 126,411,164 shares of CompoSecure Common Stock outstanding.
The approval of the Stock Issuance Proposal by stockholders of CompoSecure (“CompoSecure Stockholders”) is a condition to the completion of the Transactions.
The Stock Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the Stock Issuance Proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the Stock Issuance Proposal if approved by the other holders of CompoSecure Common Stock.
For additional information, see the section entitled “The Special Meeting.”
The Parties (see page 34)
CompoSecure, Inc.
CompoSecure, Inc. is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. CompoSecure’s innovative metal payment card technology and Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their assets, protect their digital identities and ensure trust at the point of a transaction.
CompoSecure’s principal executive offices are located at 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500. CompoSecure Common Stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “CMPO.”

For additional information about CompoSecure and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”
Forge New Holdings, LLC
Forge New Holdings, LLC, a Delaware limited liability company (“Forge Holdings”), is an indirect, wholly owned subsidiary of CompoSecure and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o CompoSecure Holdings, L.L.C., 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500.
1561604 B.C. Unlimited Liability Company
1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia (“BidCo” and together with Forge Holdings and CompoSecure, the “Buyer Parties”), is an indirect, wholly owned subsidiary of CompoSecure and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o CompoSecure Holdings, L.L.C., 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500.
Husky Technologies Limited
Husky Technologies Limited, a corporation existing under the laws of British Columbia was incorporated on March 5, 2018. Husky is a leading global provider of highly engineered equipment and aftermarket tooling and services, including Polyethylene Terephthalate (“PET”) injection molding systems, and aftermarket parts and tooling, as well as a leading global mold maker, serving consumer packaging end markets. Husky serves approximately 4,000 customers in approximately 140 countries through its global sales and service network, with technicians located in over 50 countries. Husky provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners and controllers. Husky also provides aftermarket services and spare parts to its large global installed base consisting of more than 6,000 fully-integrated PET systems as of September 30, 2025. Husky operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China and India.
Its principal executive offices are located at 500 Queen Street, Bolton, Ontario, Canada, L7E 5S5 and its telephone number is (905) 951-5000.
For more information about Husky, please see the section entitled “Description of Husky’s Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Husky.”
Platinum Equity Advisors, LLC
Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $50 billion of assets under management and a portfolio of around 60 operating companies that serve customers worldwide. The firm specializes in mergers, acquisitions, and operations — a trademarked strategy it calls M&A&O® — acquiring and operating companies across diverse industries including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, and telecommunications.
Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.
The Sellers
The Sellers in the Transaction Agreement are: (i) Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership, (ii) Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership, (iii) Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company, (iv) Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands exempted limited partnership, and

(v) Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “PE Sellers”), and certain management holders of Husky’s common shares (the “Management Sellers”). The PE Sellers are entities affiliated with Platinum Equity Advisors, LLC.
Forge US Top, LLC
Forge US Top, LLC, a Delaware limited liability company (“TopCo”), is an direct, wholly owned subsidiary of PE Platinum Equity Capital Partners International IV (Cayman), L.P. Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.
1561570 B.C. Ltd.
1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“New BC”), is a direct, wholly owned subsidiary of Forge US Top, LLC and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.
The Transactions (see page 42 and Annex A)
CompoSecure entered into the Transaction Agreement with Husky, Platinum, TopCo, New BC, the Sellers and the other Buyer Parties on November 2, 2025. Under the terms of the Transaction Agreement, CompoSecure will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of CompoSecure Common Stock, subject to the adjustments set forth in the Transaction Agreement. Following the Closing of the Transactions, Husky will become an indirect wholly owned subsidiary of CompoSecure.
The Transaction Agreement provides for post-Closing adjustments to the cash component of the consideration deliverable in connection with the Closing to the extent that the actual amounts of indebtedness, transaction expenses, cash or working capital are greater or less than the amounts included in the Estimated Price Components (as defined below) as calculated prior to Closing. The parties have agreed to put an amount equal to $7,000,000 in an escrow account in connection with this post-Closing adjustment.
On November 2, 2025, concurrently with the execution of the Transaction Agreement, CompoSecure also entered into purchase agreements (the “Purchase Agreements”) with certain institutional and other investors (the “Investors”), pursuant to which CompoSecure agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.
For additional information regarding the consideration to be paid in connection with the Transactions, including information about the adjustments to the cash component, see the section entitled “The Transaction Agreement — Consideration.” For a copy of the Transaction Agreement, see Annex A.
Consequences if the Transactions are Not Completed (see page 60)
If the approval of the Stock Issuance Proposal is not received, or if the Transactions are not completed for any other reason, then the Transaction Agreement may be terminated. In the event of termination, the Transaction Agreement will become void and there shall be no liability or obligation on the part of the parties or their respective officers, directors, stockholders or affiliates except that (i) certain provisions (i.e., cooperation regarding financial information and financing matters, certain expense reimbursement obligations and general provisions) will remain in full force and effect and survive any termination of the Termination Agreement and (ii) no termination will relieve any party from liability for a Willful Breach (as defined below) or fraud.

For additional information, see the section entitled “The Transactions — Consequences if the Transaction is Not Completed.”
How to Vote (see page 39)
Stockholders of record have a choice of voting by:
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following the internet voting instructions described in the proxy card;

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following the telephone voting instructions described in the proxy card;

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completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or

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attending, and casting during the special meeting to be held virtually at: www.virtualshareholdermeeting.com/CMPO2025SM.

The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day immediately preceding the date of the special meeting. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the special meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership.
For additional information regarding the procedure for voting, see the sections entitled “The Special Meeting — How to Vote.”
Reasons for the Transactions; Recommendations of the Board of Directors (see page 45)
The Board reviewed and considered the terms and conditions of the Transaction Agreement, the Purchase Agreements and the Transactions, including the Stock Issuance. The Board: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.
The Board recommends that you vote “FOR” the Stock Issuance Proposal.
For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Transactions — Reasons for the Transactions; Recommendations of the Board of Directors.”
Opinion of CompoSecure’s Financial Advisor (see page 50 and Annex H)
Morgan Stanley was retained by CompoSecure to act as its financial advisor and to render a fairness opinion in connection with the Transactions. CompoSecure selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in CompoSecure’s industry and its knowledge of CompoSecure’s business and affairs. On November 1, 2025, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the aggregate consideration consisting of (i) $3,953,000,000 in cash and (ii) 55,297,297.3 shares of CompoSecure common stock, par value $0.0001 per share (together, the “Transaction Consideration”) to be paid directly or indirectly by CompoSecure pursuant to the Transaction Agreement was fair from a financial point of view to CompoSecure.
The full text of Morgan Stanley’s written opinion to the Board, dated November 2, 2025, is attached to this proxy statement as Annex H, and is incorporated by reference into this proxy statement in its entirety. CompoSecure stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness from a financial point of view to CompoSecure, as of the date of the opinion, of the Transaction Consideration to be paid by CompoSecure pursuant to the Transaction Agreement. Morgan Stanley’s opinion did not address any other aspects of the Transactions and did not and does not constitute a recommendation as to how the stockholders of CompoSecure should vote at the special meeting.
For more information, please see the section entitled “The Transactions — Opinion of CompoSecure’s Financial Advisor” beginning on page 50 of this proxy statement and Annex H to this proxy statement.
Regulatory Approvals (see page 61)
The expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to the Transactions is a condition to the closing of the Transactions. At any time before or after the date on which the Transactions close, the Antitrust Division of the Department of Justice (the “Antitrust Division”), the Federal Trade Commission (the “FTC”) or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Transactions or to permit its completion only subject to regulatory concessions or conditions. The parties submitted the required notification and report forms under the HSR Act in respect of the Transactions on November 17, 2025 and November 18, 2025 and the corresponding statutory waiting periods under the HSR Act are scheduled to expire at 11:59 p.m. Eastern Time on December 17, 2025 and at 11:59 p.m. Eastern Time on December 18, 2025, respectively.
In addition, under the terms of the Transaction Agreement, the parties are required to obtain certain additional clearances or approvals from certain other specified regulatory authorities, in each case, without the imposition of a Burdensome Condition.
For additional information, see the sections entitled “The Transactions — Regulatory Approvals” and “The Transactions — Covenants and Agreements — Regulatory Approvals.”
Conditions to the Transactions (see page 65)
The obligations of the parties to complete the Transactions are subject to satisfaction of various conditions, including (i) the approval of a majority of the votes cast by holders of CompoSecure Common Stock of the Stock Issuance; (ii) the absence of any (A) temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity, preventing the consummation of the Transactions, and (B) a new law or regulation that has been enacted after the date of the Transaction Agreement or Specified Illegality (as defined in the Transaction Agreement) has occurred, in each case, that would make the consummation of the Transactions illegal or result in the imposition of any Burdensome Condition; (iii) the receipt of certain regulatory clearances pursuant to merger control laws and foreign direct investment laws without resulting in a Burdensome Condition; (iv) the authorization for listing on the NYSE of the Stock Consideration and the PIPE Shares; (v) completion of certain pre-Closing restructuring transactions; (vi) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Transaction Agreement, subject in each case to the materiality standards set forth in the Transaction Agreement; (vii) absence of a material adverse effect with respect to CompoSecure or with respect to Husky; (viii) the purchase of customary directors’ and officers’ liability run-off/tail insurance; and (ix) CompoSecure having taken all actions necessary such that two additional directors nominated by Platinum will be directors on the Board.
For additional information, see the section entitled “The Transaction Agreement — Conditions to the Transactions.”
Financing (see page 60)
Concurrently with CompoSecure’s execution of the Transaction Agreement, CompoSecure also entered into the Purchase Agreements with the Investors, pursuant to which CompoSecure has agreed to issue to Investors in the Private Placement an aggregate of approximately 106,057,000 shares of CompoSecure

Common Stock, at a purchase price of $18.50 per share. The aggregate proceeds to CompoSecure from the Private Placement is expected to be approximately $1.96 billion. In connection with the Transactions, CompoSecure also received debt commitment letters for a senior secured first lien term loan facility of $725 million and an incremental term loan facility of $350 million.
CompoSecure may use the proceeds from the Private Placement and the commitment letters to finance the Cash Consideration (as defined below) for the Transactions, to refinance certain indebtedness and/or to pay related fees and expenses.
Although CompoSecure is taking steps to complete the transactions described in this section, obtaining financing is not a condition to consummation of the Transactions. If the Private Placement is completed, CompoSecure will be subject to certain covenants, including covenants requiring CompoSecure to register for resale the shares issued in the Private Placement. If the loan facilities are completed, CompoSecure will be subject to certain covenants, which may include financial and revenue covenants or covenants that limit CompoSecure’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens and make investments.
For more information, see the section entitled “The Transactions — Financing.”
Change of Recommendation (see page 73)
Prior to obtaining the approval of the Stock Issuance Proposal, the Board may only change its recommendation that the CompoSecure Stockholders approve the Stock Issuance (a “change of recommendation”) in response to an “intervening event.” The Board has otherwise agreed to recommend that CompoSecure Stockholders vote “FOR” the Stock Issuance Proposal.
An “intervening event” means, a material event, fact, development, occurrence or change in circumstance with respect to CompoSecure and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Board as of the date of the Transaction Agreement (or if known, the consequences of which were not known or reasonably foreseeable) and that becomes known to the Board after the date of the Transaction Agreement that does not relate to: (i) the receipt, existence or terms of any inquiry, offer or proposal by CompoSecure or its subsidiaries that constitutes, or would reasonably be expected to lead to, an acquisition proposal or any matter relating thereto; (ii) failure by CompoSecure, Husky or any of their respective subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial performance; (iii) any effect with respect to the Acquired Companies (as defined in the Transaction Agreement) that does not amount to a Husky Material Adverse Effect (as defined below); or (iv) changes in the market price or trading volume of CompoSecure Common Stock or any other securities of CompoSecure, or any change in credit rating of CompoSecure or Husky or any of their respective subsidiaries.
For additional information, see the section entitled “The Transaction Agreement — Covenants and Agreements — Change of Recommendation.”
Employee Benefits Matters (see page 77)
Under the Transaction Agreement, CompoSecure has agreed to take certain actions with respect to employee benefit matters.
CompoSecure has agreed that for a period of at least one year following the Closing Date (as defined below), each individual who is employed by Husky immediately prior to the Closing and continues employment as of the Closing Date (each, a “Continuing Employee”) will be provided with the following:
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a rate of base salary, wages and annual target cash incentive compensation opportunities (excluding any equity or equity-based compensation or opportunities and any change in control compensation opportunities) that is not less favorable than the rate of base salary, wages and annual target cash incentive compensation opportunities paid by Husky or its affiliates immediately prior to the Closing Date; and

•
other benefits (excluding any defined benefit pension, retiree health benefits, deferred compensation, equity or equity-based or severance benefits) that are at levels that are substantially similar in the aggregate to those in effect for such employee immediately prior to the Closing Date.

CompoSecure has agreed to use commercially reasonable efforts to:
•
ensure, or cause its affiliates to ensure, that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries under any welfare benefit plans in which such Continuing Employees or their dependents or beneficiaries may be eligible to participate;

•
provide or cause to be provided that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Closing Date shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans;

•
with respect to each employee benefit plan, policy or practice, including severance, vacation and paid time off plans, policies or practices, sponsored or maintained by CompoSecure or its affiliates (including Husky following the Closing), grant, or cause to be granted to, all Continuing Employees from and after the Closing Date credit for all service with Husky and its predecessors prior to the Closing Date for purposes of eligibility to participate, vesting credit, eligibility to commence benefits with respect to severance, vacation benefits and Company Employee Plans (as defined in the Transaction Agreement) only, and with respect to Company Employee Plans only, benefit accrual, but excluding benefit accrual under any defined benefit pension plan and any such credit that would result in a duplication of benefits.

For additional information, see the section entitled “The Transaction Agreement — Covenants and Agreements — Employee Benefits Matters.”
Termination of the Transaction Agreement (see page 66)
The Transaction Agreement may be terminated at any time prior to the Closing:
•
by the mutual written consent of Platinum and CompoSecure;

•
by either the Shareholders’ Representative or CompoSecure:

•
if the Closing Date has not occurred on or before the date that is six months after the date of the Transaction Agreement or such other date that CompoSecure and Husky may agree upon in writing (the “Termination Date”). However, the right to terminate because of the lapse of the Termination Date will not be available to a party whose Willful Breach (as defined below) of the Transaction Agreement resulted in the failure of the Closing to occur on or before the Termination Date;

•
if there is any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transactions that have become final and nonappealable;

•
if the approval of the Stock Issuance Proposal has not been obtained at the special meeting or at any adjournment or postponement thereof;

•
by CompoSecure, if any of the Sellers or Husky have breached any representation, warranty, covenant or agreement and such breach has not been cured by the earlier of (i) 15 business days after receipt by the Shareholders’ Representative of written notice of such breach and (ii) the Termination Date (except that no such cure period is available to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closing, such breach would result in the failure of certain of the closing conditions to be satisfied. However, CompoSecure does not have the right to terminate the Transaction Agreement because of the Sellers’ or Husky’s breach of any of their representations, warranties, covenants or agreements if any of the Buyer Parties is then in breach of any of their own representations, warranties, covenants or agreements set forth in the Transaction Agreement and such breach would result in the failure of certain of the closing conditions to be satisfied; or

•
by the Shareholders’ Representative, if any of the Buyer Parties have breached any representation, warranty, covenant or agreement and such breach has not been cured by the earlier of (i) 15 business days after receipt by the Shareholders’ Representative of written notice of such breach and (ii) the Termination Date (except that no such cure period is available to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closing, such breach would result in the failure of certain of the closing conditions to be satisfied. However, the Shareholders’ Representative does not have the right to terminate the Transaction Agreement because of the Buyer Parties’ breach of any of their representations, warranties, covenants or agreements if the Sellers or Husky are then in breach of any of their own representations, warranties, covenants or agreements set forth in the Transaction Agreement and such breach would result in the failure of certain of the closing conditions to be satisfied.
The Purchase Agreements will automatically terminate upon the termination of the Transaction Agreement or if the Transactions are not completed by May 2, 2026.
For additional information, see the section entitled “The Transaction Agreement — Termination of the Transaction Agreement.”
Interests of CompoSecure’s Affiliates in the Transactions (see page 59)
In considering the recommendation of the Board with respect to the Stock Issuance Proposal, CompoSecure stockholders should be aware that certain directors and executive officers of CompoSecure may have interests in the Transactions that may be different from, or in addition to, the interests of CompoSecure stockholders generally. The Board was aware of and considered these interests, among other matters, when they approved the Transaction Agreement and other transaction documents and recommended that CompoSecure stockholders approve the Stock Issuance.
For additional information, see the section entitled “Interests of CompoSecure’s Affiliates in the Transactions.”
Reimbursement of Fees (see page 67)
If the Transaction Agreement is terminated as described in “The Transaction Agreement — Termination of the Transaction Agreement” above due to: (i) the approval of the Stock Issuance Proposal not being obtained or (ii) lapse of the Termination Date (and at the time of such termination, either party could have terminated the Transaction Agreement due to the approval of the Stock Issuance Proposal not being obtained), then CompoSecure will reimburse Husky for all of its (and its affiliates’) reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the Transactions through the date of such termination, as promptly as reasonably practicable (and, in any event, within three business days following receipt from the Shareholders’ Representative of the amounts of such expenses), by wire transfer of immediately available funds to an account designated by Husky.
For additional information, see the section entitled “The Transaction Agreement — Reimbursement of Fees.”
Voting Agreement (see page 83 and Annex B)
In connection with the Transaction Agreement, CompoSecure entered into a Voting Agreement (the “Voting Agreement”) with entities affiliated with Platinum, Resolute Compo Holdings LLC (“Resolute Compo Holdings”), Tungsten 2024 LLC (“Tungsten”) and Ridge Valley LLC (“Ridge Valley” and collectively with Resolute Compo Holdings and Tungsten, the “Voting Stockholders”), pursuant to which, the Voting Stockholders have agreed with CompoSecure, and not any other Voting Stockholder, among other things, to vote all of their shares of CompoSecure Common Stock in favor of the Stock Issuance.
For additional information, see the section entitled “The Voting Agreement.” For a copy of the form of the Voting Agreement, see Annex B.
Investor Rights Agreement (see page 84 and Annex C)
In the Transaction Agreement, CompoSecure has agreed to enter into an Investor Rights Agreement at Closing (the “Investor Rights Agreement”) with the PE Sellers. Pursuant to the Investor Rights Agreement,

following the Closing, the PE Sellers will have the right to nominate (i) two members of the Board, for so long as they, together with their affiliates, continue to collectively hold at least 10% of the outstanding shares of CompoSecure Common Stock, and (ii) one member of the Board so long as they, together with their affiliates, continue to collectively hold less than 10%, but more than or equal to 5%, of the outstanding shares of CompoSecure Common Stock. In addition, the Investor Rights Agreement provides that the PE Sellers and their affiliates are allowed to freely pursue any business opportunity. Pursuant to the Investor Rights Agreement, the PE Sellers have agreed to be subject to a lock-up period of 90 days following the Closing, subject to certain exceptions, including early release by CompoSecure.
For additional information, see the section entitled “The Investor Rights Agreement.” For a copy of the form of the Investor Rights Agreement, see Annex C.
Risk Factors (see page 20)
You should consider carefully all the risk factors together with all of the other information included in this proxy statement before deciding your vote on the Stock Issuance Proposal. Some of these risks include, but are not limited to, those described in the section entitled “Risk Factors.” Please carefully read this proxy statement, the documents incorporated by reference herein and any documents to which you are referred.
For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information.”
Additional Information (see page 127)
You can find more information about CompoSecure in the periodic reports and other information CompoSecure files with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For additional information, see the section entitled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the matters that are the subject of the special meeting. These questions and answers do not address all questions that may be important to you as a CompoSecure stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
CompoSecure is holding the special meeting so that CompoSecure Stockholders may consider and vote upon the Stock Issuance Proposal, which is needed to complete the Transactions in accordance with the terms of the Transaction Agreement and the Purchase Agreements. Information about the special meeting, the Transaction Agreement and the Purchase Agreements and the transactions contemplated thereby, including the Stock Issuance is contained in this proxy statement.

Q:
What are the Transactions?

A:
On November 2, 2025, CompoSecure and certain of its subsidiaries entered into the Transaction Agreement with Husky, Platinum, TopCo, New BC and the Sellers. Under the terms of the Transaction Agreement, CompoSecure will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of CompoSecure Common Stock, subject to the adjustments set forth in the Transaction Agreement. Following the Closing of the Transactions, Husky will become an indirect wholly owned subsidiary of CompoSecure. The Transactions also include the issuance and sale to certain investors in the Private Placement of an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.

The Transaction Agreement and the form of Purchase Agreement are attached to this proxy statement as Annex A and Annex G, respectively. For a more complete discussion of the Transactions, its effects and the other transactions contemplated by the Transaction Agreement, see the sections entitled “The Transactions” and “The Transaction Agreement.”
Q:
What consideration will CompoSecure be required to provide in the Transaction?

A:
The Transaction Agreement provides for aggregate consideration to the Sellers of an amount in cash equal to $3.953 billion (the “Cash Consideration”) and 55,297,297 shares of CompoSecure Common Stock (the “Stock Consideration” and, together with the Cash Consideration, the “Transaction Consideration”), subject to the adjustments set forth in the Transaction Agreement. The Cash Consideration is subject to adjustments for closing cash, indebtedness, net working capital and transaction expenses.

The Transaction Agreement also allows Sellers who are residents of Canada and who would have received shares of CompoSecure Common Stock under the Transaction Agreement to receive, instead of shares of CompoSecure Common Stock that they would otherwise receive in the Transactions, shares of a Canadian incorporated subsidiary of Forge Holdings that will be exchangeable into shares of CompoSecure Common Stock.
Q:
How will CompoSecure pay the Cash Consideration?

A:
CompoSecure’s obligation to complete the Transactions is not conditioned upon obtaining financing. In connection with the Transactions, CompoSecure also entered into the Purchase Agreements with the Investors on November 2, 2025, pursuant to which CompoSecure agreed to issue and sell to the Investors in the Private Placement an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock at a purchase price of $18.50 per share. The aggregate gross proceeds from the Private Placement are expected to be approximately $1.96 billion. The closing of the Private Placement is contingent upon the concurrent consummation of the Transactions.

We have also obtained debt financing commitments in the form of a senior secured first lien term loan facility of $725 million and an incremental term loan facility of $350 million, which could be used, together with cash and the proceeds from the Private Placement to finance the consideration for the Transactions, refinance certain indebtedness in connection with the Transactions and pay related fees and expenses. For further information, see the section entitled “The Transaction — Financing.”
Q:
What equity stake will holders of CompoSecure Common Stock have in CompoSecure immediately following the Transactions?

A:
Based upon the estimated number of shares of CompoSecure Common Stock outstanding immediately prior to the execution of the Transaction Agreement, we estimate that existing CompoSecure Stockholders will own approximately 45% of outstanding CompoSecure Common Stock (and Tungsten and its affiliates, including Resolute Compo Holdings, will own approximately 18% of outstanding CompoSecure Common Stock), the Sellers will own approximately 19% of outstanding CompoSecure Common Stock and the Investors will collectively own approximately 36% of outstanding CompoSecure Common Stock following the Transactions.

Q:
When and where will the special meeting be held?

A:
The special meeting will be held virtually at 10:00 a.m. Eastern Time on December 23, 2025. You will be able to attend the special meeting and vote during the special meeting via live webcast through the link www.virtualshareholdermeeting.com/CMPO2025SM.

To participate in the virtual special meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card, or voting instruction form. We encourage you to access the special meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting. A phone number where you can obtain technical assistance will be available on the special meeting website on the day of the special meeting.
Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record and beneficial owners of CompoSecure Common Stock as of the close of business on the record date for the special meeting are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on the proposal presented in this proxy statement for each share of CompoSecure Common Stock that you held as of the close of business on the record date. The record date for the special meeting is November 20, 2025.

Q:
What proposal will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on a proposal to approve the Stock Issuance, authorizing CompoSecure to issue shares of CompoSecure Common Stock in connection with the Transactions and pursuant to the terms of the Transaction Agreement and the Purchase Agreements.

Q:
Why is CompoSecure seeking stockholder approval for the Stock Issuance?

A:
Under NYSE listing rules, stockholder approval is required prior to certain issuances of common stock, including if the number of shares of common stock to be issued in a transaction equals 20% or more of the number of shares of common stock outstanding before the issuance.

CompoSecure expects to issue approximately 161,355,000 shares of CompoSecure Common Stock in the Stock Issuance, subject to certain limited adjustments pursuant to the terms of the Transaction Agreement. Such issuance will represent greater than 20% of outstanding shares of CompoSecure Common Stock prior to the issuance, and will include approximately 957,000 shares issued to certain Related Parties (as defined below). Accordingly, CompoSecure is seeking stockholder approval for the Stock Issuance for the purposes of complying with the applicable NYSE listing rules. See “Stock Issuance Proposal”.

The approval by CompoSecure Stockholders of the Stock Issuance is a condition to the completion of the Transactions. If the Stock Issuance is not approved, either CompoSecure or the Shareholders’ Representative may terminate the Transaction Agreement and the Transactions cannot be completed, which may have an adverse effect on our business and financial condition.
Q:
Are there any risks I should consider when deciding on my vote for the Stock Issuance Proposal?

A:
Yes, there are a number of risks associated with the Stock Issuance. Since the Stock Issuance will be made in connection with the Transactions, you should consider the risks associated with the Transactions and each of CompoSecure and Husky. For a detailed description of the risks you should consider, please see the section entitled “Risk Factors.” In addition, please see the section entitled “Where You Can Find More Information” to find additional CompoSecure filings which are incorporated by reference into this proxy statement and may contain additional risk factors for your consideration.

Q:
What vote is required to approve the Stock Issuance Proposal?

A:
The Stock Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether by virtual attendance or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the Stock Issuance Proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the Stock Issuance Proposal if approved by the other holders of CompoSecure Common Stock.

Q:
How does the Board recommend that I vote on the Stock Issuance Proposal?

A:
The Board reviewed and considered the terms and conditions of the Transaction Agreement, and the transactions contemplated thereby. The Board: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.

The Board recommends that you vote “FOR” the Stock Issuance Proposal.
For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Transactions — CompoSecure’s Reasons for the Transactions; Recommendation of the CompoSecure Board of Directors.”
Q:
How important is my vote?

A:
Your vote is very important. The approval by CompoSecure Stockholders of the Stock Issuance is a condition to the completion of the Transactions. If the Stock Issuance is not approved, either CompoSecure or the Shareholders’ Representative may terminate the Transaction Agreement, and the Investors may terminate their respective Purchase Agreements, and the Transactions cannot be completed, which may have an adverse effect on our business and financial condition.

Q:
Where can I obtain technical assistance if I encounter technical difficulties accessing the virtual meeting?

A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting. A phone number where you can obtain technical assistance will be made available on the day of the special meeting.

Q:
How many shares of CompoSecure Common Stock need to be represented at the special meeting?

A:
The presence at the special meeting, through virtual attendance or by proxy, of the holders of shares of the outstanding CompoSecure Common Stock representing a majority of the voting power of all outstanding shares of capital stock of CompoSecure entitled to vote at the special meeting constitutes a quorum. As of the record date, there were 126,411,164 shares of CompoSecure Common Stock outstanding.
If you are a CompoSecure stockholder as of the close of business on the record date and you vote by mail, by telephone, through the internet or at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of CompoSecure Common Stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of CompoSecure Common Stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
All shares of CompoSecure Common Stock held by stockholders that attend the special meeting, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the chairman of the meeting may adjourn the special meeting.
Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, as well as any documents incorporated by reference into this proxy statement, please vote your shares of CompoSecure Common Stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of CompoSecure Common Stock that you owned on the record date.

Q:
What is the difference between holding shares of CompoSecure Common Stock as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold or may in the future hold their shares of CompoSecure Common Stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner:   If your shares of CompoSecure Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone. You may also cast your vote by using the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.”
Stockholder of Record:   If your shares of CompoSecure Common Stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by CompoSecure. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the special meeting by following the instructions located at www.virtualshareholdermeeting.com/CMPO2025SM. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
following the internet voting instructions described in the proxy card;

•
following the telephone voting instructions described in the proxy card;

•
completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or

•
attending, and casting your vote during the special meeting to be held virtually at: www.virtualshareholdermeeting.com/CMPO2025SM.

If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day immediately preceding the date of the special meeting.
Submitting your proxy by mail, by telephone or through the internet will not prevent you from attending the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting to ensure that your shares of CompoSecure Common Stock are represented at the special meeting.
Q:
What happens if I submit my proxy but I don’t indicate my vote on the Stock Issuance Proposal?

A:
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Stock Issuance Proposal.

Q:
How many of my shares will be voted if I submit a proxy?

A:
If you a submit a proxy, all of the shares of CompoSecure Common Stock you own as of the record date in the registered account represented by that proxy will be voted per your instructions.

Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold shares of CompoSecure Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of CompoSecure Common Stock are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q:
Who will solicit and pay the cost of soliciting proxies in connection with the special meeting?

A:
CompoSecure is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates or representatives by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our CompoSecure Common Stock.

Q:
If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposal?

A:
Your bank, broker, trust or other nominee will NOT have the power to vote your shares of CompoSecure Common Stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposal, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. As a result, there will not be any broker non-votes at the special meeting.
Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?

A:
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the special meeting. If you are a stockholder of record as of the record date, regardless of the way in which you submitted your original proxy, you may change it by:

•
Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on December 22, 2025, the day before the special meeting;

•
Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on December 22, 2025, the day before the special meeting; or

•
Attending the special meeting virtually and properly voting using the instructions posted at www.virtualshareholdermeeting.com/CMPO2025SM.

“Street name” holders of shares of CompoSecure Common Stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares of CompoSecure Common Stock, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” the proposal.
Q:
Where can I find the results of voting at the special meeting?

A:
Following the special meeting, CompoSecure intends to promptly file a Current Report on Form 8-K with the SEC disclosing the voting results of the special meeting no later than four business days after the date of the special meeting. When filed, this 8-K will be available at www.sec.gov and on CompoSecure’s website at ir@composecure.com.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of CompoSecure Common Stock, you may have already received a householding notification. For additional information, see the section entitled “Householding of Proxy Material.”

Q:
What happens if I sell my shares of CompoSecure Common Stock before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of completion of the Transactions. If you own shares of CompoSecure Common Stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting.

Q:
Who will own CompoSecure immediately following the Transactions?

A:
Based upon the estimated number of shares of CompoSecure Common Stock outstanding immediately prior to the execution of the Transaction Agreement, the existing CompoSecure Stockholders are expected to own approximately 45% of outstanding CompoSecure Common Stock (and Tungsten and its affiliates, including Resolute Compo Holdings, will own approximately 18% of outstanding CompoSecure Common Stock), the Sellers are expected to own approximately 19% of outstanding CompoSecure Common Stock and the Investors are expected to own approximately 36% of outstanding CompoSecure Common Stock following the Transactions.
Q:
What do the Transaction Agreement and Investor Rights Agreement provide with respect to the composition of the board of directors of CompoSecure following completion of the Transactions?

A:
CompoSecure is required to take all necessary actions to cause two Platinum nominees to be appointed as directors of the Board immediately following the Closing. Louis Samson is expected to serve as a Class I director and Delara Zarrabi is expected to serve as a Class III director.

The Investor Rights Agreement will provide the PE Sellers with the right to propose for nomination two directors for election to the Board if they and their affiliates collectively beneficially own at least 10% of the outstanding shares of CompoSecure Common Stock and one director if they and their affiliates collectively beneficially own less than 10%, but more than or equal to 5%, of the outstanding shares of CompoSecure Common Stock, in each case subject to certain qualification requirements for such directors.
Q:
What will happen to my shares of CompoSecure Common Stock in connection with the Transactions?

A:
The Transactions will have no direct effect on your ownership of your shares of CompoSecure Common Stock. If you hold your shares of CompoSecure Common Stock through the Transactions, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding. As a result of the Stock Issuance, however, the overall ownership percentage of current CompoSecure Stockholders will be diluted upon completion of the Transactions.

Q:
When are the Transactions expected to be completed?

A:
We are working toward completing the Transactions as quickly as possible. We currently anticipate that the Transactions will be completed in the first quarter of 2026, but we cannot be certain when or if the conditions to the Transactions will be satisfied or, to the extent permitted, waived. The Transactions cannot be completed until the conditions set forth in the Transaction Agreement are satisfied (or, to the extent permitted, waived).

Q:
What are the conditions to completion of the Transactions?

A:
The completion of the Transactions is subject to satisfaction or waiver of certain closing conditions, including: (i) the approval of the Stock Issuance Proposal; (ii) the absence of any (A) temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity, preventing the consummation of the Transactions, and (B) a new law or regulation that has been enacted after the date of the Transaction Agreement or Specified Illegality has occurred, in each case, that would make the consummation of the Transactions illegal or result in the imposition of a Burdensome Condition; (iii) the receipt of certain regulatory clearances pursuant to merger control laws and foreign direct investment laws without resulting in a Burdensome Condition; (iv) the authorization for listing on the NYSE of the Stock Consideration and the PIPE Shares; (v) completion of certain pre-Closing restructuring transactions; (vi) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Transaction Agreement, subject in each case to the materiality standards set forth in the Transaction Agreement; (vii) absence of a material adverse effect with respect to CompoSecure or with respect to Husky; (viii) the purchase of customary directors’ and officers’ liability run-off/tail insurance; and (ix) CompoSecure having taken all actions necessary such that two additional directors nominated by Platinum will be directors on the Board.

Q:
What happens if the Transactions are not completed?

A:
If the Transactions are not completed, the Transaction Agreement may be terminated, in which case it will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:

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no termination will relieve any party from liability for a Willful Breach or fraud; and

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certain other provisions of the Transaction Agreement, including provisions with respect to the allocation of fees and expenses, including, if applicable, expense reimbursement, will survive such termination.

We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of CompoSecure Common Stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of CompoSecure Common Stock, in addition to any described in the section entitled “Risk Factors.”
Q:
Do CompoSecure Stockholders have appraisal rights or dissenters’ rights in connection with the Transactions or Stock Issuance?

A:
No. CompoSecure Stockholders are not entitled to any appraisal or dissenters’ rights in connection with the Transactions or the Stock Issuance under Delaware law.

Q:
Where can I find more information about CompoSecure?

A:
CompoSecure files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information.”

Q:
Where can I find more information about Husky?

A:
You can find more information about Husky on its website at www.husky.co. The information on such website is not incorporated by reference into this proxy statement.

Q:
Who can help answer my questions?

A:
For additional questions about the special meeting, assistance in submitting proxies or voting shares of CompoSecure Common Stock, or additional copies of this proxy statement or the enclosed proxy card, please write to c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this proxy statement constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations (including capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flows, and financial position; anticipated timing, objectives and benefits of the Transactions and other strategic transactions (including acquisitions and divestitures); and plans and objectives of management are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward- looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation:
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the risk that the Transactions are not completed on anticipated terms and timing or at all (including because of the risks associated with obtaining the approval of the Stock Issuance Proposal, regulatory clearances and satisfying other conditions to the completion of the Transactions);

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the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction Agreement;

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unforeseen or unknown liabilities, future capital expenditures and potential litigation relating to the Transactions;

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the possibility that the Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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the effect of the announcement, pendency, or completion of the Transactions on CompoSecure’s or Husky’s business relationships and business generally;

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risks that the Transactions disrupts CompoSecure’s current plans and operations of those of CompoSecure’s management team;

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potential difficulties in retaining employees as a result of the Transactions;

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risks related to CompoSecure’s financing of the Transaction, including the debt financing and the Private Placement;

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potential negative effects of the announcement, pendency or completion of the Transactions on the market price of CompoSecure Common Stock and/or CompoSecure’s operating results;

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risks relating to CompoSecure and Husky being restricted in the operation of their respective businesses while the Transaction Agreement is in effect;

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the dilution of CompoSecure Stockholders’ ownership percentage of the combined company as compared to their ownership percentage prior to the Transactions;

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the possibility that CompoSecure’s results of operations, cash flows and financial position after the Transactions may differ materially from the unaudited pro forma condensed consolidated financial information or prospective financial information contained in this proxy statement, including due to potential changes in accounting or financial presentation following or in connection with the Transactions;

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the uncertainty surrounding the final value of the consideration to be paid by CompoSecure in connection with the Transactions;

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risks associated with the influence of Platinum over the management and board of CompoSecure following the Transactions;

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risk of rapidly evolving domestic and global economic conditions, which are beyond our control;

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CompoSecure’s ability to retain existing customers or identify and attract new customers;

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risks that data and security breaches could compromise our systems and confidential information, cause reputational and financial damage and increase risks of litigation;

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risk of system outages, data loss or other interruptions could affect our operations;

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our future growth may depend upon our ability to develop and commercialize new products, and potential difficulties or delays with introducing new products and services in a timely manner;

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risk of disruptions in our supply chain or the performance of our suppliers and/or development partners could occur;

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risks related to the rapid evolution of the security markets, including that our Arculus Authenticate solutions may not achieve widespread market acceptance or may not provide sufficient protection;

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we have limited experience in the digital assets industry and may not succeed in fully commercializing the products and solutions derived from the Arculus technology;

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risks relating to dependence on certain distribution partners and the risk of their loss;

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risks to market share and profitability due to competition;

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risks relating to the management of our business by Resolute Holdings, including our reliance on Resolute Holdings for management services under the CompoSecure Management Agreement (as defined below), which gives Resolute Holdings substantial influence over our business, operations, and strategy;

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the uncertainty surrounding escalating U.S. tariffs or other trade restrictions on imported raw materials, and any retaliatory measures by other countries, could increase our costs which could have a material adverse impact on our margins, or could have a material adverse impact on demand for our products and revenue due to higher prices;

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changes in future exchange and interest rates; and

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other risks and uncertainties indicated in this report, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

The foregoing list of factors should not be construed as exhaustive. CompoSecure can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The statements made in this proxy statement are current as of the date of this proxy statement only. CompoSecure undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

RISK FACTORS
In addition to the other information contained in or incorporated by reference herein, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” CompoSecure Stockholders should carefully consider the following risks relating to the Transactions and the combined company before deciding how to vote with respect to the Stock Issuance Proposal to be considered and voted on at the special meeting. You should also read and consider the risks associated with each of the businesses of CompoSecure and Husky because these risks will also affect the combined company. The risks associated with the business of CompoSecure can be found in CompoSecure’s Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and may be updated or supplemented in CompoSecure’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Such risk factors are incorporated by reference into this proxy statement. Risks associated with the business of Husky can be found below in the section entitled “Risks Relating to Husky.” CompoSecure Stockholders are also urged to carefully consider all of the information included or incorporated by reference in this proxy statement, which are listed in the section entitled “Where You Can Find More Information.”
Risks Relating to the Transactions
CompoSecure’s ability to complete the Transactions is subject to various closing conditions, including approval of the Stock Issuance by CompoSecure Stockholders and regulatory clearances, which may impose conditions that could adversely affect CompoSecure or cause the Transactions not to be completed.
The Transactions are subject to a number of conditions to closing as specified in the Transaction Agreement and the Purchase Agreements. These closing conditions include, among others, (i) the approval of a majority of the votes cast by holders of CompoSecure Common Stock of the Stock Issuance; (ii) the absence of any (A) temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity, preventing the consummation of the Transactions, and (B) a new law or regulation that has been enacted after the date of the Transaction Agreement or Specified Illegality has occurred, in each case, that would make the consummation of the Transactions illegal or result in the imposition of any Burdensome Condition; (iii) the receipt of certain regulatory clearances pursuant to merger control laws and foreign direct investment laws, including expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act, in each case, without resulting in a Burdensome Condition; (iv) the authorization for listing on the NYSE of the shares of CompoSecure Common Stock to be issued in connection with the Transactions; (v) completion of certain pre-Closing restructuring transactions; (vi) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Transaction Agreement, subject in each case to the materiality standards set forth in the Transaction Agreement; (vii) absence of a material adverse effect with respect to CompoSecure or with respect to Husky; (viii) the purchase of customary directors’ and officers’ liability run-off/tail insurance; and (ix) CompoSecure having taken all actions necessary such that two additional directors nominated by Platinum will be directors on the Board.
No assurance can be given that the approval of the Stock Issuance Proposal and regulatory clearances will be obtained or that the other required conditions to Closing will be satisfied. Even if regulatory clearances are obtained, no assurance can be given as to the terms, conditions and timing of such clearance, including whether any required conditions will materially adversely affect the combined company following Closing. Any delay in completing the Transactions could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that CompoSecure and Husky expect to achieve if the Transactions are successfully completed within the expected time frame. CompoSecure can provide no assurance that these conditions will not result in the abandonment or delay of the Transactions. The occurrence of any of these events individually or in combination could have a material adverse effect on CompoSecure’s results of operations and the trading price of CompoSecure Common Stock.
The termination of the Transaction Agreement could negatively impact CompoSecure’s business or result in CompoSecure having to reimburse fees incurred by Husky.
If the Transaction is not completed by the Termination Date, either CompoSecure or Husky may choose not to proceed with the Transactions by terminating the Transaction Agreement, and the parties can mutually decide to terminate the Transaction Agreement at any time, before or after the approval of the Stock Issuance Proposal is received. In addition, CompoSecure and Husky may elect to terminate the Transaction Agreement in certain other circumstances as further detailed in the section entitled “The Transaction Agreement — Termination.”
If the Transactions are not completed for any reason, including as a result of a failure to obtain the approval of the Stock Issuance Proposal, CompoSecure’s ongoing business may be adversely affected and, without realizing any of the expected benefits of having completed the Transactions, CompoSecure would be subject to a number of risks, including the following:
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CompoSecure may experience negative reactions from the financial markets, including negative impacts on the price of CompoSecure Common Stock;

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CompoSecure may experience negative reactions from its commercial and vendor partners and employees; and

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CompoSecure will be required to pay its costs relating to the Transactions, such as financial advisory, legal, financing and accounting costs and associated fees and expenses, whether or not the Transactions are completed.

CompoSecure is also required to reimburse Husky for all of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the Transactions through the date of such termination if the Transaction Agreement is terminated if the vote of CompoSecure Stockholders was taken and the approval of the Stock Issuance Proposal was not obtained. For more information, see the section entitled “The Transaction Agreement — Reimbursement of Fees.”
The announcement and pendency of the Transactions may adversely affect CompoSecure’s business, financial results and operations.
Whether or not the Transactions are completed, the announcement and pendency of the Transactions could cause disruptions to CompoSecure’s business, including:
•
CompoSecure’s and Husky’s current and prospective employees will experience uncertainty about their future roles, which might adversely affect the two companies’ abilities to retain key managers and other employees;

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uncertainty regarding the completion of the Transactions may cause CompoSecure’s and Husky’s commercial and vendor partners or others that deal with CompoSecure or Husky to delay or defer certain business decisions or to decide to seek to terminate, change or renegotiate their relationships with CompoSecure or Husky, which could negatively affect CompoSecure’s and Husky’s respective revenues, earnings and cash flows;

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the Transaction Agreement restricts CompoSecure and Husky from taking specified actions during the pendency of the Transactions without the other parties’ consent, which may prevent CompoSecure and Husky from making appropriate changes to its business or organizational structure or prevent CompoSecure and Husky from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the Transactions; and

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the attention of CompoSecure’s and Husky’s management may be directed toward the completion of the Transactions, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to their respective businesses following the Transactions.

CompoSecure has and will continue to divert significant management resources in an effort to complete the Transactions and is subject to restrictions contained in the Transaction Agreement on the conduct of its business. If the Transactions are not completed, CompoSecure will have incurred significant costs, including the diversion of management resources, for which CompoSecure will have received little or no benefit.
Because the Cash Consideration is subject to certain adjustments, CompoSecure does not have full certainty as to the final Cash Consideration amount that will be paid, and such amount may be higher than was anticipated upon CompoSecure’s entry into the Transaction Agreement.
Pursuant to the Transaction Agreement, the Cash Consideration to be paid in connection with the Transactions is subject to certain adjustments, as more fully described in the section entitled “The Transaction Agreement — The Transaction Consideration.”

Because certain of the individual items forming the adjustments to be made to the Cash Consideration are not knowable with full certainty by CompoSecure prior to the Transactions, the final Cash Consideration paid by CompoSecure may be higher than the base cash consideration of $3.953 billion. If the Cash Consideration is higher than expected, the value of the Transactions to CompoSecure and its current stockholders may be less than was anticipated upon CompoSecure’s entry into the Transaction Agreement.
The unaudited pro forma condensed consolidated financial statement and unaudited forecasted financial information included in this proxy statement is presented for illustrative purposes only and does not represent the actual financial position or results of operations of the combined company following the completion of the Transactions. Future results of CompoSecure and Husky may differ, possibly materially, from the unaudited pro forma condensed consolidated financial information and unaudited forecasted financial information presented in this proxy statement.
The unaudited pro forma condensed consolidated financial statements and unaudited forecasted financial information contained in this proxy statement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of CompoSecure or Husky prior to the Transactions or that of the combined company following the Transactions for several reasons. Specifically, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any integration costs or any changes in CompoSecure’s capital structure following the completion of the Transactions.
For additional information, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements.” In addition, the Transactions may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the Transactions may significantly increase the related costs and expenses incurred by CompoSecure. The actual financial positions, results of operations and the accounting and/or financial presentation of CompoSecure and Husky prior to the Transactions and that of the combined company following the Transactions may be different, possibly materially, from the unaudited pro forma condensed consolidated financial statements or forecasted financial information included in this proxy statement. In addition, the assumptions used in preparing the unaudited pro forma condensed consolidated financial statements and forecasted financial information included in this proxy statement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of CompoSecure Common Stock may cause a significant change in the purchase price used for CompoSecure’s accounting purposes and the unaudited pro forma condensed consolidated financial statements contained in this proxy statement.
The opinion of CompoSecure’s financial advisor will not reflect changes in circumstances between the signing of the Transaction Agreement and the Closing Date.
The Board received an opinion from CompoSecure’s financial advisor in connection with the signing of the Transaction Agreement. Please refer to the section entitled “The Transactions — Opinion of CompoSecure’s Financial Advisor” for additional information. However, CompoSecure has not obtained any updated opinion from its financial advisor as of the date of this proxy statement. Changes in the operations and prospects of CompoSecure or Husky, general market and economic conditions and other factors that may be beyond the control of CompoSecure, and on which the financial advisor’s opinion were based, may significantly alter the value of CompoSecure or Husky or the value of their respective equity by the time the Transactions are completed, and thus the fairness of the Transaction Consideration, from a financial point of view, to CompoSecure. The opinion does not speak as of the time the Transactions will be completed or as of any date other than the date of such opinion.
CompoSecure may be subject to litigation challenging the Transactions, and an unfavorable judgment or ruling in any such lawsuits could prevent or delay the consummation of the Transactions and/or result in substantial costs.
Securities class action lawsuits and derivative lawsuits are often brought against publicly listed companies that have entered into acquisition agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on CompoSecure.
Lawsuits related to the Transactions may be filed against CompoSecure and its affiliates, directors and officers. If dismissals are not obtained or a settlement is not reached, these lawsuits could prevent or delay completion of the Transactions and/or result in substantial costs to CompoSecure. These lawsuits could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Transaction Agreement already implemented and to otherwise enjoin the parties from consummating the Transactions. One of the conditions to the Transactions is that there is no temporary restraining order, preliminary or permanent injunction or other order, in each case, preventing the consummation of the Transactions. For a detailed discussion of the terms and conditions of the Transactions, see the section entitled “The Transaction Agreement — Conditions to the Transactions.” Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Transactions, then that injunction may delay or prevent the Transactions from being completed, which may adversely affect CompoSecure’s business, financial position and results of operation. There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Transactions are completed may adversely affect CompoSecure’s ongoing business, financial condition, results of operations and cash flows.
Completion of the Transactions may trigger change in control or other provisions in certain agreements to which Husky is a party, which may have an adverse impact on CompoSecure’s business and results of operations after completion of the Transactions.
The completion of the Transactions may trigger change in control and other provisions in certain agreements to which Husky is a party. If CompoSecure and Husky are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if CompoSecure and Husky are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to CompoSecure and Husky following the Transactions.
Risks Relating to the Combined Company
The business of the combined company will be significantly different from CompoSecure’s current business, and will be subject to different risks and opportunities.
Currently, CompoSecure’s business is as a technology partner to market leaders, fintechs and consumers focusing on innovative metal payment card technology and Arculus security and authentication solutions. Net sales of CompoSecure’s existing business during the 2024 and 2023 fiscal years were approximately $421 million and $391 million, respectively. Following the completion of the Transactions, CompoSecure’s business will expand significantly to include the business of Husky, a global provider of highly engineered injection molding technology solutions and services and manufacturer of global molds. Net sales of Husky’s business during the 2024 and 2023 fiscal years were approximately $1,495 and $1,517 million, respectively. Accordingly, the results of operations as well as the price of CompoSecure Common Stock may in the future be affected by factors different from those factors affecting CompoSecure and Husky as independent standalone companies. CompoSecure following the transaction will face additional risks and uncertainties that CompoSecure and Husky may currently not be exposed to as independent companies. You should carefully review the risk factors in this proxy statement, including the risks associated with the business of each of Husky and CompoSecure.
CompoSecure’s results may suffer if it does not effectively manage its expanded operations following the Transactions.
Following the Closing, CompoSecure’s success will depend, in part, on its ability to manage its expansion, which poses numerous risks and uncertainties.
The Transactions may not be accretive, and may be dilutive, to CompoSecure’s earnings per share, which may negatively affect the market price of CompoSecure Common Stock.
Because shares of CompoSecure Common Stock will be issued in connection with the Transactions, it is possible that, although CompoSecure currently expects the Transactions to be accretive to earnings per share, the Transactions may be dilutive to CompoSecure’s earnings per share, which could negatively affect the market price of CompoSecure Common Stock.
CompoSecure is expected to issue an aggregate of approximately 161,355,000 shares of CompoSecure Common Stock in connection with the Transactions, including to the Sellers in consideration for CompoSecure’s combination with Husky, and to the Investors. The issuance of these new shares of CompoSecure Common Stock could have the effect of depressing the market price of CompoSecure Common Stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, CompoSecure’s earnings per share could cause the price of shares of CompoSecure Common Stock to decline or to increase at a lower rate than anticipated.
The market value of CompoSecure Common Stock could decline if large amounts of CompoSecure Common Stock are sold following the Transactions.
If the Transactions are consummated, CompoSecure is expected to issue an aggregate of approximately 161,355,000 shares of CompoSecure Common Stock to the Sellers and the Investors. At Closing, CompoSecure will enter into the Registration Rights Agreement (as defined below) with the PE Sellers that will, among other things, provide the PE Sellers with certain shelf, demand and piggyback registration rights. While Platinum will be subject to a lock-up, the lock-up period is 90 days following the Closing, subject to early release by CompoSecure. The PE Sellers may decide not to hold their shares of CompoSecure Common Stock that they will receive in the Transactions, and may instead decide to reduce their investment in CompoSecure. Additionally, the Investors have been granted certain shelf registration rights that will entitle them to the registration of the PIPE Shares promptly following the completion of the Transactions, and the Investors will not be subject to any lock-up. Such sales of CompoSecure Common Stock or the perception that these sales may occur, could have the effect of depressing the market price for CompoSecure Common Stock.
The market value of CompoSecure Common Stock may decline as a result of completing the Transactions.
The market value of CompoSecure Common Stock may decline as a result of completing the Transactions if, among other things, it is unable to achieve the expected benefits of the Transactions, if the Transactions are not completed within the anticipated timeframe or if the costs related to the Transactions are greater than expected. The market value of CompoSecure Common Stock also may decline if CompoSecure does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Transactions on CompoSecure’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
The ownership percentage of current CompoSecure Stockholders will be significantly diluted by the Stock Issuance.
The Stock Issuance will result in significant dilution of the ownership percentage of CompoSecure of existing CompoSecure Stockholders following the Transactions. Based on the estimated number of shares of CompoSecure Common Stock outstanding immediately prior to the execution of the Transaction Agreement, existing CompoSecure Stockholders are expected to own approximately 45% of outstanding CompoSecure Common Stock (and Tungsten and its affiliates, including Resolute Compo Holdings, are expected to own approximately 18% of outstanding CompoSecure Common Stock), the Sellers are expected to own approximately 19% of outstanding CompoSecure Common Stock and Investors are expected to own approximately 36% of outstanding CompoSecure Common Stock following the Transactions. Consequently, current CompoSecure Stockholders will, as a general matter, have less influence over the management and policies of CompoSecure following the Transactions as compared to their influence over CompoSecure prior to the Transactions. As a result of the anticipated ownership of CompoSecure Common Stock following the Closing of the Transactions, we expect that Resolute Compo Holdings will no longer be entitled to certain governance rights, including the right to designate certain directors, under the terms of the Governance Agreement, dated as of September 17, 2024, by and among Tungsten, Resolute Compo Holdings and CompoSecure.

Following the Closing, Platinum will have the ability to influence CompoSecure’s business, and its interest in CompoSecure’s business may be different from that of other CompoSecure Stockholders.
Based on the estimated number of shares of CompoSecure Common Stock outstanding immediately prior to the execution of the Transaction Agreement, the Sellers are expected to own approximately 19% of outstanding CompoSecure Common Stock, and Platinum will be the largest holder of CompoSecure Common Stock following the Closing. In addition to the significant CompoSecure Common Stock ownership the PE Sellers will have following the completion of the Transactions, the Investor Rights Agreement will provide the PE Sellers with the right to nominate two directors for election to the Board if they and their affiliates collectively beneficially own at least 10% of the outstanding shares of CompoSecure Common Stock and one director if they and their affiliates collectively beneficially own less than 10%, but more than or equal to 5%, of the outstanding shares of CompoSecure Common Stock, in each case subject to certain qualification requirements for such directors. The interests of Platinum may conflict with the interests of other CompoSecure Stockholders.
CompoSecure and Husky will incur significant transaction-related costs in connection with the Transactions, which may be in excess of those anticipated by CompoSecure or Husky.
Each of CompoSecure and Husky has incurred, and expects to continue to incur, a number of non-recurring costs associated with negotiating and completing the Transactions. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the Transactions and include, among others, employee retention costs, fees paid to financial, legal and accounting advisors, severance and benefit costs and filing fees. CompoSecure and Husky will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Transactions.
The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of CompoSecure following the completion of the Transactions. Many of these costs will be borne by CompoSecure even if the Transactions are not completed.
If the combined company is unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence and materially and adversely affect our business and operating results.
Under the Sarbanes-Oxley Act of 2022, we are required to provide management’s attestation on internal controls. Additionally, since we expect to cease to be an “emerging growth company” at the conclusion of our 2025 fiscal year, we expect that our independent registered public accounting firm will be required to opine on management’s attestation of the effectiveness of our internal control over financial reporting in our annual report on Form 10-K for the year ending December 31, 2025. In accordance with interpretive guidance issued by the SEC, management is permitted to exclude an acquired business from its assessment of internal control over financial reporting in the first year post-acquisition. In connection with a prospective transaction, including the Transactions, we have conducted and in the future intend to conduct due diligence necessary to reasonably assure us that any business we acquire can comply with applicable internal control requirements. However, the control environment of a business we acquire or with which we combine may not be consistent with our standards or with regulatory requirements, and may require significant time and resources to align or rectify, and we may not detect certain internal control deficiencies at such acquired entities. Any required remediation measures could be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects, and any resulting internal control deficiencies could adversely affect our financial condition, results of operations, and access to capital.
Risks Relating to CompoSecure
CompoSecure’s business will continue to be subject to the risks described in the sections entitled “Risk Factors” in CompoSecure’s Annual Report on Form 10-K for the year ended December 31, 2024, which may be updated or supplemented in CompoSecure’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents incorporated by reference into this proxy statement.

See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.
Risks Relating to Husky
Husky’s results of operations are reliant on unpredictable customer purchasing trends.
Husky’s financial results are impacted by customer purchasing trends and the timing of converting orders into sales, which can be unpredictable, and therefore can lead to variations in and uncertainties regarding financial results from period to period (including seasonality). Sales from individual customers may vary relative to total sales and demand for Husky’s products may fluctuate in any given period based on customers’ individual needs, the type of product, and size of the order. In addition, sales are impacted by the timing of when orders are placed and the length of time required to convert these orders into recognized revenue. The conversion cycle can range from several weeks to several months. Furthermore, sales are primarily recognized upon the shipment or transfer of control of goods to Husky’s customers, which may involve meeting multiple criteria after manufacturing is completed. Such factors include but are not limited to, pre-shipment written acceptance from the customer, changes in the customer’s need-by-date, and logistical timing, which is impacted by shipment terms. Revenue recognition may shift between periods based on these factors.
Growth in emerging markets may impact Husky’s sales.
Husky sells products into emerging markets. Urbanization and a growing middle class are key growth catalysts in emerging markets, as an increase in disposable income generally leads to an increased demand for food and beverage, and essential services such as healthcare. Husky’s results of operations could be adversely affected if the expected growth in urbanization and the middle class in these emerging markets slows or is significantly altered.
There is no certainty that Husky will be able to manage fluctuations in raw materials.
Husky’s largest material purchase is for tooling stainless steel. Price movements in steel are largely dependent on the steel commodity price index. In addition, Husky is indirectly exposed to the price of steel used by Husky’s suppliers for purchased steel component parts. Historically, price fluctuations in the cost of steel have been mitigated by purchasing steel from a variety of global suppliers and through price increases of Husky’s products when possible. However, there is no certainty that Husky will be able to manage future fluctuations in the steel price in the same manner as and therefore Husky’s results of operations may be impacted.
Failure of suppliers to deliver in a timely and cost-effective manner would adversely impact Husky’s operations.
Husky has a global supply chain, including a network of suppliers and distribution and manufacturing facilities. Product quality and reliability are determined in part by factors that are not entirely within Husky’s control. Husky depends on suppliers for parts and components that meet Husky’s standards. If suppliers fail to meet Husky’s standards, Husky may not be able to deliver the quality products that Husky’s customers expect which may adversely affect Husky’s financial condition. The supply chain is subject to stress by increased demand and other global events that have put additional pressures on manufacturing output and freight lanes. This has resulted in and could continue to result in disruptions to the supply chain; difficulty in procuring or the inability to procure components and materials necessary for the products, solutions, and services; inflationary cost increases for commodities, components, and freight services; international trade policies including with respect to tariffs; and delays in delivering, or an inability to deliver, the products, solutions and services to Husky’s customers on a timely basis. Husky is continuing to manage its end-to-end supply chain, from sourcing to production to customer delivery, with a particular focus on all critical and at-risk suppliers and supplier locations globally, along with revising the existing supply chain to source critical components and parts closer to its manufacturing facilities to further reduce the supply chain business risk. However, these efforts may not be successful, and further delays in the receipt of goods, or other unanticipated impacts to the supply chain, including on direct imports or goods purchased domestically, or on Husky’s customers, could have a more significant impact on future business (including sales), and Husky is continuing to monitor this evolving situation.
Husky is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws and anti-money laundering laws and regulations. Husky could face serious consequences for violations, which could harm Husky’s business.
Husky is subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls and anti-corruption and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and other state and national anti-bribery and anti-money laundering laws in the regions in which Husky conduct business.
Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.
Husky may face exposure to adverse movements in foreign currency exchange rates.
Husky operates in international markets and, accordingly, its competitiveness and financial results are subject to foreign currency fluctuations where revenues and costs are denominated in currencies other than U.S. dollars. For example, a large percentage of Husky’s expenses are incurred in Canadian dollars, while a large percentage of its revenues are denominated in U.S. dollars. Increases in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on the overall competitiveness of Husky’s products and services and, therefore, its financial results. In addition, Husky’s equipment selling prices are largely denominated in U.S. dollars or Euros, and any material decline in the value of a customer’s base currency relative to the U.S. dollar or Euro may have a material adverse effect on its sales volumes and operating margins. Husky is also exposed to currency movements for other currencies, including the Japanese Yen and Chinese Renminbi. Husky competes against equipment manufacturers domiciled in various countries. These competitors benefit when the currency of their cost base depreciates against the U.S. dollar. Historically, Husky has regularly entered into foreign exchange forward contracts primarily to reduce its exposure to Canadian dollar currency rate fluctuations. Husky typically limits its forward contracts to a maximum of a two-year period.
Changes in U.S. trade policies, including tariffs, could adversely affect Husky’s business, financial condition, or results of operations.
Husky’s business operations are subject to risks associated with international trade policies, including but not limited to tariffs. The U.S. Government has recently implemented comprehensive tariffs on imports from various countries around the world, along with sector-specific tariffs, which could affect Husky’s business. These tariffs may lead to increased costs for inventory, equipment, could result in unpredictable downstream effects, such as lack of access to suppliers, parts, and/or other issues resulting from impacts to global supply chains, and could impact existing or future operations. These tariffs could also have a material adverse impact on demand for Husky’s products and Husky’s revenue due to higher prices.
Husky’s significant international operations subjects Husky to risks inherent in doing business in foreign jurisdictions.
Husky’s significant international operations subjects Husky’s business to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. Husky is a global business with a significant portion of its operations and revenue outside of North America.
Husky’s international operations, such as its manufacturing operations and other facilities in Brazil, China, India, Luxembourg, Mexico and Russia, are subject to risks inherent in doing business in foreign countries, including, among others:
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potential imposition of restrictions on investments;

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requirements of foreign laws and other governmental controls, including trade and labor restrictions and related laws that reduce the flexibility of its business operations;

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the imposition by the U.S. government and foreign governments of trade barriers such as tariffs, quotas,

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preferential bidding and import restrictions;

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potential staffing difficulties and labor disputes;

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managing and obtaining support and distribution for local operations;

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increased costs of transportation or shipping;

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credit risk and financial conditions of local customers and distributors;

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risk of nationalization of private enterprises by foreign governments;

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potential adverse tax consequences; and

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potential difficulties in protecting intellectual property.

Husky may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which Husky operates. In addition, Husky may from time to time be subject to limitations on its ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on Husky’s financial condition, results of operations and cash flows.
Husky may be unable to attract or retain key employees during the pendency of the Transactions.
In connection with the Transactions, Husky’s current and prospective employees may experience uncertainty about their future roles with CompoSecure following the mergers, which may materially adversely affect Husky’s ability to attract and retain key personnel during the pendency of the Transactions. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Husky following the mergers. Accordingly, no assurance can be given that Husky will be able to retain key employees to the same extent that Husky has been able to in the past.
If Husky is unable to continue the technological innovation and successful introduction of new products into the market, its customers may delay their orders or turn to other manufacturers.
Husky’s industry and the markets into which Husky sell its products experience periodic technological change and ongoing product improvements. Husky’s competitors may also introduce new generations of their products or Husky’s customers may require new technological and increased performance specifications that would require Husky to develop new products or adversely affect the demand for Husky’s existing products. Husky’s future growth depends on its ability to gauge the direction of the commercial and technological progress in all key markets, and on its ability to successfully develop, manufacture and market new products. Difficulties or delays in identifying viable new products, research, development or production of new products or failure to gain regulatory approval, intellectual property protection or market acceptance of new products and technologies may reduce future sales and adversely affect Husky’s competitive position. Additionally, Husky may be unable to identify, develop and market new products and technology on a timely basis that gain customer acceptance over its existing products and successfully compete with the products of its competitors, which may diminish its growth prospects, profit margins and its competitive position. While Husky commits significant funds to research and development spending each year, there can be no assurance that the products and processes developed will be commercially successful, will generate an acceptable return on investment or will be accepted by its customers. If Husky fails to keep pace with evolving technological innovations, its business, financial condition or results of operations could be materially adversely affected.

If the use of plastic as a packaging material declines, it could materially adversely affect Husky’s business, financial condition or results of operations.
The vast majority of Husky’s sales is realized from the sale of equipment and services to the plastic packaging market. Any reduction in the usage of plastic packaging and, in particular, PET packaging, by consumers will likely result in the reduction of Husky’s sales of equipment and services, which could have a material adverse effect on Husky’s business, financial condition or results of operations. Factors that could result in a decline in the usage of plastic packaging include:
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The perception of the recyclability and environmental impact of plastic packaging.   The recyclability and environmental impact of plastic packaging, such as PET water containers, may be perceived negatively by environmental groups, customers and government regulators, primarily in markets where these products are typically disposed of instead of recycled. For example, according to The Reloop Platform, in 2018, 97% of PET containers used by consumers were returned to the deposit return system in Germany, and in 2019, 94% and 92% of PET containers used by consumers were returned to the deposit return system in Denmark and Lithuania, respectively. By contrast, in the United States, according to the National Association for PET Container Resources, only 26.6% by weight of the PET containers used by consumers were recovered in 2020, whereas the recycling rate in the United States was 45.2% for aluminum cans in the same year.

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Environmental advocacy and legislation.   A number of governmental authorities have enacted, or are expected to consider, legislation aimed at reducing the environmental impact of plastic packaging. These legislative efforts have been lobbied for and supported by environmental advocacy groups. These proposals and legislation have included mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, requiring retailers or manufacturers to develop a recycling infrastructure and increased scrutiny of the use of plastics, especially for bottled water. Legislative and other changes aimed at reducing the environmental impact of plastic packaging may result in increased costs associated with plastic packaging and/or reduced demand for such packaging.

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Health and safety concerns.   Media reports on possible health risks associated with certain plastics have prompted general consumer concerns regarding the safety of plastic packaging and containers. National and international governmental organizations responsible for consumer safety have continued to recognize the safety of PET. However, if consumer perceptions of the safety of PET shift, the usage of PET as a packaging material may decline. In addition, if any new scientific evidence suggests that PET is unsafe, or any regulatory agency issues new interpretations of existing evidence that limit or lead to prohibitions on the use of PET as packaging for tooling and aftermarket products and services, there could be a decline in the use of PET packaging. In addition, Husky may become subject to product liability or other lawsuits, heightened regulatory oversight or new laws, any of which may materially adversely affect Husky’s business, financial condition or results of operations.

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The relative advantages of plastic packaging compared with other materials, such as glass, metal and paper.   Glass, metal and paper may be regarded as alternative materials for packaging. Although plastic packaging may have several competitive advantages over these alternative packaging materials, advances in the production process or technology of competing packaging materials, or material cost decreases in such packaging materials, may erode plastic packaging’s competitive advantages.

Any of the foregoing factors and other factors, including those unknown to Husky, could result in a decline in the usage of plastic packaging and Husky’s business, financial condition or results of operations could be materially adversely affected.
If Husky’s products fail to perform or fail to meet customer requirements or expectations, Husky could incur significant additional costs.
The manufacture of Husky’s products involves highly complex processes. Husky’s customers specify quality, performance and reliability standards that Husky is required to meet. Product quality and reliability are determined in part by factors that are not entirely within Husky’s control. For instance, Husky depends on its suppliers for raw materials and components that meet Husky’s standards.

Husky relies on the timely delivery of raw materials and components that meet Husky’s standards for its continued production and delivery of products and services, and any inability to obtain such raw materials and components could impede Husky’s ability to manufacture and deliver its products and services as Husky requires.
If Husky’s products do not meet its standards, Husky may be required to replace or rework the products or incur warranty expenses. In some cases, Husky’s products may contain undetected defects or flaws that only become evident after shipment. In the past, Husky has proactively replaced parts in the field that have experienced a high rate of failure. Any future product quality, performance or reliability problems or defects could result in significant costs associated with the repair, removal, collection or destruction of the defective product, an increase in warranty expense, the write-down or destruction of inventory, lost sales, cancellations or rescheduling of orders for Husky’s products.
Husky may also be the target of product liability lawsuits. If a person were to bring a product liability suit against one of Husky’s customers, such customer may attempt to seek contribution from Husky. A person may also bring a product liability claim directly against Husky. A successful product liability claim or series of claims against Husky in excess of its insurance coverage for payments, for which Husky is not otherwise indemnified, could have a material adverse effect on Husky’s business, financial condition or results of operations.
A significant product defect or product liability case could also result in adverse publicity, damage to Husky’s reputation and a loss of customer confidence in its products.
New or increased taxes or other governmental regulations targeted to decrease the consumption of certain type of beverages may adversely affect Husky’s business.
Public health officials and government officials have become increasingly concerned about the public health consequences associated with over-consumption of certain types of beverages, such as sugar beverages and others sold or packaged by certain of Husky’s customers. Possible new federal, state or local taxes, increases to current taxes or other governmental regulations specifically targeted to decrease the consumption of these beverages may significantly reduce demand for sugar related beverages, which could in turn affect demand for Husky’s products from certain of its current or potential customers. For example, Mexico recently implemented a tax on certain sugar sweetened beverages and members of the U.S. Congress have raised the possibility of a federal tax on the sale of certain beverages, including non-diet soft drinks, fruit drinks, teas and flavored waters. Some state and local governments are also considering similar taxes, and San Francisco, California and Philadelphia, Pennsylvania have enacted such a tax. If enacted, such taxes could materially adversely affect Husky’s business and financial results. Additionally, France and the United Kingdom have introduced taxes on drinks with added sugar and artificial sweeteners that companies produce or import. The imposition of such taxes in the future may decrease the demand for certain soft drinks and beverages that Husky’s customers produce, which may cause its customers to respond by decreasing their purchases of Husky’s products. Consumer tax legislation and future attempts to tax sugar or energy drinks by other jurisdictions could reduce the demand for Husky’s products and adversely affect its profitability.
Husky’s patents may not prevent competitors from making and selling products that are similar to Husky’s.
Husky’s competitors make and sell similar products to Husky. Their products may not infringe the claims of Husky’s patents or, even if they do, Husky may determine that it is not worth the time, money and risk to pursue such infringement claims against them. In general, many patents that are asserted in litigation are found to be invalid. Moreover, patents issued outside Canada or the United States may not have as broad a scope as Canadian or U.S. patents or may be more difficult to enforce, and in any case, patents expire. For all these reasons, Husky’s patents may not effectively enable it to prevent competitors from making and selling products that are competitive with Husky’s products.
Competitors may misappropriate Husky’s trade secrets or infringe its patents, trademarks or copyrights, and Husky may not be able to stop them.
In addition to patents, Husky relies on trademarks, trade secret rights, copyrights and other rights to protect its unpatented proprietary intellectual property and technology. Despite Husky’s efforts to protect its proprietary technologies and its intellectual property rights, unauthorized parties, including Husky’s employees, contractors, business partners or competitors, may attempt to copy aspects of its products or brands or obtain and use Husky’s trade secrets or other confidential information. Husky cannot assure that the steps taken will prevent misappropriation of Husky’s intellectual property or technology or infringement of Husky’s intellectual property rights. Competitors may independently develop technologies or products that are substantially equivalent or superior to Husky’s solutions or that inappropriately incorporate its proprietary technology into their products or they may hire Husky’s former employees who may misappropriate Husky’s proprietary technology or misuse its confidential information. In addition, the laws of some foreign countries where Husky does business do not protect intellectual property rights and technology to the same extent as the laws of the United States and Canada, and these countries may not enforce these laws as diligently as they are typically enforced in the United States and Canada. Moreover, in order to benefit from the protection of patents and other intellectual property rights, Husky must monitor and detect infringement, misappropriation or other violations of Husky’s intellectual property rights and pursue infringement, misappropriation or other claims in certain circumstances in relevant jurisdictions, all of which are costly and time-consuming. Finally, even if Husky determined that it had a valid claim of trade secret misappropriation, or patent, trademark or copyright infringement, whether against an employee, contractor, business partner or competitor, it could be expensive, time-consuming and risky to pursue such claim. As a result, Husky may not be able to effectively enforce its patents or other intellectual property rights and Husky may not be able to prevent competitors or others from the use of its brands or technologies in connection with their products and operations, which could have a material adverse effect on Husky’s business, financial condition and results of operations.
Cybersecurity risks, including any technology failures causing a material disruption to operational technology or cyber-attacks on Husky’s systems affecting its ability to protect the integrity and security of customer and employee information, have previously and could again disrupt Husky’s operations and/or could harm its reputation and negatively impact Husky’s business and its relationship with its customers.
As a technology and manufacturing company, Husky’s business requires the secure processing and storage of sensitive information relating to Husky’s customers, employees, business partners and others. In the ordinary course of business, Husky collects and stores confidential information relating to Husky’s customers’ products, including manufacturing specifications, production-related information and other data. In connection with the real-time machine performance monitoring and preventative maintenance services that Husky offers to its customers, Husky has created internal platform controls and system tools that are used by its employees to diagnose and correct customer issues. In order to provide these services, Husky monitors and have access to its customers’ operational performance data relating to Husky’s products.
Like most companies, despite Husky’s current security measures, its information technology systems, networks and data, and those of Husky’s third-party service providers, may be vulnerable to information security breaches, acts of vandalism, computer viruses and interruption or loss of valuable business data, and might be improperly accessed due to a variety of events beyond Husky’s control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. These threats continue to increase as the frequency, intensity and sophistication of attempted attacks and intrusions increase around the world. In particular, ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state supported actors, are becoming increasingly prevalent and severe, and can lead to significant interruptions in its operations, loss of data and income, reputational loss and diversion of funds, and may result in fines, litigation and unwanted media attention. For example, in March 2023, Husky experienced a cybersecurity incident, which resulted in the threat actor accessing and exfiltrating data that could be confidential in nature. In May 2023, Husky made a payment to the threat actor in exchange for the deletion of the exfiltrated information. Extortion payments may alleviate the negative impact of a ransomware attack, but Husky may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting payments, and there is always a risk that the threat actor will not adhere to negotiated terms or that threat actors will initiate other attacks.
Further, if Husky’s employees were to intentionally abuse its internal platform controls and system tools, for example, by interfering with or altering Husky’s devices or its customers’ connected assets and accessing its customers’ data, Husky’s customers could be significantly harmed. Any abuse or misuse by Husky employees of its internal platform controls and system tools, even if inadvertent, could result in potential legal liability and reputational damage to both Husky’s customers and Husky, which could significantly and adversely harm Husky’s business and reputation. In addition, if it becomes necessary for Husky to further restrict the availability or use of its platform controls and system tools by Husky’s employees in response to any abuse or misuse, Husky’s ability to deliver high-quality and timely customer support could be impaired.
A significant cybersecurity incident could result in a range of potentially material negative consequences for Husky, including unauthorized access to, disclosure, modification, misuse, loss or destruction of company systems or data; theft of sensitive, regulated or confidential data, including, but not limited to, personal identifying information or Husky’s intellectual property; the loss of functionality of critical systems through extortion-based attacks, denial of service or other attacks; and business delays, service or system disruptions, damage to equipment and injury to persons or property. Such breakdowns and breaches of, or attacks on, Husky’s systems and infrastructure, or the public perception that Husky or any third party upon which Husky rely have suffered a cybersecurity incident or breakdown, may cause business interruption and impact Husky’s brand, harm Husky’s reputation, give rise to unwanted media attention, materially damage Husky’s customer relationships and adversely impact Husky’s relationship with its customers, employees, suppliers and other stakeholders. Further, Husky could be exposed to litigation, regulatory enforcement or other legal action as a result of an incident, which could subject Husky to damages, fines, sanctions or other penalties, as well as injunctive relief requiring costly compliance measures. The costs and operational consequences of responding to cyber risks may be substantial and are likely to increase in the future. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures.
While Husky strives to take appropriate security and cybersecurity measures to protect Husky’s information technology systems and infrastructure (including any trade secrets, confidential or other sensitive information) and to prevent and detect breakdowns, unauthorized breaches and cyber-attacks, Husky cannot guarantee that these measures will be successful and that breakdowns and breaches of, or attacks on, Husky’s systems and data, or those of third parties upon which Husky relies, will be prevented. As a result of the cybersecurity incidents Husky experienced in March 2023, Husky has incurred costs in connection with efforts to investigate and assess the relevant impacts, recover Husky’s systems, enhance Husky’s data security, and protect against unauthorized access to, or manipulation of, Husky’s systems and data. Despite incurring these costs, Husky may not have identified and may not be able to remediate all of the potential causes of Husky’s cybersecurity incident, and similar incidents may occur in the future. While Husky maintains insurance against some of these risks, this insurance may not be sufficient to cover the financial, legal, business or reputational losses that may result from a breakdown, breach, cyber-attack or other compromise of or interruption to Husky’s information technology systems and infrastructure or confidential and other sensitive information. The successful assertion of one or more large claims against Husky that exceeds Husky’s available insurance coverage, or results in changes to Husky’s insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on Husky’s business. In addition, Husky cannot be sure that Husky’s existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that Husky’s insurers will not deny coverage as to any future claim.
Some of Husky’s customers have been sued for patent infringement in connection with a specific design of products made using molds purchased from Husky, and in the future Husky could face similar lawsuits.
Certain of Husky’s customers have been sued for patent infringement in connection with certain products that they manufactured using molds purchased from Husky. Husky could face similar claims in the future. If such lawsuits prevail, Husky could be forced to stop selling one or more molds used by Husky’s customers to make such products or be required to pay past or ongoing royalties. Even if such lawsuits do not prevail, Husky could be forced to spend significant amounts of time and money opposing claims of infringement and relationships with Husky’s customers could be harmed. Some of Husky’s customers have asked Husky to indemnify them in connection with such claims, and other customers could make similar requests in the future. Husky has refused such requests, as Husky believes that Husky is not responsible for infringement claims based upon Husky’s customers’ product designs. Husky generally seeks to avoid any obligations to indemnify its customers for intellectual property claims against them that are based upon products that they manufacture using molds purchased from Husky; however, it is possible that Husky may be required to indemnify certain customers in certain instances. In light of infringement claims against Husky’s customers for which Husky has refused requests for indemnity, certain of Husky’s customers could decide to purchase affected molds from Husky’s competitors or otherwise reduce their business with Husky, or they could bring suit against Husky seeking reimbursement for losses and damages in connection with such infringement claims.
Unanticipated changes in tax provisions, variability of quarterly and annual effective tax rates, the adoption of new tax legislation or exposure to additional tax liabilities could impact Husky’s financial performance.
Husky’s global operations and entity structure result in a complex tax structure where Husky is subject to income and other taxes in numerous jurisdictions. Variability in the mix and profitability of domestic and international activities, identification and resolution of various tax uncertainties, changes in tax laws or their application or interpretation, changes in rates or other regulatory actions regarding taxes, and the extent to which Husky is able to realize net operating loss and other carryforwards included in deferred tax assets and avoid potential adverse outcomes included in deferred tax liabilities, among other matters, may significantly impact Husky’s effective income tax rate in the future. Husky’s effective income tax rate may also be impacted by the recognition of discrete income tax items, such as required adjustments to Husky’s liabilities for uncertain tax positions or Husky’s deferred tax asset valuation allowance. A significant increase in Husky’s effective income tax rate could have an adverse impact on Husky’s earnings. Husky is also subject to ongoing tax audits in various jurisdictions. Tax authorities may disagree with Husky’s intercompany charges, cross jurisdictional transfer pricing or other matters, and may assess additional taxes as a result. There can be no assurance that Husky will accurately predict the outcomes of these audits, and the amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in Husky’s income tax expense and therefore could have a material impact on Husky’s tax provision, net income and cash flows. If these audits result in assessments different from amounts reserved, future financial results may include unfavorable adjustments to Husky’s tax liabilities.
Husky is subject to other market risks.
Husky is exposed to interest rate risk primarily through its long-term floating rate debt. Additionally, its financial assets are exposed to credit risk consisting primarily of cash and cash equivalents, accounts receivable and derivatives with positive fair values. Husky’s customers are geographically diversified with no concentration of receivables by customer or geography. Husky manages its accounts receivable credit risk by analyzing the counterparties’ financial condition prior to entering into an agreement, establishing credit limits and obtain cash, letters of credit or other acceptable forms of security from customers to provide credit support, based on such analysis of the customer and the terms and conditions applicable to each transaction. However, significant changes in the financial condition of Husky’s counterparties could impact their ability to satisfy their contractual obligations to Husky, which could have material adverse impacts on Husky’s financial condition and results of operations.

PARTIES TO THE TRANSACTIONS
CompoSecure, Inc.
Founded in 2000, CompoSecure is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. CompoSecure’s innovative metal payment card technology and Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their assets, protect their digital identities and ensure trust at the point of a transaction.
Mission and Values
CompoSecure’s mission is to combine elegance, simplicity, and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s values are embodied in the following key concepts:
Key Product Overview
CompoSecure led the creation and growth of the metal card form factor through its expertise in material science and has been at the forefront of emerging embedded payment card technology (e.g., the evolution of “tap to transact”). For more than two decades, through its combination of large-scale, advanced manufacturing capabilities and deep technological expertise, CompoSecure has driven key payment card industry innovations in materials science, metal form factor design, dual interface functionality, and security. The distinct value proposition of CompoSecure’s products has resulted in widespread adoption by major banks, financial institutions and fintech innovators to support their acquisition and retention of consumer and business card customers. From 2010 through 2024, CompoSecure produced and sold over 200 million metal payment cards worldwide (i.e., credit and debit cards issued primarily on one of the Visa, MasterCard, American Express, Discover payment networks). In 2024 alone, CompoSecure provided metal payment card solutions for more than 150 branded and co-branded card programs, totaling approximately 30 million payment cards sold. CompoSecure’s metal payment card solutions have generated, and are expected to continue to generate, a significant base of growing, highly profitable revenue. CompoSecure is now accelerating innovation in secure authentication technology solutions with the launch of Arculus (named for the ancient Roman god of safes and strongboxes). Arculus is a digital security platform with broad industry applicability. Through the convenience of a premium metal card, this technology is designed to solve chronic industry and consumer needs for reliable, trusted and secure authentication solutions — moving beyond passwords, as well as providing enhanced security for storage of digital assets. CompoSecure’s Arculus technology is designed to transform a metal payment card into a multifunctional device to support both traditional payments and to act as a ‘tap-to-authenticate’ hardware token allowing for passwordless, and hardware-based, multi-factor authentication.
CompoSecure’s principal executive offices are located at 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500. CompoSecure Common Stock is listed on the NYSE under the trading symbol “CMPO.”
For additional information about CompoSecure and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”
Forge New Holdings, LLC
Forge New Holdings, LLC, a Delaware limited liability company, is an indirect, wholly owned subsidiary of CompoSecure and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o CompoSecure Holdings, L.L.C., 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500.

1561604 B.C. Unlimited Liability Company
1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, is an indirect, wholly owned subsidiary of CompoSecure and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o CompoSecure Holdings, L.L.C., 309 Pierce Street Somerset, New Jersey 08873 and its telephone number is (908) 518-0500.
Husky Technologies Limited
Husky Technologies Limited, a corporation existing under the laws of British Columbia was incorporated on March 5, 2018. Husky is a leading global provider of highly engineered equipment and aftermarket tooling and services, including Polyethylene Terephthalate injection molding systems, and aftermarket parts and tooling, as well as a leading global mold maker, serving consumer packaging end markets, with technicians located in over 50 countries. Husky serves approximately 4,000 customers in approximately 140 countries through its global sales and service network. Husky provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners and controllers. Husky also provides aftermarket services and spare parts to its large global installed base consisting of more than 6,000 fully-integrated PET systems as of September 30, 2025. Husky operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China and India.
Its principal executive offices are located at 500 Queen Street, Bolton, Ontario, Canada, L7E 5S5 and its telephone number is (905) 951-5000.
For more information about Husky, please see the section entitled “Description of Husky’s Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Husky.”
Platinum Equity Advisors, LLC
Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $50 billion of assets under management and a portfolio of around 60 operating companies that serve customers worldwide. The firm specializes in mergers, acquisitions, and operations — a trademarked strategy it calls M&A&O® — acquiring and operating companies across diverse industries including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, and telecommunications.
Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.
The Sellers
The Sellers in the Transaction Agreement are: (i) Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership, (ii) Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership, (iii) Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company, (iv) Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands exempted limited partnership, and (v) Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands exempted limited partnership, and certain management holders of Husky’s common shares. The PE Sellers are entities affiliated with Platinum Equity Advisors, LLC.
Forge US Top, LLC
Forge US Top, LLC, a Delaware limited liability company, is an direct, wholly owned subsidiary of PE Platinum Equity Capital Partners International IV (Cayman), L.P. Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.

1561570 B.C. Ltd.
1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia, is a direct, wholly owned subsidiary of Forge US Top, LLC and was formed solely for the purpose of effecting the Transactions. It has not conducted any activities other than those incidental to its formation and the matters contemplated by the Transaction Agreement. Its principal executive offices are located at c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210 and its telephone number is (310) 712-1850.

THE SPECIAL MEETING
We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place of the Special Meeting
The special meeting will be held virtually at 10:00 a.m. Eastern Time on December 23, 2025. You will be able to attend the special meeting and vote during the special meeting via live webcast through the link www.virtualshareholdermeeting.com/CMPO2025SM.
To participate in the virtual special meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card, or voting instruction form. We encourage you to access the special meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting. A phone number where you can obtain technical assistance will be available on the special meeting website on the day of the special meeting.
Purpose of the Special Meeting
At the special meeting, stockholders of record will be asked to consider and vote on a proposal to approve, for the purposes of complying with the applicable NYSE listing rules, the issuance of CompoSecure Common Stock in connection with the Transactions and pursuant to the terms of the Transaction Agreement and the Purchase Agreement.
Recommendation of the Board
The Board reviewed and considered the terms and conditions of the Transaction Agreement, and the transactions contemplated thereby. The Board: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.
The Board recommends that you vote “FOR” the Stock Issuance Proposal.
Record Date and Quorum
Each holder of shares of CompoSecure Common Stock as of the close of business on the record date is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of CompoSecure Common Stock that you owned on the record date. As of November 20, 2025, there were 126,411,164 shares of CompoSecure Common Stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, by virtual attendance or by proxy, of the holders of shares of the outstanding CompoSecure Common Stock representing a majority of the voting power of all outstanding shares of CompoSecure Common Stock to vote at the special meeting constitutes a quorum for the special meeting.
If you are a stockholder of record and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your shares of CompoSecure Common Stock will be counted as part of the quorum.
If you are a “street name” holder of shares of CompoSecure Common Stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of CompoSecure Common Stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of CompoSecure Common Stock held by stockholders of record that are present at the special meeting virtually or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the chairman of the meeting may adjourn the special meeting.
Vote Required for Approval
The Stock Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of shares of the votes cast at the special meeting, whether attending virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the Stock Issuance Proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the Stock Issuance Proposal.
Effect of Abstentions; Broker Non-Votes
The Stock Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether attending virtually or represented by proxy. Therefore, abstentions will have no effect on this proposal.
A broker non-vote with respect to CompoSecure Common Stock occurs when (i) shares of CompoSecure Common Stock held by a broker or other nominee are represented, by virtual attendance or by proxy, at a meeting of CompoSecure Stockholders, (ii) the bank, broker or other nominee has not received voting instructions from the beneficial owner on a particular proposal and (iii) the bank, broker or other nominee does not have the discretion to direct the voting of the shares of CompoSecure Common Stock on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given.
Under applicable stock exchange rules, the proposal in this proxy statement is a non-routine matter. As a result, there will not be any broker non-votes at the special meeting.
Accordingly, if your shares of CompoSecure Common Stock are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your shares, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether by virtual attendance or represented by proxy and because your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on the approval of the proposal.
Voting by CompoSecure’s Directors and Executive Officers
At the close of business on November 20, 2025, directors and executive officers of CompoSecure and their respective affiliates were entitled to vote 57,141,498 shares of CompoSecure Common Stock, representing approximately 45.2% of the shares of CompoSecure Common Stock issued and outstanding on that date. Directors and executive officers of CompoSecure have informed CompoSecure that they intend to vote their shares, or cause their affiliates to vote their respective shares, in favor of the Stock Issuance Proposal.
Pursuant to the terms of the Voting Agreement, Resolute Compo Holdings, Tungsten and Ridge Valley have agreed, among other things, to vote their shares of CompoSecure Common Stock in favor of the Stock Issuance Proposal. Tungsten is the managing member of Resolute Compo Holdings. John D. Cote, a CompoSecure director, is the manager of Tungsten and Ridge Valley. C 323 Holdings, LLC is a non-managing member of Resolute Compo Holdings. Thomas R. Knott, a CompoSecure director, is the sole managing member of C 323 Holdings, LLC. Mr. Cote, C 323 Holdings, LLC and Mr. Knott may be deemed to share beneficial ownership of the shares held of record by Resolute Compo Holdings.

Other than as described above, none of the directors and executive officers are obligated to vote in favor of the Stock Issuance Proposal.
For additional information, see the sections entitled “Voting Agreement” and “Security Ownership of Certain Beneficial Owners and Management.”
How to Vote
Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day immediately preceding the date of the special meeting.
If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on the proposal to be voted, your shares will be voted in favor of that proposal. If you indicate “ABSTAIN” on the proposal to be voted, it will have no effect on the Stock Issuance Proposal.
If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of CompoSecure Common Stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposal.
If you wish to vote by attending the special meeting virtually and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.
If you do not submit a proxy or otherwise vote your shares of CompoSecure Common Stock in any of the ways described above, it will have no effect on the approval of the Stock Issuance Proposal.
Revocation of Proxies
Any proxy given by a stockholder of record may be revoked at any time before it is voted at the special meeting by doing any of the following:
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by submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on December 22, the day before the special meeting;

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by calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on December 22, 2025, the day before the special meeting; or

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by attending the special meeting virtually and voting at the special meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting).

“Street name” holders of shares of CompoSecure Common Stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Stock Issuance Proposal. Our bylaws provide that the special meeting may be adjourned by the chairman of the special meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days thereafter or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting.
Solicitation of Proxies
At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of CompoSecure Common Stock. CompoSecure is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation.
Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate the votes cast at the special meeting.
Questions and Additional Information
For additional questions about the special meeting, assistance in submitting proxies or voting shares of CompoSecure Common Stock, or additional copies of this proxy statement or the enclosed proxy card, please write to c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.

STOCK ISSUANCE PROPOSAL
CompoSecure is asking its stockholders to approve, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of CompoSecure Common Stock in connection with the Transactions and pursuant to the terms of the Transaction Agreement and the Purchase Agreements.
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Section 312.03(c) requires stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Additionally, pursuant to Section 312.03(b), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to (1) a director, officer or substantial security holder of the Company (each a “Related Party”), (2) a subsidiary, affiliate or other closely related person of a Related Party or (3) any company or entity in which a Related Party has a substantial direct or indirect interest, in each case, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

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As a result of the Transactions, CompoSecure is expected to issue an aggregate of approximately 161,355,000 shares of CompoSecure Common Stock to the Sellers and the Investors, subject to certain limited adjustments pursuant to the terms of the Transaction Agreement (including approximately 957,000 shares to certain directors of CompoSecure and its affiliates and/or their immediate family). This will result in the issuance of shares of CompoSecure Common Stock in excess of 20% of the voting power outstanding before the issuance. Accordingly, the Transactions cannot be completed without the approval of the Stock Issuance Proposal.

The Board recommends that the stockholders vote “FOR” the Stock Issuance Proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of CompoSecure Common Stock represented by such proxy card will be voted “FOR” the Stock Issuance Proposal.
The approval of this proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether attending virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the Stock Issuance Proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the Stock Issuance Proposal.

THE TRANSACTIONS
Overview
CompoSecure entered into the Transaction Agreement with Husky, Platinum, TopCo, New BC, the Sellers and the other Buyer Parties on November 2, 2025. Under the terms of the Transaction Agreement, CompoSecure will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of CompoSecure Common Stock, subject to the adjustments set forth in the Transaction Agreement. Following the Closing of the Transactions, Husky will become an indirect wholly owned subsidiary of CompoSecure. On November 2, 2025, concurrently with the execution of the Transaction Agreement, CompoSecure also entered into Purchase Agreements with certain institutional and other Investors, pursuant to which CompoSecure agreed to issue and sell to the Investors in the Private Placement an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.
The CompoSecure Common Stock to be issued in connection with the Transactions will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.
Background of the Transactions
The following chronology summarizes certain key meetings and events that led to the signing of the Transaction Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, Resolute, the Company’s financial advisors, legal advisors or other representatives, Platinum, Husky and their respective financial advisors, legal advisors, affiliates or other representatives or any other person.
The Board and Resolute Holdings Management, Inc. (“Resolute”), in its capacity as the manager of CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”) and its controlled subsidiaries, evaluate and pursue potential investments, purchases and sales of assets and businesses, strategic business combinations and other transactions with the potential to advance CompoSecure’s strategic objective to enhance stockholder value. In furtherance of these efforts, Resolute has from time to time engaged in discussions about potential strategic transaction opportunities with representatives of other companies and updated the Board regarding these interactions during regularly scheduled and special meetings.
Prior to June 2025, there were informal discussions between representatives of Resolute and Platinum to discuss the industry at large and opportunities for transactions with certain Platinum portfolio companies. Resolute and Platinum did not specifically discuss the possibility of CompoSecure or its subsidiaries, on the one hand, and Husky, on the other hand, engaging in a strategic transaction during these discussions.
On June 30, 2025, representatives of Resolute met with representatives of Platinum to discuss Husky’s business generally. Resolute expressed an interest in exploring a possible strategic transaction with Husky. The discussion was preliminary in nature and no specific terms of any potential transaction were discussed between the parties.
Resolute and Husky entered into a nondisclosure agreement, effective as of July 9, 2025.
On July 9, 2025, representatives of Resolute met with Brad Selleck, the Chief Executive Officer of Husky, and John Linker, the Chief Financial Officer of Husky, at Husky’s headquarters in Bolton, Ontario. During this meeting, Mr. Selleck, Mr. Linker and the representatives of Resolute discussed a potential combination between CompoSecure and its subsidiaries, including CompoSecure Holdings, and Husky. The discussion was preliminary in nature and no specific terms of any potential transaction were discussed between the parties.
During the month of July 2025, Husky provided Resolute with access to limited confidential information about Husky through a virtual data room, and during this time, representatives of Resolute undertook preliminary due diligence review and assessment of a potential combination with Husky, including participating in a number of management meetings and due diligence discussions with representatives of

Husky and Platinum. During this period, Resolute periodically updated the Board on its preliminary due diligence review and assessment. The Husky virtual data room was iteratively updated with additional due diligence information responsive to requests for additional information and documents throughout the ensuing transaction negotiations. From July 2025 until the signing of the Transaction Agreement on November 2, 2025, Resolute and CompoSecure’s advisors conducted due diligence review of Husky, including participating in multiple virtual meetings during which members of Husky’s management answered due diligence questions from representatives of CompoSecure’s advisors.
On August 11, 2025, representatives of Resolute submitted an initial proposal to Platinum for a potential combination between CompoSecure and its subsidiaries and Husky. The initial proposal contemplated a transaction between CompoSecure and Husky that implied an enterprise value of Husky in an amount equal to $4.839 billion. The initial proposal provided that the consideration to Platinum in such a transaction would consist of a mix of cash and a number of shares of CompoSecure Common Stock with a value of $887 million, based on a per share price of $17.53.
Over the course of the month of August 2025, representatives of Resolute exchanged periodic correspondence via e-mail with representatives of Platinum and met with Platinum in person on August 21, 2025. During these discussions, representatives of Platinum communicated to representatives of Resolute that the initial proposal submitted by Resolute undervalued Husky and suggested that a proposal providing for consideration to Platinum that would consist of a mix of cash and a number of shares of CompoSecure Common Stock that would result in an ownership percentage for Platinum and other Husky shareholders in the pro-forma company in the low twenties was more appropriate.
On August 26, 2025, representatives of Resolute submitted a revised proposal to Platinum for a potential combination between CompoSecure and its subsidiaries and Husky. The revised proposal contemplated a transaction that implied an enterprise value of Husky in an amount equal to $4.949 billion. The revised proposal proposed that the consideration to Platinum would consist of a mix of cash and a number of shares of CompoSecure Common Stock with a value of $997 million, based on a per share price of $18.50.
On September 1, 2025, representatives of Resolute submitted a revised proposal to Platinum for a potential combination between CompoSecure and its subsidiaries and Husky. The revised proposal contemplated a transaction that implied an enterprise value of Husky in an amount equal to $4.976 billion. The revised proposal proposed that the consideration to Platinum would consist of a mix of cash and a number of shares of CompoSecure Common Stock with a value of $1,023 million, based on a per share price of $18.50.
Representatives of Resolute and representatives of Platinum continued further business discussions regarding a potential combination of the two companies.
On September 6, 2025, Resolute and Platinum executed a non-binding term sheet that outlined certain key terms of a potential business combination between CompoSecure and its subsidiaries, including CompoSecure Holdings, and Husky. The non-binding term sheet provided (i) that the consideration paid to Platinum in connection with such a combination would equal the Transaction Consideration, implying an enterprise value of Husky equal to $4.976 billion, (ii) certain governance rights for Platinum in the post-closing company, including the right to nominate two directors for election to the Board, and (iii) an agreement that the parties would negotiate exclusively with each other for a 30-day period.
On September 15, 2025, CompoSecure also provided Platinum with access to a virtual data room containing certain due diligence information concerning CompoSecure and its subsidiaries. The CompoSecure virtual data room was iteratively updated with additional due diligence information responsive to requests for additional information and documents throughout the ensuing transaction negotiations. Between September 2025 until the signing of the Transaction Agreement on November 2, 2025, representatives of Platinum conducted due diligence on CompoSecure and its subsidiaries, including participating in a number of management meetings and due diligence discussions with representatives of CompoSecure and Resolute.
On September 16, 2025, Paul, Weiss, Rifkind, Wharton & Garrison, LLP, legal counsel to CompoSecure (“Paul, Weiss”), on behalf of CompoSecure, began to communicate with potential investors identified by representatives of Resolute and representatives of Platinum in order to wall-cross them in connection with an equity financing for a potential transaction involving Husky. From September 16, 2025 to October 24, 2025, representatives of Resolute and Paul, Weiss wall-crossed potential investors.
On September 23, 2025, the Board held a regular meeting, with members of CompoSecure’s management team, representatives of Resolute and a representative of Paul, Weiss in attendance. At the meeting, representatives of Resolute provided the Board with an overview of the status of discussions with Platinum, its due diligence conducted on Husky to date, its current assessment of the potential benefits and risks of a potential transaction between CompoSecure Holdings and CompoSecure with Platinum involving Husky, the mix of cash and stock consideration and the potential post-closing governance structure of CompoSecure as a result of effecting the business combination with Husky.
On October 12, 2025, an initial draft of the Purchase Agreement and a copy of an investor presentation were provided to potential investors with respect to the equity financing undertaken by CompoSecure in connection with any potential business combination involving Husky. From October 19, 2025 to November 2, 2025, representatives of Paul, Weiss and the respective representatives of the various Investors negotiated the form of Purchase Agreement.
On October 12, 2025, representatives of Paul, Weiss sent representatives of Latham & Watkins LLP, legal counsel to Platinum and Husky (“Latham & Watkins”), initial drafts of the Transaction Agreement, Investor Rights Agreement and Voting Agreement.
On October 14, 2025, representatives of Paul, Weiss sent representatives of Latham & Watkins an initial draft of the Registration Rights Agreement.
From October 22, 2025 to November 2, 2025, representatives of Paul, Weiss and Resolute, on the one hand, and representatives of Latham & Watkins and Platinum, on the other hand, exchanged issues lists and drafts of the Transaction Agreement and the other transaction documents, to negotiate the terms of these agreements, including, among other matters, (i) indemnification obligations of Platinum post-Closing, (ii) the purchase price adjustment mechanism, (iii) the treatment of Husky’s outstanding options and the scope of interim operating restrictions on CompoSecure and its subsidiaries.
On the morning of November 1, 2025, the Board held a special meeting to consider the approval of the Transaction Agreement and the proposed transaction, with representatives of Resolute, representatives of Paul, Weiss and representatives of Morgan Stanley in attendance. Representatives of Resolute presented to the Board an overview of its evaluation of the proposed transaction on behalf of CompoSecure Holdings and its controlled subsidiaries, the status of discussions with Platinum with respect to a potential transaction and the status of discussions with the Investors with respect to the equity financing in connection with the proposed transaction. Representatives of Paul, Weiss reviewed with the Board the terms of the Transaction Agreement and the other transaction documents. Representatives of Morgan Stanley reviewed with the Board Morgan Stanley’s analysis of the financial terms of the proposed transaction. Following discussion, Morgan Stanley referenced its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion, that as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken as set forth therein, the Total Consideration to be paid by CompoSecure is fair from a financial point of view to CompoSecure. See the section entitled “— Opinion of CompoSecure’s Financial Advisor” for additional information.
After considering the terms of the proposed transaction with Husky, and taking into consideration the matters discussed during that meeting and prior meetings of the Board, including the factors descried under the section entitled “— Reasons for the Transaction; Recommendations of the Board,” the Board (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions.
On November 1, 2025 and November 2, 2025, following the Board meeting, the parties finalized the Transaction Agreement and the other transaction documents with Platinum and Husky and the Purchase

Agreements with the Investors. On November 2, 2025, the parties executed the Transaction Agreement and the Purchase Agreements.
Prior to the opening of trading on November 3, 2025, CompoSecure issued a press release announcing its results of operation for the fiscal quarter ended September 30, 2025, in which CompoSecure announced entry into the Transaction Agreement and the Purchase Agreements.
Reasons for the Transactions; Recommendations of the Board of Directors
The Board reviewed and considered the terms and conditions of the Transaction Agreement, the Purchase Agreements and the Transactions, including the Stock Issuance. The Board: (i) determined that the Transaction Agreement, the other transaction documents contemplated thereby and the Transactions are fair to and in the best interests of CompoSecure and the CompoSecure Stockholders, (ii) approved the Transaction Documents, including the Transactions, (iii) resolved to recommend that CompoSecure Stockholders approve the Stock Issuance, and (iv) approved the execution, delivery and performance by CompoSecure of the Transaction Documents and the Transactions. The Board recommends that you vote “FOR” the Stock Issuance Proposal.
In arriving at its decisions to approve the Transaction Agreement and the Transactions, including the Stock Issuance, and to recommend that CompoSecure Stockholders vote their shares of CompoSecure Common Stock in favor of the approval of the Stock Issuance Proposal, the Board consulted with Resolute, in its capacity as the manager of CompoSecure Holdings and its controlled affiliates, CompoSecure’s management team, outside legal counsel and financial advisors, and considered a number of factors, including the following factors (not necessarily in order of relative importance) that the Board viewed as being generally positive or favorable in coming to their respective determinations, approvals and related recommendation:
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Accretion.   The Board believed that the Transactions will be immediately accretive to key fiscal year 2026 estimated financial metrics, including at least 20% accretive to adjusted diluted earnings per share in the first full year post-closing.

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Increased Scale and Financial Strength.   The Board believed CompoSecure’s increased size, scale and financial strength following the Transactions will enable certain meaningful cost optimizations, broaden institutional investor participation, improve trading liquidity, increase analyst coverage and improve CompoSecure’s ability to create sustained value for all stakeholders, including with respect to returning capital to CompoSecure Stockholders.

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Revenue, Customer, and End-market Diversification.   The Board believed that because Husky operates in a different end-market than CompoSecure, a combination with Husky mitigates certain long-term tail risks associated with CompoSecure’s current business by providing substantial revenue, customer, and end-market diversification.

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Merger Consideration Mix.   The Board believed that the form and mix of the Transaction Consideration being offered to the Sellers in the Transactions balances liquidity and cash flow risks, pro forma indebtedness of the combined company and current stockholder ownership percentage dilution such that CompoSecure and CompoSecure Stockholders will be benefiting from Husky’s assets on favorable financial terms, and that the value and mix of Transaction Consideration will be accretive and lead to a stronger return on investment for CompoSecure Stockholders. Additionally, the number of shares of CompoSecure Common Stock to be issued to Husky equityholders is fixed, subject to certain limited exceptions, and will not fluctuate in the event that the market price of CompoSecure Common Stock decreases.

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Opinion of CompoSecure’s Financial Advisor.   The Board considered the financial presentation reviewed and discussed with representatives of Morgan Stanley. The Board also considered the oral opinion of Morgan Stanley rendered to the Board on November 1, 2025, which was subsequently confirmed by delivery of Morgan Stanley’s written opinion, dated November 2, 2025, delivered to the Board that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken as set forth therein, the Transaction Consideration to be paid by CompoSecure is fair from a financial point of view to CompoSecure, as more fully described below under the heading “— Opinion of CompoSecure’s Financial Advisor.”
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Terms of the Transaction Agreement; Likelihood of Completion.   The Board believed, from their review in consultation with CompoSecure’s legal advisors, that the terms of the Transaction Agreement, taken as a whole, including the parties’ representations, warranties, and covenants, the ability of the Board to change its recommendation in response to certain intervening events and the limited circumstances under which the Transaction Agreement may be terminated by Husky, and the conditions to the completion of the Transactions, are reasonable and appropriate. The Board also believed that the parties will be able to satisfy the closing conditions (including termination or expiration of the waiting period under the HSR Act and the receipt of other regulatory approvals and clearances) and complete the Transactions on a timely basis.

•
Diligence.   Resolute, the Board and CompoSecure’s management are knowledgeable about Husky’s business operations, financial condition, earnings and prospects, and Resolute, together with CompoSecure’s advisors, conducted customary due diligence of Husky.

•
Stockholder Vote.   CompoSecure Stockholders will have the opportunity to vote on the Stock Issuance Proposal, which is a condition precedent to the Transactions, and the terms of the Transaction Agreement provide for the Board’s ability to change its recommendation to CompoSecure Stockholders in response to certain intervening events.

•
Governance.   The Board believed that the right for Platinum to nominate two directors to the Board post-Closing is commensurate with its pro-forma ownership of CompoSecure Common Stock and that the Platinum-nominated directors will add further expertise and experience to the Board.

•
Resolute Approval.   The Board also considered the approval of Resolute, in its capacity as the manager of CompoSecure Holdings and its controlled affiliates, of the execution and delivery of the Transaction Agreement, the other transaction documents and the Transactions.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks, and factors it deemed generally negative or unfavorable in making its determination, approval, and related recommendation, including the following (not necessarily in order of relative importance):
•
Dilution.   The Board considered that, because a significant portion of the Transaction Consideration consists of shares of CompoSecure Common Stock, the Transactions will result in the dilution of the current ownership percentage of CompoSecure Stockholders. The Board also considered that the Cash Consideration is expected to be funded in part through a private placement, which would result in further dilution of the current ownership percentage of CompoSecure Stockholders.

•
Interim Operating Covenants.   The Board considered the restrictions on the conduct of CompoSecure’s businesses during the period between the execution of the Transaction Agreement and the completion of the Transactions as set forth in the Transaction Agreement, including that CompoSecure must conduct its business only in the ordinary course, subject to specific exceptions.

•
Timing and Pendency of the Merger.   The Board considered the risks and contingencies relating to the announcement and pendency of the Transactions and the amount of time that may be required to consummate the Transactions, including the fact that completion of the Transactions is subject to certain conditions, including expiration or termination of the waiting period under the HSR Act and the receipt of other regulatory approvals and clearances, and the risk that such conditions may not be satisfied on acceptable terms or at all.

•
Costs.   The Board considered the substantial transaction costs associated with entering into the Transaction Agreement and the completion of the Transactions.

•
Governance.   The Board considered and reviewed the terms of the Investor Rights Agreement that will be entered into in connection with the Closing, and the fact that following the Closing, Platinum will have certain governance rights.

•
Interests of CompoSecure’s Affiliates.   The Board considered that certain CompoSecure directors may have interests in the Transactions that are different from, or in addition to, the interests of

CompoSecure Stockholders generally, including, among others, the increase in management fees payable to Resolute as a result of the entrance into the Management Agreement at the Closing and certain directors’ participation in the Private Placement, in each case, as described in the section titled “Interests of CompoSecure’s Affiliates in the Transactions”;
•
Other Risks.   The Board considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the Transaction Agreement and the Transactions, including the Stock Issuance, to CompoSecure and CompoSecure Stockholders outweighed the associated risks, uncertainties, restrictions, and potentially negative factors. As a result, the Board approved the Transaction Documents and the Transactions, and the Board recommends that that CompoSecure Stockholders approve the Stock Issuance Proposal.
The foregoing discussion of factors considered by the Board is not intended to be exhaustive but is meant to include material factors considered by the Board.
The Board collectively reached the conclusion to approve the Stock Issuance and submit the Stock Issuance Proposal to CompoSecure Stockholders in light of the various factors described above and other factors that the members of the Board believed were appropriate.
Given the variety of factors considered in connection with its evaluation of the Transaction Agreement and the Transactions, including the Stock Issuance, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information available to it, including discussions with Resolute, CompoSecure’s management team and outside legal and financial advisors.
It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Certain CompoSecure Unaudited Forecasted Financial Information
CompoSecure does not as a matter of course make public long-range forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with its evaluation of the Transaction Agreement and the Transactions, Resolute, in its capacity as the manager of CompoSecure Holdings and its controlled subsidiaries, prepared certain non-public unaudited internal financial forecasts with respect to CompoSecure and Husky (collectively, the “CompoSecure forecasted financial information”), which were provided to the Board in connection with its evaluation of the Transactions and to Morgan Stanley for its use and reliance, as directed by Resolute, in connection with the financial analyses that Morgan Stanley performed in connection with its opinion described in “— Opinion of CompoSecure’s Financial Advisor.” The inclusion of this information should not be regarded as an indication that any of CompoSecure, Platinum, Husky, their respective advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the CompoSecure forecasted financial information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of CompoSecure’s management or representatives of Resolute, including cyclicality of the industry, industry performance and future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately. The CompoSecure forecasted financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. CompoSecure, Platinum and Husky can give no assurance that the CompoSecure forecasted financial information and the underlying estimates and assumptions will be realized. In addition, since the CompoSecure forecasted financial information is inherently forward looking and covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the CompoSecure forecasted financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to CompoSecure’s and Husky’s respective businesses, industry performance, the regulatory environment, general business and economic conditions, and other matters described in “Risk Factors.” Please also see “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
The CompoSecure forecasted financial information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The CompoSecure forecasted financial information included in this proxy statement is the responsibility of the management of CompoSecure and representatives of Resolute. Neither Grant Thornton LLP, CompoSecure’s independent registered public accounting firm, nor any other independent accountant, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying unaudited prospective financial information and, accordingly, they do not express an opinion or any other form of assurance with respect thereto.
Furthermore, the CompoSecure forecasted financial information does not take into account any circumstances or events occurring after the date it was prepared. CompoSecure can give no assurance that, had the CompoSecure forecasted financial information been prepared either as of the date of this proxy statement or as of the date of the special meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, CompoSecure does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the CompoSecure forecasted financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the Transactions under GAAP, or to reflect changes in general economic or industry conditions.
The CompoSecure forecasted financial information does not take into account all the possible financial and other effects on CompoSecure or Husky of the Transactions, the effect on CompoSecure or Husky of any business or strategic decision or action that has been or will be taken as a result of the Transaction Agreement having been executed, the effect of any business or strategic decisions or actions which would likely have been taken if the Transaction Agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the Transactions. Further, the CompoSecure forecasted financial information does not take into account the effect on CompoSecure or Husky of any possible failure of the Transactions to occur. None of CompoSecure or its affiliates, officers, directors, advisors, or other representatives has made, makes, or is authorized in the future to make any representation to any CompoSecure stockholder or other person regarding CompoSecure’s or Husky’s ultimate performance compared to the information contained in the CompoSecure forecasted financial information or that the forecasted results will be achieved. The inclusion of the CompoSecure forecasted financial information herein should not be deemed an admission or representation by CompoSecure or its advisors or other representatives or any other person that the forecasts will be achieved, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the CompoSecure forecasted financial information included below is not being included to influence CompoSecure stockholders’ decision whether to vote in favor of the Stock Issuance Proposal to be considered at the special meeting, but is being provided solely because it was made available to the CompoSecure Board and CompoSecure’s financial advisors in connection with the Transactions, including the Stock Issuance.
In light of the foregoing, and considering that the special meeting will be held several months after the CompoSecure forecasted financial information was prepared, as well as the uncertainties inherent in any forecasted information, CompoSecure stockholders are cautioned not to place undue reliance on such information, and CompoSecure urges the CompoSecure stockholders to review CompoSecure’s most recent SEC filings for a description of CompoSecure’s reported financial results. Please see “Where You Can Find More Information.”
CompoSecure Projections for CompoSecure
The following table sets forth certain summarized prospective financial information regarding CompoSecure on a standalone basis for the years ending December 31, 2025 through 2030 (the “CompoSecure projections for CompoSecure”), which information was prepared by representatives of Resolute provided to the Board and directed by CompoSecure to be used and relied upon by Morgan Stanley in connection with the financial analyses that it performed in connection with its opinion described in “— Opinion of CompoSecure’s Financial Advisor.” The CompoSecure projections for CompoSecure should not be regarded as an indication that CompoSecure considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Certain key material assumptions underlying the CompoSecure projections for CompoSecure include the following:
•
revenue is forecasted based on customers, units, and average selling price per unit;

•
CompoSecure is able to grow its market share in the U.S. and international markets;

•
increases in gross margins at a rate of approximately 1.1% throughout the FY2025-2030E forecasted period; and

•
increases in EBITDA margins, due to increasing gross margin and operating leverage.

(amounts in millions)	2025E	2026E	2027E	2028E	2029E	2030E
Net Revenue	$463	$510	$570	$624	$693	$767
Adjusted EBITDA(1)	$165	$190	$227	$257	$290	$324
Depreciation	$9	$10	$11	$11	$12	$12
Change in Net Working Capital	$10	$(4)	$(3)	$(3)	$(5)	$(6)
Capital Expenditures	$(7)	$(11)	$(13)	$(14)	$(14)	$(16)
Unlevered Free Cash Flow(2)	$119	116	143	164	186	208

*
For purposes of calculations, assumed effective cash tax rate of 21.7% for the year ending December 31, 2025 and 21.8% for the years ending December 31, 2026 through 2030.

(1)
Adjusted EBITDA is defined as net income before interest and taxes, and is adjusted to add back depreciation and amortization, extraordinary losses and expenses, certain one-time non-recurring fees and expenses (including transaction expenses), non-cash compensation or expense resulting from contingent payment obligations, impairment charges or asset write-offs and other non-cash non-recurring expenses, and minus extraordinary gains and cash payments made in respect of non-cash non-recurring expenses.

(2)
Unlevered free cash flow is defined as net operating profit after tax, plus depreciation and amortization and less change in net working capital and capital expenditures.

The CompoSecure projections for CompoSecure should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding CompoSecure incorporated by reference into this Proxy Statement.
CompoSecure Projections for Husky
The following table sets forth certain summarized prospective financial information regarding Husky on a standalone basis for the years ending December 31, 2025 through 2030 (the “CompoSecure projections for Husky”), which information was prepared by representatives of Resolute provided to the Board and directed by CompoSecure to be used and relied upon by Morgan Stanley in connection with the financial analyses that it performed in connection with its opinion described in “— Opinion of CompoSecure’s Financial Advisor.” The CompoSecure projections for Husky should not be regarded as an indication that CompoSecure considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Certain key material assumptions underlying the CompoSecure projections for Husky include the following:
•
financials are based on major product categories, each with separate revenue, contribution margin, and fixed cost assumptions;

•
hot runners & controllers, spare parts and services experience higher growth than systems sales and aftermarket tooling;

•
increases in contribution margins at a rate of approximately 80bps annually throughout the FY2025-2030E forecasted period due to productivity initiatives, planned cost savings programs, mix impact from higher aftermarket growth, and commercial excellence; and

•
increases in EBITDA margins, due to increasing contribution margin and operating leverage.

(amounts in millions)	2025E	2026E	2027E	2028E	2029E	2030E
Net Revenue	$1,582	$1,715	$1,844	$1,975	$2,110	$2,250
Adjusted EBITDA(1)(2)	$400	$444	$500	$561	$627	$696
Depreciation	$(48)	$(51)	$(55)	$(59)	$(63)	$(68)
Amortization	$(103)	$(103)	$(103)	$(103)	$(103)	$(103)
Change in Net Working Capital	$(13)	$20	$26	$15	$12	$13
Capital Expenditures	$(63)	$(82)	$(77)	$(64)	$(63)	$(68)
Unlevered Free Cash Flow(3)	$216	304	350	391	437	486

*
For purposes of calculations, assumed effective cash tax rate of 25% for the years ending December 31, 2025 through 2030.

(1)
Adjusted EBITDA is defined as net income before interest and taxes, and is adjusted to add back depreciation and amortization, extraordinary losses and expenses, certain one-time non-recurring fees and expenses (including transaction expenses), non-cash compensation or expense, or non-cash charge that represents any accrual or reserve for anticipated cash charges in any future period, resulting from contingent payment obligations, foreign exchange hedge losses/gains, including unrealized gains/losses, impairment charges or asset write-offs and other non-cash non-recurring expenses, and minus extraordinary gains and cash payments made in respect of non-cash non-recurring expenses.

(2)
Management fees paid by Husky to Resolute are only applicable starting from the year ending December 31, 2026. The calculation of Adjusted EBITDA for the year ending December 31, 2025 is illustratively burdened by the management fee.

(3)
Unlevered free cash flow is defined as net operating profit after tax, plus depreciation and amortization and less change in net working capital and capital expenditures.

The CompoSecure projections for Husky should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding CompoSecure incorporated by reference into this proxy statement.
Opinion of CompoSecure’s Financial Advisor
Morgan Stanley was retained by CompoSecure to act as its financial advisor and to render a fairness opinion in connection with the Transactions. CompoSecure selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in CompoSecure’s industry and its knowledge of CompoSecure’s business and affairs. On November 1, 2025, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the aggregate consideration consisting of the Transaction Consideration to be paid directly or indirectly by CompoSecure pursuant to the Transaction Agreement was fair from a financial point of view to CompoSecure.
The full text of Morgan Stanley’s written opinion to the Board, dated November 2, 2025, is attached to this proxy statement as Annex H, and is incorporated by reference into this proxy statement in its entirety. CompoSecure stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness from a financial point of view to CompoSecure, as of the date of the opinion, of the Transaction Consideration to be paid by CompoSecure pursuant to the Transaction Agreement. Morgan Stanley’s opinion did not address any other aspects of the Transactions and did not and does not constitute a recommendation as to how the stockholders of CompoSecure should vote at the special meeting.
In connection with rendering its opinion, Morgan Stanley, among other things:
1)
Reviewed certain publicly available financial statements and other business and financial information of Husky and CompoSecure, respectively;

2)
Reviewed certain internal financial statements and other financial and operating data concerning Husky and CompoSecure, respectively;

3)
Reviewed certain financial projections prepared by the management of CompoSecure;

4)
Discussed the past and current operations and financial condition and the prospects of Husky, including information relating to certain strategic, financial and operational benefits anticipated from the Transactions, with senior executives of CompoSecure, respectively;

5)
Discussed the past and current operations and financial condition and the prospects of CompoSecure, including information relating to certain strategic, financial and operational benefits anticipated from the Transactions, with senior executives of CompoSecure;

6)
Reviewed the pro forma financial impact of the Transactions on CompoSecure, and certain financial ratios;

7)
Reviewed the reported prices and trading activity for CompoSecure Common Stock;

8)
Compared the financial performance of Husky with that of certain publicly-traded companies comparable with Husky;

9)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)
Participated in certain discussions and negotiations among representatives of Husky and CompoSecure and certain parties and their financial and legal advisors;

11)
Reviewed the Quality of Earnings report provided by PricewaterhouseCoopers LLP;

12)
Reviewed and performed analysis of the impact of management-fee arrangements between Husky and Resolute Holdings Management, Inc. on the financial performance and valuation of Husky and CompoSecure;

13)
Reviewed the Transaction Agreement, the draft commitment letter from certain lenders substantially in the form of the drafts dated November 2, 2025 (the “Commitment Letter”) and certain related documents; and

14)
Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by CompoSecure and Husky, which formed a substantial basis for this opinion. Morgan Stanley also assumed that (a) the CompoSecure Common Stock issued as part of the Transaction Consideration has a value of $18.50 per share, (b) the aggregate cash to be paid by the CompoSecure and its affiliates in accordance with Section 2.5 of the Transaction Agreement equals $3,953,000,000, plus or minus certain adjustments (and which Morgan Stanley has assumed, for purposes of their analysis and the opinion, will be equal to zero), determined pursuant to the formula set forth in the Transaction Agreement, and (c) the aggregate CompoSecure Common Stock to be issued by Parent in accordance with Section 2.5 of the Transaction Agreement equals 55,297,297.3 shares. Accordingly, Morgan Stanley assumed that the aggregate value of Husky in the Transaction was $4,976,000,000.
Morgan Stanley relied upon, without independent verification, the assessment by the management of CompoSecure of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of Husky and CompoSecure; (iii) their ability to retain key employees of Husky and CompoSecure, respectively and (iv) the validity of, and risks associated with, Husky’s and CompoSecure’s existing and future technologies, intellectual property, products, services and business models. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of CompoSecure of the future financial performance of Husky and CompoSecure. In addition, Morgan Stanley assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that CompoSecure will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Transaction Agreement will not differ in any material respect from the draft thereof furnished to Morgan Stanley.
Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Transactions, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Transactions. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of Husky and CompoSecure and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Husky’s officers, directors or employees, or any class of such persons, relative to the Transaction Consideration to be paid to the Sellers in the Transactions.
Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Husky or CompoSecure, nor were they furnished with any such valuations or appraisals, upon which Morgan Stanley has relied without independent verification. Morgan Stanley did not express any view on, and the opinion did not address, any other term or aspect of the Transaction Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreement or entered into or amended in connection therewith.
Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley, as of October 31, 2025. Events occurring after such date may affect this opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm this opinion.
Morgan Stanley’s opinion did not address the relative merits of the Transactions as compared to other business or financial strategies that might be available to CompoSecure, nor did it address the underlying business decision of CompoSecure to enter into the Transaction Agreement or proceed with any other transaction contemplated by the Transaction Agreement.
The reference ranges indicated by Morgan Stanley’s financial analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond CompoSecure’s control and the control of Morgan Stanley. Much of the information used in, and accordingly the results of, Morgan Stanley’s analyses are inherently subject to substantial uncertainty.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion delivered to the Board on November 1, 2025 and the preparation of its written opinion dated November 2, 2025. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Unless otherwise indicated, the various analyses summarized below were based on closing prices for the CompoSecure Common Stock as of October 31, 2025, the last full trading day preceding the day of the special meeting of the Board to consider and approve the Transaction Agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis is not in itself a meaningful method of using the data referred to below.
For purposes of the analyses summarized below, the implied value of the Transaction Consideration to be paid by CompoSecure was assumed to be $4.976 billion, consisting of $3.953 billion in cash consideration (assuming for such purposes that the adjustments to the cash consideration provided for in the Transaction Agreement would be equal to zero) and $1.023 billion in stock consideration, based on 55,297,297.3 shares of Common Stock issued multiplied by $18.50 per share.
Analysis Relating to Husky Technologies Limited
Comparable Company Analysis
Morgan Stanley performed a comparable company trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for Husky with corresponding future financial information, ratios and public market multiples for publicly traded companies in the industrial equipment, machinery, and engineered-systems sectors that shared certain similar business and operating characteristics to Husky.
These companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Husky’s business. Although none of such companies are identical or directly comparable to Husky, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that, for purposes of its analysis, Morgan Stanley considered similar to Husky.
For purposes of this analysis, for each of the selected publicly traded companies, Morgan Stanley analyzed the ratio of the aggregate value, which we refer to as AV, which Morgan Stanley defined as fully diluted equity value plus net debt and non-controlling interest, less equity method investments, of such company to its estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for each of calendar years 2025 and 2026, based on consensus research estimates. Morgan Stanley then applied selected AV/EBITDA multiple ranges derived from these peer companies to Husky’s projected 2025E and 2026E EBITDA, net of management fees paid by Husky to Resolute Holdings and burdened by SBC, which we refer to as Adjusted EBITDA, as provided in the financial projections prepared by CompoSecure management, which we refer to as the Husky Business Plan. CompoSecure’s management projected Adjusted EBITDA of $374 million for 2025E and $436 million for 2026E.
The comparable companies were grouped into two peer sets:
1.
Industrial After Market and Consumable Peers: Nordson Corporation, Lincoln Electric Holdings, Inc., Donaldson Company, Inc., and ESAB Corporation.

2.
Food and Beverage-Oriented Machinery Peers: Sealed Air Corporation, JBT Marel Corporation, Hillenbrand Inc. (unaffected as of August 12, 2025), GEA Group AG, and Krones AG.

Morgan Stanley observed median AV/EBITDA multiples of approximately 14.4x for calendar year 2025 across Husky’s primary peer set. Applying selected multiple ranges derived from these companies (13.0x to 16.0x on 2025E EBITDA) to Husky’s projected Adjusted EBITDA, produced an implied aggregate enterprise-value range of approximately $4.864 billion to $5.986 billion. Morgan Stanley compared these ranges to the implied value of the Transaction Consideration of $4.976 billion, consisting of $3.953 billion in cash consideration and $1.023 billion in stock consideration, based on 55,297,297.3 shares of CompoSecure Common Stock issued multiplied by $18.50.
Morgan Stanley observed median AV/EBITDA multiples of approximately 12.8x for calendar year 2026 across Husky’s primary peer set. Applying selected multiple ranges derived from these companies (11.5x to 14.5x on 2026E EBITDA) to Husky’s projected Adjusted EBITDA, produced an implied aggregate enterprise-value range of approximately $5.013 billion to $6.321 billion. Morgan Stanley compared these ranges to the implied value of the Transaction Consideration of $4.976 billion, consisting of $3.953 billion in cash consideration and $1.023 billion in stock consideration, based on 55,297,297.3 shares of CompoSecure Common Stock issued multiplied by $18.50.
No company utilized in the comparable company analysis is identical to Husky. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Husky or CompoSecure. These include, among other things, comparable company growth, the impact of competition on the businesses of CompoSecure and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Husky or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean) is not in itself a meaningful method of using comparable company data.
Selected Precedent Transactions Analysis
Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain transactions since 2017 for which relevant financial information was publicly available. For these transactions, Morgan Stanley reviewed the consideration paid and calculated the ratio of the AV of each transaction to the EBITDA of the target company for the last twelve months, which we refer to as LTM EBITDA, based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:
Date	Target	Acquiror
June 2017	Duravant LLC	Warburg Pincus LLC
December 2017	Husky Injection Molding Systems International Ltd.	Platinum Equity
January 2018	ProMach Group Inc	Leonard Green & Partners LP
July 2019	Milacron Holdings Corp.	Hillenbrand, Inc.
July 2019	Syntegon Technology	CVC Capital Partners
July 2020	IMA Group	BC Partners LLP
October 2021	Duravant LLC	Carlyle Group Inc.
November 2022	Liquibox	Sealed Air Corp
May 2023	ProMach Group Inc	BDT & MSD Partners
May 2023	Schenck Process Food and Performance Materials	Hillenbrand, Inc.
July 2023	IMA Group	BDT & MSD Partners & LGP
June 2024	Marel hf.	JBT Corporation
October 2024	Barnes Group Inc.	Apollo Global Management, Inc.

Date	Target	Acquiror
February 2025	Milacron	Bain Capital
October 2025	Hillenbrand, Inc.	Lone Star Funds
These transactions varied significantly based upon company scale, product mix, and geography. Based on its professional judgment and taking into consideration, among other things, (i) the observed multiples for the selected transactions listed above (which indicated a median AV / LTM EBITDA multiple of 13.5x), (ii) the different business, financial and operating characteristics of the companies in such transactions as compared to Husky and (iii) the prevailing market trends for the valuation and performance of industrial-equipment and engineered-systems companies at the time of each transaction as compared to the then-current market conditions, Morgan Stanley selected a representative range of AV/LTM EBITDA multiples from 11.0x to 15.0x and applied this range of financial multiples to Husky Adjusted EBITDA, for the last twelve months of $363 million for the last twelve months as of September 30, 2025.
Based on this analysis, Morgan Stanley derived a range of aggregate enterprise values for Husky of approximately $3.988 billion and $5.438 billion. Morgan Stanley compared these ranges to the implied value of the Transaction Consideration of $4.976 billion, consisting of $3.953 billion in cash consideration and $1.023 billion in stock consideration, based on 55,297,297.3 shares of CompoSecure Common Stock issued multiplied by $18.50.
No company or transaction utilized in the precedent transaction analysis is identical to Husky or the Transactions. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, that are beyond the control of Husky, such as the impact of competition on the business of Husky or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Husky or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow, which we refer to as DCF, analysis for Husky, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company. Morgan Stanley calculated a range of implied aggregate values for Husky based on a discounted cash flow analysis of projected unlevered free cash flows derived from financial forecasts from the Husky Business Plan. Morgan Stanley calculated a terminal value for Husky as of September 30, 2025 by applying a range of perpetual growth rates of 2.5% to 3.5% to Husky’s projected terminal year unlevered free cash flow, assuming that terminal depreciation equaled terminal capital expenditures and that terminal amortization was zero. The unlevered free cash flows for the fourth quarter of 2025 and for the fiscal years 2026 through 2030 and the terminal value were then discounted to present value using a range of discount rates from 9.3% to 11.0% (which Morgan Stanley derived based on CompoSecure’s assumed weighted average cost of capital using its experience and professional judgment). This analysis indicated a range of implied enterprise values for Husky of approximately $4.917 billion to $6.961 billion. Morgan Stanley compared these ranges to the implied value of the Transaction Consideration of $4.976 billion, consisting of $3.953 billion in cash consideration and $1.023 billion in stock consideration, based on 55,297,297.3 shares of CompoSecure Common Stock issued multiplied by $18.50.
Analysis Relating to CompoSecure
Discounted Cash Flow Analysis
Morgan Stanley performed a DCF analysis for CompoSecure, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company. Morgan Stanley calculated a range of equity values per share for CompoSecure based on the estimated cash flows contained in the CompoSecure financial projections prepared by CompoSecure management, which we refer to as the CompoSecure Business Plan. Morgan Stanley relied on financial projections provided by the management of CompoSecure for calendar years 2025 through 2030. In arriving at the estimated equity values per share of CompoSecure common shares, Morgan Stanley calculated a terminal value as of September 30, 2025 by applying a range of perpetual growth rates ranging from 2.5% to 3.5%. The unlevered free cash flows from the fourth quarter of 2025 and for the calendar years 2026 through 2030 and the terminal value were then discounted to present values using a range of discount rates of 9.5% to 11.3% (which Morgan Stanley derived based on CompoSecure’s assumed weighted average cost of capital using its experience and professional judgment). Morgan Stanley assumed CompoSecure’s net cash balance to be approximately $75 million in order to arrive at a range of equity values and implied share prices.
The following table summarizes Morgan Stanley’s analysis:
Financial Statistic	Implied Equity Value of CompoSecure ($MM)	Implied Equity Value Per Share of CompoSecure
2.5% – 3.5% perpetual growth rate, 9.5% – 11.3% discount rate	$2,173 – $3,109	$16.09 – $22.85
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.
As part of this analysis, Morgan Stanley calculated future ranges of implied equity values per share of CompoSecure common stock as of each of December 31, 2026, December 31, 2027, and December 31, 2028, respectively, and subsequently discounted each such theoretical future value range to arrive at an illustrative present value range of implied share prices for Common Stock as of September 30, 2025.
To calculate the future ranges of implied equity values, Morgan Stanley applied a next twelve month, which we refer to as NTM, AV/EBITDA multiple of 15.3x, derived by Morgan Stanley using its experience and professional judgment and representing CompoSecure’s current NTM multiple, to CompoSecure’s estimated NTM EBITDA as of each of December 31, 2026, December 31, 2027, and December 31, 2028, in each case based on the CompoSecure Business Plan, and then subtracted the amount of CompoSecure’s estimated net debt as of each date, respectively, as provided by CompoSecure’s management. Morgan Stanley then divided the resulting implied equity values by CompoSecure’s fully diluted shares outstanding, as provided by CompoSecure’s management, to derive ranges of future implied equity values per share. Morgan Stanley then discounted the resulting implied equity values per share to September 30, 2025 at a discount rate equal to 10.8%, which discount rate was selected by Morgan Stanley based upon its professional judgment and taking into account CompoSecure’s assumed cost of equity of 10.8%.
Based on this analysis, Morgan Stanley derived a range of implied equity values per share of CompoSecure Common Stock of $23.80 to $26.17.
Morgan Stanley compared this equity value per share range to the closing trading price of Common Stock on October 31, 2025, the last trading day prior to the date of Morgan Stanley’s presentation to the Board, of $19.86.
Pro Forma Combined Company Analysis
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.

Morgan Stanley also performed a discounted equity value analysis pro forma for the Transactions. As part of this analysis, Morgan Stanley calculated future ranges of implied equity values per share of Common Stock pro forma for the Transactions as of each of December 31, 2026, December 31, 2027 and December 31, 2028, respectively, and subsequently discounted each such theoretical future value range to arrive at an illustrative present value range of implied share prices for Common Stock pro forma for the Transaction as of September 30, 2025.
To calculate the future ranges of pro forma implied equity values, Morgan Stanley applied a range of NTM AV/EBITDA multiples of 15.3x to 16.3x, derived by Morgan Stanley using its experience and professional judgment, to CompoSecure’s estimated NTM AV/EBITDA, pro forma for the Transactions, as of each of December 31, 2026, December 31, 2027 and December 31, 2028, respectively, in each case based on the pro forma financial projections provided by CompoSecure management, and then subtracted the amount of CompoSecure’s estimated net debt pro forma for the proposed transaction as of each date, respectively, as provided by CompoSecure’s management. Morgan Stanley then divided the resulting pro forma implied equity values by CompoSecure’s pro forma fully diluted shares outstanding (as adjusted for newly issued shares in the Transactions) to derive ranges of future pro forma implied equity values per share. Morgan Stanley then discounted the resulting pro forma implied equity values per share to September 30, 2025 at a discount rate equal to 11.0%, which discount rate was selected by Morgan Stanley based upon its professional judgment and cost of equity of 11.0%, representing the midpoint between CompoSecure and Husky.
Based on this analysis, Morgan Stanley derived a range of pro forma implied equity values per share of Common Stock of $27.83 to $34.03.
Morgan Stanley compared this pro forma implied equity value per share range to the stand-alone implied equity values per share of Common Stock, as described above under “— Analyses Relating to CompoSecure — Discounted Equity Value Analysis.” Based on this analysis, the Transactions would be accretive to CompoSecure’s discounted equity value per share at the value implied by the discounted equity value analysis.
Discounted Cash Flow Accretion Analysis
Morgan Stanley performed a discounted cash flow accretion analysis, which is designed to compare the implied equity value to current shareholders of CompoSecure on a standalone basis based on a DCF analysis for CompoSecure with the implied equity value to current shareholders of CompoSecure pro forma for the Transactions based on DCF analyses for CompoSecure and Husky. In this analysis, Morgan Stanley utilized the midpoint implied aggregate values derived from the discounted cash flow analysis for CompoSecure as described under “— Analysis Relating to CompoSecure — Discounted Cash Flow Analysis” and the discounted cash flow analysis for Husky as described under “— Analysis Relating to Husky Technologies Limited — Discounted Cash Flow Analysis”, in order to assess the implied change in equity value on a fully diluted basis to the current CompoSecure shareholders pro forma for the Transactions.
The analysis used a September 30, 2025 valuation date and a 5.25-year discounted cash flow applying mid-year discounting convention. Morgan Stanley applied mid-point weighted average costs of capital of 10.4% for CompoSecure and 10.2% for Husky and mid-point perpetuity growth rate of 3.0% for both companies. Terminal depreciation was assumed to be equal to terminal capital expenditures, and stock-based compensation was treated as a cash expense. No synergies were assumed in this analysis.
Morgan Stanley adjusted the total pro forma implied aggregate value based on DCF analyses for CompoSecure and Husky by the estimated pro forma net debt of CompoSecure and Husky to arrive at a total implied pro forma equity value. Morgan Stanley then calculated the pro forma equity ownership of the current CompoSecure shareholders based on the pro forma fully diluted shares outstanding (as adjusted from the Transactions) and applied this to the total implied pro forma equity value, which yielded a result of $2.854 billion. This equity value compared with an equity value on a standalone basis to the current shareholders of CompoSecure of $2.551 billion, representing an 11.9% uplift.
General
In connection with the review of the Transactions by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Husky or CompoSecure. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Husky or CompoSecure. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to CompoSecure of the Transaction Consideration to be paid by CompoSecure pursuant to the Transaction Agreement and in connection with the delivery of its opinion, dated November 2, 2025, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of CompoSecure Common Stock might actually trade.
The Transaction Consideration to be paid by CompoSecure pursuant to the Transaction Agreement was determined through arm’s-length negotiations between Husky and CompoSecure and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to CompoSecure or the Board or that any specific consideration constituted the only appropriate consideration for the Transactions.
Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the Transaction Agreement and the Transactions. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the Transaction Consideration pursuant to the Transaction Agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Husky, CompoSecure, or any other company, or any currency or commodity, that may be involved in the Transactions, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a fairness opinion, described in this section and attached to this proxy statement as Annex H, in connection with the Transactions, and CompoSecure has agreed to pay Morgan Stanley a fee for its services of $20 million, $2 million of which was payable as of Morgan Stanley’s delivery of its fairness opinion and the remainder of which is payable if the Transactions are consummated. CompoSecure has also agreed to reimburse Morgan Stanley for certain of its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, CompoSecure has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents, and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages and liabilities, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

As of the disclosure date, Morgan Stanley or an affiliate thereof is a lender to Platinum and/or certain of its affiliates with respect to revolving credit facilities. Morgan Stanley is also mandated on certain financial advisory and financing assignments for Platinum and/or certain of its affiliates unrelated to the Transactions, for which we would expect to receive customary fees if such transactions are completed. Such fees could be greater, in the aggregate, than the fees Morgan Stanley would receive from CompoSecure in the Transactions. Morgan Stanley may also seek to provide financial advisory and financing services to CompoSecure and Husky and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with CompoSecure in connection with the Transactions, may have committed and may commit in the future to invest in private equity funds managed by Platinum.
As of October 29, 2025, so far as Morgan Stanley is aware, Morgan Stanley holds an aggregate interest of less than 1% in CompoSecure Common Stock, less than 1% in the common stock of Resolute Holdings, and less than 1% in the common stock of Platinum and its related entities, which interests are held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.
Expected Timing of the Transactions
CompoSecure currently anticipates that the Transactions will be completed in the first quarter of 2026, but cannot be certain when or if the conditions to the Transactions will be satisfied or, to the extent permitted, waived. The Transactions cannot be completed until the conditions set forth in the Transaction Agreement are satisfied (or, to the extent permitted, waived).
Interests of CompoSecure’s Affiliates in the Transactions
In considering the recommendation of the Board with respect to the Stock Issuance Proposal, CompoSecure Stockholders should be aware that certain directors and executive officers of CompoSecure may have interests in the Transactions that may be different from, or in addition to, the interests of CompoSecure Stockholders generally. The Board was aware of and considered these interests, among other matters, when they approved the Transaction Agreement and other transaction documents and recommended that CompoSecure stockholders approve the Stock Issuance.
In connection with the Closing, Forge Holdings, which will hold, directly or indirectly, the business of Husky following the Closing, will enter into the Husky Management Agreement (as defined below), pursuant to which Resolute Holdings will provide management and other related services to such subsidiary and Husky in exchange for payment of quarterly management fees. Because certain of CompoSecure’s directors are directors of, or otherwise associated with, Resolute Holdings, such individuals may benefit from such increases in a manner that differs from the interests of CompoSecure Stockholders generally.
Additionally, certain directors of CompoSecure and its affiliates, together with members of their immediate family, have entered into Purchase Agreements with CompoSecure and intend to participate in the Private Placement. Such Purchase Agreements are identical to those entered into between CompoSecure and the other individual investors participating in the Private Placement who are not also directors of CompoSecure, and the issuance of shares of CompoSecure Common Stock to these directors in the Private Placement was approved by the Audit Committee of the Board pursuant to the Company’s related party transactions policy. The aggregate amount of PIPE Shares issued to such related parties will be approximately 957,000, less than 1% of the outstanding shares of CompoSecure Common Stock prior to and immediately following the Closing.
The Voting Agreement
In connection with the Transaction Agreement, CompoSecure entered into the Voting Agreement with entities affiliated with Platinum and the Voting Stockholders, pursuant to which, such CompoSecure Stockholders have agreed, among other things, to vote all of their shares of CompoSecure Common Stock in favor of the Stock Issuance.
For additional information, see the section entitled “The Voting Agreement.”

The Investor Rights Agreement
The Investor Rights Agreement to be entered into at Closing provides that CompoSecure is required to take all necessary actions to cause Louis Samson and Delara Zerrabi to be appointed to the Board immediately following the Closing. The Investor Rights Agreement will provide the PE Sellers with the right to propose for nomination two directors for election to the Board if they and their affiliates collectively beneficially own at least 10% of the outstanding shares of CompoSecure Common Stock, and one director if they and their affiliates collectively beneficially own less than 10%, but more than or equal to 5%, of the outstanding shares of CompoSecure Common Stock, in each case subject to certain qualification requirements for such directors. Under the terms of the Investor Rights Agreement, the PE Sellers will also be subject to a lock-up period of 90 days from the Closing, subject to early release by CompoSecure.
For additional information, see the section entitled “The Investor Rights Agreement.”
Other Transaction Documents
The Registration Rights Agreement
In the Transaction Agreement, the PE Sellers and CompoSecure have agreed to enter into a Registration Rights Agreement at Closing (the “Registration Rights Agreement”) which, among other things, provides for customary resale, demand and piggyback registration rights to the PE Sellers and certain of their affiliates.
The Husky Management Agreement
In connection with the Closing, Forge Holdings, which will hold, directly or indirectly, the business of Husky following the Closing, will enter into a Management Agreement with Resolute Holdings (the “Husky Management Agreement”), pursuant to which Resolute Holdings will provide management and other related services to Forge Holdings and Husky in exchange for payment of quarterly management fees. The Husky Management Agreement will be on substantially the same form as the Management Agreement, dated as of February 28, 2025, by and between Resolute Holdings and CompoSecure Holdings (the “CompoSecure Management Agreement”).
Amendment to the A&R Waiver Agreement
In connection with the Closing, Resolute Compo Holdings, Tungsten and the Company will enter into an amendment (the “Amendment”) to the Amended and Restated Waiver Agreement, dated as of July 12, 2025, between such parties, pursuant to which the parties will agree that in the event the Board rescinds the Board Size Requirement Waiver (as defined therein), the Board will adopt resolutions increasing the size of the Board to allow the PE Sellers to continue to exercise their nomination rights under the Investor Rights Agreement.
Consequences if the Transactions are Not Completed
If the approval of the Stock Issuance Proposal is not obtained, or if the Transactions are not completed for any other reason, then the Transaction Agreement may be terminated. In the event of termination, the Transaction Agreement will become void and there shall be no liability or obligation on the part of the parties or their respective officers, directors, stockholders or affiliates except that (i) certain provisions (i.e., cooperation regarding financial information and financing matters, certain expense reimbursement obligations and general provisions) will remain in full force and effect and survive any termination of the Termination Agreement and (ii) no termination will relieve any party from liability for a Willful Breach or fraud.
For additional information, see the section entitled “The Transaction Agreement — Effect of Termination.”
Financing
Concurrently with CompoSecure’s execution of the Transaction Agreement, CompoSecure also entered into the Purchase Agreements with the Investors, pursuant to which CompoSecure has agreed to issue to Investors in the Private Placement an aggregate of approximately 106,057,000 shares of CompoSecure Common Stock, at a purchase price of $18.50 per share. The aggregate proceeds to CompoSecure from the Private Placement is expected to be approximately $1.96 billion. In connection with the Transactions, CompoSecure also received debt commitment letters for a senior secured first lien term loan facility of $725 million and an incremental term loan facility of $350 million.
CompoSecure may use the proceeds from the Private Placement and the commitment letters to finance the Cash Consideration for the Transactions, to refinance certain indebtedness and/or to pay related fees and expenses.
Although CompoSecure is taking steps to complete the transactions described in this section, obtaining financing is not a condition to consummation of the Transactions. If the Private Placement is completed, CompoSecure will be subject to certain covenants, including covenants requiring CompoSecure to register for resale the shares issued in the Private Placement. If the loan facilities are completed, CompoSecure will be subject to certain covenants, which may include financial and revenue covenants or covenants that limit CompoSecure’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens and make investments.
Regulatory Approvals
Under the Transaction Agreement, the Sellers, the Buyer Parties and Husky each will, and will cause their respective affiliates to, use reasonable best efforts to, as promptly as practicable (i) make an appropriate response to any information or document requests applicable to them and (ii) obtain the Regulatory Consents (as defined below) applicable to them. However, CompoSecure and its affiliates will not be required to, and the Sellers and Husky or any of their respective affiliates will not offer or agree to, any remedies without CompoSecure’s prior written consent, that would reasonably be expected, individually or in the aggregate, to be material to CompoSecure and its affiliates (other than, following the Closing, the Acquired Companies), taken as a whole, or materially adversely affect the Acquired Companies, taken as a whole (any such actions, a “Burdensome Condition”).
The Regulatory Consents include (i) approval under, or notifications pursuant to, the HSR Act and any other applicable antitrust laws and (ii) additional clearances or approvals from certain other specified governmental bodies, in each case, without the imposition of a Burdensome Condition.
CompoSecure and Husky are not currently aware of any other material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the Transactions other than those described herein. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the Transactions, CompoSecure and Husky intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.
CompoSecure and Husky expect to complete the Transactions in the first quarter of 2026. Although CompoSecure and Husky believe that they will receive the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations to complete the Transactions, neither can give any assurance as to the timing of these approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations as to CompoSecure’s and Husky’s ultimate ability to obtain such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations (or any additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations which may otherwise become necessary) or that such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations will be obtained on terms and subject to conditions satisfactory to CompoSecure and Husky. The receipt of the regulatory approvals (as described herein) is a condition to the obligation of each of CompoSecure and Husky to complete the Transactions.
The Transactions are subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires CompoSecure and Husky to observe a 30-calendar-day waiting period after the submission of their respective HSR notification and report forms before consummating their transactions, unless earlier terminated.
At any time before or after the consummation of the Transactions, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Transactions, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Transactions, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Transactions or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
The parties submitted the required notification and report forms under the HSR Act in respect of the Transactions on November 17, 2025 and November 18, 2025 and the corresponding statutory waiting periods under the HSR Act are scheduled to expire at 11:59 p.m. Eastern Time on December 17, 2025 and at 11:59 p.m. Eastern Time on December 18, 2025, respectively.
For a further description of CompoSecure’s and Husky’s respective obligations under the Transaction Agreement with respect to regulatory approvals, see the section entitled “The Transaction Agreement —  Covenant and Agreements — Efforts to Complete the Transactions.”
Stock Exchange Listing
It is a condition to the Closing for the shares of CompoSecure Common Stock to be issued as Stock Consideration and the PIPE Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

THE TRANSACTION AGREEMENT
The following summary describes certain material provisions of the Transaction Agreement. This summary is qualified in its entirety by the Transaction Agreement, which is attached to this proxy statement as Annex A, and which constitutes part of this proxy statement. We encourage you to read carefully the Transaction Agreement in its entirety because this summary may not contain all of the information about the Transaction Agreement that is important to you. The rights and obligations of the parties to the Transaction Agreement are governed by the express terms of the Transaction Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Transaction Agreement were made only for purposes of the Transaction Agreement as of specific dates, were solely for the benefit of the parties to the Transaction Agreement (except as otherwise specified therein) and may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the Transaction Agreement. In addition, the representations and warranties may have been included in the Transaction Agreement for the purpose of allocating contractual risk between the parties rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto, or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement. In addition, you should not rely on the covenants and agreements in the Transaction Agreement as actual limitations on the respective businesses of the parties because the parties to the Transaction Agreement may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Transaction Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Transaction Agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Transaction Agreement should not be read alone, and you should read the information provided elsewhere in this document and in the filings that CompoSecure has made or will make with the SEC. See the section entitled “Where You Can Find More Information.”
Closing of the Transactions
The Closing will take place at a time and date to be agreed by each of the parties but no later than the fourth business day after the date on which each of the closing conditions to the Transactions (described below under “— Conditions to the Transactions”) has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The Closing will take place remotely pursuant to the exchange of electronic signature pages or at such other location as the parties agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”
Consideration
The Transaction Agreement provides for aggregate consideration to the Sellers of (i) an amount in cash equal to $3.953 billion and (ii) 55,297,297 shares of CompoSecure Common Stock, subject to the adjustments set forth in the Transaction Agreement. The Cash Consideration is subject to adjustments for closing cash, indebtedness, net working capital and transaction expenses (as described in more detail below).
The Transaction Agreement also allows Management Sellers who are residents of Canada and who would have received shares of CompoSecure Common Stock under the Transaction Agreement to receive, instead of shares of CompoSecure Common Stock that they would otherwise receive in the Transactions, shares of a Canadian incorporated subsidiary of Forge Holdings (“ExchangeCo”) that will be exchangeable into shares of CompoSecure Common Stock (the “Exchangeable Shares” and such consideration, the “ExchangeCo Consideration”).

The Cash Consideration
The Cash Consideration to be paid in connection with the Transactions is subject to certain adjustments. The Cash Consideration is equal to $3.953 billion, plus (i) the sum of (a) the amount, if any, of Estimated Company Cash, (b) the amount, if any, by which the Estimated Net Working Capital is greater than the Net Working Capital Threshold, and (c) the amount, if any, of the Estimated Paid Parent Transaction Expenses, less (ii) the sum of (a) the amount, if any, by which the Estimated Net Working Capital is less than the Net Working Capital Threshold, (b) the amount, if any, of Estimated Transaction Expenses, (c) the amount, if any, of Estimated Company Debt, and (d) the Total Option Cash Consideration (each as defined in the Transaction Agreement).
The Estimated Company Cash, Estimated Company Debt, Estimated Net Working Capital, Estimated Transaction Expenses and Estimated Paid Parent Transaction Expenses (collectively, the “Estimated Price Components”) will be calculated in a spreadsheet delivered by Husky to CompoSecure prior to the Closing Date (the “Initial Spreadsheet”) and the Cash Consideration paid at Closing will be based on such calculations set forth on the Initial Spreadsheet. Following the Closing, BidCo will cause to be prepared and delivered to the Shareholders’ Representative (i) a calculation of the Actual Company Cash, Actual Company Debt, Actual Net Working Capital, Actual Transaction Expenses and Actual Paid Parent Transaction Expenses (each as defined in the Transaction Agreement) (collectively, the “Price Components”), and (ii) the unaudited consolidated balance sheet of Husky and its subsidiaries as of the Closing Date. Adjustments will be determined and paid based on a reconciliation of the Price Components with the Estimated Price Components calculated in the Initial Spreadsheet. The parties have agreed to put an amount equal to $7,000,000 in an escrow account in connection with this post-Closing adjustment.
If the Shareholders’ Representative disagrees with BidCo’s calculations, and parties fail to reach agreement on the disputed items or amounts within certain timeframes as provided in the Transaction Agreement, they will cause FTI Consulting, Inc. or another independent accounting or financial consulting firm of recognized national standing as may be mutually selected by BidCo and the Shareholders’ Representative to review and determine the disputed items or amounts.
The Stock Consideration
CompoSecure will issue an aggregate number of 55,297,297 of shares of CompoSecure Common Stock to the Sellers in the Transactions, subject to certain limited adjustments as set forth in the Transaction Agreement.
The ExchangeCo Consideration
The Exchangeable Shares to be issued by ExchangeCo to certain Canadian Management Sellers will be exchangeable into shares of CompoSecure Common Stock on a 1:1 basis. Other terms of the Exchangeable Shares must be mutually acceptable to CompoSecure and the Shareholders’ Representative. At or prior to the Closing, the Canadian Management Sellers, CallCo, ExchangeCo and CompoSecure will enter into an Exchange and Support Agreement in form and substance reasonably acceptable to the Shareholders’ Representative and CompoSecure.
Husky Options
Immediately prior to the pre-Closing restructuring transactions, each option to purchase Class B common shares of Husky pursuant to the Titan I Holding Limited 2018 Equity Incentive Plan, as amended, will convert into an option to purchase common shares of New BC (such options, the “Converted Options”) and vest in full as of immediately prior to the Closing. Holders of Converted Options that are outstanding and unexercised as of immediately prior to the pre-Closing restructuring transactions will be given an opportunity to exercise such Converted Options and, if exercised, they will receive the applicable number of Restricted New BC Shares (as defined in the Transaction Agreement) following the pre-Closing restructuring transactions and immediately prior to the Closing. Immediately prior to the Closing, each outstanding Converted Option that was not exercised will be automatically surrendered or terminated, as applicable, for the right of the applicable optionholder to receive (i) an amount in cash, subject to applicable withholding tax, equal to the (A) product of (x) the cash equivalent of the portion of the Cash Consideration and Stock Consideration that they would be entitled to receive per share of New BC multiplied by (y) the number of shares of New BC issuable upon exercise of such Converted Option, minus (B) the aggregate exercise price with respect to such Converted Option, along with certain other escrow and expense-related adjustments, with the aggregate cash payment in respect of such Converted Options rounded down to the nearest whole cent. At the Closing, holders of Restricted New BC Shares will be entitled to receive a number of shares of CompoSecure Common Stock equivalent to the portion of the Cash Consideration and Stock Consideration that they would be entitled to receive per share of New BC in respect of such Restricted New BC Shares. As of the Closings, each out-of-the-money Converted Option will terminate and be canceled without any consideration therefor.
Conditions to the Transactions
Conditions to the Obligations of the Parties to Complete the Transactions
The respective obligations of each party to consummate the Transactions are subject to the satisfaction as of the Closing of each of the following conditions:
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approval of the Stock Issuance Proposal having been obtained;

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the absence of (i) any temporary restraining order, preliminary or permanent injunction or other order, in each case, issued by any court of competent jurisdiction or other governmental entity preventing the consummation of the Transactions, and (ii) (after the date of the Transaction Agreement) the enactment of any new law or regulation, and any Specified Illegality, in each case, which makes the consummation of the Transactions illegal or results in a Burdensome Condition (unless such Burdensome Condition was agreed to in connection with obtaining Regulatory Consents);

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all requisite regulatory approvals having been obtained or terminated or expired, as applicable, including expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act in each case, without the imposition of a Burdensome Condition (unless such Burdensome Condition was agreed to in connection with obtaining Regulatory Consents);

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the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of CompoSecure Common Stock to be issued pursuant to the Transaction Agreement and the Purchase Agreements; and

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the completion of the pre-Closing restructuring transactions.

Conditions to the Obligations of the Sellers, Husky and New BC to Complete the Transactions
In addition, the obligations of the Sellers, Husky and New BC to complete the Transactions are subject to the satisfaction as of the Closing of each of the following additional conditions:
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(i) the representations and warranties of the Buyer Parties (other than the representations and warranties relating to organization and standing, authority, capitalization, absence of certain changes and transaction fees), disregarding all qualifications and exceptions contained therein relating to materiality or CompoSecure Material Adverse Effect (defined below), must be true and correct on and as of the date of the Transaction Agreement and on and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties must be true and correct in all material respects with respect to such specified date), except where the failure of such would not reasonably be expected to have, individually or in the aggregate, an CompoSecure Material Adverse Effect, (ii) representations and warranties of the Buyer Parties relating to organization and standing, authority, capitalization, absence of certain changes and transaction fees must be true and correct in all material respects on and as of the date of the Transaction Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date), and (iii) the representation and warranty concerning absence of a CompoSecure Material Adverse Effect must be true and correct in all respects;

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each of the Buyer Parties must have performed, or complied with, in all material respects all covenants, obligations and conditions of the Transaction Agreement required to be performed or complied with by it at or prior to the Closing;

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Husky or New BC must have received each of the agreements, instruments and other documents specified in the Transaction Agreement to be delivered by the Buyer Parties at the Closing;

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since the date of the Transaction Agreement, there must not have been any CompoSecure Material Adverse Effect that is continuing; and

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CompoSecure must have taken all actions necessary such that, immediately following the Closing, the Investor Designees (as defined in the Investor Rights Agreement) specified in the Investor Rights Agreement will be directors on the Board.

Conditions to the Obligations of the Buyer Parties
In addition, the obligation of the Buyer Parties to complete the Transactions are subject to the satisfaction as of the Closing of each of the following additional conditions:
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(i) the representations and warranties of the Sellers, Husky and New BC (other than representations and warranties relating to organization, standing and power, subsidiaries, capital structure, authority, absence of certain changes, brokers and ownership of TargetCo Units and Husky Shares), disregarding all qualifications and exceptions relating to materiality or Husky Material Adverse Effect, must be true and correct on and as of the date of the Transaction Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties must be true and correct in all material respects with respect to such specified date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Husky Material Adverse Effect, (ii) the representations and warranties of the Sellers, Husky and New BC relating to organization, standing and power, subsidiaries, capital structure, authority, brokers, organization, standing and organizational power and ownership of TargetCo Units and Husky Shares must be true and correct in all material respects on and as of the date of the Transaction Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date), and (iii) the representation and warranty of Husky concerning absence of a Husky Material Adverse Effect must be true and correct in all respects;

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Husky and New BC must have performed, or complied with, in all material respects all covenants and obligations required to be performed or complied with by them under the Transaction Agreement at or prior to the Closing;

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CompoSecure must have received certain of the agreements, instruments and other documents specified in the Transaction Agreement to be delivered by Husky, New BC and the Shareholders’ Representative;

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Husky must have purchased a directors’ and officers’ and fiduciary liability run-off/tail insurance coverage; and

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since the date of the Transaction Agreement, there must not have been any Husky Material Adverse Effect that is continuing.

Termination of the Transaction Agreement
The Transaction Agreement may be terminated at any time prior to the Closing:
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by the mutual written consent of Platinum and CompoSecure;

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by either the Shareholders’ Representative or CompoSecure:

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if the Closing Date has not occurred on or before the date that is six months after the date of the Transaction Agreement or such other date that CompoSecure and Husky may agree upon in writing. However, the right to terminate because of the lapse of the Termination Date will not be available to a party whose Willful Breach (as defined below) of the Transaction Agreement resulted in the failure of the Closing to occur on or before the Termination Date;
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if there is any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transactions that have become final and nonappealable;

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if the approval of the Stock Issuance Proposal has not been obtained at the special meeting or at any adjournment or postponement thereof;

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by CompoSecure, if any of the Sellers or Husky have breached any representation, warranty, covenant or agreement and such breach has not been cured by the earlier of (i) 15 business days after receipt by the Shareholders’ Representative of written notice of such breach and (ii) the Termination Date (except that no such cure period is available to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closing, such breach would result in the failure of certain of the closing conditions to be satisfied. However, CompoSecure does not have the right to terminate the Transaction Agreement because of the Sellers’ or Husky’s breach of any of their representations, warranties, covenants or agreements if any of the Buyer Parties is then in breach of any of their own representations, warranties, covenants or agreements set forth in the Transaction Agreement and such breach would result in the failure of certain of the closing conditions to be satisfied; or

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by the Shareholders’ Representative, if any of the Buyer Parties have breached any representation, warranty, covenant or agreement and such breach has not been cured by the earlier of (i) 15 business days after receipt by the Shareholders’ Representative of written notice of such breach and (ii) the Termination Date (except that no such cure period is available to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closing, such breach would result in the failure of certain of the closing conditions to be satisfied. However, the Shareholders’ Representative does not have the right to terminate the Transaction Agreement because of the Buyer Parties’ breach of any of their representations, warranties, covenants or agreements if the Sellers or Husky are then in breach of any of their own representations, warranties, covenants or agreements set forth in the Transaction Agreement and such breach would result in the failure of certain of the closing conditions to be satisfied.

Effect of Termination
If the Transaction Agreement is terminated as described in “— Termination of the Transaction Agreement” above, the Transaction Agreement will become void and there will be no liability or obligation on the part of the parties or their respective officers, directors, stockholders or affiliates except that certain provisions (i.e., cooperation regarding financial information and financing matters, reimbursement of expenses and general provisions) will remain in full force and effect. However, nothing in the Transaction Agreement relieves any party from liability in connection with any intentional and willful breach of such party’s representations, warranties, covenants or other provisions contained herein (a “Willful Breach”) or fraud.
Reimbursement of Fees
If the Transaction Agreement is terminated as described in “— Termination of the Transaction Agreement” above due to: (i) the approval of the Stock Issuance Proposal not being obtained or (ii) lapse of the Termination Date (and at the time of such termination, either party could have terminated the Transaction Agreement due to the approval of the Stock Issuance Proposal not being obtained), then CompoSecure will reimburse Husky for all of its (and its affiliates’) reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the Transactions through the date of such termination, as promptly as reasonably practicable (and, in any event, within three business days following receipt from the Shareholders’ Representative of the amounts of such expenses), by wire transfer of immediately available funds to an account designated by Husky.

Covenants and Agreements
Conduct of the Business of Husky
Husky has agreed to certain covenants in the Transaction Agreement restricting the conduct of its business between the date of the Transaction Agreement and the Closing Date.
Husky has agreed that, except (i) for certain scheduled exceptions, (ii) to the extent expressly permitted or provided in the Transaction Agreement (including, for the avoidance of doubt, the pre-Closing restructuring transactions), (iii) as required by law or (iv) as consented to in writing by BidCo (such consent not to be unreasonably withheld, conditioned or delayed), it will, and will cause each other Acquired Company to:
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use commercially reasonable efforts to conduct its and their business in the Ordinary Course of Business (as defined in the Transaction Agreement) and use commercially reasonable efforts to preserve its and their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it;

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not cause or permit any amendments to the governing documents of any Acquired Company (other than, in the case of any Acquired Company other than Husky, ministerial changes) or form any subsidiary other than in accordance with the pre-Closing restructuring transactions;

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not declare, set aside, or pay any dividend on or make any other distribution (whether in cash, stock, property or combination thereof) in respect of equity interests of any Acquired Company, other than dividends or distributions (i) of cash or cash equivalents prior to the Closing Date; or (ii) contemplated by the pre-Closing restructuring transactions, nor enter into any agreement with respect to the voting or registration of equity interests of any Acquired Company;

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not split, sub-divide, combine or reclassify the equity interests of any Acquired Company;

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not issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for equity interests of any Acquired Company;

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not repurchase, redeem or otherwise acquire, directly or indirectly, equity interests of any Acquired Company except (i) equity interests from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of equity interests in connection with any termination of service as in effect on the date of the Transaction Agreement (the “Agreement Date”); and (ii) in accordance with the pre-Closing restructuring transactions;

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not issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares or any capital stock of any Acquired Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other contracts of any character obligating it to issue any such shares or other convertible securities, other than: (i) the issuance of shares pursuant to the exercise of Husky Options (as defined below); (ii) the repurchase of shares from former employees, non-employee directors and consultants in accordance with contracts providing for the repurchase of shares in connection with any termination of service; (iii) the issuance of equity interests by any Acquired Company directly or indirectly wholly owned by Husky or to Husky or another such Acquired Company or (iv) in accordance with the pre-Closing restructuring transactions;

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not sell, lease, license or otherwise dispose of or encumber (other than Permitted Encumbrances (as defined in the Transaction Agreement)) any properties or assets of the Acquired Companies (other than intellectual property), other than (i) sales, leases, licenses and dispositions of inventory or assets in the Ordinary Course of Business; (ii) sales or dispositions of obsolete assets; or (iii) pursuant to contracts in effect prior to the Agreement Date and that (solely in the case of material contracts) have been made available to CompoSecure;

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not sell, dispose of, assign, license, sublicense, covenant not to sue with respect to, or otherwise transfer any intellectual property, or abandon or permit to lapse or expire any intellectual property or acquire any intellectual property from any person, or fail to take any action or pay any fees in a timely manner to maintain and preserve any intellectual property owned or purportedly owned by an Acquired Company, except for granting or receiving non-exclusive licenses of intellectual property in the Ordinary Course of Business or expiration of intellectual property at the end of its statutory term;

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not enter into any contract that is or would constitute a material contract if entered into as of the Agreement Date, or amend or terminate, waive, release or assign to a third party any material right or remedy under any contract that is or would constitute a material contract, in each case, other than in the Ordinary Course of Business or as required by law and excluding any (i) solicitations or offers to purchase, tender offers or exchange offers, or issue notices of redemption, with respect to all or any of the outstanding aggregate principal amount of the notes in connection with the consummation of the Transactions; or (ii) amendment and/or waiver of the Target Credit Agreement (as defined in the Transaction Agreement) sufficient to permit the transactions contemplated hereby, including any waiver of the event of default that would arise from a Change of Control (as defined in the Target Credit Agreement);

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except as required by law, not (i) incur, assume or guarantee any indebtedness for borrowed money or guarantee any such indebtedness (other than to the extent any such indebtedness or guarantee is either repaid and extinguished prior to the Closing or included in Estimated Company Debt in the Initial Spreadsheet); (ii) issue or sell any debt securities or guarantee any debt securities of others; or (iii) lend money to any person other than the Acquired Companies (except for (x) travel and business expense advances to current employees and officers of an Acquired Company in the Ordinary Course of Business and (y) the extension of trade or similar credit in the Ordinary Course of Business);

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not make any capital expenditures, capital additions or capital improvements, in an amount in excess of $2,000,000 individually or in the aggregate, except for those amounts budgeted therefor by the Husky that are reflected in Husky’s current budget provided to CompoSecure prior to the date hereof and as set forth on the confidential disclosure schedule to the Transaction Agreement;

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not purchase or acquire any real property, or convey, sell, assign, mortgage, license, lease, sublease, encumber or otherwise transfer or dispose of (in each case, other than Permitted Encumbrances) any interest in any owned real property or leased real property, in each case, other than in the Ordinary Course of Business.

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not commence material operations in any country in which the Acquired Companies currently do not operate as of the date of the Transaction Agreement;

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other than in the Ordinary Course of Business, not (i) materially reduce the amount of any insurance coverage held by the Acquired Companies; or (ii) allow any such insurance coverage to be canceled or terminated, unless such coverage is promptly thereafter replaced with substantially similar coverage;

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except as required by applicable law or pursuant to the terms of any benefit plan, not (i) adopt, enter into, amend or terminate any benefit plan, except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code or in the Ordinary Course of Business with respect to benefit plans in which participation is not limited to employees with annual base compensation in the top 1% of the Acquired Companies’ population; (ii) adopt, enter into, materially amend or terminate any collective bargaining agreements, union contracts or material similar agreements; (iii) promise, make, increase, amend, grant or pay, or enter into any contract providing for the granting of, any severance, retention, bonus, incentive, change of control termination or similar payment to any employee, director or consultant of Husky or any subsidiary, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (iv) pay any special bonus or special remuneration to any employee, director or consultant of Husky or any subsidiary or modify or make any commitment to modify the salaries, wage rates, fees, commissions, bonuses, fringe benefits or other employee benefits or compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any employee, director or consultant of Husky or any subsidiary, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (v) accelerate the vesting of or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit plan, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (vi) terminate the employment or services of, or demote, promote or change the title of, any employee, director or consultant of Husky or any subsidiary with annual base compensation within the top 1% of the Acquired Companies’ population, other than any termination for cause; or (vii) hire, engage or make an offer to hire or engage any new employee, director or consultant on a full-time, part-time, consulting or other basis with annual base compensation within top 1% of the Acquired Companies’ population;
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not commence a proceeding other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Acquired Companies’ business or (iii) for a breach of the Transaction Agreement;

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not settle a proceeding that (i) would reasonably be expected to result in any Acquired Company making any payment in an amount in excess of $500,000 individually or in the aggregate, (ii) involves any equitable remedy imposed on any Acquired Company (other than customary confidentiality and non-disparagement obligations with respect to the terms of a settlement); or (iii) involves any governmental entity as a party to such proceeding or settlement thereof;

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not enter into, conduct, engage in or otherwise operate any material new line of business or discontinue any material line of business or any material business operations and,

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in the case of PE Titan Holding Limited (“PE UK I”), PE Titan Holding II Limited (“PE UK II”), PE Titan Holding III Limited (“PE UK III”), not conduct any business, activity or operations other than the sole activity of holding shares in PE UK II (in the case of PE UK I), PE UK III (in the case of PE UK II) and Husky (in the case of PE UK III) and activities incidental thereto (except, in each case, to the extent expressly permitted or provided in the Transaction Agreement (including the pre-Closing restructuring transactions);

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not acquire or agree to acquire (including by merging or consolidating with, or by purchasing the assets of, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (in the case of assets, in an amount in excess of $250,000 individually or in the aggregate), in each case, other that the purchase of inventory, equipment, products and services in the Ordinary Course of Business;

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not change accounting methods or practices in any material respect or revalue any of its assets in any material respect (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP or law;

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not (i) settle or compromise any material tax proceeding; (ii) make, revoke, or change any material tax election; (iii) surrender any claim for a refund of a material amount of taxes; (iv) adopt or change any material tax accounting method; (v) request a ruling with respect to taxes; (vi) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes; (vii) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign law) with respect to a material amount of taxes; or (viii) file any income or other material tax return in a manner, or reflecting a position, materially inconsistent with past practice;

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not make a (direct or indirect) “investment” in a “foreign affiliate” of Husky (within the meaning of subsection 212.3(10) of the Tax Act) other than where subsection 212.3(16) applies;

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not merge or consolidate Husky with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Husky;

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other than in the ordinary course of business, not cancel, surrender, allow to expire or fail to renew (if due prior to the Closing) any material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity that is necessary to own, lease and operate its properties and to carry on its business as owned, leased, operated or carried on as of the date of the Transaction Agreement;

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fail to manage the working capital of the Acquired Companies in the Ordinary Course of Business (taking into account seasonality, including customary quarter-end practices), including: (i) not to accelerate in any material respect the collection of any accounts receivable nor delay in any material respect the payment of any accounts payable beyond their regular due dates and outside of the Ordinary Course of Business or (ii) maintain and manage inventory levels in the Ordinary Course Of Business; and
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not agree to take any of the foregoing actions.

Conduct of the Business of CompoSecure
CompoSecure has agreed to certain covenants in the Transaction Agreement restricting the conduct of its business between the date of the Transaction Agreement and the Closing Date.
CompoSecure has agreed that, except (i) for certain scheduled exceptions, (ii) to the extent expressly permitted or provided in the Transaction Agreement, (iii) as required by law or (iv) as the Shareholders’ Representative shall otherwise consent in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Buyer Parties will, and will cause each of their respective subsidiaries to:
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use commercially reasonable efforts to conduct its and their business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve its and their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it;

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not cause or permit any amendments to the governing documents of CompoSecure or any of its subsidiaries in a manner that would (i) materially and adversely affect any of the Sellers, in each case, disproportionately relative to other holders of CompoSecure Common Stock or (ii) prevent, delay or impair the ability of any Buyer Party to consummate the Transactions;

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not declare, set aside, or pay any dividend on or make any other distribution (whether in cash, stock, property or combination thereof) in respect of CompoSecure Common Stock (or other equity interests);

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not split, sub-divide, combine or reclassify any of CompoSecure Common Stock (or other equity interests);

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not issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of CompoSecure Common Stock (or other equity interests);

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not issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of CompoSecure Common Stock or any capital stock of any subsidiary or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other contracts of any character obligating it to issue any such shares or other convertible securities, other than: (i) the issuance of shares of CompoSecure Common Stock upon the vesting or lapse of any restrictions on any awards granted under benefit plans and outstanding as of the Agreement Date or issued in compliance with clause (ii) below, (ii) issuances of awards granted under benefit plans in the ordinary course of business and with CompoSecure’s standard vesting terms, (iii) the repurchase of shares of CompoSecure Common Stock from former employees, non-employee directors and consultants in accordance with contracts providing for the repurchase of shares in connection with any termination of service or (iv) the issuance of equity interests by any subsidiary directly or indirectly wholly owned by a Buyer Party to such Buyer Party or another such subsidiary;

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not merge or consolidate any Buyer Party with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, or other reorganization of any Buyer Party;

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except as required by law, not (i) incur, assume or guarantee any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or guarantee any debt securities of others or (iii) lend money to any person other than wholly-owned subsidiaries of the Buyer Parties (except for (x) travel and business expense advances to current employees and officers in the ordinary course of business consistent with past practice and (y) the extension of trade or similar credit in the ordinary course of business consistent with past practice), in each case, if such actions would, individually or in the aggregate, reasonably be expected to increase or materially delay any financing obtained in connection with the Transactions or otherwise delay the consummation of the Transactions in any material respect (including any delay of such consummation that would reasonably be expected to result in the Transactions not being consummated by or before the Termination Date); and
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not take or agree or otherwise to take any of the foregoing actions.

CompoSecure has also agreed that each Buyer Party will not, and will cause its subsidiaries not to, enter into any agreements with respect to, or consummate, any transactions for the acquisition of businesses, assets, equity or property of any other persons (whether by merger, consolidation, stock or asset purchase or otherwise), for cash and/or equity interests of any Buyer Party or its subsidiaries, if such transactions would, individually or in the aggregate, reasonably be expected to (i) require any Buyer Party to abandon or terminate the Transactions, (ii) increase or materially delay the Regulatory Consents (or other consents, authorizations or approvals required from any governmental entity), or any filings or communications required with governmental entities, in connection with the Transactions, (iii) otherwise delay the consummation of the Transactions in any material respect (including any delay of such consummation that would reasonably be expected to result in the Transactions not being consummated by or before the Termination Date) or (iv) result in the prohibition or prevention of the consummation of the Transactions on the terms contemplated by the Transaction Agreement.
CompoSecure Stockholders Meeting
As promptly as reasonably practicable after the mailing of the Proxy Statement to CompoSecure Stockholders, CompoSecure must duly call, give notice of, convene and hold the special meeting of CompoSecure Stockholders, for the purpose of obtaining the approval of the Stock Issuance Proposal (the “CompoSecure Stockholders Meeting”).
CompoSecure shall use its reasonable best efforts to solicit proxies from the CompoSecure Stockholders in favor of the Stock Issuance. CompoSecure may postpone or adjourn the CompoSecure Stockholders Meeting (i) with the prior written consent of Husky; or (ii) (A) due to the absence of a quorum at the time the CompoSecure Stockholders Meeting is otherwise scheduled (provided, that CompoSecure shall use its reasonable best efforts to obtain such a quorum as promptly as practicable); (B) if CompoSecure reasonably believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary for the approval of the Stock Issuance Proposal, whether or not a quorum is present; provided that (x) CompoSecure may not postpone or adjourn the CompoSecure Stockholders Meeting more than one time pursuant to clause (B) without the prior written consent of Husky (not to be unreasonably withheld, conditioned or delayed) and (y) no adjournment pursuant to clause (B) may be for a period exceeding ten business days; (C) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that CompoSecure has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the CompoSecure Stockholders prior to the CompoSecure Stockholders Meeting; or (D) to the extent such postponement or adjournment of the CompoSecure Stockholders Meeting is required by an order issued by any court or other governmental entity of competent jurisdiction in connection with the Transaction Agreement. CompoSecure shall, at the request of the Husky, to the extent permitted by law, adjourn the CompoSecure Stockholders Meeting to a date specified by Husky for the absence of a quorum or if CompoSecure has not received proxies representing a sufficient number of shares of CompoSecure Common Stock for the approval of the Stock Issuance Proposal; provided, that CompoSecure shall not be required to adjourn the CompoSecure Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten business days.
Unless the Board has made an change of recommendation as described under the section entitled “— Change of Recommendation,” the Board will recommend that its stockholders adopt the Stock Issuance Proposal and use its reasonable best efforts to solicit from its stockholders proxies in favor of the Stock Issuance Proposal and take all other action necessary or advisable to obtain the approval of the Stock Issuance Proposal.
CompoSecure’s obligation to hold the stockholder meeting will be affected by the commencement, public proposal, public disclosure or communication to CompoSecure or any other person of any acquisition proposal or the occurrence of any change of recommendation by the Board.

Change of Recommendation
Subject to certain exceptions described below, the Board has agreed to recommend that CompoSecure Stockholders vote “FOR” the Stock Issuance Proposal.
Under the Transaction Agreement, an “change of recommendation” is deemed to have occurred if the Board changes, withdraws, withholds, qualifies or modifies, or publicly questions or proposes to change, withdraw, withhold, qualify or modify, its recommendation that CompoSecure Stockholders approve the Stock Issuance.
Prior to obtaining the approval of the Stock Issuance Proposal, the Board may only make a change of recommendation in response to an “intervening event” if the Board determines in good faith, in response to an intervening event, after consultation with its outside legal counsel, that the failure to make a change of recommendation would be inconsistent with the Board’s fiduciary duties under applicable law.
Prior to the Board making a change in recommendation, CompoSecure has agreed to take the following actions:
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deliver to Husky a written notice (an “intervening event notice”) advising Husky that the Board proposes to take such action and containing a reasonably detailed description of the material facts underlying the Board’s determination that an intervening event has occurred and the reasons for taking such action; and

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at or after 5:00 P.M., New York City time, on the fourth business day immediately following the day on which CompoSecure delivered to Husky the intervening event notice (such period from the time the intervening event notice is provided until 5:00 P.M., New York City time, on the fourth business day immediately following the day on which CompoSecure delivered to Husky the intervening event notice (it being understood that any material development with respect to an intervening event shall require a new notice but with an additional two business day (instead of four business day) period from the date of such notice) (it being understood that there may be multiple extensions), the “intervening event notice period”), the Board reaffirms in good faith (after consultation with its outside legal counsel) that, after taking into account any adjustments to the terms and conditions of the Transaction Agreement committed to by Husky in writing, the failure to make a change of recommendation would be inconsistent with its fiduciary duties under applicable law.

An “intervening event” means, a material event, fact, development, occurrence or change in circumstance with respect to CompoSecure and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Board as of the date of the Transaction Agreement (or if known, the consequences of which were not known or reasonably foreseeable) and that becomes known to the Board after the date of the Transaction Agreement that does not relate to: (i) the receipt, existence or terms of any inquiry, offer or proposal by CompoSecure or its subsidiaries that constitutes, or would reasonably be expected to lead to, an acquisition proposal or any matter relating thereto; (ii) failure by CompoSecure, Husky or any of their respective subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial performance; (iii) any effect with respect to the Acquired Companies that does not amount to a Husky Material Adverse Effect (as defined below); or (iv) changes in the market price or trading volume of CompoSecure Common Stock or any other securities of CompoSecure, or any change in credit rating of CompoSecure or Husky or any of their respective subsidiaries.
If requested by Husky, CompoSecure will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their respective representatives to, during the intervening event notice period, engage in good faith negotiations with the Shareholders’ Representative, Husky and their respective representatives to make such adjustments in the terms and conditions of the Transaction Agreement so as to obviate the need for a change of recommendation.
No Solicitation
The Transaction Agreement sets forth restrictions the Sellers’ and the Acquired Companies’ ability to engage with third parties regarding acquisition proposals (as defined below).

The Sellers and the Acquired Companies will not, and will cause its subsidiaries and other respective representatives to:
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immediately cease and cause to be terminated any and all existing negotiations with any persons conducted prior to or on the Agreement Date with respect to any acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal (and shall immediately terminate any online data room access related thereto, and request the return or destruction of any confidential, nonpublic or proprietary information or other transaction-related material in accordance with the terms and conditions of any confidentiality agreement with such person entered into in connection with any such acquisition proposal);

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not solicit, initiate, or knowingly encourage or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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not enter into, participate in, maintain or continue any negotiations regarding, or deliver or make available to any person any non-public information relating to the acquired companies with respect to, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, other than to state that the Sellers and the Acquired Companies are subject to contractual restrictions with respect thereto;

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not agree to, accept, approve or publicly endorse or publicly recommend (or publicly propose or publicly announce any intention or desire to agree to, accept or approve), or enter into any letter of intent or any other contract contemplating or otherwise relating to, any acquisition proposal; or

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not submit any acquisition proposal to the vote of any shareholders of Husky.

An “acquisition proposal” means any transaction or agreement, offer or proposal with respect to any transaction (other than the Transaction Agreement, the Transactions, any transaction or agreement entered into in connection herewith or with the Transactions or any other offer or proposal by CompoSecure or its subsidiaries), relating to, or involving:
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any issuance by, or acquisition or purchase from, any Acquired Company, or any acquisition or purchase from the direct or indirect stockholders of any Acquired Company (whether by merger, consolidation or business combination with any such direct or indirect stockholder or otherwise), by any person or group:

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of more than a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Acquired Company;

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any tender offer or exchange offer that if consummated would result in any person or group beneficially owning twenty-five percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Acquired Company;

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of any option, call, warrant or right (whether or not immediately exercisable) to acquire twenty-five  percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Acquired Company;

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of any security, instrument or obligation that is or may become convertible into or exchangeable for a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Acquired Company;

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any merger, consolidation, business combination, joint venture, partnership, or similar transaction involving any Acquired Company;

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any sale, lease, mortgage, pledge, exchange, transfer, license, spin-off, acquisition, or disposition of more than twenty-five percent (25%) of the assets of the Acquired Companies in any single transaction or series of related transactions (other than sales of inventory and other assets in the Ordinary Course of Business); or

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any liquidation, dissolution, recapitalization or other reorganization of the Acquired Companies, or any extraordinary dividend, whether of cash or other property; provided, that none of the foregoing transactions, to the extent solely by and among the Acquired Companies (and not any third party), shall constitute an acquisition proposal.
Regulatory Approvals
The Buyer Parties and Husky has each agreed to promptly (and in the event of any filing required under the HSR Act, within fifteen business days after the date of the Transaction Agreement and for any filings required under any applicable Antitrust and FDI Laws, within twenty business days) execute and file, or join in the execution and filing of, any application or notification that may be required under the HSR Act or other applicable Antitrust and FDI Laws or other document that may be necessary in order to obtain the authorization, approval or consent of any other governmental entity, whether foreign, federal, state, local or municipal, which may be reasonably required under the HSR Act or other applicable Antitrust and FDI Laws in connection with the consummation of the Transactions (such authorizations, approvals or consents, “Regulatory Consents”). The Sellers, the Buyer Parties and Husky each will, and will cause their respective affiliates to, use reasonable best efforts to, as promptly as practicable (i) make an appropriate response to any information or document requests applicable to them and (ii) obtain the Regulatory Consents applicable to them.
Each party has agreed to use its reasonable best efforts to take, or cause its subsidiaries to take, all actions reasonably necessary, proper or advisable under applicable law to:
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obtain termination or expiration of any waiting period or comparable period under the HSR Act and otherwise obtain any other Regulatory Consent, including by cooperating reasonably to enable all filings for Regulatory Consents to be made in a timely fashion as outlined in the Transaction Agreement; and

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lawfully complete the Transactions as promptly as practicable (but in any event prior to the Termination Date).

Neither CompoSecure nor any of its affiliates will be required to, and none of the Sellers and Husky or any of their respective affiliates will offer or agree to, any of the following actions without CompoSecure’s prior written consent, that would reasonably be expected, individually or in the aggregate, to be a Burdensome Condition:
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sale, divestiture, licensing or other disposition, or the holding separate, of any assets, interests, businesses, or business units or divisions of Husky or its subsidiaries or of CompoSecure or its affiliates;

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termination, creation, amendment or assignment of relationships, ventures and contractual rights and obligations of Husky or its subsidiaries or of CompoSecure or its affiliates; or

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limitation, restriction or modification of the conduct, management or ownership of any assets, interests, businesses or operations of the Acquired Companies or any action, agreement or commitment that limits the freedom of action, ownership or control with respect to, or the ability to retain or hold, any of the businesses, interests or assets of the Acquired Companies or of CompoSecure or its affiliates.

The Buyer Parties and Husky each will, and will cause their respective affiliates to, promptly furnish to the other party copies of any notices or written communications received by such party or any of its affiliates from any Governmental entity with respect to the Transactions, and shall permit counsel to the other party an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed written or oral communications to any governmental entity concerning the Transactions. However, Husky may redact from the copies of such communications provided to counsel to the Buyer Parties any competitively sensitive proprietary information of Husky. The Buyer Parties and Husky will, and will cause their respective affiliates to, provide the other parties and its counsel the opportunity, on reasonable advance notice, to participate in any meetings or discussions, either by virtual attendance or by telephone, with any governmental entity concerning or in connection with the Transactions.
The parties have agreed that (i) CompoSecure will determine the strategy to be pursued for obtaining and lead the effort to obtain all Regulatory Consents, and the Sellers and Husky shall take all reasonable action to support CompoSecure in connection therewith, (ii) if there is a disagreement between the parties about such strategy or any actions related thereto, CompoSecure’s decision will control and (iii) CompoSecure will take the lead in all meetings, discussions and communications with any governmental entity relating to any Regulatory Consents.
If any proceeding by a governmental entity of competent jurisdiction is instituted challenging the Transactions, CompoSecure shall, until the Termination Date, use its reasonable best efforts to (i) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (ii) pursue vigorously all available avenues of administrative and judicial appeal and (iii) seek to have vacated, lifted, reversed or overturned any judgment that is in effect that prohibits, prevents or restricts consummation of any of the Transactions. To assist CompoSecure in complying with its obligations, the Sellers and Husky have agreed to provide to CompoSecure such cooperation as may be reasonably requested by CompoSecure.
CompoSecure will be solely responsible for and pay all filing fees payable pursuant to the HSR Act or payable to any governmental entity in respect of any other Regulatory Consent, in each case, in connection with the Transactions.
“Antitrust and FDI Law” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914, in each case, as amended, and any other Legal Requirement that is designed to (a) prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition and/or (b) control, screen or prohibit foreign direct investment or investments related to national security.
Efforts to Complete the Transactions
Other than as described in “— Regulatory Approvals” above, each party has agreed to use its commercially reasonable efforts, and to use its commercially reasonable efforts to cooperate with each other party thereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective the Transactions, including the satisfaction of the respective closing conditions, and including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions.
Financing
The obtaining of financing, including the availability of the term loan commitments under the debt commitment letter, entered into between CompoSecure and the lender thereto (“Lender”), executed as of the date of the Transaction Agreement (the “Debt Commitment Letter”), is not a condition to parties’ respective obligations under the Transaction Agreement.
The Buyer Parties have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain debt financing on the terms and conditions described in the Debt Commitment Letter (the “Backstop Debt Financing”) (including complying with any request requiring the exercise of any flex provisions in the fee letter).
The Buyer Parties have agreed to give Husky prompt notice of:
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any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a breach or default) by any party to the Backstop Debt Commitment Letter or other Debt Document (as defined in the Transaction Agreement) of which any Buyer Party becomes aware;

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if and when any Buyer Party becomes aware that any portion of the Backstop Debt Financing contemplated by the Backstop Debt Commitment Letter may not be available for the Debt Financing Purposes;

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the receipt of any written notice or other written communication from any person with respect to any (i) actual or potential breach, default, termination or repudiation by any party to the Backstop Debt Commitment Letter or other Debt Document or (ii) material dispute or disagreement between or among any parties to the Backstop Debt Commitment Letter or other Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Backstop Debt Financing or Debt Documents); and
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any expiration or termination of the Backstop Debt Commitment Letter or other Debt Document.

Each Buyer Party will not, and will not permit any of its affiliates to, without the prior written consent of Husky, take or fail to take any action or enter into any transaction that could reasonably be expected to materially impair, delay or prevent consummation of the Backstop Debt Financing contemplated by the Backstop Debt Commitment Letter and to the extent requested, each Buyer Party shall keep Husky informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange the Backstop Debt Financing.
If any portion of the Backstop Debt Financing becomes unavailable, the Buyer Parties will use all reasonable best efforts to arrange and obtain alternative financing, including from alternative sources, in an amount that is sufficient to replace any unavailable portion of the Backstop Debt Financing as promptly as practicable following the occurrence of such event.
The Buyer Parties will (i) comply with the Backstop Debt Commitment Letter and each Debt Document, (ii) use reasonable best efforts to enforce their rights under the Backstop Debt Commitment Letter and other Debt Documents, including causing the Lender to fund the Backstop Debt Financing at or prior to the time the Closing, and (3) not permit, without the prior written consent of Husky, any material amendment or modification to be made to, or any termination, rescission or withdrawal of, or any material waiver of any provision or remedy under, the Backstop Debt Commitment Letter or other Debt Document.
Employee Benefits Matters
Under the Transaction Agreement, CompoSecure has agreed that for a period of at least one year following the Closing Date, each individual who is employed by Husky immediately prior to the Closing and continues employment as of the Closing Date (each, a “Continuing Employee”) will be provided with the following:
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a rate of base salary, wages and annual target cash incentive compensation opportunities (excluding any equity or equity-based compensation or opportunities and any change in control compensation opportunities) that is not less favorable than the rate of base salary, wages and annual target cash incentive compensation opportunities paid by Husky or its affiliates immediately prior to the Closing Date; and

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other benefits (excluding any defined benefit pension, retiree health benefits, deferred compensation, equity or equity-based or severance benefits) that are at levels that are substantially similar in the aggregate to those in effect for such employee immediately prior to the Closing Date.

CompoSecure has agreed to use commercially reasonable efforts to
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ensure, or cause to ensure, that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries under any welfare benefit plans in which such Continuing Employees or their dependents or beneficiaries may be eligible to participate;

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provide or cause to be provided that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Closing Date shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans;

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with respect to each employee benefit plan, policy or practice, including severance, vacation and paid time off plans, policies or practices, sponsored or maintained by CompoSecure or its affiliates (including Husky following the Closing), grant, or cause to be granted to, all Continuing Employees from and after the Closing Date credit for all service with Husky and its predecessors prior to the Closing Date for purposes of eligibility to participate, vesting credit, eligibility to commence benefits with respect to severance, vacation benefits and Company Employee Plans only, and with respect to Company Employee Plans only, benefit accrual, but excluding benefit accrual under any defined benefit pension plan and any such credit that would result in a duplication of benefits.
At least one business day prior to the Closing Date, Husky will submit for approval by the voting equityholders of Husky, in conformance with Section 280G of the Code and the regulations thereunder (the “280G Stockholder Vote”), any payments that could reasonably be expected to constitute a “parachute payment” pursuant to Section 280G of the Code (each, a “parachute payment”) on behalf of each “disqualified individual” (as defined in Section 280G of the Code and the regulations promulgated thereunder) and which have been irrevocably waived by such individual. Prior to the distribution of the 280G Stockholder Vote materials, Husky will use reasonable best efforts to obtain an irrevocable waiver of the right to any parachute payment from each of the applicable “disqualified individuals” whose parachute payments would be subject to the 280G Stockholder Vote.
Director and Officer Indemnification and Insurance
CompoSecure has agreed that it will cause the Acquired Companies to indemnify and hold harmless each persons who are or were current or former directors or officers of any of the Acquired Companies or who are or were serving at the request of any Acquired Company as a director, officer or manager of another person (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission by such Indemnified Party in his or her capacity as (or otherwise arising out of or pertaining to his or her status as) a Indemnified Party at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that any Acquired Company would have been permitted under applicable law and its respective governing documents, in effect on the date of the Transaction Agreement, to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under applicable law).
The parties have agreed that CompoSecure will fulfill and honor all rights to indemnification and exculpation from liabilities for and advancement of expenses with respect to acts or omissions occurring at or prior to the Closing Date existing in favor of any Indemnified Party as provided in Husky’s certificate of incorporation, Husky’s bylaws, the governing documents of the Acquired Companies other than Husky or in separate agreements between any Acquired Company and individual officers and directors, shall continue, and, after the Closing, in all respects such obligations in accordance with the terms thereof in each case in effect on the Agreement Date (or entered into following the Agreement Date in accordance with the Transaction Agreement), and such rights will continue in full force and effect, for a period of six years following the Closing Date, in accordance with their respective terms and shall not be amended, repealed or modified for a period of six years following the Closing Date in any matter that adversely affects any Company Indemnified Party.
Prior to the Closing Date, Husky will purchase a directors’ and officers’ and fiduciary liability run-off/tail insurance coverage, which by its terms shall survive the Closing and shall provide run-off coverage for not less than six years following the Closing Date, having limits, terms and conditions no less favorable in all material respects than the terms of the directors’ and officers’ and fiduciary liability insurance policies currently maintained by Husky and each of its subsidiaries and to cause such insurance to be bound not later than the Closing Date (the “D&O Insurance”). In no event shall the cost of the D&O Insurance exceed 300% of the current aggregate annual premium paid by Husky for such policies currently maintained by Husky and its subsidiaries, and if the cost of such insurance coverage exceeds such amount, Husky will obtain a policy with the greatest coverage available for a cost not exceeding such amount. CompoSecure will, and will cause the Acquired Companies, to maintain the D&O Insurance in full force and effect during the term of the D&O Insurance without modification or amendment.
Other Covenants
Under the terms of the Transaction Agreement, CompoSecure and Husky made certain other covenants to and agreements with each other regarding other matters including, but not limited to:
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confidentiality and access to certain information during the period prior to the Closing;

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consultation with the other party before issuing, and giving each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Agreement and the transactions contemplated thereby;

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timely furnishing of financial statements of Husky to CompoSecure during the period prior to the Closing;

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cooperation between CompoSecure and Husky to repay certain indebtedness of the Acquired Companies;

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notifications to the other party of any proceeding by or before any governmental entity or arbitrator initiated by or against it (or any of its subsidiaries), or known by such party to be threatened in writing against such party and many material developments;

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reasonable access to be provided by Husky to CompoSecure to Husky’s books and records;

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delivery by Husky of its minute books to CompoSecure;

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cooperation and other obligations regarding certain tax matters;

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termination, effective upon the Closing, of certain agreements between Husky and certain of its related parties;

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distribution to each Management Seller of a letter of transmittal and investor questionnaire;

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actions to be taken in connection with virtual data room access;

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actions to be taken by CompoSecure to cause the acquisitions of equity securities of CompoSecure (including derivative securities) resulting from the transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act for individuals subject to the reporting requirements of Section 16(a) of the Exchange Act;

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retention of the Acquired Companies’ books and records; and

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preparation and delivery of an unaudited consolidated balance sheet as of the Closing Date by Husky.

Indemnification; RWI Policy
None of the pre-Closing covenants, representations or warranties in the Transaction Agreement or in any ancillary agreement survive the Closing and no party may bring any claims with respect to breaches of pre-Closing covenants, representations and warranties from or after the Closing, except in the case of fraud. CompoSecure has obtained a RWI Policy which provides coverage for certain breaches of the representations and warranties made by Husky and the Sellers in the Transaction Agreement, subject to exclusions, deductibles and other terms and conditions. The RWI Policy serves as CompoSecure’s sole source of recourse against the Sellers in respect of any breaches of representations or warranties by Husky or the Sellers.
Pre-Closing Restructuring
Subject to the terms and conditions set forth in the Transaction Agreement, the parties will use reasonable best efforts to effectuate certain pre-Closing restructuring transactions and certain steps contemplated to take place following the Closing, in each case, as contemplated by the Transaction Agreement (collectively, the “Restructuring Plan”). No more than 30 days following the date of the Transaction Agreement, the PE Sellers may amend the Restructuring Plan without the consent of Bidco unless any amendment would reasonably be expected to (a) cause any Buyer Party or the Acquired Companies to violate any law or contract in any material respect, (b) cause any representation or warranty set forth in the Transaction Agreement of any PE Seller to become untrue or incorrect, (c) create or give rise to any loans or balances (i) between any of the Acquired Companies if settling such loan or balance after the Closing would reasonably be expected to result in any incremental Tax or other cost for the Buyer Parties or the Acquired Companies or (ii) between any Acquired Company, on the one hand, and any PE Seller or any of its affiliates (other than the Acquired Companies), on the other hand, that would not be canceled or terminated before the Closing pursuant to the Transaction Agreement, (d) involve entering into any covenant or agreement with any governmental entity that would impact any Buyer Party or the Acquired Companies in any material respect at any time following the Closing, (e) have a material adverse tax impact on any Buyer Party or the Acquired Companies, or (f) materially delay the implementation of the Restructuring Plan beyond any timing requirements specifically set forth therein. The PE Sellers must in good faith consult with the Buyer Parties as to each such amendment proposed by PE Sellers.
Representations and Warranties
The Transaction Agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications (including exceptions to the effect that there have not been, and would not reasonably be expected to be, a “Material Adverse Effect” (as defined below)).
The representations and warranties made by the parties under the Transaction Agreement relate to, among other things:
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due organization, valid existence, good standing and qualification to do business;

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issuance of valid outstanding shares of capital stock, company shares, preferred shares and shares of New BC;

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accuracy of financial statements and reserve reports;

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the absence of material undisclosed liabilities or off-balance-sheet arrangements;

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the absence of certain changes or events after a specified date;

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the absence of certain legal proceedings, investigations and governmental orders;

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compliance with certain domestic and foreign anti-corruption laws and customs and international trade laws;

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complete list of all leases, licenses, subleases, sublicenses and occupancy agreements;

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intellectual property rights;

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environmental matters;

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employee benefit plans;

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employment and labor matters;

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interested-party transactions;

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insurance policies;

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material contracts and the absence of breach or default of material contracts;

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the absence of any conflicts or violations of organizational documents and other material agreements or laws;

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capitalization;

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availability of funds;

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taxes;

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validly issued exchangeable shares;

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broker’s, finder’s and financial advisor’s fees;

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maintenance of other books and records;

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material bank account information;

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compliance with data privacy laws, permits and regulatory bodies and regulatory status;

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government approvals; and

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with respect to CompoSecure, accuracy of information supplied or to be supplied in connection with this proxy statement.

Material Adverse Effect
For purposes of the Transaction Agreement, “Material Adverse Effect” means, with respect to any person, any change, event, development, fact, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such person and its subsidiaries, taken as a whole. However no change, event, development, fact, circumstance or effect to the extent resulting from or arising out of the following will be deemed to be or to constitute a “Material Adverse Effect” or will be taken into account for purposes of determining whether a Material Adverse Effect has occurred or would occur:
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changes after the date of the Transaction Agreement in the financial, banking, credit, commodities, currency, or capital markets or economic or political conditions generally, in each case, in the United States or foreign economies, or any general shutdown of the United States government;

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any change in law, GAAP or other applicable accounting standards or the interpretations thereof;

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the occurrence of any pandemics, epidemics, public health events, natural disasters, weather conditions, acts of God or other calamities, national or international political or social conditions or other force majeure events, including the engagement by any country in hostilities or war, whether commenced before or after the Agreement Date, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence, threatened occurrence of any military action, terrorism or cyberattack, in each case of the foregoing, including the escalation or worsening thereof;

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changes after the date of the Transaction Agreement in, or effects arising from or relating to, general business or economic conditions affecting any industry in which such person and its subsidiaries operate;

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the announcement, or pendency of, or the performance or consummation of the transactions contemplated by or the taking of any actions expressly contemplated by or the compliance with the express terms of the Transaction Agreement and the other agreements contemplated hereby (it being understood that this exception shall not apply to any representation or warranty related to the execution, announcement or consummation of the Transaction or the other transactions contemplated by the Transaction Agreement);

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any action taken or not taken at the written request or with the written consent of any Buyer Party;

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the fact that the prospective owner of Husky is CompoSecure or an affiliate of CompoSecure; or

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any failure, in and of itself, by such person to meet any internal budgets, plans, estimates, predictions, performance metrics, or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood and agreed that the facts underlying such failure that are not otherwise excluded from this definition of Material Adverse Effect may be taken into consideration in determining whether there has been, is or would reasonably be expected to be, a Material Adverse Effect), except that to the extent any of the matters described in the first three bullets above disproportionately impact such person or any of its subsidiaries in a negative manner relative to the other companies in the industry in which such person and its subsidiaries operate.
A Material Adverse Effect with respect to CompoSecure is referred to in this proxy statement as a “CompoSecure Material Adverse Effect” and a Material Adverse Effect with respect to Husky is referred to as an “Husky Material Adverse Effect.”
Amendments
The Transaction Agreement may be amended at any time by the parties by, and only by, an instrument in writing signed on behalf of each of CompoSecure and the Shareholders’ Representative.

Specific Performance
The parties have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party has agreed to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties have also agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
Applicable Law; Jurisdiction
The Transaction Agreement is governed by Delaware law.

VOTING AGREEMENT
This section describes the material terms of the Voting Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. This summary may not contain all of the information about the Voting Agreement. You are encouraged to read the Voting Agreement carefully and in its entirety.
Concurrently with the execution the Transaction Agreement, CompoSecure entered into the Voting Agreement with the PE Sellers and the Voting Stockholders (i.e., Resolute Compo Holdings, Tungsten and Ridge Valley).
Pursuant to the terms of the Voting Agreement, each of the Voting Stockholders have agreed with CompoSecure, and not the other Voting Stockholders, among other things, to vote its shares of CompoSecure Common Stock, including additional shares or other voting securities of CompoSecure of which such Stockholder acquires record or beneficial ownership after the date of the Voting Agreement, in favor of the Stock Issuance Proposal.
The Voting Agreement also includes certain restrictions on transfer of shares of CompoSecure Common Stock by the Voting Stockholders.
The Voting Agreement automatically terminates at the earliest of (i) the Closing, (ii) the valid termination of the Transaction Agreement in accordance with its terms, (iii) the written consent of the Voting Stockholders and the PE Sellers, and (iv) the entry into any amendment, modification or waiver to any provision of the Transaction Agreement without the Voting Stockholders’ written consent that amends, changes, or modifies any of the conditions to the Transactions in a manner that adversely affects any Voting Stockholder in any material respect.

INVESTOR RIGHTS AGREEMENT
This section describes the material terms of the Investor Rights Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, a copy of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Investor Rights Agreement. You are encouraged to read the Investor Rights Agreement carefully and in its entirety.
Board of Directors
In connection with the Closing, CompoSecure will enter into the Investor Rights Agreement with the PE Sellers. The Investor Rights Agreement provides that following the Closing, the PE Sellers will have the collective right to nominate a certain number of directors (each, a “designee”) depending on the percentage of the outstanding shares of CompoSecure Common Stock the PE Sellers and their affiliates hold, subject to certain director qualification requirements. Specifically, the PE Sellers will have the right to nominate:
•
two directors, if they and their affiliates collectively own at least 10% of the outstanding shares of CompoSecure Common Stock (the “first ownership threshold”); and

•
one director, if they and their affiliates collectively own at least 5% but less than 10% of the outstanding shares of CompoSecure Common Stock.

The initial directors nominated by the PE Sellers are expected to be Louis Samson and Delara Zarrabi. Unless otherwise requested by the Board, if the beneficial ownership level of the PE Sellers and their affiliates falls below the aforementioned thresholds, the PE Sellers will be required to cause the resignation of the number of designees that they are no longer entitled to nominate.
For so long as the PE Sellers and their affiliates hold a number of shares of CompoSecure Common Stock representing at least 5% of the outstanding shares of CompoSecure Common Stock, (i) CompoSecure will permit an individual designated by the PE Sellers to attend meetings of the Board as a non-voting observer and (ii) the PE Sellers will be entitled to customary information rights.
Stock Transfer Restrictions
The Investor Rights Agreement will subject the PE Sellers and their affiliates to a lock-up period of 90 days from the Closing, subject to certain exceptions, including early release by CompoSecure.
Preemptive Rights
For so long as the PE Sellers and their affiliates maintain the first ownership threshold, the PE Sellers will, subject to customary exceptions, have the right to purchase, in whole or in part, their pro rata portion of the number of equity securities proposed to be issued by CompoSecure for cash, on the same terms and at the same price at which such equity securities are proposed to be sold.

OTHER TRANSACTION DOCUMENTS
The following is a summary of certain material terms and provisions of the Registration Rights Agreement, the Husky Management Agreement and the Amendment to the A&R Waiver Agreement. This summary is qualified in its entirety by the complete text of the Registration Rights Agreement, the Husky Management Agreement and the Amendment to the A&R Waiver Agreement, forms of which are included as Annex D, Annex E and Annex F, respectively, of this proxy statement and incorporated by reference herein. All stockholders of CompoSecure are urged to read the full agreements carefully and in their entirety, as well as this proxy statement, before making any decisions regarding the Transaction Agreement and the Transactions.
The Registration Rights Agreement
In the Transaction Agreement, entities affiliated with Platinum and CompoSecure have agreed to enter into the Registration Rights Agreement, which, among other things, provides for customary shelf, demand and piggyback registration rights to the PE Sellers and their affiliates.
The Husky Management Agreement
In connection with the Closing, Forge Holdings, which will hold, directly or indirectly, the business of Husky following the Closing, will enter into the Husky Management Agreement with Resolute Holdings, pursuant to which Resolute Holdings will provide management and other related services to Forge Holdings and Husky in exchange for payment of quarterly management fees. The Husky Management Agreement will be on substantially the same form as the CompoSecure Management Agreement.
Amendment to the A&R Waiver Agreement
In connection with the Closing, Resolute Compo Holdings, Tungsten and the Company will enter into the Amendment, pursuant to which the parties will agree that in the event the Board rescinds the Board Size Requirement Waiver (as defined therein), the Board will adopt resolutions increasing the size of the Board to allow the PE Sellers to continue to exercise their nomination rights under the Investor Rights Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements
On November 2, 2025, CompoSecure entered into the Transaction Agreement with entities affiliated with Platinum pursuant to which CompoSecure will combine with Husky. In conjunction with the closing of CompoSecure’s planned business combination with Husky, Husky will enter into the Husky Management Agreement pursuant to which Resolute Holdings Management, Inc. (“Resolute Holdings”) will manage the day-to-day business and operations and oversee the strategy of Husky and its controlled affiliates, for a fee. The Husky Management Agreement will grant Resolute Holdings control over Husky, which will result in CompoSecure accounting for the acquired ownership interest in Husky under the equity method of accounting. See Note 2 below for additional information on the basis of presentation.
The following unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2024 and the Unaudited Interim Condensed Consolidated Statement of Operations for the period ended September 30, 2025 give effect to the following (collectively, as used in this section, the “Transactions”):
•
the impact of the Transaction Agreement entered into in connection with the combination by CompoSecure, for cash and stock consideration, of a 100% interest in Husky;

•
the impact of the Husky Management Agreement;

•
the deconsolidation of CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”) as a result of the entry by CompoSecure Holdings and Resolute Holdings into the CompoSecure Management Agreement in connection with the spin-off of Resolute Holdings pursuant to the Separation and Distribution Agreement with Resolute Holdings (the “Spin-Off”), each entered into on February 28, 2025;

•
other adjustments described in the notes to the unaudited pro forma condensed financial statements.

These pro forma financial statements, including the related assumptions and adjustments described in the notes thereto, are referred to as the Unaudited Pro Forma Financial Statements. See Note 1 below for additional information related to the acquired Husky interests.
The historical financial statements of CompoSecure and Husky have been adjusted in the accompanying unaudited pro forma consolidated financial statements to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transactions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.
The unaudited pro forma condensed balance sheet as of September 30, 2025 reflects the Transactions as if they occurred on such date. The unaudited pro forma condensed statements of operations for the twelve months ended December 31, 2024 reflect the Transactions as if they occurred on January 1, 2024, the beginning of the Company’s most recently completed fiscal year. The unaudited pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2024 which can be found in the Company’s annual report for the year ended December 31, 2024 filed on Form 10-K with the SEC on March 5, 2025; the unaudited consolidated financial statements of the Company for the period ended September 30, 2025 which can be found in the Company’s quarterly report for the quarterly period ended September 30, 2025 filed on Form 10-Q with the Securities and Exchange Commission on November 3, 2025; and the audited consolidated financial statements of Husky for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements of Husky for the period ended September 30, 2025 included elsewhere in this proxy statement.
The unaudited pro forma condensed financial statements below are for illustrative and informational purposes only and do not purport to represent what our financial position and results of operations would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of our future financial position and future results of operations. The pro forma adjustments are based on available information and assumptions that management believes are reasonable; however, such adjustments are subject to change. The unaudited pro forma condensed financial statements do not necessarily represent the financial position or results of operations of CompoSecure had the Transactions occurred during the period or at the date presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
($ in thousands)
	Historical CompoSecure as of 9/30/2025	Pro Forma Adjustments		Other Transaction Adjustments		Pro Forma CompoSecure
Assets
Current Assets:
Cash and cash equivalents	$127,362	$(116,500)	A	$—		$10,862
Accounts receivable	—	—		—		—
Inventories, net	—	—		—		—
Prepaid expenses and other current assets	4,665	—		—		4,665
Total Current Assets	132,027	(116,500)		—		15,527
Property & equipment, net	—	—		—		—
Right-of-use asset – operating leases	—	—		—		—
Deferred tax asset	289,152	—		—		289,152
Derivative asset – interest rate swap	—	—		—		—
Equity method investment	84,296	3,221,525	B	(11,945)	D	3,293,876
Deposits and other assets	—	—		—		—
Total Assets	$505,475	$3,105,025		$(11,945)		$3,598,555
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$1,518	$—		$—		$1,518
Accrued expenses	40,841	—		—		40,841
Bonus payable	—	—		—		—
Commission payable	—	—		—		—
Current portion of long-term debt	—	—		—		—
Current portion of lease liabilities – operating leases	—	—		—		—
Current portion of earnout consideration liability	—	—		—		—
Current portion of tax receivable agreement liability	16,103	—		—		16,103
Total Current Liabilities	58,462	—		—		58,462
Long-term debt, net of deferred financing costs	—	—		—		—
Warrant liability	41,427	—		—		41,427
Lease liabilities – operating leases	—	—		—		—
Tax receivable agreement liability	253,117	—		—		253,117
Total Liabilities	353,006	—		—		353,006
Commitments and Contingencies
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—		—		—
Class A common stock	12	17	C	—		29
Treasury shares	(12,247)	—		—		(12,247)
Additional paid-in-capital	659,319	3,105,008	C	—		3,764,327
Accumulated other comprehensive (loss) income	(206)	—		—		(206)
Accumulated deficit	(494,409)	—		(11,945)	D	(506,354)
Total Stockholders’ Equity (Deficit)	152,469	3,105,025		(11,945)		3,245,529
Total Liabilities and Stockholders’ Equity (Deficit)	$505,475	$3,105,025		$(11,945)		$3,598,555

Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended December 31, 2024
($ in thousands)
	Historical CompoSecure as of 12/31/2024	Pro Forma Adjustments		Other Transaction Adjustments		Pro Forma CompoSecure
Net sales	$420,571	$—		$(420,571)	F	$—
Cost of sales	201,344	—		(201,344)	F	—
Gross Profit	219,227	—		(219,227)		—
Operating expenses:
Selling, general, and administrative expenses	111,605	—		(92,545)	F	19,060
Income from Operations	$107,622	$—		$(126,682)		$(19,060)
Other (expense) income
Revaluation of warrant liability	(95,937)	—		—		(95,937)
Revaluation of earnout consideration liability	(76,305)	—		—		(76,305)
Change in fair value of derivative liability – convertible notes redemption make-whole provision	425	—		(425)	F	—
Interest expense	(20,176)	—		20,176	F	—
Interest income	4,648	—		(4,579)	F	69
Loss on extinguishment of debt	(148)	—		148	F	—
Amortization of deferred financing costs	(1,104)	—		1,104	F	—
Other income	—	—		—		—
Total other (expense) income, net	(188,597)	—		16,424		(172,173)
(Loss) income before income taxes	(80,975)	—		(110,258)		(191,233)
Income tax (expense) benefit	(2,187)	—		2,868	J	681
(Loss) income before earnings in equity method investment	(83,162)	—		(107,390)		(190,552)
Earnings in equity method investment	—	(131,629)	E	97,100	G	(34,529)
Net income (loss)	$(83,162)	$(131,629)		$(10,290)		$(225,081)
Income attributable to non-controlling interest	$(29,443)	—		29,443		—
Income attributable to CompoSecure	$(53,719)	(131,629)		(39,733)		$(225,081)
Net Net income per share attributable to common stockholders
Basic	$(1.22)					$(1.10)
Diluted	$(1.22)					$(1.10)
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	44,012	161,353	C			205,365
Diluted	44,012	161,353	C			205,365

Unaudited Pro Forma Condensed Combined Income Statement
For the Nine Months Ended September 30, 2025
($ in thousands)
	Historical CompoSecure as of 9/30/2025	Pro Forma Adjustments		Other Transaction Adjustments		Pro Forma CompoSecure
Net sales	$59,824	$—		$(59,824)	H	$—
Cost of sales	31,075	—		(31,075)	H	—
Gross Profit	28,749	—		(28,749)		—
Operating expenses:
Selling, general, and administrative expenses	35,300	—		(30,459)	H	4,841
Income from Operations	$(6,551)	$—		$1,710		$(4,841)
Other (expense) income
Revaluation of warrant liability	(152,782)	—		—		(152,782)
Revaluation of earnout consideration liability	(57,101)	—		—		(57,101)
Change in fair value of derivative liability – convertible notes redemption make-whole provision	—	—		—		—
Interest expense	(1,688)	—		1,688	H	—
Interest income	523	—		(507)	H	16
Loss on extinguishment of debt	—	—		—		—
Amortization of deferred financing costs	(74)	—		74	H	—
Other income	—	—		—		—
Total other (expense) income, net	(211,122)	—		1,255		(209,867)
(Loss) income before income taxes	(217,673)	—		2,965		(214,708)
Income tax (expense) benefit	(55,046)	—		461	J	(54,585)
(Loss) income before earnings in equity method investment	(272,719)	—		3,426		(269,293)
Earnings in equity method investment	93,390	(87,707)	E	(5,081)	I	602
Net income (loss)	$(179,329)	$(87,707)		$(1,655)		$(268,691)
Income attributable to non-controlling interest	$—	—		—		—
Income attributable to CompoSecure	$(179,329)	(87,707)		(1,655)		(268,691)
Net income per share attributable to common stockholders
Basic	$(1.70)					(1.01)
Diluted	$(1.70)					(1.01)
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	105,280	161,353	C			266,633
Diluted	105,280	161,353	C			266,633

Note 1.   Combination with Husky Technologies Limited
Under the terms of the Transaction Agreement, the Company will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of CompoSecure Common Stock, subject to the adjustments set forth in the Transaction Agreement.
On November 2, 2025, concurrently with the execution of the Transaction Agreement, and in order to fund a portion of the cash consideration, the Company also entered into purchase agreements (together, the “Purchase Agreements”) with certain institutional and other investors named therein (collectively, the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (collectively, the “Private Placement”) an aggregate of 106,056,083 million shares of CompoSecure Common Stock (the “PIPE Shares”), at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.
Husky is a leading global supplier of engineered equipment and aftermarket services. The company’s products are used to manufacture a wide range of plastic products, including beverage and food containers, medical devices and consumer electronic parts. Husky provides comprehensive and integrated systems solutions that are comprised of injection molding machines, molds, hot runners, controllers, and auxiliaries. Husky has more than 30 locations globally, supporting customers in over 140 countries.
Note 2.   Basis of Presentation
The Unaudited Pro Forma Financial Statements and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.
CompoSecure and Husky’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.
Variable Interest Entities
Upon completion of the Transactions and entering into the Husky Management Agreement, the Company will have a variable interest in Husky. Husky will be considered a variable interest entity (“VIE”), as the Company will be the sole holder of Husky’s equity investment risk, but will not be able to direct the activities that most significantly impact Husky’s economic performance, due to the Husky Management Agreement. The Company has assessed that upon entering into the Husky Management Agreement with Resolute Holdings, Husky will be a VIE for which the Company is not the primary beneficiary, as the Company will not have the power to direct the activities of Husky that most significantly impact its economic performance. Therefore, the results of operations and cash flows of the Company’s wholly owned subsidiary, CompoSecure Holdings, and the operating companies which are its subsidiaries, are not consolidated in the financial statements of the Company and are instead accounted for under the equity method of accounting.
Under the equity method of accounting, the financial information of Husky is not expected to be reflected within the Company’s consolidated financial statements. The Company’s share of the earnings of Husky is expected to be reported in a single line item within the Company’s consolidated statements of operations and cash flows as earnings from equity method investments. The carrying value of the Company’s investment in Husky is expected to be reported in the Company’s consolidated balance sheets as equity method investment. This equity method investment is expected to be increased (decreased) by the Company’s share of the earnings (losses) of Husky and is expected to also be decreased by the Company’s share of dividends declared by Husky from time to time (if any).
Note 3.   Pro Forma Adjustments
The following adjustments are included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations to reflect the estimated impact of the Transactions on the historical combined results of the Company and Husky.

(A)
Adjustment to reflect the payment of transaction costs of $116.5 million as part of the effectuation of the Transaction Agreement.

(B)
Adjustment to reflect the fair value of consideration transferred by CompoSecure to increase its investment in CompoSecure Holdings.

For the nine months ended September 30, 2025
Common stock consideration	$1,142,989
Private Placement transaction	1,962,036
Transaction costs	116,500
Increase in investment	3,221,525

(C)
Adjustment to reflect the issuance of 106,056,083 shares in the Private Placement transaction expected to fund the cash portion of the consideration. Additionally, includes the 55,297,297 shares to be issued pursuant to the Transaction Agreement as part of the consideration for the Transaction.

As of September 30, 2025 (in $ thousands)
Private Placement transaction:
PIPE Shares	106,056
Share Price (par value $0.0001)	18.50
Private Placement transaction	1,962,036
Husky’s stock consideration:
Number of Shares	55,297
Share Price (par value $0.0001, closing price as of 11/7/2025)	20.67
Stock consideration	1,142,989
Total Adjustment to Class A Common Stock and Additional paid-in-capital	3,105,025
Total number of pro forma shares issued	161,353

(D)
Adjustment to reflect the impact to accumulated deficit resulting from incremental management fee charges to CompoSecure Holdings by Resolute Holdings, net of tax effects, as a result of the deconsolidation of CompoSecure Holdings due to the Spin-Off transaction.

(E)
Adjustment to record the earnings in equity method investment after adjusting for the impacts of basis differences between the historical carrying value and fair value, amongst other adjustments, for the period ended December 31, 2024 and September 30, 2025.

The following table presents the calculation of Adjustment to reflect the excess of the allocated fair value of $2.111 million over the Company’s 100% interest of Husky’s historical Total Equity.
For the nine months ended September 30, 2025
Fair value of consideration transferred(i)	$3,546,121
Less: Husky’s historical net assets(ii)	1,435,100
Fair value adjustment	2,111,021
Basis difference to be allocated to:
Intangible assets, net	939,404
Goodwill	1,171,617

(i)
Fair value of the total consideration transferred by CompoSecure Holdings to effect its investment in Husky:

Common stock consideration	$1,142,989
Paydown of Husky senior secured notes	1,000,000
Paydown of Husky PIK preferred equity	536,500
Cash consideration	750,132
Transaction costs	116,500
Fair value of consideration transferred	3,546,121

(ii)
Husky’s September 30, 2025 historical net assets were adjusted for the following pro forma amounts:

For the nine months ended September 30, 2025
Husky’s historical net assets	$399,100
Add back: Paydown of Husky debt, net of unamortized issuance discount and transaction costs	990,000
Add back: Derivative associated with Husky PIK equity settled by CompoSecure	46,000
Adjusted Husky net assets	1,435,100
The following table presents adjustments to the historical Husky Statement of Operations for the period ended December 31, 2024 to reflect the impact of the estimated basis differences associated with its recording as an equity method investee of CompoSecure Holdings as part of the Transactions.
For the year ended December 31, 2024
Husky’s historical net income (loss) attributable to common equity holders(iii)	$12,200
Amortization of basis differences	(62,627)
Husky Management Agreement fee	(40,203)
Tax effects of adjustments	(40,999)
Earnings in equity method investment of Husky	(131,629)

(iii)
Husky’s December 31, 2024 historical net income (loss) attributable to common equity holders were adjusted for the following pro forma amounts:

For the year ended December 31, 2024
Husky’s historical net income (loss) attributable to common equity holders	$(278,700)
Adjustment for interest expense associated with the paydown of Husky senior secured notes	84,400
Adjusted to eliminate income statement effects of Husky PIK preferred equity settled by CompoSecure	206,500
Adjusted Husky historical net income (loss) attributable to common equity holders	12,200
The following table presents adjustments to the historical Husky Statement of Operations for the period ended September 30, 2025 to reflect the impact of the estimated basis differences associated with its recording as an equity method investee of CompoSecure Holdings as part of the Transactions.
For the nine months ended September 30, 2025
Husky’s historical net income (loss) attributable to common equity holders(iv)	$(11,300)
Amortization of basis differences:	(46,970)
Husky Management Agreement fee	(31,418)
Tax effects of adjustments	1,981
Earnings in equity method investment of Husky	(87,707)

(iv)
Husky’s September 30, 2025 historical net income (loss) attributable to common equity holders were adjusted for the following pro forma amounts:

For the nine months ended September 30, 2025
Husky’s historical net income (loss) attributable to common equity holders	$(80,600)
Adjustment for interest expense associated with the paydown of Husky senior secured notes	69,300
Adjusted Husky historical net income (loss) attributable to common equity holders	(11,300)

(F)
Adjustment to deconsolidate CompoSecure Holdings (and its subsidiaries) from the Company as if the Spin-Off and entry into the CompoSecure Management Agreement occurred as of January 1, 2024.

(G)
Adjustment to reflect the: a) adjustment of $110 million for deconsolidation of CompoSecure Holdings (and its subsidiaries) from the Company as if the Spin-Off and entry into the CompoSecure Management Agreement occurred as of January 1, 2024; and b) the quarterly management fee charged to CompoSecure Holdings by Resolute Holdings as a result of the CompoSecure Management Agreement. For the period of January 1, 2024 through December 31, 2024, the pro-forma CompoSecure Management Agreement fee was $13 million.

(H)
Adjustment to deconsolidate CompoSecure Holdings (and its subsidiaries) from the Company as if the Spin-Off and entry into the CompoSecure Management Agreement occurred as of January 1, 2025.

(I)
Adjustment to reflect: a) adjustment of $3 million for deconsolidation of CompoSecure Holdings (and its subsidiaries) from the Company as if the Spin-Off and entry into the CompoSecure Management Agreement occurred as of January 1, 2025; and b) the incremental quarterly management fee charged to CompoSecure Holdings by Resolute Holdings as a result of the CompoSecure Management Agreement. For the period of January 1, 2025 through September 30, 2025, the pro-forma CompoSecure Management Agreement fee was $10 million, of which only $8 million was expensed requiring a pro-forma adjustment of $2 million.

(J)
Adjustment to tax effect the adjustments at a statutory rate of 22%.

DESCRIPTION OF HUSKY’S BUSINESS
Overview
Since being founded in 1953, Husky has focused on developing highly technical precision technologies instrumental in the delivery of food, beverage, medical device and other applications essential for everyday life. Husky is a leading global provider of highly engineered injection molding technology solutions and services, including Polyethylene Terephthalate (“PET”) systems, and aftermarket parts and tooling, as well as a leading global mold maker, serving consumer packaging end markets. Husky serves approximately 4,000 customers in approximately 140 countries through its global sales and service network, with technicians located in over 50 countries. Husky provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners and controllers. Husky also provides aftermarket services and spare parts to its large global installed base consisting of more than 6,000 fully-integrated PET systems as of September 30, 2025. Husky operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China and India.
Approximately 75% of Husky’s sales is recurring in nature, driven by its comprehensive aftermarket offerings underpinned by its Advantage+Elite remote asset monitoring and proactive service model. Due to the size of its installed base, Husky continues to see increased demand for its aftermarket spare parts, tooling and services. Husky’s installed base has grown year after year through additional system sales, which represent the remaining approximately 25% of its sales. Husky offers a premium solution through the integration of systems, molds (tooling), and hot runners and controllers bundled together as a complete offering for its customers.
Husky primarily focuses on beverage, food, and medical end markets where it offers the full spectrum of injection molding technology systems and services. Husky provides solutions that are instrumental in the delivery of consumer and medical applications essential for everyday life, including beverage and food containers, medical devices and consumer electronic parts.
Husky’s customer base is diversified, with no customer representing more than 10% of its sales and its top ten customers representing approximately 30% of its sales for the year ended December 31, 2024.
Geographic Information
Husky is managed on a worldwide basis, but operates in four principal geographical areas, North America, which includes Canada and the U.S.; Latin America, which includes Mexico and Central and South America; EMEA, which includes Europe, the Middle East, Africa and the Commonwealth of Independent States; and Asia Pacific, which includes Japan, China, India, Singapore, Australia and New Zealand. The following tables summarizes Husky’s revenue based on the region in which the revenue is transacted, and intellectual property is located. Assets are based on the geographic locations of the assets.
Year ended December 31, 2024	Canada	Luxembourg	United States	China	Rest of the Word	Total
Revenue	$20.0	$4.7	$412.9	$197.6	$859.3	$1,494.5
Non-current assets	$151.2	$79.9	$76.2	$42.7	$26.1	$376.1
Year ended December 31, 2023	Canada	Luxembourg	United States	China	Rest of the Word	Total
Revenue	$23.3	$8.7	$481.5	$175.3	$828.3	$1,517.1
Non-current assets	$158.5	$87.9	$79.0	$45.7	$29.7	$400.8
Year ended December 31, 2022	Canada	Luxembourg	United States	China	Rest of the Word	Total
Revenue	$24.3	$2.1	$481.0	$191.2	$715.9	$1,414.5
Geographic Risk
Husky’s significant international operations subject it to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. Husky is a global business with a significant portion of our operations and revenue outside of North America.

Husky’s international operations, such as its manufacturing operations and other facilities in Brazil, China, India, Luxembourg, Mexico and Russia, are subject to risks inherent in doing business in foreign countries, including, among others:
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potential imposition of restrictions on investments;

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requirements of foreign laws and other governmental controls, including trade and labor restrictions and related;

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laws that reduce the flexibility of Husky’s business operations;

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the imposition by the U.S. government and foreign governments of trade barriers such as tariffs, quotas, preferential bidding and import restrictions;

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potential staffing difficulties and labor disputes;

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managing and obtaining support and distribution for local operations;

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increased costs of transportation or shipping;

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credit risk and financial conditions of local customers and distributors;

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risk of nationalization of private enterprises by foreign governments;

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potential adverse tax consequences; and

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potential difficulties in protecting intellectual property.

Husky may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which we operate. In addition, our organizational and capital structure may limit its ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on Husky’s financial condition, results of operations and cash flows.
Warranty
Husky provides warranties for general repairs of defects that existed at the time of sale, as required by law. Husky offers both assurance and non-assurance service-type warranties. Service-type warranties include extended protection plans (“EPP”) for new equipment for a period beyond the period covered by the assurance warranty. EPP are sold and priced separately and recognized evenly over the life of the warranty.
Derivatives and Hedging Activities
Husky uses forward contracts to hedge certain foreign currency exposures. Husky does not use derivative financial instruments for speculative purposes. Currently, Husky is applying cash flow hedges only for foreign currencies.
Corporate Information
Husky Technologies Limited was incorporated on March 5, 2018, under the laws of the Province of British Columbia, Canada. Husky is indirectly owned by investment vehicles of certain private investment funds sponsored by Platinum. Husky’s principal executive offices are located at 500 Queen Street, Bolton, Ontario, Canada, L7E 5S5 and its telephone number is (905) 951-5000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
In this section, the term “Husky” and the “company” refers collectively to Husky Technologies Limited and its consolidated subsidiaries. The following discussion summarizes the significant factors affecting Husky’s operating results, financial condition, liquidity, and cash flows as of and for the periods presented below. The statements in this management’s discussion and analysis of financial condition and results of operations contains forward-looking statements regarding industry outlook, Husky’s expectations regarding its performance, liquidity and capital resources and other non-historical statements that are based on management’s current expectations, estimates and projections about Husky’s business and operations. Actual results may differ materially from those contained in, or implied by, any forward-looking statements. These forward-looking statements are subject to numerous known and unknown risks and uncertainties, including but not limited to, the risks and uncertainties described below under the headings “Factors Affecting Results of Operations”, “Market Trends and Conditions” and “Quantitative and Qualitative Disclosures about Market Risk”, sections of this document.
Husky’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). All amounts are in U.S. dollars except where otherwise indicated. See “Basis of Presentation.”
Overview
Husky is a leading global provider of interconnected technology solutions and services serving attractive consumer packaging end markets and of highly engineered injection molding technology solutions and services as well as a leading global mold maker.
Husky’s products are used to manufacture a wide range of consumer packaging products, including beverage and food containers, medical devices and consumer electronic parts. Husky uses its expertise in injection molding tooling solutions to assist Husky’s customers with new product launches. Husky’s management intends to proactively manage the replacement cycle for existing clients by delivering technically superior products with the lowest total cost of ownership and delivering them with best-in-class lead times.
Husky provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners, and controllers (“Husky System(s)”), which differentiates us from most other suppliers in the polyethylene terephthalate (“PET”) market. Husky also provides aftermarket services and spare parts to the company’s large global installed base.
Husky’s customers, which consist of many of the world’s leading consumer brand and packaging companies such as PepsiCo, Inc., The Coca-Cola Company, Nestlé S.A., Danone S.A., Nongfu Spring, and Becton, Dickinson and Company, as well as packagers for such brands like Berry Global Group, Inc. and Amcor PLC, use Husky’s equipment to get their products into the hands of consumers. Husky’s solutions are employed to package everyday products, such as bottled water and soda, packaged food, medical goods and other high-volume packaged products. Whenever a new product is launched, a new market is developed, or a new package is designed, the consumer brand and packaging companies look to us, as their preferred business partner, for Husky’s expertise in injection molding solutions. Husky believes the company’s innovative products and services and overall value proposition allow us to stand out from Husky’s competition and have led us to develop what Husky believes is the largest installed base of fully-integrated systems globally (consisting of primarily over 6,000 fully-integrated PET systems as of September 30, 2025). In addition, Husky has intellectual property supporting its products with approximately 1,300 issued and active patents, with more than half related to PET products and processes.
Husky delivers solutions to its globally diverse customers directly through a sales and services network with technicians located in over 50 countries. In order to deliver to its global customers, Husky operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China, and India. As of September 30, 2025, Husky had approximately 650 service representatives around the world supporting customers in approximately 140 countries. Husky strives to tailor products and solutions for its customers to deliver consistently high quality. Husky’s revenue base is well-diversified across its global footprint and is well-represented in each of the four geographic regions around the world: North America, which includes

Canada and the United States; Latin America, which includes Mexico, Central and South America; EMEA, which includes Europe, the Middle East, Africa and the Commonwealth of Independent States; and Asia Pacific, which includes Japan, China, India, Singapore, Australia and New Zealand. Husky’s customer base is multinational, with approximately 71% of the company’s sales generated outside of North America for the year ended September 30, 2025.
Tooling and aftermarket products and services are highly profitable and provide a recurring revenue stream that comprises approximately 78% of Husky’s consolidated sales for the nine-months ended September 30, 2025, as compared to 79% for the nine-months ended September 30, 2024. The remaining 22% of Husky’s revenues for the nine-months ended September 30, 2025, compared to 21% for the nine-months ended September 30, 2024 are derived from the sale of Husky Systems.
On November 2, 2025, Husky entered into the Transaction Agreement as described elsewhere in this Proxy statement.
Factors Affecting Results of Operations
Customer demand and revenue recognition
Husky’s financial results are impacted by customer purchasing trends and the timing of converting orders into sales, which can be unpredictable, and therefore can lead to variations in and uncertainties regarding financial results from period to period. Sales from individual customers may vary relative to total sales and demand for Husky’s products may fluctuate in any given period based on customers’ individual needs, the type of product, and size of the order. In addition, sales are impacted by the timing of when orders are placed and the length of time required to convert these orders into recognized revenue. The conversion cycle can range from several weeks to several months. Furthermore, sales are primarily recognized upon the shipment or transfer of control of goods to Husky’s customers, which may involve meeting multiple criteria after manufacturing is completed. Such factors include but are not limited to, pre-shipment written acceptance from the customer, changes in the customer’s need-by-date, and logistical timing, which is impacted by shipment terms. Revenue recognition may shift between periods based on these factors.
Product mix
Any significant shift in the mix of sales between Husky’s various products or services categories may impact profitability between periods based on the various types of equipment, parts and services that Husky sells or provides.
Emerging markets
Husky sells its products into emerging markets. Urbanization and a growing middle class are key growth catalysts in emerging markets, as an increase in disposable income generally leads to an increased demand for food and beverage, and essential services such as healthcare. Husky’s results of operations could be adversely affected if the expected growth in urbanization and the middle class in these emerging markets slows or is significantly altered.
Raw materials
Husky’s largest material purchase is for tooling stainless steel. Price movements in steel are largely dependent on the steel commodity price index. In addition, Husky is indirectly exposed to the price of steel used by Husky’s suppliers for purchased steel component parts. Historically, price fluctuations in the cost of steel have been mitigated by purchasing steel from a variety of global suppliers and through price increases of the company’s products when Husky can. However, there is no certainty that Husky will be able to manage future fluctuations in the steel price in the same manner as Husky has in the past and therefore Husky’s results of operations may be impacted.
Suppliers
Husky has a global supply chain, including a network of suppliers and distribution and manufacturing facilities. Product quality and reliability are determined in part by factors that are not entirely within Husky’s control. Husky depends on suppliers for parts and components that meet Husky’s standards. If suppliers fail to meet Husky’s standards, Husky may not be able to deliver the quality products that Husky’s customers expect which may adversely affect Husky’s financial condition. The supply chain is subject to stress by increased demand and other global events that have put additional pressures on manufacturing output and freight lanes. This has resulted in and could continue to result in disruptions to the supply chain; difficulty in procuring or the inability to procure components and materials necessary for the products, solutions, and services; inflationary cost increases for commodities, components, and freight services; and delays in delivering, or an inability to deliver, the products, solutions and services to Husky’s customers on a timely basis.
Husky is continuing to manage its end-to-end supply chain, from sourcing to production to customer delivery, with a particular focus on all critical and at-risk suppliers and supplier locations globally, along with revising the existing supply chain to source critical components and parts closer to Husky’s manufacturing facilities to further reduce the supply chain business risk. However, further delays in the receipt of goods, or other unanticipated impacts to the supply chain, including on direct imports or goods purchased domestically, or on Husky’s customers, could have a more significant impact on future business (including sales), and Husky is continuing to monitor this evolving situation.
Russia-Ukraine war risk
The conflict between Russia and Ukraine led to additional and more severe sanctions imposed by the United States of America, United Kingdom, European Union, Canada and other countries on certain Russian institutions and individuals and which also imposed various broad sectoral restrictions. These developments resulted in reduced access for Russian businesses to international export markets, weakening of the Russian Ruble and other negative economic consequences. As Husky has limited operations in Russia and Ukraine, there is no material impact to Husky’s business, financial condition, or results of operations.
Business and operational disruptions
Husky’s manufacturing operations may be subject to disruptions due to the nature of the industry, including work stoppages, impacting Husky’s ability to maintain production and cause significant delays in shipments of products. This may result in loss of revenue, customers, and occurrence of cost overruns. Husky is strategic in managing the company’s maintenance programs, timing of shut-downs and health and safety programs to manage the risk of prolonged interruption of all or a substantial portion of the business.
Currency movements
Husky’s functional currency is the U.S. dollar. As a result, Husky is exposed to transactional currency exchange rate risk, as the vast majority of revenue is denominated in U.S. dollars and, to a lesser extent, Euro. However, Husky’s Canadian-based expenses are denominated in Canadian dollars. To the extent the U.S. dollar declines in value against the Canadian dollar, Husky’s expenses will be higher. To mitigate the impact of short-term rate fluctuations on earnings, Husky purchases forward contracts on the Canadian dollar. Husky hedges a portion of its Canadian dollar exposure for the following 24 months. In addition, Husky may enter into derivative instruments from time to time to manage Husky’s net currency exposure for other currencies in which Husky operates, including the Euro, Japanese Yen and Chinese Renminbi. Furthermore, Husky is exposed to translational currency exchange rate risk on non-U.S. dollar monetary assets and liabilities. Husky’s results of operations are subject to currency exchange rate risk, and Husky’s ability to effectively manage this risk in the short term and Husky’s exposure to the impacts of longer-term movements in foreign currency rates in the jurisdictions where Husky has manufacturing operations.
Cost saving initiatives
Husky strategically deploys transformational changes to Husky’s business with the goal of improving competitiveness and efficiency. Husky identifies cost saving initiatives that are focused on both production and non-production costs which may result in a long-term reduction to Husky’s cost structure and additional savings. The level of prior cost reductions should not be taken as an indication of the level of future savings opportunities. Cost savings opportunities are impacted by external factors beyond Husky’s control. The level of cost savings opportunities and their successful implementation will directly affect Husky’s results of operations.

Strategic growth initiatives
As part of Husky’s business strategy, Husky is undertaking specific growth initiatives targeted at increasing Husky’s market share within Husky’s current customer base. The success of such initiatives is dependent on the successful launch of new products and services and Husky’s go-to-market strategy execution. The success of such growth initiatives will directly affect Husky’s results of operations.
Regulatory and environmental
Husky may be party to various legal suits and proceedings arising out of issues such as product liability, environmental matters, health and safety and personal injury matters. Any litigation is costly, inherently unpredictable and may suffer significant adverse judgments that may materially affect Husky’s business, financial results, and liquidity. Although it is not possible to estimate the extent of potential costs of any known matters, if any, management believes that the ultimate resolution of such matters would not have a material adverse effect on Husky’s financial position, results of operations or cash flows.
Husky is subject to a variety of environmental laws and regulations in various jurisdictions which could result in significant costs and unanticipated liabilities in connection with compliance with these laws or any potential clean up or remediation related contamination at Husky’s current or former properties.
Husky’s global operations and entity structure results in a complex tax structure. Changes in tax laws and rates, resolution of various tax uncertainties and unanticipated changes in Husky’s tax provisions may result in significant variability of Husky’s quarterly and annual effective tax rate.
Potential impact of recently enacted and proposed tariffs on Husky’s business
Husky’s business operations are subject to risks associated with international trade policies, including but not limited to tariffs. The U.S. Government has recently implemented comprehensive tariffs on imports from various countries around the world, along with sector-specific tariffs, which could affect Husky’s business. These tariffs may lead to increased costs for inventory, equipment, could result in unpredictable downstream effects, such as lack of access to suppliers, parts, and/or other issues resulting from impacts to global supply chains, and could impact existing or future operations.
Market Trends and Conditions
Market trends
Husky’s growth has historically been significantly influenced by the conversion of packages from non-plastic material to plastic. Husky believes that current technologies as well as the potential for future technologies will continue to provide ongoing conversion opportunities. In addition, the packaging industry is being impacted by shorter product lifecycles as well as brand proliferation. Husky expects such trends to have a profound impact on the future of the industry. Husky believes the company is well positioned to capitalize on such market trends. However, there is no certainty Husky will be able to respond to such trends in a manner that is embraced by its customers. If Husky is unable to positively respond on a timely basis to overall market changes, Husky’s market position and revenues will be impacted. Demand for Husky’s products is significantly dependent on market trends in the consumer packaging industry. In the beverage packaging market, the change in trends includes the acceleration of new beverage products and stock keeping units, along with shorter product lifecycles as beverage companies increase the rate of product format changes. In addition, growth is being driven by smaller package sizes, a reflection of more health-conscious consumers and affordability in developing economies. For medical products, an increase in consumer health care is being driven by an aging population, and the rise of single-use self-injected applications, as well as home health care. Husky believes the company is well positioned to benefit from such industry trends given its existing technologies and those under development.
Economic cycles
Demand for Husky’s products is affected by general economic conditions including consumer spending trends and other macroeconomic conditions. Such conditions impact the level of Husky’s customers’ capital and operating expenditures. During periods of general economic downturn, the demand for Husky’s products may be negatively impacted. The severity of such an impact is mitigated by the fact that much of Husky’s revenues are from consumable products which have historically been more resilient to economic changes, including recessions.
Competitive industry
The markets for injection molding machines, molds and related products are highly competitive and include a number of global competitors. These competitors may offer Husky’s current and potential customers with favorable pricing, product features, quality, and customer service. Encroachments by low-cost manufacturers is prevalent in Asia Pacific. This may result in reduced profitability due to pricing pressure and loss of market share for us. If Husky is unable to continue to provide its customers with a compelling value proposition and maintain its competitive position, Husky’s financial condition or results from operations may be adversely affected.
Product technology innovations
Technology innovation is a key factor in Husky’s continued success. Husky invests a substantial amount into research and development on an annual basis. There is no certainty that the expenditures on research and development will result in new technologies that are relevant to Husky’s customers, or that such expenditures will allow Husky to maintain its position as a technology leader in the injection molding industry.
Components of Sales and Expenses
Sales
The principal components of sales are Tooling and aftermarket products and services and Husky Systems.
Tooling and aftermarket products and services
Tooling and aftermarket products and services represent products and services that are largely recurring in nature and driven by usage, product design changes, production efficiency and wear. Sales of Tooling and aftermarket products and services include the manufacture and sale of molds, hot runners and controllers, spare parts, customer care service, customer training and other aftermarket services, including machine audits and proactive maintenance, mold conversions and mold refurbishments.
Husky Systems
Husky engineers and manufacture injection molding machines, which melt resin pellets and provide the clamp force for the molding process. Husky’s injection molding machines are designed typically to be integrated with the Tooling and aftermarket products and services that Husky sells to customers. Husky sells the complete package as a Husky System, thereby providing improved performance for the customer. In addition, Husky sells stand-alone injection molding machines for certain market segments and third-party auxiliary equipment that supports the overall Husky System.
Expenses
The principal components of expenses are cost of goods sold, selling, general and administrative expenses, interest expense and income taxes.
Cost of Goods Sold
Cost of goods sold includes:
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Materials.   Raw materials include the cost of steel and purchased components required in the manufacturing process of Husky’s products, and related freight and duties.

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Direct labor and subcontracting.   Labor and other employee-related costs, which includes benefits and payroll taxes, as well as the expenses of outsourced contract-related costs directly related to the manufacturing process of Husky’s products.

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Manufacturing overheads.   Indirect costs related to Husky’s manufacturing facilities which includes indirect labor, plant management, tooling and factory supplies, facility and maintenance, and depreciation and amortization. In addition, other costs required to operate Husky’s manufacturing facilities include operational finance, human resources, information technology and sales support.

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Warranty.   Costs associated with supporting the warranty on Husky’s products and will include spare parts and service labor.

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Research and development expenses.   Costs related to the continuous improvement of existing products and technologies.

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Business transformation, non-recurring and other one-time costs:   Restructuring, integration and initiatives costs directly attributable to aftermarket services and the manufacturing of Husky Systems and Tooling.

Selling, general and administrative expenses.   Selling, general and administrative expenses include:
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Labor and employees.   Salary, wages and other employee-related costs which includes benefits and payroll taxes related to the selling and administration functions such as finance, human resources, information technology, sales and marketing, and legal.

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General and administrative expenses.   Professional fees and other corporate administrative costs, which includes legal, accounting, audit and other professional and advisory fees, marketing and trade show expenses, insurance expense, and stock compensation expenses.

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Depreciation and amortization.   Depreciation of non-manufacturing property, plant and equipment and amortization of definite-lived intangible assets. Depreciation expense is driven by capital expenditures. Amortization expense is driven by the fair value assigned to Husky’s intangible assets, which arose from acquisitions over the related estimated useful lives.

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Business transformation, non-recurring and other one-time costs.   Restructuring, integration, initiatives and other charges and expenses that are not directly attributable to the manufacturing and services provided by Husky.

Foreign currency.   Foreign currency gains and losses associated with non-U.S. dollar currencies and hedging activities.
Interest, net.   Interest expense is associated with Husky’s borrowing activities under Husky’s revolving credit facility, term loan, and senior secured notes, net of interest income earned on cash balances and promissory note receivable. See Note 14, “Long-Term Debt and Other Borrowings” to the audited consolidated financial statements of Husky for the fiscal year ended December 31, 2024 appearing elsewhere in this proxy statement (the “Husky Audited Financial Statements”).
Income taxes.   Current taxes payable or refundable are presented for the related period, while the change during the period in deferred tax assets and liabilities will be reflected as a deferred charge or benefit
Key Factors and Non-GAAP Measures to Evaluate Husky’s Business
Orders
Husky generally records an order from a customer upon receipt of a purchase order with a cash deposit and/or a signed contract. The time periods between the receipt of an order and the recording of the related sales in Husky’s financial statements vary based on the type of product or service and the customer.
Adjusted EBITDA
Adjusted EBITDA consists of net income (loss) before interest expense and deferred financing charges, income taxes, depreciation and amortization, certain non-cash gains or losses, and other items impacting net income (loss) for the period that Husky does not consider indicative of its ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by sales for the applicable period. Husky’s management considers Adjusted EBITDA and Adjusted EBITDA Margin as key indicators of operating performance. Adjusted EBITDA is also used:
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in the calculation of the certain covenants contained in the credit agreement governing Husky’s revolving credit facility, term loan, and senior secured notes;

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in developing internal budgets and forecasts;

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as a significant factor in evaluating management compensation;

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to evaluate potential acquisitions or divestitures

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in comparing current operating results with corresponding historical periods and with the operational performance of other companies in the injection molding industry; and

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in presentations to Husky’s board of directors as a measurement basis of operating performance.

Husky may incur expenses similar to the adjustments noted herein to calculate Adjusted EBITDA. However, the magnitude of such adjustments for the periods noted below is not necessarily indicative of the magnitude of such adjustments in future periods. The presentation of Adjusted EBITDA below should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. For a reconciliation of Adjusted EBITDA to consolidated net income (loss), see below section “Adjusted EBITDA, Adjusted EBITDA Margin and Other Non-U.S. GAAP Matters.”
Basis of Presentation / Factors Affecting Comparability
The consolidated financial statements of Husky have been prepared by Husky’s management in accordance with U.S. GAAP. The consolidated financial statements are inclusive of all wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.
Results of Operations
The following table sets forth the various components of Husky’s consolidated statements of operations and other operating metrics for the periods indicated.
	For the three-months ended September 30,		For the nine-months ended September 30,		For the years ended December 31,
($ in millions)	2025	2024	2025	2024	2024	2023	2022
Sales	$367.0	$343.1	$1,047.9	$1,003.7	$1,494.5	$1,517.1	$1,414.5
Cost of goods sold	241.2	223.9	693.3	653.3	960.4	1,030.9	989.1
Gross profit	125.8	119.2	354.6	350.4	534.1	486.2	425.4
Selling, general and administrative expenses	75.5	68.2	222.1	207.4	267.3	377.0	293.6
Foreign currency losses(1)	0.1	7.7	29.5	1.5	—	—	—
Operating income	50.2	43.3	103.0	141.5	266.8	109.2	131.8
Other expense
Interest, net	64.6	72.3	193.4	239.8	310.3	294.0	217.7
Embedded derivative fair value loss (gain)	5.0	(8.0)	—	(8.0)	—	—	—
Loss on assets held for sale	0.3	—	0.3	—		—
Loss (gain) on extinguishment of debt	—	—	—	21.7	21.7	(1.0)	—
Loss before income taxes	(19.7)	(21.0)	(90.7)	(112.0)	(65.2)	(183.8)	(85.9)

	For the three-months ended September 30,		For the nine-months ended September 30,		For the years ended December 31,
($ in millions)	2025	2024	2025	2024	2024	2023	2022
Provision for (recovery of) income taxes
Current	6.8	0.5	16.5	8.8	34.3	16.3	39.4
Deferred	85.4	(0.3)	(26.6)	(1.9)	(27.3)	(59.2)	(46.0)
Total (recovery of) provision for income taxes	92.2	0.2	10.1	6.9	7.0	(42.9)	(6.6)
Net loss	$(111.9)	$(21.2)	$(80.6)	$(118.9)	$(72.2)	$(140.9)	$(79.3)
Adjusted EBITDA	$100.1	$94.9	$268.8	$270.6	$425.0	$404.5	$337.2
Orders	$402.0	$361.2	$1,145.7	$1,094.2	$1,463.0	$1,393.7	$1,508.9

(1)
Beginning in 2025, foreign currency losses (gains) were carved out of selling, general and administration expenses. For the years ended, December 31, 2024, 2023 and 2022, foreign currency losses (gains) were $(14.7) million, $0.1 million and $(11.3) million, respectively.

Three-months ended September 30, 2025 compared to three-months ended September 30, 2024
Sales
Sales for the three-months ended September 30, 2025 was $367.0 million, an increase of $23.9 million or 7.0% from the three-months ended September 30, 2024. The increase was primarily due to higher volumes and favorable foreign exchange.
Cost of goods sold
Cost of goods sold for the three-months ended September 30, 2025 was $241.2 million, an increase of $17.3 million or 7.7% from the three-months ended September 30, 2024. The increase was primarily due to higher sales volume, higher material, logistic, labor and production costs partially offset by cost saving initiatives.
Selling, general and administrative expenses
Selling, general and administrative expenses for the three-months ended September 30, 2025 was $75.5 million, an increase of $7.3 million or 10.7% from the three-months ended September 30, 2024. The increase was primarily due to higher business transformation, non-recurring, other one-time costs and strategic growth investments.
Foreign currency losses
Foreign currency losses for the three-months ended September 30, 2025 was $0.1 million, compared to a loss of $7.7 million for the three-months ended September 30, 2024. The change was primarily due to favorable foreign exchange on the revaluation of monetary balances.
Interest, net
Interest expense, net of interest income, for the three-months ended September 30, 2025 was $64.6 million, a decrease of $7.7 million or 10.7% from the three-months ended September 30, 2024, primarily due to interest rate reductions in the debt.
Embedded derivative fair value loss (gain)
Embedded derivative fair value loss for the three-months ended September 30, 2025 was $5.0 million, compared to a gain of $8.0 million for the three-months ended September 30, 2024. The change was primarily due to changes of assumptions related to embedded derivatives within the preferred shares.

Provision for income taxes
For the three and nine-months ended September 30, 2025, Husky applied the discrete effective tax rate method, as allowed by ASC 740-270-30-18, to calculate its interim income tax provision. The discrete method is applied when the estimated annual effective tax rate (“AETR”) yields an estimate that is not reliable, and the actual effective rate for the year-to-date results represents the best estimate of tax expense. Husky believes that the AETR method is not reliable when an estimated marginal annual ordinary earnings results in wide variability in the effective tax rate. Husky evaluates its methodology each interim period to determine the best estimate of the AETR. As a result of applying the discrete method, Husky recorded a year-to-date recovery of income taxes on its year-to-date losses before income taxes.
The provision of income taxes for the three-months ended September 30, 2025 was $92.2 million, compared to a provision of $0.2 million for the three-months ended September 30, 2024. The change was primarily due to the change in the valuation allowance as a result of applying the discrete effective tax rate method to calculate Husky’s interim tax provision.
It is expected that the Pillar Two model (“Pillar Two”) rules published by the Organization for Economic Co-operation and Development/G20 Inclusive Framework on Base Erosion and Profit Shifting will apply in most of the jurisdictions Husky operates in and will serve to extract additional tax in jurisdictions where Husky pays tax below a minimum 15% threshold. Husky has performed an assessment of its potential exposure to Pillar Two and has concluded that it has no material exposure in 2025.

Adjusted EBITDA, Adjusted EBITDA Margin and Other Non-GAAP Matters
GAAP Net Income to Adjusted EBITDA Bridge
The tables below set forth Husky’s condensed consolidated interim statements of operations data for the three-months ended September 30, 2025, and the three-months ended September 30, 2024, adjusted for the impact of certain items in accordance with Husky’s calculation of Adjusted EBITDA. Husky’s management believes these adjustments give investors meaningful information to help them understand Husky’s operating results and to analyze Husky’s financial and business trends for the periods presented.
	For the three-months ended September 30, 2025
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Sales	$367.0	$—	$—	$—	$367.0
Cost of goods sold	241.2	(8.9)	(1.8)	—	230.5
Gross profit	125.8	8.9	1.8	—	136.5
Selling, general and administrative expenses	75.5	(29.1)	(8.0)	(2.0)	36.4
Foreign currency losses	0.1	(0.1)	—	—	—
Operating income	50.2	38.1	9.8	2.0	100.1
Other expense
Interest, net	64.6	(64.6)	—	—	—
Embedded derivative fair value loss (gain)	5.0	—	—	(5.0)	—
Loss on assets held for sale	0.3	—	—	(0.3)	—
(Loss) income before income taxes	(19.7)	102.7	9.8	7.3	100.1
Provision for (recovery of) income taxes
Current	6.8	(6.8)	—	—	—
Deferred	85.4	(85.4)	—	—	—
Total (recovery of) provision for income taxes	92.2	(92.2)	—	—	—
Net (loss) income	$(111.9)	$194.9	$9.8	$7.3	$100.1

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

	For the three-months ended September 30, 2024
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Sales	$343.1	$—	$—	$—	$343.1
Cost of goods sold	223.9	(9.3)	(1.2)	—	213.4
Gross profit	119.2	9.3	1.2	—	129.7
Selling, general and administrative expenses	68.2	(28.1)	(2.1)	(3.2)	34.8
Foreign currency gains	7.7	(7.7)	—	—	—
Operating income	43.3	45.1	3.3	3.2	94.9
Other expense
Interest, net	72.3	(72.3)	—	—	—
Embedded derivative fair value loss (gain)	(8.0)	—	—	8.0	—
(Loss) income before income taxes	(21.0)	117.4	3.3	(4.8)	94.9
Provision for (recovery of) income taxes
Current	0.5	(0.5)	—	—	—
Deferred	(0.3)	0.3	—	—	—
Total (recovery of) provision for income taxes	0.2	(0.2)	—	—	—
Net (loss) income	$(21.2)	$117.6	$3.3	$(4.8)	$94.9

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

Adjusted EBITDA for the three-months ended September 30, 2025 was $100.1 million, a increase of $5.2 million or 5.5% from the three-months ended September 30, 2024. The Adjusted EBITDA margin for the three-months ended September 30, 2025 was 27.3%, or a 0.4% decrease from the three-months ended September 30, 2024.
Orders for the three-months ended September 30, 2025 were $402.0 million, an increase of $40.8 million or 11.3% from the three-months ended September 30, 2024 primarily due to an increase in orders for Tooling, aftermarket products and services, and Husky Systems.
Nine-months ended September 30, 2025 compared to nine-months ended September 30, 2024
Sales
Sales for the nine-months ended September 30, 2025 was $1,047.9 million, an increase of $44.2 million or 4.4% from the nine-months ended September 30, 2024. The increase was primarily due to higher volumes and favorable foreign exchange.
Cost of goods sold
Cost of goods sold for the nine-months ended September 30, 2025 was $693.3 million, an increase of $40.0 million or 6.1% from the nine-months ended September 30, 2024. The increase was primarily due to increases in higher sales volume, material, logistic, labor, and production costs, unfavorable product mix partially offset by cost saving initiatives.

Selling, general and administrative expenses
Selling, general and administrative expenses for the nine-months ended September 30, 2025 was $222.1 million, an increase of $14.7 million or 7.1% from the nine-months ended September 30, 2024. The increase was primarily due to higher business transformation, non-recurring, other one-time costs and strategic growth investments.
Foreign currency losses
Foreign currency losses for the nine-months ended September 30, 2025 was $29.5 million, compared to a loss of $1.5 million for the nine-months ended September 30, 2024. The change was primarily due to unfavorable foreign exchange on the revaluation of monetary balances.
Interest, net
Interest expense, net of interest income, for the nine-months ended September 30, 2025 was $193.4 million, a decrease of $46.4 million or 19.3% from the nine-months ended September 30, 2024, primarily due to the refinancing of debt in the year ended December 31, 2024.
Embedded derivative fair value loss (gain)
Embedded derivative fair value loss for the nine-months ended September 30, 2025 was $nil, compared to a gain of $8.0 million for the nine-months ended September 30, 2024. The change was primarily due to changes of assumptions related to embedded derivatives within the preferred shares.
Loss on extinguishment of debt
Loss on extinguishment of debt for the nine-months ended September 30, 2025 was $nil, compared to a loss of $21.7 million for the nine-months ended September 30, 2024. Loss on extinguishment of debt in 2024 resulted from Husky’s refinancing of debt in April 2024.
Provision for income taxes
The recovery of income taxes for the nine-months ended September 30, 2025 was $10.1 million, compared to a tax provision of $6.9 million for the nine-months ended September 30, 2024. The change was primarily due to a change in the valuation allowance as a result of applying the discrete effective tax rate method to calculate Husky’s interim tax provision. The increase to the tax recovery was partially offset by a smaller loss in 2025.
Adjusted EBITDA, Adjusted EBITDA Margin and Other Non-GAAP Matters
GAAP Net Income to Adjusted EBITDA Bridge
The tables below set forth Husky’s condensed consolidated interim statements of operations data for the nine-months ended September 30, 2025, and the nine-months ended September 30, 2024, adjusted for the impact of certain items in accordance with Husky’s calculation of Adjusted EBITDA. Husky’s management believes these adjustments give investors meaningful information to help them understand Husky’s operating results and to analyze Husky’s financial and business trends for the periods presented.

	For the nine months ended September 30, 2025
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Sales	$1,047.9	$—	$—	$—	$1,047.9
Cost of goods sold	693.3	(26.1)	(1.9)	—	665.3
Gross profit	354.6	26.1	1.9	—	382.6
Selling, general and administrative expenses	222.1	(86.2)	(16.2)	(5.9)	113.8
Foreign currency losses	29.5	(29.5)	—	—	—
Operating income	103.0	141.8	18.1	5.9	268.8
Other expense
Interest, net	193.4	(193.4)	—	—	—
Loss on assets held for sale	0.3	—	—	(0.3)	—
(Loss) income before income taxes	(90.7)	335.2	18.1	6.2	268.8
Provision for (recovery of) income taxes
Current	16.5	(16.5)	—	—	—
Deferred	(26.6)	26.6	—	—	—
Total (recovery of) provision for income taxes	(10.1)	10.1	—	—	—
Net (loss) income	$(80.6)	$325.1	$18.1	$6.2	$268.8

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

	For the nine months ended September 30, 2024
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Sales	$1,003.7	$—	$—	$—	$1,003.7
Cost of goods sold	653.3	(27.8)	(1.8)	—	623.7
Gross profit	350.4	27.8	1.8	—	380.0
Selling, general and administrative expenses	207.4	(88.0)	(3.6)	(6.4)	109.4
Foreign currency gains	1.5	(1.5)	—	—	—
Operating income	141.5	117.3	5.4	6.4	270.6
Other expense
Interest, net	239.8	(239.8)	—	—	—
Embedded derivative fair value loss (gain)	(8.0)	—	—	8.0	—
Loss on extinguishment of debt	21.7	—	—	(21.7)	—
(Loss) income before income taxes	(112.0)	357.1	5.4	20.1	270.6

	For the nine months ended September 30, 2024
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Provision for (recovery of) income taxes
Current	8.8	(8.8)	—	—	—
Deferred	(1.9)	1.9	—	—	—
Total (recovery of) provision for income taxes	6.9	(6.9)	—	—	—
Net (loss) income	$(118.9)	$364.0	$5.4	$20.1	$270.6

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

Adjusted EBITDA for the nine-months ended September 30, 2025 was $268.8 million, a decrease of $1.8 million or 0.7% from the nine-months ended September 30, 2024. The Adjusted EBITDA margin for the nine-months ended September 30, 2025 was 25.7%, or a 1.3% decrease from the nine-months ended September 30, 2024.
Orders for the nine-months ended September 30, 2025 were $1,145.7 million, an increase of $51.5 million or 4.7% from the nine-months ended September 30, 2024 due to an increase in orders for Tooling, aftermarket products and services, and Husky Systems.
Year Ended December 31, 2024 compared to Year Ended December 31, 2023
Sales
Sales for the year ended December 31, 2024 was $1,494.5 million, a decrease of $22.6 million or 1.5% from the year ended December 31, 2023. The decrease was primarily due to lower volume in Husky Systems partially offset by higher aftermarket parts and service volumes.
Cost of goods sold
Cost of goods sold for the year ended December 31, 2024 was $960.4 million, a decrease of $70.5 million or 6.8% from the year ended December 31, 2023. This decrease was primarily due to cost saving initiatives, lower production, favourable product and geographical mix, and lower logistics and warehousing costs.
Gross profit
Gross profit for the year ended December 31, 2024 was $534.1 million, an increase of $47.9 million or 9.9% from the year ended December 31, 2023. This increase was mainly driven by cost saving initiatives and favourable product and geographical mix.
Selling, general and administrative expenses
Selling, general and administrative expenses for the year ended December 31, 2024 was $267.3 million, a decrease of $109.7 million or 29.1% from the year ended December 31, 2023. The decrease was primarily due to intangible asset impairments and lower restructuring related to de-emphasizing the Specialty Packaging business in 2023 and favourable foreign exchange on the revaluation of monetary balances, partially offset by higher fixed cost net of cost saving initiatives.

Interest expense, net
Interest expense, net of interest income, for the year ended December 31, 2024 was $310.3 million, an increase of $16.3 million or 5.5% from the year ended December 31, 2023, primarily due to the incremental interest associated with the refinancing of debt in the year ended December 31, 2024.
Loss on extinguishment of debt
Loss on extinguishment of debt for the year ended December 31, 2024 was $21.7 million compared to the gain of $1.0 million for the year ended December 31, 2023. The loss on debt extinguishment resulted from Husky’s refinancing of debt in the year ended December 31, 2024.
Provision for income taxes
The income tax expense for the year ended December 31, 2024 was $7.0 million, compared to a recovery of $42.9 million for the year ended December 31, 2023. The $49.9 million increase to the tax expense is mainly due to a smaller loss in 2024 and an increase in the valuation allowance, partially offset by foreign exchange translation.
On June 20, 2024, the Canadian federal government enacted Bill C-59, which includes legislation that significantly limits the deductibility of interest and financing expenses in computing taxable income, commencing on January 1, 2024. Under this regime, non-deductible interest and financing may be carried forward indefinitely and can be utilized in any year where there is excess interest capacity. Husky has established a full valuation allowance on the deferred tax asset related to this carryforward, since it is more likely than not that the benefit therefrom will not be realized. As Husky has significant interest expense in its Canadian operations, it is expected that this legislation will continue to impact Husky’s tax rate in future accounting periods.
Adjusted EBITDA, Adjusted EBITDA Margin and Other Non-GAAP Matters
GAAP Net Income to Adjusted EBITDA Bridge
The tables below set forth Husky’s consolidated statements of operations data for the year ended December 31, 2024, and the year ended December 31, 2023, adjusted for the impact of certain items in accordance with Husky’s calculation of Adjusted EBITDA. Husky was impacted by a cybersecurity incident as discussed in footnote 3 to the December 31, 2023 table below. Husky’s management believes these adjustments give investors meaningful information to help them understand Husky’s operating results and to analyze Husky’s financial and business trends for the period presented.
	For the year ended December 31, 2024,
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Sales	$1,494.5	$—	$—	$—	$1,494.5
Cost of goods sold	960.4	(37.5)	(4.5)	—	918.4
Gross profit	534.1	37.5	4.5	—	576.1
Selling, general and administrative expenses	267.3	(101.4)	(9.1)	(5.7)	151.1
Operating income	266.8	138.9	13.6	5.7	425.0
Other expense
Interest, net	310.3	(310.3)	—	—	—
Loss on extinguishment of debt	21.7	—	—	(21.7)	—
Profit (loss) before income taxes	(65.2)	449.2	13.6	27.4	425.0

	For the year ended December 31, 2024,
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Adjusted EBITDA
Provision for (recovery of) income taxes
Current	34.3	(34.3)	—	—	—
Deferred	(27.3)	27.3	—	—	—
Total income taxes	7.0	(7.0)	—	—	—
Net income (loss)	$(72.2)	$456.2	$13.6	$27.4	$425.0

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

	For the year ended December 31, 2023,
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation, Non-Recurring and Other One-Time Costs	Other(2)	Cyber security incident impact(3)	Adjusted EBITDA
Sales	$1,517.1	$—	$—	$—	$24.1	$1,541.2
Cost of goods sold	1,030.9	(42.4)	(9.1)	—	12.2	991.6
Gross profit	486.2	42.4	9.1	—	11.9	549.6
Selling, general and administrative expenses	377.0	(178.0)	(43.3)	(10.6)	—	145.1
Operating income	109.2	220.4	52.4	10.6	11.9	404.5
Other expense
Interest, net	294.0	(294.0)	—	—	—	—
Gain on extinguishment of debt	(1.0)	—	—	1.0	—	—
Profit (loss) before income taxes	(183.8)	514.4	52.4	9.6	11.9	404.5
Provision for (recovery of) income taxes
Current	16.3	(16.3)	—	—	—	—
Deferred	(59.2)	59.2	—	—	—	—
Total income taxes	(42.9)	42.9	—	—	—	—
Net income (loss)	$(140.9)	$471.5	$52.4	$9.6	$11.9	$404.5

(1)
Reflects (i) depreciation of property, plant and equipment in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment, capital cost impairment, and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest, net and (iv) provision for (recovery of) income taxes.

(2)
Reflects non-cash items and management fees.

(3)
Represents the estimated financial impact of sales that were lost as a result of a cyber incident that impacted certain systems of the company in March 2023, and which resulted in a threat actor accessing and exfiltrating data that could be confidential in nature. Promptly upon detection of the incident, management initiated incident response protocols and engaged cybersecurity and forensics experts. In response, the company deployed additional security measures and notified all required authorities based on the information then known. In May 2023, Husky made a payment to the threat actor in exchange for the deletion of the exfiltrated information, and pursued insurance recovery. Subject to receiving additional communications from the authorities regarding this matter, Husky considers this matter to be settled.
Adjusted EBITDA for the year ended December 31, 2024 was $425.0 million, an increase of $20.5 million or 5.1% from the year ended December 31, 2023. The Adjusted EBITDA margin for the year ended December 31, 2024 was 28.4%, or a 2.2% increase from the year ended December 31, 2023.
Orders
Orders for the year ended December 31, 2024 were $1,463.0 million, an increase of $69.3 million or 5.0% from the year ended December 31, 2023 primarily driven by higher orders for Husky Systems.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Sales
Sales for the year ended December 31, 2023 was $1,517.1 million, an increase of $102.6 million or 7.3% from the year ended December 31, 2022. The increase was primarily due to higher volumes primarily in systems and selling price increases.
Cost of goods sold
Cost of goods sold for the year ended December 31, 2023 was $1,030.9 million, an increase of $41.8 million or 4.2% from the year ended December 31, 2022. This increase was primarily due to higher sales volumes and unfavourable mix, partially offset by lower business transformation costs.
Gross profit
Gross profit for the year ended December 31, 2023 was $486.2 million, an increase of $60.8 million or 14.3% from the year ended December 31, 2022. This increase was mainly driven by higher sales volumes, selling prices and lower business transformation costs.
Selling, general and administrative expenses
Selling, general and administrative expenses for the year ended December 31, 2023 was $377.0 million, an increase of $83.4 million or 28.4% from the year ended December 31, 2022. The increase was primarily due to intangible asset impairments related to de-emphasizing the Specialty Packaging business, higher business transformation costs and unfavourable foreign exchange on the revaluation of monetary balances, partially offset by fixed cost savings.
Interest expense, net
Interest expense, net of interest income, for the year ended December 31, 2023 was $294.0 million, an increase of $76.3 million or 35.0% from the year ended December 31, 2022, primarily due an increase in the floating interest rate on the Term Loan.
Gain on debt extinguishment
Gain on debt extinguishment for the year ended December 31, 2023 was $1.0 million compared to $nil for the year ended December 31, 2022. The gain on debt extinguishment resulted from the company’s repurchase of $8.0 million of Husky’s senior PIK notes in March 2023. See Note 14, “Long-Term Debt and Other Borrowings” to the Husky Audited Financial Statements.
Provision for income taxes
The recovery of income taxes for the twelve-months ended December 31, 2023 was $42.9 million, compared to a recovery of $6.6 million for the twelve-months ended December 31, 2022. The $36.3 million increase to the recovery is due to a larger loss in 2023 and the change in unrecognized benefits, partially offset by an increase in valuation allowance for deferred tax assets.
Adjusted EBITDA, Adjusted EBITDA Margin and Other Non-GAAP Matters
GAAP Net Income to Adjusted EBITDA Bridge
The tables below set forth Husky’s statement of operations data for the year ended December 31, 2023, and the year ended December 31, 2022, adjusted for the impact of certain items in accordance with Husky’s calculation of Adjusted EBITDA. Husky was impacted by a cybersecurity incident as noted in footnote 3 to the December 31, 2023 Net Income to Adjusted EBITDA bridge above. Husky has presented a column in the table below adjusting for the magnitude of the cybersecurity incident’s impact on Husky’s results for the year ended December 31, 2023. Husky’s management believes these adjustments give investors meaningful information to help them understand Husky’s operating results and to analyze Husky’s financial and business trends for the period presented.
	For the Year Ended December 31, 2023
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation and One Time Costs(2)	Other(3)	Cybersecurity incident impact(4)	Adjusted EBITDA
Sales	$1,517.1	$—	$—	$—	$24.1	$1,541.2
Cost of goods sold	1,030.9	(42.4)	(9.1)	—	12.2	991.6
Gross profit	486.2	42.4	9.1	—	11.9	549.6
Selling, general and admin	377.0	(178.0)	(43.3)	(10.6)	—	145.1
Operating Income	109.2	220.4	52.4	10.6	11.9	404.5
Other (income) expenses:
Interest – net	294.0	(294.0)	—	—	—	—
Gain on debt extinguishment	(1.0)	—	—	1.0	—	—
Loss before income taxes	(183.8)	514.4	52.4	9.6	11.9	404.5
Provision for (recovery of) income taxes:
Current	16.3	(16.3)	—	—	—	—
Deferred	(59.2)	59.2	—	—	—	—
Provision for (recovery of) income taxes	(42.9)	42.9	—	—	—	—
Net income (loss)	$(140.9)	$471.5	$52.4	$9.6	$11.9	$404.5
	For the Year Ended December 31, 2022
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation and One Time Costs(2)	Other(3)	Adjusted EBITDA
Sales	$1,414.5	$—	$—	$—	$1,414.5
Cost of goods sold	989.1	(39.7)	(26.0)	—	923.4
Gross profit	425.4	39.7	26.0	—	491.1
Selling, general and admin	293.6	(103.6)	(30.2)	(5.9)	153.9
Operating Income	131.8	143.3	56.2	5.9	337.2
Other (income) expenses:
Interest – net	217.7	(217.7)	—	—	—
Loss before income taxes	(85.9)	361.0	56.2	5.9	337.2

	For the Year Ended December 31, 2022
		Adjustments
($ in millions)	USGAAP	EBITDA(1)	Business Transformation and One Time Costs(2)	Other(3)	Adjusted EBITDA
Provision for (recovery of) income taxes:
Current	39.4	(39.4)	—	—	—
Deferred	(46.0)	46.0	—	—	—
Provision for (recovery of) income taxes	(6.6)	6.6	—	—	—
Net income (loss)	$(79.3)	$354.4	$56.2	$5.9	$337.2

(1)
Reflects (i) depreciation of property, plant and equipment and capital asset impairments in cost of goods sold, (ii) amortization of intangible assets, depreciation of property, plant and equipment and foreign exchange (gains) losses in selling, general and administrative, (iii) interest expense and deferred financing charges in interest — net and (iv) provision for (recovery of) income taxes.

(2)
Reflects one-time charges primarily associated with the execution of Husky’s transformation plan and direct incremental costs as a result of the cyber security incident described above.

(3)
Reflects non-cash items and management fees.

(4)
Represents the estimated financial impact of sales that were lost as a result of the cybersecurity incident described above.

Adjusted EBITDA for the year ended December 31, 2023 was $404.5 million, an increase of $67.3 million or 20.0% from the year ended December 31, 2022. The Adjusted EBITDA margin for the year ended December 31, 2023 was 26.2%, or a 2.4% increase from the year ended December 31, 2022.
Orders
Orders for the year ended December 31, 2023 were $1,393.7 million, a decrease of $115.2 million or 7.6% from the year ended December 31, 2022 primarily driven by lower orders for Systems, partially offset by increased orders within Aftermarket.
Historical Cash Flows
The following summarizes Husky’s primary sources (uses) of cash in the periods presented:
	For the nine months ended September 30,		For the years ended December 31,
	2025	2024	2024	2023	2022
($ in millions)
Cash (used in) provided by operating activities	$(15.5)	$2.5	$64.3	$42.4	$42.4
Cash used in investing activities	(37.2)	(44.0)	(62.1)	(33.1)	(41.0)
Cash (used in) provided by financing activities	5.2	17.7	(8.4)	(28.7)	(22.7)
Effect of exchange rates	1.6	—	(1.6)	0.6	(2.4)
Net decrease in cash and cash equivalents	$(45.9)	$(23.8)	$(7.8)	$(18.8)	$(23.7)
Nine-months ended September 30, 2025 compared to nine-months ended September 30, 2024
Operating activities
For the nine-months ended September 30, 2025, cash used in operating activities was $15.5 million, an increase of $18.0 million or 720.0% from the nine-months ended September 30, 2024. The increase was primarily due to lower operating income, higher cash taxes and working capital usage.

Investing activities
For the nine-months ended September 30, 2025, cash used in investing activities was $37.2 million, a decrease of $6.8 million or 15.5% from the nine-months ended September 30, 2024. The decrease was primarily due to the non-recurrence of a promissory note issued in 2024, partially offset by higher capital expenditures.
Financing activities
For the nine-months ended September 30, 2025, cash provided by financing activities was $5.2 million, a decrease of $12.5 million or 70.6% from the nine-months ended September 30, 2024. The decrease was primarily due to the refinancing of debt in the year ended December 31, 2024.
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Operating Activities
For the year ended December 31, 2024, cash provided by operating activities was $64.3 million, an increase of $21.9 million or 51.7% as compared to the year ended December 31, 2023. The increase was primarily due to lower net loss adjusted for non-cash items partially offset by higher levels of cash used in non-cash working capital.
Investing Activities
For the year ended December 31, 2024, cash used in investing activities was $62.1 million, an increase of $29.0 million or 87.6% as compared to the year ended December 31, 2023. The increase was primarily due to the issuance of the related party promissory note and higher additions of property, plant and equipment.
Financing Activities
For the year ended December 31, 2024, cash used in financing activities was $8.4 million, a decrease of $20.3 million or 70.7% as compared to the year ended December 31, 2023. The decrease was primarily due to an increase in net proceeds from the Preferred Shares issuance, Term Loan and Senior Secured Notes, partially offset by higher debt issuance costs.
Year ended December 31, 2023 Compared to Year ended December 31, 2022
Operating Activities
For the year ended December 31, 2023, cash provided by operating activities was $42.4 million, consistent with the $42.4 million provided by operations in the year ended December 31, 2022, primarily due to higher net loss adjusted for non-cash items offset by lower levels of cash used in non-cash working capital.
Investing Activities
For the year ended December 31, 2023, cash used in investing activities totaled $33.1 million, a decrease of $7.9 million or 19.3% as compared to the year ended December 31, 2022. The decrease was primarily due to lower additions of property, plant and equipment.
Financing Activities
For the year ended December 31, 2023, cash used in financing activities totaled $28.7 million, an increase of $6.0 million or 26.4% from the year ended December 31, 2022, due to higher share repurchase in the first quarter of 2023 compared to 2022 and repurchase of Husky’s senior PIK notes. See Note 14, “Long-Term Debt and Other Borrowings” to the Husky Audited Financial Statements.

Liquidity and Capital Resources
Historically, Husky’s liquidity requirements have principally been the payment of operating expenses, capital expenditures and scheduled principal and interest payments on Husky’s indebtedness. Husky has historically funded these liquidity requirements primarily from cash generated by Husky’s operations and borrowings under Husky’s credit facilities
As at September 30, 2025, Husky had $26.2 million of cash and cash equivalents and $251.3 million of availability under the revolving credit facility. As at December 31, 2024, Husky had $57.4 million of cash and cash equivalents and $272.8 million of availability under the revolving credit facility. As at December 31, 2023, Husky had $65.2 million of cash and cash equivalents and $213.3 million of availability under its revolving credit facility.
Significant Accounting Policies
Information regarding significant accounting policies is included in Note 3 to the Husky Audited Financial Statements.
New Accounting Pronouncements
Information regarding new accounting pronouncements is included in Note 3 to the Husky Audited Financial Statements and the unaudited condensed financial statements for the quarter ended September 30, 2025.
Quantitative and Qualitative Disclosures about Market Risk
Husky is exposed to market risks associated with changes in foreign currency exchange rates, interest rates, commodity prices and credit risk. In the normal course of business and in accordance with Husky’s business practices and policies, these risks are managed through a variety of strategies, which may include the use of derivative financial instruments to hedge Husky’s underlying exposure. Husky does not use derivative instruments for speculative or trading purposes and there are policies and procedures in place that monitor and control their use. Such policies and procedures have been approved by the audit committee of Husky’s board of directors.
Credit Risk
Credit risk is the risk that one party to a financial instrument will fail to perform its obligations, causing a loss for the other. Husky’s financial assets are exposed to credit risk consisting primarily of cash and cash equivalents, accounts receivable and derivative instruments with positive fair values. The carrying value of these assets represents Husky’s maximum credit exposure.
Husky manage potential credit risk through a variety of mechanisms, including by dealing with highly creditworthy financial institutions and adhering to Husky’s prescribed counterparty credit and concentration limits.
Cash and cash equivalents consist of bank deposits and short-term investments. Investments are held in term deposits with highly creditworthy banks. Credit risk is further managed by complying with counterparty credit and concentration limits, in accordance with Husky’s policies.
Husky’s customers are geographically diversified with no concentration of receivables by customer or geography. Husky manages its accounts receivable credit risk by analyzing the counterparties’ financial condition prior to entering into an agreement, establishing credit limits and obtain cash, letters of credit or other acceptable forms of security from customers to provide credit support, based on such analysis of the customer and the terms and conditions applicable to each transaction.
Derivatives are only entered into with highly creditworthy banks, and the derivative portfolio is held with several banks to reduce concentration risk.

Liquidity Risk
Husky’s debt levels, or any future increase in Husky’s debt level, may adversely affect Husky’s financial condition such as:
•
limit Husky’s ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•
require a substantial portion of Husky’s cash flows to be dedicated to debt service payments instead of other purposes;

•
increase Husky’s vulnerability to general adverse economic and market conditions;

•
expose us to the risk of increased interest rates;

•
limit Husky’s flexibility in planning for and reacting to changes in the markets in which Husky competes and to changing business and economic conditions;

•
restrict Husky from making strategic acquisitions or causing us to make non-strategic divestitures;

•
impair Husky’s ability to obtain additional financing in the future;

•
place Husky at a disadvantage compared to other, less leveraged competitors and affect Husky’s ability to compete; and

•
increase Husky’s cost of borrowing.

Interest Rate Risk
Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate with changes in market interest rates. Husky is exposed to interest rate risk primarily through Husky’s long-term floating rate debt, principally including debt under Husky’s existing credit facilities. Assuming no significant changes in the long-term debt balance as of September 30, 2025, a 1% increase or decrease in the interest rate of Husky’s funded floating-rate debt would increase or decrease interest expenses by $14.5 million for the next 12 months.
Foreign Currency Exchange Risk
Husky operates in international markets and, accordingly, Husky’s competitiveness and financial results are subject to foreign currency fluctuations where revenues and costs are denominated in currencies other than U.S. dollars. For example, a large percentage of Husky’s expenses are incurred in Canadian dollars, while a large percentage of Husky’s sales are denominated in U.S. dollars. Increases in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on the overall competitiveness of Husky’s products and services and, therefore, Husky’s financial results. In addition, Husky’s equipment selling prices are largely denominated in U.S. dollars or Euros, and any material decline in the value of a customer’s base currency relative to the U.S. dollar or Euro may have a material adverse effect on Husky’s sales volumes and operating margins. Husky is also exposed to currency movements for other currencies, including the Japanese Yen and Chinese Renminbi. Husky competes against equipment manufacturers domiciled in various countries. These competitors benefit when the currency of their cost base depreciates against the U.S. dollar.
Husky regularly enters into foreign exchange forward contracts primarily to reduce Husky’s exposure to Canadian dollar currency rate fluctuations. Husky typically limits its forward contracts to a maximum of a two-year period. As at September 30, 2025, the notional amounts related to Canadian dollar hedges for the years 2025, 2026 and 2027 were $70.4 million, $191.4 million and $64.8 million respectively, which were hedged at an average rate of 1.36388, 1.36314 and 1.35480 Canadian dollar per U.S. dollar, respectively. With respect to the foreign currency forward contracts related to Canadian dollar expenses, as at September 30, 2025, a 1% strengthening or weakening of the Canadian dollar against the U.S. dollar would decrease or increase pre-tax other comprehensive income (loss) by $2.2 million. In accordance with ASC Topic 815, Derivatives and Hedging, these foreign exchange contracts are accounted for as cash flow hedges.

Commodity Price Risk
Husky is exposed to price changes in certain commodities, principally steel, which is the primary raw material used in Husky’s products, representing approximately 5% of Husky’s total cost of goods sold. As of September 30, 2025, Husky has entered into contracts for the supply of stainless steel through to the end of 2027.
Geographic Risk
Husky’s significant international operations subject the company to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. Husky is a global business with a significant portion of Husky’s operations and revenue outside of North America.
Husky’s international operations, such as Husky’s manufacturing operations and other facilities in Brazil, China, India, Luxembourg and Mexico, are subject to risks inherent in doing business in foreign countries, including, among others:
•
potential imposition of restrictions on investments;

•
requirements of foreign laws and other governmental controls, including trade and labor restrictions and related laws that reduce the flexibility of Husky’s business operations;

•
the imposition by the U.S. government and foreign governments of trade barriers such as quotas, preferential bidding, import restrictions and/or export restrictions or controls;

•
potential staffing difficulties and labor disputes;

•
managing and obtaining support and distribution for local operations;

•
increased costs of transportation or shipping;

•
credit risk and financial conditions of local customers and distributors;

•
risk of nationalization of private enterprises by foreign governments;

•
potential adverse tax consequences; and

•
potential difficulties in protecting intellectual property.

Husky may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which Husky operates. In addition, Husky’s organizational and capital structure may limit Husky’s ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on Husky’s financial condition, results of operations and cash flows.
Potential impact of recently enacted and proposed tariffs on Husky’s business
Husky’s business operations are subject to risks associated with changes in international trade policies, including but not limited to tariffs. The U.S. Government has recently implemented comprehensive tariffs on imports from various countries around the world, along with sector-specific and/or product-specific tariffs, which could affect Husky’s business. There are also additional investigations that have been recently initiated by the U.S. Government on imports covering a wide range of sectors and/or products, which may potentially result in the imposition of further tariffs. These developments may have unpredictable downstream effects on Husky’s current and future operations, including potential delays, increased production costs, or limitations in sourcing essential materials.
Critical Accounting Estimates
Management makes many estimates and assumptions in the application of U.S. GAAP that may have a material impact on Husky’s financial statements and related disclosures and on the comparability of such information over different reporting periods. Estimates and assumptions are based on management’s experience and other information available prior to the issuance of the financial statements. Materially different results can occur as circumstances change and additional information becomes known.
Valuation of Goodwill
At December 31, 2024, Husky’s goodwill was $1,923 million. As discussed in Note 3 to the Husky Audited Financial Statements, goodwill is tested for impairment at least annually at the reporting unit level or more frequently if impairment indicators arise. Goodwill is tested for impairment utilizing both the market approach, which applies a market multiple to the trailing twelve months of total adjusted earnings before interest, tax, depreciation and amortization of the reporting unit, and the income approach, which uses a discounted cash flow methodology, to estimate the fair value of the reporting unit for the year ended December 31, 2024.
There is significant estimation required by management to determine the fair value of the reporting unit. In particular, the fair value estimate was sensitive to significant assumptions, including the market multiple applied in the market approach which requires judgment in determining the appropriate comparable guideline companies and the related multiple.
Accounting for Preferred Share, Warrants, and Embedded Derivative
As discussed in Note 14 to the Husky Audited Financial Statements, on April 23, 2024, Husky and its subsidiaries completed the refinancing of its long-term debt, which involved the issuance of 370,000 Class A preferred shares and 111,794 warrants to acquire Class A common shares, for aggregate gross proceeds of $362.6 million. The Class A preferred shares included certain redemption features that met the definition of a derivative for accounting purposes. The $362.6 million of gross proceeds was bifurcated between the Class A preferred shares, the warrants and the embedded derivative based on a relative fair value allocation approach.
At each reporting date, management determines the fair value of the embedded derivative using a Monte Carlo Simulation, with changes in its fair value reported in the consolidated statement of operations. The Class A preferred shares are measured at the redemption value, accreted over the period from the date of issuance to the earliest redemption date using the interest method, less the fair value of the embedded derivative. At December 31, 2024, the value of the Class A preferred shares and embedded derivative liability asset were $490.5 million and $46 million, respectively.
The initial recognition of the Class A preferred shares, warrants and embedded derivative involved significant complexity and judgment by management in the temporary equity balance sheet classification and identification of embedded derivatives, specifically the criteria that the economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of CompoSecure Common Stock as of November 20, 2025 by:
•
each of the Company’s current directors and NEOs;

•
all current directors and NEOs of the Company as a group; and

•
each person known by the Company to be the beneficial owner of more than 5% of outstanding CompoSecure Common Stock.

The percentage ownership information is based on 126,411,164 shares of CompoSecure Common Stock outstanding as of November 20, 2025. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of November 20, 2025.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of CompoSecure Common Stock beneficially owned by such person.
Name and Address of Beneficial Owner(1)	Number of Shares of CompoSecure Common Stock	% of CompoSecure Common Stock(2)
Directors and current named executive officers
David M. Cote(3)	267,149	*
John D. Cote(4)	51,683,967	40.9%
Rebecca K. Corbin	5,240	*
Joseph J. DeAngelo(5)	58,640	*
Paul S. Galant(6)	93,647	*
Brian F. Hughes(7)	95,622	*
Mark R. James(8)	56,610	*
Thomas R. Knott(4)	50,415,127	39.8%
Dr. Krishna Mikkilineni(9)	12,147	*
Kevin M. Moriarty	13,000	*
Jane J. Thompson(10)	98,642	*
Jonathan C. Wilk(11)	2,692,891	2.1%
Dr. Adam Lowe(12)	980,609	*
All directors and executive officers as a group (16 persons)(13)	57,141,498	44.4%
Five Percent Holders
Tungsten 2024 LLC(4)	50,170,372	39.7%
Locust Wood Capital Advisors, LLC(14)	8,259,527	6.5%

*
Less than 1%.

(1)
The business address of each of our directors and NEOs is c/o CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey 08873.

(2)
The beneficial ownership of the Company as of November 20, 2025 is based on 126,411,164 shares of CompoSecure Common Stock outstanding as of such date.

(3)
Reflects 22,394 shares of CompoSecure Common Stock owned by Mr. David Cote’s spouse, of which Mr. David Cote disclaims beneficial ownership, and 244,755 shares of CompoSecure Common Stock that Mr. David Cote has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(4)
Resolute Compo Holdings is the record holder of 49,290,409 shares of CompoSecure Common Stock. Tungsten is the managing member of Resolute. John D. Cote, an individual, is the manager of Tungsten. C 323 Holdings, LLC (“C 323 Holdings”) is a non-managing member of Resolute Compo Holdings. Thomas R. Knott, an individual, is the sole and managing member of C 323 Holdings. Mr. Cote, C 323 Holdings and Mr. Knott may be deemed to share beneficial ownership of the shares held of record by Resolute Compo Holdings. Tungsten separately owns 879,963 shares of CompoSecure Common Stock. Ridge Valley LLC is the holder of 1,500,000 shares of CompoSecure Common Stock. Mr. Cote is the manager of Ridge Valley LLC. Also includes, solely with respect to Mr. Cote, 13,595 shares of CompoSecure Common Stock that Mr. Cote has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options and, solely with respect to Mr. Knott, 244,755 shares of CompoSecure Common Stock that Mr. Knott has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options. The business address of Resolute Compo Holdings, Tungsten, Ridge Valley LLC, and C 323 Holdings, LLC is 445 Park Avenue, Suite 5B, New York, NY 10022.

(5)
Reflects 45,045 shares of CompoSecure Common Stock held by Mr. DeAngelo and 13,595 shares of CompoSecure Common Stock that Mr. DeAngelo has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(6)
Reflects 92,288 shares of CompoSecure Common Stock held by Mr. Galant and 1,359 shares of CompoSecure Common Stock that Mr. Galant has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(7)
Reflects 94,303 shares of CompoSecure Common Stock held by Mr. Hughes and 1,319 shares of CompoSecure Common Stock that Mr. Hughes has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(8)
Includes 21,565 shares of CompoSecure Common Stock held by the Mark R. James Revocable Trust and 21,450 shares of CompoSecure Common Stock held by the Tammy James Revocable Trust, Mark R. James and Tammy James, trustees. Also includes 13,595 shares of CompoSecure Common Stock that Mr. James has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(9)
Reflects 12,147 shares of CompoSecure Common Stock that Mr. Mikkilineni has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(10)
Reflects 97,480 shares of CompoSecure Common Stock held by Ms. Thompson and 1,162 shares of CompoSecure Common Stock that Ms. Thompson has the right to acquire within 60 days of November 7, 2025 through the exercise of stock options.

(11)
Includes 1,013,813 shares of CompoSecure Common Stock held directly by Mr. Wilk and 770,295 shares of CompoSecure Common Stock held by CompoSecure Employee LLC. Mr. Wilk may be deemed the beneficial owner of the shares owned by CompoSecure Employee LLC because he is the sole member of CompoSecure Employee LLC. Mr. Wilk disclaims beneficial ownership of the shares held by CompoSecure Employee LLC. Also includes 691,250 RSUs and 217,534 PSUs held by Mr. Wilk that will have vested within 60 days of November 7, 2025.

(12)
Reflects (i) 534,678 shares of CompoSecure Common Stock held by Dr. Lowe and (ii) 399,435 RSUs and 46,496 PSUs that will have vested within 60 days of November 7, 2025.

(13)
Includes an aggregate of 467,261 shares of CompoSecure Common Stock that individuals have the right to acquire within 60 days of November 7, 2025 through the exercise of stock options and an aggregate of 1,422,630 RSUs and 357,023 PSUs that will have vested within 60 days of November 7, 2025.

(14)
Locust Wood Capital Advisers, LLC may be deemed the beneficial owner of an aggregate of 8,259,527 shares of CompoSecure Common Stock through its role as the investment manager of Locust Wood Capital, LP and Locust Wood Ultra Fund, LP and certain other managed client accounts. LWCA

Partners LP acts as the sole member of Locust Wood Capital Advisers, LLC. LWCA Partners, GP LLC acts as the general partner of LWCA Partners LP. Stephen Errico acts as the managing member of LWCA Partners, GP LLC. The principal business address of each of such persons is 90 Park Avenue, 27th Floor, New York, NY 10016. This information is based solely on a Schedule 13G filed by such persons on August 13, 2025.

OTHER MATTERS
The Board does not know of any matters to be presented at the special meeting other than those listed in the Notice of Special Meeting of Stockholders that accompanies this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our 2026 annual meeting must be received by us no later than the close of business on December 19, 2025.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2026 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days (February 27, 2026) and not greater than 120 days (January 28, 2026) prior to the first anniversary of the Annual Meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including the delivery of the notice required by SEC Rule 14a-19(b) by March 29, 2026. Any stockholder nomination or recommendation for director nominee must be submitted at c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIAL
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, the Company will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that the Company deliver a single set of proxy materials in the future. Stockholders may notify the Company of their requests by calling the Company at its principal executive offices at (908) 518-0500 or writing to 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this Proxy Statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.composecure.com or you may request such reports, statements or other information in writing or by telephone as follows:
COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
Attention: Corporate Secretary
Telephone: (908) 518-0500
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file, or portions of documents we file, with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.
We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;

•
information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, and the portions of any subsequent filings on Form 8-K made for the purposes of updating such information;

•
our Quarterly Reports on From 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 7, 2025 and November 3, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 10, 2025 (Item 8.01 only), February 28, 2025, March 3, 2025, March 5, 2025, May 8, 2025, May 28, 2025, June 11, 2025 (Item 5.02 only) (as amended on July 17, 2025), July 14, 2025 (as amended on July 17, 2025), September 8, 2025 (Item 3.01 only), September 10, 2025, October 9, 2025, November 3, 2025 (Film No. 251442231) and November 4, 2025; (other than documents or portions of those documents deemed to be furnished but not filed).

You may request to receive from the Company any documents incorporated by reference into this proxy statement. Upon such request, the Company will mail the requested documents to you by first class mail, or another equally prompt means, without charge and within one business day after it receives your request. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE

NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE IT WAS FIRST MAILED, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

HUSKY TECHNOLOGIES LIMITED
Condensed Consolidated Interim Financial Statements (Unaudited)
As at September 30, 2025 and December 31, 2024 and for three and nine-months ended
September 30, 2025, and 2024

Condensed Consolidated Interim Balance Sheets (Unaudited)
(United States dollars, in millions)
		As at
	Note	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	4	$26.2	$57.4
Accounts receivable, net of allowances		253.9	269.1
Receivable from related party	10	23.4	22.4
Inventories, net of provisions	5	296.3	236.3
Prepaid expenses and other current assets	4	16.3	27.6
Income taxes receivable		10.5	2.7
Assets held for sale		3.4	3.3
Total current assets		630.0	618.8
Property, plant and equipment, net		365.5	358.2
Goodwill		1,922.8	1,922.8
Intangible assets, net		843.0	896.8
Deferred income tax assets		3.5	2.6
Income taxes receivable		4.7	4.4
Other long-term assets		30.2	18.9
Total assets		$3,799.7	$3,822.5
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities		$303.9	$336.1
Deferred revenues	7	186.9	165.8
Current portion of long-term debt	9	37.5	17.5
Income taxes payable		30.3	21.5
Other current liabilities	9	54.7	59.9
Total current liabilities		613.3	600.8
Long-term debt	9	2,653.2	2,657.9
Deferred income tax liabilities		70.7	86.9
Employee future benefits		4.0	3.8
Income taxes payable		24.2	23.3
Other long-term liabilities		35.2	26.6
Total liabilities		3,400.6	3,399.3
Commitments and contingencies	12
Temporary equity
Preference share capital, no par value, 370,000 Class A preferred shares authorized, issued and outstanding	9	490.5	490.5
Permanent deficit
Common Share capital, no par value, unlimited shares authorized, 935,522 and 935,522 shares issued and outstanding, respectively		748.7	748.7
Additional paid-in capital		0.8	0.9
Accumulated deficit		(781.8)	(702.4)
Accumulated other comprehensive loss		(59.1)	(114.5)
Total permanent deficit		(91.4)	(67.3)
Total liabilities, temporary equity and permanent deficit		$3,799.7	$3,822.5
See notes to the condensed consolidated interim financial statements (unaudited).

Condensed Consolidated Interim Statements of Operations (Unaudited)
(United States dollars, in millions, except per share amounts)
		For the three-months ended September 30,		For the nine-months ended September 30,
	Note	2025	2024	2025	2024
Sales	7	$367.0	$343.1	$1,047.9	1,003.7
Cost of goods sold		241.2	223.9	693.3	653.3
Gross profit		125.8	119.2	354.6	350.4
Selling, general and administrative expenses		75.5	68.2	222.1	207.4
Foreign currency losses		0.1	7.7	29.5	1.5
Operating income		50.2	43.3	103.0	141.5
Other expense
Interest, net		64.6	72.3	193.4	239.8
Embedded derivative fair value loss (gain)	9	5.0	(8.0)	—	(8.0)
Loss on assets held for sale		0.3	—	0.3	—
Loss on extinguishment of debt	9	—	—	—	21.7
Loss before income taxes		(19.7)	(21.0)	(90.7)	(112.0)
Provision for (recovery of) income taxes
Current		6.8	0.5	16.5	8.8
Deferred		85.4	(0.3)	(26.6)	(1.9)
Total (recovery of) provision for income taxes	6	92.2	0.2	(10.1)	6.9
Net loss		(111.9)	(21.2)	(80.6)	(118.9)
Less: Preferred return on preference share capital	9	5.0	(8.0)	—	(214.5)
Net loss attributable to common equity holders		$(106.9)	$(29.2)	$(80.6)	$(333.4)
Weighted average number of common shares outstanding		935,522	935,532	935,522	935,532
Net loss per share attributable to common equity holders (basic and diluted)		$(114.27)	$(31.21)	$(86.16)	$(356.37)
See notes to the condensed consolidated interim financial statements (unaudited).

Condensed Consolidated Interim Statements of Comprehensive (Loss) Income (Unaudited)
(United States dollars, in millions)
		For the three-months ended September 30,		For the nine-months ended September 30,
	Note	2025	2024	2025	2024
Net loss		$(111.9)	$(21.2)	$(80.6)	$(118.9)
Other comprehensive loss
Cumulative translation adjustment		1.4	20.7	50.4	2.2
Forward contracts
Unrealized (losses) gains, net of amounts reclassified to net loss, before tax	8	(3.1)	3.1	6.7	(0.9)
Unrealized (losses) gains, net of amounts reclassified to net loss, tax portion	8	0.8	(0.8)	(1.7)	0.2
Total other comprehensive income, net of tax		(0.9)	23.0	55.4	1.5
Comprehensive (loss) income		$(112.8)	$1.8	$(25.2)	$(117.4)
See notes to the condensed consolidated interim financial statements (unaudited).

Condensed Consolidated Interim Statements of Stockholders’ Equity (Unaudited)
(United States dollars, in millions)
					Accumulated other comprehensive loss			Total permanent equity (deficit)
	Note	Common Share capital	Additional paid-in capital	Accumulated deficit	Foreign currency items	Employee benefit plans	Forward contracts
Balance as at December 31, 2023		$748.9	$15.2	$(458.9)	$(75.9)	$1.9	$(1.6)	$229.6
Net loss		—	—	(97.7)	—	—	—	(97.7)
Cumulative translation adjustment		—	—	—	(18.5)	—	—	(18.5)
Unrealized losses on foreign currency forward contracts, net of tax		—	—	—	—	—	(4.8)	(4.8)
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—		—	1.8	1.8
Share repurchases		(0.1)	—	—	—	—	—	(0.1)
Issuance of warrants (net)		—	19.6	—	—	—	—	19.6
Preferred return on preference share capital	9	—	(35.2)	(171.3)	—	—	—	(206.5)
Stock-based compensation		—	0.5	—	—	—	—	0.5
Balance as at June 30, 2024		748.8	0.1	(727.9)	(94.4)	1.9	(4.6)	(76.1)
Net loss		—	—	(21.2)	—	—	—	(21.2)
Cumulative translation adjustment		—	—	—	20.7	—	—	20.7
Unrealized gains on foreign currency forward contracts, net of tax		—	—	—	—	—	1.5	1.5
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—		—	0.8	0.8
Share repurchases		(0.1)	—	—	—	—	—	(0.1)
Preferred return on preference share capital	9	—	(0.5)	(7.5)	—	—	—	(8.0)
Stock-based compensation		—	0.4	—	—	—	—	0.4
Balance as at September 30, 2024		$748.7	$—	$(756.6)	$(73.7)	$1.9	$(2.3)	$(82.0)
Balance as at December 31, 2024		$748.7	$0.9	$(702.4)	$(104.6)	$(0.8)	$(9.1)	$(67.3)
Net profit		—	—	31.3	—	—	—	31.3
Cumulative translation adjustment		—	—	—	49.0	—	—	49.0
Unrealized gains on foreign currency forward contracts, net of tax		—	—	—	—	—	4.8	4.8
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—	—	—	2.5	2.5
Preferred return on preference share capital	9	—	(1.2)	(3.8)	—	—	—	(5.0)
Stock-based compensation		—	0.7	—	—	—	—	0.7
Balance as at June 30, 2025		748.7	0.4	(674.9)	(55.6)	(0.8)	(1.8)	16.0
Net loss		—	—	(111.9)	—	—	—	(111.9)
Cumulative translation adjustment		—	—	—	1.4	—	—	1.4
Unrealized losses on foreign currency forward contracts, net of tax		—	—	—	—	—	(2.5)	(2.5)
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—	—	—	0.2	0.2
Preferred return on preference share capital	9	—	—	5.0	—	—	—	5.0
Stock-based compensation		—	0.4	—	—	—	—	0.4
Balance as at September 30, 2025		$748.7	$0.8	$(781.8)	$(54.2)	$(0.8)	$(4.1)	$(91.4)
See notes to the condensed consolidated interim financial statements (unaudited).

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)
(United States dollars, in millions)
		For the nine-months ended September 30,
	Note	2025	2024
OPERATING ACTIVITIES
Net loss		$(80.6)	$(118.9)
Adjustments for:
Depreciation and amortization		122.5	128.3
Stock-based compensation		1.1	0.9
Deferred income taxes, including related foreign exchange losses		(23.8)	(2.1)
Loss on extinguishment of debt		—	21.7
Embedded derivative fair value loss (gain)		—	(8.0)
Loss on assets held for sale		0.3	—
Impairment		—	1.8
Other		(1.8)	3.3
Changes in operating assets and liabilities:
Accounts receivable		24.6	2.8
Inventories		(49.9)	(12.2)
Prepaid expenses and other current assets		(2.5)	(2.2)
Income taxes		0.8	3.6
Accounts payable and accrued liabilities		(17.6)	(27.3)
Deferred revenues		11.4	10.8
Cash (used in) provided by operating activities		(15.5)	2.5
INVESTING ACTIVITIES
Additions to property, plant and equipment and intangible assets		(37.6)	(24.5)
Proceeds from sale of property, plant and equipment		0.4	0.5
Loan to related party	10	—	(20.0)
Cash used in investing activities		(37.2)	(44.0)
FINANCING ACTIVITIES
Proceeds from Revolver		71.0	123.0
Payment of Revolver		(51.0)	(103.0)
Proceeds from issuance of long-term debt, net of discounts		—	2,716.2
Debt issuance costs		(1.7)	(39.3)
Principal repayments of long-term debt		(13.1)	(3,025.6)
Proceeds from equity issuances, net of discounts		—	362.6
Equity issuance costs		—	(16.0)
Share repurchases		—	(0.2)
Cash provided by financing activities		5.2	17.7
Effect of exchange rate changes on cash and cash equivalents		1.6	—
Net decrease in cash and cash equivalents		(45.9)	(23.8)
Cash, cash equivalents and restricted cash, beginning of the year		72.1	79.9
Cash, cash equivalents and restricted cash, end of the period		$26.2	$56.1
Supplemental cash flow information:
Cash income taxes paid		$18.8	$6.2
Cash interest paid		$204.7	$227.9
See notes to the condensed consolidated interim financial statements (unaudited).

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
1.
NATURE OF OPERATIONS

Husky Technologies Limited (and together with its direct and indirect wholly-owned subsidiaries, referred to herein as “Husky”, the “Company”, “we”, “us” and “our”) was incorporated on March 5, 2018, under the laws of the Province of British Columbia, Canada. The Company is indirectly owned by investment vehicles of certain private investment funds sponsored by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”). The Company’s head office is located at 500 Queen Street, Bolton, Ontario, Canada, L7E 5S5.
The Company is a leading global provider of highly engineered injection molding technology solutions and services, including Polyethylene Terephthalate (“PET”) systems, molds, hot runners and controllers (“Tooling”) and aftermarket services and spare parts serving consumer packaging end markets. The Company operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China and India.
The Company serves customers in approximately 140 countries through its global sales and service network. The Company provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners and controllers (“Husky System(s)”). We also sell Tooling separately as well as aftermarket services and spare parts to our large global installed base.
2.
BASIS OF PRESENTATION

These condensed consolidated interim financial statements have been prepared by management in accordance with United States generally accepted accounting principles (“U.S. GAAP”) except that they do not include all the information and disclosures required in the annual audited consolidated financial statements. These condensed consolidated interim financial statements should be read in conjunction with the annual consolidated financial statements of the Company for the year ended December 31, 2024. In the opinion of management, all adjustments of normal recurring nature that are necessary for a fair presentation of the condensed consolidated interim financial statements have been made. The Company uses judgment to consider all facts and circumstances in determining accounting estimates, which are reviewed if a significant event or change in circumstances occurs during the interim period.
3.
SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to the significant accounting policies disclosed in the annual consolidated financial statements of the Company for the year ended December 31, 2024.
Accounting standards adopted or recently issued
There were no new accounting standards adopted for the period ended September 30, 2025. The following accounting standards were recently released but not yet adopted. The Company considers the applicability and impact of all recently issued Financial Accounting Standards Board (“FASB”) accounting standards. Accounting standards not noted below were assessed and determined to be not applicable or not material to the Company.
In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires, among other things, additional disclosures primarily related to the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for the year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on its consolidated financial statements and whether to apply the standard prospectively or retrospectively.
In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures”. This

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
requires disclosure of disaggregated information about specific expense categories that are considered relevant. The adoption of this ASU will result in additional disclosure, but will not impact our consolidated financial statements.
In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income (Topic 220-40): Clarifying the Effective Date” that amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The adoption of this ASU will not impact our consolidated financial statements.
In July 2025, the FASB issued amendments to ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. This permits entities other than public business entities that elect practical expedient to consider cash collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions. Practical expedient assumes the current conditions as of the balance sheet date will remain unchanged for the remaining life of the asset. All entities can elect a practical expedient. This will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The adoption of this ASU will not have a material impact our consolidated financial statements.
In September 2025, the FASB issued amendments to ASU 2025-06, “Intangibles — Goodwill and Other Internal Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software” The amendments in this ASU remove all references to prescriptive and sequential software development stages (referred to as “project stages”). Accordingly, an entity is required to start capitalizing software costs when both of the following occur: (1) management has authorized and committed to funding the software project and (2) it is probable that the project will be completed and the software will be used to perform the function intended (referred to as the “probable-to complete recognition threshold”). This will be effective for all entities for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. The adoption of this ASU will not have a material impact on our consolidated financial statements.
In September 2025, the FASB issued ASU 2025-07, “Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract”. ASU 2025-07 excludes with some exceptions from derivative accounting non-exchange traded contracts with underlyings that are based on operations or activities specific to one of the parties to the contract. and clarifies that an entity should apply the guidance in FASB ASC 606, including the guidance on noncash consideration to a contract with share-based noncash consideration (e.g., shares, share options, or other equity instruments) from a customer for the transfer of goods or services. This will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The impact of this adoption on our consolidated financial statements is being evaluated.
4.
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Cash and cash equivalents include cash on account and short-term investments in term deposits with maturities of three months or less from the date of acquisition and are valued at cost plus accrued interest, which approximates fair value. It may also include other investments readily convertible into cash with insignificant risks of changes in fair value. The Company’s cash and cash equivalents consist of demand deposits with banks and investments in money market funds.
The Company records restricted cash within prepaid expenses and other current assets on the condensed consolidated interim balance sheets. As at September 30, 2025 and December 31, 2024, the restricted cash was $nil and $14.7 million, respectively. The amounts were held in escrow pending certain tax disputes that were subject to a tax indemnity held by the seller from a prior business combination and assumed by the Company upon acquisition on March 28, 2018. The corresponding liability associated with this tax

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
indemnity had been included in accounts payable and accrued liabilities. Following resolution of the matter on January 6, 2025, the amounts held in escrow were released and related tax liability was settled.
As at September 30, 2025 and December 31, 2024, total cash, cash equivalents and restricted cash was $26.2 million and $72.1 million, respectively.
5.
INVENTORIES

Inventories consisted of the following:
	As at
	September 30, 2025	December 31, 2024
Raw materials	$114.0	$101.0
Work in process	78.2	50.7
Finished goods	104.1	84.6
Total	$296.3	$236.3
For the three and nine-months ended September 30, 2025, inventories recognized as an expense were $241.2 million and $693.3 million, respectively ($223.9 million and $653.3 million for the three and nine-months ended September 30, 2024, respectively). As at September 30, 2025 and December 31, 2024, inventories were presented net of provisions of $35.2 million and $30.8 million, respectively.
6.
INCOME TAXES

For the three and nine-months ended September 30, 2025, the Company applied the discrete effective tax rate method to calculate its interim income tax provision. The discrete method is applied when the estimated annual effective tax rate (“AETR”) yields an estimate that is not reliable, and the actual effective rate for the year-to-date results represents the best estimate of tax expense. The Company believes that the AETR method is not reliable when estimated marginal annual ordinary earnings results in wide variability in the effective tax rate. The Company evaluates its methodology each interim period to determine the best estimate of the AETR. As a result of applying the discrete method, the Company recorded a year-to-date recovery of income taxes on its year-to-date losses before income taxes.
For the three and nine-months ended September 30, 2025, the Company’s overall effective tax rates were -468.0% and 11.1%, respectively (-0.1% and -6.2% for the three and nine-months ended September 30, 2024, respectively). The difference between the effective tax rate and the statutory tax rate of 26.5% for the three-months ended September 30, 2025, is primarily due to the Company applying the discrete method, which resulted in a reversal of prior quarters AETR adjustments, valuation allowance for deferred tax assets, non-deductible fair value adjustments on derivatives, tax accrued on undistributed foreign earnings, and the geographic mix of earnings, which are partially offset by prior period adjustments. The difference between the effective tax rate and the statutory tax rate of 26.5% for the nine months ended September 30, 2025, is primarily due to the valuation allowance for deferred tax assets and non-deductible foreign exchange translation, which are partially offset by prior period adjustments.
It is expected that the Pillar Two model (“Pillar Two”) rules published by the Organization for Economic Co-operation and Development/G20 Inclusive Framework on Base Erosion and Profit Shifting will apply in most of the jurisdictions the Company operates in and will serve to extract additional tax in jurisdictions where the Company pays tax below a minimum 15% threshold. The Company has performed an assessment of its potential exposure to Pillar Two and has concluded that it has no material exposure in 2025.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
7.
REVENUE AND SEGMENT DISCLOSURES

Revenue, classified by nature, consisted of the following:
	For the three-months ended September 30,		For the nine-months ended September 30,
	2025	2024	2025	2024
Tooling and aftermarket	$283.9	$269.6	$816.0	$789.6
Systems	83.1	73.5	231.9	214.1
Total Sales	$367.0	$343.1	$1,047.9	$1,003.7
Revenue contract assets and liabilities
The following table sets forth the activity in the Company’s revenue contract assets and liabilities for the periods ended September 30, 2025 and December 31, 2024:
	Trade receivables, net(1)	Deferred revenue
Balance as at December 31, 2023	$227.3	$189.8
Increases due to invoicing of new or existing contracts	1,494.5	887.0
Decreases due to payment, fulfillment of performance obligations, or other	(1,462.9)	(911.0)
Balance as at December 31, 2024	258.9	165.8
Increases due to invoicing of new or existing contracts	1,047.9	672.1
Decreases due to payment, fulfillment of performance obligations, or other	(1,066.7)	(651.0)
Balance as at September 30, 2025	$240.1	$186.9

(1)
Includes unbilled trade receivables related to the sale of medical molds, for which revenue is recognized over time, in the amount of $7.8 million as at September 30, 2025 ($6.8 million as at December 31, 2024).

The Company does not have sales to one customer that exceed 10% of total revenue.
As at September 30, 2025, the accounts receivable, net of allowances of $253.9 million ($269.1 million as at December 31, 2024) are comprised of trade receivables, net of $240.1 million and other receivables of $13.8 million ($258.9 million and $10.3 million, respectively, as at December 31, 2024). As at September 30, 2025 and December 31, 2024, other receivables include $8.8 million and $8.5 million, respectively, related to sales taxes receivable from the Government.
8.
FAIR VALUE MEASUREMENTS

The fair value amounts disclosed below represent the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts for cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities, approximate fair values for the periods presented due to their short-term maturity.
Debt
The fair value of the Company’s fixed rate debt (“Senior Secured Notes”) and long-term portion of floating rate debt (“Term Loan”) is determined by using Level 2 based approach by observing the price at which it is exchanged between qualified institutional lenders. The fair value of the Company’s revolving credit facility (the “Revolver”), equals to its carrying value.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
The carrying amounts and the estimated fair values of the Company’s debt consisted of the following:
	As at
	September 30, 2025		December 31, 2024
	Carrying amount	Fair value amount	Carrying amount	Fair value amount
Term Loan	$1,680.7	$1,736.8	$1,687.2	$1,752.7
Senior Secured Notes	990.0	1,045.0	988.2	1,045.0
Revolver	20.0	20.0	—	—
Total	$2,690.7	$2,801.8	$2,675.4	$2,797.7
Derivative financial assets and liabilities
Foreign currency forward contracts are carried at fair value, which is determined using Level 2 market-based valuation that relies on market observable inputs adjusted to take into account the creditworthiness of the counterparties or the Company, as applicable, and the effects of credit risk mitigating factors such as master netting agreements and collateral agreements.
The fair value of the preferred shares embedded derivatives was determined to be a Level 3 instrument and was valued using the with and without method Monte Carlo Simulation.
The following table presents the fair value and the condensed consolidated interim balance sheets classification of the derivative financial instruments:
	As at
	September 30, 2025		December 31, 2024
	Financial assets	Financial liabilities	Financial assets	Financial liabilities
Foreign currency forward contracts (Level 2)	$0.6	$(3.3)	$—	$(9.8)
Embedded derivatives (Level 3)	—	(46.0)	—	(46.0)
Fair value	$0.6	$(49.3)	$—	$(55.8)
Derivative financial assets are included as part of other long-term assets and prepaid expenses and other current assets and derivative financial liabilities are included as part of other current liabilities and other long-term liabilities in the condensed consolidated interim balance sheets.
The following table provides a summary of the pre-tax profit or loss effect of the Company’s derivative financial instruments designated as foreign exchange cash flow hedges for the three and nine-months ended September 30, 2025 and 2024. All unrealized gains or losses are reflected in other comprehensive (loss) income, net of tax of the condensed consolidated interim statements of comprehensive (loss) income and the cash flow impact is reflected as part of changes in other assets and liabilities in operating activities section of the condensed consolidated interim statements of cash flows.
	For the three-months ended September 30,		For the nine-months ended September 30,
	2025	2024	2025	2024
Effective portion
Amount of realized loss	$0.3	$1.1	$3.7	$3.6
Amount of loss classified from accumulated other comprehensive loss into net loss	$0.3	$1.1	$3.7	$3.6
All foreign exchange cash flow hedges were effective for the periods presented.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
As at September 30, 2025, the notional amounts related to Canadian dollar hedges for the years 2025, 2026 and 2027 were $70.4 million, $191.4 million and $64.8 million respectively, which were hedged at an average rate of 1.36388, 1.36314 and 1.35480 Canadian dollar per U.S. dollar, respectively. With respect to the foreign currency forward contracts related to Canadian dollar expenses, as at September 30, 2025, a 1% strengthening or weakening of the Canadian dollar against the U.S. dollar would decrease or increase pre-tax other comprehensive (loss) income by $2.2 million.
9.
LONG-TERM DEBT AND OTHER BORROWINGS

Long-term debt consisted of the following:
	Term Loan	Revolver	Senior Secured Notes	Senior Notes	Senior PIK Notes	Total
Balance as at December 31, 2023	$1,964.6	$—	$—	$623.3	$405.5	$2,993.4
Borrowings	1,750.0	—	1,000.0	—	—	2,750.0
Drawdowns	—	183.0	—	—	—	183.0
Principal paid	(1,988.0)	(183.0)	—	(630.0)	(412.0)	(3,213.0)
Transaction cost	(34.7)	—	(6.3)	—	—	(41.0)
Debt discount	(26.3)	—	(7.5)	—	—	(33.8)
Amortization of transaction costs	7.1	—	0.9	0.9	1.1	10.0
Amortization of debt discount	3.4	—	1.1	—	0.6	5.1
Write-off of transaction costs & debt discount	11.1	—	—	5.8	4.8	21.7
Balance as at December 31, 2024	1,687.2	—	988.2	—	—	2,675.4
Drawdowns	—	71.0	—	—	—	71.0
Principal paid	(13.1)	(51.0)	—	—	—	(64.1)
Transaction cost	(1.7)	—	—	—	—	(1.7)
Amortization of transaction costs	3.6	—	1.0	—	—	4.6
Amortization of debt discount	4.7	—	0.8	—	—	5.5
Balance as at September 30, 2025	$1,680.7	$20.0	$990.0	$—	$—	$2,690.7
Classification
Current portion	$17.5	$20.0	$—	$—	$—	$37.5
Non-current portion	1,663.2	—	990.0	—	—	2,653.2
Total as at September 30, 2025	$1,680.7	$20.0	$990.0	$—	$—	$2,690.7
Classification
Current portion	$17.5	$—	$—	$—	$—	$17.5
Non-current portion	1,669.7	—	988.2	—	—	2,657.9
Total as at December 31, 2024	$1,687.2	$—	$988.2	$—	$—	$2,675.4
As at September 30, 2025 and December 31, 2024, the Company had availability of $251.3 million and $272.8 million, respectively, under the Revolver, net of letters of credit outstanding under the credit facility of $2.5 million and $1.0 million, respectively. As at September 30, 2025, the Company was in compliance with all debt covenants and conditions.
As at September 30, 2025 and December 31, 2024, the interest rate on the Term Loan was 7.92% and 8.80%, respectively. As at September 30, 2025 and December 31, 2024, the outstanding balance on the Revolver was $20.0 million and $nil respectively. As at September 30, 2025 and December 31, 2024, the interest rate on the Revolver was 9.17% and 11.75%, respectively.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
On September 9, 2025, Husky Injection Molding Systems Limited completed Amendment No. 7 to the credit agreement to reduce the Term Loan rate from Secured Overnight Financing Rate (“SOFR”) plus 4.50% to SOFR plus 3.75% per annum.
As at both September 30, 2025 and December 31, 2024, the cumulative preferred return was approximately $206.5 million, and is reflected within preference share capital on the condensed consolidated interim balance sheets.
Of the total decrease in preferred return of $5.0 million for the three-months ended September 30, 2025 (compared to an increase of $8.0 million for the same periods in 2024), the Company recognized $5.0 million as an increase to accumulated deficit, (compared to a decrease of $0.5 million and $7.5 million, to additional paid-in capital and accumulated deficit, respectively, for the same periods in 2024).
Of the total preferred return of $nil for the nine-months ended September 30, 2025 (compared to $214.5 million for the same periods in 2024), the Company recognized $1.2 million as reductions and $1.2 million as increase, to additional paid-in capital and accumulated deficit, respectively (compared to the reductions in corresponding amounts of $35.7 million and $178.8 million, respectively, for the same periods in 2024).
The above preferred return adjustments are reflected in the condensed consolidated interim statements of stockholders’ equity.
The following table summarizes the preference share capital activities for the period ended September 30, 2025 and December 31, 2024:
Preference Share Capital
Balance as at December 31, 2023	$—
Issuance of preference share capital	349.1
Preferred shares discount	(6.0)
Transaction costs	(13.1)
Bifurcation of embedded derivative	(46.0)
Preferred return	206.5
Balance as at December 31, 2024 and September 30, 2025	$490.5
As at both September 30, 2025 and December 31, 2024, the fair value of the embedded derivatives is $46.0 million, and has been recorded in other current liabilities within the condensed consolidated interim balance sheets. For the three and nine-months ended September 30, 2025, the Company recognized a derivatives fair value adjustment of $5.0 million and $nil change, respectively ($8.0 million for the three and nine-months ended September 30, 2024), in the condensed consolidated interim statements of operations.
10.
RELATED PARTY TRANSACTIONS

The following tables summarizes related party transactions in the condensed consolidated interim statements of operations.
	For the three-months ended September 30,		For the nine-months ended September 30,
	2025	2024	2025	2024
Fees for corporate and advisory services	$1.3	$1.3	$4.1	$4.1
Interest income on promissory note	0.3	0.3	0.8	0.5
Total	$1.6	$1.6	$4.9	$4.6

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
Under a corporate advisory services agreement with Platinum Equity Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, the Company pays an annual fee for certain corporate and advisory services provided by Platinum Advisors and reimburses Platinum Advisors for expenses incurred in the provision of such services. As at September 30, 2025 and December 31, 2024, the Company has accrued $2.5 million and $1.3 million, respectively, related to such fees and reimbursements. These amounts were included in accounts payable and accrued liabilities in the condensed consolidated interim balance sheets. The interest income on promissory note is included in Interest, net and all other related party transactions are included in selling, general and administrative expenses within the condensed consolidated interim statements of operations.
On April 19, 2024, the Company entered into a promissory note receivable with an entity that has a majority ownership in the Company in the amount of $20.0 million, bearing interest at 6% and due on demand. As at September 30, 2025 and December 31, 2024, the Company also had other receivables of $1.8 million and $1.6 million, respectively, due on demand, from its parent holding companies in relation to the general and administration fees paid by the Company on behalf of such parent holding companies. As at September 30, 2025 and December 31, 2024, the Company had interest receivables of $1.6 million and $0.8 million, respectively, in relation to the promissory note. As at both September 30, 2025 and December 31, 2024, these amounts are included in receivable from related party in the condensed consolidated interim balance sheets.
The following tables summarizes related party receivable in the condensed consolidated interim balance sheets.
	As at
	September 30, 2025	December 31, 2024
Promissory note receivable	$20.0	$20.0
General and administration fees receivable	1.8	1.6
Interest receivable on promissory note	1.6	0.8
Total	$23.4	$22.4

11.
ENTERPRISE RISK MANAGEMENT

Russia Ukraine war risk
The conflict between Russia and Ukraine has led to additional and more severe sanctions imposed by the United States of America, United Kingdom, European Union, Canada and other countries on certain Russian institutions and individuals and which also impose various broad sectoral restrictions. These developments have resulted in reduced access for Russian businesses to international export markets, weakening of the Russian Ruble and other negative economic consequences. As we have limited operations in Russia and Ukraine, there is no material impact to our business, financial condition, or results of operations.
Concentration of credit risk
Credit risk is the risk that one party to a financial instrument will fail to perform its obligations, causing a loss for the other. Our financial assets are exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable and derivative instruments with positive fair values. The carrying value of these assets represents our maximum credit exposure.
We manage potential credit risk through a variety of mechanisms, including by dealing with highly creditworthy financial institutions and adhering to our prescribed counterparty credit and concentration limits.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
Cash and cash equivalents consist of bank deposits and short-term investments. Investments are held in term deposits with highly creditworthy banks. Credit risk is further managed by complying with counterparty credit and concentration limits, in accordance with our policies.
Our customers are geographically diversified with no concentration of receivables by customer or geography. We manage our accounts receivable credit risk by analyzing the counterparties’ financial condition prior to entering into an agreement, establishing credit limits and obtaining cash, letters of credit or other acceptable forms of security from customers to provide credit support, based on such analysis of the customer and the terms and conditions applicable to each transaction.
Derivatives are only entered into with highly creditworthy banks, and the derivatives portfolio is held with several banks to reduce concentration risk.
Liquidity risk
Our debt levels, or any future increase in our debt level, may adversely affect our financial condition such as:
•
limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•
require a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•
increase our vulnerability to general adverse economic and market conditions;

•
expose us to the risk of increased interest rates;

•
limit our flexibility in planning for and reacting to changes in the markets in which we compete and to changing business and economic conditions;

•
restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•
impair our ability to obtain additional financing in the future;

•
place us at a disadvantage compared to other, less leveraged competitors and affect our ability to compete; and

•
increase our cost of borrowing.

Interest rate risk
Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate with changes in market interest rates. We are exposed to interest rate risk primarily through our long-term, floating rate debt, principally including our debt under our existing credit facilities. Assuming no significant changes in our long-term debt balance as of September 30, 2025, a 1% increase or decrease in the interest rate of our funded floating-rate debt would increase or decrease interest expenses by $14.5 million for the next 12 months.
Foreign currency risk
We operate in international markets and, accordingly, our competitiveness and financial results are subject to foreign currency fluctuations where revenues and costs are denominated in currencies other than U.S. dollars. For example, a large percentage of our expenses are incurred in Canadian dollars, while a large percentage of our sales are denominated in U.S. dollars. Increases in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on the overall competitiveness of our products and services and, therefore, our financial results. In addition, our equipment selling prices are largely denominated in U.S. dollars or Euros, and any material decline in the value of a customer’s base currency relative to the U.S. dollar or Euro may have a material adverse effect on our sales volumes and operating

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
margins. We are also exposed to currency movements for other currencies, including the Japanese Yen and Chinese Renminbi. We compete against equipment manufacturers domiciled in various countries. These competitors benefit when the currency of their cost base depreciates against the U.S. dollar.
We regularly enter into foreign exchange forward contracts primarily to reduce our exposure to Canadian dollar currency rate fluctuations. We typically limit our forward contracts to a maximum of a two-year period. In accordance with ASC Topic 815, Derivatives and Hedging, these foreign exchange contracts are accounted for as cash flow hedges.
Geographic risk
Our significant international operations subject us to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. We are a global business with a significant portion of our operations and revenue outside of North America.
Our international operations, such as our manufacturing operations and other facilities in Brazil, China, India, Luxembourg and Mexico, are subject to risks inherent in doing business in foreign countries, including, among others:
•
potential imposition of restrictions on investments;

•
requirements of foreign laws and other governmental controls, including trade and labor restrictions and related laws that reduce the flexibility of our business operations;

•
the imposition by the U.S. government and foreign governments of trade barriers such as quotas, preferential bidding, import restrictions and/or export restrictions or controls;

•
potential staffing difficulties and labor disputes;

•
managing and obtaining support and distribution for local operations;

•
increased costs of transportation or shipping;

•
credit risk and financial conditions of local customers and distributors;

•
risk of nationalization of private enterprises by foreign governments;

•
potential adverse tax consequences; and

•
potential difficulties in protecting intellectual property.

We may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which we operate. In addition, our organizational and capital structure may limit our ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on our financial condition, results of operations and cash flows.
Potential impact of recently enacted and proposed tariffs on the Company’s business
Husky’s business operations are subject to risks associated with changes in international trade policies, including but not limited to tariffs. The U.S. Government has recently implemented comprehensive tariffs on imports from various countries around the world, along with sector-specific and/or product-specific tariffs, which could affect Husky’s business. There are also additional investigations that have been recently initiated by the U.S. Government on imports covering a wide range of sectors and/or products, which may potentially result in the imposition of further tariffs. These developments may have unpredictable downstream effects on Husky’s current and future operations, including potential delays, increased production costs, or limitations in sourcing essential materials.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)
In millions of U.S. dollars (except for share amounts)
12.
COMMITMENTS AND CONTINGENCIES

The Company’s commitments, guarantees, contingencies and indemnifications consisted of the following:
Letters of credit and guarantees
The Company may request that its bank issue letters of credit or letters of guarantee in favor of suppliers, customers and/or tax authorities to payment of certain obligations. As at September 30, 2025 and December 31, 2024, the Company issued such letters totaling $26.1 million and $13.4 million, respectively. For the three and nine-months ended September 30, 2025 and 2024, there were no material payments against such obligations.
The Company may, in certain cases, guarantee equipment performance benchmarks. Such guarantees may entail payment of a monetary penalty, or may commit the Company to repurchase the equipment, if the performance benchmarks are not met. For the three and nine-months ended September 30, 2025 and 2024, the Company made no material payments to its customers related to equipment performance guarantees.
Future capital expenditures
As at September 30, 2025 and December 31, 2024, the Company had commitments to make future capital expenditures under non-cancellable contracts of $16.5 million and $21.1 million, respectively.
Other contingencies
The Company has been named as defendant in certain legal actions and is subject to various risks and contingencies arising in the ordinary course of business. Management believes that adequate provisions have been recorded in the condensed consolidated interim financial statements, as required. Although it is not possible to estimate the extent of potential costs, if any, management believes that ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.
Indemnifications
In the ordinary course of business, the Company has entered into agreements that include indemnifications in favor of third parties related mainly to lending agreements (for example, tax and environmental indemnifications). Such agreements do not specifically quantify the Company’s liability and, therefore, it is not possible to estimate the potential liability under these indemnities. Historically, the Company has not made any significant payments under indemnifications provided in the ordinary course of business.
13.
SUBSEQUENT EVENTS

On November 2, 2025, Husky entered into the Transaction Agreement as described elsewhere in this Proxy statement.

HUSKY TECHNOLOGIES LIMITED
Consolidated Financial Statements
As at December 31, 2024 and 2023 and for the years ended
December 31, 2024, 2023 and 2022

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Husky Technologies Limited
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Husky Technologies Limited and subsidiaries (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2024, and the related notes and schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Goodwill
Description of the Matter
On December 31, 2024, the Company’s goodwill was $1,923 million. As discussed in Note 3 to the consolidated financial statements, goodwill is tested for impairment at least annually at the reporting unit level or more frequently if impairment indicators arise. Goodwill is tested for impairment utilizing the market approach, which applies a market multiple to the trailing twelve months of total adjusted earnings before interest, tax, depreciation and amortization of the reporting unit, to estimate the fair value of the reporting unit for the year ended December 31, 2024.
Auditing management’s quantitative goodwill impairment assessment was complex and highly judgmental due to the significant estimation required to determine the fair value of the reporting unit. In particular, the fair value estimate was sensitive to significant assumptions, including the market multiple applied in the market approach which requires judgment in determining the appropriate comparable guideline companies and the related multiple.

How We Addressed the Matter in Our Audit	To test the estimated fair value of the Company’s reporting unit, we involved our valuation specialists and performed audit procedures that included, among others, evaluating the market multiple through comparing the multiple selected by management to its guideline companies with similar operations and economic characteristics, as well as comparing the multiple to observed precedent transactions. We tested the underlying source information and mathematical accuracy of the calculations. We performed sensitivity analysis over the market multiple used by management to evaluate the changes in the fair value of the Company’s reporting unit that would result from changes in the assumption.
Accounting for Preferred Share, Warrants, and Embedded Derivative
Description of the Matter
As discussed in Note 14 to the consolidated financial statements, on April 23, 2024, the Company completed the refinancing of its long-term debt, which involved the issuance of 370,000 Class A Preferred Shares (the “Preferred Shares”) and 111,794 warrants to acquire Class A Common Shares (the “Warrants”), for aggregate gross proceeds of $362.6M. The Preferred Shares included certain redemption features that met the definition of a derivative for accounting purposes (the “Embedded Derivative”). The $362.6M of gross proceeds was bifurcated between the Preferred Shares, Warrants and Embedded Derivative based on a relative fair value allocation approach.
At each reporting date, management determines the fair value of the Embedded Derivative using a Monte Carlo Simulation, with changes in its fair value reported in the consolidated statement of operations. The Preferred Shares are measured at the redemption value, less the fair value of the Embedded Derivative. At December 31, 2024, the value of the Company’s Preferred Shares and Embedded Derivative liability asset were $490.5 million and $46 million, respectively.
The initial recognition of the Preferred Shares, Warrants and Embedded Derivative involved significant complexity and judgment by management. Auditing the initial valuation of the Preferred Shares, Warrants and Embedded Derivative, and subsequent valuation of the Embedded

Derivative, was complex and required the involvement of valuation specialists due to the judgmental nature of assumptions (e.g., probabilities of redemption scenarios and the stock price of the Company) and the complexity of the model used to determine the fair value. The valuation method and assumptions had a significant effect on the fair value measurement of the financial instruments.
How We Addressed the Matter in Our Audit
We read the applicable agreements and compared the key terms from the agreements to management’s analysis of the transaction. We evaluated management’s conclusions regarding the balance sheet classification of the Preferred Shares, Warrants and Embedded Derivative through evaluation of the terms within the applicable agreements and considering the applicable generally accepted accounting standards.
To assess the accounting for the issuance of the Preferred Shares, Warrants and Embedded Derivative, our procedures included, among others (i) evaluating management’s assessment of preferred shareholders’ contingent redemption rights that are outside the Company’s control to determine mezzanine equity balance sheet classification, and (ii) evaluating embedded derivative features, specifically the criteria that the economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract.
To test the measurement and valuation of the Preferred Shares, Warrants and Embedded Derivative, our audit procedures, which involved the assistance of our valuation specialists, included, among others, evaluating the appropriateness of the valuation methodology, model and the significant assumptions used by management, including evaluating management’s assumptions relating to the probability of the redemption scenarios and the stock price of the Company.
We evaluated the Company’s related accounting policies and disclosures in the consolidated financial statements to assess appropriateness and conformity with US GAAP.

/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants
We have served as the Company’s auditor since at least 1997, but we are unable to determine the specific year.
Toronto, Canada
February 27, 2025

Consolidated Balance Sheets
(United States dollars, in millions)
		As at December 31,
	Note	2024	2023
Assets
Current assets
Cash and cash equivalents	4	$57.4	$65.2
Accounts receivable, net	5	291.5	237.2
Inventories, net	6	236.3	269.5
Prepaid expenses and other current assets	4	27.6	29.0
Income taxes receivable		2.7	14.7
Assets held for sale	10	3.3	—
Total current assets		618.8	615.6
Property, plant and equipment, net	10	358.2	378.9
Goodwill	12	1,922.8	1,922.8
Intangible assets, net	12	896.8	1,011.3
Deferred income tax assets	7	2.6	2.9
Income taxes receivable		4.4	4.5
Other long-term assets	11	18.9	27.9
Total assets		$3,822.5	$3,963.9
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	13	$336.1	$349.1
Deferred revenues	18	165.8	189.8
Current portion of long-term debt	14	17.5	21.0
Income taxes payable		21.5	16.5
Other current liabilities	11, 14	59.9	9.6
Total current liabilities		600.8	586.0
Long-term debt	14	2,657.9	2,972.4
Deferred income tax liabilities	7	86.9	121.0
Employee future benefits	15	3.8	4.2
Income taxes payable		23.3	23.4
Other long-term liabilities	11	26.6	27.3
Total liabilities		3,399.3	3,734.3
Temporary Equity
Preference share capital, no par value, 370,000 Class A preferred shares authorized, issued and outstanding	14	490.5	—
Permanent equity
Share capital, no par value, unlimited shares authorized, 935,522 and 935,712 shares issued and outstanding, respectively	16	748.7	748.9
Additional paid-in capital	14, 17	0.9	15.2
Accumulated deficit		(702.4)	(458.9)
Accumulated other comprehensive loss		(114.5)	(75.6)
Total permanent equity		(67.3)	229.6
Total liabilities, temporary equity and permanent equity		$3,822.5	$3,963.9
See notes to the consolidated financial statements.

Consolidated Statements of Operations
(United States dollars, in millions, except per share amounts)
		For the years ended December 31,
	Note	2024	2023	2022
Sales	18	$1,494.5	$1,517.1	$1,414.5
Cost of goods sold	19	960.4	1,030.9	989.1
Gross profit		534.1	486.2	425.4
Selling, general and administrative expenses	20	267.3	377.0	293.6
Operating income		266.8	109.2	131.8
Other expense
Interest, net	21	310.3	294.0	217.7
Loss (gain) on extinguishment of debt	14	21.7	(1.0)	—
Loss before income taxes		$(65.2)	$(183.8)	$(85.9)
Provision for (recovery of) income taxes
Current		34.3	16.3	39.4
Deferred		(27.3)	(59.2)	(46.0)
Total income taxes	7	7.0	(42.9)	(6.6)
Net loss		$(72.2)	$(140.9)	$(79.3)
Attributable to:
Preferred return on preference share capital	14	(206.5)	—	—
Common equity holders		$(278.7)	$(140.9)	$(79.3)
Net loss per common share (basic and diluted)	23	$(297.91)	$(150.58)	$(84.67)
Weighted average number of common shares outstanding	23	935,522	935,712	936,557
See notes to the consolidated financial statements.

Consolidated Statements of Comprehensive Loss
(United States dollars, in millions)
		For the years ended December 31,
	Note	2024	2023	2022
Net loss		$(72.2)	$(140.9)	$(79.3)
Other comprehensive (loss) income
Cumulative translation adjustment		(28.7)	10.0	(35.0)
Forward contracts:
Unrealized (losses) gains, net of amounts reclassified to net loss, before tax	8	(10.0)	10.9	(15.1)
Unrealized gains (losses), net of amounts reclassified to net loss, tax portion	8	2.5	(2.8)	3.9
Unrealized (losses) gains, net of amounts reclassified to net loss, net of tax		(7.5)	8.1	(11.2)
Employee benefit plans
Actuarial (losses) gains, before tax	15	(3.2)	(2.7)	4.5
Actuarial gains (losses), tax portion	15	0.5	0.2	(0.7)
Actuarial (losses) gains, net of tax		(2.7)	(2.5)	3.8
Total other comprehensive (loss) income		(38.9)	15.6	(42.4)
Comprehensive loss		$(111.1)	$(125.3)	$(121.7)
See notes to the consolidated financial statements.

Consolidated Statements of Stockholders’ Equity
(United States dollars, in millions)
					Accumulated other comprehensive loss
	Note	Common share capital	Additional paid-in capital	Accumulated deficit	Foreign currency items	Employee benefit plans	Forward contracts	Total stockholders’ equity
Balance as at January 1, 2022		$749.9	$13.0	$(238.4)	$(50.9)	$0.6	$1.5	$475.7
Net loss		—	—	(79.3)	—	—	—	(79.3)
Cumulative translation adjustment		—	—	—	(35.0)	—	—	(35.0)
Unrealized losses on foreign currency forward contracts, net of tax		—	—	—	—	—	(14.7)	(14.7)
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—		—	3.5	3.5
Actuarial gains	15	—	—	—	—	3.8	—	3.8
Share repurchases	16	(0.3)	—	(0.1)	—	—	—	(0.4)
Share issuances	16	0.1	—	—	—	—	—	0.1
Stock-based compensation	17	—	1.2	—	—	—	—	1.2
Balance as at December 31, 2022		$749.7	$14.2	$(317.8)	$(85.9)	$4.4	$(9.7)	$354.9
Net loss		—	—	(140.9)	—	—	—	(140.9)
Cumulative translation adjustment		—	—	—	10.0	—	—	10.0
Unrealized gains on foreign currency forward contracts, net of tax		—	—	—	—	—	3.6	3.6
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—		—	4.5	4.5
Actuarial losses	15	—	—	—	—	(2.5)	—	(2.5)
Share repurchases	16	(0.8)	—	(0.2)	—	—	—	(1.0)
Stock-based compensation	17	—	1.0	—	—	—	—	1.0
Balance as at December 31, 2023		$748.9	$15.2	$(458.9)	$(75.9)	$1.9	$(1.6)	$229.6
Net loss		—	—	(72.2)	—	—	—	(72.2)
Cumulative translation adjustment		—	—	—	(28.7)	—	—	(28.7)
Unrealized losses on foreign currency forward contracts, net of tax		—	—	—	—	—	(11.3)	(11.3)
Realized losses on foreign currency forward contracts reclassified to net loss, net of tax	8	—	—	—	—	—	3.8	3.8
Actuarial losses	15	—	—	—	—	(2.7)	—	(2.7)
Share repurchases	16	(0.2)	—	—	—	—	—	(0.2)
Issuance of warrants (net)	14	—	19.6	—	—	—	—	19.6
Preferred return on preference share capital	14	—	(35.2)	(171.3)	—	—	—	(206.5)
Stock-based compensation	17	—	1.3	—	—	—	—	1.3
Balance as at December 31, 2024		$748.7	$0.9	$(702.4)	$(104.6)	$(0.8)	$(9.1)	$(67.3)
See notes to the consolidated financial statements.

Consolidated Statements of Cash Flows
(United States dollars, in millions)
		For the years ended December 31,
	Note	2024	2023	2022
Operating activities
Net loss		$(72.2)	$(140.9)	$(79.3)
Adjustments for:
Depreciation and amortization	10, 12, 14	168.8	181.3	171.7
Stock-based compensation	17	1.3	1.0	1.2
Deferred income taxes, including related foreign exchange losses		(30.2)	(56.4)	(48.7)
Loss (gain) on extinguishment of debt	14	21.7	(1.0)	—
Impairment	10, 12	2.7	57.6	0.6
Other		5.9	(1.8)	(3.0)
Changes in operating assets and liabilities:
Accounts receivable		(40.1)	(14.3)	(9.6)
Inventories		26.5	69.4	(104.0)
Prepaid expenses and other current assets		(0.5)	—	0.4
Income taxes		17.6	4.9	25.3
Accounts payable and accrued liabilities		(18.8)	(8.4)	49.0
Deferred revenues		(18.4)	(49.0)	38.8
Cash provided by operating activities		64.3	42.4	42.4
Investing activities
Additions to property, plant and equipment and intangible assets	10, 12	(42.6)	(35.7)	(50.3)
Proceeds from sale of property, plant and equipment		0.5	2.6	9.3
Loan to related party	5, 24	(20.0)	—	—
Cash used in investing activities		(62.1)	(33.1)	(41.0)
Financing activities
Proceeds from issuance of long-term debt, net of discounts	14	2,716.2	—	—
Debt issuance costs	14	(41.0)	—	(1.4)
Principal repayments of long-term debt	14	(3,030.0)	(21.0)	(21.0)
Proceeds from equity issuances, net of discounts	14, 16	362.6	—	0.1
Equity issuance costs	14, 16	(16.0)	—	—
Share repurchases	16	(0.2)	(0.8)	(0.4)
Repurchase of PIK Notes	14	—	(6.9)	—
Cash used in financing activities		(8.4)	(28.7)	(22.7)
Effect of exchange rate changes on cash and cash equivalents		(1.6)	0.6	(2.4)
Net decrease in cash, cash equivalents and restricted cash		(7.8)	(18.8)	(23.7)
Cash, cash equivalents and restricted cash, beginning of the year		79.9	98.7	122.4
Cash, cash equivalents and restricted cash, end of the year	4	$72.1	$79.9	$98.7
Supplemental cash flow information
Cash income taxes paid		$17.0	$11.0	$14.5
Cash interest paid		$288.1	$273.0	$197.5
See notes to the consolidated financial statements.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
1.
NATURE OF OPERATIONS

Husky Technologies Limited (“Husky” and together with its direct and indirect wholly-owned subsidiaries, the “Company”) was incorporated on March 5, 2018, under the laws of the Province of British Columbia, Canada. The Company is indirectly owned by investment vehicles of certain private investment funds sponsored by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”). The Company’s head office is located at 500 Queen Street, Bolton, Ontario, Canada, L7E 5S5.
The Company is a leading global provider of highly engineered injection molding technology solutions and services, including Polyethylene Terephthalate (“PET”) systems, and aftermarket parts and tooling, as well as a leading global mold maker, serving consumer packaging end markets.
The Company serves customers in approximately 140 countries through its global sales and service network. The Company provides comprehensive and integrated system solutions that are comprised of injection molding machines, molds, hot runners and controllers (“Husky System(s)”). We also provide aftermarket services and spare parts to our large global installed base. The Company operates manufacturing facilities in Canada, the United States, Luxembourg, Switzerland, China and India.
2.
BASIS OF PRESENTATION

These consolidated financial statements have been prepared by management in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The significant accounting policies adopted by the Company are described below (See Note 3, Significant Accounting Policies).
3.
SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation
In accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, the Company consolidates entities when it controls them due to ownership of a majority voting interest and consolidates variable interest entities (“VIEs”) when the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated upon consolidation. The accounting policies set forth below are consistent with those followed by the Company during the relevant years presented.
Use of estimates
The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. The most significant assumptions are estimates used in determining the recoverable amount of goodwill and the fair value of indefinite-life intangible assets, leases, revenue from contracts with customers, provisions, and income taxes. Actual results could differ from those estimates.
Revenue recognition
The Company derives its revenue primarily from the sale of injection molding machines, molds, hot runners, temperature controllers and auxiliary equipment along with aftermarket products and services. Revenue is recognized when control of these products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services.
Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The Company considers a purchase order to be a contract with a customer. For each contract accounted for under ASC 606, Revenue from Contracts with Customers (“ASC 606”) the transaction price is stated in each sales invoice. For contracts with multiple performance obligations, a range of observable selling prices has been developed for each performance obligation based on historical transactions to ensure that the stated contract price is within that range. As such, the stated contract price for each obligation within the contract is considered as the standalone selling price. Payment terms vary by the type and location of customers and the products or services offered. Contracts do not include a significant financing component as the period between when the Company transfers the products or services to the customer and when the customer pays for those products or services is one year or less.
The Company offers both assurance and non-assurance service-type warranties. Service-type warranties include extended protection plans (“EPP”) for new equipment for a period beyond the period covered by the assurance warranty. EPP are sold and priced separately and recognized evenly over the life of the warranty.
The nature of the Company’s business gives rise to variable consideration, including performance guarantees, volume rebates, sales discounts, and sales credits. The Company may also make penalty payments for under-performance or late deliveries and provide rights of return in certain contracts. The Company estimates an amount of variable consideration by using the most likely amount because it is appropriate for estimating variable consideration when there is a single most likely amount from a range of possible outcomes. Under this approach, the Company records variable consideration using the single most likely outcome of the contract. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity. If variable consideration is specific to one performance obligation, the Company will assign the variable consideration entirely to that specific performance obligation. Otherwise, the transaction price for the contract would be adjusted and the revised transaction price would be allocated to all the performance obligations in the contract based on their relative standalone selling prices.
Sales of systems, molds, machines, refurbishments, conversions and spare parts
Revenue related to systems, molds, machines, refurbishments, conversions and spare parts is recognized when control transfers to the customer at a point in time. Control transfers when the customer has legal title to the asset and can direct the use of and receive benefits from the asset. As such, it is determined that control transfers and revenue is recognized when the performance obligation is delivered in accordance with its shipping terms. For the sale of systems with bundled service packages, the portion related to those bundled services is carved out using the standalone selling price of the renewals of those service packages and recognized evenly over the service period.
Sales of medical molds
Revenue related to medical molds is recognized over time using the percentage of completion input method as the basis for measuring the progress on the medical mold contract. The input method is used to recognize revenue based on project costs incurred towards satisfying a performance obligation relative to the total expected project costs to satisfy the performance obligation. The project costs associated with the medical mold process is a faithful depiction of the Company’s fulfillment of its performance obligation.
Service revenue
Service revenue includes startup, testing, installation, training and on-going monitoring services, performed over time. The revenue related to each of these performance obligations is recognized over the service period. The amount of revenue recognized is calculated using the input method based on hours incurred.
Revenue contract assets and liabilities
Timing of revenue recognition may differ from the timing of invoicing to customers or cash receipts from customers. Contract assets and liabilities are generated when contractual billing schedules differ from

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
revenue recognition timing. A receivable is recorded in instances when revenue is recognized prior to invoicing, and amounts collected in advance of goods and services being provided are recorded as deferred revenue. The Company issues deposit invoices for sale of Husky Systems to customers prior to revenue recognition.
The payment terms and conditions vary by contract type, although standard billing terms are that payment is due upon receipt of invoice, payable within 30 to 60 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that contracts generally do not include a significant financing component and the period between when the payment is received and when the Company transfers the promised goods or services to the customer will be one year or less.
Research and development costs
Research costs are expensed as incurred. In process research and development (“IPR&D”) is amortized once development efforts are complete. IPR&D is tested annually for impairment until the point at which it is started to be amortized. Internal-use software that is acquired, internally developed or modified solely to meet internal needs, is capitalized and amortized over the useful life. Research and development costs relating to new and existing products and technologies are included in cost of goods sold in the consolidated statements of operations.
For the years ended December 31, 2024, 2023 and 2022, the Company incurred $26.1 million, $30.3 million and $25.7 million, respectively, in research and development expenses.
Government grants
Government grants are recognized when it is probable that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as a reduction to the costs that it is intended to compensate. When the grant relates to an asset, it is initially recognized as a reduction of the carrying amount of the asset, and then recognized as income over the useful life of a depreciable asset by way of a reduced depreciation charge.
Accounts receivable and allowance for credit losses
The accounts receivable consists of trade receivables, tax receivables and other receivables. The trade receivables balance reflects invoiced and accrued revenue and is presented net of an allowance for credit losses. The allowance for credit losses reflects estimates of lifetime expected losses in the accounts receivable balance.
The Company evaluates the collectability of its accounts receivable balance based upon a combination of factors on a periodic basis such as specific credit risk of its customers, historical trends, economic circumstances and other forward-looking factors. The Company, in the normal course of business, monitors the financial condition of its customers and reviews the credit history of each new customer. Based on management judgment or contractual provisions, the Company may require letters of credit, significant deposits, prepayments, or other security.
In accordance with ASC 326, expected credit losses for accounts receivable and contract assets are recognized based on lifetime expected losses. The Company recognizes a loss allowance using a collective assessment for accounts receivable, including contract assets, with similar risk characteristics based on historical credit loss experience, adjusted for forward-looking factors specific to the debtors and economic environment. The Company continues to maintain an allowance for 100% of all accounts deemed to be uncollectible.
Customer creditworthiness is evaluated prior to order fulfillment and based on these evaluations, the Company adjusts the credit limit to the respective customer. In addition to these evaluations, the Company conducts on-going credit evaluations of our customers’ payment history and current creditworthiness.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Long-term debt
Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw down occurs.
Borrowings are removed from the consolidated balance sheets when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.
Deferred financing costs
Costs and fees to secure debt financing are deferred and amortized over the term of the related debt using the effective interest method and the related amortization is included within interest expense. These costs are presented as a direct reduction from the carrying amount of the corresponding debt liability.
Warranty
The Company provides warranties for general repairs of defects that existed at the time of sale, as required by law. Liabilities related to these assurance-type warranties are recognized when the product is sold. Initial recognition is based on historical experience. The estimate of warranty-related costs is reassessed at each reporting period and recorded in profit or loss.
Derivatives and hedging activities
The Company uses forward contracts to hedge certain foreign currency exposures. The Company does not use derivative financial instruments for speculative purposes. The Company records all derivative instruments at fair value on the consolidated balance sheets. The fair value of these instruments is calculated based on notional and exercise values, transaction rates, market quoted currency spot rates and forward points. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative instrument and the resulting designation. The Company can designate certain derivatives as either:
i.
Hedges of the fair value of recognized assets or liabilities or a firm commitment (fair value hedges);

ii.
Hedges of a particular risk associated with the cash flows of recognized assets and liabilities and highly probable forecast transactions (cash flow hedges); or

iii.
Hedges of a net investment in a foreign operation (net investment hedges).

For derivative instruments designated as cash flow hedges, the derivative’s gain or loss is initially reported as a component of accumulated other comprehensive loss (“OCI”), net of tax, and subsequently reclassified into income in the same period or periods in which the hedged item affects income. In order for the Company to receive hedge accounting treatment, the cash flow hedge must be highly effective in offsetting changes in the expected cash flows of the hedged item and the relationship between the hedging instrument and the associated hedged item must be formally documented at the inception of the hedge relationship. Hedge effectiveness is formally assessed, both at hedge inception and quarterly, to determine whether the derivatives used in hedging transactions are highly effective in offsetting changes in the expected cash flows of the hedged items and whether they are expected to continue to be highly effective in future periods.
Currently, the Company is applying cash flow hedges only for foreign currencies. At inception of a hedge relationship, the Company formally designates and documents the hedge relationship to which it intends to

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
apply hedge accounting and the risk management objective and strategy for undertaking the hedge. The documentation includes identification of the hedging instrument, the hedged item, the nature of the risk being hedged and how the Company will assess whether the hedging relationship meets the hedge effectiveness requirements (including the analysis of sources of hedge ineffectiveness and how the hedge ratio is determined). The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedged item is less than 12 months.
For any derivative instruments related to foreign currencies that do not meet the requirements for hedge accounting, or for any derivative instruments for which hedge accounting is not elected, the changes in fair value of the instruments are recognized in income in the current period and will generally offset the changes in the United States (“U.S.”) dollar value of the associated asset or liability.
When a hedging instrument expires, or is sold or terminated, or when a hedge no longer meets the criteria for hedge accounting, any cumulative deferred gain or loss and deferred costs of hedging remains in OCI until the forecast transaction occurs, resulting in the recognition of a non-financial asset or liability. When the forecast transaction is no longer expected to occur, the cumulative gain or loss and deferred costs of hedging that were reported in equity are immediately reclassified to profit or loss.
Embedded derivatives
The Term Loan, Senior Secured Notes and preferred shares, each contain a number of embedded features. US GAAP requires that under certain conditions, an embedded derivative is separated from its host contract and accounted for as a derivative, or the entire contract is to be measured at Fair Value Through Profit and Loss (“FVTPL”). An embedded derivative causes some or all of the cash flows that otherwise would be required by the contract to be modified according to a special interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, a credit rating or credit index, or other variable, provided in the case of a non-financial variable that the variable is not specific to a party to the contract.
Assets held for sale
Assets are classified as held for sale only when management commits to a plan for selling the asset, the asset is actively marketed at a price that is reasonable in relation to its current fair market value, the asset is available for immediate sale that is probable to occur within one year and the Company is not expected to make significant changes to the plan. The assets held for sale are recognized in the consolidated financial statements at the lower of the carrying amount or fair market value less expected direct selling costs and are not depreciated after being classified as held for sale and are categorized within Level 3 of the fair value hierarchy.
Inventories
Inventories are valued at the lower of cost and net realizable value, generally calculated on a first-in, first-out basis except for spare parts, which are calculated on a weighted average basis. The cost of work in process and finished goods comprises materials, direct labor, variable manufacturing overhead and an allocation of fixed manufacturing overhead. Unallocated overhead and abnormal costs are expensed as incurred.
Provisions recorded to reduce the carrying amount of inventory to net realizable value, including the estimated cost to complete and sell, are based on estimates of future customer demand for products, including general economic conditions and market acceptance of current and pending products.
Fair value measurements
The Company measures the fair value of assets and liabilities on a recurring and non-recurring basis in accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a framework for measuring fair value. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value as follows:
Level 1
Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2
Observable inputs, other than Level 1 inputs, such as quoted prices for similar assets and liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3
Inputs that are unobservable. An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Leases
The Company determines if an agreement is, or contains, a lease at inception. An agreement is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company leases assets including land and buildings, vehicles, and equipment. The Company determines the lease term based on the likelihood of exercising renewal options in future. For leases with a term of 12 months or less or of low value, the payments are expensed as incurred.
The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.
An operating lease is a lease in which a lessor transfers the use of an asset to a lessee for a period of time but does not effectively transfer control of the underlying asset. For lessees, a lease is a finance lease if the lessee effectively obtains control of the underlying asset, by meeting any of the following five criteria:
i.
The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

ii.
The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

iii.
The lease term is for a major part (generally 75%) of the remaining economic life of the underlying asset.

iv.
The sum of the lease payments and the present value of any residual value guaranteed by the lessee amounts to or exceeds substantially all (generally 90%) of the fair value of the underlying asset.

v.
The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

For a finance lease, the right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment. For an operating lease, amortization of the right-of-use asset is calculated as the difference between the straight-line rent expense and the interest expense on the lease liability for a given

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
period. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
The lease liability is initially measured at the present value of the fixed and in-substance fixed lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company uses its incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.
The lease liabilities are subsequently measured at amortized cost using the effective interest method. They are remeasured when there is a change in future lease payments arising from a change in the lease term, if there is a change in the Company’s estimate of the amount expected to be payable due to changes in an index or rate or a change in expected payment under a guaranteed residual value, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
Property, plant and equipment
Property, plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Improvements that significantly extend the useful life or utility of existing property, plant and equipment are capitalized, while all other repair and maintenance costs are recognized in profit or loss as incurred.
Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets as follows:
Asset	Estimated useful lives
Buildings and improvements	Up to 50 years
Machinery and equipment	Up to 20 years
An item of property, plant and equipment and any significant part initially recognized is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of operations when the asset is derecognized. The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year-end and adjusted prospectively, if appropriate.
Goodwill and intangible assets
Goodwill represents the excess of purchase price over the fair value of net assets acquired.
Intangible assets acquired through a business combination are recorded at their estimated fair value at the time of acquisition and are amortized on a straight-line basis over their estimated useful lives. Intangible assets include patents and know-how, customer relationships, software, IPR&D, backlog and brand names. Amortization related to customer relationships is recognized on a straight-line basis, which approximates cash flows associated with these customers. Brand names are not subject to amortization but tested annually for impairment.
The Company capitalizes internally developed software costs if they meet the criteria for recognition as an asset and amortizes such costs over their estimated useful lives of up to 10 years beginning when the intangible asset is placed in service.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Capitalized internally developed software costs include only:
i.
external direct costs of materials and services utilized in developing or obtaining computer software; and

ii.
compensation and related benefits for employees who are directly associated with the software project.

It is the Company’s policy to amortize intangible assets with finite lives at the following annual bases and rates:
Asset	Estimated useful lives
Patents and know-how	8 – 15 years
Customer relationships	14 – 20 years
Software	Up to 10 years
Backlog	Up to 3 years
Impairment
Property, plant, and equipment and amortizable intangible assets are tested for impairment when events and circumstances indicate the carrying amount of the assets may not be recoverable. The Company does not perform an impairment analysis if indicators of impairment are not present. If indicators are present, the Company performs a recoverability test by comparing the carrying amounts of the assets with estimated undiscounted cash flows. If a long-lived asset is not recoverable on an undiscounted basis, an impairment loss is calculated based on the excess of the carrying amount over the fair value of the asset. Different assumptions and/or estimates regarding future results or cash flows may have resulted in a different conclusion. Furthermore, significant changes to the assumptions and/or estimates could result in an impairment charge in a future period.
When the carrying amount of the reporting unit exceeds its fair value, an impairment is recognized based on that difference. The fair value of a reporting unit is determined using both an estimated discounted future cash flow model and by applying a market multiple model to the trailing twelve month earnings before interest, depreciation, amortization, impairment, and restructuring costs.
Foreign currency translation
The functional and reporting currency of the Company is the U. S. dollar.
The Company has significant operations in a number of foreign subsidiaries whose functional currency is the local currency. Transactions in foreign currencies are translated into the functional currency using the exchange rates in effect at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated at the exchange rate in effect at that date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the exchange rates at the reporting date are recognized in profit or loss, except when deferred in OCI as qualifying cash flow hedges.
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.
The results and financial position of all the foreign subsidiaries that have a functional currency different from the reporting currency are translated into the reporting currency as follows: assets and liabilities are translated at the close rate as at the date of the consolidated balance sheets; income and expenses are translated at the average exchange rate; all resulting exchange differences are recognized as a separate

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
component of accumulated other comprehensive loss. In the event of a disposal of a foreign operation, the deferred cumulative amount recognized in accumulated other comprehensive loss relating to that particular foreign operation would be recognized in profit or loss.
Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.
Stock-based compensation
The Company offers or intends to offer stock options to selected executives and/or members of its Board of Directors, and other key management personnel (“Plan Participants”), under a long-term incentive plan that awards stock options in the equity of the Company (the “Plan”). The Company has accounted for the grants under the fair value method and uses the Black-Scholes option pricing model to determine the fair value at the grant date of its service-based stock option awards. The Black-Scholes option pricing model includes various assumptions with regard to the expected volatility, risk-free interest rate, exercise price, dividend yield rate, share price and the life of the share awards.
Stock-based compensation expense is based on awards expected to vest and this is recognized as expense over the requisite service period. The Company also estimates forfeiture rates based on historical experience to factor into the calculation of the stock-based compensation expenses when the options are initially granted. When the requisite service period is not rendered, the Company accounts for the effect of such forfeitures by adjusting the stock-based compensation expense accordingly. The stock-based compensation expense is reported as a component of selling, general and administrative expense in the consolidated statements of operations.
Employee future benefits
The Company maintains an unfunded post-retirement defined health and dental benefit plan and various defined contribution pension plans for certain employees. The Company also maintains a funded defined benefits pension plan for employees in Switzerland.
Costs associated with the defined health and dental benefit plan and defined benefits pension plans are based on the projected benefit method prorated on service, using management’s best estimates and actuarial determinations. For active employees covered by the post-retirement defined benefit plans, net actuarial gains or losses in excess of 10% of the accrued benefit obligation and past service costs for plan amendments are amortized on a straight-line basis over the estimated average remaining service life. Contributions made under the defined contribution pension plans are expensed as incurred.
Shares
Shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of income taxes.
Temporary Equity
We present contingently redeemable preferred stock (i.e., redeemable upon the occurrence of an event outside the control of the issuer) and preferred stock that is redeemable at the option of the holder, in temporary equity. Temporary equity is presented after liabilities and before permanent equity on the balance sheet.
Income taxes
The Company uses the liability method of tax allocation to account for income taxes. Under this method, deferred income tax assets and liabilities are determined based on temporary differences between

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
the financial reporting and the tax bases of assets and liabilities and are measured using enacted tax rates and tax laws that are expected to be in effect when the differences are expected to reverse.1
No deferred income tax liability is recorded for income taxes on undistributed earnings and translation adjustments of subsidiaries to the extent that there is sufficient evidence that the subsidiary has invested or will invest the for the undistributed earnings indefinitely or that the earnings will be remitted in a tax-free liquidation. Income taxes are recorded on such foreign undistributed earnings and translation adjustments when it becomes apparent that such earnings will be distributed in the foreseeable future and the Company will incur further significant income taxes on remittance.
The Company applies a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of the available evidence indicates that it is more likely than not that the position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is measured to determine the amount of benefit to recognize in the consolidated financial statements. The Company recognizes interest and penalties related to uncertain tax positions in provision for (recovery of) income taxes.
The Company uses the flow-through method to account for investment tax credits (“ITCs”) earned on eligible scientific research and experimental development expenditures. Under this method, the ITCs are recognized as a reduction to provision for income taxes. A deferred income tax asset, net of income taxes and any applicable valuation allowance, is set up in those situations where the Company does not have an immediate ability to utilize the earned ITCs.
Classification of assets and liabilities
The Company presents assets and liabilities in the consolidated balance sheets based on current/non-current classification. An asset is current when it is:
i.
Expected to be realized or intended to be sold or consumed in the normal operating cycle;

ii.
Held primarily for the purpose of trading; or

iii.
Expected to be realized within 12 months after the reporting period.

All other assets are classified as non-current. A liability is current when:
i.
It is expected to be settled in the normal operating cycle;

ii.
It is held primarily for the purpose of trading; or

iii.
It is due to be settled within 12 months after the reporting period.

The Company classifies all other liabilities as non-current. Deferred income tax assets and liabilities are classified as non-current assets and liabilities.
New and future accounting standards and pronouncements
New accounting standards that were effective in 2024 were not material or relevant to the Company.
In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires, among other things, additional disclosures primarily related to the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for the year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on its consolidated financial statements and whether to apply the standard prospectively or retrospectively.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures” that requires disaggregation of specific expense categories in disclosures within the footnotes to the financial statements on an annual and interim basis. The Company is required to adopt this guidance for for the year ending December 31, 2027 and all interim periods thereafter on a prospective basis. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
4.
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Cash and cash equivalents include cash on account and short-term investments in term deposits with maturities of three months or less from the date of acquisition and are valued at cost plus accrued interest, which approximates fair value. The Company’s cash and cash equivalents consist solely of demand deposits with banks.
The Company records restricted cash within prepaid expenses and other current assets on the consolidated balance sheets. As at December 31, 2024 and 2023, the restricted cash was $14.7 million and $14.7 million, respectively. These amounts are held in escrow pending certain tax disputes that are subject to a tax indemnity held by the seller from a prior business combination and assumed by the Company upon acquisition on March 28, 2018. The corresponding liability associated with this tax indemnity has been included in accounts payable and accrued liabilities. Please refer to Note 25 for an update on this matter that occurred subsequent to December 31, 2024.
As at December 31, 2024 and 2023, the total cash, cash equivalents, and restricted cash was $72.1 million and $79.9 million, respectively.
5.
ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:
	As at December 31,
	2024	2023
Trade receivables	$261.3	$229.6
Promissory note receivable from related party	20.0	—
Receivables from tax authorities (sales tax)	5.8	4.1
Other receivables	6.8	5.8
Accounts receivables, gross	293.9	239.5
Allowance for expected credit losses	(2.4)	(2.3)
Accounts receivables, net of allowances	$291.5	$237.2
As at December 31, 2024 and 2023, other receivables include related party amounts of $2.4 million and $1.2 million, respectively. Please refer to Note 24 for further information on related party transactions.
Trade receivables are non-interest bearing and are generally on 30-60 day terms.
The aging analysis of trade receivables is as follows:
	Total	Neither past due nor impaired	Past due
			< 30 days	30 – 60 days	> 60 days
December 31, 2024	$261.3	$170.9	$41.7	$16.5	$32.2
December 31, 2023	$229.6	$150.6	$37.6	$15.2	$26.2

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The following table presents a summary of the changes in the impairment of accounts receivable from contracts with customers:
Balance as at December 31, 2022	$2.3
New allowance for expected credit losses in the year	0.7
Reversals, collections and other	(0.6)
Accounts written off	(0.1)
Balance as at December 31, 2023	$2.3
New allowance for expected credit losses in the year	1.0
Reversals, collections and other	(0.7)
Accounts written off	(0.2)
Balance as at December 31, 2024	$2.4

6.
INVENTORIES

Inventories consist of the following:
	As at December 31,
	2024	2023
Raw materials	$101.0	$118.3
Work in process	50.7	57.3
Finished goods	84.6	93.9
Total	$236.3	$269.5
For the years ended December 31, 2024, 2023 and 2022, the inventories recognized as an expense were $960.4 million, $1,030.9 million and $989.1 million, respectively, as detailed in Note 19. As at December 31, 2024 and 2023, inventories are presented net of provisions of $30.8 million and $30.5 million, respectively.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
7.
INCOME TAXES

Deferred income tax assets and liabilities consist of the following temporary differences:
	As at December 31,
	2024	2023
Deferred income tax assets
Operating loss carryforwards	$138.3	$126.6
Financing expense carryforwards	25.6	—
Provisions	18.7	19.4
Investment tax credits	15.0	15.1
Basis difference for pension, derivatives and inventory included in OCI	3.4	0.4
Capital loss carryforwards	1.5	1.5
Other	3.5	0.3
Gross deferred income tax assets	206.0	163.3
Less: Valuation allowance	(42.1)	(13.1)
Net deferred income tax assets	$163.9	$150.2
Deferred income tax liabilities
Basis difference for intangible assets	$(202.6)	$(230.1)
Basis difference for property, plant and equipment	(19.7)	(14.3)
Tax on undistributed foreign earnings	(12.8)	(13.0)
Basis difference for investments in subsidiaries	(10.3)	(10.8)
Unrealized gain on foreign exchange	(2.8)	(0.1)
Total deferred income tax liabilities	(248.2)	(268.3)
Net deferred income tax liabilities	$(84.3)	$(118.1)
Classification
Non-current net deferred income tax assets	$2.6	$2.9
Non-current net deferred income tax liabilities	(86.9)	(121.0)
Net deferred income tax liabilities	$(84.3)	$(118.1)
As at December 31, 2024 and 2023, the Company had operating loss carryforwards of $544.4 million and $498.5 million, respectively. Of the $544.4 million existing as at December 31, 2024, approximately $61.3 million can be carried forward indefinitely, $1.1 million will expire in 2030, and the remaining $482.0 million will expire between 2038 and 2044, if not utilized.
As at December 31, 2024 and 2023, the Company had unclaimed ITCs of $20.8 million and $20.7 million, respectively, that are available to offset future income taxes arising in Canada. As at December 31, 2024 and 2023, net deferred income tax assets of $14.2 million and $13.9 million, respectively, have been recognized in respect of these credits. In Canada, ITCs are reported in taxable income in the year following utilization and, accordingly, recognition of the Canadian ITCs are net of the related deferred income tax liability. Of the $20.8 million existing as at December 31, 2024, approximately $6.4 million will expire between 2025 and 2029, $5.2 million will expire between 2030 and 2034, and $9.2 million will expire between 2035 and 2044, if not utilized.
On June 20, 2024, the Canadian federal government enacted Bill C-59, which includes legislation that significantly limits the deductibility of interest and financing expenses in computing taxable income was retroactively effective to January 1, 2024. Under this regime, non-deductible interest and financing expenses

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
may be carried forward indefinitely and can be utilized in any year with excess interest capacity. As at December 31, 2024, the Company had non-deductible financing expense carryforwards of $100.3 million.
The recovery of income taxes differs from the amounts that would be obtained by applying the Canadian statutory income tax rate as a result of the following:
	For the years ended December 31,
	2024	2023	2022
Net loss before income taxes	$(65.2)	$(183.8)	$(85.9)
Canadian statutory tax rate	26.5%	26.5%	26.5%
Expected income benefit at statutory rate	$(17.3)	$(48.7)	$(22.8)
Adjustments
Valuation allowance for deferred tax assets	25.7	2.9	0.3
Non-deductible and (non-taxable) items	5.4	1.6	3.9
Manufacturing and processing profits deduction	2.0	2.1	1.7
Deferred tax on undistributed foreign earnings	(0.2)	—	0.1
Reassessments	(0.3)	1.8	0.4
Prior period adjustments	(0.5)	—	(0.8)
Research and development incentives	(1.0)	(0.9)	(1.9)
Change in unrecognized tax benefits	(1.5)	(5.3)	12.2
Change in tax rates	(1.7)	—	(1.5)
Foreign tax rate differentials	(2.0)	1.2	—
Foreign exchange translation	(2.1)	2.3	1.4
Other	0.5	0.1	0.4
Effective income tax expense (benefit)	$7.0	$(42.9)	$(6.6)
The details of loss before income taxes by jurisdiction are as follows:
	For the years ended December 31,
	2024	2023	2022
Canadian	$(214.9)	$(254.3)	$(180.2)
Foreign	149.7	70.5	94.3
Loss before income taxes	$(65.2)	$(183.8)	$(85.9)

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The details of the provision for (recovery of) income taxes by jurisdiction are as follows:
	For the years ended December 31,
	2024	2023	2022
Current
Canadian	$1.3	$(9.6)	$1.9
Foreign	33.0	25.9	37.5
	34.3	16.3	39.4
Deferred
Canadian	(29.9)	(62.1)	(41.3)
Foreign	2.6	2.9	(4.7)
	(27.3)	(59.2)	(46.0)
Total income taxes	$7.0	$(42.9)	$(6.6)
The Company assesses whether valuation allowances should be recorded or maintained against its deferred income tax assets, based on consideration of available evidence, using a more-likely-than-not recognition threshold. The factors the Company uses to assess the likelihood of realization are taxable income in prior carry-back years, future reversals of existing temporary differences, tax planning strategies and future taxable income exclusive of reversing temporary differences and carry-forwards.
As at December 31, 2024 and 2023, the Company established valuation allowances of $42.1 million and $13.1 million, respectively, where realization of deferred income tax assets has been determined to not meet the more-likely-than-not recognition threshold.
During 2024, the Company has established a full valuation allowance on the deferred tax asset related to the non-deductible financing expense carryforwards of $25.6 million, since it is more likely than not that the benefit therefrom will not be realized. As the Company has significant interest expense in its Canadian operations, it is expected that this legislation will continue to impact the Company’s tax rate in future accounting periods.
As at December 31, 2024 and 2023, the Company had gross unrecognized tax benefits of $35.2 million and $37.8 million, respectively, including interest and penalties of $1.1 million and $1.1 million, respectively. The Company recognizes interest and penalties with respect to unrecognized tax benefits as provision for income taxes. During the years ended December 31, 2024, there was no change to the reserve for interest and penalties.
A summary of the changes in gross unrecognized tax benefits is as follows:
	As at December 31,
	2024	2023
Balance, beginning of the year	$37.8	$41.8
Settlements	(2.4)	(6.9)
Foreign exchange translation	(1.5)	1.3
Statute expirations	(1.1)	(0.6)
Decrease for tax positions related to prior years	—	(0.3)
Increase for tax positions related to prior years	1.0	1.5
Increase for tax positions related to the current year	1.4	1.0
Balance, end of the year	$35.2	$37.8

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
In 2023, the Company released reserves of $5.9 million as a result of the settlement of its Advance Pricing Agreement between Canada and China. In 2024, the Company released reserves of $2.4 million as a result of the 2019 and 2020 audit settlement in Luxembourg.
The Company has identified $7.1 million of unrecognized tax benefits that are expected to be settled within the next 12 months due to the completion of tax authority audits and settlement of tax disputes. The Company considers its significant tax jurisdictions to include Canada, China, Luxembourg and the U.S. With few exceptions, the Company remains subject to income tax examinations in Canada for years after 2006, China for years after 2014, Luxembourg for years after 2019, and the U.S. (federal) for years after 2021.
The Organization for Economic Co-operation and Development/G20 Inclusive Framework on Base Erosion and Profit Shifting has published the Pillar Two model rules (“Pillar Two”), relating to Income Taxes. It is expected that Pillar Two will apply in most of the jurisdictions the Company operates in and will serve to extract additional tax in jurisdictions where the Company pays tax below a minimum (15%) threshold. The legislation became effective for the Company’s financial year beginning January 1, 2024. The Company has performed an assessment of its potential exposure to Pillar Two and has concluded that it has no material exposure in 2024.
8.
FAIR VALUE MEASUREMENTS

The fair value amounts disclosed below represent the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair values for the periods presented due to their short-term maturity.
Debt
The fair value of the Company’s fixed rate debt (“Senior Notes”, “Senior Secured Notes” and “Senior PIK Notes”) and long-term portion of floating rate debt (“Term Loan”) is determined by using a Level 2 based approach by observing the price at which it is exchanged between qualified institutional lenders.
The carrying amounts and the estimated fair values of the Company’s long-term debt are as follows:
	As at December 31,
	2024		2023
	Carrying amount	Fair value amount	Carrying amount	Fair value amount
Term Loan	$1,687.2	$1,752.7	$1,964.6	$1,975.9
Senior Secured Notes	988.2	1,045.0	—	—
Senior Notes	—	—	623.3	626.9
Senior PIK Notes	—	—	405.5	409.9
Total Financial Liabilities	$2,675.4	$2,797.7	$2,993.4	$3,012.7
Derivative financial assets and liabilities
Foreign currency forward contracts are carried at fair value, which is determined using Level 2 market-based valuation that relies on market observable inputs adjusted to take into account the creditworthiness of the counterparties or the Company, as applicable, and the effects of credit risk mitigating factors such as master netting agreements and collateral agreements.
The fair value of the preferred shares embedded derivative was determined to be a Level 3 instrument and was valued using the with and without method Monte Carlo Simulation. Please refer to Note 14 for further information on valuation approach related to embedded derivative.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The following table presents the fair value and the consolidated balance sheets classification of the derivative financial instruments:
	As at December 31,
	2024		2023
	Financial assets	Financial liabilities	Financial assets	Financial liabilities
Foreign currency forward contracts (Level 2)	$—	$(9.8)	$2.9	$(1.3)
Embedded derivative (Level 3)	—	(46.0)	—	—
Fair Value	$—	$(55.8)	$2.9	$(1.3)
Derivative financial assets are included as part other long-term assets and prepaid expenses and other current assets. Derivative financial liabilities are included as part of other current liabilities and other long-term liabilities in the consolidated balance sheets.
The following table provides a summary of the pre-tax profit or loss effect of the Company’s derivative financial instruments designated as foreign exchange cash flow hedges for the years ended December 31, 2024, 2023 and 2022. All unrealized gains or losses are reflected in other comprehensive loss and the cash flow impact is reflected as part of changes in other assets and liabilities in operating activities section of the consolidated statements of cash flows.
	For the years ended December 31,
	2024	2023	2022
Effective portion
Amount on realized (gain)/loss	$5.1	$6.2	$4.6
Amount of (gain)/loss classified from accumulated other comprehensive loss into net loss	5.1	6.2	4.6
As at December 31, 2024, the estimated loss of $7.5 million, related to the Company’s derivative financial instruments, is expected to be reclassified into earnings within the next 12 months.
All foreign exchange cash flow hedges were effective for the years presented.
The notional amounts related to Canadian dollar hedges for the years 2025 and 2026 were $195.9 million and $83.9 million respectively, which were hedged at an average rate of 1.35167 and 1.35436 Canadian dollar per U.S. dollar, respectively. With respect to these foreign currency forward contracts as at December 31, 2024, a 1% strengthening or weakening of the Canadian dollar against the U.S. dollar would increase/decrease pre-tax OCI by $1.8 million.
For the year ended December 31, 2024, the Company recorded foreign exchange gain of $14.7 million (loss of $0.1 million and gain of $11.3 million for the years ended December 31, 2023 and 2022, respectively). All gains or losses, with exception to the amounts presented in the statements of comprehensive loss, are recorded in selling, general and administrative expenses.
9.
ENTERPRISE RISK MANAGEMENT

Russia Ukraine war risk
The conflict between Russia and Ukraine has led to additional and more severe sanctions imposed by the United States of America, United Kingdom, European Union, Canada and other countries on certain Russian institutions and individuals and which also impose various broad sectoral restrictions. These developments have resulted in reduced access for Russian businesses to international export markets,

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
weakening of the Russian Ruble and other negative economic consequences. As we have limited operations in Russia and Ukraine, there is no material impact to our business, financial condition, or results of operations.
Concentration of credit risk
Credit risk is the risk that one party to a financial instrument will fail to perform its obligations, causing a loss for the other. Our financial assets are exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable and derivative instruments with positive fair values. The carrying value of these assets represents our maximum credit exposure.
We manage potential credit risk through a variety of mechanisms, including by dealing with highly creditworthy financial institutions and adhering to our prescribed counterparty credit and concentration limits.
Cash and cash equivalents consist of bank deposits and short-term investments. These investments are held in term deposits with highly creditworthy banks. Credit risk is further managed by complying with counterparty credit and concentration limits, in accordance with our policies.
Our customers are geographically diversified with no concentration of receivables by customer or geography. We manage our accounts receivable credit risk by analyzing the counterparties’ financial condition prior to entering into an agreement, establishing credit limits and obtaining cash, letters of credit or other acceptable forms of security from customers to provide credit support, based on such analysis of the customer and the terms and conditions applicable to each transaction.
Derivatives are only entered into with highly creditworthy banks, and the derivative portfolio is held with several banks to reduce concentration risk.
Liquidity risk
Our debt levels, or any future increase in our debt level, may adversely affect our financial condition such as:
•
limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•
require a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•
increase our vulnerability to general adverse economic and market conditions;

•
expose us to the risk of increased interest rates;

•
limit our flexibility in planning for and reacting to changes in the markets in which we compete and to changing business and economic conditions;

•
restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•
impair our ability to obtain additional financing in the future;

•
place us at a disadvantage compared to other, less leveraged competitors and affect our ability to compete; and

•
increase our cost of borrowing.

Please refer to Note 14 for further information on repayments of long-term debt, Note 8, for further information on the fair value hierarchy of the financial assets and liabilities and Note 15 for further information on the future expected payments under employee benefit plans.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Interest rate risk
Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate with changes in market interest rates. We are exposed to interest rate risk primarily through our long-term, floating rate debt, principally including our debt under our Existing Credit Facilities. Assuming no significant changes in our long-term debt balance as of December 31, 2024, a 1% increase or decrease in the interest rate of our funded floating-rate debt would increase or decrease annual interest expenses by $8.8 million.
Foreign currency risk
We operate in international markets and, accordingly, our competitiveness and financial results are subject to foreign currency fluctuations where revenues and costs are denominated in currencies other than U.S. dollars. For example, a large percentage of our expenses are incurred in Canadian dollars, while a large percentage of our sales are denominated in U.S. dollars. Increases in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on the overall competitiveness of our products and services and, therefore, our financial results. In addition, our equipment selling prices are largely denominated in U.S. dollars or Euros, and any material decline in the value of a customer’s base currency relative to the U.S. dollar or Euro may have a material adverse effect on our sales volumes and operating margins. We are also exposed to currency movements for other currencies, including the Japanese Yen and Chinese Renminbi. We compete against equipment manufacturers domiciled in various countries. These competitors benefit when the currency of their cost base depreciates against the U.S. dollar.
We regularly enter into foreign exchange forward contracts primarily to reduce our exposure to Canadian dollar currency rate fluctuations. We typically limit our forward contracts to a maximum of a two-year period. In accordance with ASC Topic 815, Derivatives and Hedging, these foreign exchange contracts are accounted for as cash flow hedges.
Geographic risk
Our significant international operations subject us to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. We are a global business with a significant portion of our operations and revenue outside of North America.
Our international operations, such as our manufacturing operations and other facilities in Brazil, China, India, Luxembourg and Mexico, are subject to risks inherent in doing business in foreign countries, including, among others:
•
potential imposition of restrictions on investments;

•
requirements of foreign laws and other governmental controls, including trade and labor restrictions and related;

•
laws that reduce the flexibility of our business operations;

•
the imposition by the U.S. government and foreign governments of trade barriers such as tariffs, quotas, preferential bidding and import restrictions;

•
potential staffing difficulties and labor disputes;

•
managing and obtaining support and distribution for local operations;

•
increased costs of transportation or shipping;

•
credit risk and financial conditions of local customers and distributors;

•
risk of nationalization of private enterprises by foreign governments;

•
potential adverse tax consequences; and

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
•
potential difficulties in protecting intellectual property.

We may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which we operate. In addition, our organizational and capital structure may limit our ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on our financial condition, results of operations and cash flows.
The Company’s net assets by geographic region were as follows:
	As at December 31,
	2024	2023
Canada	$349.9	$191.0
Luxembourg	29.5	13.5
China	14.7	7.2
United States	13.0	7.6
Rest of World	16.1	10.3
Total	$423.2	$229.6
Canada includes goodwill of $1,922.8 million.
10.
PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:
	Land	Building and improvements	Machinery and equipment	Construction in progress	Total
Cost
Balance as at December 31, 2022	$30.8	$226.3	$288.6	$18.5	$564.2
Additions	—	—	—	28.1	28.1
Additions from CIP Transfer	—	5.3	26.1	(31.4)	—
Disposals	—	(0.1)	(26.5)	(0.1)	(26.7)
Changes in foreign exchange and others	0.2	3.6	5.4	0.2	9.4
Balance as at December 31, 2023	$31.0	$235.1	$293.6	$15.3	$575.0
Additions	—	—	—	33.8	33.8
Additions from CIP Transfer	—	3.3	24.2	(27.5)	—
Disposals	—	(1.0)	(16.7)	(0.2)	(17.9)
Impairment	—	(0.9)	—	—	(0.9)
Reclassified to held for sale	(1.1)	(8.0)	—	—	(9.1)
Changes in foreign exchange and others	(0.2)	(9.0)	(12.3)	(0.2)	(21.7)
Balance as at December 31, 2024	$29.7	$219.5	$288.8	$21.2	$559.2

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
	Land	Building and improvements	Machinery and equipment	Construction in progress	Total
Accumulated depreciation
Balance as at December 31, 2022	$—	$(33.0)	$(134.6)	$—	$(167.6)
Depreciation	—	(10.8)	(36.3)	—	(47.1)
Disposals	—	0.1	24.8	—	24.9
Changes in foreign exchange and others	—	(2.8)	(3.5)	—	(6.3)
Balance as at December 31, 2023	$—	$(46.5)	$(149.6)	$—	$(196.1)
Depreciation	—	(9.1)	(31.0)	—	(40.1)
Disposals	—	0.6	15.4	—	16.0
Reclassified to held for sale	—	5.0	—	—	5.0
Changes in foreign exchange and others	—	5.5	8.7	—	14.2
Balance as at December 31, 2024	$—	$(44.5)	$(156.5)	$—	$(201.0)
Carrying amount
Balance as at December 31, 2024	$29.7	$175.0	$132.3	$21.2	$358.2
Balance as at December 31, 2023	$31.0	$188.6	$144.0	$15.3	$378.9
On March 29, 2023, the Company decided to shift its focus away from the Specialty Closure Molds (“SCM”) business. As a result, the Company elected to close the SCM business and wind down the related operations. In this context, the Company had sold equipment in Czech Republic during the year ended December 31, 2023. The equipment that was sold had net book value and proceeds equal to $1.5 million, resulting in $nil gain or loss on disposition.
The Company has also classified land and building located in the Czech Republic as an asset held for sale in the consolidated balance sheets at the gross sale proceeds of $3.8 million less expected direct selling costs of $0.2 million and translational currency impact of $0.3 million for the year ended December 31, 2024. As at December 31, 2024, the carrying amount of land and building was $4.1 million less translational currency impact of $0.3 million. As a result, the property had a fair value loss of $0.5 million recognized in the consolidated statements of operations.
11.
OTHER LONG-TERM ASSETS AND LIABILITIES

Other long-term assets consist of the following:
	As at December 31,
	2024	2023
Right-of-use assets	$17.9	$21.9
Other	1.0	6.0
	$18.9	$27.9
As at December 31, 2024 and 2023, other long-term assets include $1.0 million and $3.0 million, respectively, related to the defined benefits pension plan. Please refer to Note 15 for further information on the defined benefits pension plan.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Other long-term liabilities consist of the following:
	As at December 31,
	2024	2023
Lease obligations	$10.9	$13.8
Other	15.7	13.5
	$26.6	$27.3
As at December 31, 2024 and 2023, other long-term liabilities include $8.4 million and $8.8 million, respectively, related to the non-current portion of warranty liability. Please refer to Note 13 for further information on warranty provisions.
Information about the Company’s leases, which are all operating leases, is as follows:
Right-of-use assets	Property	Vehicles	Total
Balance as at December 31, 2022	$15.1	$2.4	$17.5
New leases entered into during the year	10.2	2.9	13.1
Depreciation charge for the year	(6.8)	(1.5)	(8.3)
Changes in foreign exchange and other	(0.4)	—	(0.4)
Balance as at December 31, 2023	$18.1	$3.8	$21.9
New leases entered into during the year	1.8	3.8	5.6
Depreciation charge for the year	(7.6)	(1.6)	(9.2)
Changes in foreign exchange and other	(0.2)	(0.2)	(0.4)
Balance as at December 31, 2024	$12.1	$5.8	$17.9
Lease obligations
Balance as at December 31, 2022			$16.8
New leases entered into during the year			13.1
Interest charge for the year			1.0
Lease payments during the year			(9.3)
Changes in foreign exchange and other			0.5
Balance as at December 31, 2023			$22.1
New leases entered into during the year			5.6
Interest charge for the year			1.6
Lease payments during the year			(10.8)
Changes in foreign exchange and other			(1.2)
Balance as at December 31, 2024			$17.3
	As at December 31,
	2024	2023
Current portion	$6.4	$8.3
Non-current portion	10.9	13.8
Total lease obligations	$17.3	$22.1

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Maturity analysis – contractual undiscounted cash flows
Less than one year	$6.4
One to three years	6.4
More than three years	6.0
Total undiscounted lease obligations at December 31, 2024	$18.8
The current portion of the lease obligation is included in other current liabilities and the long-term portion is included in other long-term liabilities.
Amounts recognized in consolidated statements of operations within selling, general and administrative expenses
	For the years ended December 31,
	2024	2023	2022
Interest on lease obligations	$1.6	$1.0	$0.7
Depreciation on right-of-use assets	9.2	8.3	6.3
Total lease expense	$10.8	$9.3	$7.0
Expenses relating to short-term leases	1.7	1.4	2.1
Total, including short-term leases	$12.5	$10.7	$9.1
As at December 31, 2024 and 2023, the weighted average remaining lease term of the leases were 7.2 years and 8.0 years, respectively. As at December 31, 2024 and 2023, the weighted average discount rates for the remaining leases were 8.0% and 8.7%, respectively.
12.
GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consist of the following:
	Patents and know-how	Customer relationships	Software	IPR&D	Brand names	Total intangible assets	Goodwill
Cost
Balance as at December 31, 2022	$1,030.4	$490.8	$45.5	$15.0	$95.0	$1,676.7	$1,922.8
Additions	—	—	7.6	—	—	7.6	—
Reclassification of assets	—	—	6.5	(6.5)	—	—	—
Disposals	—	—	(8.7)	—	—	(8.7)	—
Impairment	(5.0)	(55.0)	—	—	(15.0)	(75.0)
Changes in foreign exchange and others	9.8	4.1	0.3	—	—	14.2	—
Balance as at December 31, 2023	$1,035.2	$439.9	$51.2	$8.5	$80.0	$1,614.8	$1,922.8
Additions	—	—	6.9	1.9	—	8.8	—
Reclassification of assets	—	—	5.2	(5.2)	—	—	—
Disposals	—	—	(4.5)	—	—	(4.5)	—
Impairment	—	—	(1.8)	—	—	(1.8)
Changes in foreign exchange and others	(12.9)	(6.2)	(0.5)	—	—	(19.6)	—
Balance as at December 31, 2024	$1,022.3	$433.7	$56.5	$5.2	$80.0	$1,597.7	$1,922.8

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
	Patents and know-how	Customer relationships	Software	IPR&D	Brand names	Total intangible assets	Goodwill
Accumulated amortization
Balance as at December 31, 2022	$(370.5)	$(125.0)	$(12.2)	$—	$—	$(507.7)	$—
Amortization	(77.0)	(24.7)	(13.9)	—	—	(115.6)	—
Disposals	—	—	8.1	—	—	8.1	—
Impairment	2.0	15.4	—	—	—	17.4	—
Changes in foreign exchange and others	(3.9)	(1.7)	(0.1)	—	—	(5.7)	—
Balance as at December 31, 2023	$(449.4)	$(136.0)	$(18.1)	$—	$—	$(603.5)	$—
Amortization	(76.9)	(23.7)	(10.1)	—	—	(110.7)	—
Disposals	—	—	4.4	—	—	4.4	—
Changes in foreign exchange and others	6.1	2.5	0.3	—	—	8.9	—
Balance as at December 31, 2024	$(520.2)	$(157.2)	$(23.5)	$—	$—	$(700.9)	$—
Carrying amount
Balance as at December 31, 2024	$502.1	$276.5	$33.0	$5.2	$80.0	$896.8	$1,922.8
Balance as at December 31, 2023	$585.8	$303.9	$33.1	$8.5	$80.0	$1,011.3	$1,922.8
WA remaining useful life (in years) – 2024	4.1	4.2	0.3	—	—
WA remaining useful life (in years) – 2023	4.7	4.5	0.3	—	—
The expected amortization expense per year for each of the next five years is $103.4 million.
For goodwill and non-amortizable intangible assets, the Company completed its annual testing for impairment as at both October 1, 2024 and 2023 and no impairments were identified as part of the assessments. When the carrying amount of the reporting unit exceeds its fair value, an impairment is recognized based on that difference. The fair value of a reporting unit is determined using both an estimated discounted future cash flow model and by applying a market multiple to the trailing twelve-month earnings before interest, tax, depreciation, amortization, FX and impairment charges.
As a result of the SCM closure, a $57.6 million impairment charge for specific intangibles that were solely related to the SCM business was recorded during the year ended December 31, 2023. In addition, $9.5 million was recognized for employment related costs. The SCM impairment and employment related costs were recorded in selling, general and administrative expenses in the consolidated statement of operations.
The Company does not expect any additional significant costs in relation to the above impairment and employment related costs.
During the year ended December 31, 2024, the Company recorded an impairment of $1.8 million in relation to a software-related project to bring the net book value down to $nil, due to management’s decision to de-emphasize the project. The impairment is recognized in selling, general and administrative expenses in the consolidated statements of operations.
The Company did not identify any other indicators of impairment pursuant to the remaining long-term assets.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
13.
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:
	As at December 31,
	2024	2023
Trade payables and accruals	$233.4	$234.0
Current portion of warranty liability	16.6	18.9
Payroll-related costs	51.9	64.4
Accrued interest	34.2	31.8
Total	$336.1	$349.1
The changes to the Company’s warranty and severance liabilities were as follows:
	Warranty Provisions	Severance Provisions	Total
Balance as at December 31, 2022	$27.8	$3.2	$31.0
Current provisions in the year	22.4	12.8	35.2
Settled during the year	(25.3)	(10.0)	(35.3)
Reversal and adjustments	2.8	(0.4)	2.4
Balance as at December 31, 2023	$27.7	$5.6	$33.3
Current provisions in the year	21.4	1.1	22.5
Settled during the year	(25.3)	(4.4)	(29.7)
Reversal and adjustments	1.2	(0.1)	1.1
Balance as at December 31, 2024	$25.0	$2.2	$27.2
Classification
Current portion	$18.9	$5.6	$24.5
Non-current portion	8.8	—	8.8
Total as at December 31, 2023	$27.7	$5.6	$33.3
Current portion	$16.6	$2.2	$18.8
Non-current portion	8.4	—	8.4
Total as at December 31, 2024	$25.0	$2.2	$27.2
As at December 31, 2024 and 2023, the current portion of the Company’s severance liability of $2.2 million and $5.6 million, respectively, was included within payroll-related costs in accounts payable and accrued liabilities in the consolidated balance sheets.
As at December 31, 2024 and 2023, the severance provisions included $0.1 million and $1.7 million, respectively, related to the SCM closure employment related costs referred to in Note 12.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
14.
LONG-TERM DEBT AND OTHER BORROWINGS

Long-term debt consists of the following:
	Term Loan	Revolver	Senior Secured Notes	Senior Notes	Senior PIK Notes	Total
Balance as at December 31, 2022	$1,974.6	$—	$—	$620.7	$408.3	$3,003.6
Principal paid	(21.0)	—	—	—	(8.0)	(29.0)
Amortization of transaction costs	10.2	—	—	2.6	3.2	16.0
Amortization of debt discount	0.8	—	—	—	1.8	2.6
Write-off of transaction costs & debt discount	—	—	—	—	0.2	0.2
Balance as at December 31, 2023	$1,964.6	$—	$—	$623.3	$405.5	$2,993.4
Borrowings	1,750.0	—	1,000.0	—	—	2,750.0
Drawdowns	—	183.0	—	—	—	183.0
Principal paid	(1,988.0)	(183.0)	—	(630.0)	(412.0)	(3,213.0)
Transaction cost	(34.7)	—	(6.3)	—	—	(41.0)
Debt discount	(26.3)	—	(7.5)	—	—	(33.8)
Amortization of transaction costs	7.1	—	0.9	0.9	1.1	10.0
Amortization of debt discount	3.4	—	1.1	—	0.6	5.1
Write-off of transaction costs & debt discount	11.1	—	—	5.8	4.8	21.7
Balance as at December 31, 2024	$1,687.2	$—	$988.2	$—	$—	$2,675.4
Classification
Current portion	$21.0	$—	$—	$—	$—	$21.0
Non-current portion	1,943.6	—	—	623.3	405.5	2,972.4
Total as at December 31, 2023	$1,964.6	$—	$—	$623.3	$405.5	$2,993.4
Current portion	$17.5	$—	$—	$—	$—	$17.5
Non-current portion	1,669.7	—	988.2	—	—	2,657.9
Total as at December 31, 2024	$1,687.2	$—	$988.2	$—	$—	$2,675.4
As at December 31, 2024 and 2023, the Company had availability of $272.8 million and $213.3 million, respectively, under a revolving credit facility (the “Revolver”), net of letters of credit outstanding under the credit facility of $1.0 million and $1.7 million, respectively.
The undiscounted future repayments per fiscal year, including minimum future accrued interest, are as follows:
	Term Loan	Senior Secured Notes	Total
2025	$201.9	$91.6	$293.5
2026	200.6	91.7	292.3
2027	199.3	91.9	291.2
2028	198.6	92.3	290.9
2029	1,693.7	1,011.5	2,705.2
Thereafter	—	—	—
Total	$2,494.1	$1,379.0	$3,873.1

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Term Loan actual annual repayments are impacted by the excess cash flow sweep, which comes into effect in 2026, as defined in the Credit Agreement, and may be different than the timing and amounts noted above for the respective years. Management cannot reasonably estimate additional payments that may be required and has therefore not classified these potential payments as current debt. As at December 31, 2024, the Company was in compliance with all debt covenants and conditions.
Term loan and revolver credit agreements
On March 28, 2018, the Company, through its wholly-owned subsidiary Husky Injection Molding Systems Limited (“HIMS”), entered into a $2,350.0 million Credit Agreement, with the “Revolver” and the Term Loan, which both mature on March 28, 2025. Husky is structured as a holding company and owns HIMS through a series of wholly-owned intermediary subsidiaries. Husky and these wholly-owned intermediary subsidiaries do not produce any goods or services and the only financing activities executed within these entities relates to the Senior PIK Notes, as described further below. Substantially all of the Company’s assets had been pledged as collateral. The maximum available credit under the Revolver was $250.0 million. The principal amount of the Term Loan was $2,100.0 million. The Term Loan had a floating interest rate and required principal repayments of $5.25 million quarterly, or $21.0 million annually. There were additional payment requirements which commenced in the year ended December 31, 2019, based on 0.0% to 50.0% of excess cash flows, the percentage being determined by a leverage ratio as defined in the Credit Agreement. The additional required payments based on excess cash flows could have been credited towards the scheduled principal repayments.
The Company had the option to make prepayments against the Term Loan. Subject to lender approval, the Revolver and Term Loan could have increased by $332.25 million, plus an additional amount based on the consolidated earnings before interest, taxes, depreciation and amortization. The Credit Agreement has restrictions on new debt issuance, the sale of assets, capital expenditures, and requires the Company to maintain a leverage ratio dependent on the usage of the Revolver. Further, the Credit Agreement imposes limitations on payment of dividends by HIMS based upon various annual performance metrics of HIMS. The Revolver advances bore interest at the Secured Overnight Financing Rate (“SOFR”) plus 2.50% to 3.00% dependent on the first lien leverage ratio, and the Term Loan bore interest at LIBOR plus 3.00%. Additionally, the Revolver was subject to unused line fees determined on an annual rate of 0.375% and calculated based on the amount by which the commitments exceed the average daily balance of the outstanding loans under the Revolver during the applicable quarter.
On July 7, 2022, HIMS, amended the Credit Agreement to extend the maturity date of the Revolver (the “2022 Amendment”). The Amendment established two tranches of revolving facility:
i.
$25.0 million available under the new 2023 Revolving Credit Facility with maturity date of March 28, 2023, and

ii.
$225.0 million available under the new 2025 Revolving Credit Facility with maturity date of March 28, 2025.

The 2022 Amendment included a provision whereby the 2025 Revolving Credit Facility would mature earlier on November 15, 2024, if the outstanding balance of Senior PIK Notes is in excess of $100.0 million, or on December 27, 2024, if the outstanding balance of Term Loan is in excess of $100.0 million. Pursuant to the 2022 Amendment, the Term Loan and Revolver advances bore interest at the SOFR plus 2.50% to 3.00% dependent on the first lien leverage ratio. The other terms of the Credit Agreement remained unchanged from the original agreement.
On December 20, 2022, HIMS, further amended the Credit Agreement to adjust the two tranches of the revolving facility to:
i.
$35 million available under the new 2023 Revolving Credit Facility with maturity date of March 28, 2023, and

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
ii.
$215 million available under the new 2025 Revolving Credit Facility with maturity date of March 28, 2025.

On April 23, 2024, HIMS and certain of the Husky’s subsidiaries, entered into Amendment No. 5 to the credit agreement (the “Amendment”), providing for a new senior secured first-lien term loan facility in an aggregate principal amount of $1,750.0 million (the “Term Loan”) and a new senior secured super priority multi-currency revolving credit facility with commitments of $273.8 million (the “Revolver”). The Term Loan matures on February 15, 2029, and the Revolver matures on November 16, 2028.
Substantially all of the Company’s assets have been pledged as collateral. The Term Loan has a floating interest rate and requires principal repayments of $4.375 million quarterly (commencing with the quarter ending September 30, 2024), or $17.5 million annually. There are additional payment requirements (subject to certain exceptions) commencing with the year ending December 31, 2025, ranging from 0.0% to 50.0% of excess cash flows, the percentage being determined by a leverage ratio as defined in the Amendment. The additional required payments based on excess cash flows can be credited towards the scheduled principal repayments. The Company may optionally make prepayments against the Term Loan without any premium or penalty. As set forth in the Amendment, and subject to lenders’ approval, the Revolver and Term Loan may be increased.
The Amendment has restrictions on new debt issuance, certain payments such as dividends, the sale of assets, investments such as capital expenditures, certain liens, transactions with affiliates and requires the Company to comply with a maximum leverage ratio, which is only measured when usage of the Revolver exceeds 35% as at the reporting date. Further, the Amendment imposes limitations on payment of dividends based upon various annual company performance metrics.
On December 12, 2024, HIMS completed Amendment No. 6 to the credit agreement to reduce the Term Loan rate from SOFR plus 5.00% to SOFR plus 4.50% per annum.
The Revolver advances bear interest at the Secured Overnight Financing Rate (“SOFR”) plus 4.00% to 5.00% per annum dependent on the first lien leverage ratio, and the Term Loan bears interest at SOFR plus 4.50% per annum. Additionally, the Revolver is subject to unused line fees determined on an annual rate of 0.375% and calculated based on the amount by which the commitments exceed the average daily balance of the outstanding revolving loans under the Revolver during the applicable quarter.
As at December 31, 2024 and 2023, the interest rate on the Term Loan was 8.8% and 8.5%, respectively. As at both December 31, 2024 and 2023, there was no outstanding balance on the Revolver.
Senior notes
On March 28, 2018, the Company, through two wholly owned subsidiaries, issued $650.0 million aggregate principal unsecured 7.750% Senior Notes that mature on April 15, 2026. The Senior Notes interest repayment was required semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2018.
The Company could have redeemed all or some of the Senior Notes at any time on or after April 15, 2021, at the redemption prices set forth in the offering memorandum, plus accrued and unpaid interest. Further, upon the occurrence of certain changes in applicable tax law, the Company could have redeemed all of the Senior Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional amounts, if any. The Senior Notes and related accrued interest have been fully repaid in connection with the debt refinancing.
Senior secured notes
On February 12, 2024, the Company, through its directly and indirectly owned subsidiaries (the “Issuers”), issued $1,000.0 million aggregate principal secured 9.00% Senior Secured Notes that mature on

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
February 15, 2029. The Senior Secured Notes interest repayment is required semi-annually in cash in arrears on February 15 and August 15 of each year, which commenced on August 15, 2024.
The Company may redeem some or all of the Senior Secured Notes at any time at the redemption prices set forth in the indenture, plus accrued and unpaid interest (if any) and make-whole or similar premiums if any. In certain circumstances, the Company may be required to offer to repurchase some or all of the Senior Secured Notes at the prices set forth in the indenture, plus accrued and unpaid interest (if any).
In connection with the closing of the Amendment, the Term Loan, the Senior Secured Notes and the related Guarantees were secured by first-priority security interests in substantially all of the Issuers’ and the Guarantors’ assets, subject to certain limitations, exceptions and permitted liens, to the extent applicable (the “Collateral”). The aforementioned assets will also secure the obligations under the new credit facility on a pari passu basis.
Senior PIK notes
On February 14, 2020, the Company, through an indirect wholly-owned subsidiary, issued 13.00%/13.75% Senior PIK Notes that mature on February 15, 2025 for the aggregate principal amount of $460.0 million. The interest on the Senior PIK Notes was payable semi-annually on February 15 and August 15 of each year commencing with August 15, 2020, to holders of record as of the close of business on each interest payment date. After the initial interest period, the Company had the option to pay interest on the Senior PIK Notes by increasing the principal amount of the Senior PIK Notes or by issuing additional Senior PIK Notes instead of making cash interest payments subject to certain metrics pursuant to the terms of the Indenture dated February 14, 2020. Interest accrued on the Senior PIK Notes at a rate per annum equal to 13.75%, which was the Cash Interest rate plus 0.75%. The Senior PIK Notes were issued at a price of 98%, resulting in original issue discount (“OID”) of $9.2 million. The Company also incurred approximately $15.6 million in underwriting and other fees. The Company capitalized the $24.8 million of issuance costs related to the Senior PIK Notes which was amortized over the term of the Senior PIK Notes using the effective interest rate method.
The Company could have redeemed all or some of the Senior PIK Notes at any time on or after February 15, 2021, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. Upon the occurrence of certain changes in applicable tax law, the Company could have redeemed all of the Senior PIK Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional amounts, if any. Upon occurrence of change in control, each holder of Senior PIK Notes could have required the Company to repurchase all or any portion of that holder’s Senior PIK Notes, at cash redemption price equal to 101% of the aggregate principal amount of the Senior PIK Notes, plus accrued and unpaid interest, if any. Further, in case certain assets of the Company were sold, the Company would have applied all the excess proceeds to the purchase of Senior PIK Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest. In addition, the Indenture had restrictions on new debt issuance, sale of assets, capital expenditures, transactions with affiliates, future guarantees and liens.
Subsequent to the issuance of Senior PIK Notes, on March 26, 2020, the Company completed a purchase in the open market of $40 million 13.00% interest-bearing Senior PIK Notes originally due to mature on February 15, 2025 at a re-purchase price of $70.25 (amounting to $28.8 million including $0.7 million of accrued interest). A gain on the extinguishment of debt of $9.8 million, net of $0.8 million of OID and $1.3 million of deferred financing fees written off as a result of the purchase, was recognized in the consolidated statements of operations.
On April 4, 2023, the Company closed another purchase in the open market of $8.0 million 13.00% interest-bearing Senior PIK Notes originally due to mature on February 15, 2025 at a re-purchase price of $84.75 (amounting to $6.9 million including $0.1 million of accrued interest). A gain on the extinguishment of debt of $1.0 million, net of $0.1 million of OID and $0.1 million of deferred financing fees written off

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
as a result of the purchase, was recognized in the consolidated statements of operations. The Senior PIK Notes and related accrued interest have been fully repaid in connection with the debt refinancing.
Preferred shares and warrants
On April 23, 2024, Husky issued 370,000 Class A Preferred Shares and 111,794 warrants for aggregate gross proceeds of $362.6 million. The transaction costs in relation to these preferred shares and warrants is $16.0 million.
The 111,794 warrants enable holders to purchase up to 111,794 Class A Common Shares at an exercise price of $1,953.90 per share. The warrants are only exercisable upon a change of control until April 23, 2034, unless certain triggering events occur that could cause the warrants to become null and void upon certain circumstances as described in the Securities Purchase Agreement and Articles of Husky Technologies Limited (“Subscription Agreement”), including the completion of an initial public offering. The fair value of warrants was estimated using the Black Scholes option pricing model and was valued at $19.6 million, net of $0.9 million issuance costs and $0.4 million discount, and has been recorded in additional paid-in capital within the consolidated statements of stockholders’ equity.
The holders of the preferred shares are entitled to a liquidation preference of 14% per annum. Semi-annually, the Company can choose whether cash distributions are made or have the liquidation preference accrue. The preferred shares are considered currently redeemable and are subsequently measured at the maximum redemption amount under the Subscription Agreement at each reporting date, net of the fair value of certain embedded features that have been bifurcated and recognized as an embedded derivative. As at December 31, 2024, the preferred return was $206.5 million and is reflected within preference share capital on the consolidated balance sheets. For the year ended December 31, 2024, the Company recognized preferred return of $35.2 million and $171.3 million ($nil for the years ended December 31, 2023), through additional paid-in capital and accumulated deficit, respectively, on the consolidated balance sheets.
In accordance with the Subscription Agreement, upon the occurrence of certain triggering events, under certain conditions, the preferred shares must be redeemed for cash or common shares based on the market value of the common shares at that time. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the preferred shares shall be in preference and priority to any distribution to the holders of the Class A and Class B Common Shares. The preferred shares are financial instruments with both equity and debt characteristics and is classified as temporary equity on the consolidated balance sheets.
The following table summarizes the preference share capital activities for the year ended December 31, 2024:
Preference Share Capital
Balance as at December 31, 2023	$—
Issuance of Preference Share Capital	349.1
Discount on Preference Share Capital	(6.0)
Transaction costs	(13.1)
Bifurcation of Embedded Derivative	(46.0)
Preferred Return	206.5
Balance as at December 31, 2024	$490.5
Embedded derivatives
The Term Loan, Revolver Credit Agreements, Senior Secured Notes and preferred shares, each contain a number of embedded features. The embedded features within the Term Loan, Senior Secured Notes and

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Revolver were closely related to the host contract and therefore do not require a separate unit of accounting. Certain embedded features within the preferred shares, specifically conversion rights of the holder in the event of a change of control or completion of an initial public offering of the Company, were not clearly and closely related to the host contract and have been classified as an embedded derivative requiring separate presentation from the preferred shares and subsequent measurement at FVTPL.
The fair value of the preferred shares embedded derivative was determined to be a Level 3 instrument and was valued using the with and without method Monte Carlo Simulation. Under this dynamic model, an equity waterfall is used to simulate equity proceed distributions assuming various time periods, redemption events and settlement in either cash or common shares. The value is simulated by capturing the highest and best outcome, with and without the embedded derivative. As a part of this model, significant estimates include the probabilities for each scenario and the stock price of the Company. As at April 23, 2024 and December 31, 2024, the fair value of the embedded derivative is $46.0 million and has been recorded in other current liabilities within the consolidated balance sheets. For the year ended December 31, 2024, the Company recognized $nil change in derivative fair value in the consolidated statements of operations ($nil for the years ended December 31, 2023 and 2022 respectively). The transaction costs and discount in relation to embedded derivative are $2.0 million and $0.9 million, respectively.
The net proceeds from the new Term Loan, Senior Secured Notes and preferred shares were used to repay the previous Term Loan, Senior Notes, Senior PIK Notes (“Previous Debt”) and related accrued interest. As at April 23, 2024, the unamortized balance of transaction costs and discount on Previous Debt has been recognized as a loss on debt extinguishment in the consolidated statements of operations.
15.
EMPLOYEE FUTURE BENEFITS

The Company provides various employee benefit plans for its employees. For the years ended December 31, 2024 and 2023, the Company recorded employee benefit expenses of $6.0 million and $5.8 million, respectively, for defined contribution plans.
Employee future benefits consist of the following:
	As at December 31,
	2024	2023
Liability
Health and dental care benefits	$3.8	$4.2
Total Liability	$3.8	$4.2
Asset
Defined benefits pension plan	1.0	3.0
Total asset	$1.0	$3.0
As at December 31, 2024 and 2023, the asset related to the defined benefits pension plan of $1.0 million and $3.0 million, respectively, is recorded within other long-term assets in the consolidated balance sheets. During 2023, there was a restructuring due to closure of the SCM business. The benefit obligations and plan assets were based on curtailment and settlement.
Health and dental care benefits
The Company provides certain health and dental care benefits to eligible Canadian employees and their dependents who retired between the ages of 55 and 65 and had worked at least 20 years for the Company. These benefits, both for the retiree and their dependents, are discontinued at the earlier of age 65 or the death of the retiree. The Company uses the fiscal year-end date as the measurement date for these

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
benefits. The most recent actuarial valuation of the benefit plan for the Company was as at July 1, 2023 and extrapolated to December 31, 2024.
The Company also provides long-term disability benefits to eligible disabled employees, their spouses and children. The Company uses the fiscal year-end date as the measurement date for these benefits. The most recent actuarial valuation of the benefit plan for the Company was as at December 31, 2024.
The weighted average actuarial assumptions used in measuring the Company’s health and dental care benefits obligations and costs as at December 31, 2024 and 2023 are as follows:
	As at December 31,
	2024	2023
Accrued benefit obligations
Discount rate	4.5%	4.6%
Weighted average initial health care cost trend rate	5.4%	5.6%
Weighted average ultimate health care cost trend rate	4.5%	4.5%
Years to reach ultimate trend rate	6	7
Net periodic costs
Discount rate	4.6%	5.1%
Weighted average initial health care cost trend rate	5.4%	5.6%
Weighted average ultimate health care cost trend rate	4.5%	4.5%
Years to reach ultimate trend rate	6	7
Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. The following table presents the impact of a 1% change in assumed health care cost trend rates on the health and dental benefit plans for the years ended December 31, 2024 and 2023:
	As at December 31,
	2024		2023
	1% Increase	1% Decrease	1% Increase	1% Decrease
Impact of changes in health care cost trend rates
Total service costs and interest costs	$—	$—	$—	$—
Projected benefit obligation	$0.3	$0.2	$0.3	$0.3

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The information about these plans is as follows:
	As at December 31,
	2024	2023	2022
Change in employee future benefit obligation
Balance, beginning of the year	$4.2	$5.1	$6.0
Current service cost	0.1	0.2	0.2
Interest cost	0.1	0.2	0.1
Actuarial gain	(0.1)	(1.2)	(0.6)
Benefits paid	(0.2)	(0.2)	(0.3)
Foreign exchange (gain) loss	(0.3)	0.1	(0.3)
Benefit obligation, end of the year	$3.8	$4.2	$5.1
Change in plan assets
Fair value of plan assets, beginning of the year	—	—	—
Employer contributions	0.2	0.2	0.3
Benefits paid	(0.2)	(0.2)	(0.3)
Fair value of plan assets, end of the year	$—	$—	$—
Unfunded status, end of the year	$(3.8)	$(4.2)	$(5.1)
Net amounts recognized in the non-current liabilities in the consolidated balance sheets	$(3.8)	$(4.2)	$(5.1)
	For the years ended December 31,
	2024	2023	2022
Current service cost	$0.1	$0.2	$0.2
Interest cost	0.1	0.2	0.1
Net periodic benefit cost	$0.2	$0.4	$0.3
Defined benefits pension plan
The Company maintains a defined benefits pension plan for its employees in Switzerland. The Company uses the fiscal year-end date as the measurement date for these benefits. The most recent actuarial valuation of the benefit plan for the Company was as at December 31, 2024.
The weighted average actuarial assumptions used in measuring the Company’s obligations and costs include:
	As at December 31,
	2024	2023
Projected benefit obligation
Discount rate	1.0%	1.4%
Rate of compensation increase	2.3%	2.4%
Net periodic benefit cost
Discount rate	1.4%	2.4%
Expected long-term rate of return on plan assets	3.5%	3.8%
Rate of compensation increase	2.4%	2.6%

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The information about the Company’s defined benefits pension plan is as follows:
	As at December 31,
	2024	2023	2022
Change in projected benefit obligation
Balance, beginning of period	$47.7	$41.4	$51.3
Current service cost	0.8	1.0	1.4
Interest cost	0.6	1.0	0.1
Prior Service Cost	—	(0.5)	—
Employee contributions	1.0	1.1	1.1
Benefits paid	(1.9)	(4.4)	(0.8)
Premium paid	(0.2)	(0.2)	(0.2)
Actuarial loss	5.0	3.9	(10.8)
Foreign exchange (gain) loss	(3.5)	4.4	(0.7)
Benefit obligation, end of period	$49.5	$47.7	$41.4
Change in fair value of plan assets
Fair value of plan assets, beginning of period	50.7	46.3	51.8
Return on plan assets	3.7	2.1	(6.1)
Employer contributions	1.0	1.1	1.1
Employee contributions	1.0	1.1	1.1
Benefits paid	(1.9)	(4.4)	(0.8)
Premium paid	(0.2)	(0.2)	(0.2)
Foreign exchange (loss) gain	(3.8)	4.7	(0.6)
Fair value of plan assets, end of period	$50.5	$50.7	$46.3
Funded status, end of period	$1.0	$3.0	$4.9
Net amounts recognized in the non-current assets in the consolidated balance sheets	$1.0	$3.0	$4.9
	For the years ended December 31,
	2024	2023	2022
Current service cost	$0.8	$1.0	$1.4
Interest cost	0.6	1.0	0.1
Amortization of prior service cost	—	(0.5)	—
Expected return on plan assets	(1.7)	(1.7)	(1.0)
Net periodic benefit cost	$(0.3)	$(0.2)	$0.5
The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation as at December 31, 2024 and include estimated future employee service.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The following table presents expected future benefit payments by plan type:
	Defined contribution	Defined benefit	Health and dental	Total
Expected employer contributions
2025	$6.2	$1.0	$0.2	$7.4
2026	6.3	1.0	0.2	7.5
2027	6.4	1.0	0.2	7.6
2028	6.5	1.0	0.2	7.7
2029	6.7	1.0	0.2	7.9
	$32.1	$5.0	$1.0	$38.1
Expected benefit payments
2025		$2.4	$0.2	$2.6
2026		2.5	0.3	2.8
2027		2.7	0.3	3.0
2028		2.9	0.3	3.2
2029		2.9	0.3	3.2
Thereafter		13.8	1.4	15.2
		$27.2	$2.8	$30.0
Defined benefit plan assets
The overall investment goal of the pension plan assets is to earn a rate of return over time which, when combined with the Company’s contributions, satisfies the benefit obligations of the pension plans and maintains a sufficient liquidity to pay benefits.
The following table presents the defined benefit pension plan’s actual and target asset allocations as at December 31, 2024 and 2023:
	As at December 31,
	2024		2023
	Target allocation ranges	Percentage of plan assets	Target allocation ranges	Percentage of plan assets
Equity securities	11 to 53%	36.7%	11 to 53%	38.3%
Debt securities	22 to 80%	41.2%	22 to 80%	43.3%
Real estate	0 to 26%	16.3%	0 to 26%	17.2%
Cash and cash equivalents	0 to 20%	5.8%	0 to 20%	1.2%
Alternative investments (only precious metals and petroleum)	0 to 5%	0.0%	0 to 5%	0.0%
		100.0%		100.0%

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The following table presents the Company’s pension plan assets using the fair value hierarchy as at December 31, 2024 and 2023:
	As at December 31,
	2024		2023
	Total	Quoted prices in active markets for identical assets (Level 1)	Total	Quoted prices in active markets for identical assets (Level 1)
Asset categories
Equity securities	$18.5	$18.5	$19.4	$19.4
Debt securities	20.8	20.8	22.0	22.0
Real estate	8.2	8.2	8.7	8.7
Cash and cash equivalents	3.0	3.0	0.6	0.6
Total plan assets	$50.5	$50.5	$50.7	$50.7
As at December 31, 2024 and 2023, the Company’s pension plan did not have any Level 2 or Level 3 assets.
Equity securities:   Equity securities held by the Company’s pension plan are held through a mutual fund. The fair value of the mutual fund is based on the quoted market price.
Debt securities:   Debt securities held by the Company’s pension plan are held through a mutual fund. The fair value of the mutual fund is based on the quoted market price.
Real estate:   Real estate held by the Company’s pension plans are held through an investment fund. The fair value of the investment fund is based on the quoted market price.
Cash and cash equivalents:   Cash and cash equivalents held by the Company’s pension plan are held on deposit with creditworthy financial institutions. The fair value of the cash and cash equivalents are based on the quoted market price of the respective currency in which the cash is maintained.
The expected rate of return on plan assets was calculated as a weighted average of the expected return by asset class based on the targeted asset allocation.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
16.
COMMON SHARE CAPITAL

The Company has issued common share capital as follows:
	Number of common shares				Share capital amount
	Class A	Class B	Class B, Series 2	Total	Class A	Class B	Class B, Series 2	Total
Issued and outstanding as at January 1, 2022	906,670	21,008	9,078	936,756	$725.9	$16.6	$7.4	$749.9
New issuances	—	—	45	45	—	—	0.1	0.1
Repurchases	—	—	(244)	(244)	—	—	(0.3)	(0.3)
Issued and outstanding as at December 31, 2022	906,670	21,008	8,879	936,557	$725.9	$16.6	$7.2	$749.7
Repurchases	—	(55)	(790)	(845)	—	(0.1)	(0.7)	(0.8)
Issued and outstanding as at December 31, 2023	906,670	20,953	8,089	935,712	$725.9	$16.5	$6.5	$748.9
Repurchases	—	—	(190)	(190)	—	—	(0.2)	(0.2)
Issued and outstanding as at December 31, 2024	906,670	20,953	7,899	935,522	$725.9	$16.5	$6.3	$748.7
Each Class A Common Share entitles the holder to one vote at any meeting at which the holders of Class A Common Shares are entitled to vote. Class A Common Shares shall be entitled to receive dividends and are without par value features.
The holders of the Class B Common Shares are not entitled to receive notice of, attend, or vote at any meeting of the shareholders of the Company, and the Class B Common Shares carry no voting rights. The Class B Common Shares are without par value and has unlimited number.
The Class A Common Shares shall rank equally with the Class B Common Shares with respect to dividends, and all dividends which the Board of Directors of the Company may declare on the Class A Common Shares or the Class B Common Shares shall be declared and paid in equal amounts per share on all Class A Common Shares and Class B Common Shares at the time outstanding.
In the event of the liquidation, dissolution, or winding-up of the Company, the holders of the Class A Common Shares shall be entitled to participate pro rata with the holders of the Class B Common Shares in any distribution of all the remaining property or assets of the Company.
17.
STOCK-BASED COMPENSATION

The Plan was established on July 2, 2018, and the Plan Participants are awarded stock options in the equity of the Company. The options have a contractual life of 10 years and vest 20% on each anniversary of the date of grant for five years. The Board of Directors of the Company has capped stock option award grants at 70,677 common shares. The Company will use allotted and unissued stock to satisfy stock award exercise.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
A summary of the status of the options for the years ended December 31, 2024, 2023 and 2022 is as follows:
	Number of time vesting options	Weighted average fair value per option	Weighted average exercise price per share	Weighted average remaining contractual life (years)
Outstanding balance, December 31, 2021	56,466	$227.59	$1,300.58	6.95
Granted	4,600	367.01	1,500.00	9.71
Exercised	(180)	279.14	1,300.58	6.32
Forfeited	(2,965)	244.40	1,300.58	—
Outstanding balance, December 31, 2022	57,921	$237.64	$1,316.42	6.24
Granted	5,500	331.43	1,500.00	9.81
Forfeited	(1,594)	289.04	1,300.58	—
Outstanding balance, December 31, 2023	61,827	$244.66	$1,333.16	5.64
Granted	6,690	280.21	1,500.00	9.64
Forfeited	(230)	291.65	1,300.58	—
Expired	(543)	—	1,311.60	—
Outstanding balance, December 31, 2024	67,744	$291.29	$1,350.01	5.11
Exercisable balance, December 31, 2024	52,868	$236.53	$1,311.67	4.09
Exercisable balance, December 31, 2023	50,683	$222.53	$1,304.20	4.94
Exercisable balance, December 31, 2022	41,262	$218.32	$1,300.58	5.86
The Company accounts for the stock option awards as employee equity awards. The expense associated is recorded as the option awards vest with a corresponding increase to contributed surplus. The fair value of stock options used to calculate compensation expense was estimated using the Black Scholes option pricing model. The Company has recognized the expense based upon the portion of the requisite service period using the graded method with a forfeiture rate of 10.0%.
For the years ended December 31, 2024, 2023 and 2022, the Company used the following weighted average assumptions to estimate stock option expense:
	For the years ended December 31,
	2024	2023	2022
Share price	$1,043.00	$1,040.00	$1,160.00
Exercise price	$1,350.01	$1,333.16	$1,316.42
Fair value	$280.21	$331.43	$367.01
Risk-free interest rate	3.80%	4.49%	3.14%
Stock price volatility	33.00%	33.02%	33.09%
Dividend yield	0.00%	0.00%	0.00%
Forfeiture rate	10.00%	10.00%	10.00%
Expected term in years	6.5	7.0	7.0
The share price of the Company is determined by an independent third-party valuator. The valuator arrives at the share valuation by reviewing internal forecasts, market activity and external comparable companies.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
The risk-free rate is based on the U.S. Federal Reserve bank benchmark bond yield on grant date for an equivalent term. The stock price volatility represents the implied volatility estimated using the weighted average volatility of similar publicly traded companies. The expected term of the stock options is based on the expected exercise and post-vesting employment termination behavior.
In the event of a sale of the Company, the stock options will vest and become exercisable in full immediately prior to such sale. In the event of a public offering of the shares of the Company, the stock options will subject to accelerated vesting in accordance with the terms of the Plan. For the years ended December 31, 2024, 2023 and 2022, the Company recorded stock-based compensation expense of $1.3 million, $1.0 million and $1.2 million, respectively.
As at December 31, 2024, the total compensation expense of $2.1 million related to non-vested outstanding stock options has not been recognized. This cost is expected to be recognized over a weighted-average period of 3.5 years.
18.
REVENUE AND SEGMENT DISCLOSURES

Revenue, classified by the nature, was as follows:
	For the years ended December 31,
	2024	2023	2022
Tooling and aftermarket	$1,118.6	$1,074.2	$1,040.8
Systems	375.9	442.9	373.7
Total	$1,494.5	$1,517.1	$1,414.5
Revenue contract assets and liabilities
The following table sets forth the activity in the Company’s revenue contract assets and liabilities for the years ended December 31, 2024 and 2023:
	Trade receivables net(1)	Deferred revenue
Balances as at December 31, 2022	$206.0	$236.4
Increases due to invoicing of new or existing contracts	1,517.1	1,166.4
Decreases due to payment, fulfillment of performance obligations, or other	(1,495.8)	(1,213.0)
Balances as at December 31, 2023	$227.3	$189.8
Increases due to invoicing of new or existing contracts	1,494.5	887.0
Decreases due to payment, fulfillment of performance obligations, or other	(1,462.9)	(911.0)
Balances as at December 31, 2024	$258.9	$165.8

(1)
Includes unbilled trade receivables related to the sale of medical molds, for which revenue is recognized over time, in the amount of $6.8 million as at December 31, 2024 ($6.1 million as at December 31, 2023)

The outstanding balances of deferred revenue as at December 31, 2023 have been fully recognized into revenue as at December 31, 2024. The Company does not have significant sales to one customer that exceed 10% of total revenue.
As at December 31, 2024 and 2023, the Company had remaining performance obligations of $564.8 million and $606.2 million, respectively, of which $530.9 million is expected to be satisfied and recognized into revenue in 2025 and $33.9 million is expected to be recognized in 2026 and beyond.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Segment disclosures
The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker (“CODM”) for making decisions and assessing performance as a source of the Company’s reportable operating segments. The CODM, comprised of the Board of Directors and the Chief Executive Officer, reviews financial information, makes decisions and assesses the performance of the Company as a single operating and reportable segment.
Geographical information
The Company is managed on a worldwide basis, but operates in four principal geographical areas, North America, which includes Canada and the U. S.; Latin America, which includes Mexico and Central and South America; EMEA, which includes Europe, the Middle East, Africa and the Commonwealth of Independent States; and Asia Pacific, which includes Japan, China, India, Singapore, Australia and New Zealand.
In presenting the geographical information, revenue is based on the region in which the revenue is transacted, and intellectual property is located. Assets are based on the geographic locations of the assets.
Year ended December 31, 2024	Canada	Luxembourg	United States	China	Rest of the World	Total
Revenue	$20.0	$4.7	$412.9	$197.6	$859.3	$1,494.5
Non-current assets	$151.2	$79.9	$76.2	$42.7	$26.1	$376.1
Year ended December 31, 2023	Canada	Luxembourg	United States	China	Rest of the World	Total
Revenue	$23.3	$8.7	$481.5	$175.3	$828.3	$1,517.1
Non-current assets	$158.5	$87.9	$79.0	$45.7	$29.7	$400.8
Year ended December 31, 2022	Canada	Luxembourg	United States	China	Rest of the World	Total
Revenue	$24.3	$2.1	$481.0	$191.2	$715.9	$1,414.5
Within the category of Rest of the World, there are no countries that exceed 10% of total non-current assets presented above.
19.
COST OF GOODS SOLD

The cost of goods sold consists of the following:
	For the years ended December 31,
	2024	2023	2022
Material	$508.7	$565.5	$530.5
Labor	157.0	157.1	139.4
Overheads	281.2	290.5	283.8
Other	13.5	17.8	35.4
Total	$960.4	$1,030.9	$989.1

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
20.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses by nature are as follows:
	For the years ended December 31,
	2024	2023	2022
Depreciation and Amortization	$115.9	$123.5	$115.9
Impairment of Intangibles	1.8	57.6	—
Employee Costs and Benefits	95.7	91.3	97.5
Business Transformation, Non-Recurring and Other One-Time Costs	9.1	43.3	30.2
Office and Facility Costs	15.7	16.4	17.1
Professional Services	20.0	13.3	18.9
Travel	8.2	7.8	7.7
Other	0.9	23.8	6.3
Total	$267.3	$377.0	$293.6

21.
INTEREST EXPENSES, NET

Interest expense for the Company is as follows:
	For the years ended December 31,
	2024	2023	2022
Accretion and interest on debt	$290.1	$273.2	$198.1
Amortization of transaction costs and debt discount	18.0	18.6	17.6
Commitment fees	1.0	0.8	0.9
Bank fees and other charges, net	1.2	1.4	1.1
Total	$310.3	$294.0	$217.7

22.
COMMITMENTS, GUARANTEES, CONTINGENCIES AND INDEMNIFICATIONS

The Company’s commitments, guarantees, contingencies and indemnifications consist of the following:
Letters of credit and guarantees
The Company may request that its bank issue letters of credit or letters of guarantee in favor of suppliers, customers and/or tax authorities to payment of certain obligations. As at December 31, 2024 and 2023, the Company issued such letters totaling $13.4 million and $18.9 million, respectively. For the years ended December 31, 2024 and 2023, there were no material payments against such obligations.
The Company may, in certain cases, guarantee equipment performance benchmarks. Such guarantees may entail payment of a monetary penalty, or may commit the Company to repurchase the equipment, if the performance benchmarks are not met. For the years ended December 31, 2024, 2023 and 2022, the Company made no material payments to its customers related to equipment performance guarantees.
Future capital expenditures
As at December 31, 2024 and 2023, the Company had commitments to make future capital expenditures under non-cancellable contracts of $21.1 million and $19.6 million, respectively.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
Other contingencies
The Company has been named as defendant in certain legal actions and is subject to various risks and contingencies arising in the ordinary course of business. Management believes that adequate provisions have been recorded in the consolidated financial statements, as required. Although it is not possible to estimate the extent of potential costs of any known matters, if any, management believes that ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.
Indemnifications
In the ordinary course of business, the Company has entered into agreements that include indemnifications in favor of third parties related mainly to lending agreements (for example, tax and environmental indemnifications). Such agreements do not specifically quantify the Company’s liability and, therefore, it is not possible to estimate the potential liability under these indemnities. Historically, the Company has not made any significant payments under indemnifications provided in the ordinary course of business.
23.
LOSS PER SHARE

Basic loss per share is calculated by dividing the loss for the respective years by the weighted average number of common shares outstanding during the period. The Company uses the treasury stock method for calculating the dilutive effect of the outstanding stock options. Under the treasury stock method, the weighted average number of common shares outstanding used for the calculation of diluted earnings per share assumes that the proceeds to be received on the exercise of dilutive stock options are used to repurchase common shares at the average market price during the period. Since the Company was in a loss position in all years presented herein, the effect of all outstanding stock options and warrants is anti-dilutive, therefore diluted loss per share is equal to basic loss per share for all periods presented.
The outstanding number and type of securities that could potentially dilute basic earnings per share in the future are as noted below:
	As at December 31,
	2024	2023	2022
Number of options outstanding – Stock-based compensation	67,744	61,827	57,921
	As at December 31,
	2024	2023	2022
Net loss attributable to common equity holders for basic loss from continuing operations	$(278.7)	$(140.9)	$(79.3)
Weighted average number of common shares outstanding	935,522	935,712	936,557
Net loss per common share (basic and diluted)	$(297.91)	$(150.58)	$(84.67)

24.
RELATED PARTY TRANSACTIONS

Under a corporate advisory services agreement with Platinum Equity Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, the Company pays an annual fee for certain corporate and advisory services provided by Platinum Advisors and reimburses Platinum Advisors for expenses incurred in the provision of such services. For the years ended December 31, 2024, 2023 and 2022, the Company incurred costs of $5.7 million, $5.6 million and $5.2 million, respectively, in fees and expense reimbursements for advisory services, of which $1.3 million was included in accounts payable and accrued liabilities as at December 31, 2024 ($1.3 million as at December 31, 2023). All related party transactions are included in selling, general and administrative expenses within the consolidated statements of operations.

Notes to the Consolidated Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars (except for share amounts)
As at December 31, 2024 and 2023, the Company had other receivables of $2.4 million and $1.2 million, respectively, due on demand, from its parent holding companies in relation to the general and administration fees paid by the Company on behalf of such parent holding companies. On April 19, 2024, the Company entered into a promissory note receivable with an entity that has a majority ownership in the Company in the amount of $20.0 million, bearing interest at 6% and due on demand. These amounts are included in accounts receivable in the consolidated balance sheets.
The Company has business relationships with Data2Logistics, LLC (“D2L”), the Livingston International Inc. (“Livingston”), and The HC Companies, Inc. (“HC”), which are or were affiliated with the Platinum. For the years ended December 31, 2024, 2023 and 2022, the Company incurred costs of $0.04 million, $0.05 million and $0.1 million, respectively, to D2L, recorded in cost of sales, of which approximately $nil was included in accounts payable and accrued liabilities as at December 31, 2024 ($nil as at December 31, 2023). For the years ended December 31, 2024, 2023 and 2022, the Company incurred costs of $0.1 million, $0.2 million and $0.2 million, respectively, to Livingston, recorded in cost of sales, of which $0.1 million was included in accounts payable and accrued liabilities as at December 31, 2024 ($nil as at December 31, 2023). For the years ended December 31, 2024 and 2023, the Company had sales of $0.3 million and $0.2 million, respectively, to HC, of which $0.1 million was included in accounts receivable as at December 31, 2024 ($0.1 million as at December 31, 2023).
25.
SUBSEQUENT EVENTS

On January 23, 2025, the funds held in escrow and the related liability, as discussed in Note 4, were released following the resolution of said tax disputes.
There were no other subsequent events through February 27, 2025, the date the consolidated financial statements were available to be issued.

Schedule I — Condensed Parent Company Financial
Statements Information
As at December 31, 2024 and 2023 and for the years ended
December 31, 2024, 2023, 2022

Condensed Parent Company Balance Sheets
(United States dollars, in millions)
	As at December 31,
	2024	2023
Assets
Cash and cash equivalents	$0.7	$0.7
Investment in subsidiaries	500.9	245.0
Total assets	$501.6	$245.7
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$0.1	$0.1
Other payables to affiliates	25.9	9.6
Embedded derivatives	46.0	—
Total current liabilities	72.0	9.7
Loans payable to affiliates	6.4	6.4
Total liabilities	78.4	16.1
Temporary Equity
Preference share capital, no par value, 370,000 Class A preferred shares	490.5	—
Permanent equity
Common share capital, no par value, unlimited shares, authorized, 935,522 and 935,712 shares issued and outstanding, respectively	748.7	748.9
Additional paid-in capital	0.9	15.2
Accumulated deficit	(816.9)	(534.5)
Total permanent equity	(67.3)	229.6
Total liabilities, temporary equity and permanent equity	$501.6	$245.7

Condensed Parent Company Statements of Comprehensive Loss
(United States dollars, in millions)
	For the years ended December 31,
	2024	2023	2022
Sales	$—	$—	$—
Selling, general and administrative expenses	1.3	1.0	1.2
Operating loss	(1.3)	(1.0)	(1.2)
Other (income) expense
Interest, net	2.9	—	—
Equity in net income of subsidiary	106.9	124.3	120.5
Loss before income taxes	$(111.1)	$(125.3)	$(121.7)
Income taxes	—	—	—
Net loss and comprehensive loss	$(111.1)	$(125.3)	$(121.7)
Attributable to:
Preferred return on preference share capital	(206.5)	—	—
Common equity holders	$(317.6)	$(125.3)	$(121.7)

Condensed Parent Company Statements of Cash Flows
(United States dollars, in millions)
	For the years ended December 31,
	2024	2023	2022
Operating activities
Net loss	$(111.1)	$(125.3)	$(121.7)
Adjustments for:
Equity in net loss of subsidiary	106.9	124.3	120.5
Stock-based compensation	1.3	1.0	1.2
Amortization of finance costs	2.9	—	—
Other	16.3	0.9	0.4
Cash provided by operating activities	16.3	0.9	0.4
Investing activities
Investment in subsidiary	(362.6)	—	—
Cash used in investing activities	(362.6)	—	—
Financing activities
Proceeds from equity issuances, net of discounts	362.6	—	0.1
Equity issuance costs	(16.0)	—	—
Share repurchases	(0.2)	(0.8)	(0.4)
Cash provided by (used in) financing activities	346.4	(0.8)	(0.3)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.1)	(0.1)
Net (decrease) increase in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of the year	0.7	0.7	0.7
Cash and cash equivalents, end of the year	$0.7	$0.7	$0.7

Notes to the Condensed Parent Company Financial Statements
Years ended December 31, 2024, 2023 and 2022
In millions of U.S. dollars
1.
NATURE OF OPERATIONS

Husky Technologies Limited (“Husky” or the “Parent”), formerly known as Titan I Holding Limited, as incorporated in British Columbia, Canada, on March 5, 2018. The Parent has no other operations beyond its ownership of Husky Injection Molding Systems Limited (“HIMS”) through intermediate holding companies.
2.
BASIS OF PRESENTATION

The accompanying Parent-only condensed financial statements are required in accordance with Rule 4-08(e)(3) of Regulation S-X. The financial statements include the amounts of the Parent and its investment in its subsidiaries are accounted for using the equity method. Under the equity method, investment in its subsidiaries is stated at cost plus contributions and equity in undistributed income (loss) of subsidiary less distributions received since the date of acquisition. These Parent-only condensed financial statements should be read in conjunction with Husky’s consolidated financial statements and their accompanying notes.

Annex A
EXECUTION VERSION
Share Purchase Agreement
by and among
CompoSecure, Inc.,
Forge New Holdings, LLC,
1561604 B.C. Unlimited Liability Company,
Forge US Top, LLC,
Husky Technologies Limited,
1561570 B.C. Ltd.,
The Sellers
and
the Shareholders’ Representative
November 2, 2025

A-i

A-ii

A-iii

Index of Exhibits
Exhibits
Exhibit A	Pre-Closing Restructuring
Exhibit B	Investor Rights Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Amended and Restated Waiver Agreement
Exhibit E	Management Agreement
Exhibit F	Investor Questionnaire
Exhibit G	Escrow Agreement
Exhibit H	Form of Letter of Transmittal
Exhibit I	Director and Officer Resignation List
Exhibit J	Example Net Working Capital Schedule
Exhibit K	Management Sellers

A-iv

Share Purchase Agreement
This Share Purchase Agreement (this “Agreement”) is made and entered into as of November 2, 2025 (the “Agreement Date”), by and among CompoSecure, Inc., a Delaware corporation (“Parent”), Forge New Holdings, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Holdings”), 1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia and an indirect wholly-owned subsidiary of Parent (“BidCo” and collectively with Holdings and Parent, the “Buyer Parties”), Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Cayman”), Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE QIQ Cayman”), Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company (“PE Principals”), Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Onshore”), Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Offshore” and, together with PE Cayman, PE QIQ Cayman, PE Principals and PE Co-Invest Onshore, the “PE Sellers”), Husky Technologies Limited, a corporation existing under the laws of the Province of British Columbia (the “Company”), 1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“New BC”), Forge US Top, LLC, a Delaware limited liability company (“TargetCo”), each of the undersigned (including by proxy or by joinder) shareholders of the Company designated on the signature pages under the heading “Management Sellers”, which includes all of the individuals set forth on Exhibit K (“Management Sellers” and, collectively with the PE Sellers, the “Sellers”), and the Shareholders’ Representative (as defined in Section 10.2(a)).
Recitals
A.   As of the Agreement Date, (x) the PE Sellers own (i) that number of ordinary shares (the “PE UK I Common Shares”) and that number of preferred shares (the “PE UK I Preferred Shares”) of PE Titan Holding Limited, a private company limited by shares registered in England and Wales with registered number 11242644 and its registered office at 280 Bishopsgate, London, EC2M 4AG (“PE UK I”), (ii) that number of ordinary shares (the “PE UK II Common Shares”) and that number of preferred shares (the “PE UK II Preferred Shares”) of PE Titan Holding II Limited, a private company limited by shares registered in England and Wales with registered number 11243295 and its registered office at 280 Bishopsgate, London, EC2M 4AG (“PE UK II”), (iii) that number of ordinary shares (the “PE UK III Common Shares”) and that number of Series A Preferred Shares (the “PE UK III Preferred Shares”, and together with the PE UK I Common Shares, PE UK I Preferred Shares, PE UK II Common Shares, PE UK II Preferred Shares and PE UK III Common Shares, the “PE UK Company Securities”) of PE Titan Holding III Limited, a private company limited by shares registered in England and Wales with registered number 11232376 and its registered office at 280 Bishopsgate, London, EC2M 4AG (“PE UK III” and, together with PE UK I and PE UK II, the “PE UK Companies”), (iv) that number of units (or, prior to the Pre-Closing Restructuring (defined below), membership interests) of TargetCo (“TargetCo Units”) and (v) that number and class or series of common shares (the “New BC Shares”) of New BC, in each case, as set forth opposite such PE Seller’s name on Schedule 3.2 or 3.3, as applicable, of the Company Disclosure Schedule, and (y) the issued and outstanding PE UK III Preferred Shares not owned by PE Sellers are owned by such Persons as set forth on Schedule 3.2 of the Company Disclosure Schedule (the “Non-PE UK III Preferred Shareholders”), which, together with the PE UK Company Securities, the TargetCo Units and the New BC Shares owned by the PE Sellers or (in the case of securities in PE UK II and PE UK III) the PE UK Companies, comprise all of the equity interests of the PE UK Companies, TargetCo and New BC, respectively, as of the Agreement Date.
B.    As of the Agreement Date, each Management Seller and PE UK III owns (i) that number of common shares of the Company (the “Company Shares”) and (ii) that number of preferred shares of the Company (the “Preferred Shares”), in each case, as set forth opposite such Person’s name on Schedule 3.3 of the Company Disclosure Schedule, which Company Shares and Preferred Shares (together with the options to purchase Class B common shares of the Company pursuant to the Company Option Plan) comprise all of the equity interests of the Company as of the Agreement Date.
C.    Each of the parties hereto desires to effect the restructuring and the recapitalization of the Acquired Companies (defined below) to the extent contemplated to take place prior to the Closings (as amended in accordance with this Agreement, the “Pre-Closing Restructuring”) as detailed on Exhibit A hereto (as amended in accordance with this Agreement, the “Pre-Closing Restructuring Plan”) on the terms and subject to the conditions set forth in this Agreement, and following the Pre-Closing Restructuring and as of immediately prior to the Closings, (i) New BC will wholly-own, directly or indirectly, each other Acquired Company and (ii) each Seller will own New BC Shares and the TargetCo Units, in each case, as set forth opposite such Seller’s name on the Initial Spreadsheet, which New BC Shares, together with the New BC Shares owned by TargetCo and the TargetCo Units (together with the Company Vested Options), will comprise all of the equity interests of New BC and TargetCo, respectively, as of immediately prior to the Closings.
D.   The PE Sellers desire to sell their TargetCo Units to Holdings or its designee to the extent provided for in the Pre-Closing Restructuring, free and clear of all Encumbrances, other than restrictions arising from applicable securities laws, and Holdings desires to purchase from the PE Sellers all such TargetCo Units on the terms and subject to the conditions set forth in this Agreement.
E.    The Sellers desire to sell their New BC Shares to BidCo and ExchangeCo free and clear of all Encumbrances, other than restrictions arising from applicable securities laws, and BidCo and ExchangeCo desire to purchase from the Sellers all such New BC Shares, on the terms and subject to the conditions set forth in this Agreement.
F.    On or prior to the date hereof, Parent entered into certain subscription agreements (the “Subscription Agreements”) with the PIPE Investors (as defined below) pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors agreed to purchase from Parent shares of Parent Common Stock for an aggregate purchase price equal to the PIPE Investment Amount, with such purchases to be consummated prior to or substantially concurrently with the Closings.
G.    Contemporaneously with the execution and delivery of this Agreement, certain stockholders of Parent are entering into a voting agreement with the Company (the “Voting Agreement”), pursuant to which, among other things, such stockholders have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all of their shares of Parent Common Stock in favor of the Parent Stock Issuance.
H.    At the Closings, the PE Sellers and Parent will enter into the Investor Rights Agreement and the Registration Rights Agreement contemplating, among other things, (i) certain governance and information rights of the PE Sellers in connection with the PE Sellers’ ownership of Parent Common Stock and (ii) certain registration rights, in each case, substantially in the form attached hereto as Exhibit B and Exhibit C.
I.   Immediately prior to the Closings, Resolute Holdings Management, Inc., a Delaware corporation, and Holdings will enter into a management agreement in the form attached hereto as Exhibit E, pursuant to which following the Closings, Resolute Holdings Management, Inc. will be responsible for managing the day-to-day business and operations, and overseeing the strategy of, Holdings and its subsidiaries.
J.   Each of the parties desires to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated by this Agreement (the “Transactions”) as set forth herein.
Now, Therefore, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
1.1   Certain Definitions.   As used in this Agreement, the following terms shall have the meanings indicated below. Unless indicated otherwise, all mathematical calculations contemplated hereby shall be rounded to the tenth decimal place.

“Accounting Principles” means GAAP, and to the extent in conformity with GAAP, the accounting principles, policies, practices, judgments, procedures and methodologies used in the preparation of the Financial Statements, in each case, applied on a consistent basis; provided, however, (a) the Closing Balance Sheet and the Price Components shall reflect no changes in reserves (regardless of whether any such reserve is recorded as an offset to a current asset’s carrying value or is included as an accrued liability in the Closing Balance Sheet) from amounts contained in the Company Balance Sheet, other than changes therein attributable to changes in facts and circumstances occurring after the Company Balance Sheet Date, (b) except as provided in clause (e) below, the Closing Balance Sheet and the Price Components shall not give effect to the consummation of the Transactions, including any payments of cash in respect of the Total Closing Cash Consideration, or any financing transactions in connection therewith or, after the Effective Time, any dividend or distribution by the Company or other action or omission by the Buyer Parties, the Company or any of its Subsidiaries that is not in the Ordinary Course of Business consistent with past practice, (c) the treatment of leases as capital leases or operating leases shall be identical to their treatment in the Company Balance Sheet, and (d) the Closing Balance Sheet and the Price Components shall not reflect (i) except in the case of Actual Paid Parent Transaction Expenses, any expense or liability for which the Buyer Parties are responsible under this Agreement or which is paid or assumed as a Shareholders’ Representative Expense or (ii) any asset or liability that is transferred out of the Acquired Companies (or any liability that is otherwise settled) after the Effective Time pursuant to the Pre-Closing Restructuring (despite the fact that a Price Component is otherwise determined as of the Effective Time), and (e) notwithstanding anything else in this Agreement, the Tax items in the Closing Balance Sheet and the Price Components (i) shall reflect the value of all Transaction Tax Deductions to the extent deductible at a “more likely than not” (or greater) level of comfort, (ii) shall be determined in accordance with past Tax reporting practice except as required by applicable Legal Requirements and (iii) shall not reflect any accruals or reserves for contingent Taxes or with respect to uncertain Tax positions.
“Accrued Income Taxes” means, with respect to each of the Acquired Companies an amount equal to (i) accrued and unpaid income Taxes for any Pre-Closing Tax Period or portion thereof for which an originally filed (i.e., not an amended) Tax Return has not been filed on or prior to the Closing Date, solely in respect of those jurisdictions in which the applicable Acquired Company is currently filing Tax Returns with respect to income Taxes (or has initiated business or acquired the relevant income Tax nexus on or after January 1, 2025), calculated (a) on a jurisdiction-by-jurisdiction basis and separately with respect to each regarded entity, (b) in a manner consistent with the accounting methodology and past Tax reporting and other practice of the Acquired Companies (except as required by applicable Legal Requirements or as provided for in An Act To Provide for Reconciliation Pursuant to Title II of H. Con. Res. 14, commonly known as the “One Big Beautiful Bill Act”), (c) taking into account any estimated income Tax payments and any overpayments of income Taxes made by any of the Acquired Companies in any Pre-Closing Tax Period, and any loss carryforwards, credits and other similar attributes of any of the Acquired Companies, to the extent such amounts would reduce unpaid income Taxes of the applicable Acquired Company with respect to any Pre-Closing Tax Period, (d) without regard to any deferred Tax assets or deferred Tax liabilities, (except as provided in preceding clause (c) and subject to the limitation therein), (e) in accordance with Section 7.16(c) in the case of any Straddle Period, (f) notwithstanding the preceding clause (b), by taking into account Transaction Tax Deductions to the extent deductible at a “more likely than not” or higher level of comfort, (g) by excluding any accruals or reserves established or required to be established under GAAP methodologies (e.g., for contingent income Taxes or with respect to uncertain Tax positions), (h) by excluding any Tax liabilities attributable to any action taken by Parent or any of its Affiliates (including, after the Closings, the Acquired Companies) in connection with its financing for the Transactions or otherwise after the Closings outside the Ordinary Course of Business, in each case except as specifically contemplated by the Agreement, and (i) by including any Tax imposed on Parent, any of its Affiliates or any of their direct or indirect owners with respect to “global intangible low-taxed income” within the meaning of Section 951A of the Code and “subpart F income” within the meaning of Section 952 of the Code for taxable years (or portions thereof) ending on or before the Closing Date in respect of any of the Acquired Companies that is a “controlled foreign corporation” for U.S. federal income tax purposes minus (ii) without duplication of amounts already taken into account in and that reduced the amount of the preceding clause (i), the aggregate amount of income Tax refunds receivable of the Acquired Companies for Pre-Closing Tax Periods for which the Acquired Companies have received written notice prior to the Closing Date that have not yet been received before the Closing Date. The amount of Accrued Income Taxes with respect to any jurisdiction, any Tax, any Tax period, or with respect to any entity shall not be a negative number, and the total amount of Accrued Income Taxes shall not be a negative number. In the event of any discrepancy between the principles set forth in this definition and the Accounting Principles, this definition shall prevail.
“Acquired Companies” means, collectively, (i) the PE UK Companies, (ii) New BC and, following the Pre-Closing Restructuring and as of immediately prior to the Closings, each Subsidiary of New BC and (iii) the Company and each Subsidiary of the Company.
“Acquisition Proposal” means any transaction or agreement, offer or proposal with respect to any transaction (other than this Agreement, the Transactions, any transaction or agreement entered into in connection herewith or with the Transactions or any other offer or proposal by Parent or its Subsidiaries), relating to, or involving: (a) any issuance by, or acquisition or purchase from, any Acquired Company, or any acquisition or purchase from the direct or indirect stockholders of any Acquired Company (whether by merger, consolidation or business combination with any such direct or indirect stockholder or otherwise), by any Person or Group (i) of more than a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Acquired Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning twenty-five percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Acquired Company, (iii) of any option, call, warrant or right (whether or not immediately exercisable) to acquire twenty-five percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Acquired Company, or (iv) of any security, instrument or obligation that is or may become convertible into or exchangeable for a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Acquired Company; (b) any merger, consolidation, business combination, joint venture, partnership, or similar transaction involving any Acquired Company, (c) any sale, lease, mortgage, pledge, exchange, transfer, license, spin-off, acquisition, or disposition of more than twenty-five percent (25%) of the assets of the Acquired Companies in any single transaction or series of related transactions (other than sales of inventory and other assets in the Ordinary Course of Business); or (d) any liquidation, dissolution, recapitalization or other reorganization of the Acquired Companies, or any extraordinary dividend, whether of cash or other property; provided, that none of the foregoing transactions, to the extent solely by and among the Acquired Companies (and not any third party), shall constitute an Acquisition Proposal.
“Actual Company Cash” has the meaning set forth in Section 2.8 below.
“Actual Company Debt” has the meaning set forth in Section 2.8 below.
“Actual Net Working Capital” has the meaning set forth in Section 2.8 below.
“Actual Paid Parent Transaction Expenses” has the meaning set forth in Section 2.8 below.
“Actual Transaction Expenses” has the meaning set forth in Section 2.8 below.
“Adjustment Amount” means the positive or negative number that is equal to the sum of (a) the Actual Company Cash less the Estimated Company Cash, (b) the Estimated Company Debt less the Actual Company Debt, (c) the Actual Net Working Capital less the Estimated Net Working Capital, (d) Estimated Transaction Expenses less Actual Transaction Expenses, and (e) Actual Paid Parent Transaction Expenses less Estimated Paid Parent Transaction Expenses.
“Adjustment Escrow Amount” means an amount equal to $7,000,000.
“Adjustment Escrow Fund” means, at any time after Closing, the portion of the Adjustment Escrow Amount then remaining in the one or more accounts in which the Escrow Agent has deposited the Adjustment Escrow Amount in accordance with the Escrow Agreement, including any amount of interest actually earned.
“Adjustment Spreadsheet” has the meaning set forth in Section 7.12(b) below.
“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Aggregate Company Vested Option Exercise Price” means the sum of the exercise prices of all Company Vested Options as calculated immediately prior to the Closings.
“Agreement” has the meaning set forth in the preamble above.
“Agreement Date” has the meaning set forth in the preamble above.
“Anti-Corruption Laws” means the United States’ Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery of 2010, as amended, any national and international law enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery Legal Requirements of any other jurisdiction where any Acquired Company operates or conducts business.
“Anti-Money Laundering Laws” means all applicable Legal Requirements related to financial recordkeeping or reporting, or the prevention of money laundering or terrorist financing in the jurisdictions in which any Acquired Company is organized or conducts its business, including but not limited to the Bank Secrecy Act of 1970, as amended, and any Legal Requirement implementing the “Forty Recommendations” published by the Financial Action Task Force on Money Laundering.
“Antitrust and FDI Law” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914, in each case, as amended, and any other Legal Requirement that is designed to (a) prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition and/or (b) control, screen or prohibit foreign direct investment or investments related to national security.
“Articles of Amendment” means the Articles of Amendment of ExchangeCo to be effective as of the Closing Date, which Articles of Amendment shall authorize and set forth the share terms of the Exchangeable Shares and be in form and substance acceptable to each of the Shareholders’ Representative and Parent.
“Base Cash Amount” means $3,953,000,000.
“Base Purchase Price” means the Base Cash Amount plus an amount equal to the Total Stock Consideration multiplied by $18.50.
“BidCo” has the meaning set forth in the preamble above.
“Books and Records” has the meaning set forth in Section 3.18 below.
“Business Day” means a day (a) other than Saturday or Sunday and (b) on which commercial banks are open for business in New York, New York or Bolton, Ontario.
“Buyer Parties” has the meaning set forth in the preamble above.
“CallCo” means 1561754 B.C. Unlimited liability company, a unlimited liability company formed under the laws of the Province of British Columbia.
“Canadian Management Sellers” means those Management Sellers who are residents of Canada pursuant to the Tax Act.
“Cash” means, with respect to a given Person, cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts; provided that the amount of Cash as of any given time shall be: (a) decreased by any Restricted Cash; (b) increased by any uncleared checks, wire transfers and drafts deposited for the account of the Company or any of its Subsidiaries at such time; and (c) decreased by any issued but uncleared checks, wire transfers and drafts written or issued by the Company or any of its Subsidiaries at such time.
“Cash Equivalent Consideration” means the quotient of (a) the sum of (i) the sum of (A) the Base Cash Amount, plus (B) the sum of (1) the amount, if any, of Estimated Company Cash, (2) the amount, if any, by which the Estimated Net Working Capital is greater than the Net Working Capital Threshold, and (3) the amount, if any, of the Estimated Paid Parent Transaction Expenses, less (C) the sum of (1) the amount, if any, by which the Estimated Net Working Capital is less than the Net Working Capital Threshold, (2) the amount, if any, of Estimated Transaction Expenses and (3) the amount, if any, of Estimated Company Debt, plus (ii) the Aggregate Company Vested Option Exercise Price plus (iii) the product of the Total Stock Consideration multiplied by $18.50 divided by (b) the sum of the Total New BC Shares plus the number of New BC Shares issuable upon exercise of all Company Vested Options held by all Pre-Closing Holders, in each case, as determined following the Pre-Closing Restructuring and immediately prior to the Closings.
“Claim” means all past, present and future disputes, claims, controversies, demands, rights, obligations, Proceedings and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim.
“Closings” and “Closing Date” have the meanings set forth in Section 2.3 below.
“Code” means the Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.
“Company” has the meaning set forth in the preamble above.
“Company Authorizations” has the meaning set forth in Section 3.9 below.
“Company Balance Sheet” has the meaning set forth in Section 3.5 below.
“Company Balance Sheet Date” has the meaning set forth in Section 3.6 below.
“Company Board” means the Board of Directors of the Company.
“Company Cash” means the aggregate amount of the Acquired Companies’ Cash as of the Effective Time, calculated in accordance with the Accounting Principles.
“Company Debt” means the aggregate amount of the Acquired Companies’ Debt as of the Effective Time, calculated in accordance with the Accounting Principles.
“Company Disclosure Schedule” has the meaning set forth in Article III below.
“Company Employee Plan” has the meaning set forth in Section 3.15(a) below.
“Company Indemnified Party” has the meaning set forth in Section 7.17(a) below.
“Company IP Rights” has the meaning set forth in Section 3.12(a)(ii) below.
“Company IP Rights Agreements” has the meaning set forth in Section 3.12(a)(ii) below.
“Company IT Systems” has the meaning set forth in Section 3.12(a)(viii) below.
“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Acquired Companies, taken as a whole.
“Company Option” means an option to purchase (i) prior to the Pre-Closing Restructuring, Class B common shares of the Company and (ii) following the Pre-Closing Restructuring, New BC Shares, in each case, pursuant to the Company Option Plan.
“Company Option Plan” means the Titan I Holding Limited 2018 Equity Incentive Plan, as amended.
“Company Optionholders” means the holders of Company Options.
“Company-Owned IP Rights” has the meaning set forth in Section 3.12(a)(iii) below.
“Company Preferred Holders” means the holders of outstanding Preferred Shares.
“Company Products” has the meaning set forth in Section 3.12(a)(vi) below.
“Company Registered Intellectual Property” has the meaning set forth in Section 3.12(a)(iv) below.

“Company Representative” has the meaning set forth in Section 7.1 below.
“Company Securityholders” means the Company Shareholders, the Company Preferred Holders, the Company Optionholders, and the New BC Shareholders, collectively.
“Company Shareholders” means the holders of outstanding Company Shares.
“Company Shares” has the meaning set forth in the preamble above.
“Company Source Code” has the meaning set forth in Section 3.12(a)(vii) below.
“Company Vested Option” means that portion of a Company Option that, as of the Closings, is vested under the terms of the Company Option Plan or otherwise, after giving effect to any acceleration thereof. For the avoidance of doubt, Exercised Company Options shall not be Company Vested Options.
“Confidentiality Agreement” means, collectively, the Nondisclosure Agreement, dated as of July 9, 2025 (as amended), by and between Husky Injection Molding Systems Ltd. and Resolute Holdings Management, Inc., the letter agreement, dated as of September 29, 2025, by and between Husky Injection Molding Systems Ltd. and Resolute Holdings Management, Inc., and the letter agreement, dated as of October 20, 2025, by and between Husky Injection Molding Systems Ltd. and Resolute Holdings Management, Inc.
“Continuing Employees” means employees of the Acquired Companies who remain employees of the Acquired Companies or become employees of Parent or its Subsidiaries immediately following the Closings.
“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and legally binding letters of intent) as of the Agreement Date or as may hereafter be in effect.
“D&O Insurance” has the meaning set forth in Section 7.17(b) below.
“Debt” means, without duplication: (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Acquired Companies, whether or not represented by bonds, debentures, notes, loans (including equipment loans other than pursuant to leases) or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, financial institutions or otherwise; (b) all deferred obligations of the Acquired Companies for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the Ordinary Course of Business that are either (i) not more than ninety (90) days past due or (ii) held consistent with the past practice of the Acquired Companies in connection with one or more disputes with suppliers); (c) all obligations of each Acquired Company to pay rent or other payment amounts under a lease which is required to be classified as a capital lease in accordance with the Accounting Principles; (d) all outstanding reimbursement obligations of each Acquired Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Acquired Company; (e) the net settlement amount under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks (which amount will reduce Debt if in an asset position); (f) the aggregate Redemption Price (as defined in the Articles of Association of PE UK III) payable in respect of all of the PE UK III Preferred Shares without taking into account the Pre-Closing Restructuring (such aggregate amount, the “Preferred Share Payment Amount”); (g) all obligations of each Acquired Company, whether interest bearing or otherwise, in respect of any accrued or deferred unpaid distributions with respect to the New BC Shares or owed to any New BC Shareholder or any Affiliate thereof in respect of any accrued and unpaid management fees, director fees or other similar amounts; (h) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid in respect of any of the foregoing on prepayment as a result of the consummation of the Transactions; (i) all Accrued Income Taxes; and (j) the amount of any payment obligations described in clauses (a) through (h) of any Person (other than an Acquired Company) for which any Acquired Company has provided a guarantee or (up to the value of the applicable assets) to the extent secured by an Encumbrance on any of the assets of any Acquired Company; provided that Debt shall not include (i) any premiums, penalties, fees, expenses, breakage costs, change of control payments or consent fees required to be paid or offered in respect of the Notes or the Target Credit Agreement as a result of the consummation of the Transactions, including any Debt Change of Control Waiver (collectively, the “Financing Fees”), (ii) undrawn letters of credit and reimbursement obligations in respect of undrawn letters of credit, (iii) any liabilities related to inter-company debt between any Acquired Companies, (iv) any redemption premium, prepayment penalty or similar payment with respect to leases included in the Debt to the extent such leases are not required by their terms to be repaid in full at the Effective Time, (v) any Parent Transaction Expenses or Transaction Expenses, (vi) all obligations (up to the Preferred Share Payment Amount) under PE UK III Preferred Shares and/or promissory notes or other indebtedness issued with respect thereto in accordance with the Pre-Closing Restructuring and (vi) all obligations (up to the PE Sellers Preferred Share Payment Amount) under the NAV Loan Agreement (clauses (i) through (vii) collectively, the “Debt Exclusions”).
“Debt Change of Control Waiver” means an amendment and/or waiver of the Target Credit Agreement sufficient to permit the transactions contemplated hereby, including any waiver of the event of default that would arise from a Change of Control (as defined in the Target Credit Agreement).
“Debt Exclusions” has the meaning specified in the definition of “Debt”.
“Delaware Courts” has the meaning set forth in Section 11.8(a) below.
“Effective Time” means 12:01 a.m. (Eastern Time) on the Closing Date.
“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, option, right of first refusal, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, right to use, license, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (a) the voting of any security or the transfer of any security or other asset, (b) the receipt of any income derived from any asset, (c) the use of any asset, and (d) the possession, exercise or transfer of any other attribute of ownership of any asset).
“Environmental Claim” means any claim, action, complaint, cause of action or written notice by any Person alleging potential Liability (including potential Liability for investigatory costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of, or exposure to any Hazardous Materials, or (b) circumstances forming the basis of any violation or Liability, or alleged violation or Liability, of any Environmental Law.
“Environmental Laws” mean any Legal Requirement relating to human or worker health and safety (solely to the extent related to exposure to Hazardous Materials), pollution or protection of the environment or natural resources, including without limitation, all Legal Requirements relating to the exposure to, contamination by, or Releases or threatened Releases of, Hazardous Materials or otherwise relating to the manufacture, sale, processing, distribution, use, treatment, storage or handling of Hazardous Materials and all Legal Requirements with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
“Environmental Permit” means any Company Authorizations required by or pursuant to any applicable Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” is any entity that is considered a single employer with the Company under Sections 414(b), (c), (m), or (o) of the Code.
“Escrow Agent” has the meaning specified in Section 2.4(a)(xi).
“Escrow Agreement” has the meaning specified in Section 2.4(a)(x).
“Estimated Balance Sheet” has the meaning set forth in Section 7.27 below.
“Estimated Company Cash” means the amount of the estimated Company Cash, as specified in the Initial Spreadsheet.

“Estimated Company Debt” means the amount of the estimated Company Debt, as specified in the Initial Spreadsheet.
“Estimated Net Working Capital” means the amount of the estimated Net Working Capital, as specified in the Initial Spreadsheet.
“Estimated Paid Parent Transaction Expenses” means the amount of the estimated Paid Parent Transaction Expenses, as of the Effective Time, as specified in the Initial Spreadsheet.
“Estimated Transaction Expenses” means the amount of the Acquired Companies’ estimated Transaction Expenses, as of the Closings, as specified in the Initial Spreadsheet.
“Evaluation Material” has the meaning set forth in Section 3.26 below.
“Example Net Working Capital Schedule” means the schedule attached as Exhibit J hereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange and Support Agreement” means the Exchange and Support Agreement, by and among each of the Canadian Management Sellers, CallCo, ExchangeCo and Parent, in form and substance reasonably acceptable to the Shareholders’ Representative and Parent.
“Exchangeable Shares” means the shares in the capital of ExchangeCo designated in the Articles of Amendment as “Exchangeable Shares” to be issued by ExchangeCo to certain Canadian Management Sellers, which Exchangeable Shares, subject to the terms and conditions of this Agreement and the Exchange and Support Agreement, shall be exchangeable into Common Shares on a 1:1 basis.
“ExchangeCo” means an unlimited liability company formed under the laws of the Province of British Columbia that is to be formed by and as a direct Subsidiary of Holdings pursuant to the Pre-Closing Restructuring.
“Exercised Company Options” has the meaning set forth in Section 2.5(c)(iii) below.
“Expense Fund” has the meaning set forth in Section 10.2(e) below.
“Expense Fund Amount” has the meaning set forth in Section 10.2(e) below.
“Export Control Laws” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Export Control Reform Act of 2018, Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the International Traffic in Arms Regulations (22 C.F.R. Part 120 et. seq.), the Export Administration Regulations (15 C.F.R. Part 730 et. seq.), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30), the U.S. Commerce Department antiboycott regulations (15 C.F.R. Part 760), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other trade control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations; and (b) all applicable trade, export control, and import, and antiboycott laws and regulations imposed, administered or enforced by any other country, including the EU Dual Use regulation (Council Regulation (EC) No. 428/2009 (amended)), except to the extent inconsistent with U.S. law.
“Financial Statements” has the meaning set forth in Section 3.5 below.
“Fraud” means, with respect to any Person, an actual and intentional common law fraud under Delaware law by such Person with respect to the making of any representation or warranty in this Agreement with actual personal and conscious awareness of breach when the related representations and warranties were made with the express intention that a counterparty to this Agreement would rely thereon to its detriment, and where such counterparty actually does justifiably rely to its detriment. For the avoidance of doubt, “(i) “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness and (ii) the only the Person who committed a Fraud shall be responsible for such Fraud, and only to the party hereto alleged to have suffered from such Fraud, provided, however, that a Person may be deemed to have committed a Fraud, for the purposes of this definition, if under the Legal Requirements of the State of Delaware as related to Fraud, if such Person is responsible as principal (including as an employer) for the Fraud of another Person who directly committed such Fraud.
“GAAP” means United States generally accepted accounting principles applied on a consistent basis, as they exist at the time of execution of this Agreement (or in reference to financial statements of the Company of an earlier date, as in effect as of such date).
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.
“Group” has the definition ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.
“Hazardous Materials” mean any substance, material or waste that is listed, regulated or defined as “hazardous,” “toxic,” “corrosive,” “radioactive,” or as a “pollutant” or “contaminant” under, or for which liability or standards of conduct are imposed due to their hazardous, toxic, dangerous or deleterious properties or characteristics pursuant to, any Environmental Laws, including but not limited to petroleum, petroleum products and by-products, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radioactive materials, lead, urea formaldehyde, radon gas or mold.
“Holdings” has the meaning set forth in the preamble above.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Information or Document Request” means any voluntary or compulsory request or demand for the production, delivery or disclosure of documents, information or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Governmental Entity relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information and documentary material or any civil investigative demand or any subpoena, interrogatory or deposition, in each case, issued, made, requested or required by any Governmental Entity.
“Initial Spreadsheet” has the meaning set forth in Section 7.12(a) below.
“Intellectual Property” has the meaning set forth in Section 3.12(a)(i) below.
“IRS” means the U.S. Internal Revenue Service.
“knowledge” or “known” means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge (without any implied duty to investigate) of such fact, circumstance, event or other matter known to, the individuals listed on Schedule 1.1(a) of the Company Disclosure Schedule.
“Lease” has the meaning set forth in Section 3.11 below.
“Leased Real Property” has the meaning set forth in Section 3.11 below.
“Legal Requirements” means all United States, or foreign federal, state, national, supranational, provincial, or local laws, constitutions, statutes, codes, rules, common law, regulations, ordinances, executive orders, decrees or edicts by a Governmental Entity having the force of law.
“Liabilities” means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Material Adverse Effect” means, with respect to any Person, any change, event, development, fact, circumstance or effect (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole, other than any Effect to the extent resulting from or related to: (i) any change in the financial, banking, credit, commodities, currency or capital markets or economic or political conditions generally, in each case, in the United States or foreign economies, or any general shutdown of the United States government; (ii) changes in law, GAAP or other applicable accounting standards or the interpretations thereof; (iii) the occurrence of any pandemics, epidemics, public health events, natural disasters, weather conditions, acts of God or other calamities, national or international political or social conditions or other force majeure events, including the engagement by any country in hostilities or war, whether commenced before or after the Agreement Date, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence, threatened occurrence of any military action, terrorism or cyberattack, in each case of the foregoing, including the escalation or worsening thereof; (iv) any change in, or effects arising from or relating to, general business or economic conditions affecting any industry in which such Person and its Subsidiaries operate; (v) the announcement or pendency of, or the performance or consummation of the transactions contemplated by, or the taking of any actions expressly contemplated by or the compliance with the express terms of, this Agreement and the other agreements contemplated hereby (it being understood that this clause (v) shall not apply to Sections 3.4(b), 3.12(e) or 3.15(d) and any other representation or warranty expressly intended to address the consequences of the execution, delivery or performance of this Agreement or such other agreements); (vi) to the extent such Person is an Acquired Company, (A) any action taken or not taken at the written request or with the written consent of any Buyer Party or (B) the fact that the prospective owner of the Acquired Companies is Parent or an Affiliate of Parent; (vii) to the extent such Person is any of the Buyer Parties, (A) any action taken or not taken at the written request or with the written consent of Seller or the Company or (B) the fact that the Buyer Parties will be the prospective owner of the Acquired Companies, or (viii) the failures by such Person and its Subsidiaries to meet any internal budgets, plans, estimates, predictions, performance metrics, or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood and agreed that the facts underlying such failure that are not otherwise excluded from this definition of Material Adverse Effect may be taken into consideration in determining whether there has been, is or would reasonably be expected to be, a Material Adverse Effect), in the case of clauses (i), (ii) and (iii), other than to the extent such Effects disproportionately impact such Person or any of its Subsidiaries in a negative manner relative to the other companies in the industry in which such Person and its Subsidiaries operate.
“Material Contract” has the meaning set forth in Section 3.20(a) below.
“NAV Loan Agreement” means the Term Loan Agreement, dated as of April 19, 2024, as amended, by and among PE UK II, Alter Domus (US) LLC, Deutsche Bank AG New York Branch and the Additional Borrowers and Lenders party thereto (as defined therein).
“NAV Payoff Amount” means the amount payable by the Acquired Companies under the Payoff Letter for the NAV Loan Agreement.
“New BC Shareholders” means the holders of outstanding New BC Shares.
“Net Preferred Share Payment Amount” means the amount equal to (i) the Preferred Share Payment Amount minus (ii) the amount thereof payable in respect of the PE UK III Preferred Shares held by PE UK II immediately prior to the Pre-Closing Restructuring (such amount described in this clause (ii), the “PE Sellers Preferred Share Payment Amount”).
“Net Working Capital” means (a) the Acquired Companies’ consolidated total current assets as of the Effective Time (as defined by and determined in accordance with GAAP) minus (b) the Acquired Companies’ consolidated total current liabilities as of the Effective Time (as defined by and determined in accordance with GAAP), in each case, however, excluding (i) the Cash, Debt and Debt Exclusions, (ii) any interest receivable and (iii) any deferred Tax assets or liabilities or income Tax assets or liabilities, calculated in accordance with the Accounting Principles. Notwithstanding anything in the foregoing sentence to the contrary, for purposes of calculating Net Working Capital, the Acquired Companies’ current liabilities shall not include Transaction Expenses or Parent Transaction Expenses and, for the avoidance of doubt, the

Acquired Companies’ consolidated total current assets and consolidated total current liabilities shall not include the items listed on Schedule 1.1(b) of the Company Disclosure Schedule. The parties hereto acknowledge and agree that the Example Net Working Capital Schedule represents an illustrative calculation of Net Working Capital as of June 30, 2025, and is prepared in accordance with the Accounting Principles.
“Net Working Capital Threshold” means $80,000,000.
“New Litigation Claim” has the meaning set forth in Section 7.10 below.
“Notes” means the 9.000% Senior Secured Notes Due 2029, governed by the Indenture, dated as of February 12, 2024 (the “Indenture”), by and among Husky IMS Canadian Escrow Co-Issuer Ltd., wound up into Husky Injection Molding Systems Ltd., Husky IMS U.S. Escrow Co-Issuer, LLC, merged with and into Titan Co-Borrower, LLC, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.
“Notice of Objection” has the meaning set forth in Section 2.8(a) below.
“OFAC” means the U.S. Department of the Treasury, Office of Foreign Assets Control.
“Order” means any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Entity.
“Ordinary Course of Business” means transactions, actions, inactions or practices of the Acquired Companies that are consistent with those that are usual or customary for the Acquired Companies or applicable Acquired Company, as applicable, based on and consistent with past practice.
“Owned Real Property” has the meaning set forth in Section 3.11(a) below.
“Paid Parent Transaction Expenses” means the aggregate amount of the Parent Transaction Expenses paid by the Acquired Companies as of the Effective Time.
“Parent” has the meaning set forth in the preamble above.
“Parent Acquisition Proposal” means any transaction or agreement, offer or proposal with respect to any transaction (other than this Agreement, the Transactions or any agreement entered into in connection herewith or with the Transactions or any other offer or proposal by the Sellers or the Acquired Companies), relating to, or involving: (a) any issuance by, or acquisition or purchase from, any Buyer Party or any of their respective Subsidiaries, or any acquisition or purchase from the direct or indirect stockholders of any Buyer Party or any of their respective Subsidiaries (whether by merger, consolidation or business combination with any such direct or indirect stockholder or otherwise), by any Person or Group (i) of more than a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Buyer Party or any of their respective Subsidiaries, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning twenty-five percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Buyer Party or any of their respective Subsidiaries, (iii) of any option, call, warrant or right (whether or not immediately exercisable) to acquire twenty-five percent (25%) or more of the total outstanding capital stock or other equity securities or voting securities of any Buyer Party or any of their respective Subsidiaries, or (iv) of any security, instrument or obligation that is or may become convertible into or exchangeable for a twenty-five percent (25%) interest in the total outstanding capital stock or other equity securities or voting securities of any Buyer Party or any of their respective Subsidiaries; (b) any merger, consolidation, business combination, joint venture, partnership, or similar transaction involving any Buyer Party or any of their respective Subsidiaries, (c) any sale, lease, mortgage, pledge, exchange, transfer, license, spin-off, acquisition, or disposition of more than twenty-five percent (25%) of the assets of the Buyer Parties and their respective Subsidiaries in any single transaction or series of related transactions (other than sales of inventory and other assets in the Ordinary Course of Business); or (d) any liquidation, dissolution, recapitalization or other reorganization of any Buyer Party or any of their respective Subsidiaries, or any extraordinary dividend, whether of cash or other property; provided, that none of the foregoing transactions, to the extent solely by and among the Buyer Parties and their respective Subsidiaries (and not any third party), shall constitute a Parent Acquisition Proposal.

“Parent Audited Balance Sheet” means the consolidated balance sheet (and the notes thereto) of Parent and its Subsidiaries as of December 31, 2024 set forth in Parent’s Annual Report on Form 10-K filed by Parent with the SEC for the fiscal year ended December 31, 2024.
“Parent Board” means the Board of Directors of Parent.
“Parent Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Parent.
“Parent Equity Plans” means the Parent’s 2021 Incentive Equity Plan and the Composecure, L.L.C. Amended and Restated Equity Plan, each as amended.
“Parent Intervening Event” means a material event, fact, development, occurrence or change in circumstance with respect to Parent and its Subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Parent Board as of the date hereof (or if known, the consequences of which were not known or reasonably foreseeable) and that becomes known to the Parent Board after the date of this Agreement; provided that in no event shall any of the following constitute a Parent Intervening Event or be taken into account in determining whether a Parent Intervening Event has occurred: (a) the receipt, existence or terms of any inquiry, offer or proposal by Parent or its Subsidiaries that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal or any matter relating thereto; (b) failure by Parent, the Company or any of their respective Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial performance; (c) any Effect with respect to the Acquired Companies that does not amount to a Company Material Adverse Effect (d) changes in the market price or trading volume of Parent Common Stock or any other securities of Parent, or any change in credit rating of Parent or the Company or any of their respective Subsidiaries.
“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent and its Subsidiaries.
“Parent Option” means an option to acquire Parent Common Stock pursuant to the Parent Equity Plans.
“Parent PSUs” means restricted stock units issued under (and within the meaning of) the Parent Equity Plans subject to performance-based vesting conditions.
“Parent Releasees” means: (a) Parent; (b) the Acquired Companies; (c) Parent’s current and future Affiliates (including Holdings, BidCo and, following the Transactions, the Company and TargetCo and their respective Subsidiaries); (d) the respective representatives of the Persons referred to in clauses (a), (b) and (c) above, including all former, current or future directors, officers, employees, general or limited partners, managers, members, direct or indirect equityholders, controlling persons, affiliates, attorneys, assignees, agents, advisors, or representatives, or representatives or Affiliates of any of the foregoing; and (e) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses (a) through (d) above.
“Parent RSUs” means restricted stock units issued under (and within the meaning of) the Parent Equity Plans subject to time or service-based vesting conditions.
“Parent Stockholders” means the holders of shares of outstanding Parent Common Stock.
“Parent Transaction Expenses” means, without duplication, the sum of all third party fees, costs, payments, liabilities, expenditures and expenses (collectively, “Expenses”) incurred by or on behalf of any Acquired Company or any Seller in connection with this Agreement and the Transactions, whether or not billed or accrued (including those which may become due and payable by an Acquired Company on or after the Closings pursuant to contracts entered into by or on behalf of any Acquired Company prior to the Closings), including (i) any amounts payable to PE Seller or its Affiliates by the Acquired Company pursuant to any management or advisory services agreement, up to an amount equal to $25,000,000, (ii) all Expenses incurred in obtaining and fully paying the premiums for the D&O Insurance pursuant to Section 7.17(b), (iii) any Expenses of legal counsel and accountants, the amount of any Expenses payable to financial advisors, investment bankers and brokers of the Acquired Companies notwithstanding any contingencies for earnouts, escrows, etc., and any Expenses payable to any other Person who performed services for or on behalf of, or provided advice to any Acquired Company, or who is otherwise entitled to any compensation or payment from any Acquired Company, in each case, in connection with this Agreement and the Transactions (or any sales process conducted or pursued by any Acquired Company), (iv) any Expenses that arise, or are triggered, accelerated or become due or payable, as a direct or indirect result of the consummation (whether alone or in combination with any other event or circumstance) of the Transactions, including any Financing Fees and Transfer Taxes to the extent allocated to Parent pursuant to Section 7.16(e), and (v) all Expenses incurred in connection with the distribution of any materials to Company Securityholders; provided that Parent Transaction Expenses shall exclude any Transaction Expenses; provided, further, that Parent Transaction Expenses shall not be an amount in excess of $45,000,000; provided, however, that the immediately preceding limitation on Parent Transaction Expenses shall not apply to (x) any Parent Transaction Expenses other than those described in clause (i) or (iii) of this definition or (y) any fees or expenses described in clause (iii) of this definition to the extent incurred in connection with the financing transactions contemplated by this Agreement (whether or not such advisors’ other fees and expenses are subject to such limitation).
“Parent Warrants” means the redeemable warrants to purchase one share of Parent Common Stock.
“Payoff Letters” has the meaning set forth in Section 7.9 below.
“PE Seller” has the meaning set forth in the preamble above.
“Per Share ExchangeCo Consideration” means Exchangeable Shares in an amount equal to (a) the excess of the Total Stock Consideration over the number of shares of Parent Common Stock issued to Sellers in accordance with Section 2.5(b) in respect of Restricted New BC Shares divided by (b) the Total Company Shares (excluding the number of Restricted New BC Shares otherwise included in Total Company Shares).
“Per Share Company Closing Cash Consideration” means a cash amount equal to (a) with respect to any Restricted New BC Shares, zero, and (b) otherwise, (i) the Total Closing Cash Consideration divided by (ii) the Total New BC Shares (excluding the number of Restricted New BC Shares otherwise included in Total New BC Shares).
“Per Share Consideration” means (a) the applicable Per Share Company Closing Cash Consideration plus (b) the applicable Per Share Stock Consideration.
“Per Share Stock Consideration” means that number of shares of Parent Common Stock in an amount equal to (a) with respect to any Restricted New BC Share, the Cash Equivalent Consideration divided by $18.50 and (b) otherwise, (i) the excess of the Total Stock Consideration over the number of shares of Parent Common Stock issued to Sellers in accordance with Section 2.5(b) in respect of Restricted New BC Shares divided by (ii) the Total New BC Shares (excluding the number of Restricted New BC Shares otherwise included in Total New BC Shares).
“Permitted Encumbrances” means (a) statutory Encumbrances for Taxes that are not yet due and payable (or are payable without penalty) or Encumbrances for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) statutory Encumbrances to secure obligations to landlords, lessors or renters under leases or rental agreements for which adequate reserves have been established in accordance with GAAP; (c) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, or similar programs mandated under applicable Legal Requirements in the Ordinary Course of Business for which adequate reserves have been established; (d) non-exclusive licenses of Company-Owned IP Rights by the Company or a Subsidiary in the Ordinary Course of Business; (e) statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like Encumbrances, which secure obligations to the extent that payment thereof is not overdue (after taking into account reasonable payment periods) for which adequate reserves have been established in accordance with GAAP; (f) with respect to real property, (1) easements, rights of way, zoning, building, land use and other similar ordinances or restrictions or other, similar encumbrances of record affecting such real property and (2) Encumbrances that may be shown by a current survey or physical inspection of such real property, in each case, which do not or would not, individually or in the aggregate, materially impair the current use or occupancy of such real property by the Company and its Subsidiaries; (g) zoning, planning, entitlement and other land use restrictions and environmental regulations by any Governmental Entity that are not violated by the current uses of the assets of the Company or its Subsidiaries; (h) Encumbrances with respect to any obligations as lessee under leases; (i) to the extent terminated in full in connection with the payment of Debt at the Closings pursuant to Section 2.4(a)(iii), Encumbrances securing payment, or any other obligations, of any Acquired Company with respect to such Debt; (j) Encumbrances disclosed in the Financial Statements; and (k) Encumbrances described on Schedule 1.1(c) of the Company Disclosure Schedule.
“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.
“Personal Data” means (a) any information or data relating to an identified or identifiable natural person, or that is reasonably capable of being used to identify or contact or precisely locate a particular natural person or a particular household or device, including but not limited to a natural person’s name, street address, telephone number, email address, financial account number, government-issued identifier, social security number or tax identification number, biometric identifier or biometric information, banking information relating to any particular natural person or household, passport number, client or account identifier relating to any natural person or household, primary account number (PAN) data, “cardholder data” as defined in the Payment Card Industry Data Security Standard, any Internet protocol address, or any other unique identifier, device or machine identifier, photograph, or credentials for accessing any accounts; (b) any information defined as “personal data”, “personal information”, “personally identifiable information”, “personally identifiable information”, “biometric identifiers”, “biometric information”, “nonpublic personal information”, “individually identifiable health information”, a “consumer report”, or equivalent term under any applicable Privacy Requirements; and (c) any information reasonably capable of being associated, directly or indirectly (by, for example, records linked via unique keys), with a particular natural person or a particular household.
“PIPE Investors” means the investors that are set forth on Schedule 1.1(a) of the Parent Disclosure Schedule or an Affiliate of any such investor to whom the applicable Subscription Agreement with such PIPE Investor is assigned in accordance with its terms after the Agreement Date.
“Pre-Closing Holders” means the Sellers and holders of Company Options, as of immediately prior to the Closings.
“Pre-Closing Restructuring” has the meaning set forth in the preamble above.
“Pre-Closing Tax Period” means any Taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
“Pre-Closing Tax Returns” means any Tax Returns for or including Pre-Closing Tax Periods.
“Privacy Policies” means each external or internal policy of, or public representation, statement or notice made by, any Acquired Company relating to: (a) the privacy Personal Data or (b) the collection, obtainment, storage, use, maintenance, transfer, transmission, disclosure, security, disposal, or other processing of any Personal Data.
“Privacy Requirements” has the meaning set forth in Section 3.23(a) below.
“Pro Rata Excess Adjustment Share” means, with respect to a particular Pre-Closing Holder, the percentage determined by dividing (a) the sum of the number of New BC Shares and the number of New BC Shares subject to Company Vested Options, if any, held by such Person (plus, in the case of the PE Sellers, the number of New BC Shares held by TargetCo), if any, held by such Person by (b) the sum of the total number of New BC Shares outstanding and total number of New BC Shares subject to all Company Vested Options, in each case, as determined following the Pre-Closing Restructuring and immediately prior to the Closings.
“Pro Rata Share” means, with respect to a particular Pre-Closing Holder, the percentage determined by (a) (x) the number of New BC Shares held by such Pre-Closing Holder (plus, in the case of the PE Sellers, the number of New BC Shares held by TargetCo, minus, in the case of Management Sellers, the number of such Sellers’ New BC Shares that are Restricted New BC Shares) plus (y) the number of New BC Shares issuable upon exercise of any Company Vested Options held by such Pre-Closing Holder, divided by (b) (x) the total number of New BC Shares outstanding (excluding Restricted New BC Shares) plus (y) the number of New BC Shares issuable upon exercise of all Company Vested Options held by all Pre-Closing Holders, in each case, as determined following the Pre-Closing Restructuring and immediately prior to the Closings.
“Proceeding” means any private or governmental action, complaint, suit, claim, charge, hearing, demand, mediation, arbitration or investigation.
“Product Data” means all data and information: (a) uploaded or otherwise provided by or for clients or users of any Company Product to, or stored by or for, any Acquired Company or any Company Product, in connection with the development, delivery, provision or operation of any Company Products; (b) collected, created, compiled, inferred, derived, or otherwise obtained by or for any Company Product or any Acquired Company in connection with the development, delivery, provision or operation of any Company Products; or (c) compiled, inferred, or derived by or for any Acquired Company from any of the foregoing.
“R&W Policy” has the meaning set forth in Section 7.18 below.
“Related Party” means: (a) each Company Securityholder (excluding Acquired Companies) who holds more than one percent (1%) of any Acquired Company and their respective Affiliates (not including the Acquired Companies); (b) each individual who is an officer or director of any Acquired Company; (c) each member of the immediate family of each of the individuals referred to in clauses (a), and (b) above; and (d) any trust or other Person (other than the Acquired Companies) in which any one of the Persons referred to in clauses (a), (b) and (c) above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.
“Release” means any release, spill, emission, leaking, pumping, injection, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching, transport or migration of Hazardous Material in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface or subsurface strata).
“Restricted New BC Shares” mean the number and class or series of New BC Shares that are issued and outstanding following the Pre-Closing Restructuring and immediately prior to the Closing, that were issued in respect of Exercised Company Options.
“Restricted Cash” means any cash or cash equivalents classified as restricted cash in accordance with GAAP, consistent with the Company’s past practice.
“Reviewing Accountant” has the meaning set forth in Section 2.8(c) below.
“Sanctioned Country” means any country or territory against which the United States maintains or has maintained within the last five (5) years comprehensive economic sanctions or an embargo, which at the time of signing is the Crimea region, Cuba, Iran, North Korea, and the so-called Donetsk and Luhansk People’s Republics.
“Sanctioned Person” means (a) a party listed on a Sanctions-related list published by the United States government, including but not limited to the OFAC “Specially Designated Nationals and Blocked Persons List” and the prohibited and restricted parties lists maintained by the U.S. Department of State, or otherwise “blocked” or the target of Sanctions pursuant to any applicable Sanctions; (b) the government, including any political subdivision, agency, or instrumentality thereof, of a Sanctioned Country; (c) an ordinary resident of, or entity registered in or established in a Sanctioned Country, or the Government of Venezuela; or (d) a party acting, directly or indirectly, on behalf of, or a party fifty percent (50%) or more owned by, any of the parties listed in clauses (a), (b) or (c).
“Sanctions” means economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted, or enforced from time to time by the United States (including OFAC and the U.S. Department of State), the United Nations, Canada, His Majesty’s Treasury of the United Kingdom, or the European Union.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.
“Seller Releasees” means: (a) each Pre-Closing Holder; (b) each Pre-Closing Holder’s current and future Affiliates; (c) the respective representatives of the Persons referred to in clauses (a) and (b) above, including all former, current or future directors, officers, employees, general or limited partners, managers, members, direct or indirect equityholders, controlling persons, affiliates, attorneys, assignees, agents, advisors, or representatives, or representatives or Affiliates of any of the foregoing; and (d) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses (a) through (c) above.
“Shareholders’ Representative” has the meaning set forth in Section 10.2(a) below.
“Shareholders’ Representative Expenses” has the meaning set forth in Section 10.2(b) below.
“Shareholders’ Representative Group” has the meaning set forth in Section 10.2(b) below.
“Software” has the meaning set forth in Section 3.12(a)(i) below.
“Spreadsheet” has the meaning set forth in Section 7.12(b) below.
“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement of the Company, dated as of September 24, 2018, by and among the Company, PE Titan Holding III Limited and the other parties thereto.
“Straddle Period” means any Taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subscription Agreements” has the meaning set forth in the preamble above.
“Subsidiary” means, with respect to any Person, any corporation, association, business entity, partnership, limited liability company or other Person of which such first Person, either directly or indirectly (a) owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.
“Target Credit Agreement” means the Credit Agreement, dated as of March 28, 2018, among Husky IV Holding Limited (f/k/a Titan IV Holding Limited), a corporation incorporated under the laws of the Province of British Columbia, Husky Injection Molding Systems Ltd., a corporation incorporated under the laws of the Province of British Columbia, Titan Co-Borrower, LLC, a Delaware limited liability company, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent and the collateral agent, as amended from time to time prior to the date hereof.
“TargetCo” has the meaning set forth in the preamble above.
“TargetCo Closing” has the meaning set forth in Section 2.3 below.
“TargetCo Purchase Price” means (a) the Per Share Consideration multiplied by (b) the number of New BC Shares held by TargetCo following the Pre-Closing Restructuring and immediately prior to the Closing, as set forth in the Initial Spreadsheet.
“TargetCo Units” has the meaning set forth in the preamble above.
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes, and duties, fees, excises, premiums, assessments, imposts, levies and other similar charges or assessments, in each case in the nature of taxes, imposed by any Governmental Entity, including, without limitation (a) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, capital gains, goods and services, harmonized branch, profits, license, registration, withholding, payroll, social security (or equivalent), Canada pension plan, employment, unemployment, compensation, utility, production, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), personal property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever in the nature of a tax, (b) any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Tax Authority on or in respect of the type described in clause (a) or this clause (b), (c) any liability for the payment of any amount of the type described in the immediately preceding clauses (a) and/or (b), as a result of being a “transferee” (within the meaning of Section 160 of the Tax Act or any other similar applicable Legal Requirement) or successor of another entity or a member of an affiliated, consolidated, unitary or combined group and (d) any liability for any amount of the type described in the preceding clauses (a), (b) and/or (c) above as a result of a contractual obligation to indemnify any person or other entity (other than any such contractual obligation the primary purpose of which does not relate to Taxes).
“Tax Act” means the Income Tax Act (Canada).
“Tax Authority” means any Governmental Entity responsible for the imposition, determination or collection of any Tax or the review or audit of any Tax Return.
“Tax Proceeding” means any investigation, examination, review, audit, assessment, administrative hearing, litigation or other proceeding by a Tax Authority with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries.
“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, amended returns, claims for refund, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.
“Tax Sharing Agreement” means any Tax sharing, Tax indemnity, Tax allocation or similar agreement or Contract, excluding ancillary provisions in commercial agreements not primarily related to Tax.
“Termination Date” has the meaning set forth in Section 9.1(b) below.
“Third Party Intellectual Property Rights” has the meaning set forth in Section 3.12(a)(v) below.
“Total Closing Cash Consideration” means (a) the Base Cash Amount, plus (b) the sum of (i) the amount, if any, of Estimated Company Cash, (ii) the amount, if any, by which the Estimated Net Working Capital is greater than the Net Working Capital Threshold, and (iii) the amount, if any, of the Estimated Paid Parent Transaction Expenses, less (c) the sum of (i) the amount, if any, by which the Estimated Net Working Capital is less than the Net Working Capital Threshold, (ii) the amount, if any, of Estimated Transaction Expenses, (iii) the amount, if any, of Estimated Company Debt, and (iv) the aggregate cash that would be payable with respect to the Company Options in accordance with clause (1) of Section 2.5(c) prior to taking into account any withholding for Tax or the Adjustment Escrow Amount or Expense Fund Amount (such net aggregate amount described in this clause (iv), the “Total Option Cash Consideration”).
“Total Closing Consideration” means the Total Closing Cash Consideration, the Total Option Cash Consideration and the Total Stock Consideration.
“Total New BC Shares” means the sum, without duplication, of the aggregate number of New BC Shares that are issued and outstanding immediately following the Pre-Closing Restructuring and immediately prior to the Closings, including the New BC Shares held by TargetCo and the Restricted New BC Shares.
“Total Stock Consideration” means 55,297,297.3 shares of Parent Common Stock; provided, that in the event either (1) the number of shares of Parent Common Stock issued and outstanding (or subject to any warrants or convertible securities obligating Parent to issue any such shares, which warrants or convertible securities are outstanding) as of the Signing Capitalization Date exceeds the sum of the number of shares set forth in Section 5.3(a)(x) plus Section 5.3(a)(z), (2) the number of shares of Parent Common Stock that are subject to issued and outstanding Parent Equity Awards as of the Signing Capitalization Date exceeds the sum of the number of shares set forth in Section 5.3(b)(i), plus Section 5.3(b)(ii), plus Section 5.3(b)(iii), or (3) Parent issues shares of Parent Common Stock in violation of Section 6.3(c) (sum of the amount of such excess referred to in clause (1) plus the amount of such excess referred to in clause (2) plus the number of shares referred to in clause (3), the “Undisclosed Shares”), then the Total Stock Consideration shall be increased by an amount equal to the product of (x) the fraction of 19/81 multiplied by (y) the Undisclosed Shares.

“Transaction Expenses” means, without duplication, the sum of all unpaid (as of the Closings) amounts of (i) any amount in excess of $25,000,000 payable to PE Seller or its Affiliates by the Acquired Companies pursuant to any management or advisory services agreement entered into prior to the Closings, (ii) any retention, sale, transaction, change of control or severance payments payable by the Acquired Companies to any officer, director, employee or other service provider as a result of the Transactions pursuant to any arrangements entered into prior to the Closings (other than any such payments resulting from the termination of such Person after the Closings or any other action taken at the direction or with the approval of Parent), (iii) the employer portion of any social security, Medicare, unemployment or other employment or payroll Tax or similar Tax owed by any Acquired Company with respect to any arrangement described in this definition and (iv) Transfer Taxes to the extent allocated to Sellers pursuant to Section 7.16(e).
“Transaction Tax Deductions” means all Tax deductions of the Company and any of its Subsidiaries resulting from or related to the Transactions that are attributable to amounts paid (other than Parent Transaction Expenses borne by Parent under this Agreement) by the Company or its Subsidiaries before the Determination Date, taken into account in the calculation of the Per Share Consideration pursuant to Section 2.8 or otherwise economically borne by the Sellers, including, without limitation, Tax deductions arising in connection with (a) any compensation for employees and service providers (including any vesting, exercise, exchange, settlement or cancellation of Company Options or any other compensatory equity-based awards, deferred compensation, change-in-control payments, other bonuses, and all payroll and other employer Taxes payable by the Company or any of its Subsidiaries related to any of the foregoing that are triggered or otherwise payable in connection with the Transactions), (b) any fees and expenses paid or payable by the Company or any of its Subsidiaries in connection with or related to the transactions contemplated hereby (including the Transaction Expenses or amounts that would have been Transaction Expenses if they remained unpaid as of the Closing Date) and (c) any fees, expenses, premiums and penalties paid or payable with respect to the repayment or prepayment of any debt and the write-off or acceleration of the amortization of deferred financing costs. The amount of Transaction Tax Deductions shall be computed assuming that an election is made under Revenue Procedure 2011-29 to deduct seventy percent (70%) of any “success-based fees” to the extent such election would increase the amount of Transaction Tax Deductions.
“Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated under the Code.
“Voting Agreement” has the meaning set forth in the preamble above.
Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.
ARTICLE II
Purchase and Sale
2.1   TargetCo Purchase.   Upon the terms and subject to the conditions set forth herein, at the TargetCo Closing, the PE Sellers shall sell, assign, transfer, convey and deliver to Holdings or its designee to the extent provided for in the Pre-Closing Restructuring, and Holdings shall purchase, acquire and accept from the PE Sellers, the TargetCo Units, free and clear of all Encumbrances (other than restrictions on the transfer of securities arising pursuant to applicable securities Legal Requirements) (the “TargetCo Purchase”) for the applicable consideration set forth in, and to be paid in accordance with, Section 2.5.
2.2   Company Purchase.
(a)   Upon the terms and subject to the conditions set forth herein, at the Company Closing, other than pursuant to Section 2.2(b), each Seller shall sell, assign, transfer, convey and deliver to BidCo, and BidCo shall purchase, acquire and accept from such Seller, the New BC Shares held by such Seller, free and clear of all Encumbrances (other than restrictions on the transfer of securities arising pursuant to applicable securities Legal Requirements) (the “BidCo Purchase”) for the applicable consideration set forth in, and to be paid in accordance with, Sections 2.5(b)(i) and (iii).
(b)   Upon the terms and subject to the conditions set forth herein, at the Company Closing, each Canadian Management Seller, shall sell, assign, transfer, convey and deliver to ExchangeCo, and ExchangeCo shall purchase, acquire and accept from such Seller, the New BC Shares held by such Seller (other than Restricted New BC Shares), free and clear of all Encumbrances (other than restrictions on the transfer of securities arising pursuant to applicable securities Legal Requirements) (the “ExchangeCo Purchase” and together with the BidCo Purchase, the “Company Purchase”) for the applicable consideration set forth in, and to be paid in accordance with, Section 2.5(b)(ii) and (iv).
2.3   The Closings.   Unless this Agreement is earlier terminated in accordance with Section 9.1, (i) the closing of the TargetCo Purchase (the “TargetCo Closing”) and (ii) the closing of the Company Purchase (the “Company Closing” and together with the TargetCo Closing, the “Closings”) shall be effective contemporaneously at a time and date to be agreed by each of the parties hereto but no later than four (4) Business Days following the date on which each of the conditions set forth in Article VIII has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closings, but subject to the fulfillment or waiver of those conditions). The Closings shall take place remotely pursuant to the exchange of electronic signature pages or at such other location as the parties hereto agree. The date on which the Closings occur is referred to herein as the “Closing Date.”
2.4   Closing Deliveries.
(a)   The Buyer Parties Deliveries.   At or prior to the Closings:
(i)   Parent shall deliver to the Shareholders’ Representative a certificate, dated as of the Closing Date, executed on behalf of Parent by a duly authorized representative of Parent to the effect that each of the conditions set forth in clauses (a) and (c) of Section 8.2 has been satisfied;
(ii)   on behalf of the Acquired Companies or any Seller, as applicable, BidCo shall make or cause to be made payments of the Transaction Expenses and the Parent Transaction Expenses (other than any Estimated Paid Parent Transaction Expenses) in the amounts and to the recipients set forth on the Initial Spreadsheet and in accordance (where applicable) with the applicable invoices delivered pursuant to Section 2.4(b)(ix);
(iii)    on behalf of the Acquired Companies, BidCo shall make or cause to be made the payments to (i) the respective holders of any Repaid Debt by wire transfer of immediately available funds in accordance with the applicable Payoff Letters, (ii) respective Non-PE UK III Preferred Shareholders in an aggregate amount equal to the Net Preferred Share Payment Amount in accordance with the Initial Spreadsheet, by wire transfer of immediately available funds to an account or accounts designated in writing by the PE Sellers at least two (2) Business Days prior to the Closing Date, and (iii) the PE Sellers in an aggregate amount equal to the excess of the PE Sellers Preferred Share Payment Amount over the NAV Payoff Amount, if any, by wire transfer of immediately available funds to an account or accounts designated in writing by the PE Sellers at least two (2) Business Days prior to the Closing Date;
(iv)    ExchangeCo shall deliver to the Shareholders’ Representative evidence of the certified Articles of Amendment;
(v)   Buyer Parties shall deliver to the Shareholders’ Representative the Exchange and Support Agreement, dated as of the Closing Date and duly executed by ExchangeCo, CallCo and Parent;
(vi)   ExchangeCo shall deliver to the Shareholders’ Representative share certificates or evidence of issuance of the Exchangeable Shares, together with evidence satisfactory to the Shareholders’ Representative that those Canadian Management Sellers receiving Exchangeable Shares pursuant to Section 2.5 have been entered into the books of ExchangeCo as the holders of the Exchangeable Shares in respect of their New BC Shares sold to ExchangeCo;
(vii)   Parent shall deliver to the Shareholders’ Representative the Investor Rights Agreement, in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), dated as of the Closing Date and duly executed by Parent;
(viii)   Parent shall deliver to the Shareholders’ Representative the Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), dated as of the Closing Date and duly executed by Parent;

(ix)    Parent shall deliver to the Shareholders’ Representative the First Amendment to Amended and Restated Waiver Agreement, in the form attached hereto as Exhibit D, dated as of the Closing Date and duly executed by Parent;
(x)   BidCo shall deliver to the Shareholders’ Representative the Escrow Agreement, in the form attached hereto as Exhibit H (the “Escrow Agreement”), dated as of the Closing Date and duly executed by BidCo and the Escrow Agent; and
(xi)    BidCo shall pay, or cause to be paid, to Acquiom Clearinghouse LLC (the “Escrow Agent”) the Adjustment Escrow Amount in accordance with the terms of the Escrow Agreement, such amount to be held in escrow in accordance with the Escrow Agreement.
(xii)   Parent shall deliver to the Shareholders’ Representative its calculation of the Undisclosed Shares at least four (4) Business Days prior to the Closing Date, together with such information reasonably necessary for the Shareholders’ Representative to review and validate such calculation. Parent shall consider in good faith any comments by the Shareholders’ Representative with respect to Undisclosed Shares received pursuant hereto.
(b)   Company and Shareholders’ Representative Deliveries. The Company, New BC and the Shareholders’ Representative shall deliver to the Buyer Parties, at or prior to the Closings, each of the following:
(i)   a certificate, dated as of the Closing Date and executed on behalf of New BC by a duly authorized officer of New BC, to the effect that each of the conditions set forth in clause (a) of Section 8.3 has been satisfied;
(ii)   evidence reasonably satisfactory to Parent of the resignation of each of the directors and each of the officers of each Acquired Company set forth on Exhibit I, effective no later than immediately prior to the Closings;
(iii)    evidence that either (A) the requisite 280G shareholder approval was obtained or (B) in the absence of such shareholder approval, no Section 280G Payments shall be made, in accordance with Section 7.14 hereof;
(iv)   the Initial Spreadsheet;
(v)   the Payoff Letters;
(vi)   a copy of the D&O Insurance and invoice therefor if not yet paid prior to the Closings;
(vii)   the Investor Rights Agreement duly executed by the PE Sellers;
(viii)   the Registration Rights Agreement duly executed by the PE Sellers;
(ix)   an invoice from each advisor or other service provider to the Acquired Companies, dated no more than three (3) Business Days prior to the Closing Date, with respect to all unpaid Parent Transaction Expenses referenced in clause (iii) of the definition of Parent Transaction Expenses and included in the Initial Spreadsheet;
(x)   with respect to each Seller, duly executed Letters of Transmittal;
(xi)   the Escrow Agreement duly executed by the Shareholders’ Representative; and
(xii)   the Exchange and Support Agreement, duly executed by each Canadian Management Seller.
2.5   Consideration.
(a)   TargetCo Purchase.   At the Closings, Holdings or its designee to the extent provided for in the Pre-Closing Restructuring shall pay, or cause to be paid, to the PE Sellers the TargetCo Purchase Price by wire transfer of immediately available funds to an account or accounts designated in writing by the PE Sellers at least two (2) Business Days prior to the Closing Date.

(b)   Company Purchase.   At the Closings (and with respect to Section 2.5(b)(i) and (iii) in satisfaction of the consideration payable by BidCo for the New BC Shares transferred to BidCo in Section 2.2(a)) (i) BidCo shall deliver or cause to be delivered to each Seller (other than any Canadian Management Seller), cash, by wire transfer of immediately available funds to an account of such Seller, as set forth in such Seller’s Letter of Transmittal, in the amount equal to (A) the product of the Per Share Company Closing Cash Consideration multiplied by the number of New BC Shares held by such Seller (minus, in the case of Management Sellers, the number of such Sellers’ New BC Shares that are Restricted New BC Shares) following the Pre-Closing Restructuring and immediately prior to the Closings, less (B) such Seller’s Pro Rata Share of the Adjustment Escrow Amount and Expense Fund Amount in accordance with Section 2.5(d) (ii) Parent shall cause ExchangeCo to deliver or cause to be delivered to each Canadian Management Seller with respect to such Seller’s New BC Shares that are not Restricted New BC Shares, cash, by wire transfer of immediately available funds to an account of such Seller, as set forth in such Seller’s Letter of Transmittal, in the amount equal to (A) the product of the Per Share Company Closing Cash Consideration multiplied by the number of New BC Shares that are not Restricted New BC Shares held by such Seller following the Pre-Closing Restructuring and immediately prior to the Closings, less (B) such Seller’s Pro Rata Share of the Adjustment Escrow Amount and Expense Fund Amount in accordance with Section 2.5(d), (iii) Parent shall issue to each Seller (other than any Seller that is a Canadian Management Seller that does not own any Restricted New BC Shares) shares of Parent Common Stock in the amount equal to the sum of (A) the product of (1) the applicable Per Share Stock Consideration multiplied by (2) the number of New BC Shares (other than Restricted New BC Shares) held by such Seller following the Pre-Closing Restructuring and immediately prior to the Closings and (B) the product of (1) the applicable Per Share Stock Consideration multiplied by (2) the number of Restricted New BC Shares held by such Seller following the Pre-Closing Restructuring and immediately prior to the Closings and (iv) Parent shall cause ExchangeCo to issue to each Canadian Management Seller Exchangeable Shares in the amount equal to the product of (A) the Per Share ExchangeCo Consideration multiplied by (B) the number of New BC Shares (other than Restricted New BC Shares) held by such Canadian Management Seller following the Pre-Closing Restructuring and immediately prior to the Closings, in each case of the foregoing clauses (i), (ii), (iii) and (iv), as set forth in the Initial Spreadsheet and applicable Letter of Transmittal, as applicable; provided, however, in the event (x) any Seller is not an “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act) and (y) after using commercially reasonable efforts (including but not limited to the use of disclosure, derived from its filings with the SEC, required for inclusion of up to 35 non-accredited investors under Rule 506 of Regulation D) to use available exemptions (including available exemptions under each of Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act) from the registration requirements of the Securities Act with respect to the shares of Parent Common Stock, Parent is unable to issue such shares of Parent Common Stock with registering such issuance under the Securities Act, then, solely to the extent of such inability, in lieu of the cash and shares of Parent Common Stock such Seller shall be entitled to receive pursuant to clauses (i) and (iii) of the foregoing sentence, BidCo shall deliver or cause to be delivered to such Seller at the Closings an amount in cash equal to (x) the product of the number of New BC Shares held by such Seller following the Pre-Closing Restructuring and immediately prior to the Closings multiplied by the Cash Equivalent Consideration, less (y) such Seller’s Pro Rata Share of the Adjustment Escrow Amount and Expense Fund Amount in accordance with Section 2.5(d); provided, further, in the event (x) any Canadian Management Seller is not an “accredited investor” (as such term is defined under Part 2 of National Instrument 45-106 — Prospectus Exemptions) and (y) after using commercially reasonable efforts to use available exemptions under applicable securities law (including available exemptions under Part 2 of National Instrument 45-106 — Prospectus Exemptions) from any prospectus or registration requirements under applicable securities law with respect to the Exchangeable Shares or Parent Common Stock, as applicable, ExchangeCo is unable to issue such Exchangeable Shares or Parent is unable to issue such shares of Parent Common Stock, as applicable, solely to the extent of such inability, in lieu of cash and Exchangeable Shares or shares of Parent Common Stock, as applicable, such Canadian Management Seller shall be entitled to receive pursuant to clauses (ii), (iii) and (iv) of the foregoing sentence, ExchangeCo or BidCo, as applicable, shall deliver or cause to be delivered to such Seller at the Closings an amount in cash equal to (x) the product of the number of New BC Shares held by such Canadian Management Seller following the Pre-Closing Restructuring and immediately prior to the Closings multiplied by the Cash Equivalent Consideration, less (y) such Seller’s Pro Rata Share of the Adjustment Escrow Amount and Expense Fund Amount in accordance with Section 2.5(d); provided, further, that as a condition precedent to each Seller’s receipt of its consideration pursuant to this Section 2.5(b), such Seller shall deliver to the Company a duly executed Letter of Transmittal and (in the case of any Canadian Management Seller who, immediately prior to the Closings, held New BC Shares that were not Restricted New BC Shares) Exchange and Support Agreement. The amount of cash each Seller is entitled to receive for the New BC Shares held by such Seller shall be rounded to the nearest cent and computed after aggregating cash amounts for all New BC Shares held by such Seller. Notwithstanding anything to the contrary herein, each Seller may allocate the value of its aggregate Per Share Company Closing Cash Consideration (and any adjustments pursuant to Section 2.8) and the value of its aggregate Per Share Stock Consideration to the equivalent value of any New BC Shares it surrendered pursuant to Treasury Regulations Sections 1.356-1(b) and 1.358-2(a)(2). If BidCo elects for the payments to be made pursuant to this Section 2.5(b) through a disbursement or paying agent, BidCo may, at its sole cost and expense, appoint a disbursement or paying agent that is reasonably acceptable to Parent, to make such payments. In such case, BidCo shall enter into a customary disbursement or paying agent agreement (which shall be in a form reasonably acceptable to Parent) with such agent reasonably in advance of the Closing to ensure that all payments will be made in accordance with this Section 2.5(b) at the Closings. For greater certainty, the consideration set forth in this Section 2.5(b)(ii) and Section 2.5(b)(iv) shall be paid and issued in respect of each New BC Share transferred to ExchangeCo in accordance with the terms hereof.
(c)   Company Options.   On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any Company Optionholders:
(i)   Exchange of Company Options.   Upon consummation of the Pre-Closing Restructuring, each outstanding Company Option shall be exchanged for an option exercisable for the same number of New BC Shares as it was exercisable for Class B common shares of the Company with an equivalent exercise price as, and all other material terms applicable to, such Company Option.
(ii)   Accelerated Vesting.   Each outstanding Company Option will vest in full as of immediately prior to the Closings.
(iii)    Election.   A reasonable period of time prior to the Pre-Closing Restructuring, each Company Optionholder will be given an opportunity to elect in writing whether to (A) exercise all of such Company Optionholder’s Company Options (after taking into account the accelerated vesting in Section 2.5(c)(ii)) (such Company Options exercised in accordance with this sentence, the “Exercised Company Options”), which exercise shall be effective after the Pre-Closing Restructuring and before the Closings (but subject to the Closings occurring) or (B) if the Company Optionholder is in Canada, surrender all of such Company Optionholder’s Company Options in exchange for the amounts payable in respect of such Company Options under Section 2(c)(iv).
(iv)   Option Cash Out.   After the Pre-Closing Restructuring and immediately prior to the Closings, each outstanding and unexercised Company Vested Option shall be automatically surrendered or terminated in accordance with the Company Option Plan for the right of the applicable Company Optionholder to receive (A) an amount in cash, subject to applicable withholding Tax, equal to the product of the Cash Equivalent Consideration multiplied by the number of New BC Shares issuable upon exercise of such Company Vested Option, minus the aggregate exercise price with respect to such Company Option, minus the Company Optionholder’s Pro Rata Share of the Adjustment Escrow Amount and Expense Fund Amount in accordance with Section 2.5(c)(v); and (B) any amount payable to such Company Optionholder under Section 2.8(d) or Section 10.2(f). The amount of cash each Company Optionholder is entitled to receive under this Section 2.5(c)(iv) for all Company Vested Options held by such Company Optionholder shall be computed by aggregating the cash amounts for all Company Vested Options held by such Company Optionholder and rounding the result down the nearest whole cent. For the avoidance of doubt, if the aggregate exercise price with respect to a Company Vested Option is greater than the Cash Equivalent Consideration, such Company Vested Option shall terminate and be canceled as of the Closing without any consideration therefor.
(v)    Company Vested Options Payment.   As soon as reasonably practicable after the Closings (but no later than the later of ten (10) Business Days after the Closings or the first payroll date after the Closings), Parent shall cause the Company to pay the cash consideration payable under Section 2.5(c)(iv) with respect to Company Vested Options. Such cash amounts shall be paid (A) through the Company’s payroll to the former holders of Company Vested Options with respect to which the Company or any of its Subsidiaries have Tax withholding obligations and (B) by the Company to the former holders of Company Vested Options with respect to which the Company and its Subsidiaries have no Tax withholding obligations.
(vi)    Board Actions.   Prior to the Closing Date, the Company Board (or, if appropriate, any committee administering the Company Option Plan) shall adopt such resolutions or shall take all other actions (including obtaining any required consents) as may be reasonably required to effect the actions set forth in Section 2.5(c).
(d)   Adjustment Escrow Fund and Expense Fund.   In addition to the consideration to be allocated to the Pre-Closing Holders in exchange for their New BC Shares as described in Section 2.5(b) hereof, subject to the terms and conditions of this Agreement and the Escrow Agreement, as applicable, the Pre-Closing Holders shall have the right to receive upon release of any of the Adjustment Escrow Fund or Expense Fund to the Pre-Closing Holders in accordance with the terms and conditions of this Agreement and the Escrow Agreement, as applicable, their respective Pro Rata Share of such Adjustment Escrow Fund or Expense Fund, as applicable.
(e)   Fractional Shares.   No certificates or scrip representing fractional shares of Parent Common Stock or Exchangeable Shares shall be issued in exchange for New BC Shares pursuant to this Article II and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock or Exchangeable Shares. Notwithstanding any other provision of this Agreement, each holder of New BC Shares who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock or Exchangeable Share pursuant to this Section 2.5 (after taking into account all New BC Shares exchanged by such holder) shall in lieu thereof, upon surrender of such holder’s book-entry New BC Shares, receive in cash from BidCo or ExchangeCo, as applicable (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by $18.50.
(f)   Rights Not Transferable.   The rights of the Sellers as of immediately prior to the Closings are personal to each such securityholder and shall not be transferable for any reason otherwise than by operation of law, or by will or the laws of descent and distribution. Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.
2.6   Tax Consequences.   The parties to this Agreement intend that, for U.S. federal income tax purposes, (a) Steps 17-22 of the Restructuring Plan, including the receipt of cash pursuant to Section 2.4(a)(iii)(iii), taken together, constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 (the “Integrated Transaction”), (b) the Integrated Transaction will qualify as an “inbound reorganization” within the meaning of Section 368(a)(2)(D) of the Code and the Treasury Regulations promulgated thereunder and Treasury Regulations Section 1.367(b)-3 and each of Parent, Holdings and New BC will be a “party to a reorganization” within the meaning of Section 368(b) of the Code and the Treasury Regulations promulgated thereunder, (c) this Agreement will constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), (d) any cash in lieu of fractional Parent Common Stock to be paid in accordance with Section 2.5(e) will be treated consistent with the principles set forth in Rev. Rul. 66-365, 1966-2 C.B. 116, (e) no portion of any cash received by the Sellers will be treated as a distribution pursuant to Section 301 of the Code and (f) the designation (if any) on the Initial Spreadsheet as to which particular shares of each Seller’s New BC Shares are exchanged for Parent Common Stock pursuant to Section 2.5(b) and which particular shares of each Seller’s New BC Shares are exchanged for cash pursuant to Section 2.5(b) (and any adjustments pursuant to Section 2.8). is a designation pursuant to Treasury Regulations Sections 1.356-1(b) and 1.358-2(a)(2) (the treatment described in clauses (a) through (f) being, collectively, the “Intended Tax Treatment”).
2.7   Withholding Rights.   Parent, BidCo, Holdings, the Company, New BC and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement, and from any other payments to any Company Securityholder or other payee otherwise required pursuant to this Agreement, such amounts as Parent, BidCo or Holdings is or may be required to deduct and withhold with respect to any such payments under the Code or any provision of state, local or non-U.S. Tax law. Except with respect to any such deduction or withholding on amounts properly treated as compensation for applicable tax purposes, before making any such deduction or withholding, the applicable withholding agent shall give the Person in respect of whom such deduction or withholding is to be made at least ten (10) Business Days’ prior written notice of such anticipated deduction or withholding (together with the legal basis thereof) and consult and cooperate with such Person to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Legal Requirements. To the extent that amounts are so deducted and withheld in accordance with this Agreement and duly and timely deposited with or otherwise paid to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made.
2.8   Further Cash / Net Working Capital Adjustment.   As promptly as practicable, but in no event later than sixty (60) days after the Closings, BidCo will cause to be prepared and delivered to the Shareholders’ Representative (i) a calculation of actual Company Cash, actual Company Debt, actual Net Working Capital, actual Transaction Expenses and actual Paid Parent Transaction Expenses (respectively, the “Actual Company Cash”, “Actual Company Debt”, “Actual Net Working Capital”, “Actual Transaction Expenses” and “Actual Paid Parent Transaction Expenses” and, collectively, the “Price Components”) and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the “Closing Balance Sheet”), in each case, determined in accordance with the Accounting Principles and (in the case of the Price Components) the applicable definitions thereof. Without the prior written consent of the Shareholders’ Representative, BidCo shall not have the right (except to reflect the final resolution of any disputes in accordance with this Section 2.8) to modify the Closing Balance Sheet or BidCo’s proposed calculation of the Price Components after BidCo delivers such Closing Balance Sheet and calculations pursuant to this Section 2.8. If BidCo fails to timely deliver the Closing Balance Sheet and calculations of the Price Components on a timely basis in accordance with this Section 2.8, then the Shareholders’ Representative may, by written notice delivered to BidCo within seventy-five (75) days of the Closings (such timely notice so delivered, the “Shareholders’ Representative Election Notice”) elect to either (X) determine that the Price Components will equal Estimated Company Cash, Estimated Company Debt, Estimated Net Working Capital, Estimated Transaction Expenses and Estimated Paid Parent Transaction Expenses (collectively, the “Estimated Price Components”), or (Y) deliver the Closing Balance Sheet and the calculation of the Price Components to BidCo. If the Shareholders’ Representative Election Notice deems the Estimated Price Components to be the Price Components, the Closing Balance Sheet and such Price Components will be deemed to have been received by BidCo on the date BidCo receives the Shareholders’ Representative Election Notice. If the Shareholders’ Representative elects in the Shareholders’ Representative Election Notice to deliver, within a reasonable time taking into account the circumstances including information and access provided by Parent, the Closing Balance Sheet and calculation of Price Components to BidCo, the Shareholders’ Representative may retain (at the sole cost and expense of BidCo) a nationally recognized independent accounting or financial consulting firm to prepare the Closing Balance Sheet and calculation of Price Components consistent with the provisions of this Section 2.8; provided, however, that, notwithstanding the foregoing, the Shareholders’ Representative (including on behalf of the Sellers) reserves any and all other rights granted to it in this Agreement. In any such event, BidCo will be entitled to dispute such Price Components solely pursuant to this Section 2.8, mutatis mutandis.
(a)   If the Shareholders’ Representative disagrees with BidCo’s calculation of the Closing Balance Sheet or any Price Component delivered pursuant to this Section 2.8, the Shareholders’ Representative may, within sixty (60) days after delivery thereof (the “Review Period”), deliver a notice to BidCo disagreeing with such calculation and setting forth the Shareholders’ Representative’s calculation of such amount(s) (the “Notice of Objection”); provided that, to the extent that BidCo fails to comply in any material respect with its obligations to provide the Shareholders’ Representative with such requested access to information as required in Section 2.8(b) (and in any event within five (5) days of any written request by the Shareholders’ Representative), then the Review Period will be extended by one (1) day for each day required for BidCo to comply with such request. Any such Notice of Objection shall specify those items or amounts as to which the Shareholders’ Representative disagrees, and the Shareholders’ Representative shall be deemed to have agreed with all other items and amounts contained in the calculation of the Price Components delivered pursuant to this Section 2.8 above.
(b)   If a Notice of Objection shall be delivered pursuant to Section 2.8(a), BidCo, Parent and the Shareholders’ Representative shall, during the thirty (30) days following such delivery (or such longer period as they may mutually agree), use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of each of the Price Components, which amount shall not be less than the applicable amount thereof shown in Parent’s calculation delivered pursuant to this Section 2.8 above, nor more than the applicable amount thereof shown in the Shareholders’ Representative’s calculation delivered pursuant to the Notice of Objection. Following delivery of the Closing Balance Sheet and calculation of the Price Components from BidCo in accordance with this Section 2.8, BidCo shall provide the Shareholders’ Representative with access, upon reasonable advance notice and during normal business hours, to the books and records, properties, personnel and auditors of Parent and its Subsidiaries (including the Company) relevant to the Shareholders’ Representative’s review of the Closing Balance Sheet and calculation of the Price Components (subject to execution by the Shareholders’ Representative of a customary confidentiality agreement in form reasonably satisfactory to Parent).
(c)   If, during the period described in Section 2.8(b) above, BidCo and the Shareholders’ Representative are unable to reach such agreement, they shall promptly thereafter cause FTI Consulting, Inc. or another independent accounting or financial consulting firm of recognized national standing as may be mutually selected by BidCo and the Shareholders’ Representative (the “Reviewing Accountant”) to promptly to review this Agreement and the disputed items or amounts set forth in the Notice of Objection for the purpose of calculating the Price Components. Each of BidCo and the Shareholders’ Representative (i) shall promptly provide their respective assertions regarding the Price Components and, to the extent relevant thereto, the Closing Balance Sheet in writing to the Reviewing Accountant and to each other, and (ii) shall have the opportunity to provide to the Reviewing Accountant and to the other a written response to the other’s written assertions promptly after receipt thereof. The Reviewing Accountant shall base its determination of the Price Components solely on (A) the written submissions of the parties and shall not conduct an independent investigation and (B) the extent (if any) to which the Price Components require adjustment (only with respect to the remaining disagreements submitted to the Reviewing Accountant) in order to be determined in accordance with this Section 2.8. Such Reviewing Accountant shall deliver to BidCo and the Shareholders’ Representative, as promptly as practicable (and BidCo and the Shareholders’ Representative will use their reasonable efforts to cause delivery to occur within thirty (30) days after the initial submissions to such Reviewing Accountant), a report setting forth such calculations. Such report shall be final and binding upon the parties. The fees and costs of the Reviewing Accountant shall be borne by the parties as follows: (i) by BidCo, if the aggregate dollar amounts of the final determination of the Price Components by the Reviewing Accountant is closer to the aggregate dollar amounts of the amount set forth in the Notice of Objection than to BidCo’s calculation of the Price Components submitted pursuant to this Section 2.8 above; and (ii) by the Sellers if the aggregate dollar amounts of the final determination of the Price Components by the Reviewing Accountant is closer to the aggregate dollar amounts of BidCo’s calculation of the Price Components submitted pursuant to this Section 2.8 above than to the amount set forth in the Notice of Objection. The date on which the calculation of the Price Components is finally determined in accordance with this Section 2.8 is referred as to the “Determination Date”.
(d)   If the Adjustment Amount is a negative amount, then promptly following the Determination Date, and in any event within five (5) Business Days thereof, the Escrow Agent shall pay, from the Adjustment Escrow Fund, an amount equal to the absolute value of the Adjustment Amount (such amount, the “Deficit Amount”) to BidCo. If the Deficit Amount is less than the amount in the Adjustment Escrow Fund, promptly following the Determination Date, and in any event within five (5) Business Days following the Determination Date, the Escrow Agent shall promptly deliver to each Seller and each Company Optionholder (through the payroll system of BidCo or its Subsidiary and less any Taxes required by applicable law to be withheld therefrom) such Seller’s or Company Optionholder’s Pro Rata Share of the amount in the Adjustment Escrow Fund less the Deficit Amount, as set forth in the applicable Spreadsheet, to the account of such Seller set forth in such Seller’s Letter of Transmittal. If the Adjustment Amount is a positive amount, then promptly following the Determination Date, and in any event within five (5) Business Days following the Determination Date, (a) BidCo shall promptly deliver to each Seller and each Company Optionholder (through the payroll system of BidCo or its Subsidiary and less any Taxes required by applicable law to be withheld therefrom) such Seller’s or Company Optionholder’s Pro Rata Excess Adjustment Share of an amount equal to the Adjustment Amount (provided that in no event shall BidCo be required to make a payment to the Sellers and Company Optionholders of any portion of the Adjustment Amount to the extent it exceeds the Adjustment Escrow Amount), and (b) the Escrow Agent shall pay to each Seller and each Company Optionholder (through the payroll system of BidCo or its Subsidiary and less any Taxes required by applicable law to be withheld therefrom) such Seller’s or Company Optionholder’s Pro Rata Share of an amount in cash equal to the amount in the Adjustment Escrow Fund, in each case, to the account of such Seller set forth in such Seller’s Letter of Transmittal. Upon determination of the Adjustment Amount pursuant to this Section 2.8, each of BidCo and the Shareholders’ Representative shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Adjustment Escrow Funds in accordance with this Section 2.8(d). In no event shall the Shareholders’ Representative have any liability under this Section 2.8, and in no event shall any Seller have any liability under this Section 2.8 in excess of such holder’s allocable share of the Adjustment Escrow Fund. In no event shall Parent or BidCo be entitled to payment pursuant to this Section 2.8 of any amount in excess of (or other than) the Adjustment Escrow Fund.
(e)   Any payments made pursuant to this Section 2.8 shall be treated as an adjustment to the consideration payable hereunder to the extent permitted by applicable Legal Requirements.
2.9   Tax Elections.   Holdings agrees that, upon request by a Canadian Management Seller and at the Canadian Management Seller’s sole cost, Holdings shall cause ExchangeCo to execute with such Canadian Management Seller a joint election under subsection 85(1) of the Tax Act and any corresponding provincial provision, as applicable, in respect of the New BC Shares sold by such Canadian Management Seller to ExchangeCo under this Agreement for the consideration set forth in Section 2.5(b)(ii) and (iv). Each Canadian Management Seller which wishes to make an election will provide ExchangeCo, within 90 days after Closing, with a properly completed election form for execution by ExchangeCo and such Canadian Management Seller shall be responsible for filing such form and Holdings and ExchangeCo shall have no responsibility with respect to the proper completion or filing of such form except that Holdings will cause ExchangeCo to (i) sign and execute the election form(s), (ii) provide, at the request of a Canadian Management Seller, any information related to ExchangeCo that is reasonably required to complete the election form, and (iii) deliver to the Canadian Management Seller an executed copy of the election form that has been completed and delivered by the Canadian Management Seller to ExchangeCo within ten (10) days of receipt of same by ExchangeCo. The Canadian Management Seller shall be entitled to determine the “elected amount” in respect of such election, provided such “elected amount” is within the limits set out by the Tax Act (and any corresponding provincial legislation).
2.10   Taking of Necessary Action; Further Action.   If, at any time after the Closings, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Acquired Companies are fully authorized in the name and on behalf of the Acquired Companies, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is consistent with this Agreement.
ARTICLE III
Representations and Warranties of the Company
Subject to the disclosures set forth in the disclosure schedule of the Company delivered to the Buyer Parties concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedule”) (each of which disclosures shall indicate the Section to which it relates (unless and only to the extent the relevance to other representations and warranties is reasonably apparent from the face of the disclosures)), each of the Company and New BC, jointly and severally, represents and warrants to the Buyer Parties, as of the date hereof and as of the Closings, as follows:
3.1   Organization, Standing and Power.   Each Acquired Company is (or will be following the Pre-Closing Restructuring and as of immediately prior to the Closings) a corporation, limited liability company or other entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except, (i) in the case of the Acquired Companies (other than the Company and New BC), where the failure to be so organized or in good standing would not reasonably be expected to have a Company Material Adverse Effect or materially impair or delay the ability of the Acquired Companies to consummate the Transactions or (ii) as contemplated by the Pre-Closing Restructuring. Each Acquired Company has (or will have following the Pre-Closing Restructuring and as of immediately prior to the Closings) full corporate, limited liability company or other organizational power and authority to own or lease its properties and to conduct its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction required for the current conduct of its business, except (i) where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect or materially impair or delay the ability of the Acquired Companies to consummate the Transactions and (ii) as contemplated by the Pre-Closing Restructuring. No Acquired Company is in material violation of any of the provisions of its Governing Documents. The Company has made available or caused to be made available to Parent true, correct and complete copies of the Governing Documents of the Company and New BC as in effect on the Agreement Date.
3.2   Subsidiaries.   Schedule 3.2 of the Company Disclosure Schedule lists each of the Acquired Companies (other than the Company and New BC) (x) (i) as of the Agreement Date and (ii) following the Pre-Closing Restructuring and as of immediately prior to the Closings and (y) its place of organization. Schedule 3.2 of the Company Disclosure Schedule sets forth, for each Acquired Company (other than the Company and New BC): (i) the number and type of any capital stock of, membership, partnership or other equity or voting interests in, such entity that is outstanding as of the Agreement Date and that will be outstanding following the Pre-Closing Restructuring and as of immediately prior to the Closings; and (ii) the number and type of shares of capital stock of, membership, partnership, or other equity or voting interests in, such entity that, as of the Agreement Date and following the Pre-Closing Restructuring and as of immediately prior to the Closings, are owned, directly or indirectly, by the Company or New BC, as applicable. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Acquired Company (other than the Company and New BC) have been (or will be, following the Pre-Closing Restructuring and as of immediately prior to the Closings) validly issued, were (or will be, following the Pre-Closing Restructuring and as of immediately prior to the Closings) issued free of or in compliance with pre-emptive rights, are fully paid (to the extent required under the applicable Governing Document) and non-assessable, and are (or will be, following the Pre-Closing Restructuring and as of immediately prior to the Closings) free and clear of all liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any liens imposed by applicable securities laws or liens set forth in the Governing Documents of such Acquired Companies made available to Parent (including in connection with the Pre-Closing Restructuring). There are no options, warrants, calls, rights, convertible securities or other Contracts to which any Acquired Company (other than the Company and New BC) is bound obligating any Acquired Company (other than the Company and New BC) to issue, deliver or sell, or cause to be issued, delivered or sold, any additional capital stock of, membership, partnership or other equity or voting interests in, any Acquired Company (other than the Company and New BC). Except for the capital stock of, or other equity or voting interests in, the Acquired Companies, the Acquired Companies do not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
3.3   Capital Structure.
(a)   The authorized capital stock of the Company consists of unlimited Company Shares and unlimited Preferred Shares, of which 935,522.312 shares of Company Shares and 370,000 shares of Preferred Shares are issued and outstanding as of the Agreement Date. The authorized capital stock of New BC consists of unlimited New BC Shares, of which 100 New BC Shares are issued and outstanding as of the Agreement Date. As of the Agreement Date, there are no other issued and outstanding shares of capital stock or other securities of the Company or New BC and no outstanding commitments or Contracts to issue any shares of capital stock or other securities of the Company or New BC other than pursuant to the exercise of outstanding Company Options under the Company Option Plan. Schedule 3.3(a) of the Company Disclosure Schedule accurately sets forth, as of the Agreement Date, the name of each Person that is the registered owner of Company Shares, Preferred Shares, New BC Shares or TargetCo Units and the number of such shares or units, as applicable, so owned by such Person. Following the Pre-Closing Restructuring and as of immediately prior to the Closings, the equity interests of TargetCo, New BC and the Company will be as set forth in the Initial Spreadsheet, which shall constitute all equity interests of TargetCo, New BC and the Company, as applicable. All issued and outstanding Company Shares, Preferred Shares and New BC Shares are (or will be, following the Pre-Closing Restructuring and as of immediately prior to the Closings) duly authorized, validly issued, fully paid (to the extent required under the Company’s or New BC’s Governing Documents) and non-assessable and, other than as set forth in the Company Option Plan or the related stock option agreements, are free of any Encumbrances, other than Encumbrances imposed by applicable securities laws or Encumbrances set forth in the Governing Documents of the

Company or New BC, as applicable, made available to Parent or entered into in connection with the Pre-Closing Restructuring. There is no liability for dividends accrued and unpaid by the Company or New BC. The Company is not under any obligation to register under the Securities Act any Company Shares or any other securities of the Company, whether currently outstanding or that may subsequently be issued. New BC is not under any obligation to register under the Securities Act any New BC Shares or any other securities of New BC, whether currently outstanding or that may subsequently be issued.
(b)   As of the Agreement Date, the Company has reserved 70,677 Class B common shares of the Company for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plan, of which 68,881 shares are subject to outstanding and unexercised Company Options, and 1,796 shares remain available for issuance thereunder. Schedule 3.3(b) of the Company Disclosure Schedule sets forth, as of the Agreement Date, a current, correct and complete list of all holders of outstanding Company Options, including the number of Class B common shares of the Company subject to each such Company Option, the date of grant, the exercise price per share and the Tax status of such option under Section 422 of the Code. Each grant of a Company Option (i) was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including approval by the Company Board (or a duly constituted and authorized committee thereof), (ii) was made in all material respects in accordance with the terms of the Company Option Plan and (iii) has a per share exercise price that was greater than or equal to the fair market value of a Company Share on the applicable grant date, as determined by the Company Board. The Company has made available to the Buyer Parties accurate and complete copies of the Company Option Plan, each form of agreement used thereunder and each other Contract pursuant to which a Company Option is outstanding that materially differs from the form on which it is based. Each Company Option has been granted under the Company Option Plan. No Company Option is subject to Section 409A of the Code.
(c)   Other than as set forth on Schedules 3.3(a) and 3.3(b) of the Company Disclosure Schedule and except for this Agreement and the other agreements contemplated hereby, as of the Agreement Date, (i) no Person has any right to acquire any Company Shares or any options, warrants or other rights to purchase Company Shares or other securities of the Company, from the Company or any shareholder of the Company and (ii) no Person has any right to acquire any New BC Shares or any options, warrants or other rights to purchase New BC Shares or other securities of New BC, from New BC or any shareholder of New BC.
(d)   Except for the Company Option Plan and related stock option agreements, the Company Options described in Schedule 3.3(b) of the Company Disclosure Schedule, the Governing Documents of the Company and New BC and as set forth in Schedule 3.3(d) of the Company Disclosure Schedule, there are no Contracts relating to the voting, issuance, transfer, purchase, redemption or sale of any Company Shares or New BC Shares (i) between or among either the Company or New BC, as applicable, and any of their respective securityholders, other than written contracts granting the Company or New BC the right to purchase unvested shares upon termination of employment or service, and (ii) between or among any of its securityholders.
3.4   Authority; Noncontravention.
(a)   Each of the Company and New BC has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company and New BC of this Agreement and the consummation by the Company and New BC of the Transactions, have been duly and validly authorized by the Company Board and the New BC Board. This Agreement has been duly executed and delivered by each of the Company and New BC and, assuming this Agreement constitutes the valid and binding obligation of the Buyer Parties, constitutes the valid and binding obligation of the Company and New BC enforceable against the Company and New BC, as applicable, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
(b)   The execution and delivery of this Agreement by the Company and New BC does not, and the consummation of the Transactions will not, (i) conflict with, or result in a material breach of any provision of, the Governing Documents of any Acquired Company, (ii) assuming the Debt Change of Control

Waiver has been obtained prior to the Closing Date, contravene, conflict with, result in a violation of, require notice under, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Material Contract or Lease, (iii) contravene, conflict with, result in a violation of, require notice under, or give any Governmental Entity the right to challenge the Transactions under, any Legal Requirement or any Order to which any Acquired Company or any of the assets owned or used by any Acquired Company, is subject, (iv) contravene, conflict with, result in a violation of any of the terms or requirements of, require notice under, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or adversely modify, any material Company Authorization that is held by any Acquired Company or (v) require any filings or registration with, notification to, or authorization, consent or approval of any Governmental Entity, other than such filings and notifications as may be required to be made by the Company in connection with the Transactions under the HSR Act and other applicable Antitrust and FDI Laws and the expiration or early termination of applicable waiting periods under the HSR Act and other applicable foreign Antitrust and FDI Laws, and such other consents, authorizations, filings, approvals, notices and registrations (A) which may be required solely by reason of Parent’s participation in the Transactions or any facts or circumstances relating to the Parent or any of its Affiliates or (B) which, if not obtained or made, would not be material to the Acquired Companies, taken as a whole, and would not prevent, materially alter or materially delay any of the Transactions, except in the case of each of clauses (ii), (iii) and (iv) as would not reasonably be expected to have a Company Material Adverse Effect or materially impair or delay the ability of the Acquired Companies to consummate the Transactions.
3.5   Financial Statements.
(a)   The Company has delivered to the Buyer Parties its audited consolidated financial statements for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022, respectively, and its unaudited consolidated financial statements for the six (6) month periods ended June 30, 2025 and 2024 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the “Financial Statements”, and the balance sheet included in the Financial Statements as of December 31, 2024 (the “Company Balance Sheet”)). The Financial Statements have been prepared in accordance with GAAP (except that the unaudited Financial Statements do not contain footnotes and are subject to normal recurring year-end audit adjustments). The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries at the dates therein indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods therein specified (subject, in the case of unaudited interim period financial statements, the absence of footnotes and to normal recurring year-end audit adjustments).
(b)   Since January 1, 2023, each Acquired Company has maintained systems of internal accounting controls designed to provide reasonable assurance (A) regarding the reliability of financial reporting and the preparation of financial statements, (B) that transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with the standards set forth in Section 3.5(a), (C) that receipts and expenditures of each Acquired Company are being made only in accordance with appropriate authorizations of management, (D) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of each Acquired Company and (E) that material information is made known to the management of the Company by others within the Company. Based on its most recent evaluation of internal control prior to the date hereof, the Company has disclosed to its auditors and the board of the Company, as applicable, (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by any Acquired Company, (B) any fraud, whether or not material, that involves any Acquired Company’s management’s role in the preparation of financial statements or the internal accounting controls utilized by such Acquired Company and (C) any written claim or written allegation regarding any of the foregoing.
3.6   Undisclosed Liabilities; Indebtedness.
(a)   As of the Agreement Date, except (a) as disclosed, set forth or reflected or reserved against on the Financial Statements, (b) for liabilities permitted by or incurred pursuant to this Agreement, including, without limitation, the Transaction Expenses and the Parent Transaction Expenses, (c) for liabilities incurred in the Ordinary Course of Business since December 31, 2024 (the “Company Balance Sheet Date”), or (d) that would not reasonably be expected to have a Company Material Adverse Effect, no Acquired

Company has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP. Except as set forth in the Financial Statements, none of the Company or any of its Subsidiaries maintain, or have any commitment to become party to, any material “off-balance-sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC.
(b)   Schedule 3.6(b) of the Company Disclosure Schedule sets forth a complete and correct list of each material item of indebtedness for borrowed money of the Acquired Companies (other than indebtedness solely among any Acquired Companies directly or indirectly wholly owned by the Company or New BC or PE UK I) or guarantee of any such indebtedness (other than a guarantee of debt of an Acquired Company by the Company or another Acquired Company) identifying the creditor to which such indebtedness is owed, the title of the instrument under which such indebtedness is owed and the amount of such indebtedness, in each case, as of the close of business on September 30, 2025. With respect to each item of such debt, as of the close of business on September 30, 2025, no Acquired Company is in default, in any material respects, and no material payments are past due. No Acquired Company has received any written notice of a default, alleged failure to perform or any offset or counterclaim (in each case, that has not been waived or remains pending as of the date of this Agreement) with respect to any item of such debt.
3.7   Absence of Certain Changes.   Except as expressly contemplated by this Agreement, between June 30, 2025 and the Agreement Date, (a) the Company and its Subsidiaries have conducted their business in the Ordinary Course of Business in all material respects, and (b) there has not occurred any event, condition, change, occurrence or development that, individually or in the aggregate, has had a Company Material Adverse Effect. Since June 30, 2025, there has not occurred any event, condition, action or occurrence that, if taken during the period from the Agreement Date through the Closing Date without the consent of BidCo, would constitute a breach of Section 6.2.
3.8   Litigation.   Except as would not reasonably be material to the Acquired Companies, taken as a whole, there is no Proceeding pending before any Governmental Entity, or, to the knowledge of the Company, threatened against any Acquired Company or any of their respective assets or properties or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with any Acquired Company). There is no material judgment, award, decree, injunction or order against any Acquired Company, any of their respective material assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with any Acquired Company). Except as would not reasonably be material to the Acquired Companies, taken as a whole, (i) no Acquired Company has any Proceeding pending against any other Person, (ii) since January 1, 2023, no Proceeding has been commenced by or against, or to the knowledge of the Company, threatened against, any Acquired Company and (iii) since January 1, 2023, there is no Order in effect or pending to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject or would reasonably be likely to be subject. To the knowledge of the Company, no officer or other employee of any Acquired Company (in their capacities as such or relating to their employment, services or relationship with any Acquired Company) is subject to any Order or pending Order that prohibits or would reasonably be expected to prohibit, respectively, such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the respective Acquired Company’s business that would reasonably be expected to be material to the Acquired Companies, taken as a whole.
3.9   Compliance with Laws; Governmental Permits.
(a)   Since January 1, 2023, the Acquired Companies have complied in all material respects with all material Legal Requirements applicable to the conduct of their business. As of the Agreement Date, the Acquired Companies have obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is necessary to own, lease and operate its properties and to carry on its business as owned, leased, operated or carried on as of the Agreement Date (all of the foregoing material consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are in full force and effect. Each Acquired Company is, and has at all times since January 1, 2023 been, in compliance in all material respects with the terms and requirements of their respective Company Authorizations. Since January 1, 2023, no Acquired Company has received any written notice from any Governmental Entity regarding (i) any material violation of any Legal Requirements or material violation of any Company Authorization or (ii) any revocation, withdrawal, suspension, cancellation or material adverse modification of any Company Authorization.
(b)   During the past five (5) years, no Acquired Company, nor any of their respective officers, directors, employees (in each case, in their capacities as such or relating to their employment, services or relationship with the Acquired Companies), or, to the knowledge of the Company, any of its agents acting on its behalf has violated any applicable Anti-Corruption Laws in any material respect. The Company maintains policies and procedures designed to promote compliance with applicable Anti-Corruption Laws. To the knowledge of the Company, there are no actions, conditions or circumstances pertaining to any Acquired Company that would reasonably be expected to give rise to any future claims, allegations, charges, investigations, violations, settlements, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions under applicable Anti-Corruption Laws. No Acquired Company, and to the knowledge of the Company, no officer, director, employee, agent, or other Person associated with or acting on behalf of any Acquired Company, is the subject of any pending or threatened investigations by any governmental authority, settlements, voluntary disclosures, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions with respect to actual or suspected violations by any Acquired Company of applicable Anti-Corruption Laws.
(c)   The Company and each of its Subsidiaries are, and have at all times since January 1, 2023, been in compliance in all material respects with all applicable Anti-Money Laundering Laws. No Acquired Company, nor, to the knowledge of the Company, any of their respective directors, officers, or employees: (i) has been or is in material violation of any applicable Anti-Money Laundering Law; (ii) has engaged or engages in any transaction, investment, undertaking or activity (in each case, in the course of such Person’s employment) that violates any Anti-Money Laundering Law in any material respect; or (iii) has received any written notice from a Governmental Entity alleging that any Acquired Company, or any of their respective agents has violated, or is otherwise subject to penalties or an enforcement action under, any applicable Anti-Money Laundering Laws.
(d)   Except as disclosed in Schedules 3.8 and 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, or employees nor, to the knowledge of the Company, any agents or other Person acting on behalf of the Company or any of its Subsidiaries has, since April 24, 2019, directly or indirectly, violated any applicable Export Control Law or Sanctions in any material respect. Neither the Company nor any of the Company’s subsidiaries, nor their respective officers, directors, employees, nor to the knowledge of the Company, any Person acting on behalf of the Company or any of its Subsidiaries is or at any time since April 24, 2019 has been a Sanctioned Person. Further, except as disclosed in Schedules 3.8 and 3.9 of the Company Disclosure Schedule, the Company and each of its Subsidiaries and their respective officers, directors, employees, or, to the knowledge of the Company, any Person acting on behalf of the Company or any of its Subsidiaries, has not, since April 24, 2019, directly or indirectly, engaged in a transaction with or involving any Sanctioned Person or Sanctioned Country.
3.10   Title to Property and Assets; Sufficiency of Assets.
(a)   The Company and each of its Subsidiaries have good and marketable title to all of their material properties and interests in material properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Company Balance Sheet Date in the Ordinary Course of Business), or, with respect to leased properties and assets, including, without limitation, the Leased Real Property, valid leasehold interests in such properties and assets which afford the Company and its Subsidiaries peaceful and undisturbed leasehold possession of such properties and assets in all material respects, in each case, free and clear of all Encumbrances, except Permitted Encumbrances, except where the failure to hold such title or interest would not reasonably be expected to have a Company Material Adverse Effect. Except to the extent the same would not reasonably be expected to have a Company Material Adverse Effect, the material property and equipment of the Company and its Subsidiaries that are used in the operations of its business are in all material respects (i) in good operating condition and repair, subject to normal wear and tear and (ii) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the Ordinary Course of Business.

(b)   The properties, rights, interests and assets of the Acquired Companies collectively constitute all of the properties, rights, interests and other tangible and intangible assets used by or necessary to enable the Acquired Companies to conduct their business in the manner in which such business is currently being conducted in all material respects.
3.11   Real Estate.
(a)   Schedule 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the addresses and the respective owners of each real property owned by an Acquired Company (the “Owned Real Property”). The applicable Acquired Company has good, registered where applicable, and marketable fee simple or comparable valid title to all Owned Real Property owned by such Acquired Company, free and clear of all Encumbrances, except Permitted Encumbrances, except where the failure to own such title would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting the Owned Real Property that would reasonably be expected to have a Company Material Adverse Effect.
(b)   Schedule 3.11(b) of the Company Disclosure Schedule sets forth (i) a true, correct and complete list of all leases, licenses, subleases, sublicenses and occupancy agreements (including all amendments, extensions, renewals and guaranties with respect thereto) (each a “Lease”) under which the Acquired Companies lease, license, occupy or have the right to occupy real property and for which the annual rental payment exceeds $100,000 or which are otherwise listed on Schedule 3.11(b) of the Company Disclosure Schedule (the “Leased Real Property”) and (ii) the address or legal description of each parcel of Leased Real Property. The Company has made available to Parent a true, correct and complete copy of each Lease. Except to the extent the same would not reasonably be expected to have a Company Material Adverse Effect, (i) each Lease is valid, in full force and effect and enforceable against the Acquired Companies, as applicable, and the Acquired Companies hold an existing leasehold interest under each Lease free and clear of all Encumbrances, except Permitted Encumbrances, and (ii) the Acquired Companies are not in default (and, to the knowledge of the Company, there is no event or condition that after notice or lapse of time or both would constitute a default by the Acquired Companies) under any Lease and, to the knowledge of the Company, there is no default (or event or condition that after notice or lapse of time or both would constitute a default) by any other party thereto under any Lease.
(c)   Except for Permitted Encumbrances or as set forth on Schedule 3.11(c) of the Company Disclosure Schedule, none of the Acquired Companies has leased, subleased, or granted the right to use or occupy, any material portion of the Owned Real Properties or Leased Real Properties to any Person (other than an Acquired Company). The Owned Real Properties and the Leased Real Properties constitute all material real property currently used in the business of the Acquired Companies.
3.12   Intellectual Property.
(a)   As used in this Agreement, the following terms shall have the meanings indicated below:
(i)   “Intellectual Property” means any and all intellectual property rights and similar proprietary rights throughout the world, including: (A) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (B) trade secrets or similar forms of protection for confidential information, know-how, rights in data, databases and data sets (including Product Data), inventions (whether patentable or not) and other information, (C) trade names, logos, trade dress, trademarks and service marks, registered or unregistered, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, (D) Internet domain name registrations and social media account handles and all goodwill associated with and symbolized by the foregoing items, (E) all copyrights, mask works and other works of authorship (whether copyrightable or not), registered or unregistered and applications therefor, (F) Software, and (G) moral rights and economic rights of authors and inventors, and any similar or equivalent rights to any of the foregoing.
(ii)   “Company IP Rights” means (A) any Third Party Intellectual Property Rights licensed to any Acquired Company and included in any Company Products or used or held for use in the conduct of the business of the Acquired Companies as currently conducted by the Acquired Companies, or to which any Acquired Company has been granted an immunity from suit or covenant not to assert; and (B) Company-Owned IP Rights.
(iii)   “Company-Owned IP Rights” means Intellectual Property that is owned or purportedly owned by any Acquired Company.
(iv)   “Company Registered Intellectual Property” means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, or intent-to-use applications; (C) registered Internet domain names or social media accounts; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of any Acquired Company.
(v)   “Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.
(vi)   “Company Products” means all currently available, in-development and prior versions of all products or services that are owned or purportedly owned by, or marketed, distributed or otherwise offered by or on behalf of, any Acquired Company (including any products or services that are being developed by any Acquired Company).
(vii)   “Company Source Code” means, collectively, any Software source code or any proprietary information or algorithm contained in or relating to any Software source code for any Company Products.
(viii)   “Company IT Systems” means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information used in or necessary for the conduct of the business of the Acquired Companies.
(ix)   “Software” means all computer programs, including all versions thereof, and all related documentation, manuals, source code and object code, program files, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, and all other material related to computer programs.
(b)   An Acquired Company (i) owns or (ii) has the valid right or license to all material Company IP Rights. The Company IP Rights are sufficient for the conduct of the business of the Acquired Companies as currently conducted by the Acquired Companies in all material respects.
(c)   Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, none of the Acquired Companies has transferred ownership of any Intellectual Property that is or was, at any time within the three (3) years preceding the Company Balance Sheet Date, Company-Owned IP Rights, to any third party, or permitted any Acquired Company’s rights in any Intellectual Property that is or was, at any time within the three (3) years preceding the Company Balance Sheet Date, Company-Owned IP Rights to enter the public domain or, with respect to any Company Registered Intellectual Property, lapse (other than through the expiration of registered Intellectual Property at the end of its statutory term or where the Company has made a determination not to pursue the prosecution of any immaterial applications for any such Company Registered Intellectual Property).
(d)   An Acquired Company is the sole and exclusive owner of each item of material Company-Owned IP Rights and each item of material Company Registered Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). None of the Acquired Companies have made any commitments or agreements with any patent pool, industry standards body or standard setting organization, in each case that requires or obligates the Acquired Companies to grant or offer to any third party that request it a license to any material Company-Owned IP Rights.
(e)   Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Company IP Rights, or impair the right of the Acquired Companies or Parent to use, possess, sell or license any material Company IP Rights or portion thereof or grant or purport to grant to any third party any license, covenant not to sue or other rights related to Intellectual Property owned by Parent or any of its Affiliates (other than the Acquired Companies).
(f)   Schedule 3.12(f) of the Company Disclosure Schedule lists all Company Registered Intellectual Property including the owner thereof and jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Title in and to all material Company Registered Intellectual Property is properly recorded in the name of an Acquired Company.
(g)   Each material item of Company Registered Intellectual Property is subsisting and to the Company’s knowledge, valid and enforceable (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such material Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such material Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such material Company Registered Intellectual Property and recording the applicable Acquired Company’s ownership interests therein.
(h)   Following the Closings, the Company and each of its Subsidiaries (as wholly-owned by Parent) will be permitted to exercise all of the Acquired Companies’ rights under any Contract pursuant to which an Acquired Company is granted a license or other right to any Third Party Intellectual Property Rights or pursuant to which an Acquired Company grants a third party a right to use any Company IP Rights (the “Company IP Rights Agreements”) in all material respects to the same extent the Acquired Company would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Acquired Company would otherwise be required to pay.
(i)   None of the Company IP Rights Agreements grants any third party exclusive rights to or under any Company-Owned IP Rights.
(j)    Except as set forth in Schedule 3.12(j) of the Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by any Acquired Company to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, or possession of any Company-Owned IP Rights by an Acquired Company.
(k)   There is no, and during the past six (6) years has not been any, unauthorized use, unauthorized disclosure, infringement or misappropriation of any material Company-Owned IP Rights, by any employee of any Acquired Company or by any third party. No Acquired Company is, or has been during the past six (6) years, a party to any Proceeding for infringement or misappropriation of any Company IP Rights or breach of any Company IP Rights Agreement.
(l)   No Acquired Company is or has been a party to any Proceeding (or received any written notice or threat) which asserts a claim against any Acquired Company for infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of any Acquired Company to exercise any rights in Intellectual Property.
(m)   To the knowledge of the Company, the operation of the business of the Acquired Companies as such business is currently conducted by the Acquired Companies and as conducted during the past six (6) years, including (i) the design, development, reproduction, marketing, licensing, sale, offer for sale, delivery, distribution, provision and/or use of any Company Product and (ii) use of any product, device or process used in the business of the Acquired Companies as currently conducted, does not infringe or misappropriate any Third Party Intellectual Property Right in any material respect.
(n)   None of the material Company-Owned IP Rights, the Company Products or any Acquired Company is subject to any outstanding administrative order issued by a Governmental Entity restricting in any manner the use, transfer, or licensing by any Acquired Company of any Company-Owned IP Right or any

Company Product, or which may affect the validity, use or enforceability of any such material Company-Owned IP Right or Company Product.
(o)   Each Acquired Company has obtained written (i) proprietary information and invention disclosure and assignment agreements from all current and former employees who are or were involved with the creation or development of material Company-Owned IP Rights and (ii) assignment agreements from all current and former consultants who are or were involved with the creation or development of material Company-Owned IP Rights. Such agreements assign by present assignment and require the assignment to an Acquired Company of all right, title and interest in and to any and all Intellectual Property developed by such employees or consultants in their respective capacities as employees or consultants to an Acquired Company or otherwise vest to the Company through operation of law such Intellectual Property rights, and such employees and consultants have not retained any rights in such Intellectual Property. To the knowledge of the Company, no employee of any of the Acquired Companies has entered into any Contract that would conflict in any material way with the work for which the employee has been engaged by the Acquired Companies or requires the employee to transfer, assign, or disclose proprietary or confidential information concerning his or her work for the Acquired Companies to anyone other than an Acquired Company To the knowledge of the Company, no current or former employee, consultant or independent contractor of any Acquired Company (i) is in violation of any (A) term or covenant of any contractual or other obligation to such Acquired Company relating to invention disclosure, invention assignment, non-disclosure or non-competition, or (B) applicable non-disclosure obligation or restrictive covenant obligation for the benefit of any former employer of such employee or consultant, by virtue of such employee or consultant being employed by or performing services for the Acquired Companies, or using trade secrets or proprietary information of such former employer for the benefit of the Acquired Companies, or (ii) has developed any material Intellectual Property for the Acquired Companies that is subject to any agreement between such employee or consultant and any other Person under which such employee or consultant has assigned or otherwise granted to any other Person any rights in or to such Intellectual Property.
(p)   No employee or, to the Company’s knowledge, consultant or independent contractor of the Company or any Subsidiary is using trade secrets or proprietary information of others without permission in any material respect. All such current and former employees, consultants and independent contractors having access to material confidential information or trade secrets of the Acquired Companies, or of any of their respective clients or business partners as to which any Acquired Company had or has an obligation of secrecy, have executed and delivered to the Acquired Companies a written agreement obligating them to protect such confidential information and trade secrets.
(q)   Each Acquired Company has taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential information and trade secrets included in the Company IP Rights. To the Company’s knowledge, all material use by the Acquired Companies of confidential information not owned by the Acquired Companies has been pursuant to the terms of a written Contract between an Acquired Company and the owner of such confidential information.
(r)   Schedule 3.12(r) of the Company Disclosure Schedule lists all Software or other material that is distributed under any “free software” or “open source software” licenses, including the GNU General Public License, GNU Affero General Public License, GNU Lesser General Public License, BSD licenses, the Apache Licenses, and other similar licensing or distribution terms (collectively, “Open Source Materials”) that is included in the Company Products. Each Acquired Company is in compliance in all material respects with the terms and conditions of all Open Source Materials incorporated or distributed with any Company Products. No Acquired Company has used such Open Source Materials in a manner that: (i) requires the disclosure, licensing or distribution of any source code included in any Company-Owned IP Rights or any Company Product, other than such Open Source Materials; (ii) requires the licensing or disclosure of any Company-Owned IP Rights, or any portion of any Company Product, other than such Open Source Materials, for the purpose of making derivative works; (iii) imposes any material limitation, restriction or condition on the right or ability of any Acquired Company to use or distribute any Company-Owned IP Rights, including restrictions on the consideration to be charged for the distribution of any Company Product; or (iv) grants, or requires any of them to grant, any other Person any rights or immunities to any Company-Owned IP Rights or Company Product.

(s)   Schedule 3.12(s) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company or any Subsidiary has deposited, or is or may be required to deposit, with an escrow holder any of the Company Source Code, and describes whether (i) any such Company Source Code was in fact disclosed to any Person pursuant to such arrangements and (ii) the execution of this Agreement or any of the Transactions, in and of itself, would reasonably be expected to result in the release from escrow or other disclosure of any Company Source Code. Except as otherwise disclosed in Schedule 3.12(s), no event that has occurred, and no circumstance or condition exists, that would reasonably be expected to, result in the release from escrow of any Company Source Code.
(t)   No funding, facilities, or personnel of any Governmental Entity, educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any material Company-Owned IP Rights, and no such entity or educational institution has any right to, or right to royalties for, or to impose any requirement on the manufacture or commercialization of any Company Product.
(u)   The Company IT Systems are adequate in all material respects for the operation of the business of the Acquired Companies as currently conducted, and the Acquired Companies have purchased a sufficient number of licenses for Software currently used in such operations. There are no material defects in the Company IT Systems that prevent the Company IT Systems from operating in all material respects as described in their related documentation or specifications. There is no back door, trap door, Trojan horse, time bomb, Software lock, worm, virus or malicious code or any other code, program, or sub program in any Company IT Systems (i) designed to erase, halt, disable, harm, impede, damage or otherwise interfere with the operation of the Company IT Systems (or any other computer system, Software or device in connection with which the Company IT Systems are used or on which such code is stored or installed) or damage or destroy data or files without the user’s consent or (ii) that permits any Person to circumvent the normal security associated with the Company IT Systems (or any other computer system, Software or device in connection with which the Company IT Systems are used or on which such code is stored or installed). Each Acquired Company has taken commercially reasonable steps to ensure that the Company Products are free of any virus or other harmful code.
(v)   The Company Products perform in accordance with their documentation in all material respects. No Acquired Company has received any material unresolved claims that any services that have been performed pursuant to any Contract by or on behalf of any Acquired Company were performed improperly or not in conformity with the terms and requirements of the applicable Contracts and with all applicable Legal Requirements.
(w)    The Company Source Code contains all materials necessary for a reasonably-skilled programmer to understand the Company Products for the purpose of the continued maintenance and development of the Company Products consistent with industry standards. Current copies of the Company Source Code are recorded on machine readable media, clearly identified and securely stored (together with the applicable documentation) by the Company and Subsidiaries.
(x)   The Product Data is sufficient in all material respects for the Company Products, including the current development, offering, provision and operation thereof. All Acquired Companies are, and at all times have been, in material compliance with all third-party terms and conditions applicable to any Product Data.
3.13   Environmental Matters.   The Acquired Companies are, and since January 1, 2023 have been, in compliance in all material respects with all applicable Environmental Laws. Since January 1, 2023 (or earlier if unresolved), no Acquired Company has received any material Environmental Claim, and there is no material Environmental Claim pending or, to the knowledge of the Company, threatened in writing against the Acquired Companies. Each Acquired Company holds and is, and since January 1, 2023 has held and been, in compliance in all material respects with all Environmental Permits required to operate at the Leased Real Properties and the Owned Real Properties and to conduct their respective businesses as currently and then conducted, all such Environmental Permits are or were, as necessary, in full force and effect, and, there are no material Proceedings pending or, threatened in writing, that seek the revocation, cancellation, suspension or adverse modification of any such Environmental Permit. No Acquired Company has treated, stored, arranged for or permitted disposal of, handled, manufactured, sold, distributed, Released, or exposed any Person to, or owned or operated any real property contaminated by, any Hazardous Materials, in each case in a manner which has resulted or would reasonably be expected to result in material Liabilities of any Acquired Company under Environmental Laws. No Acquired Company has assumed, undertaken or provided an indemnity with respect to, or otherwise become subject to, any material Liability of any other Person under any Environmental Laws. The Company and each Acquired Company have made available to Parent true, correct and complete copies of all material environmental or health and safety reports, studies, records and audits created since January 1, 2023 relating to the Acquired Companies and their affiliates’ or predecessors’, past or current businesses, operations or assets that are within the Company’s or the Acquired Companies’ possession.
3.14   Taxes.
(a)   Each of the Acquired Companies have properly completed and timely filed (taking into account all applicable extensions) all income and other material Tax Returns required to be filed by them and have timely paid all material Taxes (whether or not shown on such Tax Returns) required to be paid by or with respect to the Acquired Companies. All such Tax Returns are true, correct and complete in all material respects. The Company has delivered or made available to Parent copies of all income and other material Tax Returns filed after December 31, 2021 by or with respect to the Acquired Companies, and all examination reports and statements of deficiencies assessed against or agreed to by any of the Acquired Companies after December 31, 2021.
(b)   No material claim for Taxes has been asserted against any of the Acquired Companies that has resulted in a current Encumbrance against the property of any of the Acquired Companies, other than Permitted Encumbrances. No audit or Tax controversy associated with any material Tax or material Tax Return of any of the Acquired Companies is currently pending, or to the knowledge of the Company being threatened or being conducted by a Tax Authority. No extension or waiver of any statute of limitations on the assessment of any material Taxes has been granted or agreed to by any of the Acquired Companies, which is currently in effect, nor has any request been made for any such extension or waiver that is currently pending. Each deficiency claimed, proposed, assessed in writing, or resulting from any audit or examination relating to material Taxes of any of the Acquired Companies by any Tax Authority has been fully paid or otherwise resolved, or is being contested in good faith and in accordance with applicable Legal Requirements and is fully reserved for on the Company Balance Sheet in accordance with GAAP in all material respects. None of the Acquired Companies has requested or is subject to any Tax ruling, technical advice memorandum, competent authority relief, closing agreement or similar guidance or agreement of any Tax Authority that will be binding on any of the Acquired Companies with respect to any period following the Closing Date.
(c)   No written claim has been made by any Tax Authority in a jurisdiction where none the Acquired Companies file Tax Returns that any of the Acquired Companies is or may be subject to taxation by that jurisdiction. None of the Acquired Companies is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment (as defined in any applicable income Tax treaty), branch, office or other fixed place of business in that country.
(d)   None of the Acquired Companies is a party to or bound by any Tax Sharing Agreement nor do any of the Acquired Companies have any Liability or potential Liability to another party (other than any of the Acquired Companies) under any such Tax Sharing Agreement.
(e)   Each of the Acquired Companies has timely withheld all material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, including under all backup withholding provisions of applicable Legal Requirements, and is in material compliance with all associated information reporting requirements and all such withheld Taxes have been timely paid to the appropriate Tax Authority.
(f)    None of the Acquired Companies has consummated or participated in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations, or a “listed transaction” or a “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(g)   None of the Acquired Companies has ever been a member of a consolidated, combined, unitary or aggregate group of which any of the Acquired Companies was not the ultimate parent corporation. None of the Acquired Companies has any Liability for the Taxes of any other Person (other than any of the Acquired Companies) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, or by Contract, other than under commercial agreements the primary purpose of which is unrelated to Taxes.
(h)   None of the Acquired Companies nor any Buyer Party (solely as a result of its ownership of any of the Acquired Companies) will be required to include any material item of income in, or exclude any material item of deduction from, Taxable income for, or otherwise be required to pay any material Tax in, any Taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change made before the Closings in method of accounting or impermissible method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) entered into prior to the Closings; (iii) installment sale or open transaction disposition made prior to the Closing Date; (iv) prepaid amount or deferred revenue received outside of the Ordinary Course of Business on or prior to the Closing Date; or (v) deferred intercompany gain or loss with respect to transactions occurring prior to the Closings.
(i)   None of the Acquired Companies has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for non-recognition of gain under Section 355 of the Code in the past five (5) years.
(j)   Husky Injection Molding Systems, Inc. is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(k)   None of the Acquired Companies has granted any power of attorney with respect to Tax matters that will be in effect following the Closings.
(l)   None of the Acquired Companies has any interest in any joint venture, partnership, limited liability company or Contract, in each case, that is treated as a partnership for U.S. federal income tax purposes.
(m)   Each of the Acquired Companies has properly collected and remitted all material amounts required to be collected and remitted with respect to sales, use, value added and similar Taxes or has properly received and retained any required Tax exemption certificate and other documentation for all material sales made without charging or remitting sales, use, value added or similar Taxes that qualify such sales as exempt from sales, use, value added or similar Taxes.
(n)   Each of the Company and New BC is, and has been since its formation, treated as a corporation for U.S. federal income Tax purposes. TargetCo is, and has been since its formation, treated as a disregarded entity for U.S. federal income Tax purposes. No election has been made pursuant to Treasury Regulation Section 301.7701-3(c) with respect to any Acquired Company within the last five (5) years (other than as part of the Pre-Closing Restructuring).
(o)   Each of the Acquired Companies has materially complied with all applicable transfer pricing laws (including the requirements of subsections 247(4)(a) to (c) of the Tax Act).
(p)   None of the Acquired Companies has acquired property from a Person not dealing at arm’s length (for purposes of the Tax Act) with it in circumstances that would result in any of the Acquired Companies becoming liable to pay Taxes of such Person under Subsection 160(1) of the Tax Act or any analogous provision of any comparable Legal Requirements of any province or territory of Canada. None of the Acquired Companies has undertaken any Section 160 avoidance planning within the meaning of Section 160.01 of the Tax Act.
(q)   None of the Acquired Companies has acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm’s length (within the meaning of the Tax Act), including any direct or indirect shareholders, for an amount that is other than the fair market value of such property or services, nor has any of the Acquired Companies been deemed to have done so for purposes of the Tax Act.
(r)   None of sections, 15, 17, 78, sections 79 through 80.04 or subsection 90(6) of the Tax Act, or any equivalent provision under provincial Legal Requirements, has applied to any of the Acquired Companies, and there are no circumstances existing which could result in the application of any of such sections to the Company or any of its Subsidiaries.
(s)   None of the Acquired Companies has (i) made an “excessive eligible dividend designation” as defined in Subsection 89(1) of the Tax Act or (ii) elected in accordance with Subsection 83(2) in respect of the full amount of any dividend paid or payable (or deemed to have been paid or payable) by it on any shares of its capital stock where the full amount of such dividend exceeded the portion, if any, of such dividend deemed by Subsection 83(2) to have been a capital dividend.
(t)   The total fair market value of all the shares that are held directly or indirectly by the Company and are shares of “foreign affiliates” of the Company (for purposes of the Tax Act) does not exceed 75% of the total fair market value (determined without reference to debt obligations of any corporation resident in Canada in which the Company has a direct or indirect interest) of all of the properties owned by the Company.
(u)   To the knowledge of the Company and the PE UK Companies, none of the Acquired Companies has participated in any transaction that is a “reportable transaction” or “notifiable transaction” as defined for purposes of Section 237.3 or 237.4 of the Tax Act.
(v)   The Company Shares are not “taxable Canadian property” within the meaning of the Tax Act.
(w)   None of the Acquired Companies has taken, intends to take, or has agreed to take, any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.
(x)   None of PE UK I, PE UK II or PE UK III conduct any business, activity or operations other than the sole activity of holding shares in PE UK II (in the case of PE UK I), PE UK III (in the case of PE UK II) and the Company (in the case of PE UK III).
(y)   As at the date of this Agreement, PE UK III holds a “substantial shareholding” in the Company (within the meaning of paragraph 8 of Schedule 7AC of the UK Taxation of Chargeable Gains Act 1992), and has so done continuously for the period of twelve months ending on the date of this Agreement.
(z)   As at the date of this Agreement, each of PE UK I, PE UK II and PE UK III constitute (and have constituted continuously for the period of twelve months ending on the date of this Agreement) holding companies of a trading group or trading subgroup for the purposes of paragraph 19 of Schedule 7AC of the UK Taxation of Chargeable Gains Act 1992.
3.15   Employee Benefit Plans and Employee Matters.
(a)   Schedule 3.15(a) of the Company Disclosure Schedule sets forth, as of the Agreement Date, each material Company Employee Plan and identifies whether each such Company Employee Plan is a Foreign Employee Plan. For purposes of this Agreement, a “Company Employee Plan” means: (i) each deferred compensation, bonus, incentive compensation, stock purchase, stock option, equity or equity-based, vacation, insurance, supplemental unemployment, retention, fringe benefit, profit-sharing, commission, pension, retirement, cafeteria, medical, life insurance, dental, vision, short- or long-term disability, supplemental retirement, employment, consulting, tax gross-up or change of control plan, program, policy, practice, agreement or arrangement (whether or not subject to ERISA); (ii) each severance or termination pay plan, program, policy, practice, agreement or arrangement; each employee welfare benefit plan (within the meaning of Section 3(1) of ERISA); each employee pension benefit plan (within the meaning of Section 3(2) of ERISA); and (iii) each other employee benefit plan, fund, program, policy, practice, agreement or arrangement, in each case of subclause (i)  – (iii), that is sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary, or to which the Company or any Subsidiary is a party or has any liability, for the benefit of any employee, director or consultant who is a natural person of the Company or any Subsidiary. For purposes of this Agreement, a “Foreign Employee Plan” means each Company Employee Plan that has been adopted or maintained by the Company or any Subsidiary, whether formally or informally, or with respect to which the Company or any Subsidiary has any liability, in each case, with respect to any employee, director or consultant of the Company or any Subsidiary who performs services primarily outside of the United States.
(b)   As applicable with respect to each material Company Employee Plan, the Company has made available current, correct and complete copies of: (i) all documents setting forth the terms of each such Company Employee Plan, including the plan document, all amendments thereto, and all related trust documents, insurance contracts and policies and certificates of coverage (and, in the case of an unwritten Company Employee Plan, a summary of the material terms and conditions thereof); (ii) the most recent summary plan description together with any summaries of material modifications thereto; (iii) the annual report (Form 5500 series) and accompanying schedules and actuarial reports, as filed, for the most recently completed plan year; (iv) the most recent determination, advisory, or opinion letter issued by the IRS relating to the tax-qualified status of such Company Employee Plan; (v) annual testing results that relate to the Company or any Subsidiary or any employee, director or consultant of the Company or any Subsidiary, including nondiscrimination and coverage testing results, for the three most recently completed plan years; and (vi) all non-routine, material correspondence to or from any Governmental Entity relating to the Company Employee Plan within the past three years.
(c)   No Acquired Company nor any of their respective ERISA Affiliates have in the past six (6) years maintained, established, sponsored, participated in, contributed to, or been required to contribute to any or had any liability in respect of (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or (iii) multiple employer plan within the meaning of Section 413(c) of the Code. No Acquired Company has any material liability on account of a violation of COBRA or any similar Legal Requirements, including any contingent liability resulting from its relationship to an ERISA Affiliate that has such Liabilities. No Company Employee Plan is intended to meet the requirements of Section 501(c)(9) of the Code or is a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA), and no Acquired Company has any liability with respect to any such arrangement. No Company Employee Plan provides or is obligated to provide health, life insurance, or other welfare benefits to any former employee of the Company or any Subsidiary (or dependent thereof), except (A) as may be required by applicable Legal Requirements (and for which the cost of such welfare benefit is fully paid by such former employee), (B) during the period severance benefits are payable under an employment Contract or (C) for continuation of benefits through the remainder of the month in which a termination of employment occurs. No Company Employee Plan provides or is obligated to provide health, life insurance, or other welfare benefits to any Person who is not a current or former employee of the Company or any Subsidiary (or spouse or dependent thereof).
(d)   Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions, will (either alone or in connection with any other event): (i) entitle any current or former employee, director, officer or other individual service provider of the Company or any Subsidiary to any payment (whether of severance pay or otherwise), forgiveness of indebtedness or distribution (other than any payment made at the direction of, and in the sole discretion of, Parent), (ii) increase, accelerate the time of payment or vesting, or obligation to fund, any compensation or benefits (through a grantor trust or otherwise) due to any employee, director, officer or other individual service provider of the Company or any Subsidiary, or (iii) create or otherwise result in any other material liability with respect to a Company Employee Plan. Without limiting the generality of the foregoing, no amount or benefit paid or payable in connection with the Transactions (either alone or in connection with any other event) would reasonably be expected to be an “excess parachute payment” within the meaning of Section 280G of the Code.
(e)   To the knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Employee Plan subject to Part 4 of Subtitle B of Title I of ERISA has committed a breach of fiduciary duty with respect to that Company Employee Plan that could subject the Company or any Subsidiary or an employee of any of the Company or any Subsidiary to any material liability (including liability on account of an indemnification obligation) that has not been fully satisfied. To the knowledge of the Company, no transactions prohibited by Section 4975 of the Code or Section 406 of ERISA (that are not otherwise exempt under Section 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Code) have occurred with respect to any Company Employee Plan, except as would not reasonably be expected to result in any material liability to the Company or any Subsidiary.
(f)   Except as would not be material to the Acquired Companies, there are no pending, or to the knowledge of the Company, threatened claims or Proceedings by or on behalf of any Company Employee Plan or by any current or former employee or beneficiary covered under any such Company Employee Plan (other than routine claims for benefits), and to the knowledge of the Company, there are no facts or circumstances that could reasonably form the basis for any material claims or Proceedings. Except as would not be material to the Acquired Companies, there is no Proceeding, claim, charge or grievance pending or, to the knowledge of the Company, threatened or being investigated in respect of any Employment Laws.
(g)   Each Company Employee Plan has since January 1, 2023 been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements. Each Company Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and has received a currently effective favorable IRS determination letter, or is entitled to rely on an advisory or opinion letter, from the IRS with respect to such qualification, and no circumstances exist which could reasonably be expected to cause the loss of the qualified status of any such Company Employee Plan. The Acquired Companies have during the past three (3) years complied in all material aspects with the continuation coverage requirements under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and all similar state or local Legal Requirements (“COBRA”), the Health Insurance Portability and Accountability Act of 1996, and the Family Medical Leave Act of 1993. The Acquired Companies have since January 1, 2023 complied in all material respects with the applicable provisions of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010. All material contributions to, and payments from, each Company Employee Plan with respect to current and former employees and service providers of the Company or any Subsidiary which have been required to be made in accordance with the terms of such Company Employee Plan or applicable Legal Requirements have since January 1, 2023 been timely made in all material respects, and all contributions for any period ending on or before the Closing Date, which are not yet due or paid are in all material respects properly reflected as an accrued liability on the Company Balance Sheet to the extent required by GAAP (or, with respect to each Foreign Employee Plan, if applicable, to the extent required by generally accepted accounting practices in the applicable jurisdiction applied to such matters).
(h)   The Acquired Companies are not, and since January 1, 2023 have not been, bound by or a party to or negotiating any collective bargaining agreements, union contracts or similar agreements.
(i)   There is no labor strike, lockout, stoppage or other material labor dispute pending or, to the knowledge of the Company, threatened in writing against any Acquired Company. To the knowledge of the Company, there is no material labor union organizing activity involving any employees of any Acquired Company.
(j)   No material unfair labor practice or labor charge or complaint is pending or, to the knowledge of the Company, threatened in writing with respect to any Acquired Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Entity. The Acquired Companies are, and since January 1, 2023, have been, in compliance in all material respects with all applicable Legal Requirements, Contracts and orders respecting employment, including all Legal Requirements and orders which relate to hiring practices, data privacy, employment practices, terms and conditions of employment, wages, hours, overtime, wage payment, compensation, benefits, employment record keeping, unlawful discrimination, equal employment opportunity, labor relations and collective bargaining, leaves of absence, reasonable accommodations, work breaks, classification of employees (including as exempt or non-exempt and as employee or independent contractor), occupational health and safety, privacy, harassment, retaliation, immigration, U.S. Form I-9 requirements, work authorization, workers’ compensation, the WARN Act and other similar Legal Requirements, and wrongful discharge (collectively, “Employment Laws”).
(k)   Since January 1, 2023, each Person classified or otherwise treated by any Acquired Company as a non-employee worker (including without limitation as an independent contractor, leased employee, or consultant) has, to the knowledge of the Company, been properly classified as such under applicable law and satisfies and has satisfied in all material respects all applicable Legal Requirements to be so classified or treated.
(l)   Since January 1, 2023, (i) no allegations of sexual harassment or misconduct have been made against (A) any officer or director of the Company or any Subsidiary or (B) to the knowledge of the Company, any employee, director or consultant of the Company or any Subsidiary who directly or indirectly supervises other employees of the Company or any Subsidiary with respect to their employment or service with the Company or any Subsidiary; (ii) the Acquired Companies have not been subject to any Proceeding involving allegations of sexual harassment; and (iii) the Acquired Companies have not been party to any Contract settling any claim of alleged sexual harassment.
(m)   Each Company Employee Plan or other contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) is in compliance with Section 409A in all material respects. No Acquired Company is liable for any tax gross-up, reimbursement or indemnification payments for any payments taxable under, or in connection with, Section 409A.
(n)   The Company has delivered to the Parent a current, correct and complete list as of September 30, 2025 of all current employees and individual independent contractors of the Acquired Companies and accurately lists for each such Person as of such date the following, as applicable: (i) employee ID (and names); (ii) hire date; (iii) current job title and/or position; (iv) with respect to employees located in the United States, classification as exempt or non-exempt for wage payment purposes; (v) classification by Company or Subsidiary as an employee or independent contractor; (vi) annualized salary or hourly rate of pay, as applicable; (vii) target annual bonus for which such Person is eligible; (viii) employing entity and work location; and (ix) leave status.
(o)   All Foreign Employee Plans have been established, maintained, and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling Governmental Entity and, if intended to qualify for special tax treatment, qualify for such treatment, and, if required, are registered and approved with any applicable Governmental Entity. All material filings required to be made to any Governmental Entity or instrumentality with respect to each Foreign Employee Plan have been timely made.
3.16   Interested Party Transactions.
(a)   Except as set forth on Schedule 3.16(a) of the Company Disclosure Schedule, no Related Party has any material direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for, any firm, partnership, entity or corporation that competes in any material respect with, or does material business with, or has any material contractual or other legally binding arrangement or understanding with, any Acquired Company (except (i) with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded or (ii) as contemplated by clause (v) of the immediately following sentence) (collectively, the “Interested Party Transactions”). No Related Party is a party to any material Contract to which any Acquired Company is a party or by which any Acquired Company or any of its assets or properties are bound or affected (each such Contract, subject to the following exceptions, a “Related Party Contract”), except for (i) normal compensation for services as an officer, director or employee thereof, (ii) any standard offer letters, employment agreements, and proprietary information and inventions assignment agreements, (iii) any Company Employee Plan set forth on Schedule 3.15(a) of the Company Disclosure Schedule, (iv) any director and officer indemnification agreements and (v) Contracts entered into on an arm’s length basis and in the Ordinary Course of Business between the Acquired Companies, on the one hand, and the direct or indirect portfolio companies of investment funds advised or managed by Platinum Equity Advisors, LLC or any of its Affiliates, on the other hand. No Related Party: (a) has any material interest in any material asset used in or otherwise relating to the business of any Acquired Company, (b) is indebted to any Acquired Company (other than for ordinary travel advances) or (c) to the knowledge of the Company, has any material claim or right against any Acquired Company other than as may be contemplated by clauses (i) through (v) of the immediately preceding sentence.

(b)   Other than the director and officer indemnification agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule, each of which has been made available to Parent, and the Governing Documents of the Acquired Companies, no Acquired Company has any indemnification or exculpation obligation with respect to any Related Party and there are no material Contracts to which any Acquired Company is a party with regard to contribution or indemnification between or among any of the Pre-Closing Holders or their Affiliates.
3.17   Insurance.   Schedule 3.17 of the Company Disclosure Schedule identifies each material insurance policy maintained by, at the expense of or for the benefit of any Acquired Company (collectively, each policy set forth (or required to be set forth) in Schedule 3.17 of the Company Disclosure Schedule, the “Insurance Policies”) and identifies whether such Insurance Policy is a “claims made” or an “occurrence” policy. The Company has made available to Parent accurate and complete copies of the Insurance Policies. As of the Agreement Date, there is no material claim pending under any Insurance Policy as to which coverage has been denied or disputed by the underwriters of such policies. All premiums due and payable under the Insurance Policies have been paid in all material respects and the Acquired Companies are otherwise in material compliance with the terms of such policies. As of the Agreement Date, the Company has no knowledge of any threatened termination of, or material premium increase with respect to, the Insurance Policies.
3.18   Books and Records.   The Acquired Companies have maintained material business records, financial books and records, personnel records, ledgers, sales accounting records, and other books and records (including statutory registers required to be maintained under Legal Requirements, copies of filings and returns submitted with Governmental Entities) (collectively, the “Books and Records”) that are accurate and complete in all material respects, have been maintained in all material respects in accordance with reasonable business practices, and accurately and fairly reflect in all material respects the business activities of the Acquired Companies. The Acquired Companies have not engaged in any material transaction, maintained any material bank account or used any material corporate funds except as reflected in their normally maintained Books and Records. At the Closings, such books and records will be in the possession of the Acquired Companies. There are no outstanding powers of attorney executed by or on behalf of any Acquired Company.
3.19   Brokers.   Other than fees payable to Goldman Sachs & Co. LLC or its Affiliates, the Acquired Companies have no obligation for the payment of any fees or expenses of any investment banker, broker, advisor or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions.
3.20   Material Contracts.
(a)   Except for this Agreement, the other agreements contemplated hereby, the Company Employee Plans, and the Contracts specifically identified in Schedule 3.20 of the Company Disclosure Schedule, as of the Agreement Date, neither the Company nor any Subsidiary of the Company is a party to and is bound by any of the following Contracts (each contract set forth (or required to be set forth) in Schedule 3.20 of the Company Disclosure Schedule, a “Material Contract”):
(i)   other than any Contract for maintenance or quality assurance tools and commercially available, off-the-shelf Software entered into in the Ordinary Course of Business, any Contract with respect to Intellectual Property or other technology that form a part of or are contained or otherwise embedded in the Company Product pursuant to which the Acquired Companies paid in 2024 or reasonably estimates it is obligated to pay in 2025 more than $250,000;
(ii)   any trust indenture, mortgage, promissory note, debenture, loan or credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other derivative agreement or hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, and any Contract under which any Acquired Company guarantees any indebtedness of any Person other than another Acquired Companies, in each case, having a principal amount or value in excess of $250,000 and other than Contracts for indebtedness solely among the Company and any Acquired Companies directly or indirectly wholly owned by the Company;
(iii)   any Contract for capital expenditures pursuant to which the Acquired Companies paid in 2024 or reasonably estimates it is obligated to pay in 2025 or in any year thereafter more than $5,000,000;

(iv)   any Contract including a covenant expressly limiting the freedom of the Company or any Subsidiary of the Company to engage or participate, or compete with any other Person, in any line of business, market or geographic area (other than commercial contracts containing customary employee non-solicitation provisions entered into in the Ordinary Course of Business), or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person other than the Acquired Companies, or any Contract otherwise expressly limiting in any material respect the right of the Company or any Subsidiary to sell, distribute or manufacture any products or services;
(v)   any Contract that grants to any person any option, right of first offer or right of first refusal or similar right, to purchase, license, use, possess or occupy any assets material to the Company or any Subsidiary of the Company, taken as a whole, other than Contracts for the purchase of products and services from the Acquired Companies in the Ordinary Course of Business;
(vi)   any (A) Lease or (B) Contract pursuant to which any Acquired Company is a lessor of any real property;
(vii)   any Related Party Contract;
(viii)   any (A) Company IP Rights Agreements or (B) other Contracts pursuant to which the Company or any Subsidiary has agreed to any restriction on its right to use or enforce any Company-Owned IP Rights or pursuant to which the Company or any Subsidiary agrees to encumber, transfer or sell rights in or with respect to any Company-Owned IP Rights, in each case other than “shrink wrap” and similar generally available commercial end-user licenses to Software or other technology (including terms of use and terms of service) with annual fees of less than $250,000 and licenses of Open Source Materials;
(ix)   any Contract with any investment banker, broker, advisor or similar party, or any other Person (other than accountants, attorneys, tax advisors and clerical personnel) retained to provide professional or financial advice or services in connection with this Agreement and the Transactions;
(x)   any Contract pursuant to which the Company or any Subsidiary of the Company has acquired or divested a business or entity, or assets of a business or entity (other than purchases of products, services or equipment in the Ordinary Course of Business), whether by way of merger, consolidation, purchase of stock, purchase of assets, license, spin-off or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than its Subsidiaries), in each case, entered into after January 1, 2023;
(xi)   any Contract with, creating or related to any joint venture, strategic alliance, legal partnership or similar arrangements involving the sharing of profits or losses;
(xii)   any litigation settlement agreement entered into by any Acquired Company after January 1, 2023 and (A) involving payment by the Acquired Companies of greater than $25,000 or (B) imposing material outstanding obligations on the Acquired Companies (other than customary confidentiality and non-disparagement obligations);
(xiii)   any collectively bargained agreement or similar Contract with any labor union, work council, employee association or similar labor entity;
(xiv)   any Contract relating to the voting rights or obligations of a stockholder or equityholder of any Acquired Company, other than the Governing Documents of the Acquired Companies;
(xv)   any Contract creating or involving any referral or agency relationship, marketing affiliate, sale representative, distribution arrangement or franchise relationship having an annual value in excess of $500,000 or which is non-exclusive and terminable by the applicable Acquired Company upon notice of ninety (90) days or less;
(xvi)   any Contract that contemplates or involves: (A) the payment of cash by any Acquired Company in an annual amount or having an annual value in excess of $5,000,000, when taken together with all other Contracts of the Acquired Companies involving such Person or such Person’s Affiliates; or (B) the payment to or receipt by any Acquired Company of cash consideration in excess of $3,000,000 individually;
(xvii)   any Contract with, or relating to any Acquired Companies participation in, any trade or industry organization that is comprised of members (A) engaging in the same, similar or related lines of business, (B) participating in the same, similar or related industries or (C) with similar or related business objectives and goals, in each case as any Acquired Company and in each case that imposes any material obligations an Acquired Company other than payment of membership fees and other related expenses; or
(xviii)   any Contract with any Governmental Entity or any entity sponsored by a Governmental Entity (other than any Contract entered into in the ordinary course of business with a U.S. Governmental Entity pursuant to which the Acquired Companies have not received in 2024, and could not reasonably be expected to receive in 2025, in excess of $100,000);
(b)   The Company and each Subsidiary of the Company has performed all of the material obligations required to be performed by it (including complying in all material respects with restrictive covenants and “most favored nation” pricing terms and conditions) and is entitled to all material benefits under each Material Contract. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, each of the Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. There exists no material default or event of material default or event, occurrence, condition or act, with respect to the Company or any Subsidiary of the Company or, to the Company’s knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to give any third party (i) the right to declare a material breach and exercise any material remedy under any Material Contract, (ii) the right to accelerate in any material respect the maturity or performance of any obligation of any Acquired Company under any Material Contract, or (iii) the right to cancel or terminate any Material Contract. Neither the Company nor any Subsidiary of the Company has received any written notice of material breach, default or intention to not extend, to terminate, cancel or materially and adversely modify any Material Contract. The Company has made available or caused to be made available to Parent true, correct and complete copies of each Material Contract.
3.21   Customers and Vendors.   Schedule 3.21(a) of the Company Disclosure Schedule sets forth a list of the twenty (20) largest customers of the Acquired Companies, and Schedule 3.21(b) of the Company Disclosure Schedule sets forth a list of the twenty (20) largest vendors to the Acquired Companies, in each case, during fiscal year 2024 and, in each case, by dollar amount of revenue or expense recognized or amount paid to such vendor during each such fiscal year. Since January 1, 2025 through the Agreement Date, there has been no termination or material diminution of the business relationship of the Acquired Companies with any such customer or vendor, nor has any such customer or vendor threatened to so terminate or materially reduce such business relationships or demanded a material reduction or material and adverse change in the pricing or other terms of its relationship with any Acquired Company. As of the Agreement Date, no Acquired Company is engaged in any material dispute with any customer or vendor required to be listed in Schedule 3.21 of the Company Disclosure Schedule.
3.22   Bank Accounts.   Schedule 3.22 of the Company Disclosure Schedule sets forth a true and complete list of the following information with respect to each material account maintained by or for the benefit of any Acquired Company at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account is maintained; (b) the account number; (c) the type of account; and (d) the names of all Persons who are authorized to: (i) sign checks or other documents with respect to such account; and (ii) input or release payments from such account.
3.23   Privacy and Data Security.
(a)   Each Acquired Company, and, to the knowledge of the Company, all vendors and service providers to any Acquired Company with access to Personal Data collected, maintained, or otherwise processed on behalf of any Acquired Company are, and in the past three (3) years have been, to the extent applicable (and in the case of vendors and service providers, to the extent relating to their services provided to any Acquired Company), in compliance in all material respects with (i) all applicable Legal Requirements related to privacy, data security, and the collection, obtainment, storage, use, maintenance, transfer, transmission, disclosure, security, disposal, or other processing of Personal Data (“Privacy Laws”), (ii) terms of any Contracts to which the Acquired Companies are bound that relate to the processing of Personal Data, (iii) Privacy Policies, and (iv) applicable industry self-regulatory obligations and applicable industry standards with which any Acquired Company, at the applicable time was, obligated to adhere (collectively, “Privacy Requirements”). To the knowledge of the Company, all suppliers and licensors to the Acquired Companies of third-party Personal Data comply in all material respects with all Privacy Requirements applicable to their collection, generation, use, receipt, and other processing of such Personal Data.
(b)   Neither the execution, delivery, or performance of this Agreement, the consummation of the Transactions, nor the disclosure or transfer of Personal Data to Parent or any of its Affiliates, will, in any material respect, violate any applicable Privacy Requirements
(c)   With respect to all Personal Data collected, obtained, stored, used, maintained, transferred, transmitted, disclosed, secured, or otherwise processed by or for each Acquired Company, the Acquired Companies have at all times in the past three (3) years implemented, maintained, and enforced reasonable and appropriate plans, policies, procedures, and safeguards (including implementing and monitoring compliance with reasonable and appropriate measures with respect to technical and physical security) designed to protect the confidentiality, integrity and security of such Personal Data and Company IT Systems. Except as would not be material to the Acquired Companies, in the past three (3) years, no Personal Data collected, obtained, stored, used, maintained, transferred, transmitted, disclosed, secured, or otherwise processed by an Acquired Company has been accessed, used, destroyed, damaged, disclosed, or otherwise processed without authorization, misappropriated, altered without authorization, or misused or unlawfully disclosed, including any such event, where Privacy Laws obligate the Acquired Companies to notify Governmental Entities, affected individuals or other parties of such occurrence.
(d)   There is not and has not, in the past three (3) years, been any Proceeding relating to: (i) the collection, obtainment, storage, use, maintenance, transfer, transmission, disclosure, security, disposal; or (ii) other processing of Personal Data or alleged violation of the Privacy Requirements. To the knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any of the same. As of the Agreement Date, there are no actual or, to the knowledge of the Company, threatened Proceedings contesting or challenging any Acquired Company’s rights or abilities to engage in any collection, obtainment, storage, use, maintenance, transfer, transmission, disclosure, security, disposal or other processing of Personal Data.
3.24   Disclosure Documents.   None of the information supplied or to be supplied by or on behalf of any of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to Parent Stockholders, or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading.
3.25   Drag-Along Notice.   The Company will have, prior to the Closings, validly provided each Management Stockholder (as defined in the Stockholders Agreement) for which the Company does not have a duly executed Letter of Transmittal a Drag-Along Notice (as defined in the Stockholders Agreement) in accordance with the terms and conditions of the Stockholders Agreement.
3.26   No Additional Representations; No Reliance.
(a)   Except for the representations and warranties contained in Article III, none of the Acquired Companies nor any of their Affiliates makes any express or implied representation or warranty with respect to the Acquired Companies, any of their Affiliates or any of their respective businesses or with respect to any other information provided, or made available, to Parent or any of its Affiliates, agents or representatives in connection with the Transactions. None the Acquired Companies, any of their Affiliates or any other

Person will have or be subject to any liability or other obligation to any Buyer Party, its Affiliates, agents or representatives or any Person resulting from any information, documents, projections, forecasts or other material made available to any Buyer Party, its Affiliates or representatives in certain “data rooms,” confidential offering memorandum, offering materials or management presentations in expectation of the Transactions (all such information, collectively, the “Evaluation Material”), unless any such information is expressly and specifically included in a representation or warranty contained in Article III. The Acquired Companies disclaim any and all other representations and warranties, whether express or implied, and each Buyer Party acknowledges and agrees that none of the Acquired Companies, any Company Securityholder, or any of their respective directors, officers, employees, stockholders, agents, Affiliates or representatives, or any other Person, shall have or be subject to any liability to any of the Buyer Parties or any other Person resulting from the distribution to any of the Buyer Parties of, or the use or reliance on by any of the Buyer Parties, any such Evaluation Material.
(b)   The Company acknowledges that none of the Buyer Parties nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Buyer Parties or other matters that is not specifically included in this Agreement, the Parent Disclosure Schedule or any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Without limiting the generality of the foregoing, none of the Buyer Parties nor any other Person has made a representation or warranty to the Company with respect to, and none of the Buyer Parties nor any other Person, shall be subject to any liability to any of the Acquired Companies or any other Person resulting from the Buyer Parties making available to the Acquired Companies, (i) any projections, estimates or budgets for Parent or (ii) any materials, documents or information relating to Parent made available to the Company or its counsel, accountants or advisors in Parent’s data room or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Parent has delivered, or made available to the Company and its Affiliates, agents and representatives, certain projections and other forecasts, including but not limited to, projected financial statements, cash flow items and other data of Parent relating to the business of Parent and certain business plan information of Parent. Without limiting any of the representations or warranties set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, the Company acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that the Company is familiar with such uncertainties, that the Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that the Company and its Affiliates, agents and representatives shall have no claim against any Person with respect thereto. Accordingly, the Company acknowledges that, without limiting the generality of Section 5.22, except as expressly covered by a representation or warranty set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, neither Parent nor any of its representatives, agents or Affiliates, have made any representation or warranty with respect to such projections and other forecasts and plans.
(c)   Notwithstanding anything contained in this Agreement, it is the explicit intent of the parties hereto that the Buyer Parties are not making any representation or warranty whatsoever, express or implied, in connection with this Agreement or the Transactions beyond those expressly given in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions.
(d)   In furtherance of the foregoing, the Company acknowledges that it is not relying on any representation or warranty of the Buyer Parties, other than those representations and warranties specifically set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. The Company acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Buyer Parties and the nature and condition of its properties, assets and businesses and, in making the determination to proceed with the Transactions, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article V and in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions.

Notwithstanding anything herein to the contrary, nothing in this Agreement, including this Section 3.26, shall relieve Parent and its Subsidiaries, any of its Affiliates or any other Person from any loss or liability in the case of Fraud.
ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE SELLERS
Subject to the disclosures set forth in the Company Disclosure Schedule (each of which disclosures shall indicate the Section to which it relates (unless and only to the extent the relevance to other representations and warranties is reasonably apparent from the face of the disclosures)), each Seller represents and warrants to the Buyer Parties, severally only as to itself and not as to any other Seller, and as of the date hereof and as of the Closings as follows:
4.1   Organization, Standing and Organizational Power.   Such Seller is a natural person or is a legal entity that is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization. Such Seller has full power and authority to own or lease its properties and to conduct its business as currently conducted and, to the extent a legal entity, is duly qualified or licensed to do business and is in good standing in each jurisdiction required for the current conduct of its business, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the Transactions to occur hereunder at the Closings. If applicable, such Seller is not in material violation of any of the provisions of its Governing Documents.
4.2   Authority; Noncontravention.
(a)   Such Seller, if a legal entity, has all requisite organizational power and authority to enter into this Agreement and to consummate the Transactions. The execution, delivery and performance by such Seller, if such Seller is a legal entity, of this Agreement and the consummation by such Seller of the Transactions, have been duly and validly authorized by such Seller’s board of directors (or other similar governing body). This Agreement has been duly executed and delivered by such Seller and, assuming this Agreement constitutes the valid and binding obligation of the Buyer Parties, constitutes the valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
(b)   The execution and delivery of this Agreement by such Seller do not, and neither the consummation of the Transactions nor compliance by such Seller with any provisions of this Agreement will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of its Governing Documents, if such Seller is a legal entity or (ii) any Contract to which such Seller is a party or applicable Legal Requirement, in each case, except as would not reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the Transactions to occur hereunder at the Closings.
4.3   Ownership of TargetCo Units, Company Shares, PE UK Securities and New BC Shares.   Such Seller is, as of the Agreement Date, the sole record and direct beneficial owner of the TargetCo Units, Company Shares, PE UK Securities or New BC Shares, as applicable, as set forth opposite such Seller’s name on Schedule 4.3(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, other than Encumbrances imposed by applicable securities laws or Encumbrances set forth in the Governing Documents of the Company, the PE UK Companies, TargetCo and New BC made available to Parent. Such Seller will, following the Pre-Closing Restructuring and as of immediately prior to the Closings, be the sole record and direct beneficial owner of the TargetCo Units or the New BC Shares, as applicable, as set forth opposite such Seller’s name on the Initial Spreadsheet, free and clear of all Encumbrances, other than Encumbrances imposed by applicable securities laws or Encumbrances set forth in the Governing Documents of New BC and TargetCo made available to Parent in connection with the Pre-Closing Restructuring. Such Seller shall transfer and deliver to Holdings or its designee to the extent provided for in the Pre-Closing Restructuring or BidCo, as applicable, at the Closings good and marketable title to such Seller’s

TargetCo Units or New BC Shares, as applicable, as set forth in the Initial Spreadsheet, free and clear of all Encumbrances, other than Encumbrances imposed by applicable securities laws or Encumbrances set forth in the Governing Documents of New BC and TargetCo made available to Parent in connection with the Pre-Closing Restructuring. Other than the Governing Documents of the Company, the PE UK Companies, TargetCo or New BC, such Seller is not a party to (a) any option, warrant, purchase right, right of first refusal, call, put or other contract (other than this Agreement) that could require such Seller to sell, transfer or otherwise dispose of his, her or its Company Shares, PE UK Securities or New BC Shares, as applicable, or (b) any voting trust, proxy or other contract relating to the voting of such Seller’s Company Shares, PE UK Securities or New BC Shares, as applicable,.
4.4   Government Approvals.   Except for (a) the consents, waivers, authorizations, approvals and filings listed in Schedule 3.4 of the Company Disclosure Schedule, (b) the consents, waivers, authorizations, approvals and filings that may be required solely by reason of Parent’s participation in the Transactions or any facts or circumstances relating to the Parent or any of its Affiliates, (c) such filings or approvals as may be required by any applicable federal or state securities or “blue sky” Legal Requirements, and (d) filings required under, and compliance with other applicable requirements of, the HSR Act and any other Antitrust and FDI Laws, no consents, waivers, authorizations, or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Transactions, other than as would not reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the Transactions to occur hereunder at the Closings.
4.5   Brokers.   Other than fees payable to Goldman Sachs & Co. LLC or its Affiliates, such Seller has no obligation for the payment of any fees or expenses of any investment banker, broker, advisor or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions.
4.6    Legal Proceedings.   There are no Proceedings pending or, to such Seller’s knowledge, overtly threatened in writing against such Seller at law or in equity, or before or by any Governmental Entity, which would have a material adverse effect on such Seller’s ability to consummate the Transactions on the Closing Date. Such Seller is not subject to any Order which would have a material adverse effect on such Seller’s ability to consummate the Transactions on the Closing Date.
4.7   TargetCo Operations.   The PE Sellers have delivered or made available to the Buyer Parties a true, complete and correct copy of the Governing Documents of TargetCo as of the Agreement Date. As of the Agreement Date, the PE Sellers are the sole record and direct beneficial owner of all equity interests of TargetCo. All of the outstanding equity interests of TargetCo have been (or will be following the Pre-Closing Restructuring and as of immediately prior to the Closings) duly authorized and validly issued, and are (or will be following the Pre-Closing Restructuring and as of immediately prior to the Closings) fully paid and nonassessable and not subject to any preemptive rights. The representations and warranties on Schedule 4.7 of the Company Disclosure Schedule are true and correct.
4.8   New BC Operations.   TargetCo has delivered or made available to the Buyer Parties a true, complete and correct copy of the Governing Documents of New BC as of the Agreement Date. As of the date of this Agreement, TargetCo is the sole record and direct beneficial owner of all equity interests of New BC. All of the outstanding equity interests of New BC have been (or will be following the Pre-Closing Restructuring and as of immediately prior to the Closings) duly authorized and validly issued, and are (or will be following the Pre-Closing Restructuring and as of immediately prior to the Closings) fully paid and nonassessable and not subject to any preemptive rights. New BC was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.
4.9   Investment.   Each PE Seller represents and warrants to the Buyer Parties, as to itself and not any other Seller, and as of the date hereof and as of the Closings as follows:
(a)   Each PE Seller is acquiring the shares of Parent Common Stock for investment for its own account, not as a nominee or agent, and, except in accordance with this Agreement, not with the view to, or for resale in connection with, any distribution thereof, and each PE Seller has no present intention of selling, granting any participation in, or otherwise distributing any of such shares of Parent Common Stock in violation of the Securities Act or any applicable state securities Legal Requirements and has no contract, undertaking, agreement or arrangement with any person regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law; provided that by making the representations herein, each PE Seller does not agree to hold any of the shares of Parent Common Stock for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the shares of Parent Common Stock at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act.
(b)   Each PE Seller, either alone or together with its representatives, has been given the opportunity to obtain additional information to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of Parent concerning the terms and conditions of each PE Seller’s acquisition of the shares of Parent Common Stock pursuant to the terms of this Agreement. Each PE Seller is aware of Parent’s business affairs and financial condition and has, either alone or together with its representatives, acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the shares of Parent Common Stock.
(c)   Each PE Seller is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).
(d)   Neither each PE Seller, nor, if applicable, any of its officers, directors, employees, agents, members or partners has (i) engaged in any general solicitation, (ii) published any advertisement or (iii) engaged in any “directed selling efforts” as defined in Rule 902 of Regulation S promulgated under the Securities Act, in any case in connection with the offer and sale of the Parent Common Stock.
(e)   Each PE Seller understands that the shares of Parent Common Stock have not been registered under the Securities Act, and are being issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each PE Seller’s representations as expressed herein. Each PE Seller understands that the shares of Parent Common Stock are considered “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, each PE Seller may not transfer the shares of Parent Common Stock until they are registered with the SEC and, if applicable, qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each PE Seller acknowledges that if an exemption from registration or qualification is available, the transfer of Parent Common Stock may be conditioned on various requirements including, but not limited to, the time and manner or sale, the holding period of the shares of Parent Common Stock, and requirements relating to Parent which are outside of each PE Seller’s or Parent’s control, and which Parent is under no obligation and may not be able to satisfy. Each PE Seller further understands that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.
(f)   Each PE Seller understands that Parent provides no assurances as to whether he, she or it will be able to resell any or all of the shares of Parent Common Stock pursuant to Rule 144, promulgated under the Securities Act, which rule requires, among other things, that Parent be subject to the reporting requirements of the Exchange Act that resales of securities take place only after each PE Seller of the shares of Parent Common Stock has held the shares of Parent Common Stock for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding the foregoing, each PE Seller further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with some other registration exemption will be required to effect a transfer of shares of Parent Common Stock. Each PE Seller acknowledges that Parent was previously an issuer described in paragraph (i)(1)(i) of Rule 144.
(g)   Each PE Seller represents that each PE Seller is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Each PE Seller also agrees to notify the Parent if each PE Seller becomes subject to such disqualifications after the date hereof.

(h)   Without limiting any of the representations or warranties set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, each PE Seller acknowledges that Parent makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to each PE Seller of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Parent and its subsidiaries or the future business and operations of Parent and its subsidiaries, or (ii) any other information or documents made available to each PE Seller or its counsel, accountants or advisors or each PE Seller with respect to Parent and its subsidiaries or their respective businesses, assets, liabilities or operations.
(i)   Each PE Seller acknowledges that (i) it has sought its own accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the shares of Parent Common Stock, (ii) it has had the opportunity to conduct its own due diligence in connection with this Agreement and the Transactions; (iii) in making its investment decision with respect to its acquisition of the shares of Parent Common Stock, it has relied on its own due diligence and sources of information and those representations and warranties specifically set forth in Article V of this Agreement and in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions; (iv) it, by reason of its, or its management’s, business, financial or investment experience, has the knowledge, sophistication and capacity to evaluate the risks involved in this Agreement and the Transactions and to protect its own interests in connection with this Agreement and the Transactions; and (v) it has not relied upon, and hereby disclaims reliance on, any and all representations, warrants, or other statements by Parent or any of its representatives other than those expressly set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Without limiting any of the representations or warranties set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, each PE Seller represents that it has consulted any tax and financial consultants it deems advisable in connection with the receipt of shares of Parent Common Stock and that it is not relying on Parent for any tax or financial advice. Each PE Seller acknowledges that each PE Seller may suffer losses, damages, injuries, declines in value, lost opportunities, liabilities, fees, charges, costs or expenses of any nature in connection with this Agreement and the Transactions, in each case in connection with the existence of non-public information and the possible public disclosure following this Agreement and the Transactions by the Parent or otherwise of such non-public information.
4.10   Rollover Investment.
(a)   Each Canadian Management Seller that is acquiring the Exchangeable Shares is doing so for investment for its own account, not as a nominee or agent, and, except in accordance with this Agreement, not with the view to, or for resale in connection with, any distribution thereof in violation of applicable securities Law, and such Canadian Management Seller has no present intention of selling, granting any participation in, or otherwise distributing any of such Exchangeable Shares in violation of applicable securities Law and has no contract, undertaking, agreement or arrangement with any person regarding the distribution of such securities in violation of applicable securities Law; provided that by making the representations herein, such Canadian Management Seller does not agree to hold any of the Exchangeable Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the shares of Exchangeable Shares at any time in accordance with applicable securities Law and the Governing Documents of ExchangeCo.
(b)   Each Canadian Management Seller that is acquiring the Exchangeable Shares, either alone or together with its representatives, has been given the opportunity to obtain additional information to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of ExchangeCo, Holdings and Parent concerning the terms and conditions of such Canadian Management Sellers’ acquisition of the Exchangeable Shares pursuant to the terms of this Agreement. Each Canadian Management Seller is aware of each of ExchangeCo’s and Parent’s business affairs and financial condition and has, either alone or together with its representatives, acquired sufficient information about each of ExchangeCo and Parent to reach an informed and knowledgeable decision to acquire the Exchangeable Shares.

(c)   Each Canadian Management Sellers that is acquiring the Exchangeable Shares acknowledges that (i) it has sought its own accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchangeable Shares, (ii) it has had the opportunity to conduct its own due diligence in connection with this Agreement and the Transactions; (iii) in making its investment decision with respect to its acquisition of the Exchangeable Shares, it has relied on its own due diligence and sources of information and those representations and warranties specifically set forth in Article V of this Agreement and in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions; (iv) it, by reason of its, or its management’s, business, financial or investment experience, has the knowledge, sophistication and capacity to evaluate the risks involved in this Agreement and the Transactions and to protect its own interests in connection with this Agreement and the Transactions; and (v) it has not relied upon, and hereby disclaims reliance on, any and all representations, warrants, or other statements by Parent or any of its representatives other than those expressly set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Without limiting any of the representations or warranties set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, each Canadian Management Seller represents that it has consulted any tax and financial consultants it deems advisable in connection with the receipt of the Exchangeable Shares and that it is not relying on Parent or ExchangeCo for any tax or financial advice. Each Canadian Management Seller acknowledges that it may suffer losses, damages, injuries, declines in value, lost opportunities, liabilities, fees, charges, costs or expenses of any nature in connection with this Agreement and the Transactions, in each case in connection with the existence of non-public information and the possible public disclosure following this Agreement and the Transactions by the Parent or ExchangeCo or otherwise of such non-public information.
4.11   No Additional Representations No Reliance.
(a)   Except for the representations and warranties contained in Article IV, neither such Seller nor any of its Affiliates makes any express or implied representation or warranty with respect to the Acquired Companies, any of their Affiliates or any of their respective businesses or with respect to any other information provided, or made available, to any Buyer Party or any of its Affiliates, agents or representatives in connection with the Transactions (other than with respect to the representations and warranties of the Company expressly set forth in Article III). Neither such Seller nor any of its Affiliates or any other Person will have or be subject to any liability or other obligation to the Buyer Parties, their Affiliates, agents or representatives or any Person resulting from any Evaluation Material, unless any such information is expressly and specifically included in a representation or warranty contained in Article IV. Such Seller disclaims any and all other representations and warranties, whether express or implied, and each Buyer Party acknowledges and agrees that none of the Sellers, or any of their respective directors, officers, employees, stockholders, agents, Affiliates or representatives, or any other Person, shall have or be subject to any liability to any of the Buyer Parties or any other Person resulting from the distribution to any of the Buyer Parties or any other Person of, or the use or reliance on by any of the Buyer Parties, any such Evaluation Material.
(b)   Such Seller acknowledges that none of the Buyer Parties nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Buyer Parties or other matters that is not specifically included in this Agreement, the Parent Disclosure Schedule or any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Without limiting the generality of the foregoing, none of the Buyer Parties nor any other Person has made a representation or warranty to such Seller with respect to, and none of the Buyer Parties nor any other Person, shall be subject to any liability to such Seller or any other Person resulting from the Buyer Parties making available to such Seller, (i) any projections, estimates or budgets for Parent or (ii) any materials, documents or information relating to Parent made available to such Seller or its counsel, accountants or advisors in Parent’s data room or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Parent may have delivered, or made available to such Seller and its Affiliates, agents and representatives, certain projections and other forecasts, including but not limited to, projected financial statements, cash flow items and other data of Parent relating to the business of Parent and certain business plan information of Parent. Without limiting any of the representations or warranties set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, such Seller acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that such Seller is familiar with such uncertainties, that such Seller is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that such Seller and its Affiliates, agents and representatives shall have no claim against any Person with respect thereto. Accordingly, the Company acknowledges that, without limiting the generality of Section 5.22, except as expressly covered by a representation or warranty set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions, neither Parent nor any of its representatives, agents or Affiliates, have made any representation or warranty with respect to such projections and other forecasts and plans.
(c)   Notwithstanding anything contained in this Agreement, it is the explicit intent of the parties hereto that the Buyer Parties are not making any representation or warranty whatsoever, express or implied, in connection with this Agreement or the Transactions beyond those expressly given in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions.
(d)   In furtherance of the foregoing, such Seller acknowledges that it is not relying on any representation or warranty of the Buyer Parties, other than those representations and warranties specifically set forth in Article V of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Such Seller acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Buyer Parties and the nature and condition of its properties, assets and businesses and, in making the determination to proceed with the Transactions, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article V and in any other agreement, instrument or certificate entered into or delivered in connection with the Transactions. Notwithstanding anything herein to the contrary, nothing in this Agreement, including this Section 4.11, shall relieve Parent and its Subsidiaries, any of its Affiliates or any other Person from any loss or liability in the case of Fraud.
ARTICLE V
Representations and Warranties of The Buyer Parties
Subject to the disclosures set forth in (i) the Parent SEC Documents filed with the SEC on or after the date of the filing of Parent’s Form 10-K with the SEC for the fiscal year ended December 31, 2024 and publicly available at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures in any risk factors section, in any section relating to forward-looking statements and other disclosures that are predictive, cautionary or forward-looking in nature (other than any historical factual information contained within such sections or statements)) (provided that nothing disclosed in any such Parent SEC Documents shall in any case qualify or apply to the representations and warranties set forth in the first sentence of Section 5.1 or in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.17, 5.18, and 5.19) or (ii) the disclosure schedule of the Parent delivered to the Company concurrently with the parties’ execution of this Agreement (the “Parent Disclosure Schedule”) (each of which disclosures shall indicate the Section to which it relates (unless and only to the extent the relevance to other representations and warranties is reasonably apparent from the face of the disclosures)), the Buyer Parties represent and warrant to the Sellers and the Company as of the date hereof and as of the Closings as follows:
5.1   Organization and Standing.   Each of the Buyer Parties and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except, in the case of such Subsidiaries that are not Buyer Parties, where the failure to be so organized or in good standing would not have a Parent Material Adverse Effect or materially impair or delay the Buyer Parties to consummate the Transactions. Each of the Buyer Parties and its Subsidiaries has full corporate, limited liability company or other organizational power and authority to own or lease its properties and to conduct its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction required for the current conduct of its business, except where the failure to be so qualified or licensed or in good standing would not have a Parent Material Adverse Effect or materially impair or delay the Buyer Parties to consummate the Transactions. None of Parent, Holdings, BidCo or any of their respective Subsidiaries is in material violation of any of the provisions of their respective Governing Documents.
5.2   Authority; Noncontravention; Necessary Consents.
(a)   Each of Parent, BidCo and Holdings has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent, BidCo and Holdings of this Agreement and the consummation by Parent, BidCo and Holdings of the Transactions, including the Parent Stock Issuance, have been duly and validly authorized by all necessary corporate action on the part of Parent, BidCo and Holdings; without limiting the foregoing, the Parent Board, at a meeting duly called and held, unanimously duly adopted resolutions (i) approving this Agreement and the Transactions, including the Parent Stock Issuance, (ii) determining, subject to applicable Legal Requirements, to recommend that the holders of Parent Common Stock effect the Parent Stockholder Approval, (iii) directing that the Parent Stock Issuance be submitted to the holders of issued and outstanding Parent Common Stock for their approval as promptly as practicable and (iv) authorizing the execution, delivery and performance of this Agreement, and consummation of the Transactions, by Parent (including approval by a majority of the independent directors of the Parent Board of the First Amendment to the Amended and Restated Waiver Agreement). Other than the affirmative vote of a majority of the votes cast by the holders of Parent Common Stock who are present in person or represented by proxy and entitled to vote on the matter at the Parent Stockholders Meeting approving the issuance of the Parent Common Stock pursuant to the terms of this Agreement and the Subscription Agreements, in each case, in accordance with applicable Legal Requirements and the organizational documents of Parent (such issuance, the “Parent Stock Issuance”, and such approval, the “Parent Stockholder Approval”), no further action by or on behalf of Parent, BidCo and Holdings or any of their stockholders, officers, board, members or managers is necessary to authorize this Agreement or any of the Transactions. This Agreement has been duly executed and delivered by each of Parent, BidCo and Holdings and constitutes the valid and binding obligation of Parent, BidCo and Holdings enforceable against Parent, BidCo and Holdings, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, moratorium and other similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.
(b)   The execution and delivery of this Agreement by Parent, BidCo and Holdings do not, and neither the consummation of the Transactions nor compliance by Parent, BidCo and Holdings with any provisions of this Agreement will conflict with, require consent or notice under, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of their respective Governing Documents, or (ii) any Contract to which Parent, BidCo or Holdings is a party or applicable Legal Requirement, except in the case of clause (ii), where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not have a Parent Material Adverse Effect.
(c)   No consent, approval, order, waiver or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent, BidCo or Holdings in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (i) such filings as may be required under the applicable requirements of NYSE, the Securities Act, the Exchange Act, state securities laws and the securities laws of any foreign country, (ii) such filings and notifications as may be required to be made by Parent in connection with the Transactions under the HSR Act or other applicable foreign Antitrust and FDI Laws and the expiration or early termination of applicable waiting periods under the HSR Act or other applicable Antitrust and FDI Laws, and (iii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Buyer Parties’ ability to consummate the Transactions or to perform their respective obligations under this Agreement.
5.3   Capitalization.
(a)   The authorized capital stock of the Parent consists of (i) 1,000,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Parent Preferred

Stock”). At the close of business on October 30, 2025 (the “Signing Capitalization Date”), (x) 125,195,336 shares of Parent Common Stock were issued and outstanding, (y) no shares of Parent Preferred Stock were issued and outstanding and (z) Parent Warrants to purchase an aggregate of 3,005,517 shares of Parent Common Stock were issued and outstanding. There are no other issued and outstanding shares of capital stock or other securities of the Company and no outstanding commitments or Contracts to issue any shares of capital stock or other securities of the Company other than the Subscription Agreements or pursuant to Parent Equity Awards. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable, and the Parent Common Stock to be issued pursuant to this Agreement and the Subscription Agreements, when issued, will be validly issued, fully paid and non-assessable and, in each case, other than as set forth in the Parent Equity Plans or the related award agreements, are free of any Encumbrances, preemptive rights, rights of first refusal or “put”, “call” or similar rights created by statute, Governing Documents or any Contract to which the Parent is a party or by which the Parent is bound. There is no liability for dividends accrued and unpaid by the Parent.
(b)   As of the Signing Capitalization Date, Parent has reserved 26,103,701 shares of Parent Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Parent Equity Plans, of which (i) 2,966,146 shares are subject to outstanding and unexercised Parent Options, (ii) 5,816,068 shares are subject to awards of Parent RSUs and (iii) a maximum of 1,790,511 shares are subject to awards of Parent PSUs (all such stock options, restricted stock units and performance-based vesting restricted stock units, the “Parent Equity Awards”), and an aggregate total of 15,530,976 shares remain available for issuance under the Parent Equity Plans.
(c)   Other than as set forth in Section 5.3(a) and Section 5.3(b), as of the Agreement Date, no Person has any right to acquire any shares of Parent Common Stock or any options, warrants, restricted stock units or other rights to purchase or be issued, or any phantom share or other similar awards based on the value of, shares of Parent Common Stock or other securities of Parent, from Parent or, to the knowledge of Parent, any shareholder of the Company.
(d)   Except for the Parent Equity Plans, the Parent Equity Awards and as set forth in Schedule 5.3(d) of the Parent Disclosure Schedule, as of the date hereof there are no Contracts relating to the voting, issuance, transfer, purchase, redemption or sale of any Parent Common Stock (i) between or among Parent and any of its securityholders, other than written contracts granting Parent the right to purchase unvested shares upon termination of employment or service, and (ii) to the knowledge of Parent, between or among any of its securityholders.
(e)   The calculation of Undisclosed Shares delivered pursuant to Section 2.4(a)(xii) will, when delivered, include a complete and accurate list of (1) the number of shares of Parent Common Stock issued and outstanding (or subject to any warrants or convertible securities obligating Parent to issue any such shares, which warrants or convertible securities are outstanding) as of the Signing Capitalization Date, (2) the number of shares of Parent Common Stock that are subject to issued and outstanding Parent Equity Awards as of the Signing Capitalization Date and (3) shares of Parent Common Stock issued in violation of Section 6.3(c).
5.4   Holdings, BidCo and CallCo.   Parent has delivered or made available to the Company a true, complete and correct copy of the Governing Documents of Holdings, BidCo and CallCo. Parent is the sole indirect legal and beneficial owner of all equity interests of Holdings, BidCo and CallCo. All of the outstanding equity interests of Holdings, BidCo and CallCo have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights. Each of Holdings, Bidco and CallCo was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.
5.5   ExchangeCo.   As of immediately following Closing, the authorized capital of ExchangeCo will consist of an unlimited number of common shares and an unlimited number of Exchangeable Shares. As of immediately following Closing, all issued and outstanding common shares will be held by Holdings, and all issued and outstanding Exchangeable Shares will be held by Canadian Management Sellers. Except for this Agreement or the transaction contemplated herein, there are no outstanding or authorized options, warrants convertible securities or other rights, agreements, arrangements or commitments of any character relating to any shares in the capital of ExchangeCo or obligating ExchangeCo to issue or sell any shares of, or any other interest in, ExchangeCo.
5.6   Exchangeable Shares.   The Exchangeable Shares, upon issuance to the Canadian Management Sellers, will be authorized and validly issued, fully paid and nonassessable, free and clear of all Encumbrances other than Encumbrances contained in the Governing Documents of ExchangeCo and under applicable Legal Requirement.
5.7   No Litigation.
(a)   Except as would not reasonably be material to the Buyer Parties, taken as a whole, there are no Proceedings pending before any Governmental Entity, or, to the knowledge of Parent, threatened against Parent, Holdings or BidCo or any of their respective Subsidiaries or any of their respective assets or properties or, to the knowledge of Parent, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with Parent). There is no material judgment, award, decree, injunction or order against Parent, Holdings or BidCo, any of their respective Subsidiaries, or any of their respective material assets or properties, or, to the knowledge of the Parent, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with Parent). Except as would not reasonably be material to the Buyer Parties, taken as a whole, (i) none of Parent, Holdings or BidCo or any of their respective Subsidiaries has any Proceeding pending against any other Person, (ii) since January 1, 2023, no Proceeding has been commenced by or against, or to the knowledge of the Parent, threatened against, Parent, Holdings or BidCo or any of their respective Subsidiaries, and (iii) there is no Order in effect or pending to which Parent, Holdings or BidCo or any of their respective Subsidiaries, or any of the assets owned or used by Parent, Holdings or BidCo or any of their respective Subsidiaries, is subject or would reasonably be likely to be subject. To the knowledge of Parent, no officer or other employee of Parent, Holdings or BidCo or any of their respective Subsidiaries (in their capacities as such or relating to their employment, services or relationship with any of the Buyer Parties or their respective Subsidiaries) is subject to any Order or pending Order that prohibits or would reasonably be expected to prohibit, respectively, such officer or other employee from engaging in or continuing any conduct, activity or practice relating to their respective businesses that would reasonably be expected to be material to the Buyer Parties.
(b)   During the past five (5) years, none of the Buyer Parties, nor any of their respective directors, officers, or to the knowledge of the Buyer Parties, any of their respective agents, have violated any applicable Anti-Corruption Law or Anti-Money Laundering Law in any material respect. Parent maintains policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws. None of the Buyer Parties are subject to any investigation, prosecution, enforcement action, litigation, or disclosure regarding any actual or potential violation of applicable Anti-Corruption Laws or Anti-Money Laundering Laws.
5.8   Environmental Matters.   Each of the Buyer Parties and all of their respective Subsidiaries are, and since January 1, 2023 have been, in compliance in all material respects with all applicable Environmental Laws. Since January 1, 2023 (or earlier if unresolved), no Buyer Party or any of their respective Subsidiaries has received any material Environmental Claim, and there is no material Environmental Claim pending or, to the knowledge of the Parent, threatened in writing against any of the Buyer Parties or their respective Subsidiaries. Each of the Buyer Parties and their respective Subsidiaries holds and is, and since January 1, 2023 has held and been, in compliance in all material respects with all Environmental Permits required to operate at the their respective properties and to conduct their respective businesses as currently and then conducted, all such Environmental Permits are or were, as necessary, in full force and effect, and, there are no material Proceedings pending or, threatened in writing, that seek the revocation, cancellation, suspension or adverse modification of any such Environmental Permit. None of the Buyer Parties or any of their respective Subsidiaries has treated, stored, arranged for or permitted disposal of, handled, manufactured, sold, distributed, Released or exposed any Person to, or owned or operated any real property contaminated by, any Hazardous Materials which has resulted or would reasonably be expected to result in material Liabilities of the Buyer Parties or any of their respective Subsidiaries under Environmental Laws. None of the Buyer Parties or any of their respective Subsidiaries has assumed, undertaken or provided an indemnity with respect to, or otherwise become subject to, any material Liability of any other Person under any Environmental Laws. Parent has made available to Seller true, correct and complete copies of all material environmental or health and safety reports, studies, records, and audits created since January 1, 2023 relating to the Buyer Parties and all of their respective Subsidiaries and their affiliates’ or predecessors’, past or current businesses, operations or assets that are within the Buyer Parties’ possession.
5.9   Parent SEC Reports.   Since January 1, 2023, Parent has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Parent SEC Documents”). Each Parent SEC Documents complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Parent SEC Documents was filed. True, correct and complete copies of all Parent SEC Documents are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”). As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Parent SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projection or forward-looking statement set forth therein. No Subsidiary of Parent is required to file any forms, reports or documents with the SEC.
5.10   Company Financial Statements; Internal Controls.
(a)   The consolidated financial statements (including any related notes and schedules) of Parent and its Subsidiaries filed with the Parent SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments). Except as have been described in the Parent SEC Documents, there are no unconsolidated Subsidiaries of Parent or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b)   Parent has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Parent’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Parent in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and such assessment concluded that such system was effective. Since January 1, 2023, the principal executive officer and principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act. Neither Parent nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c)   Parent has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of Parent’s management and the Parent Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries. Neither Parent nor, to the knowledge of Parent, Parent’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by Parent and its Subsidiaries that has not been subsequently remediated; or

(B) any fraud that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Documents.
5.11   Compliance with Laws; Governmental Permits.
(a)   Each of the Buyer Parties and its Subsidiaries have complied in all material respects with all material Legal Requirements applicable to the conduct of their business. As of the Agreement Date, each of the Buyer Parties and their Subsidiaries have obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is necessary to own, lease and operate its properties and to carry on its business as owned, leased, operated or carried on as of the Agreement Date (all of the foregoing material consents, licenses, permits, grants, and other authorizations, collectively, the “Parent Authorizations”), and all of the Parent Authorizations are in full force and effect. Each of the Buyer Parties and its Subsidiaries is, and has at all times since January 1, 2023 been, in compliance in all material respects with the terms and requirements of their respective Parent Authorizations. Since January 1, 2023, none of the Buyer Parties or their respective Subsidiaries has received any written notice from any Governmental Entity regarding (i) any material violation of any Legal Requirements or material violation of any Parent Authorization or (ii) any revocation, withdrawal, suspension, cancellation or material adverse modification of any Parent Authorization.
(b)   Parent is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the New York Stock Exchange (“NYSE”), in each case, that are applicable to Parent. The Parent Common Stock is registered under Section 12(b) of the Exchange Act and listed on the NYSE, and Parent has not received any notice of deregistration or delisting from the SEC or the NYSE, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Entity, or of the NYSE, preventing or suspending trading in any securities of Parent has been issued, and no proceedings for such purpose are, to Parent’s knowledge, pending, contemplated or threatened. Parent has taken no action that is designed to terminate the registration of the Parent Common Stock under the Exchange Act.
5.12   Absence of Certain Changes.   Except as expressly contemplated by this Agreement, between December 31, 2024 and the Agreement Date, (a) the Buyer Parties and their Subsidiaries have conducted their business in the Ordinary Course of Business in all material respects, (b) there has not occurred any event, condition, change, occurrence or development that, individually or in the aggregate, has had a Parent Material Adverse Effect, and (c) there has not occurred any event, condition, action or occurrence that, if taken during the period from the Agreement Date through the Closing Date without the consent of the Shareholders’ Representative, would constitute a breach of Section 6.3.
5.13   Material Contracts.   Except as would not reasonably be expected to be material to the Buyer Parties and their Subsidiaries, taken as a whole, each of the Buyer Parties and its Subsidiaries has performed all of the material obligations required to be performed by it (including complying in all material respects with restrictive covenants and “most favored nation” pricing terms and conditions) and is entitled to all material benefits under each Contract that is material to the business of the Buyer Parties and their Subsidiaries, taken as a whole (the “Parent Contracts”). Except as would not reasonably be expected to be material to the Buyer Parties and their Subsidiaries, taken as a whole, each of the Parent Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. There exists no material default or event of material default or event, occurrence, condition or act, with respect to any of the Buyer Parties or their respective Subsidiaries or, to the knowledge of Parent, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to give any third party (a) the right to declare a material breach and exercise any material remedy under any Parent Contract, (b) the right to accelerate in any material respect the maturity or performance of any obligation of any Buyer Party or any of its Subsidiaries under any Parent Contract, or (c) the right to cancel or terminate any Parent Contract. None of the Buyer Parties or any of their respective Subsidiaries has received any written notice of material breach, default or intention to not extend, to terminate, cancel or materially and adversely modify any Parent Contract.

5.14   No Undisclosed Liabilities.   Parent and its Subsidiaries have no material liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Parent Audited Balance Sheet or in the consolidated financial statements of Parent and its Subsidiaries (including the notes thereto) included in the Parent SEC Documents filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Transactions, (c) incurred in the ordinary course of business on or after January 1, 2025, or (d) that would not reasonably be expected to have a Parent Material Adverse Effect.
5.15   Subscription Agreements.   On or prior to the date of this Agreement, Parent has entered into Subscription Agreements with the PIPE Investors, true and correct copies of which have been provided to the Company on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors have agreed, in connection with the Transactions, to purchase from Parent shares of Parent Common Stock for an aggregate investment amount of $1,962,037,554.00 (the “PIPE Investment Amount”). As of the date hereof, such Subscription Agreements are in full force and effect with respect to, and binding on, Parent and, to the knowledge of Parent, on each PIPE Investor party thereto, in accordance with their terms. As of the date hereof, none of the Subscription Agreements have been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect (and no such amendment or modification is contemplated by Parent). There are no other agreements, side letters or arrangements between Parent and any PIPE Investor relating to any such Subscription Agreement that would adversely affect the obligation of such PIPE Investor. As of the date hereof, Parent does not have knowledge of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in any such Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No fees, consideration or other discounts are payable or have been agreed by Parent (including, from and after the Closing Date, the Acquired Companies) to any PIPE Investor in respect of its portion of the PIPE Investment Amount.
5.16   Availability of Funds.
(a)   As of the date of this Agreement, the Buyer Parties have received and delivered to the Company an executed debt commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto and any associated fee letter, collectively, as amended, the “Debt Commitment Letter”), from Deutsche Bank Securities Inc. (“Lender”), pursuant to which Lender has committed, subject solely to the terms and conditions set forth therein, to provide to the Buyer Parties the amount of debt financing set forth therein (the “Backstop Debt Financing”) solely for the Debt Financing Purposes. A true and complete copy of the Backstop Debt Commitment Letter (other than the fee letter referred to in the Debt Commitment Letter, which is addressed below), as in effect as of the date hereof, has been previously provided to the Company. The Buyer Parties have fully paid all fees required by the Backstop Debt Commitment Letter to be paid on or before the date hereof and will pay all additional fees as they become due. As of the date hereof, the Backstop Debt Commitment Letter is a legal, valid, binding and enforceable obligation of the Buyer Parties and, to the knowledge of the Buyer Parties, each other party thereto (subject to the (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies) and in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any respect, and does not contain any material misrepresentation by the Buyer Parties and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of the Buyer Parties. No amendment or modification to, or withdrawal, termination or rescission of, the Backstop Debt Commitment Letter is currently contemplated (other than amendments to add additional arrangers thereto).
(b)   At the Closings, the aggregate net proceeds contemplated by the Backstop Debt Commitment Letter (after giving effect to the exercise of any or all “market flex” provisions related thereto) and the Subscription Agreements will be sufficient, together with the Buyer Parties’ cash on hand or undrawn amounts immediately available under existing credit facilities, for the Buyer Parties to consummate the transactions contemplated by this Agreement, and to satisfy all of the obligations of the Buyer Parties under this Agreement, including (i) payment of the Total Closing Cash Consideration and the Total Option Cash Consideration, (ii) effecting the repayment or refinancing of (1) the Target Credit Agreement required to be repaid or refinanced in connection with the Closings if the Debt Change of Control Waiver is not obtained on or prior to the Closings and (2) any other Repaid Debt, (iii) payment of the Net Preferred Share Payment

Amount and the excess of the PE Sellers Preferred Share Payment Amount over the NAV Payoff Amount and (iv) payment of all fees and expenses of the Buyer Parties (and to the extent the Buyer Parties are responsible therefor under this Agreement, any other Person, including the Transaction Expenses and Parent Transaction Expenses) related to the transactions contemplated by this Agreement, including the Backstop Debt Financing (collectively, the “Debt Financing Purposes”). No Buyer Party has incurred any obligation, commitment, restriction or liability of any kind, and no Buyer Party is contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case that would reasonably be expected to impair or adversely affect in any material respect such resources.
(c)   Except for the fee letter referred to in the Backstop Debt Commitment Letter (a true and complete copy of which fee letter has been provided to the Company, with only fee amounts, pricing caps, other economic terms and any “market flex” terms redacted), as of the date hereof, there are no side letters or other agreements, contracts (except for customary fee letters and engagement letters (none of which adversely affect the amount, conditionality, enforceability, termination or availability of the Backstop Debt Financing)) or arrangements related to the funding of the Backstop Debt Financing other than as expressly set forth in the Backstop Debt Commitment Letter. Neither the fee letter referred to in the Backstop Debt Commitment Letter nor any other Contract between the Lender, on the one hand, the Buyer Parties, any Buyer Party, or any of their Affiliates, on the other hand, contains any conditions precedent or other contingencies (i) related to the funding of the full amount of the Backstop Debt Financing, the PIPE Investment Amount or any provisions that could reasonably be expected to reduce the aggregate amount of the Backstop Debt Financing set forth in the Backstop Debt Commitment Letter or the PIPE Investment Amount set forth in the Subscription Agreements or the aggregate proceeds contemplated by the Backstop Debt Commitment Letter below or the Subscription Agreements, as applicable, the amount required to consummate the transactions contemplated hereby or (ii) that could reasonably be expected to otherwise adversely affect the conditionality, enforceability or availability of the Backstop Debt Commitment Letter with respect to all or any portion of the Backstop Debt Financing or the Subscription Agreements with respect to all or any portion of the PIPE Investment Amount. The Buyer Parties understand and acknowledge that, under the terms of this Agreement, the Buyer Parties’ obligation to consummate the transactions contemplated by this Agreement is not in any way contingent upon or otherwise subject to the Buyer Parties’ consummation of any financing arrangements, the Buyer Parties’ obtaining of any financing or the availability, grant, provision or extension of any financing to the Buyer Parties. As of the date hereof, the Buyer Parties are not, and no Buyer Party (A) is in breach of any of the terms or conditions set forth in the Backstop Debt Commitment Letter or the Subscription Agreements and no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer Parties, any Buyer Party or any other party thereto under any term or condition of the Backstop Debt Commitment Letter or the Subscription Agreements or (B) has any reason to believe that any of the conditions to the Backstop Debt Financing or PIPE Investment Amount would not be expected to be satisfied on a timely basis or that the Debt Financing or the PIPE Investment Amount would not be expected to be available to the Buyer Parties on the date on which the Closings should occur pursuant to Section 2.3.
5.17   Disclosure Documents.   None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to Parent Stockholders, or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading.
5.18   Opinion of Financial Advisor.   The Parent Board has received the opinion of Morgan Stanley & Co. LLC to the effect that, as of the date of such opinion, and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken as set forth therein, the Base Purchase Price to be paid by Parent is fair from a financial point of view to Parent.
5.19   Transaction Fees.   Other than fees payable to Morgan Stanley & Co. LLC or its Affiliates, neither Parent nor any Affiliate of Parent is obligated for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Transaction.

5.20   Taxes.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries have properly completed and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them and have timely paid all Taxes (whether or not shown on such Tax Returns) required to be paid by or with respect to Parent and each of its Subsidiaries. All such Tax Returns are true, correct and complete in all respects.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has consummated or participated in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations, or a “listed transaction” or a “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for non-recognition of gain under Section 355 of the Code in the past two (2) years.
(d)   Neither Parent nor any of its Subsidiaries has taken, intends to take, or has agreed to take, any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.
(e)   Holdings is, and has been since its formation, treated as a disregarded entity for U.S. federal income tax purposes. BidCo is, and has been since its formation, treated as a disregarded entity for U.S. federal income tax purposes.
5.21   Employee Benefit Plans and Employee Matters.
(a)   For purposes of this Agreement, a “Parent Employee Plan” means: (i) each deferred compensation, bonus, incentive compensation, stock purchase, stock option, equity or equity-based, vacation, insurance, supplemental unemployment, retention, fringe benefit, profit-sharing, commission, pension, retirement, cafeteria, medical, life insurance, dental, vision, short- or long-term disability, supplemental retirement, employment, consulting, tax gross-up or change of control plan, program, policy, practice, agreement or arrangement (whether or not subject to ERISA); (ii) each severance or termination pay plan, program, policy, practice, agreement or arrangement; each employee welfare benefit plan (within the meaning of Section 3(1) of ERISA); each employee pension benefit plan (within the meaning of Section 3(2) of ERISA); and (iii) each other employee benefit plan, fund, program, policy, practice, agreement or arrangement, in each case of subclause (i)  – (iii), that is sponsored, maintained or contributed to or required to be contributed to by the Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries is a party or has any liability, for the benefit of any employee, director or consultant who is a natural person of Parent or any of its Subsidiaries.
(b)   Neither Parent nor any of its Subsidiaries has in the past six (6) years maintained, established, sponsored, participated in, contributed to, or been required to contribute or had any liability in respect of any (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or (iii) multiple employer plan within the meaning of Section 413(c) of the Code.
(c)   Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions, will (either alone or in connection with any other event): (i) entitle any current or former employee, director, officer or other individual service provider of Parent or any of its Subsidiaries to any payment (whether of severance pay or otherwise), forgiveness of indebtedness or distribution, (ii) increase, accelerate the time of payment or vesting, or obligation to fund, any compensation or benefits (through a grantor trust or otherwise) due to any employee, director, officer or other individual service provider of

Parent or any of its Subsidiaries, or (iii) create or otherwise result in any other material liability with respect to a Parent Employee Plan.
(d)   To the knowledge of Parent, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Parent Employee Plan subject to Part 4 of Subtitle B of Title I of ERISA has committed a breach of fiduciary duty with respect to that Parent Employee Plan that could subject the Parent or any of its Subsidiaries or an employee of any of Parent or any of its Subsidiaries to any material liability (including liability on account of an indemnification obligation) that has not been fully satisfied. To the knowledge of Parent, no transactions prohibited by Section 4975 of the Code or Section 406 of ERISA (that are not otherwise exempt under Section 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Code) have occurred with respect to any Parent Employee Plan, except as would not reasonably be expected to result in material liability to Parent or any of its Subsidiaries.
(e)   Each Parent Employee Plan has since January 1, 2023 been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements. Each Parent Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and has received a currently effective favorable IRS determination letter, or is entitled to rely on an advisory or opinion letter, from the IRS with respect to such qualification, and no circumstances exist which could reasonably be expected to cause the loss of the qualified status of any such Parent Employee Plan.
(f)   Parent and its Subsidiaries are not, and since January 1, 2023 have not been, bound by or a party to or negotiating, any collective bargaining agreements, union contracts or similar agreements.
(g)   There is no labor strike, lockout, stoppage or other material labor dispute pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries. To the knowledge of Parent, there is no material labor union organizing activity involving any employees of Parent or any of its Subsidiaries.
(h)   No material unfair labor practice or labor charge or complaint is pending or, to the knowledge of Parent, threatened in writing with respect to any Parent or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Entity.
(i)   Parent and its Subsidiaries are, and since January 1, 2023, to the knowledge of Parent, have been, in compliance in all material respects with all applicable Legal Requirements, Contracts and orders respecting employment, including all Employment Laws.
(j)   Since January 1, 2023, each Person classified or otherwise treated by Parent or any of its Subsidiaries as a non-employee worker (including without limitation as an independent contractor, leased employee, or consultant) has, to the knowledge of Parent, been properly classified as such under applicable law and satisfies and has satisfied in all material respects all applicable Legal Requirements to be so classified or treated.
(k)   Since January 1, 2023, (i) to the knowledge of the Company, no allegations of sexual harassment or misconduct have been made against (A) any officer or director of Parent or any of its Subsidiaries or (B) any employee, director or consultant of Parent or any of its Subsidiaries who directly or indirectly supervises other employees of Parent or any of its Subsidiaries; (ii) Parent and its Subsidiaries have not been subject to any Proceeding involving allegations of sexual harassment; and (iii) Parent and its Subsidiaries have not been party to any Contract settling any claim of alleged sexual harassment.
(l)   Each Parent Employee Plan or other contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) is in compliance with Section 409A in all material respects. Neither Parent nor any of its Subsidiaries is liable for any tax gross-up, reimbursement or indemnification payments for any payments taxable under, or in connection with, Section 409A.
5.22   No Additional Representations; No Reliance.
(a)   Except for the representations and warranties contained in Article V, none of Parent nor any of its Affiliates makes any express or implied representation or warranty with respect to Parent, any of its Affiliates or any of their respective businesses or with respect to any other information provided, or made available, to the Company or any of its Affiliates, agents or representatives in connection with the Transactions.

None of Parent, any of their Affiliates or any other Person will have or be subject to any liability or other obligation to the Sellers, the Company, their respective Affiliates, agents or representatives or any Person resulting from any Evaluation Material, unless any such information is expressly and specifically included in a representation or warranty contained in Article V. Parent disclaims any and all other representations and warranties, whether express or implied, and the Company acknowledges and agrees that none of Parent, or any of their respective directors, officers, employees, stockholders, agents, Affiliates or representatives, or any other Person, shall have or be subject to any liability to the Company or any other Person resulting from the distribution to the Company of, or the use or reliance on by the Company, any such Evaluation Material.
(b)   The Buyer Parties acknowledge that none of the Sellers, the Acquired Companies nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Sellers, the Acquired Companies or other matters that is not specifically included in this Agreement, the Parent Disclosure Schedule, the Letters of Transmittal or any other agreement, instrument or certificate entered into or delivered in connection with the Transaction. Without limiting the generality of the foregoing, none of the Sellers, the Acquired Companies nor any other Person has made a representation or warranty to the Buyer Parties with respect to, and none of the Sellers, the Acquired Companies nor any other Person, shall be subject to any liability to the Buyer Parties or any other Person resulting from the Sellers or the Acquired Companies making available to the Buyer Parties, (i) any projections, estimates or budgets for the Acquired Companies or (ii) any materials, documents or information relating to the Acquired Companies made available to Parent or its counsel, accountants or advisors in the Company’s data room or otherwise, in each case, except as expressly covered by a representation or warranty set forth in Article III or Article IV of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction. In connection with Parent’s investigation of the Acquired Companies, the Acquired Companies have delivered, or made available to Parent and its respective Affiliates, agents and representatives, certain projections and other forecasts, including but not limited to, projected financial statements, cash flow items and other data of the Acquired Companies relating to the business of the Acquired Companies and certain business plan information of the Acquired Companies. Without limiting any of the representations or warranties set forth in Article III or Article IV of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction, Parent acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Parent and its Affiliates, agents and representatives shall have no claim against any Person with respect thereto. Accordingly, the Buyer Parties acknowledge that, without limiting the generality of Section 3.26 and Section 4.11, except as expressly covered by a representation or warranty set forth in Article III or Article IV of this Agreement or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction, none of the Sellers, the Acquired Companies nor any of their representatives, agents or Affiliates, have made any representation or warranty with respect to such projections and other forecasts and plans.
(c)   Notwithstanding anything contained in this Agreement, it is the explicit intent of the parties hereto that the Sellers and the Acquired Companies are not making any representation or warranty whatsoever, express or implied, in connection with this Agreement or the Transactions beyond those expressly given in Article III and Article IV of this Agreement, the Letters of Transmittal or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction, except as expressly provided in Article III and Article IV of this Agreement, the Letters of Transmittal, or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction, and subject to the terms and conditions of Article III and Article IV of this Agreement, the Letters of Transmittal or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction, it is understood that Parent takes the Acquired Companies as is and where is with all faults as of the Closing Date with any and all defects.
(d)   In furtherance of the foregoing, the Buyer Parties acknowledge that it is not relying on any representation or warranty of the Acquired Companies or the Sellers, other than those representations and warranties specifically set forth in Article III and Article IV of this Agreement, the Letters of Transmittal or in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction. The Buyer Parties acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Acquired Companies and the nature and condition of its properties, assets and businesses and, in making the determination to proceed with the Transactions, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III and Article IV of this Agreement, the Letters of Transmittal and in any other agreement, instrument or certificate entered into or delivered in connection with the Transaction. Notwithstanding anything herein to the contrary, nothing in this Agreement, including this Section 5.22, shall relieve the Sellers, the Company and its Subsidiaries, any of its Affiliates or any other Person from any loss or liability in the case of Fraud.
ARTICLE VI
Conduct Prior To The Closing Date
6.1   Conduct of Business of the Company.   During the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement and the Closings, except (i) as set forth on Schedule 6.2 of the Company Disclosure Schedule, (ii) to the extent expressly permitted or provided in this Agreement (including, for the avoidance of doubt, the Pre-Closing Restructuring), (iii) as required by Legal Requirements or (iv) as BidCo shall otherwise consent in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each other Acquired Company to, use commercially reasonable efforts to conduct its and their business in the Ordinary Course of Business and use commercially reasonable efforts to preserve its and their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it.
6.2   Restrictions on Conduct of Business of the Company.   Without limiting the generality or effect of the provisions of Section 6.1, during the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement and the Closings, the Company shall not, and shall cause each other Acquired Company not to, do, cause or permit any of the following (except (i) as set forth on Schedule 6.2 of the Company Disclosure Schedule, (ii) to the extent expressly permitted or provided in this Agreement (including, for the avoidance of doubt, the Pre-Closing Restructuring), (iii) as required by Legal Requirements or (iv) as consented to in writing by BidCo (such consent not to be unreasonably withheld, conditioned or delayed)):
(a)   Legal Entities.   Cause or permit any amendments to the Governing Documents of any Acquired Company (other than, in the case of any Acquired Company other than the Company, ministerial changes) or form any Subsidiary other than in accordance with the Pre-Closing Restructuring;
(b)   Dividends; Changes in Capital Stock.   (i) Declare, set aside, or pay any dividend on or make any other distribution (whether in cash, stock, property or combination thereof) in respect of any Company Shares (or other equity interests), other than dividends or distributions (x) of cash or cash equivalents prior to the Closing Date or (y) contemplated by the Pre-Closing Restructuring, or enter into any agreement with respect to the voting or registration of the Company Shares (or other equity interests of any Acquired Company), (ii) split, sub-divide, combine or reclassify any of the Company Shares (or other equity interests of any Acquired Company), (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares (or other equity interests of any Acquired Company), or (iv) repurchase, redeem or otherwise acquire, directly or indirectly, any Company Shares (or other equity interests of any Acquired Company) except (x) Company Shares from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of equity interests in connection with any termination of service as in effect on the Agreement Date and (y) in accordance with the Pre-Closing Restructuring;
(c)   Issuance of Securities.   Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Company Shares or any capital stock of any Acquired Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than: (i) the issuance of Company Shares pursuant to the exercise of Company Options; (ii) the repurchase of Company Shares from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service, (iii) the issuance of equity interests by any Acquired Company directly or indirectly wholly owned by the Company to the Company or another such Acquired Company or (iv) in accordance with the Pre-Closing Restructuring;
(d)   Dispositions.   Sell, lease, license or otherwise dispose of or encumber (other than Permitted Encumbrances) any properties or assets of the Acquired Companies (other than Intellectual Property), other than (A) sales, leases, licenses and dispositions of inventory or assets in the Ordinary Course of Business, (B) sales or dispositions of obsolete assets or (C) pursuant to Contracts in effect prior to the Agreement Date and that (solely in the case of Material Contracts) have been made available to Parent;
(e)   Intellectual Property.   Sell, dispose of, assign, license, sublicense, covenant not to sue with respect to, or otherwise transfer any Intellectual Property, or abandon or permit to lapse or expire any Intellectual Property or acquire any Intellectual Property from any Person, or fail to take any action or pay any fees in a timely manner to maintain and preserve any Company-Owned IP Rights, except for granting or receiving non-exclusive licenses of Intellectual Property in the Ordinary Course of Business or expiration of Intellectual Property at the end of its statutory term;
(f)   Material Contracts and Leases.   (A) Enter into any Contract that is or would constitute a Material Contract if entered into as of the Agreement Date; or (B) amend or terminate, waive, release or assign to a third party any material right or remedy under any Contract that is or would constitute a Material Contract, in each case of clauses (A) and (B), other than (i) in the Ordinary Course of Business or (ii) as required by Legal Requirements and excluding any Debt Offer or Debt Change of Control Waiver;
(g)   Indebtedness.   Except as required by Legal Requirements, (i) incur, assume or guarantee any indebtedness for borrowed money or guarantee any such indebtedness (other than to the extent any such indebtedness or guarantee is either repaid and extinguished prior to the Closings or included in Estimated Company Debt in the Initial Spreadsheet), (ii) issue or sell any debt securities or guarantee any debt securities of others or (iii) lend money to any Person other than the Acquired Companies (except that (A) the Acquired Companies may make travel and business expense advances to current employees and officers of an Acquired Company in the Ordinary Course of Business and (B) for the avoidance of doubt, this clause (iii) shall not restrict the extension of trade or similar credit in the Ordinary Course of Business);
(h)   Capital Expenditures.   Make any capital expenditures, capital additions or capital improvements, in an amount in excess of $2,000,000 individually or in the aggregate, except for those amounts budgeted therefor by the Company that are reflected in the Company’s current budget provided to Parent prior to the date hereof and as set forth on Schedule 6.2(h) of the Company Disclosure Schedule;
(i)   Real Property.   Purchase or acquire any real property, or convey, sell, assign, mortgage, license, lease, sublease, encumber or otherwise transfer or dispose of (in each case, other than Permitted Encumbrances) any interest in any Owned Real Property or Leased Real Property, in each case, other than in the Ordinary Course of Business.
(j)   Commence Operations in Additional Country.   Commence material operations in any country in which the Acquired Companies currently do not operate as of the date hereof;
(k)   Insurance.   Other than in the Ordinary Course of Business, (A) materially reduce the amount of any insurance coverage held by the Acquired Companies or (B) allow any such insurance coverage to be canceled or terminated, unless such coverage is promptly thereafter replaced with substantially similar coverage;
(l)   Employee Benefit Plans; Severance; Pay Increases.   Except as required by applicable Legal Requirements or pursuant to the terms of any Company Employee Plan, (i) adopt, enter into, amend or terminate any Company Employee Plan, except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code or in the Ordinary Course of Business with respect to Company Employee Plans in which participation is not limited to employees with annual base compensation in the top 1% of the Acquired Companies’ population; (ii) adopt, enter into, materially amend or terminate any collective bargaining agreements, union contracts or material similar agreements; (iii) promise, make, increase, amend, grant or pay, or enter into any Contract providing for the granting of, any severance, retention, bonus, incentive, change of control termination or similar payment to any employee, director or consultant of the Company or any Subsidiary, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (iv) pay any special bonus or special remuneration to any employee, director or consultant of the Company or any Subsidiary or modify or make any commitment to modify the salaries, wage rates, fees, commissions, bonuses, fringe benefits or other employee benefits or compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any employee, director or consultant of the Company or any Subsidiary, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (v) accelerate the vesting of or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan, except in the Ordinary Course of Business with respect to any employee with annual base compensation below the top 1% of the Acquired Companies’ population; (vi) terminate the employment or services of, or demote, promote or change the title of, any employee, director or consultant of the Company or any Subsidiary with annual base compensation within the top 1% of the Acquired Companies’ population, other than any termination for cause; or (vii) hire, engage or make an offer to hire or engage any new employee, director or consultant on a full-time, part-time, consulting or other basis with annual base compensation within top 1% of the Acquired Companies’ population;
(m)   Lawsuits.   (i) Commence a Proceeding other than (x) for the routine collection of bills, (y) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Acquired Companies’ business or (z) for a breach of this Agreement, (ii) settle a Proceeding that (x) would reasonably be expected to result in any Acquired Company making any payment in an amount in excess of $500,000 individually or in the aggregate, (y) involves any equitable remedy imposed on any Acquired Company (other than customary confidentiality and non-disparagement obligations with respect to the terms of a settlement) or (z) involves any Governmental Entity as a party to such Proceeding or settlement thereof;
(n)   Operations.   (i) Enter into, conduct, engage in or otherwise operate any material new line of business or discontinue any material line of business or any material business operations and, (ii) in the case of PE UK I, PE UK II or PE UK III, conduct any business, activity or operations other than the sole activity of holding shares in PE UK II (in the case of PE UK I), PE UK III (in the case of PE UK II) and the Company (in the case of PE UK III) and activities incidental thereto (except, in each case, to the extent expressly permitted or provided in this Agreement (including, for the avoidance of doubt, the Pre-Closing Restructuring));
(o)   Acquisitions.   Acquire or agree to acquire (including by merging or consolidating with, or by purchasing the assets of, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (in the case of assets, in an amount in excess of $250,000 individually or in the aggregate), in each case, other that the purchase of inventory, equipment, products and services in the Ordinary Course of Business;
(p)   Accounting.   Change accounting methods or practices in any material respect or revalue any of its assets in any material respect (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the Ordinary Course of Business), except in each case as required by changes in GAAP or Legal Requirements;
(q)   Taxes.   (i) Settle or compromise any material Tax Proceeding, (ii) make, revoke, or change any material Tax election, (iii) surrender any claim for a refund of a material amount of Taxes, (iv) adopt or change any material Tax accounting method, (v) request a ruling with respect to Taxes, (vi) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (vii) enter into any “closing agreement” within the meaning of section 7121 of the Code (or any similar provision of state, local, or foreign law) with respect to a material amount of Taxes, or (viii) file any income or other material Tax Return in a manner, or reflecting a position, materially inconsistent with past practice;
(r)   Investments.   Make a (direct or indirect) “investment” in a “foreign affiliate” of the Company (within the meaning of subsection 212.3(10) of the Tax Act) other than where subsection 212.3(16) applies;
(s)   Merger and Liquidations.   Merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;
(t)   Authorizations.   Other than in the Ordinary Course of Business, cancel, surrender, allow to expire or fail to renew (if due prior to the Closings) any material Company Authorizations;
(u)   Working Capital; Accounts Receivable and Payable.   Fail to manage the working capital of the Acquired Companies in the Ordinary Course of Business (taking into account seasonality, including customary quarter-end practices), including: (i) accelerate in any material respect the collection of any accounts receivable or delay in any material respect the payment of any accounts payable beyond their regular due dates and outside of the Ordinary Course of Business or (ii) fail to maintain and manage inventory levels in the Ordinary Course Of Business; and
(v)   Other.   Agree to take any of the actions described in clauses (a) through (u) in this Section 6.2.
6.3   Restrictions on Conduct of Business of the Parent.   During the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, except (i) as set forth on Schedule 6.3, (ii) to the extent expressly permitted or provided in this Agreement, (iii) as required by Legal Requirements or (iv) as the Shareholders’ Representative shall otherwise consent in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Buyer Parties shall, and shall cause each of their respective Subsidiaries to, use commercially reasonable efforts to conduct its and their business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve its and their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Without limiting the generality or effect of the foregoing, during the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, the Buyer Parties shall not, and shall cause each of their respective Subsidiaries not to, do, cause or permit any of the following (except (A) as set forth on Schedule 6.3, (B) to the extent expressly permitted or provided in this Agreement, (C) as required by Legal Requirements or (D) as consented to in writing by the Shareholders’ Representative (such consent not to be unreasonably withheld, conditioned or delayed)):
(a)   Legal Entities.   Cause or permit any amendments to the Governing Documents of Parent or any of its Subsidiaries in a manner that would (i) materially and adversely affect any of the Sellers, in each case, disproportionately relative to other holders of Parent Common Stock or (ii) prevent, delay or impair the ability of any Buyer Party to consummate the Transactions;
(b)   Dividends; Changes in Capital Stock.   (i) Declare, set aside, or pay any dividend on or make any other distribution (whether in cash, stock, property or combination thereof) in respect of the Parent Common Stock (or other equity interests) or (ii) split, sub-divide, combine or reclassify any of the Parent Common Stock (or other equity interests) or (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Common Stock (or other equity interests).
(c)   Issuance of Securities.   Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of Parent Common Stock or any capital stock of any Subsidiary or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than: (i) the issuance of shares of Parent Common Stock upon the vesting or lapse of any restrictions on any awards granted under the Parent Equity Plans and outstanding as of the Agreement Date or issued in compliance with clause (ii) below, (ii) issuances of awards granted under the Parent

Equity Plans in the ordinary course of business and with Parent’s standard vesting terms, (iii) the repurchase of shares of Parent Common Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service or (iv) the issuance of equity interests by any Subsidiary directly or indirectly wholly owned by a Buyer Party to such Buyer Party or another such Subsidiary.
(d)   Merger and Liquidations.   Merge or consolidate any Buyer Party with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, Restructuring or other reorganization of any Buyer Party.
(e)   Indebtedness.   Except as required by Legal Requirements, (i) incur, assume or guarantee any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or guarantee any debt securities of others or (iii) lend money to any Person other than wholly-owned Subsidiaries of the Buyer Parties (except that (A) the Buyer Parties and their Subsidiaries may make travel and business expense advances to their respective current employees and officers in the ordinary course of business consistent with past practice and (B) for the avoidance of doubt, this clause (iii) shall not restrict the extension of trade or similar credit in the ordinary course of business consistent with past practice), in each case, if such actions would, individually or in the aggregate, reasonably be expected to increase or materially delay the Debt Financing or otherwise delay the consummation of the Transactions in any material respect (including any delay of such consummation that would reasonably be expected to result in the Transactions not being consummated by or before the Termination Date).
(f)   Other.   Take or agree or otherwise to take, any of the actions described in clauses (a) through (e) in this Section 6.3.
(g)   During the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, each Buyer Party shall not, and shall cause its Subsidiaries not to, enter into any agreements with respect to, or consummate, any transactions for the acquisition of businesses, assets, equity or property of any other Persons (whether by merger, consolidation, stock or asset purchase or otherwise), for cash and/or equity interests of any Buyer Party or its Subsidiaries, if such transactions would, individually or in the aggregate, reasonably be expected to (i) require any Buyer Party to abandon or terminate the Transactions, (ii) increase or materially delay the Regulatory Consents (or other consents, authorizations or approvals required from any Governmental Entity), or any filings or communications required with Governmental Entities, in connection with the Transactions, (iii) otherwise delay the consummation of the Transactions in any material respect (including any delay of such consummation that would reasonably be expected to result in the Transactions not being consummated by or before the Termination Date) or (iv) result in the prohibition or prevention the consummation of the Transactions on the terms contemplated hereby.
ARTICLE VII
Additional Agreements
7.1   No Solicitation.   From and after the Agreement Date until the earlier of the Closings and the valid termination of this Agreement pursuant to Article IX, none of the Sellers or the Acquired Companies will, nor will they authorize or permit any of their respective officers, directors or employees, or direct any of their respective Affiliates or stockholders or any investment banker, attorney or other advisor or representative retained by any of them (each, a “Company Representative” and collectively, the “Company Representatives”) to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any negotiations regarding, or deliver or make available to any Person any non-public information relating to the Acquired Companies with respect to, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, other than to state that the Sellers and the Acquired Companies are subject to contractual restrictions with respect thereto, (iii) agree to, accept, approve or publicly endorse or publicly recommend (or publicly propose or publicly announce any intention or desire to agree to, accept, approve), or enter into any letter of intent or any other Contract contemplating or otherwise relating to, any Acquisition Proposal, or (iv) submit any

Acquisition Proposal to the vote of any shareholders of the Company. The Company shall, and shall cause its Subsidiaries, and will use its commercially reasonable efforts to cause its other Company Representatives, to immediately cease and cause to be terminated any and all existing negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (and shall immediately terminate any online data room access related thereto, and request the return or destruction of any confidential, nonpublic or proprietary information or other transaction-related material in accordance with the terms and conditions of any confidentiality agreement with such Person entered into in connection with any such Acquisition Proposal).
7.2   Public Disclosure.   Prior to the Closing Date, neither the Shareholders’ Representative nor the Company (nor any of their respective Affiliates or representatives) shall, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the Transactions without the prior written approval of Parent, unless and to the extent required by Legal Requirements, in which case such approval shall not be required but such party shall first advise Parent thereof and use commercially reasonable efforts to incorporate Parent’s reasonable comments thereto. Prior to the Closing Date, neither Parent nor any of its Affiliates shall, directly or indirectly, make any press release or other public statement concerning the terms of this Agreement or the Transactions without the prior written approval of the Shareholders’ Representative. Notwithstanding anything herein to the contrary, Parent and its Affiliates may, at any time, (a) make any public announcement or statement and issue any press release to the extent (i) required by Legal Requirements or by the rules of any relevant securities exchange or (ii) consistent with the final form of any press release or public announcement previously made in accordance with the terms hereof, and (b) respond to questions or provide a summary or update relating to, or discuss the benefits of, the Transactions in calls or meetings with Parent’s or its Affiliates’ analysts, investors or attendees of any industry conference; provided that Parent shall first advise the Shareholders’ Representative and the Company of the contents of such announcement, statement, release, response or discussions and use commercially reasonable efforts to incorporate their reasonable comments thereto. Following the Closings, none of the parties hereto or any of their respective Affiliates shall make any press release or other public announcement concerning the Transactions, unless and to the extent (a) required by Legal Requirements, in which case such party shall first advise Parent (in the case of a release or announcement by the Shareholders’ Representative, the Company or any of their respective Affiliates) or the Shareholders’ Representative (in the case of a release or announcement by Parent or any of its Affiliates) thereof and use commercially reasonable efforts to incorporate Parent’s or the Shareholders’ Representative’s, as applicable, reasonable comments thereto, or (b) consistent with the final form of any press release or public announcement previously made in accordance with the terms hereof. Notwithstanding the foregoing, the Sellers and their respective Affiliates may provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective direct and indirect general and limited partners, equityholders, members, managers and investors of such Persons, in each case, who are subject to customary confidentiality restrictions.
7.3   Regulatory Approvals.
(a)   Each of the Buyer Parties and the Company shall promptly (and in the event of any filing required under the HSR Act, within fifteen (15) Business Days after the date of this Agreement and for any filings required under any applicable Antitrust and FDI Laws, within twenty (20) Business Days) execute and file, or join in the execution and filing of, any application or notification that may be required under the HSR Act or other applicable Antitrust and FDI Laws or other document that may be necessary in order to obtain the authorization, approval or consent of any other Governmental Entity, whether foreign, federal, state, local or municipal, which may be reasonably required under the HSR Act or other applicable Antitrust and FDI Laws in connection with the consummation of the Transactions (such authorizations, approvals or consents, “Regulatory Consents”). Subject to Section 7.3(b), each Seller, Buyer Party and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to, as promptly as practicable, (i) make an appropriate response to any Information or Document Requests applicable to it and (ii) obtain the Regulatory Consents applicable to it.
(b)   Each party hereto shall use its reasonable best efforts to take, or cause its Subsidiaries to take, all actions reasonably necessary, proper or advisable under applicable Legal Requirements to (x) obtain termination or expiration of any waiting period or comparable period under the HSR Act and otherwise obtain any other Regulatory Consent, including by cooperating reasonably to enable all filings for Regulatory Consents to be made in a timely fashion as outlined in Section 7.3(a), and (y) lawfully complete the Transactions as promptly as practicable (but in any event prior to the Termination Date). Notwithstanding anything herein to the contrary, in no event shall the Parent or any of its Affiliates be required to take any of the following actions, nor shall the Sellers or the Company or any of their respective Affiliates offer or agree to any of the following actions without Parent’s prior written consent: offering, proposing, negotiating or consenting or agreeing to (i) the sale, divestiture, licensing or other disposition, or the holding separate, of any assets, interests, businesses, or business units or divisions of the Company or its Subsidiaries or of Parent or its Affiliates; (ii) the termination, creation, amendment or assignment of relationships, ventures and contractual rights and obligations of the Company or its Subsidiaries or of Parent or its Affiliates; and (iii) the limitation, restriction or modification of the conduct, management or ownership of any assets, interests, businesses or operations of the Acquired Companies or any action, agreement or commitment that limits the freedom of action, ownership or control with respect to, or the ability to retain or hold, any of the businesses, interests or assets of the Acquired Companies or of Parent or its Affiliates, in each case of clauses (i) through (iii), that would reasonably be expected, individually or in the aggregate, to be material to Parent and its Affiliates (other than, following the Closings, the Acquired Companies), taken as a whole, or materially adversely affect the Acquired Companies, taken as a whole (any such actions in the foregoing clauses (i) through (iii), a “Burdensome Condition”).
(c)   Each of the Buyer Parties and the Company shall, and shall cause their respective Affiliates to, promptly furnish to the other party copies of any notices or written communications received by such party or any of its Affiliates from any Governmental Entity with respect to the Transactions, and shall permit counsel to the other party an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed written or oral communications to any Governmental Entity concerning the Transactions; provided, however, that the Company may redact from the copies of such communications provided to counsel to the Buyer Parties any competitively sensitive proprietary information of the Company. Each of the Buyer Parties and the Company shall, and shall cause their respective Affiliates to, provide the other parties and its counsel the opportunity, on reasonable advance notice, to participate in any meetings or discussions, either in person or by telephone, with any Governmental Entity concerning or in connection with the Transactions. Notwithstanding anything to contrary herein, without limiting Parent’s obligations under this Section 7.3, (i) Parent shall determine the strategy to be pursued for obtaining and lead the effort to obtain all Regulatory Consents, and the Sellers and the Company shall take all reasonable action to support Parent in connection therewith, (ii) if there is a disagreement between the parties about such strategy or any actions related thereto, Parent’s decision will control and (iii) Parent will take the lead in all meetings, discussions and communications with any Governmental Entity relating to any Regulatory Consents.
(d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 7.3, but subject to Section 7.3(b), if any Proceeding by a Governmental Entity of competent jurisdiction is instituted challenging the Transactions, Parent shall, until the Termination Date, use its reasonable best efforts to (A) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (B) pursue vigorously all available avenues of administrative and judicial appeal and (C) seek to have vacated, lifted, reversed or overturned any judgment that is in effect that prohibits, prevents or restricts consummation of any of the Transactions. To assist Parent in complying with its obligations set forth in this Section 7.3, the Sellers and the Company shall provide to Parent such cooperation as may be reasonably requested by Parent.
(e)   Parent shall be solely responsible for and pay all filing fees payable pursuant to the HSR Act or payable to any Governmental Entity in respect of any other Regulatory Consent, in each case, in connection with the Transactions.
7.4   Reasonable Efforts.   Subject to Section 7.3, each of the parties hereto agrees to use its commercially reasonable efforts, and to use its commercially reasonable efforts to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective the Transactions, including the satisfaction of the respective conditions set forth in Article VIII, and including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions.
7.5   Reserved.
7.6   Preparation of Proxy Statement; Parent Stockholders Meeting.
(a)   As promptly as practicable after the Agreement Date (but, in any event, no later than thirty (30) days following the date of this Agreement), Parent shall prepare and cause to be filed with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the Parent Stockholders relating to the special meeting of Parent Stockholders (including any postponement or adjournment thereof, the “Parent Stockholders Meeting”) to be held to consider the approval of the Parent Stock Issuance. The Company and its counsel will be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, Parent will consider reasonable changes suggested by the Company and its counsel in good faith. Each of the Company and the Sellers shall each use their respective reasonable best efforts to provide all information related to themselves and their respective Subsidiaries as may be required or reasonably requested by Parent or as requested by the staff of the SEC to be included in the Proxy Statement. Parent covenants and agrees that the Proxy Statement and each other document that it is responsible for filing with the SEC in connection with the Transactions will comply with the rules and regulations promulgated by the SEC and will not, at the time the Proxy Statement, any other such document or any amendment or supplement thereto is filed with the SEC or is mailed to Parent Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company, the Sellers or any of their respective representatives for inclusion therein.
(b)   Parent shall cause the Proxy Statement to be mailed to the Parent Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (but, in any event, no later than five (5) Business Days thereafter). No filing of, or amendment or supplement to, the Proxy Statement, or any response to comments from or other communication to the SEC with respect to the Proxy Statement, will be made by Parent or the Company, as applicable, without providing the other party a reasonable opportunity to review and comment thereon. Parent will (a) advise the Company promptly after it receives oral or written notice of any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the Company with copies of any written communication with the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto, (b) use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and (c) consider in good faith changes to the responses suggested by the Company and its counsel. Prior to the Closing Date, each of the Company and Parent agrees to correct any information provided by it for the Proxy Statement, as the case may be, which if not corrected would result in the Proxy Statement to include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent agrees to file with the SEC an appropriate amendment or supplement to such filing describing such information and, to the extent required by applicable law or the SEC or its staff, disseminate any such amendment or supplement to the Parent Stockholders.
(c)   As promptly as reasonably practicable after the mailing of the Proxy Statement to Parent Stockholders and in accordance with applicable Legal Requirements and the organizational documents of Parent, Parent shall duly call, give notice of, convene and hold the Parent Stockholders Meeting, for the purpose of obtaining the Parent Stockholder Approval and considering and voting upon any other matters required under applicable Legal Requirements to be considered at the Parent Stockholders Meeting. Parent shall use its reasonable best efforts to solicit proxies from the Parent Stockholders in favor of the Parent Stock Issuance. Parent may postpone or adjourn the Parent Stockholders Meeting (i) with the prior written consent of the Company; or (ii) (A) due to the absence of a quorum at the time the Parent Stockholder Meeting is otherwise scheduled (provided, that Parent shall use its reasonable best efforts to obtain such a quorum as promptly as practicable); (B) if Parent reasonably believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary for the Parent Stockholder Approval, whether or not a quorum is present; provided that (x) Parent may not postpone or adjourn the Parent Stockholders Meeting more than one time pursuant to this clause (B) without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and (y) no adjournment pursuant to this clause (B) may be for a period exceeding ten (10) Business Days; (C) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is necessary under applicable Legal Requirements and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Parent Stockholders Meeting; or (D) to the extent such postponement or adjournment of the Parent Stockholders Meeting is required by an order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement. Notwithstanding the foregoing, Parent shall, at the request of the Company, to the extent permitted by Legal Requirements, adjourn the Parent Stockholders Meeting to a date specified by the Company for the absence of a quorum or if Parent has not received proxies representing a sufficient number of shares of Parent Common Stock for the Parent Stockholder Approval; provided, that Parent shall not be required to adjourn the Parent Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days.
(d)   Parent shall not be in breach of the foregoing provisions of this Section 7.6 to the extent the Company’s failure to deliver the Requisite Financial Statements that are required to be included in the Proxy Statement within the timeframes required by Section 7.7 resulted in Parent’s failure to meet its obligations under the foregoing provisions of this Section 7.6.
(e)   Parent shall cause the Parent Board to recommend that the Parent Stockholders approve the Parent Stock Issuance (the “Parent Board Recommendation”) and shall include the Parent Board Recommendation in the Proxy Statement, unless the Parent Board shall have changed the recommendation in accordance with Section 7.6(f). The Parent Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly question or propose to change, withdraw, withhold, qualify or modify, the Parent Board Recommendation (a “Parent Change of Recommendation”) except as may be permitted by, and only in accordance with, Section 7.6(f). Unless this Agreement has been validly terminated pursuant to Article IX, Parent’s obligation to solicit proxies from the Parent Stockholders to obtain the Parent Stockholder Approval, and otherwise seek the Parent Stockholder Approval and (subject to the terms and conditions in this Agreement) consummate the Transaction, shall not (except for making a Parent Change of Recommendation to the extent expressly permitted in Section 7.6(f)) be limited or otherwise affected by any Parent Change of Recommendation or any Parent Intervening Event.
(f)   If, at any time prior to obtaining the Parent Stockholder Approval, the Parent Board determines in good faith, in response to a Parent Intervening Event, after consultation with its outside legal counsel, that the failure to make a Parent Change of Recommendation would be inconsistent with the Parent Board’s fiduciary duties under applicable Legal Requirements, the Parent Board may, prior to obtaining the Parent Stockholder Approval, make a Parent Change of Recommendation; provided that Parent will not be entitled to make, or agree or resolve to make, a Parent Change of Recommendation unless (i) Parent first delivers to the Company a written notice (a “Parent Intervening Event Notice”) advising the Company that the Parent Board proposes to take such action and containing a reasonably detailed description of the material facts underlying the Parent Board’s determination that a Parent Intervening Event has occurred and the reasons for taking such action (it being acknowledged that such Parent Intervening Event Notice shall not itself constitute a breach of this Agreement) and (ii) at or after 5:00 P.M., New York City time, on the fourth (4th) Business Day immediately following the day on which Parent delivered to the Company the Parent Intervening Event Notice (such period from the time the Parent Intervening Event Notice is provided until 5:00 P.M., New York City time, on the fourth (4th) Business Day immediately following the day on which Parent delivered to the Company the Parent Intervening Event Notice (it being understood that any material development with respect to a Parent Intervening Event shall require a new notice but with an additional two (2) Business Day (instead of four (4) Business Day) period from the date of such notice) (it being understood that there may be multiple extensions), the “Parent Intervening Event Notice Period”), the Parent Board reaffirms in good faith (after consultation with its outside legal counsel) that, after taking into account any adjustments to the terms and conditions of this Agreement committed to by the Company in writing, the failure to make a Parent Change of Recommendation would be inconsistent with its fiduciary duties under applicable Legal Requirements. If requested by the Company, Parent will, and will cause its Subsidiaries to, and will use its reasonable best efforts to cause its or their respective representatives to, during the Parent Intervening Event Notice Period, engage in good faith negotiations with the Shareholders’ Representative, the Company and their respective representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Parent Change of Recommendation.
7.7   Cooperation Regarding Financial Information and Financing Matters.
(a)   Prior to the Closings, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to:
(i)   cooperate in connection with Parent’s compliance with its obligations under the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder as may be reasonably requested by Parent with reasonable prior notice to Company, including using commercially reasonable best efforts to furnish Parent with (A) the audited consolidated balance sheet and related consolidated statement of income, changes in equity and cash flows of the Company as of and for the fiscal year ended December 31, 2025 as soon as reasonably practicable following the end of such year and, in any event no later than 75 days after the end of such year, and (B) the unaudited condensed consolidated balance sheet and related condensed consolidated statements of operations, consolidated loss, stockholders’ equity, and cash flows as of and for the fiscal quarter ended September 30, 2025 and 2024 and for each fiscal quarter (other than any fiscal fourth quarter) ending thereafter, together with the corresponding quarter in the preceding fiscal year, as soon as reasonably practicable following the end of such quarter and, in any event, no later than 45 days after end of such fiscal quarter, in each case prepared in accordance with GAAP and on a basis consistent with the Financial Statements;
(ii)   cause its representatives to use commercially reasonable efforts to provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement any financing obtained in connection with the Transactions (the “Debt Financing”); provided however, that nothing in this Section 7.7 shall require such cooperation or other action on the part of the Company, its Subsidiaries or their respective representatives to the extent it would (A) unreasonably disrupt the conduct of the business or operations of the Company or its Subsidiaries or (B) require the Company, any of its Subsidiaries or any of their respective representatives to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability (other than immaterial out-of-pocket expenses that shall be subject to reimbursement as set forth below) or give any indemnities prior to the Closings; such cooperation shall include (A) furnishing such customary financial and other pertinent information regarding the Company and its Subsidiaries as is reasonably available or existing and as may reasonably be requested by Parent in connection with the arrangement and syndication of the Debt Financing, (B) reasonably facilitating the pledging of collateral, provided that no documents or agreements related thereto shall be effective prior to the Closings, (C) taking reasonable corporate actions, subject to the occurrence of the Closings, reasonably requested by Parent to permit the consummation of the Debt Financing, (D) assisting Parent in the preparation of (x) customary marketing materials to be used in a syndication or marketing of the Debt Financing and (y) materials for rating agency presentations; provided that the Company shall, upon request, have the right to review and comment on materials in the foregoing clauses (x) and (y) prior to the dissemination of such material to potential lenders or other counterparties to any proposed financing transaction and (E) to the extent requested in writing on no fewer than 10 days’ notice, furnishing Parent and any lenders involved with such financing, with all documentation and other information required by any Governmental Entity with respect to such financing under applicable “know your customer” and anti-money laundering rules and regulations; and
(iii)   as promptly as practicable after receipt of written request by Parent to do so and solely at such request by Parent, (A) cooperate to allow Parent or one of its Subsidiaries to conduct consent solicitations or offers to purchase, tender offers or exchange offers, or issue notices of redemption, with respect to all or any of the outstanding aggregate principal amount of the Notes in connection with the consummation of the Transactions (each, a “Debt Offer”), provided that the effectiveness of any Debt Offer shall be expressly conditioned on the occurrence of the Closings, (B) cooperating in the solicitation of the Debt Change of Control Waiver on such terms and conditions that are reasonably proposed by Parent, and (C) cooperating as reasonably requested by Parent in connection with the Debt Change of Control Waiver; provided that (x) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and provide comments for consideration on all documentation related to any such Debt Offer or Debt Change of Control Waiver and Parent shall incorporate therein reasonable comments from the Company, and (y) the Company’s obligation to commence the solicitation of the Debt Change of Control Waiver is subject to the Parent’s timely delivery to the Company of documentation related to the Debt Change of Control Waiver.
(b)   During the Cooperation Period, the Company shall reasonably cooperate with Parent and provide such records, documents and financial and pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent or its representatives to prepare all pro forma financial statements required to be included pursuant to Regulation S-X or Regulation S-K or otherwise (including as may be required for a registered public offering of debt or equity (or equity-linked) securities) in any statements, forms, schedules, reports or other documents filed or furnished by Parent or its Affiliates with the SEC, including the Proxy Statement.
(c)   During the period from the Agreement Date and continuing until the earlier of the valid termination of this Agreement and the Closings, the Company shall request its independent auditors to (i) provide customary “comfort letters” (including customary “negative assurance” comfort), reports, letters and consents, including issuing any customary representation letters in connection therewith to each such auditor or reserve engineer, to any underwriter, placement agent or purchaser in a securities offering by Parent or its Affiliates and consent to the inclusion or incorporation by reference of its audit opinion or report with respect to any audited financial statements or reserve information of the Company, as applicable, (ii) provide their written consent for the inclusion or incorporation by reference of such financial statements or reserve information (and any applicable audit opinion or report) in any filing with the SEC of Parent or any of its Affiliates, including in any registration statement or prospectus used by Parent, (iii) provide their written consent to be named an expert in any offering memorandum, private placement memorandum, registration statement or prospectus used by Parent or its Affiliates and (iv) provide access to Parent and their representatives to the work papers of the Company’s independent auditors and reserve engineers.
(d)   Promptly upon request by the Company, the Buyer Parties will reimburse the Acquired Companies (or cause the Acquired Companies to be reimbursed) for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees and rating agencies’ fees) incurred by the Acquired Companies in connection with the cooperation of the Acquired Companies contemplated by this Section 7.7 or otherwise in connection with the Backstop Debt Financing and, to the extent the Buyer Parties do not reimburse the Acquired Companies for any such costs or expenses on or prior to the Closing Date, the Acquired Companies shall be deemed to have a current asset in the amount of such unreimbursed costs and expenses; provided that, such reimbursement shall not include costs and expenses incurred in connection with the preparation of any financial statements or data that would be prepared by the Company, its Subsidiaries, or any of their respective representatives notwithstanding this Section 7.7.
(e)   The Acquired Companies, the PE Seller, and each of their respective Affiliates and representatives will be jointly and severally indemnified and held harmless by the Buyer Parties from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 7.7, the provision of information utilized in connection therewith or otherwise in connection with the Backstop Debt Financing, except to the extent such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties or amounts paid in settlement arise from (i) the gross negligence or willful misconduct of the Company, its Subsidiaries or any of their respective representatives, or (ii) any historical financial information pertaining to the Company and its Subsidiaries provided by the Company or its Subsidiaries in writing to the Parent for inclusion in the Debt Offer or Debt Change of Control Waiver.
7.8   Financing.
(a)   The Buyer Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain the Backstop Debt Financing on the terms and conditions described in the Debt Commitment Letter (including complying with any request requiring the exercise of any flex provisions in the fee letter), including, but not limited to, as promptly as possible:
(i)   satisfying, or causing to be satisfied, on a timely basis all conditions to the Buyer Parties obtaining the Backstop Debt Financing set forth therein (including the payment of any fees required as a condition to the Backstop Debt Financing);
(ii)   negotiating and entering into definitive agreements with respect to the Backstop Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter (including any related flex provisions) that are not less favorable, taken as a whole, to the Buyer Parties, so that the agreements are in effect no later than the Closing Date; provided, however, that this clause (ii) will not prohibit the Buyer Parties from agreeing to terms that are less favorable to the Buyer Parties if such terms would be permitted in an amendment to the Debt Commitment Letter entered in accordance with this Section7.8;
(iii)   maintaining in effect the Debt Commitment Letter and (from and when executed) the definitive documents in respect of the Backstop Debt Financing (the “Debt Documents”) through the consummation of the Closings; and
(iv)   consummating the Backstop Debt Financing or causing the Backstop Debt Financing to be consummated at or prior to the Closings.
(b)   The Buyer Parties shall give the Company prompt notice (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a breach or default) by any party to the Backstop Debt Commitment Letter or other Debt Document of which any Buyer Party becomes aware, (B) if and when any Buyer Party becomes aware that any portion of the Backstop Debt Financing contemplated by the Backstop Debt Commitment Letter may not be available for the Debt Financing Purposes, (C) of the receipt of any written notice or other written communication from any Person with respect to any (i) actual or potential breach, default, termination or repudiation by any party to the Backstop Debt Commitment Letter or other Debt Document or (ii) material dispute or disagreement between or among any parties to the Backstop Debt Commitment Letter or other Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Backstop Debt Financing or Debt Documents), and (D) of any expiration or termination of the Backstop Debt Commitment Letter or other Debt Document. Without limiting the foregoing, (x) each Buyer Party shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company, take or fail to take any action or enter into any transaction that could reasonably be expected to materially impair, delay or prevent consummation of the Backstop Debt Financing contemplated by the Backstop Debt Commitment Letter and (y) to the extent requested, each Buyer Party shall keep the Company informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange the Backstop Debt Financing. If any portion of the Backstop Debt Financing becomes, or would reasonably be expected to become, unavailable, the Buyer Parties shall use all reasonable best efforts to arrange and obtain alternative financing, including from alternative sources, in an amount that is sufficient to replace any unavailable portion of the Backstop Debt Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such event and the provisions of this Section 7.8 shall be applicable to the Alternative Financing, and, for the purposes of Section 7.7 and this Section 7.8, all references to the Backstop Debt Financing shall be deemed to include such Alternative Financing and all references to the Backstop Debt Commitment Letter or other Debt Documents shall include the applicable documents for the Alternative Financing. The Buyer Parties shall (1) comply with the Backstop Debt Commitment Letter and each Debt Document, (2) use reasonable best efforts to enforce their rights under the Backstop Debt Commitment Letter and other Debt Documents, including (subject to the satisfaction or waiver of the conditions precedent thereto) causing the Lender to fund the Backstop Debt Financing at or prior to the time the Closings should occur pursuant to Section 2.3, and (3) not permit, without the prior written consent of the Company, any material amendment or modification to be made to, or any termination, rescission or withdrawal of, or any material waiver of any provision or remedy under, the Backstop Debt Commitment Letter (including the fee letter referred to in the Backstop Debt Commitment Letter) or other Debt Document, including any such amendment, modification or waiver that (individually or in the aggregate with any other amendments, modifications or waivers) would reasonably be expected to (x) reduce the aggregate amount of the Backstop

Debt Financing thereunder (including by changing the amount of fees to be paid or original issue discount thereof) below the amount required to consummate the transactions contemplated hereby and satisfy all of the obligations of the Buyer Parties and their Affiliates (including from and after the Closings, the Acquired Companies) with respect to the Debt Financing Purposes, or (y) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Backstop Debt Financing in a manner that would reasonably be expected to (i) delay or prevent the Closing Date or (ii) adversely impact in any material respect the ability of the Buyer Parties to enforce their rights against any other party to the Backstop Debt Commitment Letter or other Debt Document, the ability of the Buyer Parties to consummate the Transactions or the likelihood of the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, compliance by the Buyer Parties with this Section 7.8 shall not relieve the Buyer Parties of their obligation to consummate the Transactions, whether or not the Backstop Debt Financing or Alternative Financing is available. For the avoidance of doubt, nothing herein shall prevent the Buyer Parties from replacing or amending the Backstop Debt Commitment Letter in order to add lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Backstop Debt Commitment Letter as of the date hereof or as required pursuant to the market flex provisions in the fee letters.
(c)   Notwithstanding the foregoing provisions of this Section 7.8, the Buyer Parties shall not be required to maintain the Backstop Debt Commitment Letter to the extent the Debt Change of Control Waiver is obtained, so long as the representations and warranties contained in Section 5.10 are true and correct.
7.9   Treatment of Company Indebtedness.   At least ten (10) Business Days prior to the Closing Date, Parent shall notify the Company in writing of any indebtedness for borrowed money of the Acquired Companies that Parent will, on behalf of the Acquired Companies, pay or cause to be repaid at the Closings, which shall include the NAV Loan Agreement (such indebtedness, the “Repaid Debt”). The Company shall use reasonable best efforts to deliver payoff letters with respect to such Repaid Debt, which such letters shall set forth the aggregate amounts required to satisfy in full all such Repaid Debt as of the Closing Date and include lien release documents evidencing release and termination of all security interests in respect thereof and indicating that the holders of such Repaid Debt shall return all possessory and original collateral, in each case, on the Closing Date (subject to receipt by the holders of such Repaid Debt of the applicable payoff amounts), which payoff letters shall be in a form reasonably satisfactory to Parent, at least two Business Days prior to the Closing Date (it being understood that such payoff letters may be in draft form, with final payoff letters to be delivered prior to the Closing Date) (collectively, the “Payoff Letters”). It is hereby agreed that to the extent a Debt Change of Control Waiver is obtained, no Payoff Letter in respect of the Target Credit Agreement shall be required.
7.10   Litigation.   From and after the Agreement Date until the earlier of the Closings and the valid termination of this Agreement pursuant to Article IX, each of Parent and the Company will use commercially reasonable efforts to (a) notify the other party in writing promptly after learning of any Proceeding by or before any Governmental Entity or arbitrator initiated by or against it (or any of its Subsidiaries), or known by such party to be threatened in writing against such party, its Subsidiaries or any of its and their directors, officers, employees or stockholders in their respective capacities as such, in each case, relating to the Transactions (a “New Litigation Claim”) and (b) the other party of ongoing material developments in any New Litigation Claim.
7.11   Access to Information.
(a)   Subject to compliance with applicable Legal Requirements and the other provisions of this Section 7.11(a), during the period commencing on the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, (i) the Company shall use commercially reasonable efforts to afford Parent and its accountants, counsel and other representatives, upon reasonable advance notice, reasonable access during normal business hours to (A) the Company’s properties, books, Contracts and records and (B) such other information concerning the business, properties and personnel of the Company, in each case in this clause (i), as Parent may reasonably request and (ii) the Company shall to the extent reasonably requested by Parent use commercially reasonable efforts to provide to Parent and its accountants, counsel and other representatives, true, correct and complete copies of the Company’s internal financial statements, Tax Returns, Tax elections and other records, memoranda and workpapers relating to Taxes, in each case of the foregoing clauses (i) and (ii), solely to the extent such access or information is for purposes reasonably related to the consummation of the Transactions; provided, however, that any such access or provision of information shall be conducted at Parent’s sole expense, under the supervision of the Company’s personnel and in such a manner so as to not unreasonably interfere with the normal operations of the Company and subject to the terms of any Leases, and provided, further, that nothing in this Section 7.11(a) shall require any Seller, the Company or any of their respective Affiliates or representatives to provide Parent or its accountants, counsel or other representatives with any such access, files, books, records or information where such access or the provision of the foregoing would reasonably be expected to (w) result in the waiver of any attorney-client privilege, work product doctrine or other privileges or protections available under applicable Legal Requirements, (x) violate any privacy rights applicable to employees, (y) be prohibited by applicable Legal Requirements or (z) violate or constitute a breach of or default under the terms of any Contract, including any nondisclosure agreement with any third party. Notwithstanding anything to the contrary in this Section 7.11(a), none of Parent or its accountants, counsel or other representatives shall have access to the properties of the Acquired Companies for the purpose of conducting any subsurface or other invasive or intrusive sampling or testing of environmental media.
(b)   During the period commencing on the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, Parent shall not, and shall cause its Affiliates and its and their respective representatives not to, without the prior written consent of the Company, (i) engage in communications with Governmental Entities, policy makers and industry organizations with respect to the Transactions or (ii) make inquiries of Persons having business relationships with any Acquired Company (including suppliers, licensors, distributors, clients and resellers) with respect to the Acquired Companies or the Transactions.
(c)   Subject to compliance with applicable Legal Requirements, from the Agreement Date until the earlier of the valid termination of this Agreement and the Closings, the Company shall confer from time to time as reasonably requested by Parent upon reasonable advance notice with one or more representatives of Parent to discuss any material changes or developments in the operational matters of the Company and the general status of the ongoing operations of the Company.
(d)   The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or the Company, as applicable, or any of their respective representatives in connection with any information provided or investigation conducted pursuant to the access contemplated by this Section 7.11.
(e)   Subject to compliance with applicable Legal Requirements and the other provisions of this Section 7.11(d), during the period commencing on the Agreement Date and continuing until the earlier of the valid termination of this Agreement pursuant to Article IX and the Closings, (i) each Buyer Party shall use commercially reasonable efforts to afford the Company and its accountants, counsel and other representatives, upon reasonable advance notice, reasonable access during normal business hours to (A) the properties, books, Contracts and records of the Buyer Parties and their respective Subsidiaries and (B) such other information concerning the business, properties and personnel of the Buyer Parties and their respective Subsidiaries, in each case in this clause (i), as the Company may reasonably request and (ii) each Buyer Party shall to the extent reasonably requested by the Company use commercially reasonable efforts to provide to the Company and its accountants, counsel and other representatives, true, correct and complete copies of the internal financial statements, Tax Returns, Tax elections and other records, memoranda and workpapers relating to Taxes of the Buyer Parties and their respective Subsidiaries, in each case of the foregoing clauses (i) and (ii), solely to the extent such access or information is for purposes reasonably related to the consummation of the Transactions; provided, however, that any such access or provision of information shall be conducted at the Company’s sole expense, under the supervision of the Buyer Parties’ personnel and in such a manner so as to not unreasonably interfere with the normal operations of the Buyer Parties and their Subsidiaries and subject to the terms of any real property leases of the Buyer Parties and their Subsidiaries, and provided, further, that nothing in this Section 7.11(d) shall require any Buyer Party or any of its Affiliates or representatives to provide the Company or its accountants, counsel or other representatives with any such access, files, books, records or information where such access or the provision of the foregoing would reasonably be expected to (w) result in the waiver of any attorney-client privilege, work product doctrine or other privileges or protections available under applicable Legal Requirements, (x) violate any privacy rights applicable to employees, (y) be prohibited by applicable Legal Requirements or (z) violate or constitute a breach of or default under the terms of any Contract, including any nondisclosure agreement with any third party. Notwithstanding anything to the contrary in this Section 7.11(d), none of Seller, the Acquired Companies or their respective accountants, counsel or other representatives shall have access to the properties of the Buyer Parties or their Subsidiaries for the purpose of conducting any subsurface or other invasive or intrusive sampling or testing of environmental media.
7.12   Spreadsheets.
(a)   The Company shall prepare and deliver, or cause to be prepared and delivered, to Parent, at or prior to the date two (2) Business Days prior to the Closing Date, a spreadsheet (the “Initial Spreadsheet”) which shall set forth all of the following information, calculated as of the Closing Date and immediately prior to the Closings: (i) the names of all the Sellers and Company Optionholders; (ii) the number of New BC Shares held by such Persons, in each case, following the Pre-Closing Restructuring and as of immediately prior to the Closings; (iii) with respect to each Company Option outstanding immediately prior to the Closings, the number of New BC Shares issuable upon exercise of such Company Option and the exercise price with respect to such Company Option; (iv) based on the Company’s estimates as of that time, the calculation of the Aggregate Company Vested Option Exercise Price, Total New BC Shares, Company Options, Total Closing Cash Consideration, Per Share Company Closing Cash Consideration, Per Share Stock Consideration, Per Share Consideration, Total Closing Consideration, Estimated Company Cash, Estimated Company Debt, Estimated Net working Capital, Estimated Transaction Expenses, Estimated Paid Parent Transaction Expenses and the amounts each Pre-Closing Holder is entitled to receive pursuant to Section 2.5; (v) the Pro Rata Share of each Pre-Closing Holder; (vi) the Net Preferred Share Payment Amount and the amount thereof that each Non-PE UK III Preferred Shareholder is entitled to receive pursuant to the Articles of Association of PE UK III and the Pre-Closing Restructuring; (vii) the PE Sellers Preferred Share Payment Amount, the excess thereof over the NAV Payoff Amount, and the amount of such excess that each PE Seller is entitled to receive pursuant to the Articles of Association of PE UK III and the Pre-Closing Restructuring; and (viii) the designation, pursuant to Section 2.6(f), as to which particular shares of New BC Shares held by each PE Seller are exchanged for Parent Common Stock pursuant to Section 2.5(b) and which particular shares of New BC Shares held by each PE Seller are exchanged for cash pursuant to Section 2.5(b). The Company shall consider in good faith any comments by Parent with respect to the Initial Spreadsheet received prior to the Closing Date, but shall not be obligated to make any changes thereto; provided, that (A) and no such review or comments shall delay the Closings and (B) the failure to include any of Parent’s comments shall in no event prejudice any party’s rights under Section 2.8.
(b)   The Shareholders’ Representative shall prepare or cause to be prepared one or more spreadsheet(s) (each, an “Adjustment Spreadsheet” and together with the Initial Spreadsheet, the “Spreadsheets”), setting forth the allocation of each payment to be made to the Pre-Closing Holders hereunder after the Closing Date. The Shareholders’ Representative shall deliver or cause to be delivered to Parent each applicable Adjustment Spreadsheet (i) with respect to the payment of any amounts pursuant to Section 2.8(d) (if any amount is payable to the Pre-Closing Holders after the Closing Date) no less than three (3) Business Days after final determination of the Adjustment Amount pursuant to Section 2.8 or (ii) with respect to the release of any portion of the Adjustment Escrow Amount, at least three (3) Business Days prior to the scheduled release of any amount of the Adjustment Escrow Amount.
Unless otherwise provided herein, all payments made pursuant to this Agreement and each Spreadsheet shall be made in cash by wire transfer of immediately available funds. With respect to the Initial Spreadsheet, the Company shall cooperate in good faith with Parent to provide to Parent, as promptly as practicable after Parent’s reasonable request, reasonable supporting information necessary to review the Company’s calculations of the Estimated Price Components and other information included in the Initial Spreadsheet Parent shall be entitled to rely on the accuracy of any Spreadsheet in all respects, including with respect to the amounts of the Total Closing Cash Consideration, Per Share Company Closing Cash Consideration, Per Share Stock Consideration, Per Share Consideration, Total Closing Consideration, and the amounts each Pre-Closing Holder is entitled to receive pursuant to Section 2.5, in each case, as set forth on the applicable Spreadsheet, without any obligation to investigate or verify the accuracy or correctness thereof, and, to the extent that payments are made in accordance with the Spreadsheets, in no event shall the Buyer Parties or their

Affiliates (including, following the Closings, TargetCo and the Company) and their respective shareholders have any liability to any Pre-Closing Holder or the Shareholders’ Representative in connection with any claims relating to any actual or alleged inaccuracy, miscalculations or other error in the amounts payable pursuant to any Spreadsheet (or any other failure by the Company or the Shareholders’ Representative to accurately prepare and calculate such amounts and the allocation set forth therein) or payments made by any of the Buyer Parties, the Company or otherwise in accordance therewith. Parent’s obligation to make any payments pursuant to Section 2.8 shall be deemed fulfilled to the extent such payments are made by the applicable Affiliate of Parent in accordance with the applicable Spreadsheet. Notwithstanding anything else to the contrary contained in this Agreement, (x) subject to clause (y), in no event shall the aggregate amount due to Pre-Closing Holders from any of the Buyer Parties as consideration for the Company Shares and Company Shares in connection with the Transactions exceed the aggregate amounts required to be paid or issued under Article II and (y) the Buyer Parties acknowledge and agree that the Company and the Shareholders’ Representative (including in preparation of the Spreadsheets) are relying on Parent’s calculation of Undisclosed and that the Buyer Parties may not rely on the accuracy of the Spreadsheets to the extent any error therein results from a failure of Parent’s calculation of the Undisclosed Shares to be accurate and complete in all respects, and nothing in this Section 7.12 shall prejudice any party’s rights with respect to such failure.
7.13   Expenses.   Unless otherwise expressly provided herein or in any other agreement entered into in connection with the Transactions, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions (including Transaction Expenses but excluding Parent Transaction Expenses) shall be paid by the party incurring such expense.
7.14   Parachute Payment Waivers.   At least one (1) Business Day prior to the Closing Date, the Company shall, in good faith, submit to the voting equityholders of the Company, for approval or disapproval in manner intended to comply with the requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations (the “Section 280G Vote”), a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits covered by a Section 280G Waiver (as defined below) that, separately or in the aggregate, would reasonably be expected to result in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code or that would subject the recipient to a Tax under Section 4999 of the Code as a result of the consummation of the Transactions (“Section 280G Payments”). Prior to soliciting the Section 280G Vote, the Company will use reasonable best efforts to obtain waivers of such Section 280G Payments from any Person otherwise entitled to Section 280G Payments (each, a “Section 280G Waiver”). Not less than three (3) Business Days prior to distributing any material related to the Section 280G Vote (including calculations, waivers, disclosure statement and consents), the Company shall provide Parent with drafts of such materials for prior reasonable review and comment, and shall consider in good faith all reasonable comments of Parent thereon. To the extent that there exists any Contract or plan entered into at or prior to the Closings by, or at the direction of, Parent or any of its Subsidiaries and any Person who is a “disqualified individual” (within the meaning of Section 280G of the Code) with respect to the Acquired Companies (the “Parent Arrangements”), not less than five (5) Business Days prior to finalization of the material relating to the Section 280G Vote, Parent shall provide the Company sufficient information in order for the Company to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated by the Parent Arrangements that may constitute “parachute payments”. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of this Section 7.14 due to a failure to include the Parent Arrangements in the materials distributed related to the Section 280G Vote due to Parent’s breach of its obligations under this Section 7.14. Prior to Closing the Company shall deliver to Parent evidence that (x) a vote of the Company’s equityholders was received in conformance with Section 280G of the Code and the regulations thereunder, or (y) such requisite Company equityholders approval has not been obtained with respect to the Section 280G Waiver, and, as a consequence, the Section 280G Payments have not been and shall not be paid or provided.
7.15   Corporate Matters.   The Company shall, at the Closings, deliver or otherwise make available to Parent, to the extent not already in the possession of the Acquired Companies, the minute books containing the records of proceedings, consents, actions and meetings of the Company Board, committees of the Company Board and shareholders of the Company and the stock ledgers, journals and other records reflecting all issuances and transfers of stock of the Company, in each case of the foregoing, to the extent in existence as of the Closings and pertaining to periods prior to the Closings.
7.16   Tax Matters.
(a)   Cooperation.   Parent, Shareholders’ Representative, the Sellers and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such Tax Return, audit, litigation, or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, the Sellers, Shareholders’ Representative, and the Company agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective Taxable periods, and to abide by all record retention agreements entered into with any Tax Authority.
(b)   Tax Returns.   The Buyer Parties shall prepare or cause to be prepared, and shall cause to be timely filed, all Pre-Closing Tax Returns of New BC and the Acquired Companies that are due after the Closing Date. Such Pre-Closing Tax Returns shall be prepared in accordance with past practice of the applicable Acquired Company, unless otherwise required by applicable Legal Requirements and (i) such Pre-Closing Tax Returns for Canadian resident corporations will include elections pursuant to subsection 256(9) of the Tax Act if so determined by Parent and (ii) the Buyer Parties, the Sellers, New BC and the Acquired Companies shall cooperate (and shall cause their Affiliates to cooperate) to make any available election to close the taxable year of any of the Acquired Companies that is treated as a foreign corporation for U.S. federal income tax purposes as of the Closing Date. The Buyer Parties shall provide the Shareholders’ Representative with a copy of each such Pre-Closing Tax Return that is due prior to the Determination Date (taking into account applicable extensions) at least fifteen (15) days prior to the filing of such Tax Return (or, if required to be filed within fifteen (15) days after the Closing Date, as soon as possible following the Closing Date). Parent shall consider in good faith any comments to such Pre-Closing Tax Returns as are reasonably requested by the Shareholders’ Representative.
(c)   Straddle Periods.   With respect to any Straddle Period, for purposes of determining the amount of Taxes attributable to the Pre-Closing Tax Period: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, such amount shall be equal to the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes, such amount shall be determined as though the Straddle Period ended based on a “closing of the books” as of the end of the day on the Closing Date.
(d)   Tax Sharing Agreements.   On or before the Closing Date, the Sellers shall terminate, or cause to be terminated, the rights and obligations of and each of the Acquired Companies with respect to any Tax Sharing Agreement or similar arrangement between any of the Acquired Companies, on the one hand, and any Seller or any of its other Affiliates, on the other hand. Neither the Sellers nor any of their Affiliates, on the one hand, nor the any of the Acquired Companies, on the other hand, shall have any rights or obligations with respect to one another after the Closings in respect of any such agreement or arrangement.
(e)   Transfer Taxes.   Notwithstanding anything to the contrary in this Agreement, all sales, use, transfer, real property transfer, registration, documentary, conveyance, goods and services, stamp, value added, or similar Taxes and related expenses (including the expense of preparing any associated Tax Return), fees and costs (including any penalties or interest) (“Transfer Taxes”) (i) imposed on or payable in connection with the Transactions contemplated by this Agreement, other than solely as a result of the Pre-Closing Restructuring, shall be borne by BidCo and (ii) imposed on or payable solely in connection with the Pre-Closing Restructuring shall be borne by the Sellers (including, for the avoidance of doubt and without limitation, any UK stamp duty or stamp duty reserve tax (and the costs of preparing and making any filings, claims or Returns in respect thereof) arising on any of the transactions entered into pursuant to the Pre-Closing Restructuring); provided, that the Buyer Parties acknowledge and agree that, in the absence of a breach of Section 3.14(y) or Section 6.2(n)(ii), no such UK stamp duty or stamp duty reserve tax is due and payable. Each of Sellers, Parent, and their respective Affiliates shall reasonably cooperate with respect to the filing of all Tax Returns relating to Transfer Taxes.
(f)   Intended Tax Treatment.   Each party hereto agrees to report the transactions contemplated by this Agreement on all Tax Returns in a manner consistent with the Intended Tax Treatment and no party to this Agreement will take a Tax reporting position inconsistent with that treatment unless otherwise required to do so pursuant to a change in applicable Tax law after the date of this Agreement or a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Tax law). In connection with the foregoing, (i) the designee of Holdings referenced in Section 2.1 and Section 2.5(a) will be, and will have been since its formation, treated as a corporation for U.S. federal income Tax purposes and (ii) Parent will have, and will retain for the taxable year that includes the Closing Date, control of the designee of Holdings referenced in Section 2.1 and 2.5(a) for purposes of Section 368(c).
(g)   Post-Closing Actions.   Notwithstanding anything to the contrary in this Agreement to the contrary, none of the Buyer Parties or any of their Affiliates shall (i) make any election under U.S. Treasury Regulation 301.7701-3 with an effective date with respect to any Acquired Company on or prior to the last day of the fiscal year with respect to such Acquired Company that includes the Closing Date or (ii) take any other action outside the ordinary course of business with respect to an Acquired Company that would increase the liability of any Seller (or any of its Affiliates or equity holders) for Taxes (including pursuant to Section 951 or 951A of the Code).
(h)   Mandatory Disclosure.   If, at any time after the Closing Date, the Shareholders’ Representative, on the one hand, or any Buyer Party, on the other hand, determines, or becomes aware that an “advisor” (as defined for purposes of section 237.3 or section 237.4 of the Tax Act) has determined, that the transaction contemplated by this Agreement, together with all transactions ancillary thereto, is subject to the reporting requirements under section 237.3 of the Tax Act or the notification requirements under section 237.4 of the Tax Act (or any comparable provisions under provincial tax legislation), including as a result of any future amendments or proposed amendments to such provisions (in this Section 7.16(h), the “Disclosure Requirements”), the Shareholders’ Representative or Buyer Party, as applicable, will promptly inform the other party of its intent, or its advisor’s intent, to comply with the Disclosure Requirements and such parties will cooperate in good faith with respect to preparing and filing the applicable information returns or notifications.
(i)   Options.   With respect to Company Vested Options (other than Company Vested Options to acquire non-qualified securities for purposes of the Tax Act) held by any holder that is resident in Canada or who is or was employed in Canada, in each case, for purposes of the Tax Act, the Company will elect pursuant to subsection 110(1.1) of the Tax Act and the equivalent provisions of any applicable provincial tax legislation, in prescribed form, in respect of each such employee’s Company Vested Options surrendered pursuant to this Agreement (and the Company will file such election with the applicable tax authority), that neither the Company, nor any person who does not deal at arm’s length (within the meaning of the Tax Act) with the Company, will deduct, in computing income for the purposes of the Tax Act, any amount in respect of the amounts paid to such employee holders of Company Vested Options pursuant to Section 2.5(c)(i) in consideration for the surrender and cancellation of its Company Vested Options and the Company will provide such holders of Company Vested Options with evidence in writing of such election.
7.17   Directors’ and Officers’ Indemnification.
(a)   From and after the Closings, Parent agrees that it will cause the Acquired Companies to indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission by such Company Indemnified Party in his or her capacity as (or otherwise arising out of or pertaining to his or her status as) a Company Indemnified Party at or prior to the Closings, whether asserted or claimed prior to, at or after the Closings, to the fullest extent that any Acquired Company, as the case may be, would have been permitted under applicable Legal Requirements and its respective Governing Documents in effect on the date of this Agreement to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under applicable Legal Requirements). Without limiting the foregoing, all rights to indemnification and exculpation from liabilities for and advancement of expenses with respect to acts or omissions occurring at or prior to the Closing Date existing in favor of any Persons who are or were current or former directors or officers of any of the Acquired Companies or who are or were serving at the request of any Acquired Company as a director, officer or manager of another Person (each, a “Company Indemnified Party”) as provided in the Company’s certificate of incorporation, the Company’s bylaws, the Governing Documents of the Acquired Companies other than the Company or in separate agreements between any Acquired Company and individual officers and directors, shall continue, and, after the Closings, Parent will fulfill and honor in all respects such obligations in accordance with the terms thereof in each case in effect on the Agreement Date (or entered into following the Agreement Date in accordance with this Agreement), and such rights will continue in full force and effect, for a period of six (6) years following the Closing Date, in accordance with their respective terms and shall not be amended, repealed or modified for a period of six (6) years following the Closing Date in any matter that adversely affects any Company Indemnified Party. Any Company Indemnified Party wishing to claim indemnification under this Section 7.17, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Company; provided that the failure to so notify shall not affect the obligations of Parent or the Company under this Section 7.17 except (and only) to the extent such failure to notify materially prejudices the Company.
(b)   Prior to the Closing Date, the Company will purchase a directors’ and officers’ and fiduciary liability run-off/tail insurance coverage, which by its terms shall survive the Closings and shall provide run-off coverage for not less than six (6) years following the Closing Date, having limits, terms and conditions no less favorable in all material respects than the terms of the directors’ and officers’ and fiduciary liability insurance policies currently maintained by the Company and each of its Subsidiaries and to cause such insurance to be bound not later than the Closing Date (the “D&O Insurance”); provided, that in no event shall the cost of the D&O Insurance exceed 300% of the current aggregate annual premium paid by the Company for such policies currently maintained by the Company and its Subsidiaries; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Parent shall, and shall cause the Acquired Companies, to maintain the D&O Insurance in full force and effect during the term of the D&O Insurance without modification or amendment.
(c)   The rights of indemnification, exculpation and advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which any Company Indemnified Party may at any time be entitled. No right or remedy herein conferred by this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity, under contract or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion of any other right or remedy. Parent hereby acknowledges that certain Company Indemnified Parties have or may, in the future, have certain rights to indemnification, exculpation, advancement of expenses and/or insurance provided by Persons other than the Acquired Companies (collectively, including the Sellers and their respective general partners, “Other Indemnitors”). Parent hereby agrees that, with respect to any advancement or indemnification obligation owed, at any time, to a Company Indemnified Party by any Buyer Party, any Acquired Company or any Other Indemnitor, whether pursuant to any Governing Document, indemnification agreement or other document or agreement and/or pursuant to this Section 7.17 (any of the foregoing, an “Indemnification Obligation”), after the Closing, Parent shall cause the Acquired Companies to, (i) jointly and severally, and at all times, be the indemnitors of first resort (i.e., Parent’s and the Acquired Companies’ obligations to a Company Indemnified Party shall be primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a Company Indemnified Party shall be secondary) and (ii) at all times, be required to advance, and shall be liable, jointly and severally, for, the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any Indemnification Obligation, without regard to any rights that a Company Indemnified Party may have against the Other Indemnitors. Furthermore, each of Parent and the Company, on behalf of itself and its Subsidiaries, irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims (x) against the Other Indemnitors for contribution, subrogation, indemnification or any other recovery of any kind in respect thereof and (y) that the Company Indemnified Party must seek expense advancement, reimbursement or indemnification from any Other Indemnitor before Parent or any Acquired Company must perform its Indemnification Obligations. Parent hereby further agrees that no advancement, indemnification, exculpation or other payment by the Other Indemnitors on behalf of a Company Indemnified Party with respect to any claim for which a Company Indemnified Party has sought indemnification from Parent or any Acquired Company shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement, indemnification or other payment to all of the rights of recovery of such Company Indemnified Party against Parent or any Acquired Company, and Parent and the Acquired Companies shall jointly and severally indemnify and hold harmless the Other Indemnitors against such amounts actually paid by the Other Indemnitors to or on behalf of such Company Indemnified Party to the extent such amounts would have otherwise been payable by Parent or any Acquired Company under any Indemnification Obligation.
(d)   This Section 7.17 shall survive the consummation of the Transactions and is intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, his or her heirs and representatives and the Acquired Companies (whether or not parties to this Agreement) and shall not be amended on or after the Closings without the consent of all Company Indemnified Parties. The rights pursuant to this Section 7.17 shall be in addition to any rights such persons may have under the Company Certificate of Incorporation or Company Bylaws or the certificate of incorporation, bylaws or other Governing Documents of any Subsidiary of the Company, or under applicable Legal Requirements or under any agreement of any Company Indemnified Party with the Company or any of its Subsidiaries. If Parent or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that such successors and assigns assume the obligations set forth in this Section 7.17.
7.18   R&W Policy.
(a)   The Buyer Parties have a bound and incepted Buy-Side Representation and Warranty Insurance Policy, which includes, among other things, an express waiver of rights of or via subrogation, contribution or otherwise against any of the Pre-Closing Holders, their respective Affiliates, and each of their respective past, present or future directors, officers, employees, advisors, agents, managers, attorneys, partners, and representatives (collectively, the “R&W Subrogation Beneficiaries”), except and only to the extent of Fraud committed by such Person, with foregoing Persons being express third party beneficiaries of such anti-subrogation provision (the “R&W Policy”). The foregoing subrogation provision of the R&W Policy, shall not be in any way amended, modified, supplemented, terminated, waived, or otherwise revised, and no amendment, modification, supplementation, termination, waiver or revision shall be effective, without the express written consent of the Shareholders’ Representative. The Buyer Parties shall be responsible for all costs of acquiring the R&W Policy (including any premiums, broker fees and commissions, underwriting fees, Taxes, and any other insurer or broker charges or fees required by applicable law).
(b)   The parties hereto acknowledge and agree that the failure by the Buyer Parties to obtain and/or maintain the R&W Policy in accordance with this Section 7.18 shall not in any manner increase the liability of any of the Pre-Closing Holders or the Company otherwise applicable hereunder and, in the event of such failure to obtain and/or maintain the R&W Policy, the cost to purchase such insurance policy shall not be considered a Transaction Expense.
7.19   Employees and Employee Benefits.
(a)   For at least one (1) year following the Closing Date, the Company shall provide or cause to be provided to all Continuing Employees (i) a rate of base salary, wages and annual target cash incentive compensation opportunities (excluding, for the avoidance of doubt, any equity or equity-based compensation or opportunities and any change in control compensation opportunities) that, in each case, is not less favorable than the rate of base salary, wages and annual target cash incentive compensation opportunities paid by the Company or its Affiliates immediately prior to the Closing Date and (ii) other benefits (but excluding any defined benefit pension, retiree health benefits, deferred compensation, equity or equity-based or severance benefits) that are at levels that are substantially similar in the aggregate to those in effect for such Continuing Employee immediately prior to the Closing Date.
(b)   Following the Closing Date, Parent shall use commercially reasonable efforts to (i) ensure, or cause to ensure, that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries under any welfare benefit plans in which such Continuing Employees or their dependents or beneficiaries may be eligible to participate, and (ii) provide or cause to be provided that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Closing Date shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans.
(c)   With respect to each employee benefit plan, policy or practice, including severance, vacation and paid time off plans, policies or practices, sponsored or maintained by Parent or its Affiliates (including the Company following the Closings), Parent shall use commercially reasonable efforts to grant, or cause to be granted to, all Continuing Employees from and after the Closing Date credit for all service with the Company and its predecessors prior to the Closing Date for purposes of eligibility to participate, vesting credit, eligibility to commence benefits with respect to severance, vacation benefits and Company Employee Plans only, and with respect to Company Employee Plans only, benefit accrual, but excluding benefit accrual under any defined benefit pension plan and any such credit that would result in a duplication of benefits. To the extent included in Net Working Capital, Parent shall recognize all earned but unused paid vacation, sick leave, and other paid time off of the Continuing Employees as of the Closings and allow the Continuing Employees to use such earned but unused paid time off in accordance with the terms of the applicable Company Employee Plan as in effect immediately prior to the Closings. The Company shall provide Parent or its designee with all material information reasonably requested and necessary to allow Parent or its designee to comply with such obligation.
(d)   Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Company or any Subsidiary or any of their respective Affiliates, or shall interfere with or restrict in any way the rights of Parent, the Company or any Subsidiary or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee or other service provider at any time for any reason whatsoever, with or without cause, subject to applicable Legal Requirements. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Company or any Subsidiary or any of their respective Affiliates; or (ii) alter or limit the ability of Parent, the Company or any Subsidiary or any of their respective Affiliates to amend, modify or terminate any “employee benefit plan” as defined in Section 3(3) of ERISA or any other compensation or benefit or employment plan, program, agreement or arrangement after the Closing Date. The provisions of this Section 7.19 are for the sole benefit of the parties to this Agreement, and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company or any of its Affiliates), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies, including with respect to the matters provided for in this Section 7.19 under or by reason of any provision of this Agreement.
(e)   If and to the extent that any transaction or retention bonus amount included in Actual Transaction Expenses as finally determined is forfeited by the recipient of the applicable bonus and not actually paid by the Parent or its Subsidiary (a “Forfeited Bonus”), BidCo shall promptly deliver to each Seller, to the account of such Seller set forth in such Seller’s Letter of Transmittal by wire transfer of immediately available funds, and each Company Optionholder (through the payroll system of BidCo or its Subsidiary and less any Taxes required by applicable law to be withheld therefrom) such Seller’s or Company Optionholder’s Pro Rata Excess Adjustment Share of an amount equal to the amount of such Forfeited Bonus (together with the amount of any employer social security, Medicare, unemployment or other employment or payroll Tax or similar Tax with respect thereto that was included in Actual Transaction Expenses).
7.20   Interested Party Transactions.   On or prior to the Closings, the Company shall cause the termination, effective at or immediately prior to the Closings, of all Related Party Contracts, in each case, in its entirety without any ongoing liability or obligation of the Company from and after the Closings, except as set forth on Schedule 7.20 of the Company Disclosure Schedule, in each case, pursuant to documentation reasonably satisfactory to Parent.

7.21   Subscriptions.   Unless otherwise approved in writing by the Company (which approval shall not be unreasonably withheld, conditioned or delayed), and except for any of the following actions that would not (i) reasonably be expected to increase conditionality or impose any new obligation on the Company or Parent, (ii) reduce the PIPE Investment Amount or the subscription amount under any Subscription Agreement, (iii) reduce or impair the rights of Parent under any Subscription Agreement or (iv) otherwise expand, amend, modify or waive any provision of any Subscription Agreement in a manner that in any such case would reasonably be expected to (A) delay or make less likely the funding of all or any portion of the PIPE Investment Amount (or satisfaction of the conditions to the funding of the PIPE Investment Amount) on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the PIPE Investors or any other parties to the Subscription Agreements or (C) adversely affect the ability of Parent to timely consummate the Transactions and the other transactions contemplated hereby, Parent shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided that, in the case of any such assignment or transfer, the initial party to such Subscription Agreement remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Parent Common Stock contemplated thereby. Subject to the immediately preceding sentence and in the event that all conditions in the Subscription Agreements have been satisfied (other than those conditions that by their nature are to be satisfied at the Closings, which conditions are then capable of being satisfied), Parent shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its reasonable best efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Parent the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, Parent shall give the Company prompt (and, in any event within two (2) Business Days) written notice: (A) of any amendment to any Subscription Agreement; (B) of Parent’s knowledge of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement; (C) of the receipt of any written notice or other written or, to Parent’s knowledge, oral communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the aggregate subscription amounts on the terms, in the manner or from the PIPE Investors contemplated by the Subscription Agreements.
7.22   Pre-Closing Restructuring.
(a)   Subject to Schedule 7.22 of the Parent Disclosure Schedule, the Buyer Parties, PE Sellers, the Company and New BC shall use reasonable best efforts to effectuate the Pre-Closing Restructuring and the steps contemplated to take place following the Closings in the Pre-Closing Restructuring Plan (collective, the “Restructuring Plan”) in accordance with, and at or before the times referred to in, the Restructuring Plan. No more than thirty (30) days following the date of this Agreement, and subject in all respects to Schedule 7.22 of the Parent Disclosure Schedule, PE Sellers may amend the Restructuring Plan without the consent of Bidco; provided, however, that PE Sellers may not, without the prior written consent of Bidco (such consent not to be unreasonably withheld, conditioned or delayed), make any amendment to the Restructuring Plan if any such proposed amendment to the Restructuring Plan would reasonably be expected to (a) cause any Buyer Party or the Acquired Companies to violate any Legal Requirement or Contract in any material respect, (b) cause any representation or warranty set forth in this Agreement of any PE Seller to become untrue or incorrect, (c) create or give rise to any loans or balances (i) between any of the Acquired Companies if settling such loan or balance after the Closings would reasonably be expected to result in any incremental Tax or other cost for the Buyer Parties or the Acquired Companies or (ii) between any Acquired Company, on the one hand, and any PE Seller or any of its Affiliates (other than the Acquired Companies), on the other hand, that would not be canceled or terminated in accordance with Section 7.20 at or before the Closings pursuant to this Agreement, (d) involve entering into any covenant or agreement with any Governmental Entity that would impact any Buyer Party or the Acquired Companies in any material respect at any time following the Closings, (e) have a material adverse Tax impact on any Buyer Party or the Acquired Companies, or (f) materially delay the implementation of the Restructuring Plan beyond any timing requirements specifically set forth therein (any amendment described in this sentence, a “Seller Restructuring Amendment”). PE Sellers shall in good faith consult with the Buyer Parties as to each amendment to the Restructuring Plan proposed by PE Sellers (whether or not Bidco’s consent is required). In the event the Restructuring Plan is modified in accordance with this Section 7.22, Exhibit A shall be deemed to be automatically amended to reflect such modifications to the extent applicable. PE Sellers shall (1) keep the Buyer Parties reasonably informed, including at the Buyer Parties’ request, of the status of the Restructuring Plan, (2) provide Buyer Parties with a reasonable opportunity to review and comment, which comments, if any, PE Sellers shall reasonably consider, on the material documents intended by PE Sellers to effect the Restructuring Plan and (3) without limiting the foregoing, revise such documents to reflect reasonable comments from the Buyer Parties with respect to (I) any governing or organizational documents of any of Acquired Companies formed or amended in connection with the Restructuring Plan, or (II) any document pursuant to which the Acquired Companies would have any right or obligation following the Closings, in each case, in this clause (3) to the extent the Buyer Parties believes in good faith that such comments are necessary to avoid an adverse effect to the Buyer Parties or the Acquired Companies.
(b)   The parties agree to the covenants set forth on Schedule 7.22.
7.23   Management Stockholders.   As promptly as practicable following the Agreement Date (and in any event within ten (10) Business Days after the Agreement Date), the PE Sellers and the Company shall timely distribute or cause to be distributed: (a) to each Management Stockholder, a letter of transmittal, substantially in the form attached hereto as Exhibit H (each, a “Letter of Transmittal”), (b) to each Management Stockholder that has indicated to the Company that such Person is an accredited investor or that the Company otherwise reasonably believes to be an “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act and under Part 2 of National Instrument 45 – 106 — Prospectus Exemptions, as applicable), in each case, as of the Agreement Date, an investor questionnaire in the form attached hereto as Exhibit F, and (c) to each Management Stockholder, instructions for returning such Letter of Transmittal, investor questionnaire and surrender of such Management Stockholders’ Company Shares in exchange for the Per Share Consideration. The PE Sellers and the Company shall use commercially reasonable efforts to obtain prior to the Closings such executed Letters of Transmittal and investor questionnaires from such Management Stockholders.
7.24    Virtual Data Room.   The Company shall cause the virtual data room “Husky Data Room” hosted by Intralinks in connection with the Transactions to remain accessible until the Closings. Parent shall cause the virtual data room “CompoSecure Diligence” hosted by Datasite in connection with the Transactions to remain accessible until the Closings. At or prior to the Closings: (i) Parent shall deliver or cause to be delivered to the Shareholders’ Representative five (5) copies of the virtual data room “Husky Data Room” hosted by Datasite in connection with the Transactions in a DVD-ROM or flash storage device format or, alternatively, a copy of such dataroom by transmission of an electronic ZIP or similar file, or such other format to be mutually agreed; and (ii) the Shareholders’ Representative shall deliver or cause to be delivered to the Buyer Parties five (5) copies of the virtual data room “CompoSecure Diligence” hosted by Intralinks in connection with the Transactions in a DVD-ROM or flash storage device format or, alternatively, a copy of such dataroom by transmission of an electronic ZIP or similar file, or such other format to be mutually agreed.
7.25   Section 16 Matters.   Prior to the Closings, the parties shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.
7.26   Retention of Books and Records.   Parent shall cause the Acquired Companies to retain all books, ledgers, files, reports, plans, records and any other documents pertaining to the Acquired Companies in existence at the Closings that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date (or, if later with respect to Tax matters, until sixty (60) days after the expiration of the applicable statute of limitations), and to make the same available after the Closings for inspection and copying by the Shareholders’ Representative or its representatives, at the Shareholders’

Representative’s expense, during regular business hours and upon reasonable request and upon reasonable advance notice. Notwithstanding anything contained in this Agreement to the contrary, Parent shall not have any obligation to cause the Acquired Companies to provide the Shareholders’ Representative or its representatives with any such access or information which Parent determines in good faith cannot be disclosed without (i) violating applicable Legal Requirements or obligations of confidentiality, (ii) contravening any contract entered into by the Acquired Companies prior to the date of this Agreement, or (iii) waiving applicable attorney-client privilege or attorney work-product privilege; provided, however, that Parent will cause the Acquired Company to use reasonable best efforts to identify and pursue a legally permissible method of providing such disclosure in a manner that does not result in the violation of such obligations or waiver of applicable privilege. After such seven (7) year or longer period, before Parent or any Acquired Company may dispose of any such books and records, Parent shall give at least ninety (90) days’ prior written notice of such intention to dispose to the Shareholders’ Representative, and the Shareholders’ Representative shall be given an opportunity, at its cost and expense, to retain copies of all or any part of such books and records as it may elect.
7.27   Balance Sheet.   At least two (2) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a good faith estimate (taking into account the Accounting Principles) of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the “Estimated Balance Sheet”).
ARTICLE VIII
Conditions to the Transactions
8.1   Conditions to Obligations of Each Party to Effect the Transactions.   The respective obligations of each party hereto to consummate the Transactions shall be subject to the satisfaction as of the Closings of each of the following conditions:
(a)   Parent Stockholder Approval.   The Parent Stockholder Approval shall have been obtained.
(b)   Illegality.   No temporary restraining order, preliminary or permanent injunction or other order, in each case, issued by any court of competent jurisdiction or other Governmental Entity, preventing the consummation of the Transactions shall be in effect, and (after the Agreement Date) no new law or regulation shall have been enacted, and no Specified Illegality (as defined in Schedule 8.1(b)) shall have arisen, in each case, which makes the consummation of the Transactions illegal or results in a Burdensome Condition (unless such Burdensome Condition was agreed to in connection with obtaining a Regulatory Consent).
(c)   Regulatory Consents.   All Regulatory Consents set forth on Schedule 8.1(c) of the Company Disclosure Schedule shall have been obtained or terminated or shall have expired, as applicable, including expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act in each case, without the imposition of a Burdensome Condition (unless such Burdensome Condition was agreed to in connection with obtaining a Regulatory Consent).
(d)   NYSE Listing.   The shares of Parent Common Stock to be issued pursuant to this Agreement and the Subscription Agreements shall have been authorized for listing on NYSE, subject to official notice of issuance.
(e)   Pre-Closing Restructuring.   Subject to Schedule 7.22 of the Parent Disclosure Schedule, the Pre-Closing Restructuring shall have been completed in all respects in accordance with the terms of the Pre-Closing Restructuring (as the same may be amended in accordance with this Agreement).
8.2   Additional Conditions to Obligations of the Sellers, the Company and New BC.   The obligations of the Sellers, the Company and New BC to consummate the Transactions shall be subject to the satisfaction as of the Closings of each of the following additional conditions (it being understood that each such condition is solely for the benefit of the Sellers, the Company and New BC and may be waived by the Shareholders’ Representative in writing in its sole discretion without notice or Liability to any Person):
(a)   Representations, Warranties and Covenants.   (i) The representations and warranties of the Buyer Parties in this Agreement (other than the representations and warranties set forth in Section 5.1

(Organization and Standing), Section 5.2(a) (Authority), Section 5.3 (Capitalization), Section 5.12(b) (Absence of Certain Changes) and Section 5.19 (Transaction Fees)), disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) the representations and warranties of the Buyer Parties set forth in Section 5.1 (Organization and Standing), Section 5.2(a) (Authority), Section 5.3 (Capitalization) and Section 5.19 (Transaction Fees) shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date) and (iii) the representations and warranties of the Buyer Parties set forth in Section 5.12(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date. Each of the Buyer Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closings.
(b)   Receipt of Closing Deliveries.   The Company or New BC shall have received each of the agreements, instruments and other documents set forth in Section 2.4(a).
(c)   No Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred and be continuing any Parent Material Adverse Effect.
(d)   Investor Directors.   Parent shall have taken all actions necessary such that, immediately following the Closings, the Investor Designees (as defined in the Investor Rights Agreement) specified in the Investor Rights Agreement shall be directors on the Parent Board.
8.3   Additional Conditions to the Obligations of the Buyer Parties.   The obligations of the Buyer Parties to consummate the Transactions shall be subject to the satisfaction as of the Closings of each of the following additional conditions (it being understood that each such condition is solely for the benefit of the Buyer Parties and may be waived by Parent in writing in its sole discretion without notice or Liability to any Person):
(a)   Representations, Warranties and Covenants.   (i) The representations and warranties of the Sellers, the Company and New BC in this Agreement (other than the representations and warranties set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Subsidiaries), Section 3.3 (Capital Structure), Section 3.4(a) (Authority), Section 3.7(b) (Absence of Certain Changes), Section 3.19 (Brokers), Section 4.1 (Organization, Standing and Organizational Power), Section 4.2(a) (Authority) and Section 4.3 (Ownership of TargetCo Units and Company Shares)), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties of the Sellers, the Company and New BC set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Subsidiaries), Section 3.3 (Capital Structure), Section 3.4(a) (Authority), Section 3.19 (Brokers), Section 4.1 (Organization, Standing and Organizational Power), Section 4.2(a) (Authority) and Section 4.3 (Ownership of TargetCo Units and Company Shares) shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date), and (iii) the representations and warranties of the

Company set forth in Section 3.7(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date. The Company and New BC shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by the Company or New BC, as applicable, at or prior to the Closings.
(b)   Receipt of Closing Deliveries.   Parent shall have received each of the agreements, instruments and other documents set forth in Section 2.4(b) (other than the documents set forth in Sections 2.4(b)(ii), 2.4(b)(ix), 2.4(b)(x) and 2.4(b)(xii)).
(c)   Insurance Policies.   Prior to or on the Closing Date, the Company shall have purchased the D&O Insurance.
(d)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.
8.4   Waiver of Conditions; Frustration of Conditions.   All conditions to the Closings shall be deemed to have been satisfied or waived from and after the Closings. None of the Sellers or any Buyer Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of the Company or the Sellers, on the one hand, or any Buyer Party, on the other hand, respectively, to (i) use reasonable best efforts to consummate the Transactions and (ii) otherwise comply with its obligations under this Agreement.
ARTICLE IX
Termination, Amendment and Waiver
9.1   Termination.   At any time prior to the Closings, this Agreement may be terminated and the Transactions abandoned by any of the following:
(a)   by mutual written consent of the Shareholders’ Representative and Parent;
(b)   by either Parent or the Shareholders’ Representative, by written notice to the other party, if the Closing Date shall not have occurred on or before the date that is six (6) months after the Agreement Date or such other date that Parent and the Company may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this clause (b) of Section 9.1 shall not be available to any party whose Willful Breach of this Agreement has resulted in the failure of the Closings to occur on or before the Termination Date;
(c)   by either Parent or the Shareholders’ Representative, by written notice to the other party, if any permanent injunction or other order of a Governmental Entity of competent authority preventing the consummation of the Transactions shall have become final and nonappealable;
(d)   by either Parent or the Shareholders’ Representative, by written notice to the other party, if the vote of the Parent Stockholders with respect to the Parent Stock Issuance has been taken and completed at the Parent Stockholders Meeting (including any adjournment thereof) and the Parent Stockholder Approval shall not have been obtained;
(e)   by Parent, by written notice to the Shareholders’ Representative, if any of the Sellers or the Company shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured by the earlier of (i) fifteen (15) Business Days after receipt by the Shareholders’ Representative of written notice of such breach and (ii) the Termination Date (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closings, such breach would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.3 to be satisfied; provided, that none of the Buyer Parties is then in breach of any representation, warranty, covenant or agreement contained herein and of the Closings, such breach would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.2 to be satisfied; or
(f)   by the Shareholders’ Representative, by written notice to Parent, if any of the Buyer Parties shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured by the earlier of (i) fifteen (15) Business Days after receipt by Parent of written notice of such breach and (ii) the Termination Date (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and as of the Closings, such breach would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.2 to be satisfied; provided, that none of the Sellers or the Company is then in breach of any representation, warranty, covenant or agreement contained herein and of the Closings, such breach would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.3 to be satisfied.
9.2   Effect of Termination.
(a)   In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers, directors, stockholders or affiliates; provided, however, that (a) the provisions of Sections 7.7(d) and 7.7(e) (Cooperation Regarding Financial Information and Financing Matters), this Section 9.2 (Effect of Termination) (including, for the avoidance of doubt, Section 9.2(b) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from liability in connection with any intentional and willful breach of such party’s representations, warranties, covenants or other provisions contained herein (a “Willful Breach”) or Fraud; provided, further, that if such termination shall result from Willful Breach or Fraud by any party hereto of any representation, warranty, covenant or other provision contained herein, the parties hereto acknowledge and agree that recourse for such Willful Breach or Fraud shall not be limited to reimbursement of expenses or out-of-pocket costs and may include, to the extent proven, the benefit of the bargain lost by a party’s direct or indirect equityholders (taking into consideration relevant matters, including other combination opportunities and the time value of money).
(b)   In the event that either the Shareholders’ Representative or Parent terminates this Agreement (i) pursuant to Section 9.1(d) or (ii) pursuant to Section 9.1(b) and (in the case of this clause (ii) at the time of such termination, either party could have terminated this Agreement pursuant to Section 9.1(d), then Parent shall reimburse the Company for all of its (and its Affiliates’) reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the Transactions through the date of such termination (collectively “Reimbursable Expenses”), as promptly as reasonably practicable (and, in any event, within three (3) Business Days following receipt from the Shareholders’ Representative of the amounts of such Reimbursable Expenses), by wire transfer of immediately available funds to an account designated by the Company.
9.3   Amendment.   Subject to the provisions of applicable Legal Requirements, this Agreement may be amended at any time by the parties hereto by, and only by, an instrument in writing signed on behalf of each of Parent and the Shareholders’ Representative.
9.4   Extension; Waiver.   At any time, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.
ARTICLE X
Survival; Shareholders’ Representative
10.1   Survival of Representations and Warranties and Covenants.   The covenants and agreements set forth in this Agreement that by their terms contemplate performance in whole or in part after the Closings shall survive the Closings in accordance with their respective terms solely with respect to performance after the Closings. All representations and warranties and all other covenants and agreements set forth in this

Agreement (and with respect to performance at or prior to the Closing, all covenants and agreements set forth in this Agreement) shall terminate at and not survive the Closings, and there shall be no liability after the Closings in respect thereof, except in the case of Fraud. Without limiting the generality of the foregoing or anything else in this Agreement, from and after the Closings (other than in the case of Fraud), Parent, on behalf of itself, its Affiliates, and its and their respective representatives, hereby fully, unconditionally and irrevocably waives (and discharges and releases the Company, its Affiliates and its and their respective representatives, and its and their respective successors and assignees for) any and all claims, demands, torts, liens, suits, actions, causes of action, debts, damages, obligations, liabilities and rights whatsoever, at law or in equity, whether known or unknown, suspected or unsuspected, now existing or which may hereafter accrue, directly or indirectly, arising out of or related to the Transactions, other than with respect to any covenants or agreements to the extent they expressly survive the Closings pursuant to this Section 10.1. Parent shall not make, and Parent shall not permit any of its Affiliates or representatives to make, any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against any of the Company, its Affiliates and its and their respective representatives, and its and their respective successors and assignees, with respect to any liabilities or other items released pursuant to this Section 10.1.
10.2   Shareholders’ Representative.
(a)   At the Closings, by virtue of the approval of the Transactions and this Agreement by the Pre-Closing Holders and without any further action of any of the Pre-Closing Holders or the Company, Platinum Equity Advisors, LLC, a Delaware limited liability company, shall be constituted and appointed as the Shareholders’ Representative. For purposes of this Agreement, the term “Shareholders’ Representative” shall mean the exclusive agent and attorney-in-fact for and on behalf of the Pre-Closing Holders under this Agreement to: (i) give and receive notices and communications to or from Parent (on behalf of itself of any other Buyer Party) relating to this Agreement or any of the Transactions and other matters contemplated hereby (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by such Pre-Closing Holders individually); (ii) object to claims asserted by Parent (on behalf of itself or any other Buyer Party) pursuant to the terms of this Agreement; (iii) consent or agree to, negotiate, enter into, or, if applicable, prosecute or defend, settlements and compromises of, and comply with orders of courts with respect to, such claims; (iv) consent or agree to any amendment to this Agreement; and (v) take all actions necessary or appropriate in the judgment of the Shareholders’ Representative in connection with this Agreement, in each case without having to seek or obtain the consent of any Person under any circumstance. Notwithstanding the foregoing, the Shareholders’ Representative shall have no obligation to act on behalf of the Pre-Closing Holders, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Shareholders’ Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule. The immunities and rights to indemnification shall survive the resignation or removal of the Shareholders’ Representative and the Closings and/or any termination of this Agreement. No bond shall be required of the Shareholders’ Representative. The powers, immunities and rights to indemnification granted to the Shareholders’ Representative Group (as defined below) hereunder are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of the respective Pre-Closing Holder and shall be binding on any successor thereto.
(b)   Neither the Shareholders’ Representative nor any of its members, managers, directors, officers, contractors, agents, employees or direct or indirect equityholders (collectively, the “Shareholders’ Representative Group”) shall be liable to any former holder of Company Shares or any Pre-Closing Holder for any act done or omitted hereunder while acting in good faith (and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith) and without gross negligence or willful misconduct. The Pre-Closing Holders shall severally indemnify and defend the Shareholders’ Representative Group and hold it harmless against any loss, liability, claim, damage, judgment, fine, amount paid in settlement, fee, cost or expense (including fees, disbursements and costs of skilled professionals and in connection with seeking recovery from insurers) (collectively, the “Shareholders’ Representative Expenses”) incurred without gross negligence, willful misconduct or bad faith on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Shareholders’ Representative. Such Shareholders’ Representative Expenses may be recovered by the Shareholders’ Representative first, from the Expense Fund, and second, directly from the Pre-Closing Holders, and such recovery will be made from the Pre-Closing Holders according to their respective Pro Rata Shares. The Pre-Closing Holders acknowledge and agree that the Shareholders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties. Furthermore, the Shareholders’ Representative shall not be required to take any action unless the Shareholders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Shareholders’ Representative against the costs, expenses and liabilities which may be incurred by the Shareholders’ Representative in performing such actions.
(c)   The Shareholders’ Representative shall have reasonable access to information about the Acquired Companies and the reasonable assistance of the Acquired Companies’ officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders’ Representative shall treat confidentially any nonpublic information from or about the Company in accordance with the confidentiality obligations set forth in the Confidentiality Agreement, mutatis mutandis
(d)   Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Shareholders’ Representative shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Pre-Closing Holders and shall be final, binding and conclusive upon each such Pre-Closing Holder and such Pre-Closing Holder’s successors as if expressly confirmed and ratified in writing by such Pre-Closing Holder, and all defenses which may be available to the Pre-Closing Holders to contest, negate or disaffirm any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Shareholders’ Representative taken in good faith under this Agreement are hereby waived. Each Buyer Party shall be entitled to rely conclusively (without further evidence of any kind whatsoever) upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Shareholders’ Representative as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the applicable Pre-Closing Holders. Parent and any other Buyer Party will not be obligated to inquire as to the authority of the Shareholders’ Representative with respect to the giving of any communication or the taking of any action that the Shareholders’ Representative gives or takes on behalf of any Pre-Closing Holder. For the avoidance of doubt, neither Parent, any other Buyer Party nor the Company shall be liable in any capacity for any claim filed by an Pre-Closing Holder against the Shareholders’ Representative or for any damages incurred by any Pre-Closing Holder in connection with any action taken, or failed to be taken, by the Shareholders’ Representative. The Shareholders’ Representative shall be entitled to: (i) rely upon the Spreadsheet, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Pre-Closing Holder or other party.
(e)   Parent acknowledges and agrees that the Shareholders’ Representative is not an agent of or responsible in any fiduciary capacity with respect to Parent.
(f)   Upon the Closings, Parent shall wire $2,000,000 (the “Expense Fund Amount”) to an account designated in writing by the Shareholders’ Representative at least two (2) Business Days prior to the Closing Date. The Expense Fund Amount shall be held by the Shareholders’ Representative (directly or through its agent) as agent and for the benefit of the Pre-Closing Holders and shall be used for the purposes of paying directly or reimbursing the Shareholders’ Representative for any Shareholders’ Representative Expenses incurred pursuant to this Agreement or any Shareholders’ Representative letter agreement (the “Expense Fund”). The Shareholders’ Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. As soon as reasonably determined by the Shareholders’ Representative that the Expense Fund is no longer required to be withheld, the Shareholders’ Representative shall distribute the remaining Expense Fund (if any) to the Pre-Closing Holders in accordance with each such Pre-Closing Holder’s Pro Rata Share (and in the case of a Company Optionholder, through the payroll system of BidCo or its Subsidiary and less any Taxes required by applicable law to be withheld therefrom).

ARTICLE XI
General Provisions
11.1   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via email (provided the sender does not receive email notification of failed transmission or delivery) to the applicable parties hereto at the following addresses, as applicable (or at such other address for a party as shall be specified by like notice); provided that with respect to notices delivered to the Shareholders’ Representative, such notices must be delivered solely via email:
(a)   if to the Buyer Parties, to:
CompoSecure, Inc.
309 Pierce Street
Somerset, NJ 08873
Attention: Thomas R. Knott, Chief Investment Officer
Email: [***]
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Scott A. Barshay; Laura C. Turano
Telephone No.: (212) 373-3000
Email: sbarshay@paulweiss.com; lturano@paulweiss.com
(b)   if to the Company, to:
c/o Platinum Equity Advisors, LLC
1 Greenwich Office Park
North Building, Floor 2
Greenwich, CT 06831
Attention: Louis Samson; Delara Zarrabi
Email: [***]
[***]
and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention: John Holland
Email: [***]
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention: David Brown; Victoria VanStekelenburg
Telephone No.: (202) 637-2200
Email: David.Brown@LW.com;
Victoria.VanStekelenburg@lw.com

(c)   if to the Shareholders’ Representative, to:
c/o Platinum Equity Advisors, LLC
1 Greenwich Office Park
North Building, Floor 2
Greenwich, CT 06831
Attention: Louis Samson; Delara Zarrabi
Email: [***]
[***]
and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention: John Holland
Email: [***]
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention: David Brown; Victoria VanStekelenburg
Telephone No.: (202) 637-2200
Email: David.Brown@LW.com;
Victoria.VanStekelenburg@lw.com
11.2   Interpretation.   When a reference is made in this Agreement to Articles, Sections or exhibits, such reference shall be to an Article or Section of, or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “made available,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete electronic copy of the information or material referred to shall have been (i) with respect to materials or information of any Seller or Acquired Company, made available prior to the date of this Agreement in the virtual data room “Husky Data Room” hosted by Intralinks in connection with the Transactions to which Parent and its designated representatives had access during such period, (ii) with respect to materials or information of any Buyer Party or any of its Subsidiaries, made available prior to the date of this Agreement in the virtual data room “CompoSecure Diligence” hosted by Datasite in connection with the Transactions to which the Company and its designated representatives had access during such period, or filed with or furnished to the SEC and available on EDGAR prior to such time and (iii) with respect to materials or information of any other Person, sent via email to the applicable other Person or one of its representatives at least twenty-four (24) hours immediately prior to the date of this Agreement. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; and (c) the terms “hereof,” “herein,” “hereunder”, “hereby” and derivative or similar words refer to this entire Agreement. For purposes of determining Company Options and New BC Shares that are outstanding or held as of immediately prior to the Closing, the Exercised Company Options will be considered exercised (and no longer held or outstanding) and the Restricted New BC Shares will be considered issued and outstanding (and held by the applicable Pre-Closing Holder), regardless of the fact that the exercise of Exercised Company Options is subject to the Closings occurring.
11.3   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. If any signature is delivered by PDF or electronic signature (including DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF or electronic signature were an original thereof.
11.4   Entire Agreement; Parties in Interest.   This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; and (b) except as expressly set forth in this Agreement, are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder; provided, that (i) the Company Indemnified Parties shall be express third party beneficiaries of, and have the right to enforce, Section 7.17; (ii) the R&W Subrogation Beneficiaries shall be express third party beneficiaries of, and have the right to enforce, Section 7.18(a); (iii) the Parent Releasees shall be express third party beneficiaries of, and have the right to enforce, Section 11.10; (iv) the Seller Releasees shall be express third party beneficiaries of, and have the right to enforce, Section 11.11; and (v) the Non-Recourse Parties shall be express third party beneficiaries of, and have the right to enforce, Section 11.11(a).
11.5   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of Parent (in the case of any assignment by any Seller or the Company) or the Shareholders’ Representative (in the case of any assignment by any Buyer Party), and any such assignment without such prior written consent shall be null and void; provided, however, (i) Parent may assign or delegate, in whole or in part, from time to time, any of its rights, obligation or liabilities under this Agreement to an Affiliate so long as such assignment does not alter the intended tax treatment set forth in Section 2.6 or result in incremental costs or expenses for which the Company Securityholders or Company Optionholders would be responsible; provided further that no such assignment shall relieve Parent of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent and (ii) the PE Sellers may assign or delegate, in whole or in part, from time to time, any of their rights, obligation or liabilities under this Agreement to one or more Affiliates, provided that no such assignment shall relieve any PE Seller of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to such PE Seller. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
11.6   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
11.7   Remedies Cumulative.   Except as otherwise provided or limited herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

11.8   Governing Law; Venue; Waiver of Jury Trial.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware, and in each case appellate courts therefrom (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions and other transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding by registered or certified mail in the manner provided in Section 11.1 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. Nothing herein shall affect the right of any party to commence Proceedings against any other party in any other jurisdiction to enforce Orders obtained in any Proceeding brought in accordance with this Section 11.8(a).
(b)   EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
11.9   Rules of Construction.   The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each exhibit attached hereto, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
11.10   Pre-Closing Holder Release.
(a)   Effective as of the Closings, each Pre-Closing Holder hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Parent Releasees of and from any and all Claims, and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of clauses (i) and (ii) that such Pre-Closing Holder may have had in the past, may now have or may have in the future against any of the Parent Releasees, under any Legal Requirement, on any ground whatsoever, directly or indirectly relating to or directly or indirectly arising out of (A) such Pre-Closing Holders’ status as a securityholder of the Company at or prior to the Closing or (B) the negotiation, execution or performance of this Agreement or the Transactions (including any representation or warranty made in, in connection with, or as an inducement to this Agreement) or the other agreements delivered or required to be delivered pursuant hereto.
(b)   Each Pre-Closing Holder hereby irrevocably covenants to refrain from asserting (for itself or in a representative capacity on behalf of others) any Claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Parent Releasee based upon any Claim released or purported to be released pursuant to this Section 11.10(a).
(c)   For the purpose of implementing a full and complete release and discharge of the Claims effected in this Section 11.10, each Pre-Closing Holder acknowledges that this Section 11.10 is intended to include in its effect Claims that each Pre-Closing Holder does not know or suspects to exist in its favor at the time of execution of this Agreement, and this Section 11.10 contemplates the extinguishment of all such Claims.

(d)   Nothing contained herein shall operate to release, and Claims for purposes of this Section 11.10 shall not include, (i) any rights or Claims available to any Pre-Closing Holder under or in connection with this Agreement or any agreement delivered pursuant hereto or any of the Transactions; (ii) any Pre-Closing Holder’s rights (A) subject to the provisions of Section 7.17, to indemnification, exculpation or advancement of expenses under the organizational documents of any Acquired Company or any separate agreement with any Acquired Company and (B) under the D&O Insurance; (iii) any rights available to any Pre-Closing Holder to receive salaries, bonuses and expenses that have accrued in respect of employment (or other contractor relationship) with any Acquired Company, other employment (or contractor)-based compensation or benefits pursuant to the terms of any Company Employee Plan or any statutory or other rights that are prohibited by Legal Requirements from being released, compromised or exchanged; and (iv) any rights available to any Pre-Closing Holder in the event a Claim is based on Fraud.
11.11   Parent Release.
(a)   Effective as of the Closings, each Buyer Party, on behalf of itself and each of the other Parent Releasees, hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Seller Releasees of and from any and all Claims, and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of clauses (i) and (ii) that such Parent Releasee may have had in the past, may now have or may have in the future against any of the Seller Releasees, under any Legal Requirement, on any ground whatsoever, directly or indirectly relating to or directly or indirectly arising out of (A) such Seller Releasee’s status as a direct or indirect securityholder of the Company at or prior to the Closing, (B) the ownership or operation of the Acquired Companies at or prior to the Closings or (C) the negotiation, execution or performance of this Agreement or the Transactions (including any representation or warranty made in, in connection with, or as an inducement to this Agreement) or the other agreements delivered or required to be delivered pursuant hereto.
(b)   Each Buyer Party, on behalf of itself and each of the other Parent Releasees, hereby irrevocably covenants to refrain from asserting (for itself or in a representative capacity on behalf of others) any Claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Seller Releasee based upon any Claim released or purported to be released pursuant to Section 11.11.
(c)   For the purpose of implementing a full and complete release and discharge of the Claims effected in this Section 11.11, each Buyer Party, on behalf of itself and each of the other Parent Releasees, acknowledges that this Section 11.11 is intended to include in its effect Claims that each Parent Releasee does not know or suspects to exist in its favor at the time of execution of this Agreement, and this Section 11.11 contemplates the extinguishment of all such Claims.
(d)   Nothing contained herein shall operate to release, and Claims for purposes of this Section 11.11 shall not include, (i) any rights or Claims available to any Parent Releasee under or in connection with this Agreement or any agreement delivered pursuant hereto or any of the Transactions; and (ii) any rights available to any Parent Releasee in the event a Claim is based on Fraud.
11.12   No Recourse.   This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Person. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken such named party in this Agreement and not otherwise), no past, present or future incorporator, member, partner, stockholder, Affiliate or advisor, or representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”), shall have any liability or obligation (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the named parties to this Agreement or of or for any Proceeding based on, arising out of or related to this Agreement or the transactions contemplated hereby.
11.13   Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.
(a)   Each Buyer Party acknowledges that Latham & Watkins LLP and Stikeman Elliott (“Prior Company Counsel”) have, on or prior to the Closing Date, represented one or more of the Sellers, the Acquired Companies and other Affiliates, and their respective officers, directors, managers and employees (each such

Person, other than the Acquired Companies, a “Designated Person”) in one or more matters relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related a Proceeding arising under or related to this Agreement or such other agreements or in connection with such transactions) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (i) relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related to a Proceeding arising under or related to this Agreement or such other agreements or in connection with such transactions) and (ii) in which any Buyer Party or any of its Affiliates (including, after the Closings, the Acquired Companies), on the one hand, and one or more Designated Persons, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matter”), the Designated Persons reasonably anticipate that Prior Company Counsel will represent them in connection with such matters. Accordingly, each of the Buyer Parties and the Company hereby (A) waives and shall not assert, and agrees after the Closings to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to the representation by one or more Prior Company Counsel of one or more Designated Persons in connection with one or more Post-Closing Matters (the “Post-Closing Representations”), and (B) agrees that, in the event that a Post-Closing Matter arises, Prior Company Counsel may represent one or more Designated Persons in such Post-Closing Matter even though the interests of such Person(s) may be directly adverse to any Buyer Party or any of its Affiliates (including, after the Closings, the Acquired Companies), and even though Prior Company Counsel may have represented the Acquired Companies in a matter substantially related to such dispute. Without limiting the foregoing, each of the Buyer Parties and the Company (on behalf of itself and its Affiliates) consents to the disclosure by Prior Company Counsel to the Designated Persons of any information learned by Prior Company Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege of the Acquired Companies and/or Prior Company Counsel’s duty of confidentiality as to the Acquired Companies and whether or not such disclosure is made before or after the Closings.
(b)   Each of the Buyer Parties and the Company (on behalf of itself and its Affiliates) waives and shall not assert, and agrees after the Closings to cause its Affiliates to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication between any Prior Company Counsel, on the one hand, and any Designated Person or the Acquired Companies (collectively, the “Pre-Closing Designated Persons”), on the other hand, or any advice given to any Pre-Closing Designated Person by any Prior Company Counsel, occurring during one or more Existing Representations (collectively, “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of the Buyer Parties, the Company and their respective Affiliates, it being the intention of the parties hereto that all rights to such Pre-Closing Privileges, and all rights to waiver or otherwise control such Pre-Closing Privilege, shall be retained by the Sellers, and shall not pass to or be claimed or used by any Buyer Party or the Company, except as provided in the last sentence of this Section 11.13(b). Furthermore, each of the Buyer Parties and the Company (on behalf of itself and its Affiliates) acknowledges and agrees that any advice given to or communication with any of the Designated Persons shall not be subject to any joint privilege (whether or not any Acquired Company also received such advice or communication) and shall be owned solely by such Designated Persons. For the avoidance of doubt, in the event that a dispute arises between one or more of the Buyer Parties, the Company and their respective Affiliates, on the one hand, and any of the Designated Persons, on the other hand, then the Company shall make available to the Sellers, acting on behalf of the applicable Designated Persons, all books and records of the Acquired Companies relevant to the dispute, and the Company shall (and shall cause the other Acquired Companies to) waive any Pre-Closing Privileges of the Acquired Companies applicable to such books and records. Notwithstanding the foregoing, in the event that a dispute arises between any Buyer Party or any Acquired Company, on the one hand, and a third party other than a Designated Person, on the other hand, the Company shall (and shall cause the other Acquired Companies to) assert the Pre-Closing Privileges on behalf of the Designated Persons to prevent disclosure of Privileged Materials to such third party; provided, however, that such privilege may be waived only with the prior written consent of the Shareholders’ Representative, acting on behalf of the applicable Designated Person.
(c)   All such Pre-Closing Privileges, and all books and records and other documents of the Acquired Companies containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be excluded from the purchase, and shall be distributed to the Seller (on behalf of the applicable Designated Persons) immediately prior to the Closings with (in the case of such books and records)

no copies retained by the Acquired Companies. Absent the prior written consent of the Shareholders’ Representative, acting on behalf of the applicable Designated Persons, none of the Buyer Parties or (following the Closings) the Acquired Companies shall have a right of access to Privileged Materials.
(d)   Each Buyer Party hereby acknowledges that it has had the opportunity (including on behalf of its Affiliates and the Acquired Companies) to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Agreement, including the opportunity to consult with counsel other than Prior Company Counsel. This Section 11.13 shall be irrevocable, and no term of this Section 11.13 may be amended, waived or modified, without the prior written consent of the Shareholders’ Representative, acting on behalf of the applicable Designated Persons and their respective Affiliates and Prior Company Counsel affected thereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.
COMPOSECURE, INC.
By:
/s/ Thomas R. Knott

Name: Thomas R. Knott
Title:   Chief Investment Officer
FORGE NEW HOLDINGS, LLC
By:
/s/ Jonathan C. Wilk

Name: Jonathan C. Wilk
Title:   President
1561604 B.C. UNLIMITED
LIABILITY COMPANY
By:
/s/ Mary Holt

Name: Mary Holt
Title:   Director
[Signature Page to Share Purchase Agreement]

HUSKY TECHNOLOGIES LIMITED
By:
/s/ Mary Ann Sigler

Name: Mary Ann Sigler
Title:   President and Treasurer
FORGE US TOP, LLC
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   President and Treasurer
1561570 B.C. LTD.
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   President and Treasurer
PLATINUM EQUITY ADVISORS, LLC, solely in its capacity as the Shareholders’ Representative
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Chief Financial Officer
PLATINUM EQUITY CAPITAL PARTNERS INTERNATIONAL IV (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Vice President
[Signature Page to Share Purchase Agreement]

PLATINUM EQUITY CAPITAL QIQ PARTNERS INTERNATIONAL IV (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Vice President
PLATINUM TITAN PRINCIPALS INTERNATIONAL (CAYMAN), LLC
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its senior managing member
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Vice President
PLATINUM EQUITY TITAN CO-INVESTORS ONSHORE (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Vice President
[Signature Page to Share Purchase Agreement]

PLATINUM EQUITY TITAN CO-INVESTORS OFFSHORE (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title:   Vice President
[Signature Page to Share Purchase Agreement]

Management Sellers
Executed by proxy with respect to the above Sellers, solely as agent and attorney-in-fact, HUSKY TECHNOLOGIES LIMITED
By:
/s/ Mary Ann Sigler

Name: Mary Ann Sigler
Title:   President and Treasurer
[Signature Page to Share Purchase Agreement]

Exhibit A
Pre-Closing Restructuring
[See attached.]

Exhibit B
Investor Rights Agreement
[See attached.]

Exhibit C
Registration Rights Agreement
[See attached.]

Exhibit D
Amended and Restated Waiver Agreement
[See attached.]

Exhibit E
Management Agreement
[See attached.]

Exhibit F
Investor Questionnaire
[See attached.]

Exhibit G
Escrow Agreement
[See attached.]

Exhibit H
Form of Letter of Transmittal
[See attached.]

Exhibit I
Director and Officer Resignation List
[See attached.]

Exhibit J
Example Net Working Capital Schedule
[See attached.]

Exhibit K
Management Sellers
[See attached.]

Annex B
EXECUTION VERSION
VOTING AGREEMENT
This Voting Agreement (“Agreement”), dated as of November 2, 2025, is by and among Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Cayman”), Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE QIQ Cayman”), Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company (“PE Principals”), Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Onshore”), Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Offshore” and, together with PE Cayman, PE QIQ Cayman, PE Principals and PE Co-Invest Onshore, the “PE Sellers”), and each of Resolute Compo Holdings LLC, a Delaware limited liability company, Tungsten 2024 LLC, a Delaware limited liability company, and Ridge Valley LLC (each, a “Stockholder” and, if applicable, collectively, the “Stockholders”) and, solely for purposes of Section 10, CompoSecure, Inc., a Delaware corporation.
RECITALS
WHEREAS, concurrently herewith, CompoSecure, Inc., a Delaware corporation (“Parent”), Forge New Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Holdings”), 1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“BidCo”), the PE Sellers, Husky Technologies Limited, a corporation existing under the laws of the Province of British Columbia, 1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“New BC”), Forge US Top, LLC, a Delaware limited liability company (“TargetCo”), the Shareholders’ Representative (as defined in the Transaction Agreement) and the Management Sellers (as defined in the Transaction Agreement) (collectively with the PE Sellers, the “Sellers”) entered into a Share Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which (i) the PE Sellers will sell to Holdings, and Holdings will purchase from the PE Sellers, the TargetCo Units, and (ii) the Sellers will sell to BidCo, and BidCo will purchase from the Sellers, the New BC Shares (each as defined in the Transaction Agreement) on the Closing Date on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, as of the date of this Agreement, each Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.0001 per share, of Parent, as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Parent Common Stock (“Shares”) owned of record or beneficially by such Stockholder as of the date of this Agreement (with respect to each Stockholder, such Stockholder’s “Owned Shares” and, together with any additional Shares or other voting securities of Parent of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares or other similar transaction, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of the parties to the Transaction Agreement to enter into the Transaction Agreement and to proceed with the transactions contemplated by the Transaction Agreement, the Stockholders are entering into this Agreement; and
WHEREAS, the Stockholders acknowledge that each of the parties to the Transaction Agreement is entering into the Transaction Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Transaction Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Certain Definitions.   All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Transaction Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a)   “Termination Date” means the earliest to occur of: (i) the First Closing, (ii) the valid termination of the Transaction Agreement in accordance with its terms, (iii) the written consent of the Stockholders and the PE Sellers terminating this Agreement and (iv) the entry into any amendment, modification or waiver to any provision of the Transaction Agreement without the Stockholders’ written consent that amends, changes, or modifies any of the conditions to the Transactions in a manner that adversely affects any Stockholder in any material respect.
(b)   A Person will be deemed to have effected a “Transfer” of a Covered Share if such Person, whether voluntarily or involuntarily, directly or indirectly, (i) sells, pledges, assigns, gifts, grants an option with respect to, transfers, exchanges, converts, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of, or enters into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of a Covered Share or any interest in such security, (ii) creates or permits to exist any Encumbrances, other than Permitted Encumbrances (as defined below), on any of the Covered Shares, except which would not reasonably be expected to, either individually or in the aggregate, prevent, delay or impede the performance by such Person of any of its obligations hereunder so long as, if any involuntary Transfer of any of the Covered Shares shall occur as a result of such Encumbrance (including, but not limited to, a sale by the Stockholders’ trustees in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 11, (iii) deposits any of the Covered Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that (A) is inconsistent with this Agreement or (B) otherwise limits or affects any Stockholder’s power, authority or right to vote (or deliver a consent with respect to) any Covered Shares in accordance with this Agreement, or (iv) agrees or commits to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in a Stockholder by its equityholders shall not constitute a Transfer.
2.   Transfer Restrictions.   Except as provided hereunder or under the Transaction Agreement, from the date of this Agreement until the Termination Date, each Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Covered Shares or enter into any agreement relating thereto, except (a) for the Transfer of Covered Shares to any Affiliate or Subsidiary of such Stockholder; provided, that the recipient of the Covered Shares pursuant to such Transfer shall have executed and delivered to the PE Sellers a joinder to this Agreement pursuant to which such recipient shall be bound by all of the terms of this Agreement, (b) for the Transfer of Covered Shares to any custodian or nominee for the purpose of holding such Covered Shares for the account of such Stockholder (provided, that such Stockholder shall retain sole voting and investment control over such Covered Shares) or (c) with the PE Sellers’ prior written consent.
3.   Agreement to Vote; Closing Deliverables.
(a)   Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the Termination Date, at any annual or special meeting of the stockholders of Parent, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Parent, such Stockholder shall vote or cause to be voted, or deliver or cause to be delivered a written consent with respect to, all of such Stockholder’s Covered Shares:
(i)   in favor of approving the Parent Stock Issuance and any other matters required to be approved or adopted in order to effect the transactions contemplated by the Transaction Agreement (including any adjournment or postponement recommended by the PE Sellers with respect to any stockholder meeting with respect to the Transaction Agreement);
(ii)   against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Transaction Agreement, or of such Stockholder contained in this Agreement, or result in any of the conditions set forth in Article VIII of the Transaction Agreement not being satisfied on or before the Termination Date; and
(iii)   against any proposal, transaction, agreement or action made in opposition to or in competition with, or that would reasonably be expected to, either individually or in the aggregate, prevent, delay or impede the consummation of, the Transactions, including any action or proposal in favor of any Parent Acquisition Proposal, without regard to the terms of such Parent Acquisition Proposal.
(b)   Each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of Parent, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all of its Covered Shares in accordance with this Section 3.
(c)   Each Stockholder shall retain at all times the right to vote all of its Covered Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 3 that are at any time or from time to time presented for consideration to Parent’s stockholders generally. Nothing in this Agreement, including this Section 3, limits or restricts any Affiliate or designee of each Stockholder who serves as a member of Parent Board in taking, or refraining from taking, any action in his or her capacity as a director of Parent or any of Parent’s Subsidiaries and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of Parent and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director of Parent or any of Parent’s Subsidiaries.
(d)   At or prior to the Closings, the Stockholders shall deliver to the PE Sellers the First Amendment to Amended and Restated Waiver Agreement, in the form attached hereto as Schedule B, duly executed by Resolute Compo Holdings LLC and Tungsten 2024 LLC.
4.   No Inconsistent Agreements.   Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has (i) not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (ii) not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that (x) is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (y) otherwise limits or affects any Stockholder’s power, authority or right to vote (or deliver a consent with respect to) any Covered Shares in accordance with this Agreement and (b) has not taken, and shall not take, any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of such Stockholders’ obligations hereunder or the transactions contemplated by the Transaction Agreement.
5.   Non-Solicitation.   Each Stockholder hereby agrees not to, and agrees to cause its Affiliates and its and their respective Representatives not to, take any action which, were it taken by Parent or its Representatives, would violate Section 6.3(g) of the Transaction Agreement.
6.   Representations and Warranties of the Stockholders.   Each Stockholder, as to itself, hereby represents and warrants to the PE Sellers as follows:

(a)   Power; Organization; Binding Agreement.   Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership of similar equivalent action on the part of such Stockholder. Such Stockholder is duly organized, validly existing and in good standing under the applicable Legal Requirements of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by the PE Sellers, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
(b)   No Conflicts.   None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Encumbrance, other than a Permitted Encumbrance (as defined below), on any of the assets or properties of such Stockholder, (iii) violate any applicable Legal Requirements or Order or (iv) violate the Governing Documents of such Stockholder, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.
(c)   Absence of Litigation; Orders.   As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of such Stockholder, threatened against such Stockholder and (ii) neither such Stockholder nor any of its Subsidiaries is subject to any Order, and to the knowledge of such Stockholder, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.
(d)   Ownership of Covered Shares.   Such Stockholder is the record and beneficial owner of such Stockholder’s Owned Shares. All of such Stockholder’s Covered Shares are free and clear of any Encumbrances, except for any such Encumbrance that may be imposed pursuant to (x) this Agreement or (y) any applicable restrictions on transfer under the Securities Act or any state securities laws (collectively, “Permitted Encumbrances”), and no person has a right to acquire any of such Covered Shares. As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.
(e)   Voting Power.   Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case, with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(f)   Reliance by the PE Sellers.   Such Stockholder understands and acknowledges that the PE Sellers are entering into the Transaction Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
(g)   Consents and Approvals.   The execution and delivery of this Agreement by each Stockholder does not, and the performance by each such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC, compliance with any applicable requirements of federal securities laws or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.
7.    Representations and Warranties of the PE Sellers.   Each PE Seller, as to itself, hereby represents and warrants to the Stockholders as follows:
(a)   Power; Organization.   Such PE Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such PE Seller of this Agreement, and the consummation by such PE Seller of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such PE Seller. Such PE Seller is duly organized, validly existing and in good standing under the applicable Legal Requirements of its jurisdiction of formation.
(b)   Binding Agreement.   This Agreement has been duly executed and delivered by such PE Seller, and, assuming due authorization, execution and delivery by the Stockholders, this Agreement is enforceable against such PE Seller in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
(c)   No Conflicts.   None of the execution and delivery by such PE Seller of this Agreement, the performance by such PE Seller of its obligations hereunder or the consummation by such PE Seller of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such PE Seller is a party or by which such PE Seller may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Encumbrance, other than a Permitted Encumbrance, on any of the assets or properties of such PE Seller, (iii) violate any applicable Legal Requirements or Order or (iv) violate the Governing Documents of such PE Seller, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.
(d)   Absence of Litigation; Orders.   As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of such PE Seller, threatened against such PE Seller or any of its Subsidiaries and (ii) neither such PE Seller nor any of its Subsidiaries is subject to any Order, and to the knowledge of such PE Seller, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.
(e)   Consents and Approvals.   The execution and delivery of this Agreement by such PE Seller does not, and the performance by such PE Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such PE Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.
8.   Certain Restrictions.   Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Parent, (i) such acquired Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, (ii) the number of Shares held by such Stockholder will be deemed amended accordingly, (iii) such acquired Shares or voting interests will automatically become subject to the terms of this Agreement and (iv) such Stockholder shall promptly notify in writing the PE Sellers and Parent of any such event.
9.   Further Assurances.   Subject to the terms and conditions of this Agreement, upon request of another party hereto, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement.

10.    Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes and instructs Parent or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of Parent held of record by such Stockholder (and that this Agreement places limits on the voting and transfer of). Parent agrees that as promptly as practicable after the date of this Agreement, it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares.
11.   Termination.   This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate automatically without any notice or other action by any person and have no further force or effect as of the Termination Date; provided, that this Section 11 and Section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any breach of this Agreement prior to such termination.
12.   No Agreement until Executed.   This Agreement shall not be effective unless and until (i) the Transaction Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
13.   No Other Representations and Warranties.   The PE Sellers and the Stockholders acknowledge and agree that, except for the representations and warranties expressly set forth in Section 6 and Section 7 of this Agreement, none of the PE Sellers or the Stockholders makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. The PE Sellers and the Stockholders acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 6 and Section 7, as applicable.
14.   Miscellaneous.
(a)   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(b)   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
(c)   Amendment and Modification; Waiver.   this Agreement may be amended at any time by the parties hereto by, and only by, an instrument in writing signed on behalf of each of each of the parties hereto. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

(d)   Specific Performance.   Except as otherwise provided or limited herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
(e)   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via email (provided the sender does not receive email notification of failed transmission or delivery) to the applicable parties hereto at the following addresses, as applicable (or at such other address for a party as shall be specified by like notice):
if to the PE Sellers, to:
c/o Platinum Equity Advisors, LLC
1 Greenwich Office Park
North Building, Floor 2
Greenwich, CT 06831
Attention: Louis Samson; Delara Zarrabi
Email: [***]
and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention: John Holland
Email: [***]
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention: David Brown; Victoria VanStekelenburg
Telephone No.: (202) 637-2200
Email: David.Brown@LW.com; Victoria.VanStekelenburg@lw.com
if to the Stockholders, to such Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.
(f)   Entire Agreement; No Third Party Beneficiaries.   This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; and (b) except as expressly set forth in this Agreement, are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.
(g)   Governing Law; Venue; Waiver of Jury Trial.
(i)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware, and in each case appellate courts therefrom (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the other transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding by registered or certified mail in the manner provided in Section 14(e) or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. Nothing herein shall affect the right of any party to commence Proceedings against any other party in any other jurisdiction to enforce Orders obtained in any Proceeding brought in accordance with this Section 14(g)(i).
(ii)   EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(h)   Rules of Construction.   The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
(i)   Interpretation.   Section 11.2 of the Transaction Agreement is hereby incorporated by reference herein, mutatis mutandis.
(j)   Expenses.   Except as otherwise expressly provided in this Agreement or the Transaction Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
15.   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. If any signature is delivered by PDF or electronic signature (including DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF or electronic signature were an original thereof.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.
PLATINUM EQUITY CAPITAL PARTNERS INTERNATIONAL IV (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title: Vice President
PLATINUM EQUITY CAPITAL QIQ PARTNERS INTERNATIONAL IV (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title: Vice President
PLATINUM TITAN PRINCIPALS INTERNATIONAL (CAYMAN), LLC
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its senior managing member
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title: Vice President
[Signature Page to Voting Agreement]

PLATINUM EQUITY TITAN CO-INVESTORS ONSHORE (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title: Vice President
[Signature Page to Voting Agreement]

PLATINUM EQUITY TITAN CO-INVESTORS OFFSHORE (CAYMAN), L.P.
By: Platinum Equity Partners International IV (Cayman), L.P., its general partner
By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner
By:
/s/ Ty Renbarger

Name: Ty Renbarger
Title: Vice President
[Signature Page to Voting Agreement]

RESOLUTE COMPO HOLDINGS LLC
By:
/s/ John D. Cote

Name: John D. Cote
Title: John D. Cote, Manager of Tungsten 2024 LLC, its managing member
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott
[Signature Page to Voting Agreement]

TUNGSTEN 2024 LLC
By:
/s/ John D. Cote

Name: John D. Cote
Title: Manager
c/o Resolute Compo Holdings LLC
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott
[Signature Page to Voting Agreement]

RIDGE VALLEY LLC
By:
/s/ John D. Cote

Name: John D. Cote
Title: Manager
c/o Resolute Compo Holdings LLC
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott
[Signature Page to Voting Agreement]

COMPOSECURE, INC.
By:
/s/ Thomas R. Knott

Name: Thomas R. Knott
Title: Chief Investment Officer
[Signature Page to Voting Agreement]

Schedule A
Name of Stockholders	Parent Common Stock
Resolute Compo Holdings LLC	49,290,409
Tungsten 2024 LLC	646,893
Ridge Valley LLC	1,500,000

Annex C
AGREED FORM
INVESTOR RIGHTS AGREEMENT
Dated as of [•]

C-i

C-ii

INVESTOR RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), by and between CompoSecure, Inc., a Delaware corporation (“Compo PubCo”) and [•], a [•] (the “Investor”).
W I T N E S S E T H:
WHEREAS, on November 2, 2025, Compo PubCo, Forge New Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Compo PubCo (“Holdings”), 1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Compo PubCo (“BidCo”), the PE Sellers (as defined in the Transaction Agreement), Husky Technologies Limited, a corporation existing under the laws of the Province of British Columbia, 1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“New BC”), Forge US Top, LLC, a Delaware limited liability company (“TargetCo”), Platinum Equity Advisors, LLC, as the Shareholders’ Representative, and the Management Sellers (as defined in the Transaction Agreement) (collectively with the PE Sellers, the “Sellers”) entered into a Share Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which (i) the PE Sellers sold to Holdings, and Holdings purchased from the PE Sellers, the TargetCo Units and (ii) the Sellers sold to BidCo, and BidCo purchased from the Sellers, the New BC Shares (each as defined in the Transaction Agreement) on the Closing Date on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, pursuant to and subject to the terms and conditions of the Transaction Agreement, in connection with the closing of the transactions contemplated thereby (the “Closing”), the Investor has received cash and Class A Common Stock, par value $0.0001 per share, of Compo PubCo (the “Compo PubCo Common Stock”); and
WHEREAS, in connection with and pursuant to the Transaction Agreement, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding certain governance matters and the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of Compo PubCo and the Investor with respect to the Shares.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GOVERNANCE MATTERS
1.1   Composition of the Compo PubCo Board at the Closing.   As of the Closing, Compo PubCo and the Board of Directors of Compo PubCo (the “Compo PubCo Board”) have taken all action necessary to cause (a) the number of directors constituting each of Class I and Class III directors of the Compo PubCo Board to be increased by one (1), and (b) Louis Samson and Delara Zarrabi, each as designated by the Investor, to be appointed to fill such newly created vacancies on the Compo PubCo Board as the initial Investor Designees hereunder, serving as a Class I director and a Class III director, respectively.
1.2   Composition of the Compo PubCo Board Following the Closing.
(a)   Following the Closing and for so long as the Investor (together with its Affiliates) holds a number of shares of Compo PubCo Common Stock representing at least the percentage of the outstanding shares of Compo PubCo Common Stock shown below, Compo PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Compo PubCo Board for election as directors at any applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals (including, in the case of any Investor Designee, such Investor Designee), which, assuming all such individuals are successfully elected to the Compo PubCo Board, when taken together with any incumbent Investor Director not standing for election at such annual or special meeting of stockholders, would result in the Investor having the number of directors serving on the Board that is shown below (each, an “Investor Designee”); provided, that so long as the Compo PubCo Board is a classified board, the Investor Directors shall be apportioned in Class I and Class III, or if the number of Investor Directors is decreased to one (1), to the applicable class of the remaining Investor Director after giving effect to the resignation or removal of the other Investor Director:
Percentage of Outstanding Compo PubCo Common Stock	Number of Investor Directors
10% or greater (the “First Ownership Threshold”)	2
Less than 10% but greater than or equal to 5% (the “Second Ownership Threshold”)	1
Less than 5%	0
(b)   The Investor shall notify Compo PubCo of the identity of each proposed Investor Designee, in writing, on or before the time such information is reasonably requested (reasonably in advance), in writing, by the Compo PubCo Board or the Governance Committee of the Compo PubCo Board for inclusion in a proxy statement for a meeting of shareholders, together with all information about each proposed Investor Designee as shall be reasonably requested by the Compo PubCo Board or the Governance Committee of the Compo PubCo Board in connection with the Compo PubCo’s disclosure obligations or in connection with Compo PubCo’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as Compo PubCo requires of all other nominees to the Compo PubCo Board; provided, that in the event the Investor fails to provide any such notice, the applicable individual then serving as the Investor Director of the applicable Class shall be deemed to be the Investor Designee for such meeting. For the avoidance of doubt, the Investor shall not be required to comply with any other advance notice provisions generally applicable to the nomination of directors by Compo PubCo so long as the Investor complies with this Section 1.2(b).
(c)   Except as provided for in Section 1.2 or Section 1.3 and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Compo PubCo’s Governing Documents: (i) the Investor shall have the exclusive right to remove any Investor Director from the Compo PubCo Board and the Compo PubCo Board shall take all Necessary Action to cause the removal of such Investor Director at the request of the Investor, and (ii) the Investor shall have the exclusive right to nominate for election to the Compo PubCo Board directors to fill vacancies created by reason of death, removal or resignation of the Investor Directors (or at any other time at which the number of Investor Directors is less than the number to which the Investor is then entitled), and the Compo PubCo Board and the Investor shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by the Investor (consistent with the other provisions of this Agreement) as promptly as reasonably practicable.
(d)   In furtherance of the foregoing, the Investor agrees that (i) immediately upon the Investor no longer maintaining the First Ownership Threshold, the Investor and Compo Pubco shall take all necessary action to cause one of the Investor Directors to resign or be removed immediately, unless otherwise agreed in writing by Compo Pubco and (ii) immediately upon the Investor no longer maintaining the Second Ownership Threshold, the Investor and Compo Pubco shall take all necessary action to cause all of the Investor Directors to resign or be removed immediately, unless otherwise agreed in writing by Compo Pubco.
(e)   Compo PubCo shall take all Necessary Action to, and shall cause the Compo PubCo Board or the Governance Committee of the Compo PubCo Board to take all Necessary Action to, cause the election of each Investor Designee to the Compo PubCo Board at any applicable annual or special meeting of stockholders at which directors are to be elected (including supporting the Investor Designee for election in a manner no less rigorous and favorable than the manner in which Compo PubCo supports the other nominees that are included in its slate of nominees in accordance with this Agreement). For so long as the Investor has the right to nominate any Investor Designee, the Compo PubCo Board (and any committee thereof) shall not nominate (and Compo PubCo shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of Compo PubCo relating to the election of directors) a number of nominees for any election of directors that exceeds the total number of directors on the Compo PubCo Board. The failure of the stockholders of Compo Pubco to elect any Investor Designee shall not affect the rights of the Investor, or the obligation of Compo PubCo or the Compo PubCo Board (including to take Necessary Action), with respect to any future election or appointment of directors to the Compo PubCo Board.
1.3   Eligibility Criteria.
(a)   Each Investor Director shall (i) not be or have been the subject of a conviction or proceeding enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act, (ii) satisfy all applicable requirements and standards for membership on the Compo PubCo Board (but not any committee thereof or any other more specific status) imposed by Applicable Law, the New York Stock Exchange (“NYSE”) or any other national securities exchange on which shares of Compo PubCo Common Stock are then listed and (iii) be reasonably acceptable to the Governance Committee of the Compo PubCo Board, taking into account, among other things, the terms of this Agreement and the Transaction Agreement (such determination to be made by the independent directors of the Compo PubCo Board acting in good faith and consistent with Compo PubCo’s nominating and governance practices (consistently applied) in effect from time to time; provided, that, in the event that the Governance Committee comprises all independent directors, such determination may be made by the Governance Committee) (collectively, the “Eligibility Criteria”); it being understood and agreed by the parties that each of Louis Samson and Delara Zarrabi meets the foregoing Eligibility Criteria. Notwithstanding anything to the contrary in this Article I, the Investor will not be entitled to designate any individual to the Compo PubCo Board pursuant to this Article I if such individual does not satisfy the Eligibility Criteria (taking into account the last clause of the immediately preceding sentence), and the Investor agrees to cause any Investor Director then serving on the Compo PubCo Board to resign from such position promptly upon written notice, setting forth the relevant facts upon which such notice is based, from Compo PubCo to the Investor (which notice and facts underlying such notice are not disputed by the Investor) of such Investor Designee’s failure to satisfy any of the Eligibility Criteria set forth in clause (i), (ii) or (iii) of the first sentence of this Section 1.3(a).
(b)   In the event that the Investor designates any Investor Designee other than Louis Samson or Delara Zarrabi and the Compo PubCo Board or the Governance Committee in the exercise of its reasonable business judgment reasonably determines that any Investor Designee fails to satisfy the Eligibility Criteria, the Compo PubCo Board shall promptly notify the Investor of such designation and Investor will be entitled to designate a replacement Investor Designee for nomination.
1.4   Board Observer Rights.
(a)   For so long as the Investor (collectively with its Affiliates) holds a number of shares of Compo PubCo Common Stock representing at least five percent (5%) of the outstanding shares of Compo PubCo Common Stock, Compo PubCo will permit an individual designated in writing by Investor from time to time (each, an “Observer”) to attend meetings of the Compo PubCo Board as a non-voting observer, and will give such individual notice of such meetings at the same time and in the same manner as notice to the directors. Each Observer shall be entitled to concurrent receipt of any materials provided to the Compo PubCo Board, subject to the confidentiality obligations set forth in Section 1.7. The foregoing notwithstanding, (a) the Compo PubCo Board shall retain the right to exclude an Observer from meetings, discussions and materials (i) to the extent the Compo PubCo Board in the exercise of its reasonable business judgment reasonably believes there to be a material conflict of interest, (ii) with respect to any discussions of disputes between Compo PubCo and the Investor or its Affiliates, and (iii) as necessary, upon advice from counsel to Compo PubCo, to protect attorney-client privilege, (b) the Compo PubCo Board shall retain the right to require the Investor to replace its designated Observer if the Compo PubCo Board in the exercise of its reasonable business judgment reasonably determines that such Observer is not performing his or her duties in a reasonable manner and (c) the right of the Investor to have an Observer at the Compo PubCo Board’s meetings shall not be transferable to any unrelated third party. No Observer, its Affiliates or its or their employees, officers, directors, agents, successors and assigns shall have any fiduciary or similar duty to, or liability for any debt or obligation of, Compo PubCo or to or of any other entity or person whatsoever as a result of this Section 1.4 or any exercise of, or failure to exercise, the rights of an Observer under this Agreement.
(b)   For so long as the Investor is entitled to nominate an Investor Director hereunder, with respect to each committee of the Compo PubCo Board on which an Investor Director does not serve as a member, such committee of the Compo PubCo Board shall allow an Investor Director to participate as a non-voting observer of such committee; provided, however, that if the Investor Director is not an independent director under applicable stock exchange rules and the inclusion of the Investor Director as a non-voting observer would reasonably be expected to have an adverse effect on Compo PubCo or is otherwise in contravention of such rules, the parties hereto will discuss in good faith the implementation of an alternative arrangement to provide the Investor Director with an opportunity to review materials furnished to such committees.
1.5   Board Meeting Expenses and Board Compensation.
(a)   Compo PubCo shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Compo PubCo Board, and by each Observer (if any), incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of Compo PubCo’s Subsidiaries and/or any of their respective committees.
(b)   Except to the extent that the Investor may otherwise notify Compo PubCo, each Investor Director shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Compo PubCo Board; provided, that at the election of an Investor Director, any such compensation shall be paid to the Investor or any Affiliate thereof specified by such Investor Director rather than to such Investor Director.
1.6   Indemnification.   Compo PubCo shall obtain and maintain customary director and officer indemnity insurance on reasonable terms. Compo PubCo hereby acknowledges that the Investor Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor or one or more of its Affiliates (collectively, the “Affiliate Indemnitors”). Compo PubCo, on its own behalf and on behalf of any of its Subsidiaries that provides indemnification: (a) shall be the indemnitor of first resort with respect to any Investor Director (i.e., its obligations to an Investor Director shall be primary and any obligation of any Affiliate Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Investor Director shall be secondary); (b) shall be required to advance the full amount of expenses incurred by an Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between Compo PubCo and an Investor Director, without regard to any rights an Investor Director may have against any Affiliate Indemnitor or its insurers; (c) irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof; and (d) agrees that no advancement or payment by the Affiliate Indemnitors on behalf of an Investor Director with respect to any claim for which such indemnitee has sought indemnification from Compo PubCo shall affect the foregoing and the Affiliate Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against Compo PubCo and its applicable Subsidiary, if any. In addition to any other indemnification rights that the directors have pursuant to the Governing Documents of Compo PubCo, each person nominated by the Investor to serve on the Compo PubCo Board shall have the right to enter into, and Compo PubCo agrees to enter into, an indemnification agreement in a form consistent with Compo PubCo’s indemnification agreements entered into with other non-employee directors of the Compo PubCo Board.
1.7   Confidentiality.
(a)   The Investor hereby agrees that all Confidential Information with respect to Compo PubCo, its Subsidiaries and its and their businesses, finances and operations shall be kept confidential by the Investor, each Investor Director and each Observer (if any) and shall not be disclosed by the Investor, any Investor Director or any Observer (if any) in any manner whatsoever, except as expressly permitted by this Section 1.7(a). Notwithstanding the preceding sentence or anything else to the contrary in this Agreement, any Confidential Information may be disclosed:
(i)   by an Investor Director or Observer (if any) to the Investor or any of its Affiliates;
(ii)   by the Investor to any of its Affiliates, any Investor Director or Observer (if any);

(iii)   by (x) an Investor Director or Observer (if any) to any of their respective authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) or (y) the Investor to its or any of its Affiliates’ respective directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (each of the Persons described in the foregoing clauses (x) and (y), a “Representative”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to enable or assist the Investor Director, Observer (if any) or the Investor (or any of its Affiliates) in evaluating or reviewing its investment in Compo PubCo, including in connection with the disposition thereof, or serving as an Investor Director or Observer, as applicable, and such Confidential Information shall only be used by the Investor Director, Observer (if any) or the Investor (or any of its Affiliates) and their respective Representatives for such purposes. The Investor shall be responsible for any breach of this Section 1.7(a) by the Investor Director, Observer (if any), any of the Investor’s Affiliates or any Representative to the same extent as if such breach had been committed by the Investor; provided, that each of the Investor Director, Observer (if any) and the Investor shall (and the Investor shall cause its Affiliates to) direct their respective Representatives to maintain adequate procedures to prevent any Confidential Information from being used in connection with the purchase or sale of securities of Compo PubCo in violation of Applicable Law or Applicable Regulations;
(iv)   by the Investor, to any prospective purchaser of any shares of Compo PubCo Common Stock from the Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 1.7 as if the Investor;
(v)    by the Investor, to any Affiliate, partner, member, limited partners or related investment fund of the Investor and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation at least as restrictive as the confidentiality obligations under this Section 1.7 as applied to the Investor);
(vi)   by an Investor Director, Observer (if any), Investor or any of the Investor’s Affiliates, or any of their respective Representatives to the extent Compo PubCo consents in writing to such disclosure;
(vii)   by the Investor Director, Observer (if any), Investor or any of the Investor’s Affiliates, or any of their respective Representatives to the extent that any such Person has received advice from its counsel (which may be internal counsel) that it is required to do so to comply with Applicable Law, Applicable Regulations or any other legal, regulatory or administrative process; provided, that prior to making such disclosure, the Person intending to make such disclosure uses its commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent permitted by Applicable Law and reasonably practicable under the circumstances, by (x) consulting with Compo PubCo regarding such disclosure and (y) if requested by Compo PubCo, reasonably cooperating with Compo PubCo (at Compo PubCo’s sole cost and expense) in seeking a protective order to limit the scope of the required disclosure; provided, further, that the Person making such disclosure shall use its commercially reasonable efforts to disclose only that portion of the Confidential Information as is, based on the advice of its counsel, legally required and to obtain assurances that confidential treatment will be afforded to any Confidential Information so disclosed; provided, further, that, notwithstanding the foregoing, no notification or consultation shall be required in respect of any disclosure made in response to any routine examination by any banking, financial, securities or similar regulatory or Governmental Authority exercising its supervisory, examination or audit functions over the Person intending to make such disclosure in the ordinary course of business so long as such audit or examination is not targeted at Compo PubCo; and
(viii)   by an Investor Director, Observer (if any) and Investor, as may be reasonably determined to be necessary in connection with the enforcement of their rights in connection with this Agreement.

(b)   For the avoidance of doubt, in the event of a breach or threatened breach of the obligations under this Section 1.7 by the Investor Director, Observer (if any), the Investor or any of their respective Representatives, Compo PubCo, in addition to all other available remedies, shall be entitled to seek specific performance to enforce the provisions of this Section 1.7 in accordance with Section 5.8.
1.8    Voting Agreement.   For so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement, the Investor hereby agrees to vote, or cause to be voted, all shares of Compo PubCo Common Stock Owned Beneficially or of record by the Investor, or over which the Investor maintains voting control, directly or indirectly, in such manner as may be necessary or advisable in support of, or to implement, maintain, or protect the various matters set forth in, and the intent of, this Article I, whether at an annual or special meeting of stockholders of Compo PubCo or pursuant to any written consent of the stockholders of Compo PubCo.
1.9    Compo PubCo Board Obligations.   Any breach by the Compo PubCo Board, or any committee of the Compo PubCo Board, of its obligations under this Article I shall be deemed a breach by Compo PubCo of its obligations hereunder.
1.10   Freedom to Pursue Opportunities.
(a)   Compo PubCo acknowledges and understands that each Investor Director, each Observer (if any) and the Investor and its Affiliates and its and their directors, officers and agents (each an, “Identified Person”), from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of Compo PubCo and its Subsidiaries, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict any Identified Person from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of Compo PubCo and its Subsidiaries and, to the fullest extent permitted by Applicable Law, no such Identified Person shall be liable to Compo PubCo or its stockholders or to any Affiliate of Compo PubCo for breach of any fiduciary duty solely by reason of the fact that such person engages in any such activities, and Compo PubCo hereby waives on its own behalf and on behalf of its Subsidiaries, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine); provided, that if Compo PubCo and the Investor (or any of the Investor’s Affiliates) are, to the Investor’s knowledge, considering the same transaction, the Investor will promptly notify Compo PubCo of its (or its relevant Affiliate’s) interest in such transaction and, if requested by the Compo PubCo Board, cause each of the Investor Directors to recuse himself or herself from all Compo PubCo Board discussions and activities relating to such transaction.
(b)   To the fullest extent permitted from time to time by the laws of the State of Delaware, Compo PubCo hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Persons and Compo PubCo or any of its Affiliates. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or his or her Affiliates, and Compo PubCo or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to Compo PubCo or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to Compo PubCo or its stockholders or to any Affiliate of Compo PubCo for breach of any fiduciary duty as a stockholder, director or officer of Compo PubCo solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person. For so long as this Agreement is in effect, Compo PubCo shall not, and shall not permit the Compo PubCo Board to, rescind or retract the Necessary Authorizations, or take any other action that would reduce or eliminate the renunciation or waivers included in the Necessary Authorization with respect to any Identified Person.

1.11   Governing Documents.   Compo PubCo and the Compo PubCo Board shall take or cause to be taken all lawful action necessary to ensure at all times that Compo PubCo’s certificate of incorporation, bylaws, committee charters or similar governing documents (“Governing Documents”), director qualification standards and all other rules, policies and guidelines applicable to members of the Compo PubCo Board are consistent in all but de minimis respects with the provisions of this Agreement.
1.12   No Liability of the Investor.   Neither the Investor nor any of its Affiliates shall have any liability as a result of designating a person for nomination for election as a director for any act or omission by such designated person in his or her capacity as a director of Compo PubCo, nor as a result of voting for any such designated nominee in accordance with the provisions of this Agreement.
1.13   Preemptive Rights.
(a)   If Compo PubCo proposes to issue any Equity Securities (the “New Securities”) for cash (each, a “Capital Raising Transaction”), excluding New Securities issued (i) in connection with the exercise of equity awards issued pursuant to equity incentive plans or other management equity programs approved by the Compo PubCo Board or Compo PubCo’s manager, (ii) in connection with the exercise of warrants issued in connection with an arms-length business acquisition of or by Compo PubCo or its Affiliates, (iii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (iv) as consideration in connection with a business combination, acquisition transaction, partnership, joint venture or similar strategic transaction, in each case, involving Compo PubCo or its subsidiaries, (v) in connection with a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend or other distribution or similar transaction, or (vi) upon conversion or exercise of any security convertible into or exercisable for any Equity Securities, provided that such convertible or exercisable security were issued in accordance with the terms of this Agreement, the Investor, for so long the Investor (together with its Affiliates) maintains the First Ownership Threshold (as determined immediately prior to such issuance), shall have the right to purchase, in whole or in part, a number of New Securities equal to its Pro Rata Portion with respect to such issuance on the same terms and at an all-cash purchase price per New Security equal to the price per share at which such shares are offered and sold in such Capital Raising Transaction (net of any underwriting discounts, commissions or similar sale expenses) (the “Exercise Price”) in accordance with this Section 1.13 (the “Capital Raising Preemptive Right”).
(b)   Compo PubCo shall give written notice (a “Capital Raising Issuance Notice”) to the Investor of any proposed issuance described in Section 1.13(a) no later than ten (10) Business Days prior to the launch of the offering (or, if Compo PubCo has determined to launch such an offering within less than ten (10) Business Days, as promptly as practicable after Compo PubCo has determined to pursue such offering, but no later than three (3) Business Day prior to such launch). The Capital Raising Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:
(i)   the number (which number shall not, except to the extent otherwise specified in such notice, be increased by the amount of New Securities to be purchased by the Investor pursuant to the exercise of their Capital Raising Preemptive Rights) or, if such number has not yet been determined, the basis on which the Pro Rata Portion will be determined and description of the New Securities to be issued and the Pro Rata Portion of the Investor;
(ii)   the anticipated date or range of dates of the issuance;
(iii)   the cash purchase price per New Security; and
(iv)   the anticipated Exercise Price.
(c)   The Investor’s Capital Raising Preemptive Right shall be exercisable by delivery of written notice to Compo PubCo no later than ten (10) Business Days after receipt of the Capital Raising Issuance Notice, but in any event, no later than the second (2nd) Business Day prior to the settlement date of such Capital Raising Transaction, specifying the number of New Securities to be purchased by the Investor (such number to be less than or equal to its Pro Rata Portion). The closing of such purchase by the Investor shall be consummated concurrently with the consummation of the Capital

Raising Transaction, subject only to (i) the consummation of the Capital Raising Transaction and (ii) the satisfaction or waiver by the Investor of the conditions set forth in Sections 1.13(d) and 1.13(e).
(d)   Upon the date of any Capital Raise Issuance Notice and the date of the applicable Preemptive Share Purchase by the Investor, as applicable, Compo PubCo shall be deemed to represent and warrant to the Investor, as of such date, that (i) Compo PubCo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to consummate the Preemptive Share Purchase; (ii) the Compo PubCo Board has granted the Section 16 Exemption with respect to the acquisition of the New Securities by Investor in connection with the Preemptive Share Purchase; and (iii) the New Securities to be issued to Investor in connection with the Preemptive Share Purchase have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Upon the exercise of the Capital Raising Preemptive Rights, the Investor shall be deemed to represent and warrant to Compo PubCo, as of the date of such exercise and as of the date of the consummation of the applicable issuance to the Investor, (i) that all of the representations and warranties made by the Investor in Section 2.1 are true and correct, and (ii) that the Investor has performed all of its obligations hereunder. Each party to any purchase pursuant to Section 1.13(e) agrees to use its reasonable best efforts to cause the conditions to such closing to be satisfied.
(e)   Subject to Section 1.13(c), the Preemptive Share Purchase Closing shall take place at such time and at such place as the applicable parties mutually agree. The obligations the Investor to consummate the Preemptive Share Purchase pursuant to this Section 1.13 shall be subject to the following conditions:
(i)   Any applicable waiting period (or extensions thereof) under the HSR Act applicable to the Preemptive Share Purchase shall have expired or been terminated; and
(ii)   No Law, order, judgment or injunction (whether preliminary or permanent) issued, enacted, promulgated, entered or enforced by a court of competent jurisdiction or other Governmental Authority restraining, prohibiting or rendering illegal the consummation of the Preemptive Share Purchase, as applicable, by this Agreement is in effect;
provided, that, Compo PubCo shall deliver an officer’s certificate at the applicable date of each Preemptive Share Purchase Closing to the Investor certifying that the representations deemed made by Compo PubCo at such closing are true and correct in all respects, and the Investor shall deliver an officer’s certificate at the applicable date of each Preemptive Share Purchase Closing to Compo PubCo certifying that the representations made by the Investor at such closing are true and correct in all respects and that the condition set forth in clause (i) of the penultimate sentence of Section 1.13(d) above has been satisfied (or, if any such representation is inaccurate or such condition has not been satisfied, a reasonably detailed description as to the reasons for such inaccuracy or the failure of the condition shall be included in such certificate). For the avoidance of doubt, if any conditions set forth in this 1.13 are not satisfied, the Investor shall have no obligation to complete the Preemptive Share Purchase Closing, as the case may be.
(f)   So long as the Investor has the right to designate an Investor Director, the Compo PubCo Board shall take such action as is necessary to cause the exemption of the Preemptive Share Purchase by the Investor from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 (each, a “Section 16 Exemption”).
(g)   Notwithstanding anything in this Section 1.13 to the contrary, Compo PubCo will not be deemed to have breached this Section 1.13 if (i) the Compo PubCo Board or Compo PubCo’s manager determines that it is reasonably necessary for Compo PubCo to issue any New Securities without previously complying with the provisions of this Section 1.13, so as to be able to raise capital in a situation of financial distress (as reasonably determined by the Compo PubCo Board or Compo PubCo’s manager) where a delay in obtaining such funding would seriously jeopardize the financial viability of Compo PubCo (as reasonably determined by the Compo PubCo Board or Compo PubCo’s manager) and (ii) not later than thirty (30) Business Days following the issuance of any New Securities in contravention of this Section 1.13, Compo PubCo or the transferee of such New Securities offers to sell a portion of such New Securities to the Investor so that, taking into account such previously issued securities and any such New Securities, the Investor will have had the right to purchase or subscribe for securities in a manner consistent with the terms and upon same economic and other terms provided for in this Section 1.13.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1   Representations and Warranties of the Investor.   The Investor hereby represents and warrants to Compo PubCo as follows:
(a)   The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)   The execution and delivery by the Investor of this Agreement and the performance by the Investor of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law or Applicable Regulations, (y) its Governing Documents or (z) any material contract or agreement to which it is a party.
(c)   The execution and delivery by the Investor of this Agreement and the performance by the Investor of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in it, other than those which have been obtained prior to the date hereof and are in full force and effect.
(d)   This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
2.2   Representations and Warranties of Compo PubCo.   Compo PubCo hereby represents and warrants to the Investor as follows:
(a)   Compo PubCo is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Compo PubCo has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)   The execution and delivery by Compo PubCo of this Agreement and the performance by Compo PubCo of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law or Applicable Regulations, (y) its Governing Documents or (z) any material contract or agreement to which it is a party.
(c)   The execution and delivery by Compo PubCo of this Agreement and the performance by Compo PubCo of its obligations under this Agreement have been duly authorized by all necessary corporate action on its part and on the part of the Compo PubCo Board, including with respect to the renouncing interests and expectancies under Section 1.10 hereof (the “Necessary Authorizations”) and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in it, other than those which have been obtained prior to the date hereof and are in full force and effect.
(d)   This Agreement has been duly executed and delivered by Compo PubCo and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Compo PubCo, enforceable against Compo PubCo in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE III
TRANSFER RESTRICTIONS
3.1   Lock-up Period.   Investor shall not Transfer any shares of Compo PubCo Common Stock acquired by Investor pursuant to the Transaction Agreement during the Lock-Up Period.
3.2   Permitted Transfers.   Notwithstanding the foregoing, Investor may Transfer any or all of its Compo PubCo Common Stock: (i) to its affiliates; (ii) in the event of Compo PubCo’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Compo PubCo’s stockholders having the right to exchange their shares of Compo PubCo Common Stock for cash, securities or other property; or (iii) by distribution to partners, members or stockholders of Investor, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with Investor; provided, however, that (x) it shall be a condition to any such Transfer pursuant to clause (i) or (iii) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of, and agrees to be bound by the restrictions on Transfer set forth in, this Article III and (y) any purported Transfer pursuant to clauses (i) and (iii) that does not meet the conditions set forth in clause (x) shall be void ab initio.
ARTICLE IV
INFORMATION; ACCESS
4.1   Quarterly Financial Statements.   Concurrently with the distribution of the Compo PubCo’s quarterly financial statements to the audit committee of the Compo PubCo Board for review, for so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement, Compo PubCo shall deliver to the Investor an unaudited balance sheet of Compo PubCo as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.
4.2   Annual Financial Statements.   Concurrently with the distribution of the Compo PubCo’s annual financial statements to the audit committee of the Compo PubCo Board for review, for so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement, Compo PubCo shall deliver to the Investor an audited balance sheet of Compo PubCo as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto.
4.3   Access.   For so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement and subject to the confidentiality obligations set forth in Section 1.7, Compo PubCo shall, and shall cause its Subsidiaries to, permit the Investor and its respective designated representatives, at reasonable times and upon reasonable prior notice to Compo PubCo, to review the books, records, contracts and agreements of Compo PubCo or any of such Subsidiaries and to discuss the affairs, finances and condition of Compo PubCo or any of such Subsidiaries with the officers of Compo PubCo or any such Subsidiary. For so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement, Compo PubCo shall, and shall cause its Subsidiaries to, provide the Investor, in addition to other information that might be reasonably requested by the Investor from time to time: (a) direct access to the Compo PubCo’s auditors and officers; (b) copies of all materials provided to the Compo PubCo Board at the same time as provided to the Board; (c) access to appropriate officers and directors of Compo PubCo at such times as may be requested by the Investor with respect to matters relating to the business and affairs of Compo PubCo and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of Compo PubCo or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by Compo PubCo, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Compo PubCo and its Subsidiaries. For so long as the Investor has the right to designate at least one (1) director for nomination under this Agreement, Compo PubCo shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide the Investor access to “Growth Days” and any other substantive meetings that take place between Compo PubCo’s officers, directors and employees, on the one hand, and one or more members of the Compo PubCo Board or any stockholder of Compo PubCo, on the other hand.
ARTICLE V
DEFINITIONS
5.1   Defined Terms.   Capitalized terms when used in this Agreement have the following meanings:
“Compo PubCo” has the meaning set forth in the Preamble.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, unless otherwise specified, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings; provided, however, that for the avoidance of doubt, the Investor shall not be deemed an Affiliate of Compo PubCo or any of its Subsidiaries for purposes of this Agreement.
“Applicable Law” means, with respect to any Person, all applicable U.S., non-U.S. or transnational federal, state or local Laws.
“Applicable Regulations” means applicable laws and national security exchange regulations that apply to Compo PubCo.
“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.
“Company” has the meaning set forth in the Preamble.
“Confidential Information” means all confidential and/or non-public information (irrespective of the form of communication,) obtained by or on behalf of the Investor or its Representatives from or on behalf of Compo PubCo or its Representatives pursuant to this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor or any of its Representatives, (ii) was or becomes available to the Investor or any of its Representatives on a non-confidential basis from a source other than Compo PubCo or its Representatives; provided that the source thereof is not known by the Investor or its Representatives to be bound by an obligation of confidentiality to Compo PubCo or its Subsidiaries in respect of such information, or (iii) is independently developed by the Investor or its Representatives without the use of or reference to any such information that would otherwise be Confidential Information hereunder.
“Equity Securities” means any equity securities of Compo PubCo or securities convertible into or exercisable or exchangeable for equity securities of Compo PubCo.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governance Committee” means the Nominating and Corporate Governance Committee of Compo PubCo.
“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.
“Investor Designee” means, at any applicable time, an individual designated in writing by the Investor for election or appointment to the Compo PubCo Board.

“Investor Director” means an Investor Designee who, at the applicable time, is a member of the Compo PubCo Board.
“Laws” means laws, statutes, binding Orders, rules, and regulations, ordinances, directives, treaties, rules of common law and rules of any applicable SRO.
“Lock-up Period” means the period ending on the earlier of (i) the 90th day following the date hereof, and (ii) the date on which the Compo PubCo notifies the Investor that the Lock-up Period has terminated.
“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation, to the extent applicable: (a) recommending that the stockholders of Compo PubCo approve such result; (b) causing the Compo Pubco Board to recommend that the stockholders of Compo Pubco approve such result; (c) voting or providing a written consent or proxy with respect to the Compo PubCo Common Stock; (d) causing the adoption of amendments to the Governing Documents; (e) executing agreements and instruments; and (f) making, or causing to be made, with any Governmental Authority, all filings, registrations or similar actions that are required to achieve such result.
“Order” means any order, writ, decree, judgment, award, decision, injunction, ruling, settlement, verdict, consent decree, compliance order, civil or administrative order, or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).
“Person” an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, foundation, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a Governmental Authority.
“Preemptive Share Purchase” means the exercise of the Capital Raising Preemptive Right.
“Preemptive Share Purchase Closing” means closing of the Preemptive Share Purchase.
“Pro Rata Portion” means, with respect to the Investor, for any issuance of New Securities, the number of New Securities equal to the product of (a) the total number of New Securities to be issued by Compo PubCo in such issuance (including any securities to be issued to all stockholders of Compo PubCo) and (b) the percentage of outstanding Compo PubCo Common Stock held by the Investor and its Affiliates on such issuance date (immediately prior to any such issuance of New Securities).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the shares of Compo PubCo Common Stock issued to the Investor pursuant to the Transaction Agreement (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).
“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.
“Subsidiary” means, with respect to any Person, another Person with respect to which the first Person holds, directly or indirectly, (a) an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body or (b) more than fifty (50%) of the equity interests.
“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange

Commission promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in the preceding clauses (a) or (b).
“Voting Securities” means shares of Compo PubCo Common Stock and any other securities of Compo PubCo entitled to vote generally in the election of directors of Compo PubCo.
5.2   Other Defined Terms.
Term	Section
Affiliate Indemnitors	1.6
Agreement	Preamble
BidCo	Recitals
Closing	Recitals
Company	Recitals
Compo PubCo	Preamble
Compo PubCo Board	1.1
Compo PubCo Common Stock	Recitals
Delaware Courts	5.7(a)
Eligibility Criteria	1.3(a)
Governing Documents	1.11
Holdings	Recitals
Investor	Preamble
Investor Designee	1.2(a)
NYSE	1.3(a)
Observer	1.4
Representative	1.7(a)(iii)
TargetCo	Recitals
Transaction Agreement	Recitals
5.3   Interpretation.   Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof,” “hereunder” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular provision of the Article or Section in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute, rule or regulation means such statute, rule or regulation as amended or supplemented from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The headings and captions herein are for convenience of reference only and do not affect the construction or interpretation of any of the provisions hereof. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if.” The word “or” when used in this Agreement is not exclusive. If, and as often as, there is any change in the outstanding shares of Compo PubCo Common Stock by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization or exchange or similar reorganization of shares, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. Any reference to “written” or “in writing” refers to printing, typing and other means of reproducing words (including electronic media) in a visible form, including e-mail. To the extent that this Agreement requires an Affiliate or Subsidiary of any party to take or omit to take any action, such covenant or agreement includes the obligation of such party to cause such Affiliate or Subsidiary to take or omit to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The word “party” is to be deemed to refer to a party hereto, unless the context requires otherwise.
ARTICLE VI
MISCELLANEOUS
6.1   Term.   This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until the first date on which the Investor ceases to Beneficially Own any Voting Securities; provided, however, that Section 1.7 (Confidentiality) shall survive for one (1) year following the termination of this Agreement and Section 2.1 (Representations and Warranties of the Investor), Section 2.2 (Representation and Warranties of Compo PubCo), respectively, ARTICLE V (Definitions) and this ARTICLE VI (Miscellaneous) shall survive any termination of this Agreement indefinitely.
6.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via email (provided the sender does not receive email notification of failed transmission or delivery) to the applicable parties hereto at the following addresses, as applicable (or at such other address for a party as shall be specified by like notice):
(a)   if to Compo PubCo, to:
CompoSecure, Inc.
309 Pierce Street
Somerset, NJ 08873
Attention: Thomas R. Knott, Chief Investment Officer
Email: [***]
with a copy (which shall not be considered notice) to:
Paul, Weiss, Rifkind Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:
Scott Barshay; Laura C. Turano

Telephone No.:
(212) 373-3000

Email:
sbarshay@paulweiss.com;
lturano@paulweiss.com

(b)   if to the Investor, to:
[•]
[•]
Attention:
[•]

Email:
[•]

with a copy (which shall not be considered notice) to:
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention:
David Brown; Victoria VanStekelenburg

Telephone No.:
(202) 637-2200

Email:
David.Brown@LW.com;
Victoria.VanStekelenburg@lw.com

6.3   Amendments and Waivers.   Subject to the provisions of applicable Laws, this Agreement may be amended at any time by the parties hereto by, and only by, an instrument in writing signed on behalf of each of the parties. In the event any Applicable Regulations come into force or effect (including by amendment), including any applicable rules of a national securities exchange upon with the Compo PubCo Common Stock is registered, or of the Commission, which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.
6.4   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
6.5   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. If any signature is delivered by PDF or electronic signature (including DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF or electronic signature were an original thereof.
6.6   Entire Agreement; Parties in Interest.   This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) except as expressly set forth in this Agreement, are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.
6.7   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by a party hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void; provided that, notwithstanding anything herein to the contrary, the Investor may assign its rights and obligations under this Agreement to any Affiliate to which it transfers its shares of Compo PubCo Common Stock and such transferee shall be treated as the “Investor” for all purposes hereunder; provided, further, that it shall be a condition to any such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Compo PubCo Common Stock subject to the provisions of this Agreement.
6.8   Governing Law; Venue; Waiver of Jury Trial.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of

New Castle, State of Delaware, and in each case appellate courts therefrom (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such proceeding by registered or certified mail in the manner provided in Section 6.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. Nothing herein shall affect the right of a party hereto to commence proceedings against the other party hereto in any other jurisdiction to enforce orders obtained in any proceeding brought in accordance with this Section 6.8(a).
(b)    EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
6.9    Remedies Cumulative.   Except as otherwise provided or limited herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
6.10    Descriptive Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
6.11    Inconsistent Agreements.   Neither Compo PubCo nor the Investor shall enter into any agreement or side letter with, or grant any proxy to, the Investor, Compo PubCo or any other Person (whether or not such proxy, agreements or side letters are with affiliates of the Investor, holders of shares of Compo PubCo Common Stock that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.
The remainder of this page intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.
COMPO PUBCO:
CompoSecure, Inc.
By:

Name:
Title:
[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.
INVESTOR:
[•]
By:

Name:
Title:
[Signature Page to Investor Rights Agreement]

Annex D
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, is made and entered into by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Cayman Investor”), Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE QIQ Cayman Investor”), Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company (“PE Principals Investor”), Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Co-Invest Onshore Investor”), Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Co-Invest Offshore Investor” and, together with PE Cayman Investor, PE QIQ Cayman Investor, PE Principals Investor and PE Co-Invest Onshore Investor, the “Investors” or “Investor”). The Investor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”.
RECITALS
WHEREAS, on [•], the Company and the Investor entered into that certain Share Purchase Agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein and on the terms thereof, Investor acquired an aggregate of [•] shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) in a transaction exempt from registration under the Securities Act;
AND WHEREAS, pursuant to the Purchase Agreement, certain Holders consisting of Canadian management acquired an aggregate of [•] Exchangeable Shares in the capital of [•] (the “Exchangeable Shares”), which such Exchangeable Shares may be exchanged on a 1:1 basis for Common Stock;
AND WHEREAS, the Company and the Investor are entering into this Agreement for the purpose of providing Investor and other Holders with certain registration rights with respect to the Registrable Securities on the terms set forth herein.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Additional Holder” shall have the meaning given in Section 5.10.
“Additional Holder Common Stock” shall have the meaning given in Section 5.10.
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible, exercisable or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).
“Agreement” shall have the meaning given in the Preamble.
“Block Trade” shall have the meaning given in subsection 2.4.1.
“Board” shall mean the Board of Directors of the Company.
“Closing” shall have the meaning given in the Purchase Agreement.
“Closing Date” shall have the meaning given in the Purchase Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall have the meaning given in the Recitals hereto.
“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Demanding Holder” shall have the meaning given in subsection 2.1.4.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Exchangeable Shares” shall have the meaning given in the Recitals hereto.
“Existing Debt Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated December 27, 2021, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and the Investors (as defined therein) party thereto.
“Existing Equity Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of December 27, 2021, by and among CompoSecure, Inc., the LLR Investors (as defined therein), the CompoSecure Investors (as defined therein), the Founder Investors (as defined therein), and the Additional Investors (as defined therein).
“Existing RRA Holders” shall have the meaning given in subsection 2.1.5.
“Existing RRA Registrable Securities” shall have the meaning given in subsection 2.1.5.
“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.
“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.
“Holder Information” shall have the meaning given in subsection 4.1.2.
“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.
“Joinder” shall have the meaning given in Section 5.2.4.
“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.
“Minimum Takedown Threshold” shall have the meaning given in subsection 2.1.4.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Permitted Transferees” shall mean with respect to the Investor and its respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.
“Piggyback Registration” shall have the meaning given in subsection 2.2.1.
“Piggyback Securities” shall have the meaning given in subsection 2.1.5.
“PIPE Subscription Agreements” shall mean, collectively, those certain Subscription Agreements, entered into on [•], 2025, by and between the Company and each investor party thereto, governing such investor’s purchase of shares of Common Stock substantially concurrently with the completion of the transactions contemplated by the Purchase Agreement;
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Purchase Agreement” shall have the meaning given in the Recitals hereto.
“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security (including, for certainty, the exercise of any rights pursuant to the terms of any Exchangeable Shares)) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Purchase Agreement), (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security (including, for certainty, the exercise of any rights pursuant to the terms of any Exchangeable Shares)) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (c) any Additional Holder Common Stock, and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; provided, that the foregoing clause (B) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); provided, that the foregoing clause (D) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act; (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; and (F)(i) with respect to Registrable Securities held by a Holder (other than the Investor), such Holder and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144 and (ii) with respect to Registrable Securities held by the Investor, the later of (i) the date on which the Investor no longer beneficially owns at least 2% of the then outstanding Common Stock (including all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock (including any note or debt security convertible into or exchangeable for shares of Common Stock) (“Common Stock Equivalents”), and the Investor (notwithstanding any beneficial ownership of Common Stock or Common Stock Equivalents by the Investor) is not an “affiliate” (as defined in Rule 144) of the Company and (ii) the Investor and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144; provided that, to the extent such information is not otherwise publicly available, the Investor shall confirm the number of shares that it beneficially owns upon the reasonable request of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (including upon conversion, exercise or exchange of any equity interests but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such equity interests (or otherwise acquire such Registrable Securities) to participate in any registered offering hereunder until the closing of such offering.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and reasonable fees and disbursements of outside counsel for the Underwriters in connection therewith) and any national securities exchange on which the Common Stock is then listed;
(B)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)   printing, messenger, telephone and delivery expenses;
(D)   reasonable fees and disbursements of counsel for the Company;
(E)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and
(F)   reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in an Underwritten Offering.
“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Requesting Holders” shall have the meaning given in subsection 2.1.5.
“Requisite Percentage” shall mean at least fifty percent (50%) of the Registrable Securities received by the Investor in connection with the Transactions.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“Subsequent Shelf Registration” shall have the meaning given in subsection 2.1.2.
“Transactions” shall have the meaning given in the Recitals hereto.
“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934 with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.4.
“Withdrawal Notice” shall have the meaning given in subsection 2.1.6.
ARTICLE II
REGISTRATIONS
2.1   Shelf Registration.
2.1.1   Filing. At the Investor’s request, as soon as practicable but no later than the later of (i) thirty (30) calendar days following the Closing Date and (ii) the earlier of (x) ninety (90) calendar days following the Company’s most recent fiscal year end and (y) two (2) calendar days following the date the Company files its annual report on Form 10-K with respect to such fiscal year (in either case of clauses (i) or (ii), the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the ninetieth (90th) calendar day following the Filing Date if the Commission notifies the Company that it will “review” the Shelf and (y) the fifth (5th) business day after the date the Company is notified in writing by the Commission that such Shelf will not be “reviewed” or will not be subject to further review, provided that if the Commission is closed for operations due to a government shutdown, the deadline for the Shelf being declared effective shall be extended the same number of days that the Commission remains closed for operations following the Filing Date. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the

Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. Notwithstanding anything to the contrary herein, the Company shall not be required to file any Registration Statement contemplated by this section 2.1 during any trading “blackout” period under Company’s securities trading policies.
2.1.2   Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonably efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.
2.1.3   Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Investor, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year.
2.1.4   Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Investor (being in such case the “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown (other than a Block Trade pursuant to Section 2.4) if such offering shall include either (x) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders with a total offering price reasonably expected to exceed, in the aggregate, $100 million, or (y) all remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to subsection 2.4.4 and the Existing Equity Registration Rights Agreement, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s and the other Demanding Holders’ (if any) prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Investor may demand not more than three (3) Underwritten Shelf Takedowns pursuant to this subsection 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this

Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
2.1.5   Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement (such Holders with respect to an offering or a Registration, the “Requesting Holders”) with respect to such Underwritten Shelf Takedown (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, including the Existing Equity Registration Rights Agreement, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, (i) first, the shares of Common Stock or other equity securities requested to be included in such Underwritten Offering shall be allocated on a pro rata basis among the Demanding Holders and all Holders (as defined in the Existing Equity Registration Rights Agreement, the “Existing RRA Holders”) requesting that Registrable Securities (as defined in the Existing Equity Registration Rights Agreement, the “Existing RRA Registrable Securities”) be included in such Underwritten Offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a) of the Existing Registration Rights Agreement, based on the aggregate number of securities or Existing RRA Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Existing RRA Registrable Securities, as applicable, owned by all such persons requesting inclusion, up to the Maximum Number of Securities, (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.1.5 is less than the Maximum Number of Securities, the remaining securities to be included in such Underwritten Offering shall be allocated on a pro rata basis among all Requesting Holders and other persons requesting that securities be included in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other holders of the Company’s securities other than the Existing RRA Holders (collectively, the “Piggyback Securities”), based on the aggregate number of Piggyback Securities then owned by such persons requesting inclusion in relation to the aggregate number of Piggyback Securities owned by all such persons requesting inclusion, up to the Maximum Number of Securities, (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.1.5 is less than the Maximum Number of Securities, any equity securities that the Company proposes to register for its own account, up to the Maximum Number of Securities.
2.1.6   Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of subsection 2.1.4, unless (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown, (ii) (a) the withdrawal is based upon adverse Company-specific information or (b) at the time of the Withdrawal Notice, the last reported sale price of the Common Stock is at least 10% lower than the last reported sale price of the Common Stock on the date prior to delivery of the demand or (iii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown.

Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (iii) of this subsection 2.1.6.
2.2   Piggyback Registration.
2.2.1   Piggyback Rights. Subject to subsection 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) a Block Trade pursuant to Section 2.4 and the Existing Equity Registration Rights Agreement, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to subsection 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering (and, in the case of an Underwritten Offering pursuant to the provisions of the Existing Equity Registration Rights Agreement, with the Initiating Holders or the Majority Participating Holders (as defined in the Existing Equity Registration Rights Agreement) in such Underwritten Offering).
2.2.2   Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, including the Existing Equity Registration Rights Agreement, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, including the Existing Equity Registration Rights Agreement, exceeds the Maximum Number of Securities, then:
(a)   if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of

Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Existing RRA Registrable Securities of the Existing RRA Holders exercising their rights to register their Existing RRA Registrable Securities pursuant to the exercise of piggyback rights pursuant to Section 2.2(a) of the Existing Equity Registration Rights Agreement, pro rata, based on the aggregate number of Existing RRA Registrable Securities then owned by each such Existing RRA Holder so exercising their rights in relation to the aggregate number of Existing RRA Registrable Securities owned by all such Existing RRA Holders so exercising their rights, and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Piggyback Securities, pro rata, based on the respective number of Piggyback Securities then owned by each person that has requested inclusion in relation to the aggregate number of Piggyback Securities then owned by each such person requesting inclusion, which can be sold without exceeding the Maximum Number of Securities;
(b)   if the Registration or registered offering is pursuant to a demand under the Existing Equity Registration Rights Agreement, then the Company shall include in any such Registration or registered offering (A) first, the Existing RRA Registrable Securities of the Existing RRA Holders requested to be included therein (including pursuant to the exercise of piggyback rights pursuant to Section 2.2 of the Existing Equity Registration Rights Agreement), which can be sold without exceeding the Maximum Number of Securities, provided, that if the number of such Existing RRA Registrable Securities exceeds the Maximum Number of Securities, the number of such securities to be included in such Registration or registered offering shall be allocated on a pro rata basis among all requesting Existing RRA Holders based on the number of Existing RRA Registrable Securities then owned by each such requesting Existing RRA Holder in relation to the aggregate number of Existing RRA Registrable Securities owned by all such requesting Existing RRA Holders; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), any securities that the Company proposes to register for its own account, which can be sold without exceeding the Maximum Number of Securities; provided, that the Company hereby agrees that it shall not propose to register any securities in connection with a demand under the Existing Equity Registration Rights Agreement without the consent of the Investor; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Piggyback Securities, pro rata, based on the respective number of Piggyback Securities then owned by each person that has requested inclusion in relation to the aggregate number of Piggyback Securities then owned by each such person requesting inclusion, which can be sold without exceeding the Maximum Number of Securities; and
(c)   if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1.4 hereof, or pursuant to a demand by persons or entities other than the Holders of Registrable Securities or Existing RRA Holders, then the Company shall include in any such Registration or registered offering securities in the priority set forth in subsection 2.1.5.
2.2.3   Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by subsection 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.
2.2.4   Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.4 hereof.
2.3   Market Stand-off.
2.3.1   In connection with any Underwritten Offering of Common Stock of the Company pursuant to this Agreement (other than a Block Trade), if requested by the Underwriters managing the offering, each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, and any other Holder reasonably requested by the managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver “mfn” provisions) in favor of the managing Underwriters to not, sell or dispose of any shares of Common Stock of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent.
2.3.2.   The Company hereby agrees that, in connection with an offering pursuant to Section 2.1 or 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock (or securities convertible, exercisable or exchangeable for shares of Common Stock) (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding securities convertible, exercisable or exchangeable for shares of Common Stock), until a period from seven days prior to the pricing date of such offering until ninety (90) days after the pricing date of such offering or such shorter period as the managing underwriter shall agree to; provided that the time period may be longer than ninety (90) days if required by the managing underwriter, as long as all Holders, directors and officers are subject to the same lock-up.
2.4   Block Trades.
2.4.1   Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $40 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least [five (5)][three (3)] business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.
2.4.2   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this subsection 2.4.2.
2.4.3   Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.4.4   The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).
ARTICLE III
COMPANY PROCEDURES
3.1   General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible (without limiting the generality of the Company’s obligations pursuant to Section 2.1):
3.1.1   prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;
3.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement and/or the Investor (provided that the Investor, as applicable, holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement) or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4   prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5   cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8   at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
3.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;
3.1.10   permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11   in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent (subject to such broker, placement agent or sales agent provided such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), use its commercially reasonable efforts to obtain from the Company’s independent registered public accountants a “cold comfort” letter (including any “bring-down” letter), in customary form and covering such matters of the type customarily covered by “cold comfort” letters, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any, and the Underwriters, if any;
3.1.12   in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders and to the broker, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, or such broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any, and the Underwriters, if any;
3.1.13   enter into and perform its obligations under an underwriting agreement or distribution agreement, in usual and customary form (including with respect to indemnification and “clear market” provisions contained therein), with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;
3.1.14   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15   with respect to an Underwritten Offering pursuant to subsection 2.1.4, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;
3.1.16   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders and the broker, placement agent or sales agent, if any, and Underwriters, if any, as applicable;
3.1.17   upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation; and
3.1.18    in connection with such Registration, including in the event of (x) an Underwritten Offering, or (y) a Block Trade, to the extent requested by the majority participating Holders or Underwriter, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not then been named with respect to the applicable Underwritten Offering.
3.2   Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registerable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders.
3.3   Requirements for Participation in Registration Statement in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4   Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.4.1   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2   If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12) month period, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this subsection 3.4.2.
3.5   Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
3.6    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders the Holders pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective registration statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.
3.6    Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor (not to be unreasonably withheld or delayed), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1   Indemnification.
4.1.1   The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any Holder Information (as defined below). The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any Holder Information; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3   Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5   If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) or email to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided that with respect to notices delivered to the Investor, such notices must be delivered solely via facsimile (with confirmation of receipt) or email:
If to a Holder (other than the Investor), at such Holder’s address as set forth in the Company’s books and records.
If to the Investor, to:
c/o Platinum Equity Advisors, LLC
1 Greenwich Office Park
North Building, Floor 2
Greenwich, CT 06831
Attention:
Louis Samson
Delara Zarrabi

Email:
[***]
[***]

and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210

Attention:
John Holland

Email:
[***]

with copies (which shall not constitute notice) to:
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004-1304
Attention:
David Brown
Victoria VanStekelenburg

Email:
david.brown@lw.com;
victoria.vanStekelenburg@lw.com

If to the Company, to:
CompoSecure, Inc.
309 Pierce Street
Somerset, NJ 08873
Attention:
Thomas R. Knott, Chief Investment Officer

Email:
[***]

with copies (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Laura C. Turano
Tim Cruickshank
David A.P. Marshall

Email:
lturano@paulweiss.com
tcruickshank@paulweiss.com
dmarshall@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective upon delivery of such notice as provided in this Section 5.1.
5.2   Assignment; No Third Party Beneficiaries.
5.2.1   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
5.2.2   Subject to Section 5.2.4, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and Permitted Transferees.
5.2.3   This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.
5.2.4   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) an executed joinder to this Agreement from such successor or permitted assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3   Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
5.4   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware (the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by applicable legal requirements, shall be valid and sufficient service thereof. With respect to any particular proceeding, venue shall lie solely in the County of New Castle, State of Delaware.
5.5   TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
5.6   Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Investor so long as the Investor and its respective Affiliates hold, in the aggregate, the applicable Requisite Percentage; provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.7   Other Registration Rights. Other than as provided in (i) the Existing Debt Registration Rights Agreement, (ii) the Existing Equity Registration Rights Agreement, (iii) the PIPE Subscription Agreements, and (iv) the Warrant Agreement, dated as of November 5, 2021, between Roman DBDR Tech Acquisition Corp. and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.
5.8   Term. This Agreement shall terminate with respect to any Holder on the first date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9   Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
5.10   Additional Holder; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2 hereof, (i) subject to the prior written consent of the Investor so long as the Investor and its respective Affiliates hold, in the aggregate, the applicable Requisite Percentage, the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement and (ii) the Company shall make a party to this Agreement any Pre-Closing Holder (as defined in the Purchase Agreement) who holds Common Stock at the Closing (as defined in the Purchase Agreement) (which would, if such Pre-Closing Holder was a Holder (as defined herein) at such time be Registrable Securities) as a result of the Purchase Agreement and delivers an executed Joinder to the Company (in either case of clause (i) or (ii), each such Person, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder in the form of Exhibit A attached hereto. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement, including in the case of an Additional Holder pursuant to clause (ii) of this Section 5.10 that such Additional Holder will not have rights under Section 2.2. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock (subject to the restriction noted in the immediately preceding sentence).
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
COMPOSECURE, INC.
By:

Name: Thomas R. Knott
Title:   Chief Investment Officer
INVESTOR:
[•]
By:

Name:
Title:
[Signature Page to Investor Rights Agreement]

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT JOINDER
The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [•], between CompoSecure, Inc., a Delaware corporation (the “Company”), and [•] (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.
By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.
[For purposes of this Joinder, “Excluded Sections” shall mean [ ].]1
Accordingly, the undersigned has executed and delivered this Joinder as of the day of       , 20  .

Signature of Stockholder

Print Name of Stockholder
By:
Its:
Address:
Agreed and Accepted as of        , 20  .
COMPOSECURE, INC
By:

Name:
Its:

1
Note to form: For Persons to be made Additional Holders pursuant to clause (ii) of Section 5.10, this language will be included and reference Section 2.2 of the Registration Rights Agreement.

Annex E
MANAGEMENT AGREEMENT
This MANAGEMENT AGREEMENT, dated as of [•], is entered into by and between Forge New Holdings, LLC, a Delaware limited liability company (the “Company”), and Resolute Holdings Management, Inc., a Delaware corporation (the “Manager”).
WHEREAS, the Company is a wholly-owned subsidiary of CompoSecure Holdings, L.L.C., a Delaware limited liability (“CompoSecure Holdings”);
WHEREAS, on [•], 2025, [•] (“Parent”), the Company, [•], a [•] corporation and a wholly-owned subsidiary of CompoSecure Holdings (“BidCo”), the Sellers (as defined in the Transaction Agreement), [•], a [•] corporation (“TargetCo”), [•], a [•] corporation (“New BC”), and the Shareholders’ Representative (as defined in the Transaction Agreement) entered into a Share Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which the Sellers sold to the Company and BidCo, and the Company and BidCo purchased from the Sellers, the New BC Shares and the TargetCo Units (each as defined in the Transaction Agreement) on the Closing Date on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, pursuant to Section 15(d) of that certain Management Agreement, dated as of February 28, 2025, by and between CompoSecure Holdings and the Manager (the “CompoSecure Management Agreement”) and in connection with the closing of the transactions contemplated by the Transaction Agreement (the “Closing”), the Manager has elected to have CompoSecure Holdings to cause, and CompoSecure Holdings desires to cause, the Company to retain the Manager to provide the management and other related services in the manner and on the terms set forth herein;
WHEREAS, the Manager is willing to provide such management and related services in the manner and on the terms hereinafter set forth; and
NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:
Section 1.   Definitions.
(a)   The following terms shall have the meanings set forth in this Section 1(a):
“Actions” has the meaning set forth in Section 9(a).
“Adjusted EBITDA” means, for any period, Net Income for such period, plus, without duplication, (i) the sum of the amounts for such period included in determining such Net Income of (A) Interest Expense, (B) Income Tax Expense, (C) Depreciation and Amortization Expense, (D) losses and expenses that are properly classified under GAAP as extraordinary, (E) all Quarterly Management Fees, (F) actual one-time and non-recurring fees, expenses and costs relating to any acquisition, business combination transaction or other transaction, in each case, evaluated, negotiated and, if applicable, implemented in accordance with the Management Agreement (whether or not closed), (G) any non-cash compensation charge or expense realized or resulting from any contingent payment obligation or similar payment obligation (including any “earn-out” obligation) that would require payments to any Person arising in connection with any acquisition, business combination transaction or other transaction consummated in accordance with the Management Agreement, (H) non-cash losses/(gains) attributable to foreign exchange hedges, (I) any impairment charges or asset write-offs, in each case, pursuant to GAAP, and (J) any other non-cash non-recurring expenses, minus, without duplication, (ii) (A) the sum of the amounts for such period included in determining such Net Income of (1) any gains on sales of assets and gains that are properly classified under GAAP as extraordinary, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP and (2) any cash payments made during such period in respect of non-cash charges described in clause (i)(I) taken in a prior period, and (B) Parent Allocated Expense.
“Affiliate” means, with respect to a Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (ii) any executive officer, employee or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person and (iv) any legal entity for which such Person acts as an executive officer or general partner; provided that it is acknowledged and agreed that (x) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Manager and its Subsidiaries, (y) the Manager and its Subsidiaries shall not be deemed to be Affiliates of the Company and its Subsidiaries and (z) other Persons managed by the Manager shall not be deemed to be Affiliates of the Manager or its Subsidiaries or the Company or its Subsidiaries.
“Agreement” means this Management Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Automatic Renewal Term” has the meaning set forth in Section 11(a).
“BidCo” has the meaning set forth in the Recitals.
“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capitalized Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
“Claim” has the meaning set forth in Section 9(c).
“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Parent.
“Closing” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble, except that, solely for the purposes of Section 3(a), the term “Company” means, collectively, [•] and its controlled Affiliates.
“Company’s Business” means the activities, operations and business affairs of the Company and its controlled Affiliates.
“Company Expenses” has the meaning set forth in Section 8(b).
“Company Indemnified Party” has meaning set forth in Section 9(b).
“Company Kick-Out Event” means (i) a final judgment by any Governmental Authority of competent jurisdiction not stayed or vacated within thirty (30) days that the Manager has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Company or the ability of the Manager to perform its duties under the terms of this Agreement, (ii) an order for relief in an involuntary bankruptcy case relating to the Manager or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) the dissolution of the Manager or (iv) a final, non-appealable judgment by any Governmental Authority of competent jurisdiction that the Manager has (a) committed actual fraud against the Company, (b) misappropriated or embezzled funds of the Company or (c) acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (iv) are caused by an employee and/or officer of the Manager or one of its Affiliates and the Manager cures the damage caused by such actions or omissions within thirty (30) days of such determination, then such event shall not constitute a Company Kick-Out Event.
“Company Kick-Out Right” means the Company’s right to terminate this Agreement, in accordance with the terms hereof, upon the occurrence of a Company Kick-Out Event.
“Company-Selected Valuation Firm” has the meaning set forth in Section 11(e)(ii).
“Company Termination Notice” has the meaning set forth in Section 11(b).

“Confidential Information” means all confidential, proprietary or non-public information of, or concerning the performance, terms, business, operations, activities, personnel, training, finances, actual or potential acquisitions, plans, compensation, clients or investors of the Company or its Subsidiaries, written or oral, obtained by the Manager in connection with the services rendered hereunder; provided that Confidential Information shall not include information which (i) is in the public domain at the time it is received by the Manager, (ii) becomes public other than by reason of a disclosure by the Manager in breach of this Agreement, (iii) was already in the possession of the Manager lawfully and on a non-confidential basis prior to the time it was received by the Manager from the Company or its Affiliates, (iv) was obtained by the Manager from a third-party which, to the Manager’s knowledge, was not disclosed in breach of an obligation of such third-party not to disclose such information or (v) was developed independently by the Manager without using or referring to any of the Confidential Information.
“Consultation Period” has the meaning set forth in Section 11(b)(i).
“Covered Person” has the meaning set forth in Section 5(b).
“Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expense of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.
“Effective Date” has the meaning set forth in Section 11(a).
“Effective Termination Date” means, as applicable, (a) with respect to any termination of this Agreement by the Company pursuant to Section 11(b), the last day of the Initial Term or Automatic Renewal Term during which the Company exercises such termination right, (b) with respect to any termination of this Agreement by the Manager pursuant to Section 11(d)(iii), the date upon which the Manager provides a Manager Termination Notice pursuant to Section 11(d)(iii), or (c) with respect to any other termination of this Agreement by the Company or the Manager pursuant to Section 11, the last day of the notice period required for the exercise by the Company or the Manager of its applicable termination right.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.
“Fair Market Value of Fees Payable” means, as of the Effective Termination Date, the fair market value of the aggregate Quarterly Management Fees then payable or that would become payable hereunder if this Agreement were automatically renewed and remained in effect in perpetuity. For the avoidance of doubt, the Fair Market Value of Fees Payable shall be determined without regard to any waiver or other discount by the Manager of any Quarterly Management Fee (which shall be calculated for purposes of the determination of the Fair Market Value of Fees Payable as though no such waiver or discount was applied).
“GAAP” means generally accepted accounting principles in the U.S.
“Governing Agreements” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and limited liability company agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Governmental Authority” means any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal, agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency.
“Income Tax Expense” means, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto and any expensed taxes), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Indemnified Party” has the meaning set forth in Section 9(b).

“Independent Director” means, a member of the board of directors of Parent who qualifies as an “independent director” under the Exchange Act and the NYSE Rules.
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.
“Initial Term” has the meaning set forth in Section 11(a).
“Initial Valuation Firm Review Period” has the meaning set forth in Section 11(e)(ii).
“Investment Bank-Selected Valuation Firm” has the meaning set forth in Section 11(e)(iii).
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time, or any successor statute thereto.
“Letter Agreement” means the letter agreement, dated as of February 28, 2025, by and between Parent and the Manager.
“Losses” means any expenses, losses, damages, liabilities, demands, penalties, costs, charges and claims of any nature whatsoever (including any Out-of-Pocket Expenses).
“LTM Adjusted EBITDA” means, with respect to any twelve (12)-month period prior to a determination date, the last twelve (12) months’ aggregate amount of Adjusted EBITDA. Schedule I sets forth an illustrative calculation of LTM Adjusted EBITDA for the twelve (12)-month period ended [•].
“Manager” has the meaning set forth in the Preamble.
“Manager Expenses” has the meaning set forth in Section 8(a).
“Manager Indemnified Party” has the meaning set forth in Section 9(a).
“Manager Permitted Disclosure Parties” has the meaning set forth in Section 6(b).
“Manager-Selected Valuation Firm” has the meaning set forth in Section 11(e)(ii).
“Manager Termination Notice” has the meaning set forth in Section 11(d)(ii).
“Mediation” has the meaning set forth in Section 11(b)(ii).
“Mediator” has the meaning set forth in Section 11(b)(ii).
“Multiple on Fees Value” means an amount equal to (i) the aggregate Quarterly Management Fees that became payable hereunder during the twenty-four (24)-month period ended as of the last day of the most recent fiscal quarter completed prior to the Effective Termination Date multiplied by (ii) four (4). For the avoidance of doubt, the Multiple on Fees Value shall be determined without regard to any waiver or other discount by the Manager of any Quarterly Management Fee (which shall be calculated for purposes of the determination of the Multiple on Fees Value as though no such waiver or discount was applied).
“Net Income” means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (i) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (ii) the undistributed earnings of any Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation law applicable to such Subsidiary.

“Net Present Value of Fees Payable” means, as of the Effective Termination Date, (i) the net present value of the aggregate Quarterly Management Fees then payable or that would become payable hereunder during the five (5)-year period following the Effective Termination Date, discounted annually at a per annum rate equal to six percent (6.0%), plus (ii) the net present value of the terminal value of the Quarterly Management Fees that would become payable hereunder after such five (5)-year period if this Agreement were automatically renewed and remained in effect in perpetuity, discounted from the terminal year to the applicable present date at a per annum rate equal to six percent (6.0%). For the avoidance of doubt, the Net Present Value of Fees Payable shall be determined without regard to any waiver or other discount by the Manager of any Quarterly Management Fee (which shall be calculated for purposes of the determination of the Net Present Value of Fees Payable as though no such waiver or discount was applied).
“NYSE” means the New York Stock Exchange.
“NYSE Rules” means the NYSE listing rules currently in effect and, as amended, restated, supplemented or otherwise modified from time to time.
“Out-of-Pocket Expenses” means any and all documented and reasonable out-of-pocket expenses (including fees and out-of-pocket disbursements of counsel).
“Parent” has the meaning set forth in the Recitals.
“Parent Allocated Expense” means, for any period, the sum of all selling, general and administrative expenses of Parent, all as determined for Parent in accordance with GAAP, minus, without duplication, (i) the sum of (A) Depreciation and Amortization Expense, (B) losses and expenses that are properly classified under GAAP as extraordinary, (C) actual one-time and non-recurring fees, expenses and costs relating to any acquisition, business combination transaction or other transaction, in each case, evaluated, negotiated and, if applicable, implemented in accordance with the Management Agreement (whether or not closed), (D) any non-cash compensation charge or expense realized or resulting from any contingent payment obligation or similar payment obligation (including any “earn-out” obligation) that would require payments to any Person arising in connection with any acquisition, business combination transaction or other transaction consummated in accordance with the Management Agreement, (E) any impairment charges or asset write-offs, in each case, pursuant to GAAP, and (F) any other non-cash non-recurring expenses, plus, without duplication, (ii) the sum of the amounts for such period included in determining such selling, general and administrative expenses of Parent of (A) any gains on sales of assets and gains that are properly classified under GAAP as extraordinary, all as determined for Parent in accordance with GAAP and (B) any cash payments made during such period in respect of non-cash charges described in clause (i)(F) taken in a prior period.
“Parent Trading Price” means the VWAP of one (1) share of Class A Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the date that the Termination Fee is finally determined pursuant to Section 11(e) (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.
“Quarterly Management Fee” means, with respect to each fiscal quarter, the quarterly management fee, payable in arrears, in a cash amount equal to two-and-a-half percent (2.5%) of LTM Adjusted EBITDA, measured for the period ending on the last day of the fiscal quarter then ended. The Quarterly Management Fee shall be pro-rated for partial periods, to the extent necessary, as described more fully elsewhere herein.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto.
“Subsidiary” means a corporation, limited liability company, partnership, joint venture or other entity or organization of which: (i) the Company or any other subsidiary of the Company is a general partner or managing member, or (ii) voting power to elect a majority of the board of directors, trustees or other Persons performing similar functions with respect to such entity or organization is held by the Company or by any one or more of the Company’s subsidiaries; provided that, for the avoidance of doubt, it is acknowledged and agreed that (x) the Company and its Subsidiaries shall not be deemed to be Subsidiaries of the Manager and its Subsidiaries and (y) other Persons managed by the Manager shall not be deemed to be Subsidiaries of the Manager or its Subsidiaries or the Company or its Subsidiaries.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement.
“TargetCo” has the meaning set forth in the Recitals.
“Termination Fee” means an amount equal to the greatest of (i) the Fair Market Value of Fees Payable, (ii) the Net Present Value of Fees Payable and (iii) the Multiple on Fees Value.
“Termination Fee Negotiation Period” has the meaning set forth in Section 11(e)(i).
“Termination Make-Whole Cash Payment” has the meaning set forth in Section 11(f).
“Termination Shares” has the meaning set forth in Section 11(f).
“Termination Shares Value” means an amount equal to (i) the aggregate number of Termination Shares multiplied by (ii) the Parent Trading Price.
“Termination Without a Company Kick-Out Event” has the meaning set forth in Section 11(b).
“Trading Days” means a day on which NYSE is open for the transaction of business.
“Transaction Agreement” has the meaning set forth in the Recitals.
“Valuation Firm” has the meaning set forth in Section 11(e)(iii).
“VWAP” means the daily per share volume-weighted average price of Class A Common Stock on the principal U.S. securities exchange, “over-the-counter” market or automated or electronic quotation system on which Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours)).
(b)   As used herein, “fiscal quarters” shall mean the applicable fiscal quarter of Parent and “fiscal year” shall mean the applicable fiscal year of Parent. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. References herein to “Sections,” “clauses” and other subdivisions, and to Schedules, without reference to a document are to the specified Sections, clauses and other subdivisions of and Schedules to, this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
Section 2.   Appointment of the Manager.   To the fullest extent permitted by Delaware law, the Exchange Act, the Securities Act, the NYSE Rules and any other applicable rule or regulation (including the rules and regulations promulgated under the Exchange Act and the Securities Act), the Company hereby appoints the Manager (and grants to it all powers necessary, convenient or appropriate) to, and the

Manager hereby agrees and covenants that it shall manage the day-to-day business and operations and oversee the strategy of the Company and its controlled Affiliates in accordance with the terms of this Agreement.
Section 3.   Obligations of the Manager.
(a)   Subject to Section 2, the Manager shall use commercially reasonable efforts to perform (or cause to be performed) the following services (the “Services”):
(i)   establishing and monitoring the Company’s objectives, financing activities and operating performance;
(ii)   selecting and overseeing the Company’s management team and their performance;
(iii)   reviewing and approving the Company’s compensation and benefit plans, programs, policies, arrangements and agreements, including with respect to any grants of equity awards to Persons providing services to the Company;
(iv)   devising capital allocation strategies, plans and policies of the Company;
(v)   setting the budget parameters and expense guidelines of the Company and monitoring compliance therewith;
(vi)   identifying, analyzing and overseeing the consummation of business opportunities and potential acquisitions, dispositions and other business combinations;
(vii)   originating and recommending opportunities to form or acquire, and structuring and managing, any joint ventures;
(viii)   leading or overseeing negotiations with potential participants in any business opportunity under the Company’s consideration and determining (or delegating to any officer of the Company the decision to determine) if and when to proceed;
(ix)   engaging and supervising, on the Company’s behalf, independent contractors and third-party service providers;
(x)   communicating on behalf of the Company with the holders of any securities of the Company (A) as required to satisfy any reporting and other requirements of any Governmental Authority having jurisdiction over the Company and (B) to maintain effective relations with such holders;
(xi)   overseeing all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day activities (other than with the Manager or its Affiliates);
(xii)   counselling the Company in connection with decisions required by Delaware law to be made by the Board; and
(xiii)   performing such other services from time to time in connection with the management of the business and affairs of the Company and its activities as the Company shall reasonably request and/or the Manager shall deem appropriate under the particular circumstances.
(b)   From the Effective Date until the termination of this Agreement, if any, in accordance with Section 11, the Company, on behalf of itself and its controlled Affiliates, hereby constitutes, appoints and authorizes the Manager, and any officer of the Manager acting on its behalf from time to time, as the true and lawful agent and attorney-in-fact of the Company and such controlled Affiliates, in its or their respective names, places and steads, to negotiate, execute, deliver and enter into any certificates, instruments, agreements, authorizations and other documentation in the name and on behalf of the Company or any such controlled Affiliate as the Manager, in its sole discretion, deems necessary or appropriate to perform the Services, in each case subject to subject to Section 2. This power of attorney is deemed to be coupled with an interest. In performing the Services, as an agent of the Company or any of its controlled Affiliates, the Manager shall have the right to exercise all powers and authority which are reasonably necessary and customary to perform its obligations under this Agreement.
(c)   The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the Persons as the Manager deems necessary or advisable to perform the Services (which Persons may include Affiliates of the Manager), in each case, subject to Section 2; provided that any such services may be provided by such Affiliates only to the extent such services are on arm’s length terms. In performing or causing to be performed the Services, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, accountants, legal counsel and other professional service providers) hired by the Manager.
(d)   At the Company’s reasonable request, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, (i) reports and other information on the Company’s operations and (ii) other information relating to any proposed or consummated business acquisition or divestiture.
(e)   At all times during the term of this Agreement, the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage that is customarily carried by managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company and its Subsidiaries.
(f)   Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, employees, agents, nominees or signatories for the Company or any of its controlled Affiliates. When executing documents or otherwise acting in such capacities for the Company or any of its controlled Affiliates, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its controlled Affiliates.
(g)   The Manager shall refrain from any action that, in its sole judgment made in good faith, would materially violate any law, rule or regulation of any Governmental Authority having jurisdiction over the Company and its controlled Affiliates. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, any of its controlled Affiliates or any of their respective Affiliates or equityholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 9.
(h)   For the avoidance of doubt, and not withstanding anything to the contrary in this Agreement, the entry by the Company and the Manager into this Agreement and the performance of their respective obligations hereunder shall not affect the authority, duties or responsibilities of the executive officers of Parent or the Company, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Parent, or the Executive Chairman of the Company.
Section 4.   Obligations of the Company.
(a)   The Company agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, all steps reasonably necessary to allow the Manager, subject to Section 2, to make any filing required to be made under the Securities Act, Exchange Act, the NYSE Rules or other applicable law, rule or regulation on behalf of the Company in a timely manner.
(b)   The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.
(c)   The Company hereby acknowledges and agrees that the Manager may use the name “Husky Technologies” and other trademarks of the Company in connection with its activities under this Agreement (including, in connection with the preparation of any filing with or notification to any Governmental Authority made on behalf of the Company or any of its Subsidiaries). The parties hereto will reasonably cooperate to maintain reasonable quality control with respect to the Manager’s use of such trademarks.

Section 5.   Additional Activities of the Manager; Non-Solicitation.
(a)   Nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, or any of its or their officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the business objectives or policies of any such other Person are similar to those of the Company, (ii) in any way bind or restrict the Manager or any of its Affiliates, or any of its or their officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, or any of its or their officers, directors or employees may be acting, or (iii) prevent the Manager or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 5(a) which shall be for the Manager’s (and/or its Affiliates’) sole benefit. In furtherance of the foregoing, the Company acknowledges and agrees that (A) this Agreement and the Manager’s obligation to provide the Services shall not create an exclusive relationship between the Manager and its Affiliates, on the one hand, and the Company and its controlled Affiliates, on the other hand, (B) the Manager and its Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company or any of its controlled Affiliates and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Manager and its Affiliates, (C) none of the Manager or any of its Affiliates who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its controlled Affiliates shall have any duty to communicate or offer such opportunity to the Company or any of its controlled Affiliates, and the Manager and its Affiliates shall not be liable to the Company or any of its controlled Affiliates for breach of any fiduciary or other duty by reason of the fact that the Manager or any of its Affiliates pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any of its controlled Affiliates and (D) the Manager and its Affiliates may, in the Manager’s sole and absolute discretion, allocate opportunities among the Company and such other Persons to which the Manager renders services of any kind, or for which the Manager otherwise acts as an external manager, in any manner that the Manager determines would be necessary, convenient or appropriate (which determination, for the avoidance of doubt, may be based upon such allocation of opportunities that maximizes the aggregate management fees received by the Manager pursuant to this Agreement and any other management agreement or similar agreement entered into between the Manager and such other Persons). Notwithstanding anything herein to the contrary, (x) nothing in this Agreement shall be construed to impose on the Manager an express or implied fiduciary duty to the Company, any of its controlled Affiliates or their respective holders of equity or voting interests, and (y) none of the Company or any of its controlled Affiliates shall have any rights in or to such business ventures, potential transactions, agreements, arrangements, opportunities or other matters referred to in this Section 5(a), or the income or profits or losses derived therefrom, and the pursuit of such business ventures, potential transactions, agreements, arrangements, opportunities or other matters, even if competitive with the activities of the Company and its controlled Affiliates, shall not be deemed wrongful or improper.
(b)   In the event of a Termination Without a Company Kick-Out Event by the Company pursuant to Section 11(b), for a period of two (2) years following such termination, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any Person who has been employed by the Manager or any of its Affiliates at any time within the two (2)-year period immediately preceding the date on which such Person commences employment with or is otherwise retained by the Company (any such Person, a “Covered Person”); provided that the preceding sentence shall not restrict the Company from employing or retaining any Covered Person who devotes substantially all of such Covered Person’s business time and attention to the Company’s Business, other than with respect to acquisitions, dispositions and other business combinations, joint ventures or other investments of the Company or any of its Subsidiaries. The Company acknowledges and agrees that, in addition to any damages, the Manager may be entitled to equitable relief for any violation of this Section 5(b) by the Company, including, injunctive relief.

Section 6.   Records; Confidentiality.
(a)   The Manager shall maintain appropriate books of account, records and files relating to services performed hereunder, and such books of account, records and files shall be accessible for inspection by representatives of the Company at any time during normal business hours upon advance written notice. The Manager shall have full responsibility for the maintenance, care and safekeeping of all such books of account, records and files (it being understood that if any such recordkeeping services are performed by service providers to the Company and such service providers are monitored by the Manager with due care, the Manager shall be in compliance with the foregoing).
(b)   Until the third (3rd) anniversary of any termination of this Agreement pursuant to Section 11 (or in the case of trade secrets, for so long as such trade secrets constitute trade secrets under applicable law), the Manager shall keep confidential any and all Confidential Information and shall not use Confidential Information other than in connection with the performance of the Services or disclose Confidential Information, in whole or in part, to any Person other than (i) to officers, directors, employees, agents, representatives, advisors of the Manager or its Affiliates who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, lenders or other financing sources, co-originators, custodians, administrators, brokers, commercial counterparties or any similar entity and others in the ordinary course of the Company’s Business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Company or its Affiliates or disclosure or presentations to investors in the Company’s Business (subject to compliance with applicable law), (iv) to Governmental Authorities having jurisdiction over the Company or the Manager, (v) as requested by law, legal process or regulatory request to which the Manager or any Person to whom disclosure is permitted hereunder is a party or subject, (vi) to existing or prospective investors in the Company’s Business and their advisors to the extent such Persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and non-use, or (vii) with the consent of the Company, including pursuant to a separate agreement entered into between the Manager and the Company. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information. Nothing herein shall prevent the Manager from disclosing Confidential Information (A) upon the order of any court or administrative agency, (B) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (C) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (D) to its legal counsel or independent auditors; provided, however, that with respect to clauses (A) and (B), it is agreed that, so long as not legally prohibited, the Manager will (x) consider, and if advisable seek, at the Company’s sole expense, an appropriate protective order or confidentiality agreement, (y) notify the Company of such disclosure, and (z) in the absence of an appropriate protective order or confidentiality agreement, disclose only that portion of such information that is responsive to such request or demand.
Section 7.   Compensation.
(a)   For the Services rendered, the Company shall pay the Quarterly Management Fees to the Manager. The Manager will not receive any Quarterly Management Fees for periods prior to the Effective Date. The Manager may (at its sole discretion) elect not to receive, or to discount, any Quarterly Management Fee for a given quarterly period, which election shall not be deemed to constitute a waiver or discount of the Quarterly Management Fee in any future periods and shall, for the avoidance of doubt, be ignored in calculating the Termination Fee (and the components thereof).
(b)   The parties hereto acknowledge that the Quarterly Management Fee is intended in part to compensate the Manager and its Affiliates for the costs and expenses (other than reimbursable costs and expenses) the Manager will incur hereunder, as well as certain expenses not otherwise reimbursable under Section 8, in order for the Manager to provide the Services to the Company. A management fee paid by the Manager under a sub-management agreement (if any) shall not constitute an expense reimbursable by the Company under this Agreement or otherwise unless otherwise approved by the Company.
(c)   Each Quarterly Management Fee shall be payable in arrears in cash, commencing with the fiscal quarter in which the Effective Date occurs. If applicable, the initial and final Quarterly Management Fees shall be pro-rated based on the number of days during the initial and final fiscal quarter, respectively, that this Agreement is in effect. The Manager shall calculate each Quarterly Management Fee, and deliver such calculation to the Company, within thirty (30) days following the last day of each fiscal quarter and the Company shall pay the Manager the applicable Quarterly Management Fee for such fiscal quarter within three (3) Business Days after the date of delivery to the Company of such computations.
(d)   The Company shall make any payments due hereunder to the Manager or, if the Manager directs, to an Affiliate of the Manager.
(e)   The parties hereto acknowledge that, for the avoidance of doubt, any fees under this Agreement, the CompoSecure Management Agreement and any other management agreement that may be entered into from time to time pursuant to Section 15(d) of the CompoSecure Management Agreement or Section 15(d) of this Agreement, shall be calculated in a manner such that there will be no duplication of fees nor fee deductions, including with respect to Parent Allocated Expenses.
Section 8.   Expenses.
(a)   Subject to Section 8(b) and except as otherwise specifically acknowledged and agreed in writing, the Manager shall be responsible for the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement or otherwise (including, each of the officers of the Company and any directors of the Company who are also directors, officers or employees of the Manager or any of its Affiliates), including, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance (other than insurance specifically required under this Agreement, including pursuant to Section 3(e)) with respect to such personnel (collectively, “Manager Expenses”).
(b)   The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for documented costs and expenses of the Manager and its Affiliates incurred on behalf of the Company other than Manager Expenses (collectively, “Company Expenses”). The Manager, in good faith, shall determine whether a cost or expense is a Manager Expense or Company Expense. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses shall be paid by the Company and shall not be paid by the Manager or its Affiliates: (i) fees, costs and expenses in connection with transaction costs incident to the acquisition, negotiation, structuring, trading, settling, disposition and financing of any investments of the Company and its Subsidiaries (whether or not consummated); (ii) fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market and other similar services rendered to the Company or any of its Subsidiaries (including, where the context requires, through one or more third-parties and/or Affiliates of the Manager) or, if provided by the Manager’s personnel, in accordance with Section 3(c); (iii) the compensation and expenses of the directors and officers of the Company and its Subsidiaries, as applicable, the cost of liability insurance to indemnify such directors and officers and the non-cash equity incentive compensation (that is denominated in, or the value of which is determined with reference to, shares of capital stock of Parent) of the personnel of the Company and its Subsidiaries, the Manager and their respective Affiliates who provide services to the Company and its Affiliates; (iv) interest and fees and expenses arising out of borrowings made by the Company or any of its Subsidiaries, including, costs associated with the establishment and maintenance of any credit facilities, other financing arrangements, or other indebtedness of the Company or any of its Subsidiaries (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any securities offerings of the Company or any of its Subsidiaries; (v) expenses connected with communications to holders of securities of the Company or any of its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of any Governmental Authorities having jurisdiction over the Company or any of its Subsidiaries, including, all costs of preparing and filing required reports with the SEC, the costs payable by the Company or any of its Subsidiaries to any transfer agent and registrar in connection with the listing and/or trading of the securities of the Company or any of its Subsidiaries on any exchange, the fees payable by the Company or any of its Subsidiaries to any such exchange in connection with its listing, costs of preparing, printing and mailing any other reports or related statements of the Company or any of its Subsidiaries; (vi) costs of the Company or any of its Subsidiaries associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Manager, technology service providers and related software/hardware utilized in connection with the investment and operational activities of the Company and its Subsidiaries; (vii) expenses incurred by managers, officers, personnel and agents of the Manager for travel on behalf of the Company or any of its Subsidiaries and other Out-of-Pocket Expenses incurred by them in connection with the Services or the acquisition, financing, refinancing, sale or other disposition of an investment or any securities offerings of the Company or any of its Subsidiaries; (viii) expenses incurred with respect to market information systems and publications, research publications and materials, including, news research and quotation equipment and services, obtained or used by the Manager in connection with rendering the Services or performing any other duty hereunder; (ix) the costs and expenses relating to ongoing regulatory compliance matters and regulatory reporting obligations relating to the Company’s Business; (x) the costs of any litigation involving the Company or any of its Subsidiaries or its or their respective assets and the amount of any judgments or settlements paid in connection therewith, (xi) all taxes and license fees of the Company and its Subsidiaries; (xii) all costs of directors and officers, liability or other insurance relating to the Company’s Business and other insurance costs incurred in connection with the operation of the Company’s Business, except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel, and all indemnification or extraordinary expense or liability relating to the Company’s Business; (xiii) costs and expenses incurred in contracting with any third-parties, in whole or in part, on behalf of the Company or any of its Subsidiaries; (xiv) all other costs and expenses relating to the Company’s Business and operations, including, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of businesses, including appraisal, reporting, audit and legal fees; (xv) expenses relating to any office(s) or office facilities, including, disaster backup recovery sites and facilities, maintained for the Company, any of its Subsidiaries or any investments of the Company and its Subsidiaries separate from the office or offices of the Manager; (xvi) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made to or on account of holders of securities of the Company or any of its the Subsidiaries, including, in connection with any dividend reinvestment plan; (xvii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any of its Subsidiaries, or against any trustee, director, partner, member or officer of the Company or any of its Subsidiaries in such Person’s capacity as such for which the Company or any of its Subsidiaries is required to indemnify such trustee, director, partner, member or officer by any Governmental Authority; and (xviii) all other expenses actually incurred by the Manager (except as otherwise specifically excluded herein) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.
(c)   The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for the same type of expenses or similar expenses in future periods if such expenses or similar expenses are incurred in future periods.
(d)   The provisions of this Section 8 shall survive any termination of this Agreement pursuant to Section 11 to the extent such expenses have previously been incurred or are incurred in connection with such termination.
Section 9.   Limits of the Manager’s Responsibility; Indemnification.
(a)   The Manager assumes no responsibility under this Agreement other than to render the Services in good faith in accordance with this Agreement. To the fullest extent permitted by Delaware law, the Manager and its Affiliates, including their respective directors, officers, employees, managers, trustees, control persons, partners, stockholders and equityholders, will not be liable to the Company, any of its Subsidiaries or any of their respective Affiliates or equityholders, for any acts or omissions by the Manager or its officers, employees or Affiliates performed in accordance with, pursuant to, or in furtherance of, this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim, by the enforcement of any judgment or assessment or by any legal or equitable proceeding (including any threatened or ongoing investigative, administrative, judicial or regulatory action or proceeding), or by virtue of any statute, regulation or other applicable law, or otherwise (together, “Actions”), except by reason of acts or omission constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement. The Company shall, to the fullest extent permitted by Delaware law, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates including their respective directors, officers, employees, managers, trustees, control persons, partners, stockholders and equityholders (each, a “Manager Indemnified

Party”), (i) of and from any and all Losses in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith in accordance with, pursuant to, or in furtherance of, this Agreement and not constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Agreement and (ii) of and from any Out-of-Pocket Expenses incurred in connection with investigating, preparing or defending any Actions as such expenses are incurred or paid (provided that if it is ultimately finally judicially determined in a court of competent jurisdiction that such Manager Indemnified Party is not entitled to indemnification hereunder, such Manager Indemnified Party shall reimburse the Company for any Out-of-Pocket Expenses already paid or reimbursed by the Company in respect of which such final judicial determination was made). Notwithstanding the above, the Manager will not be liable for trade errors that may result from ordinary negligence, errors in the investment decision making process and/or in the trade process.
(b)   The Manager shall, to the fullest extent permitted by Delaware law, reimburse, indemnify and hold harmless the Company, its Subsidiaries and the directors, officers and employees of the Company and its Subsidiaries, as applicable (each, a “Company Indemnified Party”, a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or (ii) any claims by the Manager’s or its Affiliate’s employees relating to the terms and conditions of their employment by the Manager or its Affiliate.
(c)   In case any such claim, suit, action, investigation or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section 9; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to this Section 9 unless the failure to provide such notice results in material prejudice to the indemnifying party. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith control and defend any such Claim (including any settlement thereof) with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section 9(c), also represent the indemnifying party in such Claim. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party; provided that (A) such settlement is without any Losses (including equitable relief) whatsoever to such Indemnified Party, (B) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (C) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. Subject to the immediately prior sentence, the applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 9 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 9.
(d)   Any Indemnified Party entitled to indemnification hereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such Indemnified Party is indemnified or covered prior to seeking recovery hereunder and shall obtain the written consent of the Company or the Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of the Company or the Manager (as applicable) to indemnify such Indemnified Party. If such Indemnified Party shall actually recover any amounts under any applicable insurance policies or other indemnity then available, it shall offset the net proceeds so received against any amounts owed by the Company or the Manager (as applicable) by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Company or the Manager (as applicable) in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company or the Manager (as applicable) to such Indemnified Party) to the Company or the Manager (as applicable). If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Company or the Manager and also of any other Person or entity for which the Indemnified Party hereunder was then acting in a similar capacity, the amount of the indemnification to be provided by the Company or the Manager (as applicable) may be limited to the Company’s or the Manager’s (as applicable) allocable share thereof if so determined by the Company or Manager (as applicable) in good faith.
(e)   The provisions of this Section 9 shall survive any termination of this Agreement pursuant to Section 11.
Section 10.   No Joint Venture.   The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
Section 11.   Term; Renewal; Termination.
(a)   Term; Renewal.   This Agreement became effective on the Closing (the “Effective Date”) and shall continue in operation, unless terminated in accordance with the terms hereof, until the tenth (10th) anniversary of the Effective Date (the “Initial Term”). Following the Initial Term, this Agreement shall be deemed renewed automatically for successive and additional ten (10)-year period(s) (each, an “Automatic Renewal Term”) unless the Company or the Manager elects to terminate or not renew this Agreement in accordance with Section 11(b), Section 11(c) or Section 11(d), as applicable. For the avoidance of doubt, during the Initial Term and each Automatic Renewal Term, the Company shall have the Company Kick-Out Right.
(b)   Termination by the Company Without a Company Kick-Out Event.   Notwithstanding any other provision of this Agreement to the contrary, upon both (x) the expiration of the Initial Term or an Automatic Renewal Term, as applicable, and (y) one hundred eighty (180) days’ prior written notice to the Manager (the “Company Termination Notice”), the Company may, without the occurrence of a Company Kick-Out Event, decline to renew this Agreement upon a two-thirds (2/3) vote of the Independent Directors (who have not recused themselves with respect to such vote) that the Quarterly Management Fees payable to the Manager are not fair, subject to clauses (i)-(iv) below (any such nonrenewal, a “Termination Without a Company Kick-Out Event”). The Company Termination Notice shall include reasonable supporting detail for the Independent Directors’ determination that the Quarterly Management Fees payable to the Manager are not fair.
(i)   No later than five (5) Business Days following the receipt by the Manager of the Company Termination Notice, the management teams of the Company and the Manager shall engage in good faith discussions and negotiations to resolve the Independent Directors’ concerns that the Quarterly Management Fees are not fair for a period of sixty (60) days (the “Consultation Period”).
(ii)   If, at the end of the Consultation Period, the Company and the Manager have been unable to resolve such concerns, then the Company and the Manager shall attempt in good faith to retain as soon as reasonably practicable (but in no event later than ten (10) Business Days after the expiration of the Consultation Period) an agreed upon impartial professional mediator who is a partner or a retired partner, in each case, in a law firm of national standing based in New York City with experience in investment management (any such Person, a “Mediator”) for a nonbinding mediation of such dispute (such process, a “Mediation”); provided that if the Company and the Manager cannot agree on a Mediator within such ten (10)-Business Day period, or if the Mediator agreed upon by the Company and the Manager does not accept being retained for the Mediation, then within an additional ten (10) Business Days, the

Company and the Manager shall each select one (1) Mediator and those two (2) Mediators shall, within ten (10) Business Days after their selection, select a third (3rd) Mediator. The Mediation shall be conducted by the Mediator selected in accordance with the preceding sentence on a strictly confidential basis, and no participant shall disclose the existence, nature, any documents, exhibits or information exchanged or presented, in connection with such Mediation, or the result of the Mediation, to any third-party, with the sole exceptions of its legal counsel and/or tax advisor, all of whom shall be bound by these confidentiality terms. The Company and the Manager agree to take all steps necessary to protect the confidentiality of the materials in respect of the Mediation, agree to file (and, if so required by applicable court rules, seek leave to file) confidential information (and documents containing confidential information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms contained herein.
(iii)   In the event that the Company and the Manager are able to resolve such concerns pursuant to Section 11(b)(i) or Section 11(b)(ii) prior to the Effective Termination Date, then the Termination Fee that became payable upon the Manager’s receipt of the Company Termination Notice delivered by the Company pursuant to Section 11(b) shall no longer be payable, (B) such Company Termination Notice shall be deemed to be of no force and effect, (C) the Company and the Manager shall as promptly as practicable (and in no event later than five (5) Business Days following the resolution of such concerns) execute and deliver an amendment to this Agreement setting forth the revised Quarterly Management Fee as then agreed upon by the Company and the Manager and (D) this Agreement, as so amended, shall continue in full force and effect on the terms stated herein and in such amendment.
(iv)   In the event that the Company and the Manager are unable to reach an understanding with respect to the Quarterly Management Fee, the Agreement shall be deemed terminated and the Company shall pay to the Manager the Termination Fee in accordance with Section 11(f).
(c)   Termination by the Company Upon a Company Kick-Out Event.   The Company may terminate this Agreement effective upon thirty (30) days’ prior written notice of termination from the Company to the Manager, without payment of the Termination Fee, upon the occurrence of a Company Kick-Out Event.
(d)   Termination by the Manager.   The Manager shall have the following rights to terminate this Agreement:
(i)   No later than one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the expiration of the then-current term. The Company shall not be required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 11(d)(i).
(ii)   The Manager may terminate this Agreement effective upon sixty (60) days’ prior written notice of termination to the Company (any such notice, a “Manager Termination Notice”) (A) in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30) day period or (B) upon the termination of the Letter Agreement, prior to any nonrenewal or termination of this Agreement. The Company shall be required to pay to the Manager the Termination Fee in accordance with Section 11(f) if the Manager terminates this Agreement pursuant to clause (A) or (B) above.
(iii)   The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay to Manager the Termination Fee.
(e)   Determination of the Termination Fee.   If a Termination Fee becomes payable by the Company to the Manager upon a termination of this Agreement pursuant to Section 11(b), Section 11(d)(ii)(A) or Section 11(d)(ii)(B), the Termination Fee shall be finally determined as follows:

(i)   If the Company and the Manager agree on the Termination Fee within thirty (30) days following receipt (A) by the Manager of a Company Termination Notice delivered by the Company pursuant to Section 11(b) or (B) by the Company of a Manager Termination Notice delivered by the Manager pursuant to Section 11(d)(ii)(A) or Section 11(d)(ii)(B) (the “Termination Fee Negotiation Period”), then the finally determined Termination Fee shall be the amount agreed in writing by the Company and the Manager.
(ii)   If the Company and the Manager do not agree on the Termination Fee prior to the expiration of the Termination Fee Negotiation Period, then, as soon as reasonably practicable (but in no event later than ten (10) Business Days after the expiration of the Termination Fee Negotiation Period), the Manager shall retain an internationally recognized top-tier investment bank (the “Manager-Selected Valuation Firm”) and the Company shall retain a different internationally recognized top-tier investment bank (the “Company-Selected Valuation Firm”), in each case, to deliver to the Manager and the Company, within thirty (30) days following the tenth (10th) Business Day after the expiration of the Termination Fee Negotiation Period (the “Initial Valuation Firm Review Period”), a report setting forth in reasonable detail such Valuation Firm’s good faith determination of (A) the Fair Market Value of Fees Payable, (B) the Net Present Value of Fees Payable, (C) the Multiple on Fees Payable and (D) the Termination Fee. If the Termination Fee determined by the Manager-Selected Valuation Firm and the Termination Fee determined by the Company-Selected Valuation Firm are within ten percent (10%) of each other, then the finally determined Termination Fee shall be the average of such Termination Fees determined by the Manager-Selected Valuation Firm and the Company-Selected Valuation Firm.
(iii)   If the Termination Fees determined by the Manager-Selected Valuation Firm and the Company-Selected Valuation Firm are not within ten percent (10%) of each other, then:
(A)   as soon as reasonably practicable (but in no event later than ten (10) Business Days after the expiration of the Initial Valuation Firm Review Period, the Manager-Selected Valuation Firm and the Company-Selected Valuation Firm shall select a third (3rd) internationally recognized top-tier investment bank (the “Investment Bank-Selected Valuation Firm”, together with the Manager-Selected Valuation Firm and the Company-Selected Valuation Firm, the “Valuation Firms”) to deliver to the Manager and the Company, within thirty (30) days following the tenth (10th) Business Day after the expiration of the Initial Valuation Firm Review Period, a report setting forth in reasonable detail such Valuation Firm’s good faith determination of (1) the Fair Market Value of Fees Payable, (2) the Net Present Value of Fees Payable, (3) the Multiple on Fees Payable and (4) the Termination Fee; and
(B)   the finally determined Termination Fee shall be the average of the Termination Fee determined by the Investment Bank-Selected Valuation Firm and whichever Termination Fee determined by the Manager-Selected Valuation Firm or the Company-Selected Valuation Firm is closer in value to the Termination Fee determined by the Investment Bank-Selected Valuation Firm.
(iv)   In preparing their respective reports, each Valuation Firm shall (A) determine the Termination Fee and components thereof in accordance with the terms of this Agreement, (B) be provided with the same access to the Company’s and the Manager’s respective management teams and the same source documents and information regarding the Company and the Manager and (C) take into account all factors such Valuation Firm determines relevant to such determination, including the Company’s historical financial and operating results, the Company’s future business prospects and projected financial and operating results and public and private market and industry conditions. Each such report prepared shall set forth a single point determination (and not a range of values) of the Termination Fee.
(v)   The Manager shall bear the fees and expenses of the Manager-Selected Valuation Firm. The Company shall bear the fees and expenses of the Company-Selected Valuation Firm. The fees and expenses of the Investment Bank-Selected Valuation Firm shall be borne by the party hereto whose Valuation Firm’s determination of the Termination Fee was the furthest from the Termination Fee determined by the Investment-Bank Selected Valuation Firm, or, if the determinations of such other Valuation Firms were equally different from that determined by the Investment Bank-Selected Valuation

Firm, then the Investment Bank-Selected Valuation Firm’s fees and expenses shall be borne equally by the Manager and the Company.
(f)   Payment of the Termination Fee.   Within five (5) Business Days of the determination of the Termination Fee pursuant to Section 11(e), the Company shall pay to the Manager the Termination Fee, in cash, by wire transfer of immediately available funds, to one (1) or more accounts designated in writing by the Manager. Notwithstanding anything to the contrary in this Agreement, at the option of the Company, by action of a two-thirds (2/3) vote of the Independent Directors (who have not recused themselves with respect to such vote) and upon written notice to the Manager no later than two (2) Business Days after the determination of the Termination Fee pursuant to Section 11(e), the Company’s obligation to pay the Termination Fee pursuant to this Section 11(f) may be satisfied by (i) the issuance to the Manager of an aggregate number of shares of Class A Common Stock equal to (A) all or any portion of the Termination Fee divided by (B) the Parent Trading Price (such shares, collectively, the “Termination Shares”) and (ii) to the extent the Termination Fee exceeds the Termination Shares Value, the payment by the Company to the Manager of an amount equal to such excess, in cash, by wire transfer of immediately available funds, to one (1) or more accounts designated in writing by the Manager (such amount, the “Termination Make-Whole Cash Payment”); provided that any Termination Shares shall be issued and any Termination Make-Whole Cash Payment shall be paid to the Manager within five (5) Business Days of the determination of the Termination Fee pursuant to Section 11(e). For the avoidance of doubt, any issuance of Termination Shares pursuant to this Section 11(f) shall be in accordance with applicable laws and stock exchange regulations.
(g)   No Liability.   Except as expressly provided in Section 5(b), Section 6(b), Section 8 and Section 9 and the Termination Fee that shall become payable by the Company to the Manager upon any termination pursuant to Section 11(b), Section 11(d)(ii)(A) or Section 11(d)(ii)(B), a termination of this Agreement pursuant to this Section 11 shall be without any further liability or obligation of either party hereto to the other party hereto.
(h)   Cooperation.   Following a termination of this Agreement pursuant to this Section 11, the Manager shall cooperate, at the Company’s request and expense, with the Company in executing an orderly transition of the management of the Company.
Section 12.   Assignments.
(a)   Assignments by the Manager.   This Agreement may not be assigned by the Manager without the consent of the Company, which consent shall be contingent on the affirmative vote of a majority of the Company’s Independent Directors. Notwithstanding the foregoing, the Manager may, at any time without the approval of the Company and without the approval of the Company’s Independent Directors, (i) assign this Agreement to one or more Affiliates of the Manager and (ii) delegate to one or more of its Affiliates, including sub-managers where applicable, the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliates’ performance. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all acts or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.
(b)   Assignments by the Company.   This Agreement shall not be assigned by the Company without the prior written consent of the Manager.
Section 13.   Action Upon Termination.   Notwithstanding anything to contrary contained herein, from and after any Effective Termination Date, the Manager shall not be entitled to compensation for further Services hereunder, but shall be paid all compensation accruing to such Effective Termination Date and, upon a termination of this Agreement pursuant to Section 11(b), Section 11(d)(ii)(A) or Section 11(d)(ii)(B), the Termination Fee.
Section 14.   Representations and Warranties.
(a)   The Company hereby represents and warrants to the Manager as follows:
(i)   The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign limited liability company and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.
(ii)   The Company has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person that has not already been obtained, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
(iii)   The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any Governmental Authority binding on the Company, or the Governing Agreements of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(b)   The Manager hereby represents and warrants to the Company as follows:
(i)   The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and the legal right to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.
(ii)   The Manager has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including stockholders of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
(iii)   The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any Governmental Authority binding on the Manager, or the Governing Agreements of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
Section 15.   Miscellaneous.
(a)   Notices.   Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second (2nd) following Business Day (or third (3rd) following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received or (iv) posted on a password protected website maintained by the Manager and for which the Company has received access instructions by electronic mail, when posted:
The Company:	[Company] c/o CompoSecure Holdings, L.L.C. 309 Pierce Street Somerset, NJ 08873 Attention: General Counsel
The Manager:	Resolute Holdings Management, Inc. 445 Park Avenue, Suite 5B New York, NY 10022 Attention: Chief Executive Officer
(b)   Binding Nature of Agreement; Successors and Assigns; No Third-Party Beneficiaries.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein. Except for Section 5 and Section 9, none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third-party.
(c)   Integration.   This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(d)   Additional Agreements.   In the event the Company forms any Subsidiary or acquires any business or any other equity interest (or other interest convertible or exchangeable into an equity interest) in any other Person, following the Effective Date, the Company shall, at the Manager’s election, cause any such Subsidiary, business or other Person to enter into a management agreement with the Manager in a form substantially similar to this Agreement (for the avoidance of doubt, there will be no duplication of fees under this Agreement and any such agreement), and, if the Manager so elects shall not make such acquisition in the absence of such a management agreement.
(e)   Amendments.   Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.
(f)   Governing Law.   Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all of the terms and provisions hereof shall be governed by and construed under the laws of the State of Delaware.
(g)   Forum; Consent to Service.   To the fullest extent permitted by law, in the event of any proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware), (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines and, (iii) agree that all claims in respect of such a proceeding must be heard and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware). Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the parties hereto hereby agrees and consents that service of any process, summons, notice, or document pursuant to Section 15(a) shall be effective service of process for any suit or proceeding arising out of the terms and conditions of this Agreement.
(h)   Waiver of Jury Trial.   EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(i)    Survival of Representations and Warranties.   All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.
(j)   No Waiver; Cumulative Remedies.   No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(k)   Costs and Expenses.   Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations, preparation of and entry into this Agreement, and all matters incident thereto, prior to the Effective Time. For the avoidance of doubt, all costs and expenses incurred by the parties hereto on and after the Effective Time in connection with the performance of their respective duties hereunder shall be borne in accordance with Section 8.
(l)   Headings.   The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
(m)   Counterparts.   This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(n)   Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(o)   Action by the Company.   Notwithstanding anything to the contrary in this Agreement, only the Company, by action of a two-thirds (2∕3) vote of the Independent Directors (who have not recused themselves with respect to such vote), and for the avoidance of doubt not the Manager, may exercise the Company’s rights or grant any consent, amendment or waiver hereunder, including the termination rights under Section 11(b).
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.
Company:
[•]
By:

Name:
Title:
Manager:
Resolute Holdings Management, Inc.,
By:

Name:
Title:
[Signature Page to Management Agreement]

Schedule I
Illustrative LTM Adjusted EBITDA Calculation

Annex F
First Amendment to the Amended and Restated Waiver Agreement
This First Amendment to the Amended and Restated Waiver Agreement (this “Amendment”) is made as of [•], by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Resolute Compo Holdings LLC, a Delaware limited liability company (“Resolute Compo Holdings”), and Tungsten 2024 LLC, a Delaware limited liability company (“Tungsten” and, together with the Company and Resolute Compo Holdings, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Governance Agreement (as defined below).
WITNESSETH
WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Governance Agreement, dated as of September 17, 2024 (the “Governance Agreement”);
WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Amended and Restated Waiver Agreement, dated as of July 12, 2025 (the “Waiver Agreement”), pursuant to which (a) the Parties waived the Board Size Requirement and (b) the Stockholder waived its right to designate a sixth (6th) Stockholder Director in accordance with the Stockholder Directors Requirement (the “Specified Stockholder Designation Right”), in each case, subject to and in accordance with the terms set forth therein;
WHEREAS, pursuant to Section 5 of the Waiver Agreement, any amendment by any Party of any provision of the Waiver Agreement must be (a) first approved by a majority of the Independent Directors and (b) set forth in an instrument in writing signed by the parties to the Waiver Agreement;
WHEREAS, the Parties desire to amend the Waiver Agreement as set forth in this Amendment; and
WHEREAS, prior to the execution and delivery of this Amendment, a majority of the Independent Directors approved this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Parties agree as follows:
1.    The following sentence shall be added as the last sentence to Section 3 of the Waiver Agreement:
Notwithstanding anything to the contrary herein, in the event that either the Board rescinds the Board Size Requirement Waiver pursuant to Section 1 hereof or the Stockholder rescinds the Specified Stockholder Designation Right Waiver pursuant to Section 2 hereof, and, following such rescission, it is necessary to increase the size of the Board for [•] to be able to exercise its rights pursuant to that certain Investor Rights Agreement, dated as of [•], by and between [•] and the Company (the “Investor Rights Agreement”), the Board shall adopt resolutions increasing the size of the Board to a number of members that enables [•] to exercise its rights pursuant to the Investor Rights Agreement.
2.    Except to the extent specifically amended hereby, the Waiver Agreement remains unchanged and in full force and effect. From and after the execution of this Amendment, each reference in the Waiver Agreement to “this Waiver Agreement,” “hereof”, “herein”, and words of similar import, will be deemed to mean the Waiver Agreement, as amended by this Amendment.
3.    Section 5 of the Waiver Agreement is hereby incorporated by reference as if set forth in this Amendment in its entirety and shall apply mutatis mutandis.
[Signature page follows]

F-1

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment as of the date first above written.
COMPOSECURE, INC.
By:
Name:
Title:
RESOLUTE COMPO HOLDINGS, LLC
By:
Name:
Title:
TUNGSTEN 2024 LLC
By:
Name:
Title:

Annex G
EXECUTION VERSION
FORM OF
PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into on November 2, 2025 by and between CompoSecure, Inc., a Delaware corporation (the “Company”), and each of the undersigned investors (each, an “Investor”).
WHEREAS, the Company is seeking commitments from interested investors to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), in a private placement for a purchase price of $18.50 per share of Common Stock;
WHEREAS, the aggregate purchase price to be paid by each Investor for the aggregate number of shares of Common Stock to be purchased by such Investor (the “Purchased Shares”) (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”;
WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company is entering into separate purchase agreements (collectively, the “Other Purchase Agreements”) with certain investors (collectively, the “Other Investors”), severally and not jointly, to purchase Common Stock from the Company with an aggregate purchase price, inclusive of the Purchase Price, of approximately $2.0 billion (the transactions contemplated by this Purchase Agreement and the Other Purchase Agreements, collectively, the “PIPE Investment”);
WHEREAS, the Board of Directors of the Company has (a) approved this Purchase Agreement, the Other Purchase Agreements, the PIPE Investment and the Merger Agreement and the Merger (each as defined below), (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Purchase Agreement, the Other Purchase Agreements and the Merger Agreement, and to consummate the PIPE Investment and the Merger, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of the PIPE Investment; and
WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company or one of its subsidiaries entered into a Share Purchase Agreement (the “Merger Agreement”) with PE Seller (as defined therein) (“Platinum”) and the other signatories thereto, pursuant to which, among other things, following the satisfaction of the conditions set forth in the Merger Agreement, the Company will acquire Husky Technologies Limited (“Husky”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each Investor and the Company acknowledge and agree as follows:
1.   Purchase.   The Investor hereby agrees to purchase at the Closing (as defined below) from the Company, and the Company hereby agrees to issue and sell to the Investor at the Closing, the number of Purchased Shares set forth on the signature page of this Purchase Agreement at the Purchase Price, on the terms and subject to the conditions provided for herein.
2.   Closing.
(a)   The closing of the purchase and sale of the Purchased Shares contemplated hereby (the “Closing”) shall take place on the closing date of the Merger (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Merger, after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Section 3 (other than those that by their nature are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (or through electronic exchange of documents and signatures), unless another time, date or place is agreed to in writing by the Company and the Investor.

(b)   At least ten (10) business days in advance of the anticipated Closing Date, the Company shall deliver written notice to the Investor (the “Closing Notice”) specifying (i) the anticipated Closing Date, and (ii) wire instructions for delivery of the Purchase Price to the Company (which wire instructions shall include a callback number for one or more authorized persons at the Company, which shall permit Investor to contact such authorized person(s) to confirm the accuracy of such wire instructions).
(c)   At least three (3) business days prior to the Closing, the Investor shall (i) deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 (or in the case the Investor is a non-U.S. person, a duly completed and executed Internal Revenue Service Form W-8) and (ii) pay to the Company the Purchase Price, in cash, by wire transfer of immediately available funds to the escrow account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. In the event the Closing does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice or if this Purchase Agreement is terminated prior to the Closing and, in either case, any funds have already been sent to the escrow account specified by the Company in the Closing Notice, the Company shall promptly (but no later than three (3) business days following the anticipated Closing Date specified in the Closing Notice or termination of this Agreement, as applicable) return, or cause the return of, such funds delivered by any Investor for payment of such Investor’s Purchase Price by wire transfer in immediately available funds to the account specified in writing by such Investor, without deduction for or on account of any tax, withholding, charges or set-off, provided, that unless this Purchase Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Purchase Agreement or relieve the Investor of its obligation to purchase the Purchased Shares at the Closing.
(d)   At the Closing, the Company shall issue the Purchased Shares to the Investor and subsequently cause the Purchased Shares to be registered in book entry form in the name of the Investor on the Company stock register with the Company’s transfer agent.
(e)   For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
3.   Closing Conditions.   The obligation of the parties hereto to consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement is subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by each party entitled to the benefit thereof) of the following conditions:
(a)   there shall not be in force any law, rule or regulation, injunction or order, in each case, whether temporary, preliminary or permanent, enjoining or prohibiting the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement or the consummation of the transactions contemplated hereby;
(b)   the Merger Agreement or any provision thereof shall not have been amended, modified or waived in contravention of Section 10(f) hereof;
(c)   all conditions precedent to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or waived in accordance with Section 10(f) hereof, and the consummation of the Merger shall occur substantially concurrently with or immediately following the Closing;
(d)   the shares of Common Stock to be issued in the PIPE Investment shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of the issuance thereof, the Common Stock shall not have been suspended from trading on such exchange, and no stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock;
(e)   solely with respect to the Investor’s obligation to close, the Company shall have obtained all governmental, regulatory or third-party consents and approvals required for the sale and issuance of the Purchased Shares;
(f)   (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by the Company, and (ii) solely with respect to the Company’s obligation to close, the representations and warranties made by the Investor, in each case, in this Purchase Agreement shall be true and correct in all material respects as of the Closing Date other than (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date; provided that with respect to the representations and warranties made by the Company in Sections 5.5, 5.7, 5.8, 5.9, 5.12 and 5.14 of the Merger Agreement (without giving effect to any amendments thereto entered into following the date hereof), which are incorporated by reference pursuant to Section 5(w) of this Purchase Agreement, such representations and warranties are true and correct except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement);
(g)   all obligations, covenants and agreements to be performed or complied with hereunder by the Company or Investor, as applicable, shall have been performed or complied with in all material respects by the Company or Investor, as applicable;
(h)   solely with respect to the Company’s obligation to close, the Investor shall have delivered to the Company the requested information set forth on Schedule A hereto;
(i)   solely with respect to the Investor’s obligation to close, the lock-up provisions in (1) that certain Lock-Up Agreement by and between the Company and Resolute Compo Holdings LLC, and (2) that certain Investor Rights Agreement by and between the Company and Platinum, each dated as of the date hereof, shall have been executed and not have been amended, waived or terminated without the prior written consent of Investor; and
(j)   solely with respect to the Investor’s obligation to close, the purchase of the Common Stock under Other Purchase Agreements representing at least $1.8 billion of the PIPE Investment shall have occurred substantially concurrently with the purchase of the Purchased Shares hereunder.
4.   Further Assurances.   At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Purchase Agreement. Notwithstanding anything in this Section 4 to the contrary, Investor shall not be required to take any action, execute any document, or provide any information to any person in connection with, or arising out of, or related to the transactions contemplated by the Merger Agreement or the Company’s obligations thereunder.
5.   Representations and Warranties.   The Company represents and warrants to the Investor that:
(a)   The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently and as proposed to be conducted and to enter into, deliver and perform its obligations under this Purchase Agreement.
(b)   The Purchased Shares are duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Purchase Agreement and registered with the Company’s transfer agent, the Purchased Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Purchase Agreement or applicable securities laws or those imposed by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or contractual arrangements (as in effect at such time of issuance).
(c)   This Purchase Agreement and the Other Purchase Agreements (collectively, the Transaction Documents”) have been duly authorized, executed and delivered by the Company and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investor and that each Other Purchase Agreement constitutes the valid and binding agreement of the investor party thereto, each Transaction Document is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.
(d)   The issuance and sale by the Company of the Purchased Shares pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, commitment, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, or result in the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company or any of its subsidiaries, that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or affect the validity of the Purchased Shares or the legal authority of the Company to comply in all material respects with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.
(e)   As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. Except as set forth in the Parent SEC Documents (as defined in the Merger Agreement) and pursuant to the Other Purchase Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any securities of the Company.
(f)   The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by NYSE, including with respect to obtaining approval of the Company’s stockholders of the shares of Common Stock issuable in connection with the PIPE Investment, or (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.
(g)   Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Purchased Shares by the Company to the Investor.
(h)   The Company and each of its subsidiaries has at all times since January 1, 2024 been in compliance in all material respects with all laws applicable to the Company or such subsidiary or by which any of the material assets of the Company or its subsidiaries is bound.
(i)   The Company is not, and, after giving effect to the offering and sale of Common Stock in the PIPE Investment, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, and shall not rely on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act as a basis for being exempt from such registration.
(j)   Neither the Company nor any person acting on its behalf has offered or sold the Purchased Shares by any form of general solicitation or general advertising in violation of the Securities Act.
(k)   The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the

Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on NYSE or to deregister the Common Stock under the Exchange Act.
(l)   The Company is not under any obligation to pay any broker’s fee or broker’s commission in connection with the sale of the Purchased Shares.
(m)   None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or other relevant sanctions authority of the United States, United Kingdom or the European Union, or is currently subject to any investigation, inquiry, or enforcement action by the U.S. Department of the Treasury’s Office of Investment Services and Programs. If it is a financial institution, the operations of the Company are in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and other applicable money laundering statutes (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The Company is either (i) not a “person of a country of concern” or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time. The Company has no intention of becoming a “person of a country of concern” that engages in any “covered activity.”
(n)   All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has provided to the Investor the execution version of the Merger Agreement.
(o)   The information to be in included in the Proxy Statement (as defined in the Merger Agreement) will not, as of the date the Proxy Statement is filed with the SEC and at the Closing Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stead therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading but excluding any forward looking statements contained therein.
(p)   The Company Investor Presentation provided to the Investor in connection with the PIPE Investment (the “Investor Presentation”), as of the date of such Investor Presentation, did not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, but excluding any forward-looking statements or projected financial information contained therein. Any such forward-looking statements or projected financial information contained therein were prepared in good faith on a reasonable basis based on the information then available to the Company.
(q)   (i) The representations and warranties of the Company contained in Sections 5.1, 5.2, 5.3, 5.5, 5.7, 5.8, 5.9, 5.12, 5.14 and 5.17 of the Merger Agreement (without giving effect to any amendments thereto entered into following the date hereof) are incorporated by reference herein mutatis mutandis as if fully set forth in this Purchase Agreement as of the date hereof and as of the Closing Date, and are for the benefit of the Investor.
(r)   As of the date hereof, to the knowledge of the Company, the representations and warranties contained in Article III and Article IV of the Merger Agreement, as each may be qualified by the Company Disclosure Schedules (as defined in the Merger Agreement), are true and correct.
(s)   (i) No Other Purchase Agreement provides for any terms, rights or benefits to the investor under such Other Purchase Agreement that are more favorable to such other investor than the terms, rights and benefits hereof, and (ii) none of the Company, Husky or Resolute Holdings Management, Inc. has entered into any side letter or similar agreement regarding any other investor’s participation in the PIPE Investment other than the Other Purchase Agreements that is materially more favorable to such other investor than the terms, rights and benefits hereof.
6.   Investor Representations and Warranties.   The Investor represents and warrants to the Company that:
(a)   (i) The Investor has conducted its own investigation of the Company, the Common Stock and the other outstanding securities of the Company, (ii) the Investor has had access to, and an adequate opportunity to review, financial and other information as the Investor deems necessary to make its decision to purchase the Purchased Shares, (iii) the Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Purchased Shares and (iv) the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Shares.
(b)   The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto. Accordingly, the Investor understands that the transactions contemplated by this Purchase Agreement meet the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).
(c)   The Investor is not purchasing the Purchased Shares with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, and the information set forth on Schedule A hereto with respect to the Investor shall be true in all respects. The Purchased Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or other securities laws of the United States or any state thereof.
(d)   The Investor (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating the Investor’s purchase of the Purchased Shares. Accordingly, the Investor understands that the offering meets (A) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (B) the institutional customer exemption under FINRA Rule 2111(b).
(e)   The Investor is aware that the offer and sale to the Investor of the Purchased Shares is being made in reliance on a private placement exemption from registration under the Securities Act and the Investor is acquiring the Purchased Shares for the Investor’s own account or for an account over which the Investor exercises sole discretion for another qualified institutional buyer or accredited investor.
(f)   The Investor is able to fend for itself in the transactions contemplated herein. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares, has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
(g)   The Investor acknowledges and agrees that the offer and sale of the Purchased Shares have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale in a transaction not requiring registration under the Securities Act, and unless so registered, the Purchased Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges and agrees that any certificates or book entries representing the Purchased Shares shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 8(e)). The Investor acknowledges and agrees that the Purchased Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Purchased Shares and may be required to bear the financial risk of an investment in the Purchased Shares for an indefinite period of time. The Investor acknowledges and agrees that the Purchased

Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Shares.
(h)   If the Investor is purchasing the Purchased Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.
(i)   The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Shares, including, with respect to the Company, its other securities and the business of the Company and its subsidiaries. The Investor acknowledges that the Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review the Company’s filings with the SEC and certain additional information related to the Merger and Husky. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Shares, including those set forth in the Company’s filings with the SEC. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither the Company nor the Company’s advisors or other representatives have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.
(j)   The Investor became aware of this offering of the Purchased Shares solely by means of direct contact between the Investor and the Company or a representative of the Company (including a third party acting on behalf of the Company or its affiliates), and the Purchased Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company (including a third party acting on behalf of the Company or its affiliates). The Investor did not become aware of this offering of the Purchased Shares, nor were the Purchased Shares offered to the Investor, by any other means. The Investor acknowledges that the Purchased Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that the Investor has relied solely upon independent investigation made by the Investor and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any third party acting on behalf of the Company or its affiliates, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Documents, the Investor Presentation and the representations and warranties of the Company expressly contained in or incorporated into Section 5, in making its investment or decision to invest in the Company and the Purchased Shares.
(k)   The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Shares or made any findings or determination as to the fairness of this investment.
(l)   The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.
(m)   The execution, delivery and performance by the Investor of this Purchase Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents (if the Investor is not a natural person), including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, except any such breach, default or conflict, as the case may be, that would not, individually or in the aggregate, have a material adverse effect on the ability of Investor to consummate the transactions contemplated by this Purchase Agreement.

The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Company, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(n)   The Investor, or in the case Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other individual acting in a similar capacity or carrying out a similar function, is not: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by OFAC, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly fifty percent (50%) or more owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, the Crimea region of Ukraine, or any other country or territory that is the subject of comprehensive trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or, to the Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), then the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Purchased Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or in a manner that would violate any sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, or any applicable anti-bribery, anti-corruption or anti-money laundering laws.
(o)   If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plans’ fiduciary, with respect to its decision to acquire and hold the Purchased Shares, and none of the parties to the transactions contemplated by this Purchase Agreement is or shall at any time be the Plans’ fiduciary with respect to any decision in connection with the Investor’s investment in the Purchased Shares; and (B) its purchase of the Purchased Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of any applicable Similar Laws.
(p)   When required to deliver payment to the Company pursuant to Section 2, the Investor will have sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement.

(q)   The Investor acknowledges and agrees that, except for the SEC Documents, the Investor Presentation and the representations and warranties of the Company expressly set forth in or incorporated by reference into Section 5, neither the Company nor any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to the Company or its affiliates or their respective securities or businesses, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, Husky or their respective affiliates or with respect to any other information provided or made available to the Investor or its affiliates or representatives in connection with PIPE Investment (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Investor or its representatives in “data rooms,” management presentations, marketing materials or due diligence sessions in expectation of the PIPE Investment). The Investor acknowledges and agrees that, to the maximum extent permitted by law, no investor pursuant to any Other Purchase Agreement (including any of such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) shall be liable to the Investor pursuant to this Purchase Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Shares.
7.   No Hedging.   The Investor has not, during the period commencing as of the time that the Investor first agreed to receive information from the Company regarding the transaction contemplated hereby and ending immediately prior to the date hereof, entered into, any “short sales” (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200(a)) or any “put equivalent position” as such term is defined in Rule 16a-1(h) under the Exchange Act with respect to the Purchased Shares. Notwithstanding the foregoing, (i) if the Investor is a multi-managed investment vehicle or sovereign wealth fund whereby separate portfolio managers, investment teams or business lines manage separate portions of such Investor’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager, investment team or business line, as applicable, that made the investment decision to purchase the Purchased Shares and (ii) in the case that Investor’s investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales of the securities of the Company on behalf of other funds or investment vehicles for which Investor’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder.
8.   Registration Rights.
(a)   The Company agrees to use commercially reasonable efforts to, within fifteen (15) business days following the Closing Date (or, if the Company is on the Closing Date a well-known seasoned issuer, within five (5) business days following the Closing Date) (the “Filing Date”), file with the SEC a registration statement for a shelf registration on Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) or Form S-1 (if the Company is then not eligible to use a Form S-3 shelf registration) (the “Registration Statement”) covering the resale of the Purchased Shares pursuant to this Purchase Agreement (such shares of Common Stock and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such purchased Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”); and, if such Registration Statement does not become effective automatically upon filing, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, and no later than the earlier of (i) forty five (45) days following the Filing Date (or ninety (90) days if the SEC reviews the Registration Statement) (provided, that such periods shall be extended for the duration of any closure of the SEC due to a government shutdown), and (ii) five (5) business days after being informed (in writing or orally) that the SEC will not review or has completed its review of the Registration Statement; provided, that the Company’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its permitted assigns, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. The Company shall not name any Investor as an “underwriter” in the Registration Statement without the prior written consent of the Investor unless the SEC requests that Investor be identified as a statutory underwriter; provided that if the SEC requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. The Company shall provide Investor with the Registration Statement, as applicable, for review not less than five (5) business days before filing. The Company shall, upon request, inform the Investor as to the status of the registration effected by the Company pursuant to this Purchase Agreement (to the extent the Registration Statement does not become effective automatically upon filing).
(b)   Notwithstanding any other provision of this Purchase Agreement, if as a result of SEC review, there is a limitation on the number of Registrable Shares permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by Investor as to its Registrable Shares, the number of Registrable Shares to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Registrable Shares held by all selling stockholders to be included in such Registration Statement, subject to a determination by the SEC that certain selling stockholders must be reduced first based on the number of Registrable Shares held by such selling stockholders, and subject to any other registration rights agreements of the Company in effect as of the Closing Date. In the event such a limitation is imposed, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by applicable securities laws, one or more Registration Statements on Form S-3 (if available) or such other form available to register for resale those Registrable Shares that were not registered for resale on the initial Registration Statement.
(c)   At its expense the Company shall:
(i)   except during any customary blackout or similar period for which the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investor ceases to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investor may be sold without the requirement for the Company to be in compliance with the current public information requirement of Rule 144(i)(2) under the Securities Act and without volume or manner of sale restrictions under Rule 144. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;
(ii)   during the Registration Period, promptly advise the Investor:
(1)   when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)   after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)   of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)   subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;
(iii)   during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)   during the Registration Period, upon the occurrence of any event contemplated in Section 8(c)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)   during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and
(vi)   during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement.
(d)   Notwithstanding anything to the contrary in this Purchase Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of the Registration Statement (or any prospectus therein) if (x) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by the Company or its affiliates is pending or an event has occurred, which negotiation, consummation or event that the Company reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable judgment of the Company to cause the Registration Statement to fail to comply with applicable disclosure requirements, (y) such delay in filing or effectiveness (but not preparation) of, or suspension of, the Registration Statement arises out of the unavailability of required financial statements or (z) in the good faith judgment of the Company, such filing or effectiveness or use of such Registration Statement would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Company, in the best interests of the Company to disclose and is not otherwise required to be disclosed, and in either case, the Company concludes as a result to defer such filing or terminate or suspend the use of such Registration Statement (or any prospectus included therein) (each such circumstance, a “Suspension Event”); provided that (a) with respect to the filing and effectiveness of the initial Registration Statement filed pursuant to this Section 8, the Company shall cure any delay as promptly as commercially practicable, and (b) otherwise, the Company may not delay or suspend the Registration Statement for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any consecutive twelve (12) month period. Upon receipt of any written notice (which notice shall not contain material non-public information) from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (I) it will immediately discontinue offers and sales of the Investor’s Purchased Shares under the Registration Statement (until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales) and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Investor’s Purchased Shares in the Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Investor’s Purchased Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.
(e)   If the Purchased Shares are sold (i) pursuant to an effective Registration Statement or (ii) Rule 144 under the Securities Act, then at the Investor’s written request, each of the Company and the Investor will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Purchased Shares will be removed in connection with such sale of such shares, subject to receipt from the Investor by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel, in a form reasonably acceptable to its transfer agent, regarding the removal of such restrictive legends.
(f)   Following such time as Rule 144 under the Securities Act is available for the Purchased Shares, with a view to making available to the Investor the benefits of Rule 144, the Company agrees, for so long as the Investor holds the Purchased Shares purchased pursuant to this Purchase Agreement, to:
(i)   make and keep public information available, as those terms are understood and defined in Rule 144; and
(ii)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.
(g)   Indemnification.
(i)   The Company agrees to indemnify, to the extent permitted by applicable law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, members, affiliates, managers, shareholders, partners, agents, advisers and employees, and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by or arising from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investor expressly for use therein.
(ii)   In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration

Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information so furnished to the Company in writing by on behalf of the Investor expressly for use therein; provided, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.
(iii)   Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)   The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Purchased Shares purchased pursuant to this Purchase Agreement.
(v)   If the indemnification provided under this Section 8(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(g)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(g)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.
(vi)   The indemnification rights and obligations pursuant to this Section 8(g) are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 13 of this Purchase Agreement.

9.   Termination.   This Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Purchase Agreement, (b) the termination of the Merger Agreement in accordance with its terms, and (c) if the Closing has not occurred by May 2, 2026. The Company will promptly notify the Investor in writing of any termination of any Other Purchase Agreement.
10.   Miscellaneous.
(a)   Neither this Purchase Agreement nor any rights that may accrue to the Investor hereunder (other than the Purchased Shares acquired hereunder, if any) may be transferred or assigned, without consent of the Company, other than an assignment to any affiliate of the Investor or any fund or account managed or advised by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Purchase Agreement or a separate Purchase Agreement in substantially the same form as this Purchase Agreement, including with respect to the Purchase Price and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Purchase Agreement shall remain bound by its obligations under this Purchase Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the transactions contemplated hereby. Neither this Purchase Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company.
(b)   The Company may request from the Investor such additional information concerning the Investor as the Company may reasonably deem necessary to evaluate the eligibility of the Investor to acquire the Purchased Shares and in connection with the inclusion of the Purchased Shares in the Registration Statement, and the Investor shall promptly provide such information concerning the Investor as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of any applicable stock exchange. The Investor acknowledges that the Company may file a copy of the form of this Purchase Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of the Company.
(c)   The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.
(d)   The Company and the Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(e)   All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.
(f)   This Purchase Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. The Company shall not amend, modify or waive (or approve an amendment, modification or a waiver requested by Husky of, or fail to contest an action regarding a breach of) any provision of the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that Investor would reasonably expect to receive pursuant to this Purchase Agreement without the consent of the Investor, it being understood that any amendment, modification or waiver of the Merger Agreement that would result in (x) the Company issuing more than 60,827,026 shares of Common Stock in the aggregate in consideration for the consummation of the transactions contemplated by the Merger Agreement (for the avoidance of doubt, excluding the PIPE Investment), or (y) the Company owning, directly or indirectly, as of immediately following the consummation of the transactions contemplated by the Merger Agreement, less than 100% of the issued and outstanding equity interests in each of the Company (as defined in the Merger Agreement), New BC (as defined in the Merger Agreement) and TargetCo (as defined in the Merger Agreement), shall require the consent of the Investor.
(g)   No Other Purchase Agreement provides for any terms, rights or benefits to the investor under such Other Purchase Agreement that are more favorable to such other investor than the terms, rights and benefits hereof, and none of the Company, Husky or Resolute Holdings Management, Inc. has entered into any side letter or similar agreement regarding any other investors participation in the PIPE Investment other than the Other Purchase Agreements that is materially more favorable to such other investor than the terms, rights and benefits hereof. After the date hereof, no Other Purchase Agreement shall be amended or modified, and no terms or conditions thereof waived, in each case in a manner that is materially more favorable to such other investor than the terms, rights and benefits hereof, unless such amendment, modification or waiver is also offered to the Investor; provided that each Other Purchase Agreement reflects the same per share purchase price for the Purchased Shares and has other economic terms with respect to the purchase of the Purchased Shares that are no more favorable to any such other investor thereunder than the terms of this Purchase Agreement.
(h)   This Purchase Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(g) with respect to the persons referenced therein, this Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.
(i)   Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(j)   If any provision of this Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(k)   Without limiting any remedies of a party hereunder for a breach of this Purchase Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Purchase Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.
(l)   This Purchase Agreement may be executed and delivered (including by means of telecopied signature pages or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Purchase Agreement. The Purchase Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Purchase Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The parties irrevocably and unreservedly agree that this Purchase Agreement may be executed by way of electronic signatures and the parties agree that this letter, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

(m)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Purchase Agreement and to specific enforcement of this Purchase Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Purchase Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.
(n)   Any claim, action, suit or proceeding based upon, arising out of or related to this Purchase Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 10(n); provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 12.
(o)   This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.
(p)   Each party acknowledges and agrees that any controversy which may arise under this Purchase Agreement or the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Purchase Agreement or the transactions contemplated by this Purchase Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Purchase Agreement by, among other things, the mutual waiver and certifications in this Section 10(p).
11.   Disclosure; Press Releases.
(a)   The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Purchase Agreement (provided that, if this Purchase Agreement is executed between midnight and 9:00 a.m., New York City time on any business day, no later than 9:01 a.m. on the date hereof), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”, and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”), which Current Report on Form 8-K shall include as exhibits the Merger Agreement and the Investor Presentation provided to the Investor in connection with the PIPE Investment, disclosing any material non-public information within the meaning of the federal securities laws that the Company or any person acting at its direction or on its behalf has provided to the Investor in connection with the transactions contemplated by this Purchase Agreement or the Merger Agreement prior to the filing of the Disclosure Document (which includes, for the avoidance of doubt, the material terms of the transactions contemplated hereby, the material terms of the Merger Agreement and the transactions contemplated thereby and any other material non-public information with respect to the Company made available to the Investor). Following the Disclosure Time, the Investor shall not be in possession of any material non-public information regarding the Company received from the Company or any person acting at its direction or on its behalf, and the Investor shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Purchase Agreement.
(b)   The Company (i) shall not publicly disclose the name of Investor, its advisers or any of their respective affiliates, or include the name of Investor, its advisers or any of their respective affiliates in any press release, without the prior written consent of Investor and (ii) shall not publicly disclose the name of Investor, its advisers or any of their respective affiliates, or include the name of Investor, its advisers or any of their respective affiliates in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Investor, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 8, or (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case Company, as applicable, shall provide Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Investor regarding such disclosure. Investor will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the PIPE Investment (including filings with the SEC). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for Company to further disclose such information. From and after the Disclosure Time, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Investor or any of its affiliates, advisers, agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential pursuant to the Investor’s standard “wall-cross” procedures.
12.   Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when sent by electronic mail with no mail undeliverable or rejection notice, addressed as follows:
If to the Investor, to the address provided on the Investor’s signature page hereto.
If to the Company, to:
CompoSecure, Inc.
309 Pierce Street
Somerset, NJ 08873
Attention:
Thomas R. Knott, Chief Investment Officer

Email:
[***]

with copies (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Laura C. Turano
Tim Cruickshank
David A.P. Marshall

Email:
lturano@paulweiss.com
tcruikshank@paulweiss.com
dmarshall@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13.   Indemnification.
(a)   The Company agrees to indemnify and hold harmless each Investor and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Purchase Agreement or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any third party (including a stockholder of the Company), whether directly or in a derivative capacity, who is not an affiliate of the Indemnified Person, with respect to the transactions contemplated by this Purchase Agreement or the Merger Agreement, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.
(b)   Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
(c)   The indemnification rights and obligations pursuant to this Section 13 are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 8(g) of this Purchase Agreement.
14.   Separate Obligations.   The obligations of Investor under this Purchase Agreement are several and not joint with the obligations of any investor under the Other Purchase Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any other investor under the Other Purchase Agreements. The decision of Investor to purchase the Purchased Shares pursuant to this Purchase Agreement has been made by Investor independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither Investor nor any of its agents or employees shall have any liability to any other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Purchase Agreement, and no action taken by Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute Investor and such other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and such other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Purchase Agreement and the Other Purchase Agreements. Investor acknowledges that no other investor under the Other Purchase Agreements has acted as agent for Investor in connection with making its investment hereunder and no other investor under the Other Purchase Agreements will be acting as agent of Investor in connection with monitoring its investment in the Purchased Shares or enforcing its rights under this Purchase Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Purchase Agreement, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first written above.
Name of Investor:	State/Country of Formation or Domicile:

Signature
By:
Name:
Title:
Name in which Purchased Shares are to be registered (if different):

Investor’s SSN/EIN:
Business Address:	Mailing Address (if different):
Street:	Street:
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:
Number of Purchased Shares being purchased:
Aggregate Purchase Price: $
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.
[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company has accepted this Purchase Agreement as of the date first written above.
COMPOSECURE, INC.
By:

Name:
Title:
[Signature Page to Purchase Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐
We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR
B.
ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐   We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.
☐   We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐
Any private business development company;

☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

[Schedule A to Purchase Agreement]

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 calendar days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐
Any entity in which all of the equity owners are accredited investors;

☐
Any entity of a type not listed first, second, third, fourth, ninth or tenth bullets of this section, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐
Any natural person who is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐
Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐
Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office pursuant to the requirements set forth above.

This page should be completed by the Investor
and constitutes a part of the Purchase Agreement.
[Schedule A to Purchase Agreement]

Annex H
November 2, 2025
Board of Directors
CompoSecure, Inc.
309 Pierce Street
Somerset, New Jersey 08873
Members of the Board:
We understand that CompoSecure, Inc. (the “Buyer”), through its wholly owned subsidiaries Forge New Holdings, LLC (“Holdings”) and 1561604 B.C. Unlimited Liability Company (“BidCo”, and together with Buyer and Holdings, the “Buyer Parties”), proposes to enter into a Share Purchase Agreement, substantially in the form of the draft dated November 2, 2025 (the “Share Purchase Agreement”), with Husky Technologies Limited (the “Company”), 1561570 B.C. Ltd. (“New BC”), Forge US Top, LLC (“TargetCo”), Platinum Equity Capital Partners International IV (Cayman), L.P., Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., Platinum Titan Principals International (Cayman), LLC, Platinum Equity Titan Co-Investors Onshore (Cayman), L.P. (collectively, the “PE Sellers”), certain other shareholders of the Company (together with PE Sellers, the “Sellers”), and Platinum Equity Advisors, LLC (the “Shareholders’ Representative”). The Share Purchase Agreement provides, among other things, for the acquisition by the Buyer Parties of all the issued and outstanding equity interests of the Company and TargetCo from the Sellers, in exchange for an aggregate consideration consisting of (i) an amount in cash equal to $3,953,000,000, plus or minus certain adjustments (and which we have assumed, for purposes of our analysis and this opinion, will be equal to zero), determined pursuant to the formula set forth in the Share Purchase Agreement (the “Cash Consideration”), and (ii) 55,297,297.3 shares of common stock (the “Buyer Common Stock”), par value $0.0001 per share, of the Buyer (the “Stock Consideration” and collectively with the Cash Consideration, the “Consideration”). Upon completion of this transaction, the Company and TargetCo will each become indirect wholly owned subsidiaries of the Buyer. The terms and conditions of this transaction are more fully set forth in the Share Purchase Agreement (the “Transaction”).
You have asked for our opinion as to whether the Consideration to be paid directly or indirectly by the Buyer pursuant to the Share Purchase Agreement is fair from a financial point of view to the Buyer.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

3)
Reviewed certain financial projections prepared by the management of the Buyer;

4)
Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Buyer, respectively;

5)
Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Buyer;

6)
Reviewed the pro forma financial impact of the Transaction on the Buyer, and certain financial ratios;

7)
Reviewed the reported prices and trading activity for the Buyer Common Stock;

8)
Compared the financial performance of the Company with that of certain publicly-traded companies comparable with the Company;

9)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)
Participated in certain discussions and negotiations among representatives of the Company and the Buyer and certain parties and their financial and legal advisors;

11)
Reviewed the Quality of Earnings report provided by PricewaterhouseCoopers LLP;

12)
Reviewed and performed analysis of the impact of management-fee arrangements between the Company and Resolute Holdings Management, Inc. on the financial performance and valuation of the Company and the Buyer;

13)
Reviewed the Share Purchase Agreement, the draft commitment letter from certain lenders substantially in the form of the drafts dated November 2, 2025 (the “Commitment Letter”) and certain related documents; and

14)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. We have also assumed that (a) the Stock Consideration has a value of $18.50 per share of Buyer Common Stock, (b) the aggregate cash to be paid by the Buyer Parties in accordance with Section 2.5 of the Share Purchase Agreement equals the Cash Consideration, and (c) the aggregate Buyer Common Stock to be issued by Parent in accordance with Section 2.5 of the Share Purchase Agreement equals the Stock Consideration. We have relied upon, without independent verification, the assessment by the management of the Buyer of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of the Company and the Buyer; (iii) their ability to retain key employees of the Company and the Buyer, respectively and (iv) the validity of, and risks associated with, the Company and the Buyer’s existing and future technologies, intellectual property, products, services and business models. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Buyer of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Share Purchase Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Share Purchase Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the Sellers in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals, upon which we have relied without independent verification. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Buyer in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Transaction. In the two years prior to the date hereof, we have provided financial advisory and financing services for PE Seller and/or certain of its affiliates and have received fees in connection with such services. As of the disclosure date, Morgan Stanley or an affiliate thereof is a lender to PE Seller and/or certain of its affiliates with respect to revolving credit facilities. Morgan Stanley is also mandated on certain financial advisory and financing assignments for PE Seller and/or certain of its affiliates unrelated to the Transaction, for which we would expect to receive customary fees if such transactions are completed. Such fees could be greater, in the aggregate, than the fees Morgan Stanley would receive from the Buyer in this Transaction. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Buyer in connection with this Transaction, may have committed and may commit in the future to invest in private equity funds managed by PE Seller.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer should vote at the shareholders’ meeting to be held in connection with the Transaction.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid directly or indirectly by the Buyer pursuant to the Share Purchase Agreement is fair from a financial point of view to the Buyer.
Very truly yours,
/s/ MORGAN STANLEY & CO. LLC

MORGAN STANLEY & CO. LLC

Annex I
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.
Form S-3 (File No. 333-262341 and 333-282228) of CompoSecure, Inc.

2.
Form S-8 (File No. 333-288316, 333-281483, 333-273982 and 333-263617) of CompoSecure, Inc.

of our report dated February 27, 2025, relating to the consolidated financial statements of Husky Technologies Limited as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, appearing in this proxy statement of CompoSecure, Inc.
/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
November 24, 2025

I-1

SCAN TO VIEW MATERIALS & VOTE COMPOSECURE, INC. 309 PIERCE STREET SOMERSET, NJ 08873 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CMPO2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 22, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V81338-TBD THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. COMPOSECURE, INC. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1. To approve the issuance of CompoSecure’s Class A Common Stock, par value $0.0001 per share, in connection with the transactions contemplated by, and pursuant to the terms of, the Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”) that we and certain of our subsidiaries entered into on November 2, 2025 with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management, and the Purchase Agreements we entered into with certain institutional and other investors in connection with such transactions (the “Stock Issuance Proposal”). ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:   The Proxy Statement is available at www.proxyvote.com. V81339-TBD COMPOSECURE, INC. Special Meeting of Stockholders December 23, 2025 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned, revoking any prior proxies, hereby appoints Mary Holt and Jonathan Wilk, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/CMPO2025SM, on December 23, 2025 at 10:00 a.m., Eastern Time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, dated November 24, 2025, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the Stock Issuance Proposal, and at their discretion on any other matter that may properly come before the meeting or any adjournments thereof. Continued and to be signed on reverse side